UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A

____________________________________

Information Required in Proxy Statement
Schedule 14A Information

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Securities Exchange Act of 1934

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Yellowstone Acquisition Company

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2021

YELLOWSTONE ACQUISITION COMPANY
1601 Dodge Street Suite 3300
Omaha, Nebraska 68102

PROXY STATEMENT FOR THE SPECIAL MEETING
OF STOCKHOLDERS OF
YELLOWSTONE ACQUISITION COMPANY

To the Stockholders of Yellowstone Acquisition Company:

You are cordially invited to attend the Special Meeting of the stockholders of Yellowstone Acquisition Company (“Yellowstone,” “YAC,” “we,” “our,” or “us”), which will be held via live webcast at [ ■ ] a.m., Eastern Time, on [ ■ ], 2022 (the “Special Meeting”). YAC is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities, which YAC refers to as a “target business.”

On August 1, 2021, YAC entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Sky Harbour LLC, a Delaware limited liability company (“Sky”). The transactions contemplated by the Equity Purchase Agreement are referred to herein as the “Business Combination.”

Prior to the Business Combination, BOC YAC Funding LLC, a Delaware limited liability company (“BOC YAC”), a subsidiary of Boston Omaha Corporation (“Boston Omaha”), invested $55.0 million directly into Sky and received series B preferred units in Sky (“Sky Series B Preferred Units”), and subject to and conditioned upon the successful consummation of the Business Combination, this investment will convert into 5,500,000 shares of the post-combination public company’s Class A common stock, valued at $10.00 per share (the “BOC YAC Investment”). In the event the Business Combination is not consummated, Boston Omaha’s investment will retain its Sky Series B Preferred Units. In addition, although the parties to the Business Combination have agreed to seek to raise additional funding to support the Business Combination through a private placement investment (the “Subsequent PIPE”) and are currently targeting approximately $60 million, to be consummated at the closing of the Business Combination, as of the date hereof, we do not have commitments for any Subsequent PIPE. While the parties intend to continue pursuing Subsequent PIPE financing, there is no guarantee that it will be secured prior to the closing of the Business Combination. Moreover, in the event that we successfully secure Subsequent PIPE financing, there is no guarantee the investment will consist solely of Class A Common Stock at $10.00 per share.

In addition to the BOC YAC Investment, Boston Omaha has agreed to provide to Sky a backstop (consisting of securities and/or cash) through the purchase of additional shares of YAC Class A common stock, $0.0001 par value per share (“Class A Common Stock”) at a price of $10.00 per share immediately prior to the consummation of the Business Combination if needed, as described below (the “Back-Stop Financing”). The Back-Stop Financing will be funded if (i) the amount of cash available in the Trust Account immediately prior to Closing after deducting only the amounts payable to holders who have validly redeemed their Class A Common Stock (in all cases after taking into account amounts to be paid in respect of (x) the Deferred Underwriting Commission (as defined below) being held in the Trust Account, and (y) any other transaction expenses of YAC), plus (ii) the BOC YAC Investment, and (iii) any additional financing amounts (including through a Subsequent PIPE) actually received prior to or substantially concurrently with the Closing is less than $150.0 million (the “Minimum Available Buyer Financing Amount”). The sum of (i), (ii) and (iii) in the preceding sentence, plus the amount of Back-Stop Financing actually funded, if any, is referred to as the “Available Buyer Financing.” The Back-Stop Financing shall be funded in an amount not to exceed $45 million which is sufficient to cause the Available Buyer Financing to equal the Minimum Available Buyer Financing Amount. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied.

Following the closing of the Business Combination (the “Closing”), YAC will be organized as an umbrella partnership-C corporation (“Up-C”) structure, in which substantially all of the operating assets of Sky’s business will be held by Sky, and YAC’s only assets will be its equity interests in Sky. YAC will be renamed Sky Harbour Group Corporation (“SHG Corporation”) at Closing. After the Closing, assuming no YAC stockholders elect to have their stock redeemed, no Back-Stop Financing and no Subsequent PIPE, and after giving effect to the contribution of the BOC YAC Investment, current YAC stockholders are expected to own approximately 20.2% of the voting interests in SHG Corporation (assuming no exercise of the YAC Warrants) and, indirectly through SHG Corporation, in the equity interests in Sky. The date upon which the Closing occurs is referred to herein as the “Closing Date.”

At the Closing, YAC will (i) amend and restate our Existing Certificate of Incorporation (the “A&R Certificate of Incorporation”) to, among other things, (a) change the name of YAC to Sky Harbour Group Corporation, (b) convert all then-outstanding shares of class B common stock, par value $0.0001 per share, of YAC, (“Class B Common Stock”) held by Sponsor (as defined below) (the “Sponsor Stock”) into shares of Class A Common Stock and (c) authorize the issuance of class B common stock, par value $0.0001 per share, of SHG Corporation (“Class B Common Stock”) and (ii) replace the Amended and Restated By-Laws of YAC (the “Existing Bylaws”), by adopting the Bylaws of SHG Corporation (the “SHG Corporation Bylaws”), a copy of which are attached to the accompanying proxy statement as Annex A. For further discussion on the A&R Certificate of Incorporation, please see the section entitled “Proposal No. 3 — The Charter and Governance Proposals.”

Each share of Class A Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote. The Class B Common Stock will entitle the holder thereof to one vote on all matters which stockholders are generally entitled to vote but will have no economic rights.

Also at the Closing, each of Tal Keinan, Due West Partners LLC (“Due West”), Center Sky Harbour LLC (“Center Sky” and, together with Tal Keinan and Due West, the “Existing Sky Equityholders”), SHG Corporation and Sky will enter into a Third Amended and Restated Limited Liability Company Operating Agreement of Sky, a copy of which is attached to the accompanying proxy statement as Annex B (the “A&R Operating Agreement”) which, among other things, will (a) restructure its capitalization to (i) issue to SHG Corporation the number of Sky Common Units equal to the number of outstanding shares of Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of Class A Common Stock, and any Available Buyer Financing) (the “Sky Harbour Units”), (ii) reclassify the Existing Sky Common Units (other than any existing Sky incentive common units (an “Existing Sky Prior Incentive Equity Unit”), existing Sky Series A preferred units (“Sky Series A Preferred Units”), and the existing Sky Series B Preferred Units into Sky Common Units, and (iii) reclassify all of the Existing Sky Prior Incentive Equity Units into Sky Incentive Equity Units, concurrently with and subject to adjustments affecting the number of units and exercise price (as applicable) thereof, following the Closing and (b) appoint SHG Corporation as the managing member of Sky. Immediately following the reclassification described in (ii) above, the Sky Common Units issued to BOC YAC in respect of its Series B Preferred Units will be converted into shares of Class A Common Stock. Holders of Sky Common Units will receive one share of Class B Common Stock for each Sky Common Unit. Holders of Class B Common Stock will be entitled to voting rights but will have no economic rights.

As consideration for the Sky Harbour Units, YAC will contribute to Sky the amount held in the trust fund established for the benefit of our stockholders in a trust account (the “Trust Account”), less the amount of cash required to fund the redemption of the Class A Common Stock, par value $0.0001 per share, of YAC (the “Class A Common Stock”) held by eligible stockholders who properly elect to have their shares redeemed as of the Closing (the “YAC Stock Redemption”), any Subsequent PIPE, and the cash and securities contributed pursuant to the Back-Stop Financing (collectively, the “Contribution Amount”). Immediately after the contribution of the Contribution Amount, Sky will pay the amount of unpaid fees, commissions, costs or expenses that have been incurred by Sky and YAC in connection with the Business Combination, including the deferred underwriting commission payable to Wells Fargo Securities (the “Deferred Underwriting Commission”) (collectively, the “Transaction Expenses”) by wire transfer of immediately available funds on behalf of Sky and YAC to those persons to whom such amounts are owed. For further discussion of the consideration exchanged in the Business Combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — General; Structure of the Business Combination; Consideration.”

In addition, at the Closing of the Business Combination, SHG Corporation, Sky, the Existing Sky Equityholders and [●] (in the capacity of “TRA Holder Representative”) will enter into the Tax Receivable Agreement, a form of which is attached to the accompanying proxy statement as Annex C (the “Tax Receivable Agreement”). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement.

Immediately after the Delaware Secretary of State accepts the A&R Certificate of Incorporation, and without any action on the part of any holder of a warrant to purchase one whole share of Class A Common Stock, prior to the effectiveness of the A&R Certificate of Incorporation at a price of $11.50 per share (each a “YAC Warrant”), each YAC Warrant that is issued and outstanding immediately prior to the Closing will become a warrant to purchase Class A Common Stock (which will be in the identical form of the YAC Warrant, but in the name of SHG Corporation) exercisable for Class A Common Stock in accordance with its terms (each a “SHG Corporation Warrant”). Simultaneously with the issuance of each SHG Corporation Warrants, Sky will issue to SHG Corporation a warrant to purchase one Sky Common Unit (each, a “Sky Warrant”), such that SHG Corporation shall be issued a number of Sky Warrants equivalent to the number of SHG Corporation Warrants issued by SHG Corporation. In the event a holder of a SHG Corporation Warrant exercises a SHG Corporation Warrant, then SHG Corporation shall cause a corresponding exercise of a Sky Warrant, such that the number of shares of Class A Common Stock issued in connection with the exercise of such SHG Corporation Warrant shall match with a corresponding number of Sky Common Units issued by Sky pursuant to the Sky Warrants. SHG Corporation shall not exercise any Sky Warrants other than in connection with a corresponding exercise of a SHG Corporation Warrant.

In addition, at the Closing, SHG Corporation, and the Existing Sky Equityholders and the Sponsor (collectively, the “Stockholder Parties”) will enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, among other things, the Stockholder Parties will respectively agree to vote each of their respective securities of SHG Corporation that may be voted in the election of SHG Corporation’s directors in accordance with the provisions of the Stockholders’ Agreement. At Closing, the SHG Corporation Board of Directors (the “SHG Corporation Board”) will initially consist of seven directors. Tal Keinan and his permitted designees (the “Founder Holders”) will have the right, pursuant to the Stockholders’ Agreement, to designate four of the seven SHG Corporation Board directors (the “Founder Designees”) at any time. Each of Due West and its permitted designees (the “Due West Holders”), Center Sky and its permitted designees (the “Center Sky Holders”) and the Sponsor and permitted designees (the “Sponsor Holders”) will have the right to designate a director. Each of the Stockholder Parties will respectively agree to vote for each of those nominees at each meeting of stockholders called for the purpose of electing directors. The director designation rights will each fall away when certain conditions are met.

Assuming, after giving effect to the contribution of the BOC YAC Investment (the “BOC Contribution”), that: (i) none of our current stockholders exercise their right to redeem their Class A Common Stock as of Closing, no Back-Stop Financing is provided and no Subsequent PIPE is raised, the Existing Sky Equityholders will hold shares of Class B Common Stock representing 66.7% of the total voting power of SHG Corporation and the current holders of Class A Common Stock will hold shares of Class A Common Stock representing 20.2% of the total voting power of SHG Corporation; and (ii) holders of 8,034,230 shares of our Class A Common Stock exercise their redemption rights, which is the maximum number of redemptions that will still allow us to satisfy the Minimum Available Buyer Financing Amount if the full amount of Back-Stop Financing is provided and no Subsequent PIPE is raised, in which event the Existing Sky Equityholders will hold shares of Class B Common Stock representing 70.4% of the total voting power of SHG Corporation and the current holders of Class A Common Stock will hold shares of Class A Common Stock representing 8.7% of the total voting power of SHG Corporation.

The Equity Purchase Agreement provides that the obligation of the parties thereto to consummate the Business Combination is conditioned on, among other things (i) the approval of the Proposals (as set forth below), excluding the Adjournment Proposal (as defined below), by the YAC stockholders in accordance with YAC’s organizational documents (the “Required YAC Stockholder Approval”), (ii) that YAC has at least $5,000,001 in tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately prior to closing, (iii) that YAC has no less than $150.0 million in Available Buyer Financing, (iv) all applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) have been satisfied, and (v) that YAC will remain listed on The Nasdaq Capital Market LLC (“Nasdaq”) and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date. In addition to the foregoing, the obligations of the Parties under the Equity Purchase Agreement were also conditioned on the consummation of the private activity bond (“PAB”) offering, which closed on September 14, 2021.

At the Special Meeting, you will be asked to consider and vote on the following proposals (the “Proposals”):

1.

Proposal No. 1: A proposal (the “Business Combination Proposal”) to approve and adopt the Equity Purchase Agreement, a copy of which is attached to the accompanying proxy statement as Annex D, and approve the other transactions contemplated by the Equity Purchase Agreement.

2.

Proposal No. 2: A proposal (the “Nasdaq Proposal”) to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with applicable Nasdaq listing rules, the issuance by SHG Corporation, as successor to YAC, of Class A Common Stock and Class B Common Stock in the Business Combination in an amount equal to 20% or more of the amount of YAC’s issued and outstanding common stock immediately prior to the issuance.

3.

Proposal No. 3: A proposal (the “Charter and Governance Proposals”) to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which, if approved, would take effect upon Closing, a copy of which is attached to the accompanying proxy statement as Annex E (the “Charter Proposal”). In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with Securities and Exchange Commission (the “SEC”) guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions (the “Governance Proposals”):

●

Proposal No. 3(a): A proposal to increase the total number of authorized shares and reclassify the capital stock of SHG Corporation to [ ■ ] total shares consisting of (i) [ ■ ]shares of preferred stock, par value $0.0001 per share, (ii) [ ■ ]shares of Class A Common Stock, par value $0.0001 per share, and (iii) [ ■ ] shares of Class B Common Stock, par value $0.0001 per share (which Class B Common Stock will not convey any economic rights, but will entitle its holders to vote on all matters to be voted on by stockholders generally and otherwise have such terms and conditions as necessary to implement the Up-C structure).

●

Proposal No. 3(b): A proposal to declassify the board of directors, to provide that the SHG Corporation Board will be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class and to provide that the number of directors of SHG Corporation will be not less than [ ■ ] and not more than [ ■ ], with the then-authorized number of directors being fixed from time to time by the SHG Corporation Board within such range, which number shall initially be seven.

●	Proposal No. 3(c): A proposal to elect not to be governed by Section 203 of the DGCL.

4.

Proposal No. 4: A proposal (the “Director Election Proposal”) for holders of YAC Class B Common Stock to elect, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, seven Directors of the SHG Corporation Board until the 2022 annual meeting of stockholders or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

5.

Proposal No. 5: A proposal (the “Incentive Plan Proposal”) to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the SHG Corporation 2022 Incentive Award Plan (the “2022 Plan”), a copy of which is attached to this proxy statement as Annex F.

6.

Proposal No. 6: A proposal (the “Adjournment Proposal”) to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully.

Class A Common Stock and YAC Warrants held by the public (the “YAC Public Warrants”) are currently listed on Nasdaq under the symbols “YSAC” and “YSACW,” respectively. Certain shares of Class A Common Stock and YAC Public Warrants currently trade as units consisting of one share of Class A Common Stock and one-half of one redeemable warrant, and are listed on Nasdaq under the symbol “YSACU” (“YAC Units”). The YAC Units will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, we will change our name to “Sky Harbour Group Corporation.” We intend to apply to continue the listing of Class A Common Stock and YAC Public Warrants as SHG Corporation Warrants held by the public (the “SHG Corporation Public Warrants”) on Nasdaq under the symbols “[ ■ ]” and “[ ■ ],” respectively, upon the Closing.

Only holders of record of shares of Class A Common Stock and Class B Common Stock at the close of business on [ ■ ], 2021 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available electronically during the Special Meeting at [ ■ ].

We are providing the accompanying proxy statement and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying proxy statement carefully and submit your proxy to vote on the Business Combination. Please pay particular attention to the section entitled “Risk Factors” of the accompanying proxy statement.

After careful consideration, our board of directors (the “Board”) has unanimously approved the Equity Purchase Agreement and the Business Combination contemplated thereby and determined that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter and Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal is in the best interests of YAC and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of YAC and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination,” “Risk Factors” and “Beneficial Ownership of Securities” in the accompanying proxy statement for a further discussion.

Our Sponsor and other officers and directors entered into a letter agreement (the “Letter Agreement”) at the time of YAC’s initial public offering (the “IPO”), pursuant to which they agreed to vote any shares of capital stock of YAC owned by them in favor of the Business Combination Proposal, waive their right to have their stock redeemed by YAC in connection with the initial business combination and waive their right to liquidating distributions from the Trust Account with respect to any Class B founder shares held by them in the event we do not consummate a business combination by January 25, 2022. YAC’s officers, directors and the Sponsor derived benefit from agreeing to such provisions in that they facilitated the marketing of the IPO, but did not receive any separate consideration for such waivers. As of the date hereof, such stockholders own 20% of our total outstanding shares of Common Stock.

Pursuant to our Amended and Restated Certificate of Incorporation, dated as of October 21, 2020 (the “Existing Certificate of Incorporation”), if a stockholder vote is required for the Business Combination to be consummated, YAC must offer to redeem for cash (the “Redemption Rights”) all or a portion of the shares of Class A Common Stock held by a holder of Class A Common Stock (a “Public Stockholder”). You will be entitled to receive cash for any shares of Class A Common Stock to be redeemed only if you:

(i)

(a) hold shares of Class A Common Stock, or (b) hold YAC Units and you elect to separate your YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising your Redemption Rights with respect to the shares of Class A Common Stock; and

(ii)

prior to 9:00 a.m., New York time, on [ ■ ], 2022 (two business days prior to the vote at the Special Meeting), (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that we redeem your shares of Class A Common Stock for cash, and (b) deliver your shares of Class A Common Stock to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of YAC Units must elect to separate the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising Redemption Rights with respect to the shares of Class A Common Stock. If holders hold their YAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants, or if a holder holds YAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Class A Common Stock will not be redeemed for cash (unless and until properly redeemed in connection with another initial business combination proposal or a liquidating distribution). If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of Class A Common Stock. For illustrative purposes, as of September 30, 2021, this would have amounted to approximately $10.20 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that we instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights. See the section entitled “Special Meeting of the YAC Stockholders — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of Class A Common Stock with respect to more than an aggregate of 20% of the shares of Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the shares of Class A Common Stock, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Each redemption of shares of Class A Common Stock by Public Stockholders will decrease the amount in the Trust Account, which held total assets of approximately $138.7 million as of September 30, 2021, which YAC intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay deferred underwriting commissions to the underwriters of the IPO. YAC will not consummate the Business Combination if the redemption of public shares would result in YAC’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

Under the Equity Purchase Agreement, the approval of each of the condition precedent proposals (i.e., the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal) is a condition to the consummation of the Business Combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal. The Governance Proposals are being presented on a non-binding advisory basis. If our stockholders do not approve each of the condition precedent proposals, the Business Combination may not be consummated.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of Class B Common Stock cast by YAC’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. At this Special Meeting, holders of shares of Class A Common Stock have no right to vote on the election, removal or replacement of any director.

All our stockholders are cordially invited to attend the Special Meeting virtually. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.

If you are a stockholder of record holding shares of Class A Common Stock and Class B Common Stock, you may also cast your vote in person (which would include voting at the virtual Special Meeting). If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person (which would include voting at the virtual Special Meeting), obtain a proxy from your broker or bank.

If you fail to return a proxy card or fail to instruct a broker or other nominee how to vote, and do not attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the outcome of any other proposal in this proxy statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting virtually or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the Special Meeting.

On behalf of our board of directors, I would like to thank you for your support of Yellowstone Acquisition Company and look forward to a successful completion of the Business Combination.

By Order of the Board of Directors,

[ ■ ]
[ ■ ], 2021

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (i) IF YOU HOLD SHARES OF CLASS A COMMON STOCK THROUGH YAC UNITS, ELECT TO SEPARATE YOUR YAC UNITS INTO THE UNDERLYING CLASS A COMMON STOCK AND YAC PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE SHARES OF CLASS A COMMON STOCK, (ii) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING, THAT YOUR SHARES OF CLASS A COMMON STOCK BE REDEEMED FOR CASH, AND (iii) DELIVER YOUR SHARES OF CLASS A COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE THE SECTION ENTITLED “SPECIAL MEETING OF THE YAC STOCKHOLDERS — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

Neither the SEC nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement, passed upon the merits or fairness of the Equity Purchase Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated [ ■ ], 2021 and is first being mailed to our stockholders on or about [ ■ ], 2021.

YELLOWSTONE ACQUISITION COMPANY.
1601 Dodge Street Suite 3300
Omaha, Nebraska 68107

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
YELLOWSTONE ACQUISITION COMPANY

To Be Held on [ ■ ], 2022

To the Stockholders of Yellowstone Acquisition Company:

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of stockholders of Yellowstone Acquisition Company, a Delaware corporation (“YAC,” the “Company,” “we,” “us,” or “our”), will be held at [ ■ ] a.m., Eastern Time, on [ ■ ], 2022, at [ ■ ]. In light of ongoing developments related to the novel coronavirus, after careful consideration, we have determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance while safeguarding the health and safety of our stockholders, directors and management team. You are cordially invited to attend the Special Meeting online by visiting [ ■ ]. You may also attend the Special Meeting by telephone in listen only mode within the U.S. and Canada: [ ■ ] (toll-free) or outside of the U.S. and Canada: [ ■ ] (standard rates apply). The passcode for telephone access is: [ ■ ]. To register and receive access to the virtual Special Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.

At the Special Meeting, you will be asked to consider and vote on the following proposals:

1.

Proposal No. 1: A proposal (the “Business Combination Proposal”) to approve and adopt the equity purchase agreement by and between YAC and Sky Harbour LLC, a Delaware limited liability company (“Sky”) (the “Equity Purchase Agreement”), a copy of which is attached to the accompanying proxy statement as Annex D, and approve the other transactions contemplated by the Equity Purchase Agreement. The transactions contemplated by the Equity Purchase Agreement are referred to herein as the “Business Combination.”

2.

Proposal No. 2: A proposal (the “Nasdaq Proposal”) to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with applicable Nasdaq listing rules, the issuance by Sky Harbour Group Corporation (“SHG Corporation”), as successor to YAC, of Class A Common Stock and Class B Common Stock in the Business Combination in an amount equal to 20% or more of the amount of YAC’s issued and outstanding common stock immediately prior to the issuance.

3.

Proposal No. 3: A proposal (the “Charter and Governance Proposals”) to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which, if approved, would take effect upon the Closing, a copy of which is attached to the accompanying proxy statement as Annex E (the “Charter Proposal”). In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with Securities and Exchange Commission (the “SEC”) guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions (the “Governance Proposals”):

●

Proposal No. 3(a): A proposal to increase the total number of authorized shares and reclassify the capital stock of SHG Corporation to [ ■ ] total shares consisting of (i) [ ■ ] shares of preferred stock, par value $0.0001 per share, (ii) [ ■ ] shares of Class A Common Stock, par value $0.0001 per share, and (iii) [ ■ ] shares of Class B Common Stock, par value $0.0001 per share (which Class B Common Stock will not convey any economic rights, but will entitle its holders to vote on all matters to be voted on by stockholders generally and otherwise have such terms and conditions as necessary to implement the Up-C structure).

●

Proposal No. 3(b): A proposal to declassify the board of directors, to provide that the SHG Corporation Board will be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class and to provide that the number of directors of SHG Corporation will be not less than [ ■ ] and not more than [ ■ ], with the then-authorized number of directors being fixed from time to time by the SHG Corporation Board within such range, which number shall initially be seven.

●	Proposal No. 3(c): A proposal to elect not to be governed by Section 203 of the DGCL.

4.

Proposal No. 4:    A proposal (the “Director Election Proposal”) for holders of Class B Common Stock to elect, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, seven Directors of the SHG Corporation Board until the 2022 annual meeting of stockholders or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

5.

Proposal No. 5:    A proposal (the “Incentive Plan Proposal”) to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the SHG Corporation 2022 Incentive Award Plan (the “2022 Plan”), a copy of which is attached to this proxy statement as Annex F.

6.

Proposal No. 6:    A proposal (the “Adjournment Proposal”) to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex D, a copy of the Equity Purchase Agreement and the exhibits attached thereto. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements.

Shares of class A common stock, par value $0.0001 per share, of YAC (the “Class A Common Stock”) and YAC warrants held by public (the “YAC Public Warrants”) are currently listed on The Nasdaq Capital Markets LLC (“Nasdaq”) under the symbols “YSAC” and “YSACW,” respectively. Certain shares of Class A Common Stock and YAC Public Warrants currently trade as units consisting of one share of Class A Common Stock and one-half of one redeemable warrant, and are listed on Nasdaq under the symbol “YSACU” (“YAC Units”). The YAC Units will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, we will change our name to “Sky Harbour Group Corporation.” We intend to apply to continue the listing of Class A Common Stock as Class A Common Stock and YAC Public Warrants as SHG Corporation warrants held by the public on Nasdaq under the symbols “[ ■ ]” and “[ ■ ],” respectively, upon the Closing.

Only holders of record of shares of Class A Common Stock and shares of Class B Common Stock, par value $0.0001 per share, of YAC (the “YAC Class B Common Stock”) (collectively, the “Common Stock”) at the close of business on [ ■ ], 2021 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available electronically during the Special Meeting at [ ■ ].

Pursuant to our Amended and Restated Certificate of Incorporation, dated as of October 21, 2020 (the “Existing Certificate of Incorporation”), if a stockholder vote is required for the Business Combination to be consummated, YAC must offer to redeem for cash (the “Redemption Rights”) all or a portion of the shares of Class A Common Stock held by a holder of Class A Common Stock (a “Public Stockholder”). You will be entitled to receive cash for any shares of Class A Common Stock to be redeemed only if you:

(i)

(a) hold shares of Class A Common Stock, or (b) hold YAC Units and you elect to separate your YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising your Redemption Rights with respect to the shares of Class A Common Stock; and

(ii)

prior to 9:00 a.m., New York time, on [ ■ ], 2022 (two business days prior to the vote at the Special Meeting), (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that we redeem your shares of Class A Common Stock for cash, and (b) deliver your shares of Class A Common Stock to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of YAC Units must elect to separate the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising Redemption Rights with respect to the shares of Class A Common Stock. If holders hold their YAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants, or if a holder holds YAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in a trust account (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of Class A Common Stock. For illustrative purposes, as of September 30, 2021, this would have amounted to approximately $10.20 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of Class A Common Stock, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that YAC instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See the section entitled “Special Meeting of the YAC Stockholders — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares of Class A Common Stock with respect to more than an aggregate of 20% of the shares of Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the shares of Class A Common Stock, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Each redemption of shares of Class A Common Stock by Public Stockholders will decrease the amount in the Trust Account, which held total assets of approximately $138.7 million as of September 30, 2021, which YAC intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay deferred underwriting commission payable to Wells Fargo Securities to the underwriters of the IPO. YAC will not consummate the Business Combination if the redemption of public shares would result in YAC’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

Under the Equity Purchase Agreement, the approval of each of the condition precedent proposals (i.e., the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal) is a condition to the consummation of the Business Combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the Business Combination may not be consummated. The Governance Proposals are being presented on a non-binding advisory basis.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock. The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of Class B Common Stock cast by YAC’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of shares of Class A Common Stock have no right to vote on the election, removal or replacement of any director.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of the proposals. We urge you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares of Common Stock, please contact [ ■ ], our proxy solicitor, by calling [ ■ ] for individuals or [ ■ ] for banks and brokers or by sending an e-mail to [ ■ ]. This notice of Special Meeting and the proxy statement are available at [ ■ ].

By Order of the Board of Directors,

[ ■ ]
[ ■ ], 2021

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on [ ■ ], 2022. This notice of Special Meeting and the related proxy statement will be available at [ ■ ].

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement:

•

“Additional Agreements” means the A&R Operating Agreement, the Tax Receivable Agreement, the Stockholders’ Agreement, the Lock-Up Agreement, the Subscription Agreements (if any), and the Support Agreements.

•	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share of YAC prior to the Business Combination or SHG Corporation after the Business Combination.

•	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share of YAC prior to the Business Combination or SHG Corporation after the Business Combination.

•	“Common Stock” refers collectively to Class A Common Stock and Class B Common Stock.

•	“Company Material Adverse Effect” refers to a Company Material Adverse Effect as defined in the Equity Purchase Agreement, which is attached hereto as Annex D.

•	“Existing Sky Equityholders” refers to each of Tal Keinan, Due West Partners LLC and Center Sky Harbour LLC, collectively.

•	“Existing Sky Common Units” refers to those Sky Common Units existing before the issuance of the Sky Common Units to YAC under the A&R Operating Agreement.

•	“Existing Sky Units” means the Existing Sky Prior Incentive Equity Units, the Sky Common Units, and the Sky Series A Preferred Units but excludes the Sky Series B Preferred Units, collectively.

•

“Initial Sponsor Shares” refer to the shares of YAC Class B Common Stock initially purchased by our Sponsor in a private placement prior to the IPO, and the shares of Class A Common Stock issued upon the conversion thereof.

•	“Indebtedness” refers to Indebtedness as defined in the Equity Purchase Agreement, attached hereto as Annex D.

•	“Initial YAC Stockholders” refers to YAC’s Sponsor and any other holders of Initial Sponsor Shares prior to the IPO (or their permitted transferees).

•	“Outside Closing Date” refers to March 31, 2022.

•	“Private Placement Warrant” means a warrant to purchase one whole share of Class A Common Stock issued to our Sponsor at an exercise price of $11.50 per share.

•	“Sky Common Unit” means a unit of ownership interest in Sky which entitles the holder thereof to the distributions, allocations, and other rights under the A&R Operating Agreement.

•	“Sky Founder Units” means the existing founder units of Sky.

•

“Sky Incentive Equity Unit” means a unit of ownership interest which entitles the holder thereof to the distributions, allocations, and other rights that are accorded holders of Incentive Equity Units under the A&R Operating Agreement.

•	“Sponsor” refers to BOC Yellowstone LLC, a Delaware limited liability company.

•	“Subscription Agreements” refers to the various subscription agreements entered into in connection with the Subsequent PIPE.

•	“Subsidiaries” refers to Subsidiaries as defined in the Equity Purchase Agreement.

•	“Tax Receivable Agreement” refers to that certain Tax Receivable Agreement to be entered into at the Closing of the Business Combination, a form of which is attached hereto as Annex C.

•	“TRA Holders” refers to a TRA Holders as defined in the Tax Receivable Agreement.

•	“Transaction Expenses” refers to Transaction Expenses as defined in the Equity Purchase Agreement, attached hereto as Annex D.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These forward-looking statements include statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of YAC and Sky and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of YAC” and “Other Information About YAC.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of YAC and Sky, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by YAC and the following:

●	the ability and timing to complete the Business Transaction and related transactions, including the Subsequent PIPE and the Back-Stop Financing;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Equity Purchase Agreement;

●	the outcome of any legal proceedings that may be instituted against YAC or Sky in connection with the Business Combination and related transactions;

●

the inability to complete the Business Combination and the other transactions contemplated by the Equity Purchase Agreement due to the failure to obtain the requisite approval of stockholders, or other conditions to closing in the Business Combination;

●	YAC’s ability to obtain the listing of its shares of Class A Common Stock and Warrants on Nasdaq following the Business Combination;

●	the risk that the proposed Business Combination disrupts Sky’s current operations as a result of the announcement and consummation of the transactions described herein;

●	Sky’s limited operating history makes it difficult to predict future revenues and operating results;

●	financial projections with respect to Sky may not prove to be reflective of actual financial results;

●

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the possibility that YAC or Sky may be adversely affected by other economic, business and/or competitive factors; and

●	Other risks and uncertainties, including those described under the heading “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of YAC or Sky prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement and attributable to YAC or Sky or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, YAC and Sky undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE SPECIAL MEETING

Questions and Answers About the Business Combination

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including the Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge our stockholders to read carefully this entire proxy statement, including the annexes and other documents referred to herein.

Q:	Why are YAC and Sky proposing to enter into the Business Combination?

A:

YAC is a blank check company formed specifically as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In the course of YAC’s search for a business combination partner, YAC was presented a number of potential acquisition candidates, investigated the potential acquisition of approximately 30 entities in various industries, including Sky, entered into indications of interest with four entities (including Sky) and concluded that Sky was the best candidate for a business combination with YAC. For more details on YAC’s search for a business combination partner and the Board’s reasons for selecting Sky as YAC’s Business Combination partner, see the section entitled “Proposal No. 1 — The Business Combination” included in this proxy statement.

Q:	What is the purpose of this document?

A:

YAC is proposing to consummate a business combination with Sky. YAC and Sky have entered into the Equity Purchase Agreement, the terms of which are described in this proxy statement. You are being asked to consider and vote on the Business Combination. The Equity Purchase Agreement, among other things, contemplates that at the closing of the Business Combination:

(i)

YAC will amend and restate our Existing Certificate of Incorporation to, among other things, (a) change the name of YAC to Sky Harbour Group Corporation, (b) convert all then-outstanding Sponsor Stock into Class A Common Stock and (c) authorize the issuance of Class B Common Stock;

(ii)

The Existing Sky Equityholders, SHG Corporation and Sky will enter into the A&R Operating Agreement which, among other things, will (a) restructure its capitalization to (i) issue to YAC the number of Sky Harbour Units equal to the number of outstanding shares of Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of Class A Common Stock, and any Subsequent PIPE), (ii) reclassify the existing Sky common units (other than any Existing Sky Prior Incentive Equity Unit), existing Sky Series A Preferred Units, and the existing Sky Series B Preferred Units into Sky common units; immediately following the reclassification described in (i), the Sky Common Units issued to BOC YAC in respect of its Series B Preferred Units will be converted into shares of Class A Common Stock; and (iii) reclassify all of the Existing Sky Prior Incentive Equity Units into Sky Incentive Equity Units, concurrently with and subject to adjustments affecting the number of units and exercise price (as applicable) thereof, following the Closing and (b) appoint SHG Corporation as the managing member of Sky;

(iii)

the Existing Sky Equityholders, SHG Corporation, Sky, and the TRA Holder Representative will enter into the Tax Receivable Agreement (please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement);

(iv)	YAC will replace the Existing Bylaws, by adopting the SHG Corporation Bylaws; and

(v)

without any action on the part of any holder of an YAC Warrant, each YAC Warrant that is issued and outstanding immediately prior to the Closing will become a SHG Corporation Warrant, exercisable for Class A Common Stock in accordance with its terms.

As part of the Business Combination, BOC YAC invested $55.0 million directly into Sky, and upon the successful consummation of the Business Combination, this investment will convert into 5,500,000 shares of Class A Common Stock, valued at $10.00 per share.

In addition, BOC YAC has agreed to provide to Sky the Back-Stop Financing valued at up to an additional $45.0 million through the purchase of additional shares of Class A Common Stock at a price of $10.00 per share immediately prior to the consummation of the Business Combination if needed. The Back-Stop Financing will be funded if the Available Buyer Financing, before giving effect to the Back-Stop Financing, is less than $150.0 million. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied. For information regarding voting power after the Business Combination, see “—What voting interests will YAC’s current stockholders, the Initial YAC Stockholders, BOC YAC, and the Existing Sky Equityholders hold in SHG Corporation immediately after the consummation of the Business Combination?”

Approval of the Business Combination Proposal will require the affirmative vote of a majority of the votes cast by holders of Class A Common Stock and Class B Common Stock present in person (which includes presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Q:	Are any of the proposals conditioned on one another?

A:

Yes, the approval and adoption by the YAC stockholders of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal is necessary for the Business Combination to be consummated. It is important for you to note that in the event that the Required YAC Stockholder Approval is not received, YAC will not consummate the Business Combination. If YAC does not consummate the Business Combination and fails to complete an initial business combination by January 25, 2022, YAC will be required to dissolve and liquidate. However, YAC intends to seek a stockholder vote to amend its governing documents to extend that deadline if necessary to complete the Business Combination.

Adoption of the Governance Proposals and the Adjournment Proposal are not conditioned upon the adoption of any of the other Proposals.

Q:	When is the Business Combination expected to occur?

A:	Assuming the requisite stockholder approvals are received, YAC expects that the Business Combination will occur as soon as practicable following the Special Meeting and no later than [ ■ ].

Q:	How will SHG Corporation be managed following the Business Combination and who will manage it?

A:

Following the Closing, we will be organized as an Up-C structure, in which substantially all of the operating assets of SHG Corporation will be held by Sky, and our only assets will be equity interests in Sky.

The current management team of Sky will serve in the same roles at SHG Corporation following the consummation of the Business Combination. For more information on SHG Corporation’s anticipated management, see the section entitled “SHG Corporation Management After the Business Combination” in this proxy statement.

At the Closing, SHG Corporation and the Stockholder Parties will enter into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, among other things, the Stockholder Parties will agree to vote all securities of SHG Corporation that may be voted in the election of SHG Corporation’s directors held by such Stockholder Parties in accordance with the provisions of the Stockholders’ Agreement. See “Proposal No. 1 – The Business Combination Proposal – The Equity Purchase Agreement – Stockholders’ Agreement and Election of Directors.”

As a result, after the Closing, we will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the SHG Corporation Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We expect to rely on certain of these exemptions after the Closing. As a result, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. For more a more detailed discussion of the implications of being a “controlled company,” see the sections entitled “Summary of the Proxy Statement — Emerging Growth Company, Smaller Reporting Company and Controlled Company” and “Risk Factors — Risks Relating to Our Organization and Structure — Following the Closing, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

Q:	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:

Upon completion of the IPO, a total of $138.7 million was placed in the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee. As of September 30, 2021, there were investments and cash held in the Trust Account of approximately $138.7 million. These funds will not be released until the earlier of the completion of the Business Combination and the redemption of shares of Class A Common Stock if we are unable to complete an initial business combination by January 25, 2022, although we may withdraw the interest earned on the funds held in the Trust Account to pay taxes. However, YAC intends to seek a stockholder vote to amend its governing documents to extend that deadline if necessary to complete the Business Combination.

Q:	What happens if a substantial number of the Public Stockholders vote in favor of the Business Combination Proposal and exercise their Redemption Rights?

A:

YAC’s Public Stockholders may vote in favor of the Business Combination and exercise their Redemption Rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Stockholders are reduced as a result of redemptions by Public Stockholders.

However, the consummation of the Business Combination is conditioned upon, among other things, approval by YAC’s stockholders of the Equity Purchase Agreement and the Business Combination and there being Available Buyer Financing of at least $150.0 million. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied.

In addition, with fewer shares of Class A Common Stock and Public Stockholders, the trading market for Class A Common Stock may be less liquid than the market for shares of Class A Common Stock was prior to consummation of the Business Combination and SHG Corporation may not be able to meet the listing standards for Nasdaq or another national securities exchange. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into SHG Corporation’s business will be reduced.

Q:	What happens if the Business Combination is not consummated?

A:

If YAC does not consummate a business combination by January 25, 2022 YAC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the shares of Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay franchise and income taxes, divided by the number of then outstanding shares of Class A Common Stock and (iii) as promptly as reasonably possible following such redemption, dissolve and liquidate. There will be no Redemption Rights or liquidating distributions with respect to the YAC Warrants, which will expire worthless if YAC fails to complete a business combination. If the Business Combination is not consummated, Sky will continue operating as a private company. If YAC does not consummate the Business Combination and fails to complete an initial business combination by January 25, 2022, YAC will be required to dissolve and liquidate. However, YAC intends to seek a stockholder vote to amend its governing documents to extend that deadline if necessary to complete the Business Combination.

Q:	What happens to the funds deposited in the Trust Account following the Closing?

A:

If the Business Combination is consummated, the funds held in the Trust Account will be released to (i) pay some or all of YAC’s aggregate costs, fees and expenses (including advisory fees) in connection with the consummation of the Business Combination, (ii) satisfy any tax obligations and (iii) satisfy obligations in respect of any redemptions of any shares of Class A Common Stock. Any funds remaining in the Trust Account after such uses will be released to SHG Corporation and utilized to fund working capital needs of Sky. As of September 30, 2021, there was approximately $138.7 million in the Trust Account. YAC estimates that approximately $10.20 per outstanding share of Class A Common Stock will be paid to the Public Stockholders exercising their Redemption Rights.

Q:	Do any of YAC’s directors or officers or the Sponsor have interests that may conflict with the interests of YAC’s stockholders with respect to the Business Combination?

A:

YAC’s directors and officers may have interests in the Business Combination that are different from your interests as a stockholder. As a result, our Sponsor and its affiliates, and directors or officers, who purchased (or have a right to receive) Class B Common Stock and private placement warrants at the time of our IPO may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment. In addition, if we do not successfully consummate the Business Combination, our Sponsor will lose its investment in us, which totals $[ ■ ] in value, as described below. The potential loss of this investment could incentivize the Sponsor and its affiliates to pursue a business combination transaction on unfavorable terms in order to avoid a liquidation and a loss of its investment.

On August 25, 2020, our Sponsor purchased an aggregate of 3,339,724 shares of Yellowstone Class B Common Stock, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.007 per share, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $[ ■ ]  based on the closing price of $ [ ■ ]  per public share on Nasdaq on [ ■ ], 2021, the record date for the special meeting. Because these shares were purchased with a minimal investment, the Sponsor could achieve a significant positive return even if the trading prices of shares of SHG following the closing of the Business Combination decline significantly.

In October and November 2020, our Sponsor purchased an aggregate of 7,719,779 Private Placement Warrants at a price of $1.00 per Private Placement Warrant from Yellowstone. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment, with each Private Placement Warrant being exercisable commencing 30 days following the Closing, subject to certain lock-up periods. This purchase took place on a private placement basis simultaneously with the completion of the IPO. The warrants held by the Sponsor had an aggregate market value of approximately $ [ ■ ]  based upon the closing price of $ [ ■ ]  per warrant on Nasdaq on [ ■ ], 2021, the record date for the special meeting. Also, on September 27, 2021, our Sponsor loaned us $1,000,000 under a convertible promissory note. At the Sponsor’s option, this note is convertible into Private Placement Warrants at a price of $1.50 per warrant.

In addition, BOC YAC, a subsidiary of Boston Omaha, will receive 5,500,000 shares of Class A Common Stock upon completion of the Business Combination in exchange for its Series B Preferred Units it purchased in September 2021 for an aggregate purchase price of $55 million. In addition, our Sponsor intends to distribute immediately prior to the consummation of the Business Combination [ ■ ] shares of Class B Common Stock held by the Sponsor to each of our three outside directors in consideration for their services rendered as members of our board of directors.

If we do not consummate the Business Combination by January 25, 2022, we will be required to dissolve and liquidate the securities held by our Sponsor, which securities will be of no value because our Sponsor has agreed to waive its rights to any liquidation distributions. YAC’s officers, directors and the Sponsor derived benefit from agreeing to such provisions in that they facilitated the marketing of the IPO, but did not receive any separate consideration for such waivers. However, we intend to seek a stockholder vote to amend our governing documents to extend the January 25, 2022 deadline if necessary to complete the Business Combination.

These interests may influence YAC’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the transactions contemplated thereby. These interests were considered by the YAC board of directors when it approved the Business Combination.

The existence of financial and personal interests of one or more of YAC directors (including as it relates to the Sponsor) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of YAC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, YAC’s officers have interests in the Business Combination that may conflict with your interests as a stockholder.

Please also see the sections entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination; Risk Factors — Risks Relating to YAC — Directors of YAC have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.; and Risk Factors — Risks Relating to YAC.” for more information on the interests and relationships of Sponsor and current officers and directors of YAC.

Q:

What voting interests will YAC’s current stockholders, the Initial YAC Stockholders, BOC YAC, and the Existing Sky Equityholders hold in SHG Corporation immediately after the consummation of the Business Combination?

A:

We anticipate that, upon completion of the Business Combination, the voting interests in SHG Corporation, and, indirectly through SHG Corporation, in the equity interests in Sky, will be as set forth for each of the Initial YAC Stockholders, BOC YAC, and the Existing Sky Equityholders, in the table below:

	Assuming No Redemption		Assuming 25% Redemption		Assuming 50% Redemption		Assuming 75% Redemption		Assuming Maximum Redemption for Minimum Buyer Financing Condition to be Met %
	Shares(1)%		Shares(2)%		Shares(3)%		Shares(4)%		Shares(5)%
Stockholder
Existing Sky Equityholders	45,000,000	66.7%	45,000,000	70.2%	45,000,000	70.4%	45,000,000	72.8%	45,000,000	70.4%
Yellowstone's Public Stockholders	13,598,898	20.2%	10,199,174	15.9%	6,799,449	10.6%	3,399,725	5.5%	5,564,668	8.7%
BOC YAC Initial Investment	5,500,000	8.1%	5,500,000	8.6%	5,500,000	8.6%	5,500,000	8.9%	5,500,000	8.6%
Back-Stop Financing	-	0.0%	-	0.0%	3,237,124	5.1%	4,500,000	7.3%	4,500,000	7.0%
Subsequent PIPE Investors	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Yellowstone Sponsors	3,399,724	5.0%	3,399,724	5.3%	3,399,724	5.3%	3,399,724	5.5%	3,399,724	5.3%
Proforma Combined Company Common Stock as of September 30, 2021	67,498,622	100%	64,098,898	100%	63,936,297	100%	61,799,449	100%	63,964,392	100%
Potential Sources of Dilution:
Public Warrants	6,799,449	10.1%	6,799,449	10.6%	6,799,449	10.6%	6,799,449	11.0%	6,799,449	10.6%
Private Warrants(6)	7,719,779	11.4%	7,719,779	12.0%	7,719,779	12.1%	7,719,779	12.5%	7,719,779	12.1%

(1)	Assumes that no shares of Yellowstone Class A Common Stock are redeemed, no Subsequent PIPE and excludes potential dilution from SHG Corporation Warrants and YAC Warrants.

(2)

Assumes that 3.399,724 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $34,677,185, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, and there is no Subsequent PIPE prior to Closing.

(3)

Assumes that 6,799,449 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $69,354,380, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, the Back-Stop Financing is partially funded in an amount required to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions), (ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(4)

Assumes that 10,199,173 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $104,031,565, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, the Back-Stop Financing is fully funded in an amount required to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions), (ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(5)

Assumes that 8,034,230 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $81,949,146, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account as of September 30, 2021, the Back-Stop Financing is fully funded to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE financing prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions(ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(6)	Excludes the optional conversion by the Sponsor of its $1,000,000 working capital Promissory Loan to YAC for 666,667 warrants at a conversion price of $1.50 per warrant.

Q:	What is an “Up-C” Structure?

A:

Our corporate structure following the Business Combination, as described under the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement,” is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering either directly or through a business combination with a special purpose acquisition company, such as YAC. In connection with the organization of SHG Corporation as an “Up-C” structure, in consummation of the Business Combination, the Existing Sky Units (other than Existing Sky Prior Incentive Equity Units) will be converted into Sky Common Units, which will be redeemable for cash or shares of Class A Common Stock, and, in the case of the Existing Sky Equity Holders, will receive a share of Class B Common Stock for each Sky Common Unit it owns. Holders of Common Units will receive one share of Class B Common Stock for each Sky Common Unit. Holders of Class B Common Stock will be entitled to voting rights but will have no economic rights.

Following the consummation of the Business Combination, SHG Corporation will be a holding company, and, accordingly, all the business of the acquired business will be held directly by Sky, of which SHG Corporation will be the managing member, and SHG Corporation’s only direct asset will consist of the Sky Common Units. As the managing member of Sky, SHG Corporation will have full, exclusive and complete discretion to manage and control the business of Sky and to take all action it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Sky set forth in the A&R Operating Agreement, and, accordingly, the financial statements of Sky will be prepared on a consolidated basis with SHG Corporation. SHG Corporation may not be removed as managing member of Sky.

The Up-C structure will allow the Existing Sky Equityholders to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership for U.S. federal income (and certain state and local) tax purposes following the Business Combination. One of these benefits is that, for U.S. federal income (and certain state and local) purposes, future taxable income of Sky that is allocated to the Existing Sky Equityholders will be taxed on a flow-through basis and therefore Sky will generally not, for U.S. federal income (and certain state and local) purposes, be subject to income taxes at the entity level (that it would generally be subject to if it were treated as a corporation for such applicable tax purposes). See the sections entitled “Proposal No. 1 — The Business Combination Proposal” for more information.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

Unless waived by the parties to the Equity Purchase Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Equity Purchase Agreement including, among other things, that (i) YAC has received the Required YAC Stockholder Approval, (ii) YAC has at least $5,000,001 in tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately prior to closing, (iii) there is Available Buyer Financing of at least $150.0 million, (iv) all applicable requirements of the HSR Act have been satisfied, and (v) YAC will remain listed on the Nasdaq and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date.

Questions and Answers About the Special Meeting for YAC’s Stockholders

Q:	What is being voted on at the Special Meeting?

A:	Below are the Proposals that YAC’s stockholders are being asked to vote on:

•	the Business Combination Proposal to approve and adopt the Equity Purchase Agreement and the transactions contemplated by the Equity Purchase Agreement;

•

the Nasdaq Proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance by SHG Corporation, as successor to YAC, of Class A Common Stock and Class B Common Stock in the Business Combination in an amount equal to 20% or more of the amount of YAC’s issued and outstanding common stock immediately prior to the issuance;

•

the Charter Proposal to approve and adopt the A&R Certificate of Incorporation, which, if approved would take effect upon Closing, and the Governance Proposals, to approve, on a non-binding advisory basis, certain corporate governance provisions;

•

the Director Election Proposal for holders of Class B Common Stock to elect seven Directors of the SHG Corporation Board until the 2022 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal;

•	the Incentive Plan Proposal to approve and adopt the 2022 Plan; and

•

the Adjournment Proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock. The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of Class B Common Stock cast by YAC’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. For this Special Meeting, holders of Class A Common Stock have no right to vote on the election, removal or replacement of any director.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held via live webcast on [ ■ ], 2022, at 10:00 a.m., Eastern Time. Due to the COVID-19 pandemic, YAC will be holding the Special Meeting virtually at the following URL: [ ■ ].

Q:	Who may vote at the Special Meeting?

A:

Only holders of record of Common Stock as of the close of business on [ ■ ], 2022 may vote at the Special Meeting. As of the Record Date, there were [ ■ ] shares of Class A Common Stock and 3,399,724 shares of Class B Common Stock outstanding and entitled to vote. Please see the section entitled “Special Meeting of the YAC Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the Special Meeting?

A:

The holders present in person or by proxy of shares of outstanding capital stock of YAC representing a majority of the voting power of all outstanding shares of capital stock of YAC entitled to vote at the Special Meeting will constitute a quorum. Our Initial YAC Stockholders will count toward this quorum and pursuant to the Letter Agreement our Sponsor, officers and directors have agreed to vote their Initial Sponsor Shares and any public shares purchased during or after our IPO in favor of the Business Combination.

Q:	What vote is required to approve the Proposals?

A:

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Pursuant to the Letter Agreement, the Initial YAC Stockholders have agreed to vote their Initial Sponsor Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date hereof, such stockholders own 20% of the total issued and outstanding shares of Common Stock. Assuming only the minimum shares of Class A Common Stock and Class B Common Stock necessary to constitute a quorum are present in person or by proxy at the Special Meeting, only 5,099,588 shares or 37.5% of the outstanding shares of Class A Common Stock not subject to the Letter Agreement must be voted in favor of the Business Combination for the Business Combination Proposal to be approved. The agreement by the Initial YAC Stockholders to vote in favor of the Business Combination Proposal will increase the likelihood that we will receive the requisite stockholder approval. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class.

The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of Class B Common Stock cast by YAC’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of Class A Common Stock have no right to vote on the election, removal or replacement of any director.

Q:	How will the Initial YAC Stockholders vote?

A:

Pursuant to the Letter Agreement, the Initial YAC Stockholders, our Sponsor, officers and directors have agreed to vote their Initial Sponsor Shares and any public shares purchased during or after our IPO in favor of the Business Combination.

Q:	Do I have Redemption Rights?

A:

If you are a holder of shares of Class A Common Stock, you have the right to request that YAC redeem all or a portion of your Class A Common Stock for cash, but you must follow the procedures and deadlines described elsewhere in this proxy statement. Public Stockholders may elect to redeem all or a portion of such Public Stockholder’s shares of Class A Common Stock even if they vote for the Business Combination Proposal. We sometimes refer to these rights to elect to redeem all or a portion of the Class A Common Stock into a pro rata portion of the cash held in the Trust Account as “Redemption Rights.” If you wish to exercise your Redemption Rights, please see the answer to the next question, “— How do I exercise my Redemption Rights?”

Notwithstanding the foregoing, a holder of Class A Common Stock, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its Class A Common Stock with respect to more than an aggregate of 20% of the shares of Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the shares of the Class A Common Stock, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Pursuant to the Letter Agreement, our Sponsor and Initial YAC Stockholders have agreed to waive their Redemption Rights with respect to their Initial Sponsor Shares and public shares in connection with the completion of a business combination.

The consummation of the Business Combination is conditioned upon, among other things, approval by our stockholders of the Equity Purchase Agreement and the Business Combination. Unless waived, if any of these conditions are not satisfied, the Business Combination may not be consummated. Furthermore, in no event will we redeem our Class A Common Stock in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement.”

Q:	How do I exercise my Redemption Rights?

A:

Pursuant to the Existing Certificate of Incorporation, if a stockholder vote is required for the Business Combination to be consummated, YAC must offer to redeem for cash all or a portion of the shares of Class A Common Stock held by a Public Stockholder. You will be entitled to receive cash for any shares of Class A Common Stock to be redeemed only if you:

(i)

(a) hold shares of Class A Common Stock, or (b) hold YAC Units and you elect to separate your YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising your Redemption Rights with respect to the shares of Class A Common Stock; and

(ii)

prior to 9:00 a.m., New York time, on [ ■ ], 2022 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of Class A Common Stock for cash, and (b) deliver your shares of Class A Common Stock to the Transfer Agent, physically or electronically through the Depository Trust Company (“DTC”).

Holders of YAC Units must elect to separate the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising Redemption Rights with respect to the shares of Class A Common Stock. If holders hold their YAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants, or if a holder holds YAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of Class A Common Stock. For illustrative purposes, as of September 30, 2021, this would have amounted to approximately $10.20 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that YAC instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights. See the section entitled “Special Meeting of the YAC Stockholders — Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of Class A Common Stock with respect to more than an aggregate of 20% of the shares of Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the shares of Class A Common Stock, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Q:	Will my vote on the Business Combination Proposal affect my ability to exercise Redemption Rights?

A:

No. You may exercise your Redemption Rights irrespective of whether you vote for or against the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Equity Purchase Agreement can be approved by stockholders who will redeem their Class A Common Stock and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	Do I have appraisal rights in connection with the proposed Business Combination?

A:	No. Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the General Corporation Law of Delaware, as amended (the “DGCL”).

Q:	What do I need to do now?

A:

We urge you to read carefully and consider the information contained in this proxy statement, including the annexes, and consider how the Business Combination will affect you as a YAC stockholder or warrant holder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:	How do I vote?

A:

The Special Meeting will be held via live webcast at [10:00] a.m., Eastern Time, on [ ■ ], 2022. The Special Meeting can be accessed by visiting [ ■ ], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication.

If you are a holder of record of shares of Class A Common Stock and Class B Common Stock on the Record Date, you may vote at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote, obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent.

As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Broker non-votes will have no effect on any of the proposals in this proxy statement, except that broker non-votes will have the same effect as a vote “AGAINST” the Charter Proposal.

For the proposals in this proxy statement, your broker will not have the discretionary authority to vote your shares. Accordingly, your bank, broker, or other nominee can vote your shares at the Special Meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide.

Q:	What happens if I sell my Common Stock before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Common Stock or Class B Common Stock after the applicable Record Date, but before the Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Special Meeting with respect to such shares, but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:	Can I change my vote after I have mailed my proxy card?

A:

Yes. Stockholders may send a later-dated, signed proxy card to the Company at the address set forth below so that it is received by the Company prior to the vote at the Special Meeting (which is scheduled to take place on [ ■ ], 2022) or attend the Special Meeting in person (which would include presence at the virtual Special Meeting) and vote. Stockholders also may revoke their proxy by sending a notice of revocation to the Company at [ ■ ] or [ ■ ], which must be received by Company’s Secretary prior to the vote at the Special Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	What should I do with my stock certificates, warrant certificates and/or YAC Unit certificates?

A:

Stockholders who exercise their Redemption Rights must deliver their stock certificates to the Transfer Agent (either physically or electronically) prior to 9:00 a.m., New York time, on [ ■ ], 2022 (two business days prior to the vote at the Special Meeting).

Holders of YAC Warrants should not submit the certificates relating to their warrants. Public Stockholders who do not elect to have their shares of Class A Common Stock redeemed for the pro rata share of the Trust Account should not submit the certificates relating to their shares of Class A Common Stock.

Upon effectiveness of the Business Combination, holders of YAC Units, Class A Common Stock and YAC Warrants will receive units, Class A Common Stock and SHG Corporation Warrants without needing to take any action and accordingly such holders should not submit the certificates relating to their units, common stock and warrants.

In addition, before the Closing, each outstanding YAC Unit (each of which consists of one share of Class A Common Stock and one-half of one YAC Public Warrant) will be separated into its component share of Class A Common Stock and YAC Public Warrant.

Q:	What are the material U.S. federal income tax consequences of exercising my Redemption Rights?

A:

The tax consequences of an exercise of Redemption Rights depends on your particular facts and circumstances. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain U.S. Federal Income Tax Considerations to Holders of Class A Common Stock Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your Redemption Rights.

Q:	Who can help answer my questions?

A:

If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact YAC’s proxy solicitor,  [ ■ ], at: [ ■ ] for individuals or [ ■ ] for banks and brokers or by sending an e-mail to [ ■ ].

You may also obtain additional information about YAC from documents filed with the SEC by following the instructions in “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, including the Business Combination, you should read this entire document carefully, including the Equity Purchase Agreement, attached as Annex D to this proxy statement. The Equity Purchase Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Equity Purchase Agreement is also described in detail in this proxy statement in the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement.” This proxy statement also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

The Parties to the Business Combination

Yellowstone Acquisition Company

YAC is a blank check company, incorporated in Delaware, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Based on YAC’s business activities, YAC is a “shell company” as defined under the Exchange Act because YAC has no operations and nominal assets consisting almost entirely of cash.

Class A Common Stock and YAC Public Warrants are currently listed on Nasdaq under the symbols “YSAC” and “YSACW,” respectively. Certain shares of Class A Common Stock and YAC Public Warrants currently trade as YAC Units, which consist of one share of Class A Common Stock and one-half of one redeemable warrant. The YAC Units will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, YAC will change its name to “Sky Harbour Group Corporation” and the Sponsor, officers and directors will be reimbursed for out of pocket expenses related to pursuing an initial business combination, though there have been no material out-of-pocket expenses subject to reimbursement for directors or officers and YAC does not anticipate any such expenses prior to Closing. In addition, on September 27, 2021, our Sponsor loaned us $1,000,000 under a convertible promissory note. In connection with the Closing, the Sponsor has the option to convert this note into Private Placement Warrants at a price of $1.50 per warrant. YAC intends to apply to continue the listing of Class A Common Stock and YAC Public Warrants as SHG Corporation Public Warrants on Nasdaq under the symbols “[ ■ ]” and “[ ■ ],” respectively, upon Closing.

The mailing address of YAC’s principal executive office is 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. YAC’s telephone number is 402-225-6511 and email is contact@yellowstoneac.com.

Sky Harbour LLC

Sky was founded by Tal Keinan in late 2017 with a vision to provide premium hangar facilities at general and commercial aviation airports in the United States. Sky was incorporated in Delaware and is headquartered at the Westchester County Airport, New York. Sky addresses the market opportunity created by (i) the growth of the United States business aviation fleet, both in number of aircraft and the average aircraft size, which generally has increased every year and we believe is anticipated to continue to increase, (ii) the relative undersupply of business aviation hangar space, particularly in and around major metro centers, and (iii) the pronounced lack of private-hangar offerings catering to the higher-end of the business and private aviation fleet. Sky is not a Fixed-Base Operator (“FBO”), but a Home Basing Solution (“HBS”). Unlike the traditional shared or community hangars operated by FBOs, Sky’s HBS represents a new shift in focus on home-based aircraft and is setting new standards for security, efficiency of flight and maintenance operations, enhanced safety and full privacy.

Sky’s team of 17 employees and consultants is composed of experienced professionals in business aviation, real estate, and includes top-level design, construction, operations and finance expertise. The team was assembled with the express purpose of executing Sky’s business plan.

Sky’s plan typically develops its hangar campuses on long-term ground leases (or sub-leases thereof) at the Federal Aviation Administration’s National Plan of Integrated Airport Systems airports. To date, the company has entered into five ground leases, including:

1.	Sugar Land Regional Airport, Sugar Land, TX (Houston area);

2.	Miami-Opa Locka Executive Airport, Opa-Locka, FL (Miami area);

3.	Nashville International Airport, Nashville, TN;

4.	Centennial Airport, Arapahoe County, CO (Denver area); and

5.	Phoenix Deer Valley Airport, Phoenix, AZ.

Summary of the Equity Purchase Agreement

On August 1, 2021, YAC and Sky entered into the Equity Purchase Agreement.

Pursuant to the Equity Purchase Agreement, following the closing of the Business Combination, SHG Corporation will be organized in an Up-C structure, in which substantially all of the operating assets of SHG Corporation will be held by Sky, and SHG Corporation’s only assets will be its equity interests in Sky.

Prior to the Business Combination, BOC YAC invested $55.0 million directly into Sky, and subject to and upon the successful consummation of the Business Combination, this investment will convert into 5,500,000 shares of Class A Common Stock, valued at $10.00 per share. In the event the Business Combination is not consummated, Boston Omaha’s investment will remain as Series B Preferred units of Sky. In addition, although the parties to the Business Combination have agreed to seek to raise additional funding to support the Business Combination through the Subsequent PIPE of approximately $60 million, to be consummated at the closing of the Business Combination, as of the date hereof, we do not have commitments for any Subsequent PIPE. While the parties intend to continue pursuing Subsequent PIPE financing, there is no guarantee that it will be secured prior to the closing of the Business Combination. Moreover, in the event that we successfully secure Subsequent PIPE financing, there is no guarantee that the investment will consist solely of Class A Common Stock at $10.00 per share.

In addition to the approximately $138.7 million currently in YAC’s Trust Account as of September 30, 2021 and the BOC YAC Investment, Boston Omaha has agreed to provide to Sky the Back-Stop Financing (consisting of publicly-traded securities and/or cash) valued at up to an additional $45.0 million through the purchase of additional shares of Class A Common Stock (as defined below) at price of $10.00 per share immediately prior to the consummation of the business transaction if needed, as described below. This Back-Stop Financing of up to $45 million will be provided if (i) the amount of cash available in the Trust Account immediately prior to Closing after deducting only the amounts payable to holders who have validly redeemed their Class A Common Stock (in all cases after taking into account amounts to be paid in respect of (x) the Deferred Underwriting Commission being held in the Trust Account, and (y) any other transaction expenses of YAC), plus (ii) the BOC YAC Investment, and (iii) any additional financing amounts (including through a Subsequent PIPE) actually received prior to or substantially concurrently with the Closing, is less than $150 million. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied.

At the Closing, among other things:

•

YAC will (i) adopt the A&R Certificate of Incorporation, which will, among other things, (a) change its name to “Sky Harbour Group Corporation”, (b) convert all then-outstanding shares of Sponsor Stock, into shares of Class A Common Stock, (ii) issue to the Existing Sky Equityholders Class B Common Stock, which carries one vote per share but no economic right, and (iii) replace the Existing Bylaws by adopting the SHG Corporation Bylaws, a copy of which are attached to this proxy statement as Annex A;

•

The Existing Sky Equityholders, SHG Corporation and Sky will enter into the A&R Operating Agreement which, among other things, will (a) restructure its capitalization to (i) issue to YAC the number of Sky Harbour Units equal to the number of outstanding shares of Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of Class A Common Stock, and any Subsequent PIPE), (ii) reclassify the existing Sky common units (other than any Existing Sky Prior Incentive Equity Unit), existing Sky series A preferred units, and the existing Sky series B preferred units into Sky common units, and (iii) reclassify all of the Existing Sky Prior Incentive Equity Units into Sky Incentive Equity Units, concurrently with and subject to adjustments affecting the number of units and exercise price (as applicable) thereof, following the Closing and (b) appoint SHG Corporation as the managing member of Sky. Immediately following the reclassification described in (ii) above, the Sky Common Units issued to BOC YAC in respect of its Series B Preferred Units will be converted into shares of Class A Common Stock;

•

As consideration for the acquisition of the Sky Harbour Units, YAC will contribute the Contribution Amount. Immediately after the contribution of the Contribution Amount, Sky will pay the Transaction Expenses by wire transfer of immediately available funds on behalf of Sky and YAC to those persons to whom such amounts are owed;

•

In addition, at the Closing of the Business Combination SHG Corporation, Sky, the Existing Sky Equityholders, and the TRA Holder Representative will enter into the Tax Receivable Agreement, a form of which is attached hereto as Annex C. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement; and

•	Without any action on the part of any holder of an YAC Warrant, each YAC Warrant that is issued and outstanding immediately prior to the Closing will become a SHG Corporation Warrant.

The consummation of the Business Combination is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval by YAC’s stockholders of the transactions contemplated by the Equity Purchase Agreement; (ii) the absence of a Company Material Adverse Effect since the effective date of the Equity Purchase Agreement; (iii) YAC having at least $5,000,001 in tangible net assets immediately prior to the Closing; (iv) YAC remaining listed on Nasdaq; (v) all applicable requirements of the HSR Act have been satisfied; and (vi) there is Available Buyer Financing of at least $150.0 million at Closing.

The Equity Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including by written notice from Sky or YAC to the other party if the Closing has not occurred by January 25, 2022 (the deadline for YAC to consummate the initial business combination) or if, upon YAC stockholders’ approval, such deadline is extended to the Outside Closing Date.

For additional information about the Equity Purchase Agreement and the Business Combination and other transactions contemplated thereby, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement.”

Related Agreements

Tax Receivable Agreement

At the Closing of the Business Combination, SHG Corporation, Sky, the Existing Sky Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement, a form of which is attached hereto as Annex C.

Pursuant to the Tax Receivable Agreement, SHG Corporation will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., SHG Corporation and applicable consolidated, unitary, or combined Subsidiaries) realizes, or is deemed to realize, as a result of certain tax attributes, including:

•

existing tax basis in certain assets of Sky and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Sky Common Units acquired by SHG Corporation from a TRA Holder, as determined at the time of the relevant acquisition;

•

tax basis adjustments resulting from taxable exchanges of Sky Common Units (including any such adjustments resulting from certain payments made by SHG Corporation under the Tax Receivable Agreement) acquired by SHG Corporation from a TRA Holder pursuant to the terms of the A&R Operating Agreement; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement (each of the foregoing, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that SHG Corporation determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse SHG Corporation for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by SHG Corporation under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances SHG Corporation could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

The Tax Receivable Agreement will provide that, in the event (such events collectively, “Early Termination Events”) that (i) SHG Corporation exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of SHG Corporation or Sky occur (as described in the A&R Operating Agreement), (iii) SHG Corporation in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) SHG Corporation materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, SHG Corporation’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and SHG Corporation will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all Sky Common Units that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

As a result of the foregoing, in some circumstances (i) SHG Corporation could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that SHG Corporation may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).

Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement.

Stockholders’ Agreement

At Closing, SHG Corporation and the Stockholder Parties will enter into the Stockholders’ Agreement, a form of which is attached hereto as Annex G.

Pursuant to the Stockholders’ Agreement, among other things, the Stockholder Parties will respectively agree to vote each of their respective securities of SHG Corporation that may be voted in the election of SHG Corporation’s directors in accordance with the provisions of the Stockholders’ Agreement. At Closing, the SHG Corporation Board will initially consist of seven directors. As the holder of Sky Founder Units, the Founder Holders will have the right, pursuant to the Stockholders’ Agreement, to designate the Founder Designees at any time. Each of the Due West Holders, Center Sky Holders and Sponsor Holders will have the right to designate a director. Each of the Stockholder Parties will respectively agree to vote for each of those nominees at each meeting of stockholders called for the purpose of electing directors. The director designation rights will each fall away when certain conditions are met.

The Stockholders’ Agreement also contains certain provisions intended to maintain, following the Closing, SHG Corporation’s qualification as a “controlled company.” Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement and Election of Directors,” for further discussion of the Stockholders’ Agreement.

Sponsor Voting Agreement

The Sponsor and YAC have entered into an agreement whereby the Sponsor agrees at any meeting of the Yellowstone stockholders or any action taken by written consent of the YAC stockholder to vote or cause to be voted any and all shares of Common Stock held by the Sponsor in favor of the Proposals. The Sponsor has also agreed to vote against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Transactions), or similar agreement or any public offering of any shares of YAC, other than in connection with the Proposals, (ii) any offer or proposal relating to an Alternative Proposal, and (iii) any amendment of the A&R Certificate of Incorporation and Bylaws of YAC or other proposal or transaction involving YAC or any of its subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay, adversely affect, prevent or nullify any provision of the Business Combination Agreement or any Additional Agreement, the Proposals or change in any manner the voting rights of any class of YAC’s share capital.

Equityholder Voting Agreement

Each Existing Sky Equityholder and Yellowstone have entered into the Equityholder Voting Agreement, pursuant to which, among other things, each Existing Sky Equityholder agrees to vote all securities of Sky owned by it (a) in favor of, and to adopt, the Business Combination Agreement, the Additional Agreements and the transactions contemplated thereby, (b) in favor of the other matters set forth in the Business Combination Agreement to the extent required for the Company to carry out its obligations thereunder, and (c) in opposition to: (i) any alternative proposal and any and all other proposals (A) that could reasonably be expected to delay or impair the ability of Sky to consummate the transactions contemplated by the Equity Purchase Agreement or the Transactions or (B) which are in competition with or materially inconsistent with the Equity Purchase Agreement or any of the related agreements signed by the Existing Sky Equityholders or (ii) any other action or proposal involving Sky or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Equity Purchase Agreement or any related agreements or would reasonably be expected to result in any of the conditions to Sky’s obligations under the Equity Purchase Agreement or any related agreement not being fulfilled.

Registration Rights Agreement

At the Closing, the Existing Sky Equityholders, BOC YAC, the Sponsor and any Subsequent PIPE investors and their assignees (the “Holders”) will enter into the Registration Rights Agreement pursuant to which SHG Corporation will grant the Holders certain registration rights with respect to the securities of SHG Corporation owned by the Holders. Among other things, the Registration Rights Agreement will require SHG Corporation to register the shares of Class A Common Stock being issued in connection with the Business Combination. The Holders will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands per year) and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $10 million, including at least one requesting holder holding $5,000,000 or more of registrable securities; and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. The Holders will bear all of the expenses incurred in connection with the filing of any such registration statement. As soon as reasonably practicable following the completion of a Business Combination, and in any event within 45 days thereof, SHG Corporation shall prepare and file, and shall thereafter use its reasonable best efforts to make and keep effective (including by renewing or refiling upon expiration), a registration statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 by the Holders of the Registrable Securities, which Registration Statement shall be filed on (a) a Short-Form Registration Statement if the Company is eligible for such filing, or (b) a Long-Form Registration Statement if the Company is not then eligible to file a Short-Form Registration Statement. SHG Corporation shall pay all of the expenses of any such registration statement except that any participating holder shall pay Participating Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities for the benefit of such holder.

2022 Incentive Award Plan

Prior to the Closing, our Board will approve the 2022 Plan, subject to receipt of stockholder approval. The 2022 Plan will become effective as of the date it is adopted by the Board, subject to approval from our stockholders. The purpose of the 2022 Plan is to promote the success and enhance the value of SHG Corporation and Sky by attracting, retaining and motivating selected employees, consultants and directors of SHG Corporation and Sky through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, incentive unit awards other stock or cash based awards and dividend equivalent awards.

A&R Certificate of Incorporation and SHG Corporation Bylaws

Prior to the Closing, YAC will amend and restate (i) subject to receipt of stockholder approval, the Existing Certificate of Incorporation of YAC by adopting the A&R Certificate of Incorporation and (ii) the SHG Corporation Bylaws. The Existing Certificate of Incorporation will be amended to (i) change the name of YAC to Sky Harbour Group Corporation, (ii) convert all then-outstanding shares of YAC Class B Common Stock held by Sponsor (the “Sponsor Stock”) and (iii) authorize the issuance of Class B Common Stock (as more fully described herein).

A&R Operating Agreement of Sky

At the Closing, Sky, SHG Corporation (as the managing member of Sky) and the Existing Sky Equityholders will enter into the A&R Operating Agreement, a copy of which is attached hereto as Annex B. The A&R Operating Agreement will, among other things, (i) restructure the capitalization of Sky to (a) authorize the issuance of Sky Common Units to SHG Corporation, (b) reclassify the Existing Sky Units, including the Sky Series A Preferred Units and Sky Series B Preferred Units, but excluding the Existing Sky Prior Incentive Equity Units, held by the Existing Sky Equityholders into Sky Common Units, and (c) reclassify all of the Existing Sky Prior Incentive Equity Units into Sky Incentive Equity Units and (ii) appoint SHG Corporation as the managing member of Sky.

Management of Sky

The business and affairs of Sky will be managed by and under the direction of SHG Corporation. SHG Corporation will have full, exclusive discretion to manage and control the business and affairs of Sky. No member of Sky, other than SHG Corporation will take part in the day-to-day management and operation of Sky.

Restrictions on Transfers

To the fullest extent permitted by law, the members of Sky are restricted from transferring all or any part of such member’s ownership interests in Sky without the prior written consent of SHG Corporation, which consent may be given or withheld in SHG Corporation’s sole discretion. However, members of Sky may transfer their shares to certain permitted persons and as part of an exchange for Class A Common Stock described below.

Conversion, Transferability and Exchange.

Subject to the terms of the A&R Operating Agreement, members of Sky may from time to time cause Sky to redeem any or all of their Sky Common Units in exchange for an equal number of shares of Class A Common Stock. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Operating Agreement of Sky,” for further discussion of the A&R Operating Agreement.

Equity Ownership and Voting Power Upon Closing

As of the date of this proxy statement, there are 16,998,622 shares of Common Stock outstanding, comprised of 13,598,898 shares of Class A Common Stock held by Public Stockholders and 3,399,724 shares of YAC Class B Common stock held by the Initial YAC Stockholders. In connection with the Closing, (i) each then-outstanding share of Class B Common Stock will automatically convert into a share of Class A Common Stock on a one-for-one basis, (ii) BOC YAC will receive 5.5 million shares of Class A Common Stock following conversion and exchange of the BOC YAC Investment as described herein and (iii) no shares of Class A Common Stock are issued pursuant to a Subsequent PIPE.

We anticipate that, upon completion of the Business Combination, the voting interests in SHG Corporation will be as set forth in the table below.

	Assuming No Redemption		Assuming 25% Redemption		Assuming 50% Redemption		Assuming 75% Redemption		Assuming Maximum Redemption for Minimum Buyer Financing Condition to be Met %
	Shares(1)%		Shares(2)%		Shares(3)%		Shares(4)%		Shares(5)%
Stockholder
Existing Sky Equityholders	45,000,000	66.7%	45,000,000	70.2%	45,000,000	70.4%	45,000,000	72.8%	45,000,000	70.4%
Yellowstone's Public Stockholders	13,598,898	20.2%	10,199,174	15.9%	6,799,449	10.6%	3,399,725	5.5%	5,564,668	8.7%
BOC YAC Initial Investment	5,500,000	8.1%	5,500,000	8.6%	5,500,000	8.6%	5,500,000	8.9%	5,500,000	8.6%
Back-Stop Financing	-	0.0%	-	0.0%	3,237,124	5.1%	4,500,000	7.3%	4,500,000	7.0%
Subsequent PIPE Investors	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Yellowstone Sponsors	3,399,724	5.0%	3,399,724	5.3%	3,399,724	5.3%	3,399,724	5.5%	3,399,724	5.3%
Proforma Combined Company Common Stock as of September 30, 2021	67,498,622	100%	64,098,898	100%	63,936,297	100%	61,799,449	100%	63,964,392	100%
Potential Sources of Dilution:
Public Warrants	6,799,449	10.1%	6,799,449	10.6%	6,799,449	10.6%	6,799,449	11.0%	6,799,449	10.6%
Private Warrants(6)	7,719,779	11.4%	7,719,779	12.0%	7,719,779	12.1%	7,719,779	12.5%	7,719,779	12.1%

(1)	Assumes that no shares of Yellowstone Class A Common Stock are redeemed, no Subsequent PIPE and excludes potential dilution from SHG Corporation Warrants and YAC Warrants.

(2)

Assumes that 3.399,724 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $34,677,185, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, and there is no Subsequent PIPE prior to Closing.

(3)

Assumes that 6,799,449 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $69,354,380, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, the Back-Stop Financing is partially funded in an amount required to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions), (ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(4)

Assumes that 10,199,173 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $104,031,565, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, the Back-Stop Financing is fully funded in an amount required to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions), (ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(5)

Assumes that 8,034,230 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $81,949,146, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account as of September 30, 2021, the Back-Stop Financing is fully funded to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions(ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(6)	Excludes the optional conversion by the Sponsor of its $1,000,000 working capital Promissory Loan to YAC for 666,667 warrants at a conversion price of $1.50 per warrant.

Organizational Structure

The following diagram illustrates the economic ownership of SHG Corporation immediately following the Closing assuming the no redemption scenario, as described in more detail below:

Boston Omaha & Affiliates
YAC SPAC Public Shareholders
Existing Sky Equity Holders & Management
13.19% Class A
20.15% Class A
66.67% Class B
SHG Corporation
41.9% Common
58.1% Common
Sky Harbor LLC
100%
100%
Sky Harbor Capital LLC
Sky Harbor Services LLC
100%
Individual Airport Site LLCs
Series 2021 PABs Obligated Group

The no redemption scenario assumes that (i) none of the holders of Class A Common Stock exercise their Redemption Rights, (ii) none of the parties set forth above purchase shares of Class A Common Stock in the open market, (iii) no Subsequent PIPE is raised; (iv) no Back-Stop Financing is provided and (v) there are no other issuances of equity interests of YAC prior to or in connection with the Closing.

The Maximum Redemption for Minimum Buyer Financing Condition to be Met (“Maximum Redemption”) scenario is based upon satisfaction of the Minimum Available Buyer Financing Amount, and assumes that (i) the holders of 8,034,230 shares of Class A Common Stock exercise their Redemption Rights, (ii) none of the parties set forth above purchase any Class A Common Stock in the open market, (iii) no Subsequent PIPE is raised; (iv) the full amount of the Backstop-Financing is provided; (v) there are no other issuances of equity interests of YAC prior to or in connection with the Closing, and (vi) none of the Class A Common Stock has been issued upon exercise of the YAC Warrants.

We calculated the equity economic interests shown in the diagram based on the amounts set forth in the sources and uses table contained in the subsection entitled “— Sources and Uses of Funds for the Business Combination” of this proxy statement and they represent the scenarios where, in each case after giving effect to the BOC Contribution and assuming no Subsequent PIPE, there is (i) no redemption of Class A Common Stock and no Back-Stop Financing is provided and (ii) the Maximum Redemption of Class A Common Stock that would allow for satisfaction of the Minimum Available Buyer Financing after giving effect to the full amount of the Back-Stop Financing being provided, respectively, and none of the Class A Common Stock has been issued upon exercise of the YAC Warrants.

Proposals to be put to the Special Meeting

The following is a summary of the proposals to be put to the Special Meeting.

The Business Combination Proposal

At the Closing, we will (i) amend and restate our Existing Certificate of Incorporation to, among other things, (a) change the name of YAC to Sky Harbour Group Corporation, (b) convert all then-outstanding shares of Sponsor Stock into shares of Class A Common Stock and (c) authorize the issuance of Class B Common Stock and (ii) replace the Existing Bylaws, by adopting the SHG Corporation Bylaws.

The Existing Sky Equityholders, SHG Corporation and Sky will enter into the A&R Operating Agreement which, among other things, will (a) restructure its capitalization to (i) issue to AC the number of Sky Harbour Units equal to the number of outstanding shares of Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of Class A Common Stock, and any Subsequent PIPE), (ii) reclassify the existing Sky common units (other than any Existing Sky Prior Incentive Equity Unit), existing Sky series A preferred units, and the existing Sky series B preferred units into Sky common units, and (iii) reclassify all of the Existing Sky Prior Incentive Equity Units into Sky Incentive Equity Units, concurrently with and subject to adjustments affecting the number of units and exercise price (as applicable) thereof, following the Closing and (b) appoint SHG Corporation as the managing member of Sky.

Following the Closing, we will be organized as an Up-C structure, in which substantially all of the operating assets of SHG Corporation will be held by Sky, and SHG Corporation’s only assets will be its equity interests in Sky.

After consideration of the factors identified and discussed in the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement — The Board’s Reasons for Approving the Business Combination,” the Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for our IPO, including that the business of YAC had a fair market value of at least 80% of the balance of the funds in the Trust Account at the time of execution of the Equity Purchase Agreement.

If any proposal is not approved by YAC’s stockholders at the Special Meeting, the Board may submit the Adjournment Proposal for a vote.

For additional information, see “Proposal No. 1 — The Business Combination Proposal” section of this proxy statement.

The Nasdaq Proposal

Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve the Nasdaq Proposal.

YAC may issue 20% or more of our outstanding common stock or 20% or more of the voting power, in each case outstanding before the issuance, in connection with the Business Combination. The Nasdaq Proposal is a proposal to approve, assuming the Business Combination Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of Nasdaq, (i) the issuance of more than 20% of our issued and outstanding common stock (i) pursuant to the terms of the Equity Purchase Agreement, and (ii) the issuance of Class A Common Stock in connection with the Subsequent PIPE, in each case, that may result in Sky or any other investor owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules.

For additional information, see “Proposal No. 2 — The Nasdaq Proposal” section of this proxy statement.

The Charter and Governance Proposals

If the Business Combination Proposal and the Nasdaq Proposal are approved and the Business Combination is to be consummated, prior to the Closing, YAC will amend and restate the Existing Certificate of Incorporation with the A&R Certificate of Incorporation under the DGCL to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which, if approved, would take effect upon Closing. In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with the SEC guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions:

●

A proposal to increase the total number of authorized shares and reclassify the capital stock of SHG Corporation to [ ■ ] total shares consisting of (i) [ ■ ] shares of preferred stock, par value $0.0001 per share, (ii) [ ■ ] shares of Class A Common Stock, par value $0.0001 per share, and (iii) [ ■ ] shares of Class B Common Stock, par value $0.0001 per share (which Class B Common Stock will not convey any economic rights, but will entitle its holders to vote on all matters to be voted on by stockholders generally and otherwise have such terms and conditions as necessary to implement the Up-C structure).

●

A proposal to declassify the board of directors, to provide that the SHG Corporation Board will be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class and to provide that the number of directors of SHG Corporation will be not less than [ ■ ] and not more than [ ■ ], with the then-authorized number of directors being fixed from time to time by the SHG Corporation Board within such range, which number shall initially be seven.

●	A proposal to elect not to be governed by Section 203 of the DGCL.

The A&R Certificate of Incorporation differs in material respects from the Existing Certificate of Incorporation and we urge stockholders to carefully consult the information set out in the Section “Proposal No. 3 — The Charter and Governance Proposals” and the full text of the A&R Certificate of Incorporation, attached hereto as Annex E.

The Director Election Proposal

Assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved, the Board has nominated seven directors to serve terms on the SHG Corporation Board. Holders of YAC Class B Common Stock are being asked to elect these directors to serve until their respective successors are duly elected and qualified pursuant to the terms of the A&R Certificate of Incorporation.

For additional information, see “Proposal No. 4 — The Director Election Proposal” section of this proxy statement.

The Incentive Plan Proposal

Assuming the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal are approved, our stockholders are also being asked to approve the Incentive Plan Proposal. We expect that, prior to the consummation of the Business Combination, our Board will approve and adopt the 2022 Plan. Our stockholders should carefully read the entire 2022 Plan, a copy of which is attached to this proxy statement as Annex F, before voting on this proposal.

For additional information, see “Proposal No. 5 — The Incentive Plan Proposal” section of this proxy statement.

The Adjournment Proposal

The Adjournment Proposal allows the Board to submit a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals.

For additional information, see “Proposal No. 6 — The Adjournment Proposal” section of this proxy statement.

Date, Time and Place of Special meeting of YAC’s Stockholders

The Special Meeting will be held via live webcast at 10:00 am, Eastern Time, on [ ■ ], 2022, to consider and vote upon the proposals to be put to the Special Meeting, including if necessary, the Adjournment Proposal. The Special Meeting can be accessed by visiting [ ■ ]. You may also attend the annual meeting by telephone in listen only mode within the U.S. and Canada: + [ ■ ] (toll-free) or outside of the U.S. and Canada: + [ ■ ] (standard rates apply). The passcode for telephone access is: [ ■ ], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the Transfer Agent.

Registering for the Special Meeting

Pre-registration at [ ■ ] is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by [ ■ ], 2021. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of Common Stock:

•

If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only Special Meeting, go to [ ■ ] enter the control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to .

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Common Stock at the close of business on [ ■ ], 2021, which is the Record Date for the Special Meeting. Stockholders will have one vote for each share of Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. YAC Warrants do not have voting rights. On the record date, there were [ ■ ] shares of Common Stock outstanding, of which [ ■ ] were shares of Class A Common Stock, with the rest being held by the Initial YAC Stockholders.

Quorum and Vote of Stockholders

A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Special Meeting) or by proxy of shares of outstanding capital stock of YAC representing a majority of the voting power of all outstanding shares of capital stock of YAC entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date [ ■ ] shares of Common Stock would be required to achieve a quorum.

Our Initial YAC Stockholders will count toward this quorum and pursuant to the Letter Agreement, the Initial YAC Stockholders, our Sponsor, officers and directors have agreed to vote their Initial Sponsor Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date hereof, the Initial YAC Stockholders own approximately 20% of our total outstanding common shares.

The following votes are required for each proposal at the Special Meeting:

•

The Business Combination Proposal: The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Nasdaq Proposal: The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Charter and Governance Proposals: Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. The Governance Proposals are being presented on a non-binding advisory basis.

•

The Director Election Proposal: The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of YAC Class B Common Stock cast by YAC’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of Class A Common Stock have no right to vote on the election, removal or replacement of any director.

•

The Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•

The Adjournment Proposal: The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

With respect to each proposal in this proxy statement (other than the Director Election Proposal), you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the Director Election Proposal, holders of Class B Common Stock may vote “FOR” or “WITHHOLD” with respect to each nominee.

If a stockholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Special Meeting in person, then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the outcome of any other proposal in this proxy statement.

Abstentions and “WITHHOLD” votes will be counted in connection with the determination of whether a valid quorum is established but their effect on the proposals in this proxy statement differ as follows:

•

An abstention will have no effect on the Business Combination Proposal, the Nasdaq Proposal or the Governance Proposals, and for the Director Election Proposal, a “WITHHOLD” vote will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting.

•	In contrast, an abstention will have the same effect as a vote “AGAINST” the Charter Proposal.

Redemption Rights

Pursuant to the Existing Certificate of Incorporation, a Public Stockholder may request that YAC redeem all or a portion of such Public Stockholder’s shares of Class A Common Stock for cash if the Business Combination is consummated. You will be entitled to receive cash for any shares of Class A Common Stock to be redeemed only if you:

(i)

(a) hold shares of Class A Common Stock, or (b) hold YAC Units and you elect to separate your YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising your Redemption Rights with respect to the shares of Class A Common Stock; and

(ii)

prior to 9:00 a.m., New York time, on [ ■ ], 2022 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of Class A Common Stock for cash, and (b) deliver your shares of Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

Holders of YAC Units must elect to separate the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising Redemption Rights with respect to the shares of Class A Common Stock. If holders hold their YAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants, or if a holder holds YAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of Class A Common Stock. For illustrative purposes, as of September 30, 2021, this would have amounted to approximately $10.20 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that YAC instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights. See “Special Meeting of the YAC Stockholders — Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of Class A Common Stock with respect to more than an aggregate of 20% of the shares of Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the shares of Class A Common Stock, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of Class A Common Stock (either physically or electronically) to the Transfer Agent prior to 9:00 a.m., New York time, on [ ■ ], 2022 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, YAC will satisfy the exercise of Redemption Rights by redeeming the shares of Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Holders of YAC Warrants will not have Redemption Rights with respect to the warrants.

Appraisal Rights

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. YAC has engaged [ ■ ] to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person (which would include presence at the virtual Special Meeting) if it revokes its proxy before the Special Meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of the YAC Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and our directors and officers and the Existing Sky Equityholders have interests in the Business Combination that are different from, or in addition to, those of our other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to our stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•

the fact that the Initial YAC Stockholders have waived their right to redeem any of the Initial Sponsor Shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor purchased an aggregate of 3,329,724 Initial Sponsor Shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0735 per share, and because these shares were purchased with a minimal investment, the Sponsor could achieve a significant positive return even if the trading prices of shares of SHG following the closing of the Business Combination decline significantly;

•

the fact that our Sponsor purchased an aggregate of 7,719,779 Private Placement Warrants at a price of $1.00 per Private Placement Warrant from Yellowstone. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment, with each Private Placement Warrant being exercisable commencing 30 days following the Closing, subject to certain lock-up periods. The warrants held by our Sponsor had an aggregate market value of approximately $8.41 million based upon the closing price of $1.09 per warrant on Nasdaq on November 23, 2021;

•

the fact that our Sponsor and Initial Stockholders may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•

if YAC does not consummate the Business Combination by January 25, 2022, or such later date as approved by our stockholders, YAC will be required to dissolve and liquidate and the securities held by our Sponsor, will be of no value because our Sponsor has agreed to waive its rights to any liquidation distributions;

•

if we do not successfully consummate the Business Combination, our Sponsor will lose its investment in us, which totals $8.43 million in value (inclusive of a $1 million loan) as of November 26, 2021, and the potential loss of this investment could incentivize the Sponsor and its affiliates to pursue a business combination transaction on unfavorable terms in order to avoid a liquidation and a loss of its investment;

•

pursuant to the Stockholders’ Agreement, the Founder Holders will have the right to designate the Founder Designees and each of the Due West Holders, Center Sky Holders and Sponsor Holders will have the right to designate a director. Each of the Stockholder Parties will respectively agree to vote for each of those nominees at each meeting of stockholders called for the purpose of electing directors;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

•

if the Trust Account is liquidated, including in the event that we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent of any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.20 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding YAC or our securities, the Initial YAC Stockholders, Sky and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. YAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of YAC and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “Risk Factors — Risks Relating to YAC — Directors of YAC have potential conflicts of interests in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement”, “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

Recommendation of the Board

The Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of YAC’s stockholders and unanimously recommends that our stockholders vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter and Governance Proposals, “FOR” each of the director nominees set forth in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting. See the sections entitled “Proposal No. 1 — The Business Combination Proposal — Recommendation of the Board,” “Proposal No. 2 — The Nasdaq Proposal — Recommendation of the Board,” “Proposal No. 3 — The Charter and Governance Proposals — Recommendation of the Board,” “Proposal No. 4 — The Director Election Proposal — Recommendation of the Board,” “Proposal No. 5 — The Incentive Plan Proposal — Recommendation of the Board,” and “Proposal No. 6 — The Adjournment Proposal — Recommendation of the Board” for more information.

Conditions to the Closing of the Business Combination

Unless waived by the parties to the Equity Purchase Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Equity Purchase Agreement including, among other things, that (i) YAC has received the Required YAC Stockholder Approval, (ii) YAC has at least $5,000,001 in tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately prior to closing, (iii) YAC has at least $150.0 million in Available Buyer Financing, and (iv) YAC will remain listed on the Nasdaq and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date. For more information about conditions to the consummation of the Business Combination, see “Proposal No. 1 — The Business Combination Proposal — Conditions to the Closing of the Business Combination.”

The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent YAC’s good faith estimate of such amounts.

Sources of Proceeds

(in millions)	No Redemption		Maximum Redemption for Minimum Buyer Financing Condition to be Met
Sources
Cash Held in Trust Account	$138.7	(1)	$56.7
BOC YAC - Initial Investment (2)	$55.0		$55.0
BOC YAC - Back-Stop Financing (3)	$--		$45.0
Total Sources	$193.7		$156.7

____________

(1)

Represents the amount of the cash held in the Trust Account prior to the Closing (and prior to any redemption by YAC stockholders) as of September 30, 2021, excluding any interest earned on the funds until the Closing.

(2)	Represents the cash value of the BOC YAC Initial Investment into Sky, and associated BOC YAC Contribution.
(3)	Represents the value of the Back-Stop Financing as of the consummation of the Business Combination

Uses of Proceeds

(in millions)	No Redemption	Maximum Redemption for Minimum Buyer Financing Condition to be Met
Uses
New cash to balance sheet	$123.7	$86.7
Contribution of BOC YAC - Initial Investment	$55.0	$55.0
Fees and Expenses (1)	$15.0	$15.0
Total Uses	$193.7	$156.7

____________

(1)

Represents the total estimated Transaction Expenses incurred by the parties to the Equity Purchase Agreement, including the $4.75 million Deferred Underwriter Commission contingent upon the successful consummation of the Business Combination.

Certain U.S. Federal Income Tax Considerations

For a discussion summarizing the material U.S. federal income tax consequences of an exercise of Redemption Rights, please see “Proposal No. 1 — The Business Combination Proposal — Certain U.S. Federal Income Tax Considerations to Holders of Class A Common Stock Exercising Redemption Rights.”

Board of Directors Following the Business Combination

Upon the consummation of the Business Combination, the SHG Corporation Board will be chaired by Tal Keinan, who will also as Chief Executive Officer, and six additional directors, all of which will be independent.

Anticipated Accounting Treatment

For a discussion summarizing the anticipated accounting treatment of the Business Combination, please see “Proposal No. 1 — The Business Combination Proposal — Anticipated Accounting Treatment.”

Regulatory Matters

The Business Combination is not subject to any federal, state or other regulatory requirements or approvals, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the Equity Purchase Agreement.

Risk Factors

In evaluating the proposals to be presented at the Special Meeting, a stockholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

Sources of Industry and Market Data

Where information has been sourced from a third-party, the source of such information has been identified. Unless otherwise indicated, the information contained in this proxy statement on the market environment, market developments, growth rates, market trends and competition in the markets in which YAC and Sky operate is taken from publicly available sources, including third-party sources, or reflects YAC’s or Sky’s estimates that are principally based on information from publicly available sources.

Emerging Growth Company, Smaller Reporting Company and Controlled Company

YAC is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and YAC may take advantage of certain exemptions from various reporting requirements that are applicable to other companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. YAC intends to take advantage of the benefits of this extended transition period. This may make comparison of YAC’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Following the Business Combination, YAC will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of Class A Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, YAC is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. YAC will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible. We will be required to evaluate our status as a smaller reporting company on an annual basis.

SHG Corporation will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the SHG Corporation Board consist of independent directors, (ii) SHG Corporation has a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We expect to rely on certain of these exemptions after the Closing. As a result, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Summary of Risk Factors

You should consider all the information contained in this proxy statement in deciding how to vote for the proposals presented herein. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. Such risks include, but are not limited to:

Risks Relating to YAC

•	Our Initial YAC Stockholders have agreed to vote in favor of the Business Combination, regardless of how our Public Stockholders vote.

•

If YAC is unable to complete the Business Combination with Sky or another business combination by January 25, 2022 (or such later time, if any, as approved by our stockholders), YAC will cease all operations except for the purpose of winding up, dissolving and liquidating.

•	We may not be able to complete the Subsequent PIPE in connection with the Business Combination.

•	We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

Risks Relating to the Business Combination

•

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in Sky and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

•	Even if we consummate the Business Combination, the YAC Warrants may not be in the money at the time they become exercisable, and they may expire worthless.

•	Yellowstone’s board of directors did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination.

•	The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

•

The ability of our Public Stockholders to exercise Redemption Rights with respect to a large number of our shares may not allow us to complete the Business Combination or optimize our capital structure.

•

The ability of our Public Stockholders to exercise Redemption Rights with respect to a large number of our shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

•

If you fail to comply with the redemption requirements specified in this proxy statement, you will not be entitled to redeem your shares of Class A Common Stock for a pro rata portion of the Trust Account.

•

We do not have a specified maximum redemption threshold. While the absence of such a redemption threshold may make it possible for us to complete the Business Combination (assuming we can secure approximately $60 million through a Subsequent PIPE) in which a substantial majority of our stockholders decided to redeem, if holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied.

•	SHG Corporation may be subject to securities litigation, which is expensive and could divert management attention.

Risks Relating to Our Organization and Structure

•

Following the Closing, SHG Corporation will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

•

SHG Corporation will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make SHG Corporation’s securities less attractive to investors and may make it more difficult to compare SHG Corporation’s performance to the performance of other public companies.

Risks Relating to Tax

•

The only principal asset of SHG Corporation following the Business Combination will be its interest in Sky, and accordingly it will depend on distributions from Sky to pay dividends, taxes, other expenses, and make any payments required to be made under the Tax Receivable Agreement.

•	In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

Risks Relating to Sky

•	Sky has a limited operating history and could experience significant operating losses in the future.

•	Sky’s business, and the aviation industry generally, are subject to downturns in the economy and disruption and volatility in the financial markets.

•

Sky’s growth will depend in part upon its ability to enter into new ground leases at airports, and Sky may be unsuccessful in identifying and consummating attractive new ground leases or taking advantage of other investment opportunities, which would impede its growth and materially and adversely affect its business and results of operation.

•	Sky’s ability to meet its obligations under its ground leases and its indebtedness is dependent on its ability to enter into and collect lease payments from tenants.

•

Sky has a substantial amount of indebtedness outstanding, which may expose it to the risk of default under its debt obligations, restrict its operations and its ability to grow its business and revenues.

•

Secured debt obligations, including those under the PABs, expose Sky to the possibility of foreclosure, which could result in the loss of its investment in a property or group of properties subject to mortgage debt.

•

Sky’s ability to pay dividends to its unitholders, including the SHG Corporation after the Closing, is dependent on meeting certain debt service maintenance and restricted payment tests under the master and bond indentures of its wholly owned subsidiary Sky Harbour Capital LLC and the trustee and bondholders of its PABs.

•	The aviation industry generally, and the business of Sky specifically, have been and may continue to be materially adversely affected by the global COVID-19 pandemic.

•	The industry in which Sky operates is subject to significant competition and Sky’s failure to effectively compete could have a material adverse effect on Sky’s business and results of operations.

•	The growth and success of Sky’s business is subject to its ability to market and to attract and retain tenants.

•

Sky’s rental income will initially be concentrated within a small number of tenants and the loss of or default by one or more significant tenants could have a material adverse effect on Sky’s business and results of operations.

•

Sky’s capital projects are subject to uncertainties, including the possibility of delays and cost overruns, which could have a material adverse effect on Sky’s business, results of operation and market reputation.

•

Failure to adequately maintain Sky’s HBS hangar campuses or the integrity of its fuel supplies may have a material adverse impact on the revenue or market share of one or more of its hangar campuses resulting in a decline in operations of the business.

•	The growth and success of Sky’s business is dependent on the continued service of certain key employees and the ability to recruit and retain new employees.

•

Sky’s management team has no prior experience operating a publicly company, and we cannot assure you that the past experience of Sky’s senior management team will be sufficient to successfully operate as a public company.

•

If Sky fails to maintain effective internal control over financial reporting, it may not be able to accurately report its financial results, which may adversely affect investor confidence in the Company and, as a result, the value of its common stock.

•	Sky expects to conduct substantially all of its operations under ground leases, which grant significant rights to airport authorities as its direct or ultimate landlord.

•	The termination for cause of one or more of the ground leases would affect Sky’s business and results of operations significantly.

•	Because Sky does not directly own the sites it leases, it will not be able to liquidate real estate investments in order to meet liquidity needs.

•

Sky may be unable to renew ground leases, lease vacant space or re-lease space as leases expire, or renewing existing leases may require significant concession, inducements and/or capital expenditures.

•	Failure to succeed in new markets.

•	Sky’s business and results of operations will be dependent on tenants satisfying their obligations under tenant leases, which may be subject to default or termination.

•	Sky’s business and results of operations may be materially adversely affected by a default under a ground lease or the bankruptcy of a subsidiary.

•	The lack of accurate and reliable industry data can result in unfavorable strategic planning, mergers and acquisitions, and macro pricing decisions.

•

Sky is subject to extensive governmental regulations that could require significant expenditures. Regulators, such as the TSA, have and may again consider regulations that could impair the relative convenience of general aviation and adversely affect demand for Sky’s services.

•	Compliance or failure to comply with the ADA and other regulations could result in substantial costs.

•	Potential limitation of tax-exemption of interest on private activity bonds could impact the debt funding of Sky for future projects or significantly increase its cost.

•

Increases in market interest rates or unavailability of additional indebtedness may make it difficult for us to finance or refinance our debt, which could have a material adverse effect on our financial condition, results of operations and growth prospects.

•

Sky has been and may in the future be adversely impacted by emergency regulations adopted in response to significant events, such as natural disasters or public health crises, which could adversely impact its operations.

•	Uninsured losses or a loss in excess of insured limits could adversely affect Sky’s business and results of operations.

•	Sky may not be able to rebuild its properties to their existing specifications if it experiences a substantial or comprehensive loss of such properties.

•	Sky’s businesses are subject to environmental risks that may impact its future profitability.

•	Sky is exposed to the potential impacts of future climate change and climate change-related risks.

•

Cybersecurity risks and cyber incidents may adversely affect Sky’s business by causing a disruption to its operations, a compromise or corruption of its confidential information, misappropriation of assets and/or damage to its business relationships, all of which could negatively impact Sky’s business and results of operations.

COMPARATIVE SHARE INFORMATION

The following table sets forth unaudited pro forma condensed combined per share information of SHG Corporation after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•

Assuming No Redemptions: This presentation assumes that none of YAC’s stockholders exercise Redemption Rights with respect to their Common Stock, no Subsequent PIPE is raised and no Back-Stop Financing is provided.

•

Assuming Maximum Redemptions Consistent with meeting Minimum Available Buyer Financing Amount: This presentation assumes satisfaction of the Minimum Available Buyer Financing Amount, and that (i) the holders of 8,034,230 shares of Class A Common Stock exercise their Redemption Rights, (ii) none of the parties to the Equity Purchase Agreement purchase any Class A Common Stock in the open market, (iii) no Subsequent PIPE is raised; (iv) the full amount of the Back-Stop Financing is provided; (v) there are no other issuances of equity interests of YAC prior to or in connection with the Closing, and (vi) none of the Class A Common Stock has been issued upon exercise of the YAC Warrants. Accordingly, if stockholders holding nor more than 8,034,230 of Class A Common Stock exercise their Redemption Rights and such shares are redeemed for their pro rata share of the funds in the trust account for an aggregate redemption payment of approximately $82.0 million, approximately $10.20 per share, based on $138.7 million in the Trust Account and 13.6 million shares of Class A Common Stock outstanding as of September 30, 2021. This scenario assumes that there is cash available in the amount of approximately $150 million, net of transaction costs, after giving effect to the redemptions of Class A Common Stock, the proceeds from the BOC YAC Investment and the full value of the Back-Stop Financing. Furthermore, YAC will not redeem shares of Class A Common Stock in an amount that would result in YAC’s failure to have net tangible assets equaling or exceeding $5,000,001.

The pro forma stockholder’s equity per share information reflects the Business Combination as if it had occurred on September 30, 2021. The weighted average shares outstanding and net loss per share information reflect the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of YAC and Sky and related notes. The unaudited pro forma condensed combined per share information of YAC and Sky is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of YAC and Sky would have been had the companies been combined during the periods presented.

	Pro Forma Combined Assuming No Redemption	Pro Forma Combined Assuming Maximum Redemptions For Minimum Buyer Financing Condition to be Met
Nine Months Ended September 30, 2021
Net loss attributable to controlling interests	$(1,853,217)	$(1,648,226)

Stockholders' equity attributable to controlling interests as of September 30, 2021	$62,832,720	$44,923,455

Basic and diluted weighted average shares outstanding	22,498,622	18,964,392

Basic and diluted net loss per share	$(0.08)	$(0.09)

Stockholders' equity attributable to controlling interests per share - basic and diluted – as of September 30, 2021	$2.79	$2.37

Twelve Months Ended December 31, 2020
Net loss attributable to controlling interests	$(1,854,134)	$(1,649,041)

Basic and diluted weighted average shares outstanding	22,498,622	18,964,392

Basic and diluted net loss per share	$(0.08)	$(0.09)

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement. These risks could have a material adverse effect on the business, financial conditioning and results of operations of YAC, and could adversely affect the trading price of SHG Corporation’s securities following the Business Combination.

Risks Related to Sky’s Business and Operations

Sky has a limited operating history and could experience significant operating losses in the future

Sky has incurred losses from operations in each year since its formation in 2017. Sky’s net loss for the years ended December 31, 2020 and 2019 was $2.5 million and $1.8 million, respectively and our net loss for the nine months ended September 30, 2021 was $8.4 million. Sky has funded its operations to date principally from the sale of securities and debt issuances. In addition, as Sky expands its operations and builds additional hangars and related infrastructure, Sky will incur ongoing depreciation expenses, which are typically spread over a number of years. For these reasons, Sky may continue to incur significant losses. These losses, among other things, have had and will continue to have an adverse effect on Sky’s stockholders’ equity and working capital and we cannot assure you that we will be able to be successful in implementing our business strategy.

For any number of reasons, including those addressed in these risk factors, Sky might fail to achieve or maintain profitability, might experience significant losses and might experience liquidity issues due to any number of contingencies. In particular, contagious infections, the condition of the economy, the level and volatility of fuel prices and its impact on aviation industry, the demand for general aviation commercial and business jet travel and intense competition in the aircraft hangar industry have had and will continue to have an impact on the operating results of Sky, and may increase the risk that Sky will experience losses in the future, which could have a material adverse effect on the liquidity and results of operations of Sky, which could, in turn, result in a decline in the value of Sky’s common stock.

Sky has a limited operating history and operates in a competitive and evolving industry, which makes it difficult to evaluate its business and future prospects and increases the risk of your investment.

Formed in October 2017, Sky has a limited operating history in the home basing solutions for private jet industry. Historically, private jet owners have relied on non-dedicated hangar space managed by companies which derive the majority of their revenues through the sale of aviation fuel to private jet owners. As a result, there is limited information on which investors can base an evaluation of its business, strategy, operating plan, results and prospects. Sky intends to derive substantially all of its revenues from the rental income derived from leasing dedicated hangar space.

Sky currently has operations at two airport locations, while it is at various stages of development at three other locations at which it has secured leases. Sky hopes to secure additional leases in the future but there is no assurance that Sky will be able to secure future locations at airports and these airports could instead issue leases to other companies seeking to provide services to private jet owners which compete with Sky.

It is difficult to predict future revenues and appropriately budget for expenses, and Sky has limited insight into trends that may emerge and affect its business. The projected financial information appearing elsewhere in this proxy statement has been prepared by Sky’s management and reflects estimates of future performance of the five sites leased at the time the projections were prepared. In addition, Sky has only limited revenue to date from its two locations and it faces substantial business and operational risks, including risks from competitors selling similar services and a revenue model which has limited tested market strategy, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk inherent in the projections. In addition, the projections by their nature become less predictive with each successive year, and any assumptions and forecasts that are not realized in early periods could have a compounding effect on the forecasts shown for later periods, and any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the forecasted results failing to be reflective of actual events in later periods. Given that most of Sky’s leased sites are currently in development and not yet operational, any delays in completing site construction and commencing operations in particular could have significant impacts on all periods presented. In addition, the projections include assumptions relating to, among other things, the number of private jet owners that would lease facilities from Sky and the rental rates for such dedicated hangar leases, the speed at which Sky can open these and other potential facilities and the rate at which the hangar facilities are leased, the costs associated with building and operating the hangars, and the risks that expansion opportunities may be impacted by significant competition from companies seeking to provide competitive rental and other services. If any of these assumptions turns out to be inaccurate in any significant respect, actual results will differ, potentially materially, from the forecasted results set forth in the projections. The assumptions underlying such projected information require the exercise of judgment and may not occur, and the projections are subject to uncertainty due to the effects of technical, economic, business, competitive, regulatory, legislative, and political or other changes. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly different from the projections.

You may not have the same benefits as an investor in an underwritten public offering.

SHG will become a publicly listed company upon the completion of the Business Combination. The Business Combination and the transactions described in this proxy statement are not an underwritten initial public offering SHG’s securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

Like other business combinations and spin-offs, in connection with the Business Combination, you will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters have a “due diligence” defense to any such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer will also deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. In contrast, neither of YAC or Sky has engaged a financial advisor to act as an intermediary in the sale of securities and therefore there is no financial advisor involved that faces the same potential liability under the U.S. securities laws as underwriters. As a result, no financial advisor was engaged to undertake the same level of, or any, due diligence investigation of the issuer as is typically undertaken by underwriters.

In addition, because there are no underwriters engaged in connection with the Business Combination, prior to the opening of trading on the Nasdaq on the trading day immediately following the closing, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades on the Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of the SHG Common Stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of shares of the SHG Common Stock or helping to stabilize, maintain or affect the public price of the SHG Common Stock following the closing. Moreover, we will not engage in, and have not and will not, directly or indirectly, request the financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the SHG Common Stock that will be outstanding immediately following the closing. All of these differences from an underwritten public offering of Sky’s securities could result in a more volatile price for the SHG Common Stock.

Further, we will not conduct a traditional “roadshow” with underwriters prior to the opening of initial post-closing trading of the SHG Common Stock on the Nasdaq. There can be no guarantee that any information made available in this proxy statement and/or otherwise disclosed or filed with the SEC will have the same impact on investor education as a traditional “roadshow” conducted in connection with an underwritten initial public offering. As a result, there may not be efficient or sufficient price discovery with respect to the SHG Common Stock or sufficient demand among potential investors immediately after the closing, which could result in a more volatile price for the SHG Common Stock.

In addition, our initial stockholders, including our Sponsor, as well as their respective affiliates and permitted transferees, have interests in the Business Combination that are different from or are in addition to our shareholders and that would not be present in an underwritten public offering of Sky’s securities. Such interests may have influenced our board of directors in making their recommendation that you vote in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if Sky became a publicly listed company through an underwritten initial public offering instead of upon completion of the merger.

Sky’s business, and the aviation industry generally, are subject to downturns in the economy and disruption and volatility in the financial markets.

Volatility and disruption in the economy and financial markets regionally, nationally and globally could significantly negatively impact Sky’s customers, weaken the markets it serves, adversely impact fuel prices and the rental price of hangars, and inflict overall harm to Sky’s operations and financial performance. Sky’s financial performance depends, in large part, on conditions in the markets that it serves, and on the United States and global economies in general. United States and global financial markets have experienced extreme disruption in the last 10 years, including, among other things, concerns regarding global recession, high historical levels of unemployment, the decline in the housing market, a severe tightening in the credit markets, a low level of liquidity in many financial markets, and extreme volatility in credit and equity markets. The 2008-2009 recession resulting from the global financial crisis caused a significant reduction in general aviation operations that had a significant impact on the aircraft hangar real estate industry. More recently, the COVID-19 pandemic significantly adversely affected the global economy and travel industry.

There can be no assurance that there will not be a future deterioration in financial markets and confidence in major economies. In addition, a tightening of credit in financial markets may adversely affect Sky’s customers’ spending habits and could result in a decrease in or cancellation of orders for the services Sky provides, as well as impact the ability of its customers to make payments. Similarly, tightening of credit may adversely affect Sky’s supplier base and increase the potential for one or more of its suppliers to experience financial distress or bankruptcy. These conditions would harm Sky by adversely affecting sales, results of operations, profitability, cash flows, financial condition and long-term anticipated growth rate, which could, in turn, result in a decline in the trading price of Sky’s securities.

YAC’s existing stockholders will experience dilution as a consequence of the Business Combination. If we raise capital in connection with the Business Combination or in the future by issuing shares of common or preferred stock or other equity or equity-linked securities, convertible debt or other hybrid equity securities, our then-existing stockholders may experience dilution Having a minority share position will reduce the influence that our current stockholders have on the management of the post-combination company.

Assuming no redemptions, it is anticipated that, upon completion of the Business Combination, YAC’s Public Stockholders will own approximately 20.2% of the outstanding Common Stock, the Existing Sky Equityholders and management will own approximately 66.7% of the outstanding Common Stock, BOC YAC will own 8.1% of the outstanding Common Stock and Sponsor will own approximately 5.0% of the outstanding Common Stock. This ownership interest assumes that no holder of YAC’s Class A Common Stock elects to redeem its shares, that 5,500,000 shares of Class A Common Stock are issued pursuant to the BOC YAC Investment, and that no shares of Class A Common Stock are issued in a Subsequent PIPE financing to any third party investor prior to Closing, and does not take into account SHG Corporation Warrants that will remain outstanding following the Business Combination or any issuances of equity under the 2022 Plan, which is intended to be entered into in connection with the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by YAC’s existing stockholders in the post-combination company will be different.

However, assuming Maximum Redemptions, it is anticipated that, upon completion of the Business Combination, YAC’s Public Stockholders will own approximately 8.7% of the outstanding Common Stock, the Existing Sky Equityholders and management will own approximately 70.4% of the outstanding Common Stock, BOC YAC will own 15.6% of the outstanding Common Stock and Sponsor will own approximately 5.3% of the outstanding Common Stock. This ownership interest assumes the maximum number of holders of YAC’s Class A Common Stock elect to redeem their shares, that 5,500,000 shares of Class A Common Stock are issued pursuant to the BOC YAC Investment, 4,500,000 shares of Class A Common Stock are issued to BOC YAC pursuant to the Back-Stop Financing, and that no shares of Class A Common Stock are issued in a PIPE financing to any third party investor prior to Closing, and does not take into account SHG Corporation Warrants that will remain outstanding following the Business Combination or any issuances of equity under the 2022 Plan, which is intended to be entered into in connection with the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by YAC’s existing stockholders in the post-combination company will be different. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied.

To the extent that any of the SHG Corporation Warrants are exercised for shares of Class A Common Stock, or any shares of Class A Common Stock are issued under the 2022 Plan, current stockholders of YAC may experience substantial dilution. Such dilution could, among other things, limit the ability of YAC’s current stockholders to influence management of the post-combination company through the election of directors following the Business Combination.

We do not know how many stockholders may exercise their Redemption Rights prior to the consummation of the Business Combination, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a larger number of shares are submitted for redemption than we initially expect, we may need to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The following table illustrates varying beneficial ownership levels in the Combined Company, as well as possible sources and extents of dilution for non-redeeming Yellowstone Public Shareholders, assuming no redemptions by Yellowstone Public Shareholders, 25% redemption by Yellowstone Public Shareholders, 50% redemption by Yellowstone Public Shareholders, and the Maximum Redemptions by Yellowstone Public Shareholders for Minimum Buyer Funding condition to be met:

	Assuming No Redemption		Assuming 25% Redemption		Assuming 50% Redemption		Assuming 75% Redemption		Assuming Maximum Redemption for Minimum Buyer Financing Condition to be Met %
	Shares(1)%		Shares(2)%		Shares(3)%		Shares(4)%		Shares(5)%
Stockholder
Existing Sky Equityholders	45,000,000	66.7%	45,000,000	70.2%	45,000,000	70.4%	45,000,000	72.8%	45,000,000	70.4%
Yellowstone's Public Stockholders	13,598,898	20.2%	10,199,174	15.9%	6,799,449	10.6%	3,399,725	5.5%	5,564,668	8.7%
BOC YAC Initial Investment	5,500,000	8.1%	5,500,000	8.6%	5,500,000	8.6%	5,500,000	8.9%	5,500,000	8.6%
Back-Stop Financing	-	0.0%	-	0.0%	3,237,124	5.1%	4,500,000	7.3%	4,500,000	7.0%
Subsequent PIPE Investors	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Yellowstone Sponsors	3,399,724	5.0%	3,399,724	5.3%	3,399,724	5.3%	3,399,724	5.5%	3,399,724	5.3%
Proforma Combined Company Common Stock as of September 30, 2021	67,498,622	100%	64,098,898	100%	63,936,297	100%	61,799,449	100%	63,964,392	100%
Potential Sources of Dilution:
Public Warrants	6,799,449	10.1%	6,799,449	10.6%	6,799,449	10.6%	6,799,449	11.0%	6,799,449	10.6%
Private Warrants(6)	7,719,779	11.4%	7,719,779	12.0%	7,719,779	12.1%	7,719,779	12.5%	7,719,779	12.1%

(1)	Assumes that no shares of Yellowstone Class A Common Stock are redeemed, no Subsequent PIPE and excludes potential dilution from SHG Corporation Warrants and YAC Warrants.

(2)

Assumes that 3.399,724 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $34,677,185, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, and there is no Subsequent PIPE prior to Closing.

(3)

Assumes that 6,799,449 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $69,354,380, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, the Back-Stop Financing is partially funded in an amount required to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions), (ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(4)

Assumes that 10,199,173 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $104,031,565, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Yellowstone outside of the Trust Account as of September 30, 2021, the Back-Stop Financing is fully funded in an amount required to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions), (ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(5)

Assumes that 8,034,230 shares of Yellowstone Class A Common Stock are redeemed for aggregate redemption payments of $81,949,146, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account as of September 30, 2021, the Back-Stop Financing is fully funded to satisfy the Minimum Available Buyer Financing Amount and there is no Subsequent PIPE financing prior to Closing. The Equity Purchase Agreement includes a condition to the Closing, waivable by Sky, that, at the Closing, YAC have cash or cash equivalents of at least $150 million (after giving effect to the payment of YAC’s unpaid transaction expenses), consisting of: (i) funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions(ii) a total of up to $100 million in value from BOC YAC (after giving effect to (x) BOC YAC Initial Investment of $55 million and (y) BOC YAC’s Back-Stop Financing, up to $45 million in value as needed to satisfy the Minimum Available Buyer Financing Amount) and (iii) the proceeds of the Subsequent PIPE, if any.

(6)	Excludes the optional conversion by the Sponsor of its $1,000,000 working capital Promissory Loan to YAC for 666,667 warrants at a conversion price of $1.50 per warrant.

We may need significant additional capital in the future to continue our planned acquisitions. No assurance can be given that we will be able to obtain such funds upon favorable terms and conditions, if at all. Failure to do so could have a material adverse effect on our business. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell Class A common stock, convertible securities or other equity or convertible securities in one or more transactions that may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, antidilution, and conversion and redemption rights, subject to applicable law, and at prices and in a manner we determine from time to time.

Such issuances and the exercise of any convertible securities will dilute the percentage ownership of our stockholders, and may affect the value of our capital stock and could adversely affect the rights of the holders of such stock, thereby reducing the value of such stock. Moreover, any exercise of convertible securities may adversely affect the terms upon which we will be able to obtain additional equity capital, since the holders of such convertible securities can be expected to exercise them at a time when we would, in all likelihood, not be able to obtain any needed capital on terms more favorable to us than those provided in such convertible securities.

We may also raise additional capital pursuant to future shelf registration statements or additional public or private placements based on our capital needs. If we sell shares or other equity securities in one or more other transactions, or issue stock or stock options pursuant to any future employee equity incentive plan, investors may be materially diluted by such subsequent issuances.

If we raise capital in the future, including by selling shares of our Class A Common Stock in connection with a future PIPE, our then existing stockholders may experience dilution. The Existing Certificate of Incorporation and the A&R Certificate of Incorporation provide that preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the shares of common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The issuance of any such securities may have the impact of adversely affecting the market price of our common stock.

Sky’s growth will depend in part upon its ability to enter into new ground leases at airports, and Sky may be unsuccessful in identifying and consummating attractive new ground leases or taking advantage of other investment opportunities, which would impede its growth and materially and adversely affect its business and results of operation.

Sky’s ability to expand through new ground leases at airports is integral to its long-term business strategy and requires that it identify and consummate suitable new ground leases or investment opportunities in real estate properties for its portfolio that meet its investment criteria and are compatible with its growth strategy. Sky’s ability to enter into new ground leases on favorable terms, or at all, may be adversely affected by the following significant factors:

●	Sky may not be able to negotiate new ground leases with airport authorities on attractive terms or at all;

●	competition from other potential ground lessors, which could significantly increase the purchase prices for properties it seeks to lease;

●	Sky may incur significant costs and divert management attention in connection with evaluating and negotiating potential new ground leases, including ones that it is subsequently unable to complete;

●

even if it enters into letters of intent or conditional agreements for new ground leases of airport properties, these agreements are subject to customary closing conditions, including, but not limited to, the satisfactory results of its due diligence investigations and local government and municipal authority approvals;

●	Sky may be unable to obtain financing for the development of additional sites on favorable terms, or at all, as a result of its existing indebtedness, market conditions or other factors

Financial projections with respect to Sky may not prove to be reflective of actual financial results.

In connection with the Business Combination, the Board considered, among other things, internal financial forecasts prepared by, or at the direction of, the management of Sky, the key elements of which are set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal — The Board’s Reasons for Approving the Business Combination.” Sky does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The projected financial information appearing elsewhere in this proxy statement has been prepared by Sky’s management and reflects estimates of future performance of the five sites leased at the time the projections were prepared. In addition, Sky is an early-stage company with limited revenues and operating history facing substantial business and operational risks, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk inherent in the projections. In addition, the projections by their nature become less predictive with each successive year, and any assumptions and forecasts that are not realized in early periods could have a compounding effect on the forecasts shown for later periods, and any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the forecasted results failing to be reflective of actual events in later periods. Given that most of Sky’s leased sites are currently in development and not yet operational, any delays in completing site construction and commencing operations in particular could have significant impacts on all periods presented. In addition, the projections include assumptions relating to, among other things, the number of private jet owners that would lease facilities from Sky and the rental rates for such dedicated hangar leases, the speed at which Sky can open facilities and the rate at which the hangar facilities are leased, the costs associated with building and operating the hangars, and the risks that expansion opportunities may be impacted by significant competition from companies seeking to provide competitive rental and other services. If any of these assumptions turns out to be inaccurate in any significant respect, actual results will differ, potentially materially, from the forecasted results set forth in the projections. The projections also assume a market and competitive landscape based on service models currently available. However, existing and new companies could elect to compete with Sky by operating similar business models which could significantly alter the market for Sky’s services and the competition facing Sky’s business. The assumptions underlying such projected information require the exercise of judgment and may not occur, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative, and political or other changes. As a result, there can be no assurance that Sky’s financial condition, including its cash flows or results of operations, will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of the Class A Common Stock or the business, financial condition and results of operations of Sky following the Closing.

Sky’s ability to meet its obligations under its ground leases and its indebtedness is dependent on its ability to enter into and collect lease payments from tenants.

As of September 30, 2021, Sky had approximately $232 million of future minimum lease payments required under operating leases, which are mostly comprised of all future long-term ground lease payments. Sky’s ability to meet its obligations under the ground leases and its debt service obligations will depend on its ability to generate revenues sufficient in the aggregate to make its payments under the ground leases and its debt service obligations under its outstanding indebtedness and any other indebtedness incurred in the future. The ability of Sky to generate revenues may be adversely affected by a wide variety of unforeseen or unforeseeable events and conditions, including, without limitation, economic changes affecting the HBS industry generally, the airports or the tenants specifically, any of which could result in a default under the tenant leases. In addition, the ability of tenant leases to generate revenues may be adversely affected by competition from other facilities within or outside the airports where the facilities are located, including construction of new facilities at the airports at which Sky operates or the expansion of hangar facilities by competitors at nearby airports. There can be no assurances that the airports or their competitors will not undertake future improvements that may adversely impact the ability of tenant leases to generate revenues.

Moreover, the terms of Sky’s tenant leases currently in place do not extend past the final maturity date of its bond debt. The terms of the current tenant leases range from three to ten years, with most leases having a five year term. The ability of Sky to make payments under the ground leases or under its debt service obligations pay through their final maturity will depend upon Sky’s success in renewing current tenants or in re-leasing these facilities. The loss of one or more of tenants may (without a similar tenant or tenants to replace such tenant or tenants) have a material adverse effect on Sky’s ability to collect rents sufficient to meet its obligations.

Sky has a substantial amount of indebtedness outstanding, which may expose it to the risk of default under its debt obligations, restrict its operations and its ability to grow its business and revenues.

As of September 30, 2021, Sky had approximately $166 million of outstanding indebtedness, all of which is secured under the terms of the PABs. Sky intends to incur additional debt in connection with new hangar projects at new airport locations, refinancing of existing indebtedness, future acquisitions or for other purposes.

In addition, the PABs include, and Sky expects any other indebtedness it incurs in the future to include, customary events of default, the occurrence of any of which, after any applicable cure period, would permit the holders of such indebtedness, among other things, accelerate payment of all amounts outstanding under such indebtedness and to exercise their remedies with respect to the collateral, including foreclosure and sale of the real estate securing the loans. If any one of these events were to occur, Sky’s business and results of operation could be materially and adversely affected.

Secured debt obligations, including those under the PABs, expose us to the possibility of defaults and cross-defaults, as well as foreclosure, which could result in the loss of our investment in a property or group of properties subject to mortgage debt.

Each facility in Sky’s portfolio is subject to secured indebtedness under the PABs. Secured debt obligations increase the risk of property losses because defaults on indebtedness secured by properties may result in foreclosure actions initiated by holders of the PABs, its trustee, or other lenders and ultimately Sky’s loss of the property securing any loans for which it is in default. As described above, Sky’s current tenant leases do not extend past the maturity date of the PABs, and as a result Sky will be required to release each of its sites in order to continue to generate revenue to meet its debt service obligations under the PABs. If any of Sky’s facilities are foreclosed upon due to a default, it could materially and adversely affect its business and results of operations.

In addition, the agreements that govern Sky’s current indebtedness contain, and the agreements that may govern any future indebtedness that it may incur may contain, financial and other restrictive covenants, which may limit Sky’s ability to engage in activities that may be in its long-term best interests. Sky’s failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of its debt and loss of any collateral securing such debt.

Increases in market interest rates or unavailability of additional indebtedness may make it difficult for us to finance or refinance our debt, which could have a material adverse effect on our financial condition, results of operations and growth prospects.

If additional indebtedness is unavailable to us at reasonable rates or at all, we may not be able to finance additional projects or refinance existing debt when it becomes due. If interest rates are higher when we refinance our debt, our income and cash flow could be reduced, which may hinder our ability to raise more capital by issuing more stock or by borrowing money.

The aviation industry generally, and the business of Sky specifically, have been and may continue to be materially adversely affected by the global COVID-19 pandemic.

General. COVID-19, a highly contagious upper respiratory tract illness caused by a novel strain of coronavirus, is causing significant adverse health and financial impacts throughout the world and has caused significant disruptions to domestic and international air travel. The World Health Organization declared the outbreak of COVID-19 to be a pandemic, and many state and local governments in the United States issued “stay at home” or “shelter in place” orders as well as travel advisories requiring all travelers coming from states with significant rates of transmission of COVID-19 to quarantine for a 14-day period from the time of their last contact. Such measures severely restricted movement and limited businesses and activities to essential functions. In addition, a number of nations have effectively closed their borders by restricting entry and exit to only essential travel and/or requiring travelers to self-isolate for up to 14 days, further depressing demand for passenger air travel.

Airports and the aviation industry in the United States and the rest of the world have been acutely impacted by the reductions in passenger volumes and flights, as well as by the broader economic shutdown resulting from the COVID-19 outbreak. The ongoing outbreak and associated mandated and voluntary restrictions on travel may adversely affect domestic and international travel and travel-related industries.

Federal Relief Efforts. The United States government, the Federal Reserve Board and foreign governments are taking legislative and regulatory actions and implementing other measures to mitigate the broad disruptive effects of the COVID-19 outbreak on the United States and global economies. The Coronavirus Aid, Relief, and Economic Security Act (which we refer to as the “CARES Act”), approved by the United States Congress and signed by President Trump on March 27, 2020, is one of the actions to address the crisis created by the COVID-19 pandemic and includes among its relief measures direct aid for airports as well as direct aid, loans, and loan guarantees for passenger and cargo airlines. Provisions of the CARES Act, which provides $10 billion of grant assistance to airports, generally include the following: (1) $3.7 billion to be allocated among all U.S. commercial service airports based on number of enplanements in calendar year 2018; (2) $3.7 billion to be allocated among all U.S. commercial service airports based on formulas that consider fiscal year 2018 debt service relative to other airports, and cash-to-debt service ratios; (3) $2 billion to be apportioned in accordance with FAA’s Airport Improvement Program (which we refer to as “AIP”) entitlement formulas, subject to CARES Act formula revisions; (4) $500 million to increase the federal share to 100% for grants awarded in federal fiscal year 2020 under certain grant programs including the AIP; and (5) $100 million reserved for general aviation airports.

On December 27, 2020, President Trump signed the Consolidated Appropriations Act, 2021. Division M of that Act is the Coronavirus Response and Relief Supplemental Appropriation Act, 2021 (which we refer to as “CRRSA”). Title IV of CRRSA provides approximately $2 billion in economic relief to airports to mitigate, prepare for, and respond to the COVID-19 pandemic, including relief from rent and minimum annual guarantees. The $2 billion generally includes the following: (1) $1.75 billion to be apportioned in accordance with AIP entitlement formulas, subject to CARES Act formula revisions with the balance allocated among all U.S. commercial service airports based on number of enplanements in calendar year 2018, (2) $45 million for general aviation and non-primary commercial service airports, (3) $200 million to be provided to commercial services airports to provide relief for rent and minimum annual guarantees for on-airport parking, on-airport rental car and in-terminal airport concessions located at primary airports, and (4) $5 million to the Small Community Air Service Development Program.

The American Rescue Plan Act of 2021, signed into law by President Biden on March 11, 2021, includes $8 billion in funds to be awarded as economic assistance to eligible U.S. airports to prevent, prepare for, and respond to the COVID-19 pandemic. To distribute these funds, the FAA has established the Airport Rescue Grants. The FAA will make grants to all airports that are part of the national airport system, including all commercial service airports.

CARES Act funding, CRRSA funding and American Rescue Plan funding are not sources of revenue of Sky, and there can be no assurances that any future relief efforts would be available to Sky.

The industry in which Sky operates is subject to significant competition and Sky’s failure to effectively compete could have a material adverse effect on Sky’s business and results of operations.

The hangar space rental segment of the aviation services industry in which Sky operates is very competitive. Sky competes with national, regional and local FBO and other hangar real estate companies. Competitor aircraft hangar operators at an airport compete based on various factors, including location of their facilities relative to runways and street access, service, value added features, reliability, and price. Sky’s HBS hangar campuses compete with one or more hangar operators at their respective airports and with operators at nearby airports. Furthermore, ground leases related to HBS and FBO operations may be subject to competitive bidding at the end of their term.

Competitors to Sky may include hangar operators currently operating at certain airports, as well as possible entrants into Sky’s market due to new entrants, consolidation, merger, modification of airport master plans, or any other number of factors. These entrants may have additional financial or other resources and/or lower cost structures than Sky. Other competitors have been in business longer than Sky. Having greater financial resources may make it easier for these competitors to absorb higher construction costs and other increases in expenses. This could impact Sky’s business and results of operations.

Sky’s HBS hangar campuses do not have the right to be the sole provider of services at any airport. Furthermore, despite limited space for further development at certain airports, existing competitors with FBO facilities located at Sky’s current or future airports could expand their hangar facilities and additional operators of HBS could begin operations at such airports. Competitors might seek acquisitions in regions and markets competitive to Sky. Given the variety of factors that impact competitiveness within the HBS industry, Sky can give no assurance that it will be able to successfully compete, which could, in turn, result in a decline in the trading price of Sky’s securities.

The growth and success of Sky’s business is subject to its ability to market and to attract and retain tenants.

Sky’s future success depends upon its ability to attract and retain tenants for hangars at its HBS campuses. The extent to which it achieves growth in its customer base materially influences its business and results of operation. Any number of factors could affect Sky’s ability to grow its customer base, including tenant preferences for hangar space and related services, including size and location of the hangar, as well as general economic conditions. The level and volatility of fuel prices may also impact the general aviation industry and Sky’s ability to attract and retain tenants. In addition, Sky’s ability to attract and retain customers may be dependent on other factors outside of its control, including the future trend of private aircraft sizes, the availability of alternative hangars, including size, location and/or services provided, as well as the external perception of Sky. For instance, Sky may suffer an impact to its business model if an FBO offers retention incentives to its home-based tenants in the form of lower fuel costs. Any significant decline in Sky’s customer base, or in its rate of growth, could have a material adverse effect on its business and results of operations, which could, in turn, result in a decline in the trading price of Sky’s securities.

Sky’s rental income will initially be concentrated within a small number of tenants and the loss of or default by one or more significant tenants could have a material adverse effect on Sky’s business and results of operations.

As of September 30, 2021, Sky’s two largest tenants, each of which are large, multinational corporations, contributed approximately 89% of its revenues. Both of these tenants have ongoing leases with Sky that expire in December 2023 and November 2025, respectively (assuming no exercise of tenant option extensions). If any of Sky’s most significant tenants, currently or in the future, were to discontinue or otherwise reduce their use of its HBS hangar campuses or other services, Sky’s business and results of operation would be materially and adversely affected.

Sky’s capital projects are subject to uncertainties, including the possibility of delays and cost overruns, which could have a material adverse effect on Sky’s business, results of operation and market reputation.

The estimated costs of, and the projected schedule for, Sky’s capital projects are subject to a number of uncertainties. The ability of Sky to complete these projects within budgets and on expected schedules may be adversely affected by various factors including:

•	estimating errors;

•	design and engineering errors;

•	cost increases because of demand for labor and materials;

•	contractors’ difficulty in predicting costs over a lengthy construction period;

•	the need to estimate costs of unbid project elements;

•	changes to the scope of the projects;

•	delays in contract awards;

•	material and/or labor shortages;

•	unforeseen site conditions;

•	adverse weather conditions;

•	contractor defaults and bankruptcy;

•	labor disputes;

•	unanticipated levels of inflation;

•	litigation; and

•	environmental issues.

No assurance can be given that the costs of Sky’s projects will not exceed budgets or the guaranteed maximum price for such projects or that the completion will not be delayed beyond the projected completion dates. Any such cost overruns or delays could have a material adverse effect on Sky’s business, results of operations or market reputation, which could, in turn, result in a decline in the value of Sky’s common stock.

Failure to adequately maintain Sky’s HBS hangar campuses or the integrity of its fuel supplies may have a material adverse impact on the revenue or market share of one or more of its hangar campuses resulting in a decline in operations of the business.

HBS and FBO operators compete, in part, based on the overall quality and attractiveness of their facilities. Inadequate maintenance of any of the hangars or other assets comprising Sky’s HBS hangar campuses could result in customers’ electing not to utilize Sky where another provider operates, or to elect not to use a particular airport where an alternative operator in the same market exists. The resulting decline in tenants or negative impact on Sky’s reputation could adversely impact revenue, including from more than one facility, which would have a material adverse effect on its business and results of operation.

Aircraft owners and operators rely on HBS and FBO operators to control the quality of the fuel they sell. Failure to maintain the integrity of fuel supplies as a result of inadequate or inappropriate procedure or maintenance of fuel storage facilities, fuel trucks or related equipment could result in the introduction of contaminants and could lead to damage or failure of aircraft and could adversely impact the reputation, revenue, and/or profitability of Sky’s business.

The growth and success of Sky’s business is dependent on the continued service of certain key employees and the ability to recruit and retain new employees.

Sky is dependent in its operations on the continued availability of the services of its employees, many of whom are individually key to Sky’s current and future success, as well as the availability of new employees to implement its development plans. Because its management team and key employees are not obligated to provide Sky with continued service, they could terminate their employment with it at any time.

In addition, the market for employees is highly competitive, especially for employees in fields such as aviation and real estate. While Sky’s compensation programs are intended to attract and retain the employees required for it to be successful, ultimately, it may not be able to retain the services of all of its key employees or a sufficient number to execute on its development plans. In addition, it may not be able to continue to attract new employees as required. In the event Sky is unable to attract and retain talent sufficient to support its development plans, its business and results of operations may be adversely affected.

Sky’s management team has no prior experience operating a publicly company, and we cannot assure you that the past experience of Sky’s senior management team will be sufficient to successfully operate as a public company.

Sky’s board of directors and senior management team will have overall responsibility for the management of the Company following the Business Combination and, while certain members of Sky’s senior management team and directors have extensive experience in real estate, aviation, development, management and finance, no members of Sky’s senior management team and board of directors have prior experience in operating a public company. As a public company, Sky is required to develop and implement substantial control systems, policies and procedures in order to satisfy the company’s periodic SEC reporting. We cannot assure you that management’s past experience will be sufficient to successfully develop and implement these systems, policies and procedures and to operate a public company, which could have a material adverse effect on Sky’s business, results of operation, and value of its common stock.

Sky will not be required to have its outside auditor attest to the effectiveness of its internal controls for several years. If Sky fails to maintain effective internal control over financial reporting, it may not be able to accurately report its financial results, which may adversely affect investor confidence in the Company and, as a result, the value of its common stock.

Sky’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Substantial work on Sky’s part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. As of such time that Sky is no longer an emerging growth company or a non-accelerated filer and smaller reporting company, Section 404 of the Sarbanes-Oxley Act will require its auditors to deliver an attestation report on the effectiveness of Sky’s internal control over financial reporting in conjunction with their opinion on its audited financial statements. As a result, there would likely be no outside auditor attestation report on our internal controls over financial reporting for the fiscal years through 2024. We will be required to evaluate our status as a smaller reporting company on an annual basis.

Sky cannot give any assurances that material weaknesses will not be identified in the future in connection with its compliance with the provisions of Section 404 of the Sarbanes-Oxley Act. The existence of any material weakness would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Sky’s management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weakness in a timely manner. The existence of any material weakness in Sky’s internal control over financial reporting could also result in errors in its financial statements that could require it to restate its financial statements, cause it to fail to meet its reporting obligations and cause investors to lose confidence in its reported financial information, all of which could lead to a decline in the value of its common stock.

Sky expects to conduct substantially all of its operations under ground leases, which grant significant rights to airport authorities as its direct or ultimate landlord. The termination for cause of one or more of the ground leases would affect Sky’s business and results of operations significantly.

Sky will not directly own the sites it develops and leases to tenants. Instead, Sky will ground lease each site directly or indirectly (thru a sub-lessor) from airport authorities and other governmental agencies that regulate local airports. Airport authorities may choose not to renew a lease at all or to only renew the lease on terms that are unfavorable to Sky. As of September 30, 2021, the average remaining ground lease term under its ground leases was approximately 55 years. In addition, airport authorities may require Sky to participate in a bidding process to renew a lease, which could require unanticipated capital spending and could divert management’s attention during the pendency of the process. The loss or modification of any of Sky’s airport ground leases could adversely impact its business and results of operations.

Because Sky does not directly own the sites it leases, it will not be able to liquidate real estate investments in order to meet liquidity needs.

Unlike other real estate companies that lease space to tenants, Sky does not directly own the sites it leases. Instead, the sites are subject to long-term ground leases with airport authorities. As a result, Sky will not be able to sell underlying real estate assets in order to meet liquidity requirements, including is debt service obligations, which could have a material and adverse impact on Sky’s liquidity position and ability to meet its obligations.

Sky may be unable to renew ground leases, lease vacant space or re-lease space as leases expire, or renewing existing leases may require significant concession, inducements and/or capital expenditures.

As of September 30, 2021, 50% of the rentable square footage of Sky’s hangar campus portfolio was vacant. As of September 30, 2021, Sky’s two largest tenants contributed approximately 89% of its revenues, both of which have ongoing leases with the Company that expire in December 2023 and November 2025, respectively (assuming no exercise of tenant extension options).

Sky cannot assure you that its airport ground leases will be renewed or that its hangars will be re-leased at rental rates equal to or above the current average rental rates or that Sky will not offer substantial concessions or below-market renewal options to attract new tenants or retain existing tenants.

If the rental rates for Sky’s hangar campuses decrease, or if its existing tenants do not renew their leases or it does not re-lease a significant portion of its available space and space for which leases will expire, its business and results of operations could be adversely affected. In order to attract and retain tenants, Sky may be required to make rent or other concessions to tenants, accommodate requests for renovations and other improvements or provide additional services to its tenants. Additionally, Sky may need to raise capital to make such expenditures. If Sky is unable to do so or if capital is otherwise unavailable, it may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases and/or an inability to attract new tenants, which would have a material adverse effect on Sky’s business and results of operation.

Failure to succeed in new markets may have adverse consequences.

Sky intends to continue to develop properties across the United States. When Sky develops properties located in new geographic areas in the United States, it may face risks associated with a lack of market knowledge or understanding of the local market, including the availability and identity of quality tenants, forging new business relationships in the area, developing an understanding of local government requirements and procedures. Furthermore, the negotiation of a potential expansion into new markets may divert management time and other resources. As a result, Sky may have difficulties executing its business strategy in these new markets, which could have a negative impact on its business and results of operations.

Sky’s business and results of operations will be dependent on tenants satisfying their obligations under tenant leases, which may be subject to default or termination.

Sky is subject to tenant credit risk. Sky’s HBS hangars are generally leased to single or multi hangar tenants, and certain of its tenants constitute a significant percentage of Sky’s revenues. Therefore, the financial failure of, or other default by, a single tenant under its lease is likely to cause a significant or complete reduction in the operating cash flow generated by the property leased to that tenant. For instance, any of Sky’s tenants could experience a downturn in their businesses as a result of the ongoing COVID-19 pandemic or otherwise, which may weaken their financial condition and liquidity and result in their failure to make timely payments to Sky or otherwise default under their contracts.

If a tenant defaults under its lease, Sky may be forced to pursue alternative arrangements with those tenants in order to recover amounts due under the leases or pursue litigation in order to collect payments from tenants who are unable make their lease payments as they come due. Sky can provide no assurance that it will be able to collect the full amount due under a particular lease if it is forced pursue alternative payment arrangements or litigation with any of its tenants. If the tenant represents a significant portion of Sky’s rental revenues, the impact on Sky’s business and results of operations would be material if it impacts the company’s ability to pay ground lease rent payments on a timely basis.

If a bankrupt tenant rejects a lease with Sky, any claim it might have for breach of the lease, excluding a claim against collateral securing the lease, would be treated as a general unsecured claim. In the event of a tenant's default under its lease or its rejection of the lease in bankruptcy proceedings, Sky may be unable to locate a replacement tenant in a timely manner or on comparable or better terms. As a result, Sky’s financial condition and results of operations could be adversely affected.

Sky’s business and results of operations may be materially adversely affected by a default under a ground lease or the bankruptcy of a subsidiary.

Sky is a holding company with no independent operations and, as such, will be dependent upon the operations of its subsidiaries. Sky’s subsidiaries’ operations rely upon the authority granted under certain ground leases to operate project sites. Each operating subsidiary with bond debt is structured as a special purpose entity. In the event of the bankruptcy of one or more of these subsidiaries, delays in the payment of rent, fees or loan payments may occur under the automatic stay provisions of the United States Bankruptcy Code. Moreover, a subsidiary debtor as lessee or a trustee in bankruptcy may reject a ground lease altogether, thereby extinguishing the respective subsidiary’s duty to pay rent and its right to use the leased property. In addition, a subsidiary lessee may fail to make rental or fee payments when due to the respective airport landlord, regardless of its financial situation. Such bankruptcy or default of a subsidiary lessee could result in the loss of the leased property, which is critical to the operation of Sky’s business. A loss of any leased property could have a material adverse effect on Sky’s business and results of operations.

To the extent a ground lease constitutes a “true lease,” a subsidiary that has executed its applicable ground lease, or other executory contract, with an airport landlord and seeks protection under the U.S. bankruptcy laws must, subject to the bankruptcy court’s approval, assume or reject (a) its ground lease within 120 days after the bankruptcy filing (subject to court approval, a one-time 90-day extension is allowed (further extensions are subject to the consent of the relevant airport landlords)), and (b) its other executory contracts with the airport landlord no later than the confirmation of a plan of reorganization.

In the event of assumption and/or assumption and assignment of any executory contract with a third party, the subsidiary would be required to cure any pre- and post-petition monetary defaults and provide adequate assurance of future performance under the ground lease or other applicable agreements.

Rejection of a ground lease or other executory contract, in general, is treated as a pre-petition breach of contract. Subject to certain exceptions, this rejection relieves the subsidiary of performing future obligations under the contract, but will give rise to the tenant’s loss of use of the leased property and a pre-petition general unsecured claim of the airport landlord for rejection damages, the amount of which in the case of a ground lease or other agreement is limited by the United States Bankruptcy Code generally to any amounts due and payable prior to the bankruptcy plus the greater of (a) the rent reserved by such lease, without acceleration, for one year of rent; or (b) 15% of the total remaining rent payments, not to exceed three years. However, the amount ultimately received in the event of a rejection of a ground lease or other agreement could be considerably less than the maximum amounts allowed under the United States Bankruptcy Code. In addition, payments made by a subsidiary in bankruptcy within 90 days of filing a bankruptcy case could be deemed to be an “avoidable preference” under the United States Bankruptcy Code and thus subject to recapture by the debtor-in-possession or its trustee in bankruptcy. In general, risks associated with bankruptcy include risks of substantial delay in payment or of non-payment and the risk that the airport landlord may not be able to enforce any of its remedies under the agreements with a bankrupt borrower.

During the pendency of a bankruptcy proceeding, a debtor subsidiary may not, absent a court order, make any payments to the airport landlord to Sky on account of goods and services provided prior to the bankruptcy. Thus, the airport landlord or Sky’s stream of payments from a debtor subsidiary would be interrupted to the extent of pre-petition goods and services, including accrued loan and lease payments, which would have a material adverse effect on Sky’s business and results of operation.

In addition, with respect to tenant leases, under current bankruptcy law, in the event of a bankruptcy of such tenant, the tenant can generally assume or reject a lease within a certain number of days of filing its bankruptcy petition. If a tenant rejects the lease, Sky’s damages as a landlord, subject to availability of funds from the bankruptcy estate, are generally limited to the greater of (1) one year's rent and (2) the rent for 15% of the remaining term of the lease, not to exceed three years. Any such event could have a material adverse effect on Sky’s business and results of operations.

The lack of accurate and reliable industry data can result in unfavorable strategic planning, mergers and acquisitions, and macro pricing decisions.

Sky uses industry and airport-specific general aviation traffic data published by the FAA, as well as data from private sources, to identify trends in the aircraft hangar industry. Sky also uses this data as an input to decision-making, including in strategic planning and pricing matters. Both the public and private data, however, has several limitations and challenges. As a result, the use of such data may result in decisions in strategic planning or pricing that are incorrect or inefficient, which could have a material adverse effect on Sky’s business and results of operation.

Sky is subject to extensive governmental regulations that could require significant expenditures. Regulators, such as the TSA, have and may again consider regulations that could impair the relative convenience of general aviation and adversely affect demand for Sky’s services.

Sky is subject to extensive regulatory requirements and compliance with those requirements could result in significant costs. For example, the FAA, from time to time, issues directives and other regulations relating to the management, maintenance, and operation of airport facilities. Compliance with those requirements may cause Sky to incur significant expenditures.

In addition, the proposal and enactment of additional laws and regulations, including by the TSA, as well as any failure to comply with such laws and regulations, could significantly increase the cost of Sky’s operations and reduce overall revenue. Moreover, certain new regulations, if implemented, could decrease the convenience and attractiveness of general aviation travel relative to commercial air travel and may adversely impact demand for Sky’s services.

Compliance or failure to comply with the ADA and other regulations could result in substantial costs.

Under the ADA, places of public accommodation must meet certain federal requirements related to access and use by disabled persons. Noncompliance with these requirements could result in additional costs to attain compliance, the imposition of fines by the federal government or the award of damages or attorney’s fees to private litigants. If Sky is required to make unanticipated expenditures to comply with the ADA or other regulations, including removing access barriers, then its business and results of operations may be adversely affected.

Potential limitation of tax-exemption of interest on private activity bonds could impact the debt funding of Sky for future projects or significantly increase its cost.

From time to time, the President of the United States, the United States Congress and/or state legislatures have proposed and could propose in the future, legislation that, if enacted, could cause interest on PABs to be subject, directly or indirectly, to federal income taxation or to be subject to state income taxation. Clarifications of the Internal Revenue Code of 1986, as amended, or court decisions may also cause interest on PABs to be subject, directly or indirectly, to federal income taxation or to be subject to state income taxation. The introduction or enactment of any such legislative proposals or any clarification of the Internal Revenue Code of 1986, as amended, or court decisions may also affect the market price for, or marketability of, PABs. Sky expects to issue PABs in the future to partially fund its expansion of hangar campuses at new airport sites. Lack of access to PABs due to change in law or market access would have an increase in the cost of debt of Sky and its future financial results.

Sky has been and may in the future be adversely impacted by emergency regulations adopted in response to significant events, such as natural disasters or public health crises, which could adversely impact its operations.

In response to significant events, local, state and federal governments have and may in the future adopt regulations that could impact Sky’s operations. For example, as noted above, in response to the COVID-19, certain localities adopted restrictions on the use of certain of its services facilities and limited its ability to complete development projects. Similar restrictions could be imposed in the future in response to significant events and these restrictions could adversely impact Sky’s business and results of operations.

Uninsured losses or a loss in excess of insured limits could adversely affect Sky’s business and results of operations.

Sky carries comprehensive liability, fire, property damage, business interruption, insurance on its HBS hangar campuses, with policy specifications and insured limits that it believes are customary for similar properties. An unanticipated number of claims under the insurance policy or policies, however, could result in payment of unanticipated deductibles and increased premiums, which could result in a material adverse effect on Sky’s business and results of operations.

As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, Sky to effect such reconstruction major repair or improvement. In addition, there can be no assurance that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be commercially available in the future.

There can also be no assurance that any loss incurred will be of a type covered by such insurance and will not exceed the limits of such insurance. For instance, there are certain types of losses, such as losses resulting from wars, terrorism or certain acts of God, that generally are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, Sky could suffer disruption of rental income, potentially for an extended period of time, while remaining responsible for any financial obligations relating to the applicable HBS hangar campus, which would have a material adverse effect on its business and results of operations.

Sky may not be able to rebuild its properties to their existing specifications if it experiences a substantial or comprehensive loss of such properties.

In the event that Sky experiences a substantial or comprehensive loss of one of its properties, Sky may not be able to rebuild such property to its existing specifications. Further, reconstruction or improvement of such a property may require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of properties.

Sky’s businesses are subject to environmental risks that may impact its future profitability.

Sky’s businesses are subject to numerous statutes, rules and regulations relating to environmental protection and is exposed to various environmental risk and hazards, including the environmental protection requirements related to the storage and handling of jet fuel and compliance with firefighting regulations. Materialization of these risks could result in substantial losses including personal injury, loss of life, damage or destruction of property and equipment and environmental damage. Any losses it faces could be greater than insurance levels maintained by its businesses and could have an adverse effect on its and its business and results of operations. Sky also could be subject to fines and penalties for violation of applicable environmental regulations, which could be substantial. In addition, disruptions to physical assets could reduce its ability to serve customers and adversely affect future rentals, services and cash flows.

Failure to comply with regulations or other claims may interrupt operations and result in civil or criminal penalties, significant unexpected compliance costs and liabilities that could adversely affect the profitability of Sky’s business. These rules and regulations are subject to change and compliance with any changes could result in a restriction of the activities of its businesses, significant capital expenditures, and/or increased ongoing operating costs.

Sky may also be required to address other prior or future environmental contamination, including soil and groundwater contamination that results from the spillage of fuel, hazardous materials, or other pollutants. Any past contamination of the properties could result in remediation obligations, personal injury, property damage, environmental damage, or similar claims by third parties.

Under various federal, state, and local environmental statutes, rules and regulations, a current or previous owner or operator of real property may be liable for noncompliance with applicable environmental and health and safety requirements and for the costs of investigation, monitoring, removal or remediation of hazardous materials. These laws often impose liability, whether the current owner or operator knew of, or was responsible for, the presence of hazardous materials. Persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of those materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by that person and whether or not the original disposal or treatment activity accorded with all regulatory requirements. The presence of hazardous materials on a property could result in personal injury, loss of life, damage or destruction of property and equipment, environmental damage and/or claims by third parties that could have a material adverse effect on Sky’s business and results of operations.

Sky is exposed to the potential impacts of future climate change and climate change-related risks.

Sky’s properties may be exposed to rare catastrophic weather events, such as severe storms, floods or wildfires. If the frequency of extreme weather events increases due to climate change, its exposure to these events could increase. In addition, in connection with any development project, Sky may be harmed by potential changes to the supply chain or stricter energy efficiency standards for industrial buildings. To the extent climate change causes shifts in weather patterns, its markets could experience negative consequences, including declining demand for hangar space and an inability to operate its hangar campuses. Climate change may also have indirect negative effects on Sky’s business by increasing the cost of, or decreasing the availability of, property insurance on terms it finds acceptable and increasing the cost of, among other things, energy, aircraft fuel and building materials.

In addition, compliance with new laws or regulations relating to climate change, including compliance with “green” building codes, may require Sky to make improvements to our existing properties or result in increased operating costs that it may not be able to effectively pass on to its tenants. Any such laws or regulations could also impose substantial costs on its tenants, thereby impacting the financial condition of its tenants and their ability to meet their lease obligations.

Cybersecurity risks and cyber incidents may adversely affect Sky’s business by causing a disruption to its operations, a compromise or corruption of its confidential information, misappropriation of assets and/or damage to its business relationships, all of which could negatively impact Sky’s business and results of operations.

Cyber incidents may result in disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenants. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. Any processes, procedures and internal controls that Sky implements, as well as its increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that its financial results, operations, business relationships, confidential information or common stock price will not be negatively impacted by such an incident.

Insider or employee cyber and security threats are increasingly a concern for all companies, including Sky’s. In addition, social engineering and phishing are a particular concern for companies with employees. As a landlord, Sky is also susceptible to cyber-attacks on its tenants and their payment information. Sky is continuously working to deploy information technology systems and to provide employee awareness training around phishing, malware and other cyber risks to ensure that it is protected against cyber risks and security breaches. Such technology and training, however, may not be sufficient to protect Sky and its tenants from all risks.

As a smaller company, Sky use third-party vendors to assist it with its network and information technology requirements. While Sky carefully selects these third-party vendors, it cannot control their actions. Any problems caused by these third parties, including those resulting from breakdowns or other disruptions in communication services provided by a vendor, failure of a vendor to handle current or higher volumes, cyber-attacks and security breaches at a vendor could adversely affect Sky’s business and results of operations.

Risks Relating to YAC

Our Initial YAC Stockholders have agreed to vote in favor of the Business Combination, regardless of how our Public Stockholders vote.

Pursuant to the Letter Agreement, our Sponsor, officers and directors have agreed to vote their Initial Sponsor Shares, as well as any public shares purchased during or after our IPO (including in open market and privately negotiated transactions), in favor of the Business Combination. As a result, in addition to the Initial YAC Stockholders’ Initial Sponsor Shares, we would need only 5,099,587, or 37.5%, of the 13,598,898 shares of Class A Common Stock sold in our IPO to be voted in favor of the Business Combination (assuming all outstanding shares are voted) in order to approve the Business Combination Proposal. Our Initial YAC Stockholders own shares representing 20% of our outstanding shares of Common Stock. The agreement by the Initial YAC Stockholders to vote in favor of the Business Combination Proposal will increase the likelihood that we will receive the requisite stockholder approval.

Directors of YAC have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.

When considering the Board’s recommendation that our stockholders vote in favor of the Business Combination Proposal, our stockholders should be aware that directors and executive officers of YAC have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•	the continued indemnification of former and current directors and officers of YAC and the continuation of directors’ and officers’ liability insurance after the Business Combination;

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the fact that the Initial YAC Stockholders have waived their right to redeem any of the Initial Sponsor Shares, and public shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that the Initial YAC Stockholders paid an aggregate of $25,000 for the Initial Sponsor Shares, which will convert into 3,399,724 shares of Class A Common Stock in accordance with the terms of the Existing Certificate of Incorporation, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $34.4 million based on the closing price of $10.13 per share of Class A Common Stock on Nasdaq on November 26, 2021, and because these shares were purchased with a minimal investment, the Sponsor could achieve a significant positive return even if the trading prices of shares of SHG following the closing of the Business Combination decline significantly;

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the fact that our Sponsor purchased an aggregate of 7,719,779 Private Placement Warrants at a price of $1.00 per Private Placement Warrant from Yellowstone. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment, with each Private Placement Warrant being exercisable commencing 30 days following the Closing, subject to certain lock-up periods. The warrants held by our Sponsor had an aggregate market value of approximately $7.78 million based upon the closing price of $1.01 per warrant on Nasdaq on November 26, 2021;

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if YAC does not consummate the Business Combination by January 25, 2022, YAC will be required to dissolve and liquidate and the securities held by our Sponsor (subject to any extension of such date by a vote of our stockholders), will be of no value because our Sponsor have agreed (for no additional consideration) to waive their rights to any liquidation distributions;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

These financial interests of the Initial YAC Stockholders, officers and directors and entities affiliated with them may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation of the Board to vote in favor of the business combination proposal and other proposals to be presented to the stockholders.

If the Business Combination is not completed, potential target businesses may have leverage over YAC in negotiating a business combination, YAC’s ability to conduct due diligence on a business combination as it approaches its dissolution deadline may decrease, and YAC may have insufficient working capital to continue to pursue potential target businesses, each of which could undermine YAC’s ability to complete a business combination on terms that would produce value for YAC’s stockholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination by January 25, 2022. Consequently, if we are unable to complete this Business Combination, a potential target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. Additionally, we may have insufficient working capital to continue efforts to pursue a business combination.

We may not be able to complete the Subsequent PIPE in connection with the Business Combination.

We may not be able to complete the Subsequent PIPE on terms that are acceptable to us, or at all. If YAC does not complete the Subsequent PIPE, YAC may not be able to consummate the Business Combination or certain other transactions contemplated by the Equity Purchase Agreement. Moreover, in the event that we successfully secure Subsequent PIPE financing, there is no guarantee the investment will consist solely of Class A Common Stock at $10.00 per share. The terms of any alternative financing may be more onerous to SHG Corporation than those that may be available in the Subsequent PIPE, and YAC may be unable to obtain alternative financing on terms that are acceptable to it, or at all. The failure to secure additional financing could have a material adverse effect on the continued development or growth of SHG Corporation. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied.

If we are unable to complete our initial business combination within the prescribed time frame, we would cease all operations except for the purpose of winding up and we would redeem shares of Class A Common Stock and liquidate, in which case our Public Stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our Existing Certificate of Incorporation provides that we must complete our initial business combination within 15 months from the closing of our IPO. If we have not completed our initial business combination by January 25, 2022, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Class A Common Stock, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our Public Stockholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our Public Stockholders may receive less than $10.00 per share on the redemption of their shares.

The financial statements of YAC included in this proxy statement do not take into account the consequences of YAC’s failure to complete a business combination by January 25, 2022.

YAC is a blank check company, and as it has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that YAC will be unable to consummate an initial business combination. Unless YAC amends the Existing Certificate of Incorporation to extend its life and certain other agreements it has entered into, if, as a result of the termination of the Equity Purchase Agreement or otherwise, YAC is unable to complete the Business Combination or another initial business combination transaction by January 25, 2022, the Existing Certificate of Incorporation, as amended, provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Class A Common Stock, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our Public Stockholders may only receive $10.20 per share, and our warrants will expire worthless.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

YAC’s securities are currently listed on Nasdaq, and we have applied to list the Class A Common Stock and SHG Corporation Public Warrants on Nasdaq following the Business Combination. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. Our continued eligibility for listing on Nasdaq depends on a number of factors, including the number of shares that are redeemed in connection with the Business Combination and having a minimum level of stockholders’ equity following the Closing, among meeting other listing standards. If, after the Business Combination, Nasdaq delists our securities from trading and we are not able to list our securities on another national securities exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

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a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.20 per share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the consummation of the Business Combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the Trust Account and not to seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate the Business Combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our Redemption Rights if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in our IPO. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Risks Relating to the Business Combination

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in Sky and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of Sky. We and certain investors, our Sponsor, and directors and officers of our Sponsor and its affiliates will become stockholders of the post-combination company at that time. We will depend on Sky for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to the Common Stock. or any payments we are required to pay under the Tax Receivable Agreement. The financial condition and operating requirements of Sky may limit our ability to obtain cash from Sky. The earnings from, or other available assets of, Sky may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on the Common Stock or satisfy our other financial obligations.

The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The historical financial results of Sky and unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what Sky’s actual financial position or results of operations would have been if it were a public company.

The historical financial results of Sky included in this proxy statement do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those SHG Corporation will achieve in the future. SHG Corporation’s financial condition and future results of operations could be materially different from amounts reflected in Sky’s historical financial statements included elsewhere in this proxy statement, so it may be difficult for investors to compare SHG Corporation’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, Sky being treated as the “acquired” company for financial reporting purposes in the business combination, the total debt obligations and the cash and cash equivalents of Sky on the date the business combination closes and the number of YAC’s public shares that are redeemed in connection with the business combination. Accordingly, such pro forma financial information may not be indicative of SHG Corporation’s future operating or financial performance and SHG Corporation’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this proxy statement, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Yellowstone’s board of directors did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination.

Yellowstone’s board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination with Sky. In analyzing the Business Combination, Yellowstone’s board of directors and management conducted due diligence on Sky and researched the industry in which Sky operates and concluded that the Business Combination was fair to and in the best interest of Yellowstone and its stockholders. Accordingly, investors will be relying solely on the judgment of Yellowstone’s board of directors in valuing Sky’s business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the proposed Business Combination or demand redemption of their shares for cash, which could potentially impact Yellowstone’s ability to consummate the Business Combination or adversely affect Sky’s liquidity following the consummation of the Business Combination.

Subsequent to the consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although YAC has conducted due diligence on Sky, YAC cannot assure you that this diligence revealed all material issues that may be present in its businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of YAC’s or Sky’s control will not later arise. As a result, SHG Corporation may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that SHG Corporation reports charges of this nature could contribute to negative market perceptions about SHG Corporation or our securities. In addition, charges of this nature may cause SHG Corporation to violate net worth or other covenants to which we may be subject. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the Business Combination contained an actionable material misstatement or material omission.

If we raise capital in connection with the Business Combination or in the future by issuing shares of common or preferred stock or other equity or equity-linked securities, convertible debt or other hybrid equity securities, our then-existing stockholders may experience dilution, such new securities may have rights senior to those of our common stock, and the market price of our common stock may be adversely effected.

We may need significant additional capital in the future to continue our planned acquisitions. No assurance can be given that we will be able to obtain such funds upon favorable terms and conditions, if at all. Failure to do so could have a material adverse effect on our business. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell Class A common stock, convertible securities or other equity or convertible securities in one or more transactions that may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, antidilution, and conversion and redemption rights, subject to applicable law, and at prices and in a manner we determine from time to time.

Such issuances and the exercise of any convertible securities will dilute the percentage ownership of our stockholders, and may affect the value of our capital stock and could adversely affect the rights of the holders of such stock, thereby reducing the value of such stock. Moreover, any exercise of convertible securities may adversely affect the terms upon which we will be able to obtain additional equity capital, since the holders of such convertible securities can be expected to exercise them at a time when we would, in all likelihood, not be able to obtain any needed capital on terms more favorable to us than those provided in such convertible securities.

We may also raise additional capital pursuant to future shelf registration statements or additional public or private placements based on our capital needs. If we sell shares or other equity securities in one or more other transactions, or issue stock or stock options pursuant to any future employee equity incentive plan, investors may be materially diluted by such subsequent issuances.

If we raise capital in the future, including by selling shares of our Class A Common Stock in connection with the Subsequent PIPE, our then existing stockholders may experience dilution. The Existing Certificate of Incorporation and the A&R Certificate of Incorporation provide that preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the shares of common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The issuance of any such securities may have the impact of adversely affecting the market price of our common stock.

We may raise additional capital pursuant to debt financing, and such debt financing arrangements may contain covenants, which, if not complied with, could have a material adverse effect on our financial condition.

As our operations grow and we achieve certain levels of revenue and cash flows, we may consider utilizing debt to finance additional hangar facilities and our operations. Subject to market conditions and availability, we, or our subsidiaries, may incur significant debt through credit facilities (including term loans and/or revolving facilities), structured financing arrangements, public and private debt issuances or otherwise. Future debt financing arrangements may contain various covenants, including restrictive covenants, which, if not complied with, could have a material adverse effect on our ability to meet our debt obligations and our overall financial condition. Additionally, debt financing arrangements may be at the subsidiary level, but could include a guaranty by us, and could require a pledge of all or substantially all of our, and/or our subsidiaries’, assets.

The amount of leverage we use will vary depending on our available investment opportunities, our available capital, our ability to obtain and access financing arrangements with lenders, and the lenders’ and our estimates of the stability of our operating cash flows. Our governing documents contain no limit on the amount of debt we may incur, and we may significantly increase the amount of leverage we utilize at any time without approval of our shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others, including at the subsidiary level. Leverage can enhance our potential returns but can also exacerbate our losses.

Incurring additional substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

●

our cash flow from operations may be insufficient to make required payments of principal and interest on the debt or we may fail to comply with covenants contained in our debt instruments, which would likely result in (a) acceleration of such debt (and any other debt arrangements containing a cross default or cross acceleration provision) that we may be unable to repay from internal funds, unable to refinance on favorable terms, or unable to repay at all, (b) our inability to borrow additional amounts under other facilities, even if we are current in payments on borrowings under those arrangements and/or (c) the loss of some or all of our assets to foreclosures or forced sales;

●	our debt may increase our vulnerability to adverse economic, market and industry conditions;

●

we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, distributions to our shareholders or other purposes; and

●	we may not be able to refinance maturing debts.

We cannot be sure that our leverage strategies will be successful.

YAC’s existing stockholders will experience dilution as a consequence of the Business Combination. Having a minority share position will reduce the influence that our current stockholders have on the management of the post-combination company.

It is anticipated that, upon completion of the Business Combination, YAC’s Public Stockholders will own approximately 20.2% of the outstanding Common Stock, the Existing Sky Equityholders and management will own approximately 66.7% of the outstanding Common Stock, BOC YAC will own 8.1% of the outstanding Common Stock and Sponsor will own approximately 5.0% of the outstanding Common Stock. This ownership interest assumes that no holder of YAC’s Class A Common Stock elects to redeem its shares, that 5,500,000 shares of Class A Common Stock are issued pursuant to the BOC YAC Investment, no Back-Stop Financing and no shares of Class A Common Stock are issued in the Subsequent PIPE to third party investors, and does not take into account SHG Corporation Warrants that will remain outstanding following the Business Combination or any issuances of equity under the 2022 Plan, which is intended to be entered into in connection with the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by YAC’s existing stockholders in the post-combination company will be different.

To the extent that any of the SHG Corporation Warrants are exercised for shares of Class A Common Stock, or any shares of Class A Common Stock are issued under the 2022 Plan, current stockholders of YAC may experience substantial dilution. Such dilution could, among other things, limit the ability of YAC’s current stockholders to influence management of the post-combination company through the election of directors following the Business Combination.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of YAC’s securities prior to the Closing may decline. The market values of YAC’s securities at the time of the Business Combination may vary significantly from their prices on the date the Equity Purchase Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Equity Purchase Agreement will not be adjusted to reflect any changes in the market price of YAC’s common stock, the market value of common stock issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the Business Combination, fluctuations in the price of SHG Corporation’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the stock of Sky. Accordingly, the valuation ascribed to Sky in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of YAC’s securities may include:

•	actual or anticipated fluctuations in YAC’s quarterly financial results or the quarterly financial results of companies perceived to be similar to YAC;

•	changes in the market’s expectations about YAC’s operating results;

•	success of competitors;

•	YAC’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning YAC or the industries in which YAC operates in general;

•	operating and stock price performance of other companies that investors deem comparable to YAC;

•	YAC’s ability to market new and enhanced services on a timely basis;

•	changes in laws and regulations affecting YAC’s business;

•	commencement of, or involvement in, litigation involving YAC;

•	changes in YAC’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of YAC’s Class A Common Stock available for public sale;

•	any major change in YAC’s Board or management;

•	sales of substantial amounts of YAC’s Class A Common Stock by YAC’s directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to YAC could depress our stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

SHG Corporation may be subject to securities litigation, which is expensive and could divert management attention.

Following the Business Combination, the per share price of the Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. SHG Corporation may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on the SHG Corporation’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject SHG Corporation to significant liabilities.

YAC’s Initial YAC Stockholders, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from Public Stockholders or public warrant holders, which may influence a vote on the Business Combination and reduce the public “float” of Class A Common Stock.

YAC’s Initial YAC Stockholders, directors, officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either before or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of shares YAC’s Initial YAC Stockholders, directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or public warrants in such transactions.

In the event that YAC’s Initial YAC Stockholders, directors, executive officers, advisors, or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their Redemption Rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in the Equity Purchase Agreement that requires us to have a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met. In addition, the purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the initial Business Combination. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing, or trading of our securities on a national securities exchange.

Even if we consummate the Business Combination, the YAC Warrants may not be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding YAC Warrants is $11.50 per share of Class A Common Stock. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

If YAC is unable to complete the Business Combination with Sky or another business combination by January 25, 2022, YAC will cease all operations except for the purpose of winding up, dissolving and liquidating.

If the Business Combination is not consummated, YAC may seek another suitable business combination. If YAC does not consummate a business combination by January 25, 2022, and assuming that our stockholders do not agree to extend the date by which the Business Combination may be consummated, YAC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the shares of Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay franchise and income taxes, divided by the number of then outstanding shares of Class A Common Stock and (iii) as promptly as reasonably possible following such redemption, dissolve and liquidate. There will be no Redemption Rights or liquidating distributions with respect to the YAC Warrants, which will expire worthless if YAC fails to complete a business combination within the 15-month time period. If the Business Combination is not consummated, Sky will continue operating as a private company.

If, after we distribute the proceeds in the Trust Account to our Public Stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If YAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by YAC’s stockholders. Furthermore, because YAC intends to distribute the proceeds held in the Trust Account to our Public Stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to our Public Stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, the Board may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and YAC to claims of punitive damages, by paying Public Stockholders from the Trust Account before addressing the claims of creditors. YAC cannot assure you that claims will not be brought against us for these reasons.

If, before distributing the proceeds in the Trust Account to our Public Stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our Public Stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

YAC’s stockholders may be held liable for claims by third-parties against YAC to the extent of distributions received by them.

If YAC is unable to complete the Business Combination with Sky or another business combination within the required time period, YAC will cease all operations except for the purpose of winding up, liquidating and dissolving, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. YAC cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, YAC’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, YAC cannot assure you that third-parties will not seek to recover from our stockholders amounts owed to them by YAC.

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

Unless waived by the parties to the Equity Purchase Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Equity Purchase Agreement including, among other things, that (1) YAC has received the Required YAC Stockholder Approval; (2) YAC has at least $5,000,001 in tangible assets immediately prior to closing; (3) YAC has Available Buyer Financing of at least $150,000,000; (4) all applicable requirements of the HSR Act have been satisfied; and (5) YAC will remain listed on Nasdaq and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied. For more information about conditions to the consummation of the Business Combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Conditions to the Closing of the Business Combination.”

Risks Relating to Redemptions

The ability of our Public Stockholders to exercise Redemption Rights with respect to a large number of our shares may not allow us to complete the Business Combination or optimize our capital structure.

We do not know how many stockholders may exercise their Redemption Rights prior to the consummation of the Business Combination, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a larger number of shares are submitted for redemption than we initially expect, we may need to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative initial business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of the post-combination company relative to the share price of Class A Common Stock, and may result in a lower value realized now than a stockholder of YAC might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the shares in the post-combination company after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

The ability of our Public Stockholders to exercise Redemption Rights with respect to a large number of our shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

Because the Equity Purchase Agreement requires us to use the cash in the Trust Account as consideration for the Business Combination, and requires us to have a minimum amount of cash at closing, the probability that the Business Combination will be unsuccessful is increased. If holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until we liquidate the Trust Account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

If you fail to comply with the redemption requirements specified in this proxy statement, you will not be entitled to redeem your shares of Class A Common Stock for a pro rata portion of the Trust Account.

Holders of Class A Common Stock are not required to affirmatively vote against the business combination proposal in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. To exercise their Redemption Rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our Transfer Agent by [ ■ ], 2021. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination.

We do not have a specified maximum redemption threshold. While the absence of such a redemption threshold may make it possible for us to complete the Business Combination (assuming we can secure approximately $60 million through a Subsequent PIPE) with which a substantial majority of our stockholders decided to redeem, if holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied.

Our Existing Certificate of Incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem shares of Class A Common Stock in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the Business Combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s “penny stock” rules). As a result, while we may be able to complete the Business Combination (assuming we can secure approximately $60 million through a Subsequent PIPE) even though a substantial majority of our Public Stockholders do not agree with the transaction and have redeemed their shares, if holders of more than 8,034,230 shares of Class A Common Stock exercise their redemption rights and there is no Subsequent PIPE or other financing arrangement, the Minimum Available Buyer Financing Amount closing condition will not be satisfied. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination exceed the aggregate amount of cash available to us, we will not complete the Business Combination or redeem any shares, all shares of Class A Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 20% of Class A Common Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20% of Class A Common Stock issued in the IPO, without our prior consent.

A Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of Class A Common Stock with respect to more than an aggregate of 20% of the shares of Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the shares of Class A Common Stock, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Risks Relating to Our Organization and Structure

Following the Closing, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Following the Closing, we will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the SHG Corporation Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the SHG Corporation Board by independent directors.

We expect to rely on certain of these exemptions after the Closing. As a result, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The Sponsor and the Existing Sky Equityholders will control the direction of SHG Corporation’s business, and the concentrated ownership of Common Stock will prevent you and other stockholders from influencing significant decisions.

In connection with the Business Combination, SHG Corporation and the Stockholder Parties will enter into the Stockholders’ Agreement. Pursuant to the terms of the Stockholders’ Agreement, each of the parties thereto will be required to take all necessary action to cause the specified designees of the Existing Sky Equityholders to be nominated to serve on the SHG Corporation Board, and each of the holders will be required, among other things, to vote all of the securities of SHG Corporation held by such party in a manner necessary to elect the individuals designated by such holders. For so long as these parties hold a majority of Common Stock, they will be able to control the composition of the SHG Corporation Board, which in turn will be able to control all matters affecting SHG Corporation, subject to the terms of the Stockholders’ Agreement, including:

•

any determination with respect to SHG Corporation’s business direction and policies, including the appointment and removal of officers and, in the event of a vacancy on the SHG Corporation’s Board, additional or replacement directors;

•	any determinations with respect to mergers, business combinations or disposition of assets;

•	determination of SHG Corporation’s management policies;

•	SHG Corporation’s financing policy;

•	SHG Corporation’s compensation and benefit programs and other human resources policy decisions; and

•	the payment of dividends on Common Stock.

Because the interests of these stockholders may differ from the interests of SHG Corporation or its other stockholders, actions that these stockholders take with respect to us may not be favorable to SHG Corporation or its other stockholders. For additional information, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement and Election of Directors.”

Provisions in the SHG Corporation Bylaws and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

The proposed SHG Corporation Bylaws provide that, to the fullest extent permitted by law, and unless SHG Corporation provides notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of SHG Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of SHG Corporation’s directors, officers, employees or agents to SHG Corporation or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the A&R Certificate of Incorporation or SHG Corporation Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The SHG Corporation Bylaws will further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

SHG Corporation will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make SHG Corporation’s securities less attractive to investors and may make it more difficult to compare SHG Corporation’s performance to the performance of other public companies.

SHG Corporation will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, SHG Corporation will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the SOX, (ii) reduced disclosure obligations regarding executive compensation in New Stem’s periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, SHG Corporation’s stockholders may not have access to certain information they may deem important. SHG Corporation will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which SHG Corporation has total annual gross revenue of at least $1.07 billion, or (c) in which SHG Corporation is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which SHG Corporation has issued more than $1.0 billion in non-convertible debt securities during the prior three year period. YAC cannot predict whether investors will find SHG Corporation’s securities less attractive because it will rely on these exemptions. If some investors find SHG Corporation’s securities less attractive as a result of its reliance on these exemptions, the trading prices of SHG Corporation’s securities may be lower than they otherwise would be, there may be a less active trading market for SHG Corporation’s securities and the trading prices of SHG Corporation’s securities may be more volatile.

Because members of our senior management team will hold most or all of their economic interest in Sky through other entities, conflicts of interest may arise between them and holders of shares of Class A Common Stock or us.

Because members of our senior management team will hold most or all of their economic interest in Sky directly through holding companies, they may have interests that will not align with, or conflict with, those of the holders of Class A Common Stock or with us. For example, members of our senior management team may have different tax positions from those of SHG Corporation and/or holders of Class A Common Stock, which could influence their decisions regarding whether and when to enter into certain transactions or dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when we should terminate the Tax Receivable Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration the members’ tax considerations even where no similar benefit would accrue to SHG Corporation.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the SOX, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Risks Relating to Tax

Our only principal asset following the Business Combination will be our interest in Sky, and accordingly we will depend on distributions from Sky to pay dividends, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.

Upon consummation of the Business Combination, we will be a holding company and will have no material assets other than our ownership of Sky Common Units. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses, and pay any dividends in the future will be dependent upon the financial results and cash flows of Sky. There can be no assurance that Sky will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments will permit such distributions. If Sky does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.

Sky will continue to be treated as partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated, for U.S. federal income tax purposes, to the holders Sky Common Units. Under the terms of the A&R Operating Agreement, Sky is obligated to make pro rata tax distributions to holders of Sky Common Units calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement, which could be significant and some of which will be reimbursed by Sky (excluding payment obligations under the Tax Receivable Agreement). For so long as we are Managing Member (as defined in the A&R Operating Agreement) of Sky, we intend to cause Sky to make ordinary distributions and tax distributions to the holders of Sky Common Units on a pro rata basis in amounts sufficient to enable us to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, Sky’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of Sky and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in Sky’s debt agreements, or any applicable law, or that would have the effect of rendering Sky insolvent. To the extent we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

We anticipate that the distributions received from Sky may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders.

The Tax Receivable Agreement will require SHG Corporation to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

At the Closing of the Business Combination, SHG Corporation, Sky, the Existing Sky Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, SHG Corporation will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., SHG Corporation and applicable consolidated, unitary, or combined Subsidiaries) realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

•

existing tax basis in certain assets of Sky and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Sky Common Units acquired by SHG Corporation from a TRA Holder, as determined at the time of the relevant acquisition;

•

tax basis adjustments resulting from taxable exchanges of Sky Common Units (including any such adjustments resulting from certain payments made by SHG Corporation under the Tax Receivable Agreement) acquired by SHG Corporation from a TRA Holder pursuant to the terms of the A&R Operating Agreement; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that SHG Corporation determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that SHG Corporation takes, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse SHG Corporation for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by SHG Corporation to the applicable TRA Holders under the Tax Receivable Agreement, after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that SHG Corporation might otherwise be required to make under the terms of the Tax Receivable Agreement. As a result, there might not be future cash payments against which such excess can be applied and SHG Corporation could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

Moreover, the Tax Receivable Agreement will provide that, in certain Early Termination Events, SHG Corporation will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all Sky Common Units that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

Payments under the Tax Receivable Agreement will be our obligations and not obligations of Sky. Any actual increase in our allocable share of Sky and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of an exchange of Sky Common Units by a TRA Holder pursuant to the terms of the A&R Operating Agreement and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we will be required to make under the Tax Receivable Agreement are outside of our control, we expect that the aggregate payments we will be required to make under the Tax Receivable Agreement could be substantial and, if those payments substantially exceed the tax benefit we realize in a given year or in the aggregate, could have an adverse effect on SHG Corporation’s financial condition, which may be material.

Any payments made by SHG Corporation under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement. Furthermore, SHG Corporation’s future obligation to make payments under the Tax Receivable Agreement could make SHG Corporation a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivable Agreement. See also the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

SHG Corporation could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.

SHG Corporation could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions and changes in tax law could reduce SHG Corporation’s after-tax income and adversely affect our business and financial condition. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted in December 2017, resulted in fundamental changes to the U.S. Internal Revenue Code of 1986 (the “Code”), as amended, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect SHG Corporation, Sky, or its subsidiaries. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on SHG Corporation’s financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, SHG Corporation’s effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge SHG Corporation’s interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase SHG Corporation’s effective tax rate. Changes to tax laws may also adversely affect SHG Corporation’s ability to attract and retain key personnel.

Unaudited ProForma Condensed Combined Financial Information

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the proxy statement.

Introduction

The following unaudited proforma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. For each of the periods presented, the unaudited proforma condensed combined financial information reflects the combination of historical financial information of Sky and YAC, and gives effect to (1) YAC’s initial public offering, concurrent private placement of warrants to purchase its Class A common stock and payment of offering expenses and (2) the Business Combination, no Subsequent PIPE, the payment of transaction costs associated with the Business Combination and the cash settlement of certain obligations in accordance with YAC’s initial public offering (for purposes of this section, collectively, the “Transactions”). For purposes of this section, Sky and YAC are collectively referred to as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited proforma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Combined Company subsequent to completion of the Transactions. The unaudited proforma condensed combined balance sheet, which has been presented for the Combined Company as of September 30, 2021, gives effect to the Transactions as if they were consummated on September 30, 2021. The unaudited proforma condensed combined statements of operations, which have been presented for the nine months ended September 30, 2021 and the year ended December 31, 2020, give proforma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited proforma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Combined Company would have been had the Transactions taken place on September 30, 2021, nor is it indicative of the financial condition of the Combined Company as of any future date. The unaudited proforma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the Combined Company would have been had the Transactions taken place on January 1, 2020, nor are they necessarily indicative of the results of operations of the Combined Company for any future period.

The unaudited proforma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included elsewhere in this proxy statement:

●

The unaudited historical condensed consolidated financial statements of Sky as of and for the nine months ended September 30, 2021, and the historical audited consolidated financial statements of Sky as of and for the year ended December 31, 2020; and

●

The unaudited historical condensed financial statements of YAC as of and for the nine months ended September 30, 2021, and the historical audited financial statements of YAC for the period from August 25, 2020 (inception) through December 31, 2020.

The unaudited proforma condensed combined financial information presented in this proxy statement should also be read together with the sections of this proxy statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sky,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of YAC”, and “Proposal No. 1— The Business Combination Proposal,” as well as other information included elsewhere in this proxy statement.

Description of the Transactions

YAC is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. YAC completed its IPO of 12,500,000 units at an offering price of $10.00 per unit on October 26, 2020. Simultaneously with the closing of the IPO, YAC completed a private placement of 7,500,000 warrants issued to the Sponsor, generating total proceeds of $7,500,000. On December 1, 2020, the underwriters' over-allotment option was partially exercised resulting in the purchase of an additional 1,098,898 Units, generating additional gross proceeds to YAC of $10,988,980 and incurring offering costs of approximately $700,000 (including $600,000 in underwriting fees). In connection with the IPO, including the underwriters’ partial exercise of the over-allotment option, the number of shares of Class B Common Stock was decreased to 3,399,724 shares to maintain the Sponsor’s 20% ownership. Also in connection with the partial exercise of the underwriters' overallotment option, the Sponsor purchased private placement warrants at a price of $1.00 per whole warrant to purchase an additional 219,779 shares of YAC Class A Common Stock at a price of $11.50 per share. Therefore, in connection with the partial exercise of the underwriters' overallotment option, an additional $11,208,759.60 in proceeds from the exercise of the over-allotment and the sale of additional private placement warrants were placed in the Trust Account, resulting in total funds held in the Trust Account of $138,716,226, inclusive of earned interest on investments held in the trust account at that time. The Trust Account is located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. The funds are invested in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

On August 1, 2021, YAC entered into the Business Combination Agreement with Sky. With YAC being the legal acquirer of Sky, consideration for the Business Combination will consist of shares of YAC’s Class B Common Stock wherein each holder of Sky Common Units will receive one share of Class B Common Stock for each Sky Common unit. However, for financial reporting purposes, Sky is deemed the accounting acquirer and YAC the acquired company. See “—Anticipated Accounting for the Business Combination.”

The following activities are reflected in the unaudited proforma condensed combined financial statements below (either in the historical results or through proforma adjustments):

●	In connection with the IPO (and related transactions):

o	The initial investment by the Sponsor of 3,399,724 of YAC Class B shares for $25,000;

o	The issuance by YAC of 13,598,898 units at an offering price of $10.00 per unit and receipt of proceeds therefrom;

o

The issuance by YAC of 7,719,779 private placement warrants to the Sponsor and receipt of proceeds therefrom (assuming that the $1,000,000 loan by the Sponsor to YAC is not converted by the Sponsor into warrants to purchase 666,667 warrants at an exercise price of $11.50 per warrant);

o	A total of $138,708,760 of net proceeds from the IPO and the private placement placed in the Trust Account;

o	The payment of offering expenses.

●	In connection with the Closing:

o

No Subsequent PIPE investment is assumed at this time and accordingly, there are no shares of common stock assumed to be issued by YAC to Subsequent PIPE investors. In certain of the scenarios presented, it is assumed that additional Back-Stop Financing will be received up to the maximum amount of $45,000,000 of such Back-Stop Financing set forth in the Equity Purchase Agreement.

o	The payment of legal fees, underwriting commissions, and other costs incurred by YAC in connection with the IPO;

o	The payment of transaction costs incurred by both Sky and YAC;

o	The conversion of YAC’s Sponsor Stock to shares of Class A common stock on a one-for-one basis;

o	The conversion of BOC YAC’s Series B Preferred Units to shares of Class A common stock on a one-for-one basis;

o

In the SPAC Contribution, YAC’s contribution of all of its assets to Sky, including but not limited to,(A) the proceeds from the Trust Account (net of proceeds used to fund the redemption of the Class A common stock held by eligible stockholders who properly elect to have their shares redeemed as of the Closing), plus (B) no proceeds from any Subsequent PIPE investors, plus (C) cash and securities contributed pursuant to the Back-Stop Financing, if any, less the Deferred Underwriting Commission.

o	Execution of the A&R Operating Agreement; and

o	Execution of the Tax Receivable Agreement.

The amount of cash to be contributed to Sky at the closing is estimated to be between $29,000,000 and $132,000,000, net of estimated transaction costs. In the “Assuming no redemption” scenario and the “Assuming 25% redemption” scenario, the Back-Stop Financing will not be necessary to meet the Minimum Available Buyer Financing and in the “Assuming 50% redemption” scenario, a portion of the Back-Stop Financing is assumed to be funded in order to meet the Minimum Available Buyer Financing. However, for purposes of illustration only, in the “Assuming 75% redemption” scenario and the “Maximum possible redemption - 100%” scenario, all of the $45,000,000 of the Back-Stop Financing is assumed to be funded, but in each of those scenarios, the full amount of the Back-Stop Financing would not actually be funded as it would be insufficient for the Minimum Available Buyer Financing Amount to be met. Therefore, although these two scenarios are presented for informational purposes and in accordance with the applicable requirements for pro forma financial information, in both the “Assuming 75% Redemption” and “Maximum Possible Redemption - 100%,” the closing conditions to the Business Combination would not be satisfied and the transaction would not close absent a Subsequent PIPE.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, YAC will be treated as the acquired company for financial reporting purposes, and Sky will be treated as the accounting acquirer. In accordance with this accounting method, the Business Combination will be treated as the equivalent of Sky issuing stock for the net assets of YAC, accompanied by a recapitalization. The net assets of YAC will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Sky. Sky has been deemed the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

•

The Existing Sky Equityholders will hold a majority voting interest in the Combined Company, irrespective of whether or not existing public stockholders of YAC exercise their right to redeem their shares of Class A common stock;

•	The Existing Sky Equityholders will have the ability to nominate and elect the majority of the Combined Company’s Board of Directors;

•	Sky’s existing senior management team will comprise the senior management of the Combined Company;

•	Sky’s operations will comprise the ongoing operations of the Combined Company; and

•	Sky’s assets are larger in relative size compared to YAC’s assets.

The Existing Sky Equityholders will hold a corresponding share of Class B common stock for each Sky Unit they hold. Each Sky Unit can be redeemed for a share of Class A common stock and a corresponding share of Class B common stock will be cancelled. Following the Closing, the Class B common stock held by the Existing Sky Equityholders will be represented as non-controlling interests in the Combined Company’s financial statements. Although for accounting purposes, it is termed a non-controlling interest, the Class B common stock of SHG Corporation after the Closing will constitute the controlling shareholder of the Combined Company.

Basis of Proforma Presentation

In accordance with Article 11 of Regulation S-X, proforma adjustments to the historical combined financial information of Sky and YAC only give effect to events that are both factually supportable and directly attributable to the Transactions.  In addition, for purposes of preparation of the unaudited proforma condensed combined statement of operations, adjustments have only been made to give effect to events that are expected to have a continuing impact on the results of the Combined Company following the Business Combination. The unaudited proforma condensed combined financial information does not give effect to any synergies, operating efficiencies, or other benefits that may result from consummation of the Transactions. Sky and YAC have not had any historical relationship prior to the Business Combination. Therefore, preparation of the accompanying proforma financial information did not require any adjustments related to such historical transactions.

Pursuant to YAC’s current charter, YAC’s public stockholders may request that YAC redeem their shares of Class A common stock for cash if the Business Combination is consummated, irrespective of whether they vote for or against the Business Combination. If a public stockholder properly exercises its right to redemption of its shares, YAC will redeem each share for cash equal to the public stockholder’s pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination.

Due to the redemption rights held by YAC’s public stockholders, the unaudited proforma condensed combined financial information has been prepared assuming various alternative levels of redemptions of YAC’s publicly traded shares:

●

Scenario 1 – “Assuming No Redemption”:  This presentation assumes that YAC’s public stockholders do not exercise redemption rights with respect to their public shares upon consummation of the Business Combination;

●

Scenario 2 – “Assuming 25% Redemption”:  This presentation assumes that YAC’s public stockholders exercise redemption rights with respect to 25% of YAC’s public shares upon consummation of the Business Combination;

●

Scenario 3 – “Assuming 50% Redemption”:  This presentation assumes that YAC’s public stockholders exercise redemption rights with respect to 50% of YAC’s public shares upon consummation of the Business Combination;

●

Scenario 4 – “Assuming 75% Redemption”:  This presentation assumes that YAC’s public stockholders exercise redemption rights with respect to 75% of YAC’s public shares upon consummation of the Business Combination;

●

Scenario 5 – “Assuming Maximum Possible Redemption – 100%”:  This presentation assumes that YAC’s public stockholders exercise their redemption rights with respect to all 13,598,898 shares of Class A common stock upon consummation of the Business Combination for an aggregate cash payment of approximately $138,742,756 (based on the estimated per share redemption price of approximately $10.20 per share) from the Trust Account, which held a fair value of marketable securities as of September 30, 2021 of approximately $138,742,756, thereby leaving zero balance in the Trust Account, which would require a waiver under the Business Combination Agreement.

Each of Scenarios 2, 3, 4 and 5 give effect to all proforma adjustments contained in the prior Scenarios, as well as additional adjustments to reflect the effect of the additional redemptions.

The ownership percentages of controlling interests (Class A common stock) and non-controlling interests (Class B common stock) after the Business Combination depend on the level of redemptions, with the possible range for controlling interests being 22.9% to 33.3% and the possible range for non-controlling interests being 66.7% to 77.1%, which is inclusive of non-controlling interests related to Incentive Units that have no corresponding share of Class B common stock. For purposes of the unaudited proforma condensed combined financial information, the voting interest percentages on the table below were used for the five different redemption scenarios.

The following table provides a proforma summary of the shares of the Combined Company’s common stock that would be outstanding under each of the redemption scenarios if the Transactions had occurred on September 30, 2021:

	Assuming No Redemption		Assuming 25% Redemption		Assuming 50% Redemption		Assuming 75% Redemption		Assuming Maximum Possible Redemption - 100%
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Stockholder
Existing Sky Equityholders	45,000,000	66.7%	45,000,000	70.2%	45,000,000	70.4%	45,000,000	72.8%	45,000,000	77.1%
Yellowstone's Public Stockholders	13,598,898	20.2%	10,199,174	15.9%	6,799,449	10.6%	3,399,725	5.5%	-	0.0%
BOC YAC Initial Investment	5,500,000	8.2%	5,500,000	8.6%	5,500,000	8.6%	5,500,000	8.9%	5,500,000	9.4%
Back-Stop Financing	-	0.0%	-	0.0%	3,237,124	5.1%	4,500,000	7.3%	4,500,000	7.7%
Subsequent PIPE Investors	-	0.0%	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Yellowstone Sponsors	3,399,724	5.0%	3,399,724	5.3%	3,399,724	5.3%	3,399,724	5.5%	3,399,724	5.8%
TOTAL	67,498,622	100.0%	64,098,898	100.0%	63,936,297	100.0%	61,799,449	100.0%	58,399,724	100.0%

The Company considered the income tax impacts and related proforma adjustments associated with the Transactions, pursuant to which the Combined Company will be organized in an “Up-C” structure. No tax liability is deemed to have been triggered upon consummation of the Business Combination, including related to the Tax Receivable Agreement. The proforma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Sky and YAC filed consolidated income tax returns for the periods presented.

The unaudited proforma condensed combined financial information has been presented for illustrative purposes only. The proforma adjustments represent estimates based on information available as of the date of the unaudited proforma condensed combined financial information and are subject to change as additional information becomes available.  Assumptions and estimates underlying the proforma adjustments set forth in the unaudited proforma condensed combined financial information are described in the accompanying notes. The actual financial position and results of operations of the Combined Company subsequent to consummation of the Transactions may differ significantly from the proforma amounts reflected herein.

PROFORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(UNAUDITED)

.	HISTORICAL		ASSUMING NO REDEMPTION				ASSUMING 25% REDEMPTION			ASSUMING 50% REDEMPTION			ASSUMING 75% REDEMPTION			ASSUMING MAXIMUM POSSIBLE REDEMPTION - 100%
	Sky Harbour	YAC	Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments		Proforma Combined	Additional Proforma Adjustments		Proforma Combined	Additional Proforma Adjustments		Proforma Combined	Additional Pro Forma Adjustments		Pro Forma Combined
Assets

Cash	$9,481,594	$865,018	$123,162,149	(A)	$133,508,761		$(34,677,185)	(H)	$98,831,576	$(2,305,956)	(H)	$96,525,620	$(22,048,424)	(H)	$74,477,196	$(34,677,195)	(H)	$39,800,001
Restricted cash	207,558,627	-	-		207,558,627		-		207,558,627	-		207,558,627	-		207,558,627	-		207,558,627
Tenant receivable	72,075	-	-		72,075		-		72,075	-		72,075	-		72,075	-		72,075
Straight-line rent receivable	91,847	-	-		91,847		-		91,847	-		91,847	-		91,847	-		91,847
Prepaid expenses and other assets	2,094,581	295,041	781,022	(F)	3,170,644		-		3,170,644	-		3,170,644	-		3,170,644	-		3,170,644
Cost of construction	14,579,482	-	-		14,579,482		-		14,579,482	-		14,579,482	-		14,579,482	-		14,579,482
Constructed assets, net	14,634,461	-	-		14,634,461		-		14,634,461	-		14,634,461	-		14,634,461	-		14,634,461
Right-of-use assets	57,924,041	-	-		57,924,041		-		57,924,041	-		57,924,041	-		57,924,041	-		57,924,041
Investments held in Trust	-	138,742,756	(138,742,756)	(C)	-		-		-	-		-	-		-	-		-
Long-lived assets, net	407,047	-	-		407,047		-		407,047	-		407,047	-		407,047	-		407,047
Total Assets	$306,843,755	$139,902,815	$(14,799,585)		$431,946,985		$(34,677,185)		$397,269,800	$(2,305,956)		$394,963,844	$(22,048,424)		$372,915,420	$(34,677,195)		$338,238,225

Liabilities

Accounts payable, accrued expenses and other liabilities	$8,363,628	$370,287	(1,299,585)	(F)	7,434,330		-		7,434,330	-		7,434,330	-		7,434,330	-		7,434,330
Note payable to Sponsor	-	1,000,000	(1,000,000)	(D)	-		-		-	-		-	-		-	-		-
Operating lease liabilities	61,752,435	-	-		61,752,435		-		61,752,435	-		61,752,435	-		61,752,435	-		61,752,435
Warrants liability	-	13,648,074	-		13,648,074		-		13,648,074	-		13,648,074	-		13,648,074	-		13,648,074
Bonds payable, net of deferred financing costs	160,606,290	-	-		160,606,290		-		160,606,290	-		160,606,290	-		160,606,290	-		160,606,290
Deferred underwriting fee payable	-	4,759,615	(4,759,615)	(E)	-		-		-	-		-	-		-	-		-
Total liabilities	230,722,353	19,777,976	(7,059,200)		243,441,129		-		243,441,129	-		243,441,129	-		243,441,129	-		243,441,129
Series B Preferred Units subject to possible redemption	54,028,861	-	(54,028,861)	(G)	-				-	-		-	-		-	-		-
Class A common stock subject to possible redemption	-	138,708,760	(138,708,760)	(G)	-		-		-	-		-	-		-	-		-
Stockholders’/Members' Equity:
Non-controlling interest	-	-	125,673,136	(G)	125,673,136	(I)	(17,679,233)	(I)	107,993,903	(1,348,343)	(I)	106,645,560	(12,367,323)	(I)	94,278,237	(21,232,184)	(I)	73,046,053
Members' equity	22,092,541	-	(22,092,541)	(G)	-		-		-	-		-	-		-	-		-
Preferred stock	-	-	-	(G)	-		-		-	-		-	-		-	-		-
Class A common stock	-	-	2,250	(G)	2,250	(I)	(340)	(I)	1,910	(16)	(I)	1,894	(214)	(I)	1,680	(340)	(I)	1,340
Class B common stock	-	340	(340)	(G)	-		-		-	-		-	-		-	-		-
Additional paid-in capital	-	-	62,830,470	(G)	62,830,470	(I)	(16,997,612)	(I)	45,832,858	(957,597)	(I)	44,875,261	(9,680,887)	(I)	35,194,374	(13,444,671)	(I)	21,749,703
Accumulated deficit	-	(18,584,261)	18,584,261	(G)	-		-		-	-		-	-		-	-		-
Total Stockholders’ /Members’ Equity	22,092,541	(18,583,921)	184,997,236		188,505,856		(34,677,185)		153,828,671	(2,305,956)		151,522,715	(22,048,424)		129,474,291	(34,677,195)		94,797,096
Total Liabilities, Redeemable Securities and Stockholders'/Members' Equity	$306,843,755	$139,902,815	$(14,799,585)		$431,946,985		$(34,677,185)		$397,269,800	$(2,305,956)		$394,963,844	$(22,048,424)		$372,915,420	$(34,677,195)		$338,238,225

See the accompanying notes to the unaudited proforma condensed combined financial statements.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED)

	HISTORICAL		ASSUMING NO REDEMPTION				ASSUMING 25% REDEMPTION				ASSUMING 50% REDEMPTION				ASSUMING 75% REDEMPTION				ASSUMING MAXIMUM POSSIBLE REDEMPTION - 100%
	Sky Harbour	YAC	Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments			Proforma Combined
Revenue	$1,186,845	$-	$-		$1,186,845		$-		$1,186,845		$-		$1,186,845		$-		$1,186,845			$-		$1,186,845

Expenses
Operating expenses	3,159,936	-	-		3,159,936		-		3,159,936		-		3,159,936		-		3,159,936			-		3,159,936
General and administrative	4,553,523	1,576,668	-		6,130,191		-		6,130,191		-		6,130,191		-		6,130,191			-		6,130,191
Depreciation	425,452	-	-		425,452		-		425,452		-		425,452		-		425,452			-		425,452
Total expenses	8,138,911	1,576,668	-		9,715,579		-		9,715,579		-		9,715,579		-		9,715,579			-		9,715,579
Operating loss	(6,952,066)	(1,576,668)	-		(8,528,734)		-		(8,528,734)		-		(8,528,734)		-		(8,528,734)			-		(8,528,734)

Other expense (income)
Unrealized loss on investments held in Trust	-	1,868	(1,868)	(aa)	-		-		-		-		-		-		-			-		-
Interest expense (income), including amortization of deferred financing costs	1,160,298	(23,387)			1,136,911		-		1,136,911		-		1,136,911		-		1,136,911			-		1,136,911
Change in fair value of warrant liability-(gain) loss	-	(4,355,766)	-		(4,355,766)		-		(4,355,766)		-		(4,355,766)		-		(4,355,766)			-		(4,355,766)
Loss on extinguishment of note payable to related party	250,000	-	-		250,000		-		250,000		-		250,000		-		250,000			-		250,000
Total other expense (income), net	1,410,298	(4,377,285)	(1,868)		(2,968,855)		-		(2,968,855)		-		(2,968,855)		-		(2,968,855)			-		(2,968,855)
Net (loss) income	(8,362,364)	2,800,617	1,868		(5,559,879)		-		(5,559,879)		-		(5,559,879)		-		(5,559,879)			-		(5,559,879)
Net loss attributable to non-controlling interests	-	-	(3,706,662)	(bb)	(3,706,662)		(196,596)	(bb)	(3,903,258)		(9,927)	(bb)	(3,913,185)		(135,307)	(bb)	(4,048,492)			(235,682)	(bb)	(4,284,174)
Net loss attributable to controlling interests	$(8,362,364)	$2,800,617	$3,708,530		$(1,853,217)		$196,596		$(1,656,621)		$9,927		$(1,646,694)		$135,307		$(1,511,387)			$235,682		$(1,275,705)

Pro forma net loss per share information:
Weighted average shares outstanding					22,498,622	(cc)			19,098,898	(cc)			18,936,297	(cc)			16,799,449	(cc)				13,399,724	(cc)
Basic and diluted net loss per share					$(0.08)	(cc)			$(0.09)	(cc)			$(0.09)	(cc)			(0.09)	(cc)	$			(0.10)	(cc)

See the accompanying notes to the unaudited proforma condensed combined financial statements.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

	HISTORICAL		ASSUMING NO REDEMPTION				ASSUMING 25% REDEMPTION				ASSUMING 50% REDEMPTION				ASSUMING 75% REDEMPTION				ASSUMING MAXIMUM POSSIBLE REDEMPTION - 100%
	Sky Harbour	YAC	Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments		Proforma Combined		Additional Proforma Adjustments		Proforma Combined
Revenue	$685,596	$-	$-		$685,596		$-		$685,596		$-		$685,596		$-		$685,596		$-		$685,596

Expenses
Operating expenses	1,941,282	-	-		1,941,282		-		1,941,282		-		1,941,282		-		1,941,282		-		1,941,282
General and administrative	837,336	968,854	-		1,806,190		-		1,806,190		-		1,806,190		-		1,806,190		-		1,806,190
Depreciation	47,024	-	-		47,024		-		47,024		-		47,024		-		47,024		-		47,024
Total expenses	2,825,642	968,854	-		3,794,496		-		3,794,496		-		3,794,496		-		3,794,496		-		3,794,496
Operating loss	(2,140,046)	(968,854)	-		(3,108,900)		-		(3,108,900)		-		(3,108,900)		-		(3,108,900)		-		(3,108,900)

Other expense (income)
Unrealized gain on investments held in Trust	-	(2,081)	2,081	(aa)	-		-		-		-		-		-		-		-		-
Interest expense (income), including amortization of deferred financing costs	395,698	(12,297)	-		383,401		-		383,401		-		383,401		-		383,401		-		383,401
Change in fair value of warrant liability-(gain) loss	-	2,070,328	-		2,070,328		-		2,070,328		-		2,070,328		-		2,070,328		-		2,070,328
Total other expense (income), net	395,698	2,055,950	2,081		2,453,729		-		2,453,729		-		2,453,729		-		2,453,729		-		2,453,729
Net loss	(2,535,744)	(3,024,804)	(2,081)		(5,562,629)		-		(5,562,629)		-		(5,562,629)		-		(5,562,629)		-		(5,562,629)
Net loss attributable to non-controlling interests	-	-	(3,708,495)	(bb)	(3,708,495)		(196,694)	(bb)	(3,905,189)		(9,931)	(bb)	(3,915,120)		(135,374)	(bb)	(4,050,494)		(235,799)	(bb)	(4,286,293)
Net loss attributable to controlling interests	$(2,535,744)	$(3,024,804)	$3,706,414		$(1,854,134)		$196,694		$(1,657,440)		$9,931		$(1,647,509)		$135,374		$(1,512,135)		$235,799		$(1,276,336)

Pro forma net loss per share information:
Weighted average shares outstanding					22,498,622	(cc)			19,098,898	(cc)			18,936,297	(cc)			16,799,449	(cc)			13,399,724	(cc)
Basic and diluted net loss per share					$(0.08)	(cc)			$(0.09)	(cc)			$(0.09)	(cc)			$(0.09)	(cc)			$(0.10)	(cc)

See the accompanying notes to the unaudited proforma condensed combined financial statements.

Notes to Unaudited Proforma Condensed Combined Financial Information

NOTE 1 – BASIS OF PROFORMA PRESENTATION

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, YAC will be treated as the acquired company for financial reporting purposes, and Sky will be treated as the accounting acquirer. The Business Combination will be treated as the equivalent of Sky issuing stock for the net assets of YAC, accompanied by a recapitalization. The net assets of YAC will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of Sky.

The unaudited proforma condensed combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 give proforma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited proforma condensed combined balance sheet as of September 30, 2021 assumes that the Transactions were completed on September 30, 2021.

The unaudited proforma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included elsewhere in this proxy statement:

●

The unaudited historical condensed consolidated financial statements of Sky as of and for the nine months ended September 30, 2021, and the historical audited consolidated financial statements of Sky as of and for the year ended December 31, 2020; and

●

The unaudited historical condensed financial statements of YAC as of and for the nine months ended September 30, 2021, and the historical audited financial statements of YAC for the period from August 25, 2020 (inception) through December 31, 2020.

Management has made significant estimates and assumptions in its determination of the proforma adjustments. The proforma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the proforma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management as of the date of the unaudited proforma condensed combined financial information, and the proforma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited proforma condensed combined financial information.

NOTE 2 – ADJUSTMENTS TO UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2021

The unaudited proforma condensed combined balance sheet as of September 30, 2021 includes the following adjustments:

A – Represents the aggregate impact of the following proforma adjustments to cash to give effect to the Transactions:

	Assuming No Redemption
Cash inflow from the Subsequent PIPE	$-	(B)
Cash inflow from YAC’s Trust Account	138,742,756	(C)
Repayment of Working Capital Loan to YAC Sponsor	(1,000,000)	(D)
Payment of YAC’s deferred IPO fees	(4,759,615)	(E)
Payment of transaction costs of the Business Combination	(9,820,992)	(F)
Net Proforma Adjustment to Cash	$123,162,149	(A)

B – No Subsequent PIPE is assumed at this time.

C – Represents cash equivalents that will be released from the Trust Account and relieved of restrictions regarding use upon consummation of the Business Combination and, accordingly, will be available for general use by the Combined Company.

D – Assumes that the Working Capital Loan from YAC’s Sponsor of $1,000,000 will be repaid in cash. However, the $1,000,000 Working Capital Loan may be converted at the holder’s option into 666,667 warrants, at a $1.50 price per warrant, in lieu of a cash repayment at Closing. The warrants will carry the same terms as the Sponsor warrants already purchased by the Sponsor in the private placement at the time of the Yellowstone IPO.

E – Represents cash that will be used to pay underwriting fees incurred by YAC in connection with the IPO, for which payment was deferred until consummation of the Business Combination.

F – Represents cash that will be used to pay transaction and advisory fees incurred in connection with the Business Combination, net of amounts already paid. This amount includes the estimated director and officer’s liability insurance to be paid by the Combined Company, including an estimated $1,000,000 to cover the run-off premium (net of certain credits) of existing policies. This $1,000,000, along with the Deferred IPO fees of $4,759,615 and the repayment of the $1,000,000 working capital YAC Promissory Note, constitute the Buyer Transaction Expenses included in the Minimum Buyer Available Financing amount (making the effective gross minimum target of $156,759,615, of which $55,000,000 is already at the Company through the BOC YAC Initial Investment). The adjustment to Prepaid expenses and other assets of $781,022 on the proforma condensed combined balance sheet represents the removal of prepaid transaction costs of $1,718,978, net of a prepaid Directors’ and Officers’ insurance premium that is expected to be paid in connection with the Business Combination and amortized into expense over the subsequent period of the policy coverage. The adjustment to Accounts payable, accrued expenses and other liabilities of $1,299,585 on the proforma condensed combined balance sheet represents the removal of accrued transaction costs upon payment at the Closing or shortly thereafter.

G – Represents the net impact of the following proforma adjustments related to the Transactions on the capital accounts of the Combined Company:

		Par Value (1)
	Members" Equity	Class A Common Stock	Founder Shares - Class B Common Stock	Additional Paid-In Capital	Accumulated Deficit	Non-controlling Interest - Class B	Total Stockholders' Equity	Series B Preferred Units subject to possible redemption	Class A Common Stock subject to possible redemption
Historical Sky Harbour	$22,092,541	$-	$-	$-	$-	$-	$22,092,541	$54,028,861	$-
Historical YAC	-	-	340	-	(18,584,261)	-	(18,583,921)	-	138,708,760
Total historical balance	22,092,541	-	340	-	(18,584,261)	-	3,508,620	54,028,861	138,708,760
Sky Harbour rollover equity (2)	(22,092,541)	-	-	-	-	22,092,541	-	-	-
Conversion of YAC's founder shares to Class A common shares (3)	-	340	(340)	-	-	-	-	-	-
Reclassification of Class A common stock subject to possible redemption	-	1,360	-	138,707,400	-	-	138,708,760	-	(138,708,760)
PIPE Investors	-	-	-	-	-	-	-	-	-
Pro forma adjustments for share issuance and conversion transactions	(22,092,541)	1,700	(340)	138,707,400	-	22,092,541	138,708,760	-	(138,708,760)
Transaction fees incurred by YAC	-	-	-	(2,917,500)	(2,272,885)	-	(5,190,385)	-	-
Transaction fees incurred by Sky Harbour	-	-	-	(2,550,000)	-	-	(2,550,000)	-	-
Elimination of YAC's historical accumulated deficit	-	-	-	(20,857,146)	20,857,146	-	-	-	-
Conversion of Series B Preferred Units to Class A common stock (4)	-	550	-	54,028,311	-	-	54,028,861	(54,028,861)	-
Allocate amount to non-controlling interest (5)	-	-	-	(103,580,595)	-	103,580,595	-	-	-
Total pro forma adjustments to equity - Assuming No Redemption	(22,092,541)	2,250	(340)	62,830,470	18,584,261	125,673,136	184,997,236	(54,028,861)	(138,708,760)
Total pro forma balance - Assuming No Redemption	$-	$2,250	$-	$62,830,470	$-	$125,673,136	$188,505,856	$-	$-
Redemption of Class A common stock - 25% Redemption	-	(340)	-	(34,676,845)	-	-	(34,677,185)	-	-
Allocate amount to non-controlling interests (5)	-	-	-	17,679,233	-	(17,679,233)	-	-	-
Total additional pro forma adjustments to equity - Assuming 25% Redemption	-	(340)	-	(16,997,612)	-	(17,679,233)	(34,677,185)	-	-
Total pro forma balance - Assuming 25% Redemption	$-	$1,910	$-	$45,832,858	$-	$107,993,903	$153,828,671	$-	$-
Additional redemption of Class A common stock - Assuming 50% Redemption	-	(340)	-	(34,676,855)	-	-	(34,677,195)	-	-
Back-Stop Financing (6)		324	-	32,370,915	-	-	32,371,239	-	-
Allocate amount to non-controlling interests (5)	-	-	-	1,348,343	-	(1,348,343)	-	-	-
Total additional pro forma adjustments to equity - Assuming 50% Redemption	-	(16)	-	(957,597)	-	(1,348,343)	(2,305,956)	-	-
Total pro forma balance - Assuming 50% Redemption	$-	$1,894	$-	$44,875,261	$-	$106,645,560	$151,522,715	$-	$-
Additional redemption of Class A common stock - Assuming 75% Redemption	-	(340)	-	(34,676,845)	-	-	(34,677,185)	-	-
Additional Back-Stop Financing (6)	-	126	-	12,628,635	-	-	12,628,761	-	-
Allocate amount to non-controlling interests (5)	-	-	-	12,367,323	-	(12,367,323)	-	-	-
Total additional pro forma adjustments to equity - Assuming 75% Redemption	-	(214)	-	(9,680,887)	-	(12,367,323)	(22,048,424)	-	-
Total pro forma balance - Assuming 75% Redemption	$-	$1,680	$-	$35,194,374	$-	$94,278,237	$129,474,291	$-	$-
Additional redemption of Class A common stock - Assuming 100% Redemption	-	(340)	-	(34,676,855)	-	-	(34,677,195)	-	-
Allocate amount to non-controlling interests (5)	-	-	-	21,232,184	-	(21,232,184)	-	-	-
Total additional pro forma adjustments to equity - Assuming Maximum Possible Redemption - 100%	-	(340)	-	(13,444,671)	-	(21,232,184)	(34,677,195)	-	-
Total pro forma balance - Assuming Maximum Possible Redemption - 100%	$-	$1,340	$-	$21,749,703	$-	$73,046,053	$94,797,096	$-	$-

(1)	Represents the par value of YAC’s common stock prior to the Business Combination and the par value of the common stock subsequent to the Business Combination.

(2)

Shares of Class B common stock will be issued to Sky to consummate the Business Combination (classified as non-controlling interests). The proforma Class B shares of SHG Corporation are calculated by dividing the rollover equity value of $450,000,000 by the per share price of $10.00.

(3)	YAC’s issued and outstanding founder units will convert into shares of Class A common stock on a one-for-one basis immediately prior to consummation of the Business Combination.

(4)	The Preferred Series B Units of Sky will convert into shares of Class A common stock on a one-for-one basis immediately prior to consummation of the Business Combination.

(5)	Represents an adjustment to revise non-controlling interests to the ownership percentage in the respective scenario.

(6)

In order to meet the amount of Minimum Available Buyer Financing, the “Assuming 50% Redemption” scenario assumes that $32,371,239 of Back-Stop Financing will occur and 3,237,124 shares of Class A common stock will be issued in consideration for the funding. The “Assuming 75% Redemption” scenario assumes that the balance of the remaining available Back-Stop Financing (of up to $45,000,000 maximum funding), or the remainder of $12,628,761 of Back-Stop Financing, will occur and 1,262,876 additional shares of Class A common stock will be issued in consideration for the funding. In each of the “Assuming 75% Redemption” scenario and the “Assuming Maximum Possible Redemption – 100%” scenario, the Minimum Available Buyer Financing would not be achieved. Therefore, although these two scenarios are presented for informational purposes and in accordance with the applicable requirements for pro forma financial information, in both the “Assuming 75% Redemption” and “Assuming Maximum Possible Redemption – 100%” scenarios, the closing conditions to the Business Combination would not be satisfied and the transaction would not close absent a Subsequent PIPE.

H – Represents the impact to the amount of cash that would be available to the Combined Company if the public holders of YAC’s Class A common stock exercise their right for the redemption of outstanding shares of Class A common stock in increments of 25% of such outstanding shares (from 0% to 100% redemption) in exchange for cash held in the Trust Account.

I –Issued and outstanding shares for each class of common stock and preferred stock as of September 30, 2021 on a historical basis and on a proforma basis are as follows:

	Historical		Proforma (Assuming No Redemption)		Proforma (Assuming 25% Redemption)		Proforma (Assuming 50% Redemption)		Proforma (Assuming 75% Redemption)		Proforma (Assuming Maximum Possible Redemption - 100%)
	Issued	Outstanding	Issued	Outstanding	Issued	Outstanding	Issued	Outstanding	Issued	Outstanding	Issued	Outstanding
Preferred Stock	-	-	-	-	-	-	-	-	-	-	-	-

Common Stock - Class A
YAC's Class A stockholders(1)	13,598,898	13,598,898	13,598,898	13,598,898	10,199,174	10,199,174	6,799,449	6,799,449	3,399,725	3,399,725	-	-
PIPE Investors	-	-	-	-	-	-	-	-	-	-	-	-
Back-Stop Financing (2)	-	-	-	-	-	-	3,237,124	3,237,124	4,500,000	4,500,000	4,500,000	4,500,000
BOC YAC's converted Series B Preferred Units (3)	-	-	5,500,000	5,500,000	5,500,000	5,500,000	5,500,000	5,500,000	5,500,000	5,500,000	5,500,000	5,500,000
YAC's converted founder shares (4)	-	-	3,399,724	3,399,724	3,399,724	3,399,724	3,399,724	3,399,724	3,399,724	3,399,724	3,399,724	3,399,724
Total Common Stock - Class A	13,598,898	13,598,898	22,498,622	22,498,622	19,098,898	19,098,898	18,936,297	18,936,297	16,799,449	16,799,449	13,399,724	13,399,724

Common stock - Class B
YAC's founder shares (4)	3,399,724	3,399,724	-	-	-	-	-	-	-	-	-	-
Existing Sky Equityholders' rollover equity (5)	-	-	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000
Total Common Stock - Class B	3,399,724	3,399,724	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000	45,000,000
Total Common Stock	16,998,622	16,998,622	67,498,622	67,498,622	64,098,898	64,098,898	63,936,297	63,936,297	61,799,449	61,799,449	58,399,724	58,399,724

(1)

Represents the shares held by YAC’s public stockholders giving effect to the redemption of the shares of Class A common stock pursuant to each of the respective redemption scenarios described in “Basis of Proforma Presentation” above.

(2)

Represents the shares that would be issued in consideration of the Back-Stop Financing amounts. A portion of the Back-Stop Financing is assumed to be contributed in the “Assuming 50% Redemption” scenario, and the remainder of the maximum amount of such Back-Stop Financing in the “Assuming 75% Redemption” scenario.

(3)

Represents the shares of Class A common stock held by BOC YAC as the holder of Series B Preferred Units of Sky upon the one-for-one conversion of the Series B Preferred Units into Class A common stock immediately prior to the consummation of the Business Combination.

(4)

Represents the shares of Class B common stock held by the initial stockholders of YAC upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination.

(5)

Represents the shares of Class B common stock issued to SHG Corporation to consummate the Business Combination (classified as non-controlling interests). The proforma Class B shares of SHG Corporation are calculated by dividing the rollover equity value of $450,000,000 by the per share price of $10.00.

NOTE 3 – ADJUSTMENTS TO UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND THE YEAR ENDED DECEMBER 31, 2020

The unaudited proforma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 include the following adjustments:

aa – Represents the elimination of gains or losses on the Investments held in Trust.

bb – Represents an adjustment to attribute net loss to non-controlling interests based on the ownership percentage in the respective scenario.

cc – Represents the proforma weighted average shares of common stock outstanding and proforma loss per share calculated after giving effect to the Transactions, as follows:

	For the Nine Months ended September 30, 2021
	Assuming No Redemption	Assuming 25% Redemption	Assuming 50% Redemption	Assuming 75% Redemption	Assuming Maximum Possible Redemption - 100%
Numerator
Pro forma net loss attributable to controlling interests	$(1,853,217)	$(1,656,621)	$(1,646,694)	$(1,511,387)	$(1,275,705)
Denominator
YAC Class A stockholders (1)	13,598,898	10,199,174	6,799,449	3,399,725	-
YAC's converted founder shares (2)	3,399,724	3,399,724	3,399,724	3,399,724	3,399,724
BOC YAC Initial Investment (3)	5,500,000	5,500,000	5,500,000	5,500,000	5,500,000
Back-Stop Financing (4)	-	-	3,237,124	4,500,000	4,500,000
PIPE Investors	-	-	-	-	-
Basic and diluted weighted average shares outstanding	22,498,622	19,098,898	18,936,297	16,799,449	13,399,724
Loss per share
Basic and diluted (5)	$(0.08)	$(0.09)	$(0.09)	$(0.09)	$(0.10)

	For the Year ended December 31, 2020
	Assuming No Redemption	Assuming 25% Redemption	Assuming 50% Redemption	Assuming 75% Redemption	Assuming Maximum Possible Redemption - 100%
Numerator
Pro forma net loss attributable to controlling interests	$(1,854,134)	$(1,657,440)	$(1,647,509)	$(1,512,135)	$(1,276,336)
Denominator
YAC Class A stockholders (1)	13,598,898	10,199,174	6,799,449	3,399,725	-
YAC's converted founder shares (2)	3,399,724	3,399,724	3,399,724	3,399,724	3,399,724
BOC YAC Initial Investment (3)	5,500,000	5,500,000	5,500,000	5,500,000	5,500,000
Back-Stop Financing (4)	-	-	3,237,124	4,500,000	4,500,000
PIPE Investors	-	-	-	-	-
Basic and diluted weighted average shares outstanding	22,498,622	19,098,898	18,936,297	16,799,449	13,399,724
Loss per share
Basic and diluted (5)	$(0.08)	$(0.09)	$(0.09)	$(0.09)	$(0.10)

(1)

Represents the shares held by YAC’s public stockholders giving effect to the redemption of the shares of Class A common stock pursuant to each of the respective redemption scenarios described in “Basis of Proforma Presentation” above. As the Transactions are assumed to have occurred as of January 1, 2020 for purposes of preparing the proforma condensed combined statements of operations, the weighted average shares outstanding reflect those shares of common stock that would be outstanding under each respective scenario for the entire nine-month or 12-month period, respectively.

(2)

Represents the shares of Class B common stock held by the initial stockholders of YAC upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination. Consistent with the assumption related to the Transactions, this conversion is assumed to have occurred on January 1, 2020 and, accordingly, these shares are assumed to have been outstanding shares of common stock for the entire nine-month or 12-month period, respectively.

(3)

Represents the shares of Class A common stock held by BOC YAC as the holders of Series B Preferred Units of Sky upon the one-for-one conversion of the Series B Preferred Units into Class A common stock immediately prior to the consummation of the Business Combination. Consistent with the assumption related to the Transactions, this conversion is assumed to have occurred on January 1, 2020 and, accordingly, these shares are assumed to have been outstanding shares of common stock for the entire nine-month or 12-month period, respectively.

(4)

Represents the shares that would be issued in consideration of the Back-Stop Financing amounts. A portion of the Back-Stop Financing is assumed to be contributed in the “Assuming 50% Redemption” scenario, and the remainder of the maximum amount of such Back-Stop Financing in the “Assuming 75% Redemption” scenario. Consistent with the assumption related to the Transactions, this conversion is assumed to have occurred on January 1, 2020 and, accordingly, these shares are assumed to have been outstanding shares of common stock for the entire nine-month or 12-month period, respectively.

(5)

Potentially dilutive shares have been deemed to be anti-dilutive due to the net loss position and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include 7,719,779 outstanding warrants issued in connection with the IPO.

SPECIAL MEETING OF THE YAC STOCKHOLDERS

General

YAC is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held [ ■ ], and at any adjournments or postponements thereof. This proxy statement is first being furnished to YAC’s stockholders on or about [ ■ ] in connection with the vote on the Proposals described in this proxy statement. This proxy statement provides YAC’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held via live webcast on [ ■ ], at __:__ a.m., Eastern Time. The Special Meeting can be accessed by visiting https:// [ ■ ], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the Transfer Agent.

Registering for the Special Meeting

Pre-registration at https:// [ ■ ] is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by [ ■ ]. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of our Class A Common Stock and/or Class B Common Stock:

Purpose of the Special Meeting

At the Special Meeting, YAC is asking holders of shares of Class A Common Stock and Class B Common Stock to vote on proposals to:

1. Proposal No. 1 — The Business Combination Proposal — to approve and adopt the Equity Purchase Agreement, a copy of which is attached to this proxy statement as Annex D, and approve the other transactions contemplated by the Equity Purchase Agreement, which provides that, among other things:

(i) YAC will amend and restate the Existing Certificate of Incorporation to, among other things, (a) change the name of YAC to Sky Harbour Group Corporation, (b) convert all then-outstanding Sponsor Stock into Class A Common Stock and (c) authorize the issuance of Class B Common Stock;

(ii) the Existing Sky Equityholders, SHG Corporation and Sky will enter into the A&R Operating Agreement which, among other things, will (a) restructure the capitalization of Sky to (1) authorize the issuance of the Sky Harbour Units to SHG Corporation, (2) reclassify the existing Sky Common Units, other than any Existing Sky Prior Incentive Equity Units, held by the Existing Sky Equityholders into the number of Sky Common Units set forth in Schedule I of the Equity Purchase Agreement, and (3) reclassify all of the Existing Sky Prior Incentive Equity Units into Sky incentive equity units, concurrently with and subject to adjustments affecting the number of units and exercise price (as applicable) thereof, and (b) appoint SHG Corporation as the managing member of Sky;

(iii) YAC will replace the Existing Bylaws, by adopting the SHG Corporation Bylaws; and

(iv) without any action on the part of any holder of a YAC Warrant, each YAC Warrant that is issued and outstanding immediately prior to the Closing will become a SHG Corporation Warrant, exercisable for Class A Common Stock in accordance with its terms.

2. Proposal No. 2 — The Nasdaq Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with applicable Nasdaq listing rules, the issuance by SHG Corporation, as successor to YAC, of Class A Common Stock and Class B Common Stock in the Business Combination in an amount equal to 20% or more of the amount of YAC’s issued and outstanding common stock immediately prior to the issuance.

3. Proposal No. 3 — The Charter and Governance Proposals — to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which, if approved would take effect upon Closing, a copy of which is attached to this proxy statement as Annex E. In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with SEC guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions:

●

Proposal No. 3(a): A proposal to increase the total number of authorized shares and reclassify the capital stock of SHG Corporation to [ ■ ] total shares consisting of (i) [ ■ ] shares of preferred stock, par value $0.0001 per share, (ii) [ ■ ] shares of Class A Common Stock, par value $0.0001 per share, and (iii) [ ■ ] shares of Class B Common Stock, par value $0.0001 per share (which Class B Common Stock will not convey any economic rights, but will entitle its holders to vote on all matters to be voted on by stockholders generally and otherwise have such terms and conditions as necessary to implement the Up-C structure).

●

Proposal No. 3(b): A proposal to declassify the board of directors, to provide that the SHG Corporation Board will be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class and to provide that the number of directors of SHG Corporation will be not less than [ ■ ] and not more than [ ■ ], with the then-authorized number of directors being fixed from time to time by the SHG Corporation Board within such range, which number shall initially be seven.

●	Proposal No. 3(c): A proposal to elect not to be governed by Section 203 of the DGCL.

4. Proposal No. 4 — The Director Election Proposal — for holders of Class B Common Stock to elect, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, 7 directors of the SHG Corporation Board to serve until the 2022 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

5. Proposal No. 5 — The Incentive Plan Proposal — to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the 2022 Plan, a copy of which is attached to this proxy statement as Annex F.

6. Proposal No. 6 — The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [ ■ ], as the Record Date for determining the stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on [ ■ ], there were [ ■ ] shares of Class A Common Stock and Class B Common Stock entitled to vote. Each share of Class A Common Stock and Class B Common Stock is entitled to one vote per share at the Special Meeting. Only holders of Class B Common Stock are entitled to vote on the Director Election Proposal.

Pursuant to the Letter Agreement, the Initial YAC Stockholders, our Sponsor, officers and directors have agreed to vote their Class A Common Stock and Class B Common Stock, as applicable, and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date hereof, the Initial YAC Stockholders own approximately 20% of our total shares of Class A Common Stock and Class B Common Stock immediately following the completion of our IPO.

Quorum

The holders present in person or by proxy of shares of outstanding capital stock of YAC representing a majority of the voting power of all outstanding shares of capital stock of YAC entitled to vote at the Special Meeting will constitute a quorum. Our Initial YAC Stockholders will count toward this quorum pursuant to the Letter Agreement. Our Sponsor, officers and directors have agreed to vote their Class A Common Stock and Class B Common Stock, as applicable, and any public shares purchased during or after our IPO in favor of the Business Combination.

Abstentions and Broker Non-Votes

With respect to each proposal in this proxy statement (other than the Director Election Proposal), you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the Director Election Proposal, you may vote “FOR” or “WITHHOLD” with respect to each nominee.

If a stockholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Special Meeting in person, then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the outcome of any other proposal in this proxy statement.

Abstentions and “WITHHOLD” votes will be counted in connection with the determination of whether a valid quorum is established but their effect on the proposals in this proxy statement differ as follows:

An abstention will have no effect on the Business Combination Proposal, the Nasdaq Proposal or the Governance Proposals, and for the Director Election Proposal, a “WITHHOLD” vote will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting.

In contrast, an abstention will have the same effect as a vote “AGAINST” the Charter Proposal.

Vote Required for Approval

The following votes are required for each proposal at the Special Meeting:

●

The Business Combination Proposal: The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

●

The Nasdaq Proposal: The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

●

The Charter and Governance Proposals: Approval of the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting. The Governance Proposals are being presented on a non-binding advisory basis.

●

The Director Election Proposal: The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of Class B Common Stock cast by YAC’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of Class A Common Stock have no right to vote on the election, removal or replacement of any director.

●

The Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

●

The Adjournment Proposal: The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Under the Equity Purchase Agreement, the approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal, and the Incentive Plan Proposal is a condition to the consummation of the Business Combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the Business Combination may not be consummated.

Voting Your Shares

Each share of Class A Common Stock and Class B Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Class A Common Stock and Class B Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your shares of Class A Common Stock and/or Class B Common Stock at the Special Meeting.

●

You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter and Governance Proposals, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

●

You Can Attend the Special Meeting and Vote in Person. We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at [ ■ ], in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting. See “— Registering for the Special Meeting” above for further details on how to attend the Special Meeting.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify Joshua P. Weisenburger, YAC’s Secretary at 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, in writing before the Special Meeting that you have revoked your proxy; or

●	you may attend the Special Meeting, revoke your proxy, and vote in person (which would include presence at the virtual Special Meeting), as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Class A Common Stock or Class B Common Stock, please contact [ ■ ], our proxy solicitor, by calling [ ■ ] for individuals or [ ■ ] for banks and brokers or by sending an e-mail to [ ■ ].com. This notice of Special Meeting and the proxy statement are available at https:// [ ■ ].

Vote of YAC’s Sponsor, Directors and Officers

Pursuant to the Letter Agreement, YAC’s Sponsor, directors and officers have agreed to vote any shares of capital stock of YAC owned by them in favor of the Business Combination Proposal, waive their right to a YAC Stock Redemption and waive their right to liquidating distributions from the Trust Account with respect to their Initial Sponsor Shares held by them in the event we do not consummate a business combination by January 25, 2022. YAC’s officers, directors and the Sponsor derived benefit from agreeing to such provisions, but did not receive separate consideration for such waivers. As of the date hereof, such stockholders own 20% of our total outstanding shares of Class A Common Stock and Class B Common Stock.

Our Sponsor has waived any redemption rights, including with respect to any shares of YAC purchased in the aftermarket, in connection with the Business Combination. The Sponsor shares held by the Initial YAC Stockholders have no redemption rights upon our liquidation and will be of no value if no Business Combination is effected by us by January 25, 2021 (subject to any extension of such date by the vote of our stockholders to complete the Business Combination).

Redemption Rights

Pursuant to the Existing Certificate of Incorporation, a Public Stockholder may request that YAC redeem all or a portion of such Public Stockholder’s shares of Class A Common Stock for cash if the Business Combination is consummated. You will be entitled to receive cash for any shares of Class A Common Stock to be redeemed only if you:

(i) (a) hold shares of Class A Common Stock, or (b) hold YAC Units and you elect to separate your YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising your Redemption Rights with respect to the shares of Class A Common Stock; and

(ii) prior to __:__ a.m., New York time, on [ ■ ] (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of Class A Common Stock for cash, and (b) deliver your shares of Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

Holders of YAC Units must elect to separate the underlying shares of Class A Common Stock and YAC Public Warrants prior to exercising Redemption Rights with respect to the shares of Class A Common Stock. If holders hold their YAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the YAC Units into the underlying shares of Class A Common Stock and YAC Public Warrants, or if a holder holds YAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of Class A Common Stock. For illustrative purposes, as of September 30, 2021, this would have amounted to approximately $10.20 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that YAC instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of Class A Common Stock with respect to more than an aggregate of 20% of the shares of Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the shares of Class A Common Stock, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of Class A Common Stock (either physically or electronically) to the Transfer Agent prior to [ ■ ] a.m., New York time, on [ ■ ] (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, YAC will satisfy the exercise of Redemption Rights by redeeming the shares of Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Appraisal Rights

Neither YAC stockholders nor holders of YAC Warrants have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation Costs

YAC is soliciting proxies on behalf of our Board. This solicitation is being made by mail but also may be made by telephone or in person. YAC and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. YAC will bear the cost of the solicitation.

YAC has hired [ ■ ] to assist in the proxy solicitation process. YAC will pay that firm a fee of $[ ■ ] plus disbursements. Such fee will be paid with non-Trust Account funds.

YAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. YAC will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding YAC or our securities, the Initial YAC Stockholders, Sky and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Class A Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the Special Meeting are approved. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of Class A Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. YAC will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Equity Purchase Agreement and the transactions contemplated thereby. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Equity Purchase Agreement, which is attached as Annex D to this proxy statement. Please see the subsection entitled “— The Equity Purchase Agreement” below, for additional information and a summary of certain terms of the Equity Purchase Agreement. You are urged to read carefully the Equity Purchase Agreement in its entirety before voting on this proposal.

Because we are holding a stockholder vote on the Business Combination, we may consummate the Business Combination only if it is approved by the affirmative vote for the proposal by the holders of a majority of the shares of Yellowstone Common Stock who, being present and entitled to vote at the Special Meeting to approve the Business Combination Proposal, vote at the Special Meeting, voting as a single class.

The Equity Purchase Agreement

This section describes the material provisions of the Equity Purchase Agreement, but does not purport to describe all of the terms of the Equity Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Equity Purchase Agreement, a copy of which is attached as Annex D hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Equity Purchase Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Equity Purchase Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Equity Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Equity Purchase Agreement. The representations, warranties and covenants in the Equity Purchase Agreement are also modified in important part by the underlying Disclosure Schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Disclosure Schedules contain information that is material to an investment decision.

General; Structure of the Business Combination; Consideration

On August 1, 2021, Yellowstone entered into the Equity Purchase Agreement with Sky. The Equity Purchase Agreement, among other things, provides that:

•

Yellowstone will (a) adopt the A&R Certificate of Incorporation, which will, among other things, (1) change its name to “Sky Harbour Group Corporation,” (2) convert all then-outstanding shares of Sponsor Stock into shares of Class A Common Stock, and (3) issue to the Existing Sky Equityholders other than BOC YAC Class B Common Stock, which carries one vote per share but no economic right, and (b) replace the Existing Bylaws by adopting the SHG Corporation Bylaws, a copy of which are attached to this proxy statement as Annex A;

•

Also at the Closing, the Existing Sky Equityholders, SHG Corporation and Sky will enter into the A&R Operating Agreement which, among other things, will (a) restructure its capitalization to (i) issue to SHG Corporation the number of Sky Common Units equal to the number of outstanding shares of Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of Class A Common Stock, and any Class A Common Stock issued under Subsequent PIPE), (ii) reclassify the existing Sky Common Units (other than any Existing Sky Prior Incentive Common Units), existing Sky Series A preferred units, and the existing Sky Series B Preferred Units into Sky Common Units, and (iii) reclassify all of the Existing Sky Prior Incentive Equity Units into Sky incentive equity units, concurrently with and subject to adjustments affecting the number of units and exercise price (as applicable) thereof, following the Closing and (b) appoint SHG Corporation as the managing member of Sky. Immediately following the reclassification described in (ii) above, the Common Units issued to BOC YAC in respect of its Series B Preferred Units will be converted into shares of Class A Common Stock. Holders of Common Units will receive one share of Class B Common Stock for each Sky Common Unit. Holders of Class B Common Stock will be entitled to voting rights but will have no economic rights.

•

As consideration for the Sky Harbour Units, YAC will contribute to Sky the Contribution Amount consisting of the amount held in the Trust Account, less the amount of cash required to fund the redemption of the Class A Common Stock held by eligible stockholders who properly elect to have their shares redeemed as of the Closing, any Subsequent PIPE, and the cash and securities contributed pursuant to the Back-Stop Financing, if any, less the Deferred Underwriting Commission. Immediately after the contribution of the Contribution Amount, Sky will pay the Transaction Expenses by wire transfer of immediately available funds on behalf of Sky and YAC to those persons to whom such amounts are owed; and

•

Without any action on the part of any holder of YAC Warrants, each YAC Warrant that is issued and outstanding immediately prior to the Closing will become a SHG Corporation Warrant. Notwithstanding the foregoing, the warrants issued to BOC YAC as part of the Series B Preferred Unit Purchase Agreement will automatically terminate upon the consummation of the Business Combination.

Post-Business Combination Ownership Structure

	Assuming No Redemptions(1)		Assuming Maximum Redemptions For Minimum Buyer Financing Condition to be Met (2)
	Shares	%	Shares	%
Stockholder
Existing Sky Equityholders (3)	45,000,000	66.7%	45,000,000	70.4%
Yellowstone's Public Stockholders	13,598,898	20.2%	5,564,668	8.7%
BOC YAC Initial Investment	5,500,000	8.2%	5,500,000	8.6%
Back-Stop Financing	-	0.0%	4,500,000	7.0%
Subsequent PIPE Investors	-	0.0%	-	0.0%
Yellowstone Sponsors	3,399,724	5.0%	3,399,724	5.3%
TOTAL	67,498,622	100.0%	63,964,392	100.0%

___________

(1)

Assumes that (i) none of the holders of Yellowstone Class A Common Stock exercise their Redemption Rights, (ii) none of the parties to the Equity Purchase Agreement purchase shares of Yellowstone Class A Common Stock on the open market, (iii) there is no Subsequent PIPE investment, (iv) there are no other issuances of equity interests of Yellowstone prior to or in connection with the Closing, (v) there is no Back-Stop Financing and (vi) none of the Class A Common Stock has been issued upon exercise of the YAC Warrants.

(2)

Assumes that (i) stockholders holding 8,034,230 shares of Yellowstone Class A Common Stock exercise their Redemption Rights, (ii) none of the parties to the Equity Purchase Agreement purchase shares of Yellowstone Class A Common Stock on the open market, (iii) there is no Subsequent PIPE investment, (iv) there is a full exercise of the Back-Stop Financing for an aggregate value of $45 million, (v) there are no other issuances of equity interests of Yellowstone prior to or in connection with the Closing, and (vi) none of the Class A Common Stock has been issued upon exercise of the YAC Warrants.

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table contained in the subsection entitled “— Sources and Uses of Funds for the Business Combination” of this proxy statement. If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Closing Funding

As described above, at the Closing, Yellowstone will disburse the Contribution Amount to Sky. Immediately after the contribution of the Contribution Amount, Sky will pay the Transaction Expenses by wire transfer of immediately available funds on behalf of Sky and Yellowstone to those persons to whom such amounts are owed.

In order to offset any potential redemptions in connection with the Business Combination, we may enter into subscription agreements with PIPE Investors for the purchase by such investors, immediately prior to or concurrently with the closing of the Business Combination and subject to the terms and conditions of the Equity Purchase Agreement of our securities. As of the date of this proxy statement, we have not entered into any Subscription Agreements. The obligations of each party to consummate any Subscription Agreements that we may enter into in the future will likely be conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Equity Purchase Agreement.

Closing of the Business Combination

The Closing will take place by conference call and exchange of signature pages by email, fax or electronic transmission at 9:00 A.M. New York time on a date no later than two business days after the satisfaction or waiver of all the conditions set forth in the Equity Purchase Agreement, or at such other place and time as Sky and Yellowstone mutually agree upon. If the conditions set forth in the Equity Purchase Agreement have been satisfied or waived, but Sky notifies Yellowstone that SHG Corporation will not be able to provide Regulation S-X compliant financial statements in time for SHG Corporation to file a current report on Form 8-K within four business days following Closing, the Closing will be delayed until such time as compliant financial statements are available, but not past the Outside Closing Date.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent Yellowstone’s good faith estimate of such amounts.

Sources of Proceeds

(in millions)	No Redemption		Maximum Redemptions for Minimum Buyer Financing Condition to be Met
Sources
Cash Held in Trust Account	$138.7	(1)	$56.7
BOC YAC—Initial Investment(2)	$55.0		$55.0
BOC YAC—Back-Stop Financing(3)	$--		$45.0
Total Sources	$193.7		$156.7

____________

(1)

Represents the amount of the cash held in the Trust Account prior to the Closing (and prior to any redemption by YAC stockholders) as of September 30, 2021, excluding any interest earned on the funds until the Closing.

(2)	Represents the cash value of the BOC YAC Initial Investment into Sky, and associated BOC YAC Contribution.
(3)	Represents the value of the Back-Stop Financing as of the consummation of the Business Combination.

Uses of Proceeds

(in millions)	No Redemption	Maximum Redemptions for Minimum Buyer Financing Condition to be Met
Uses
New cash to balance sheet	$123.7	$86.7
Contribution of BOC-YAC Initial Investment	$55.0	$55.0
Less Fees and Expenses(1)	$15.0	$15.0
Total Uses	$193.7	$156.7

____________

(1)

Represents the total estimated Transaction Expenses incurred by the parties to the Equity Purchase Agreement, including the $4.75 million Deferred Underwriter Commission contingent upon the successful consummation of the Business Combination.

Conditions to the Closing of the Business Combination

Conditions to Each Party’s Obligation

The respective obligations of Yellowstone, Sky and Sponsor to consummate the transaction contemplated by the Equity Purchase Agreement are subject to the satisfaction, or written waiver by the parties, of each of the following conditions:

•

no applicable law or order is in effect that prohibits or prevents the consummation of the Closing or the transactions contemplated by the A&R Operating Agreement, Tax Receivable Agreement, Stockholders’ Agreement, Registration Rights Agreement or Subscription Agreements;

•	Yellowstone has received the Required Yellowstone Stockholder Approval;

•	Yellowstone has at least $5,000,001 in tangible net assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and

•	Yellowstone has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date.

Conditions to Yellowstone’s Obligations

The obligations of Yellowstone to consummate the transactions contemplated by the Equity Purchase Agreement are subject to the satisfaction or written waiver by Yellowstone, of each of the following conditions:

•

Sky and the Existing Sky Equityholders have duly performed all of their respective obligations under the Equity Purchase Agreement required to be performed by them at or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants);

•

(i) All of the representations and warranties of Sky in Article III of the Equity Purchase Agreement (other than Section 3.1 (Corporate Existence and Power), 3.2 (Corporate Authorization), 3.4 (Non-Contravention), 3.7 (Capital Structure) and 3.17 (Finders’ Fees) of the Equity Purchase Agreement, in each case disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct at and as of the Closing Date (except that if the representation and warranties speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date) other than where the failure of such representations and warranties to be so true and correct taken in the aggregate would not be reasonably expected to have a material adverse effect on the Company, and (ii) all Sky Fundamental Representations, in each case, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the Closing Date in all material respects (except that if the representation and warranties speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date);

•	Since the date of the Equity Purchase Agreement, there shall have been no Company Material Adverse Effect which is continuing and uncured;

•	Sky has delivered a customary closing certificate certifying, among other things, that the conditions in the first, second, third and fourth bulleted points have been satisfied; and

•	Yellowstone shall have received duly executed counterparts from Sky and the Existing Sky Equityholders, as applicable, of the Additional Agreements.

Conditions to Sky’s Obligations

The obligations of Sky to consummate the transactions contemplated by the Equity Purchase Agreement are subject to the satisfaction, or written waiver by Sky, of each of the following conditions:

•

Yellowstone has duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants);

•

(i) All of the representations and warranties of Yellowstone contained in Article IV of the Equity Purchase Agreement (other than Sections 4.1 (Corporate Existence and Power), 4.2 (Corporate Authorization), 4.4 (Non-Contravention), 4.5 (Capitalization), and 4.7 (Finders’ Fees) of the Equity Purchase Agreement) disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct at and as of the date of the Equity Purchase Agreement and as of the Closing Date (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date) other than where the failure of such representations and warranties to be so true and correct taken in the aggregate would not be reasonably expected to have a material adverse effect on Yellowstone, and (ii) all of the representations and warranties of Yellowstone in Sections 4.1 (Corporate Existence and Power), 4.2 (Corporate Authorization), 4.4 (Non-Contravention), 4.5 (Capitalization), and 4.7 (Finders’ Fees) of the Equity Purchase Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, are true and correct as of the date of the Equity Purchase Agreement and as of the Closing Date in all material respects (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date);

•

Yellowstone has delivered a certificate signed by an authorized officer certifying, among other things, that the conditions in the first and second bulleted points have been satisfied with respect to Yellowstone;

•	Yellowstone shall have received duly executed counterparts from the Sponsor or Boston Omaha Corporation, as applicable, of the Additional Agreements.

•

As of the Closing, Minimum Available Buyer Financing Amount shall be no less than $150 million; provided that if, at the time of the Closing, the Available Buyer Financing (disregarding clause (z) of the definition of “PIPE Financing Amount”) would be less than the Minimum Available Buyer Financing Amount, then Buyer shall be permitted to deliver to the Company satisfactory evidence that Boston Omaha has, or has caused one or more of its affiliates to, purchase shares of SHG Corporation Class A Common Stock through a combination (as determined by Boston Omaha in its discretion) of (x) cash and (y) a number of Back-Stop Shares (free and clear of all Liens) with an aggregate Share Value equal to the Back-Stop Amount, sufficient to cause Available Buyer Financing to equal the Minimum Available Buyer Financing Amount, in exchange for a number of shares of SHG Corporation Class A Common Stock equal to (A) the Back-Stop Amount, divided by (B) ten (10); and

•	Yellowstone has no Indebtedness of more than $2,500,000.

Representations and Warranties

The Equity Purchase Agreement contains customary representations and warranties by the parties, including the following representations and warranties by Sky: corporate existence and power, corporate authorization, governmental authorization, non-contravention, capital structure, financial statements, absence of certain changes, properties, litigation, contracts, licenses and permits, compliance with laws, intellectual property, employees, tax matters, environmental laws, finders’ fees, insurance, affiliate arrangements, information supplied, and exclusivity of representations and warranties. Additionally, Yellowstone made customary representations and warranties relating to: corporate existence and power, corporate authorization, governmental authorization, non-contravention, finders’ fees, issuance of stock, capitalization, the Trust Account and financial capacity, listing, board approval, Yellowstone’s SEC documents and financial statements and internal controls, litigation, business activities, absence of changes, compliance with laws, Investment Company Act and JOBS Act, tax matters, transactions with affiliates, proxy statements, takeover statutes and charter provisions, property, material contracts, defaults, independent investigation and exclusivity of representations and warranties.

Covenants

Conduct of the Business Prior to the Closing

Sky has agreed that from the date of the Equity Purchase Agreement through the earlier of the Closing or the termination of the Equity Purchase Agreement (the “Interim Period”), it will, and will cause its subsidiaries to, except as otherwise required by the Equity Purchase Agreement or applicable law, as consented to by Yellowstone (which consent may not be unreasonably withheld, conditioned or delayed), as taken in connection with the Series B Financing or as required by COVID-19 Measures (as defined in the Equity Purchase Agreement), use commercially reasonable efforts to operate the business of Sky and its subsidiaries in the ordinary course in all material respects, and to use its commercially reasonable efforts to preserve substantially intact the properties, operations and relationships with applicable authorities, key employees, key suppliers and other persons.

During the Interim Period, Sky has also agreed not to, and to cause its subsidiaries not to, except as required by the Equity Purchase Agreement, as required by applicable law, as required by COVID-19 Measures (as defined in the Equity Purchase Agreement), as taken in connection with the Series B Financing, as taken in connection with the recently completed bond financing or as consented to by Yellowstone (which consent in most respects will not be unreasonably conditioned, withheld, delayed or denied):

•	change or amend the organizational documents of Sky or any of its subsidiaries or wind-up or dissolve itself or any of its subsidiaries;

•

except for any “Tax Distribution” as defined in Sky’s existing operating agreement, pay or declare or promise to pay any dividend, distribution or other payments to the holders of its securities (other than to service providers in the ordinary course) or issue, grant redeem or repurchase any securities or make changes in the capital structure of Sky or its subsidiaries;

•

enter into any affiliate arrangements or enter into or carry out any transaction with an affiliate Except for indemnification agreements, employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business and transactions entered into on arms-length terms;

•	sell, license or dispose of any material assets other than in the ordinary course of business;

•

except as required by applicable law or as required by the terms of any existing employee benefit plan, materially increase the amount of any bonus, salary or other compensation or benefits payable or to become payable to any current or former employee, officer, director or other individual service provider, take any action to accelerate the timing or vesting of any payments or benefits, or the funding of any payments or benefits payable or to become payable to any current or former employee, officer, director or other individual service provider, other than in the ordinary course of business with respect to non-officer employees of the Company; grant, or promise to grant, any bonuses, change in control payments, deferred compensation, severance, retention or equity or equity-based rights or other compensatory payments or benefits to any current or former employee, officer, director or other individual service provider; establish, adopt, enter into, commence participation in, terminate, increase the coverage or benefits available under, or amend any employee benefit plan, other than in the ordinary course of business with respect to non-officer employees;

•

negotiate, modify, extend or enter into any collective bargaining agreement or recognize or certify any labor union, labor organization, works council or other group of employees as the bargaining representative of employees of Sky and its subsidiaries;

•	implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hours or benefits, work schedule changes or similar actions that could implicate the WARN Act;

•	terminate (without cause) any executive officer;

•

obtain any loan or other Indebtedness in excess of $155,000,000 in the aggregate (inclusive of Sky’s recently completed bond financing), forgive, cancel or compromise a material debt claim or waive or release a right of material value, or grant any indemnity, bond or other guarantee other than in the ordinary course of business, which covenant was waived with respect to the PAB offering up to the amount of $166.34;

•	incur any lien over the assets or the securities of Sky or its subsidiaries, other than in the ordinary course of business;

•	merge or consolidate with any other person or be acquired by any person;

•	extend any loans other than travel or other expense advances to employees in the ordinary course of business;

•

make, change, or revoke any material tax election; enter into any settlement or compromise with any tax authority relating to any material tax matter; abandon or fail to conduct any material audit, examination, or other action in respect of a material tax or material tax return; file any amended tax return in respect of material taxes; consent to any extension or waiver of the statutory period of limitations applicable to any material tax or material tax return; enter into any tax sharing agreement (other than an ordinary course tax sharing agreement); adopt or change a method of tax accounting with respect to material taxes; or change an accounting period with respect to material taxes;

•	commence, pay, discharge, settle or compromise any material action or litigation;

•	assign, sell, transfer, abandon, let lapse, or otherwise dispose of any intellectual property;

•

disclose any trade secrets (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of, and preserving all rights of Sky and its subsidiaries in, such trade secrets);

•	make any change in its accounting methodology, practice or policy other than changes required by U.S. GAAP or applicable law;

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; or

•	authorize, agree to or undertake any legally binding obligation to do any of the above actions.

Yellowstone has agreed to a more limited set of restrictions on Yellowstone’s business during the Interim Period. Specifically, it will remain a “blank check company”, keep current and timely file all of its public filings with the SEC and will not conduct any business or activities other than those required in connection with the Equity Purchase Agreement and in the ordinary course to maintain its status as a Nasdaq-listed special purpose acquisition company.

During the Interim Period, Yellowstone has also agreed not to, except as required by the Equity Purchase Agreement, as required by applicable law or as consented to by Sky (which consent will not be unreasonably conditioned, withheld, delayed or denied):

•

change or amend the organizational documents of Yellowstone or the Trust Agreement, other than to adopt the A&R Certificate of Incorporation, the SHG Corporation Bylaws, or to extend the deadline to consummate a business combination pursuant to the Equity Purchase Agreement to facilitate the consummation of the transactions contemplated by the Equity Purchase Agreement;

•

make, declare, set aside or pay any dividend or distribution in respect of its capital stock or other equity interests, other than pursuant to the A&R Certificate of Incorporation, split combine, reclassify or otherwise change any of its capital stock or other equity interests or, other than redemptions by the Public Stockholders of Class A Common Stock, repurchase, redeem or otherwise acquire any capital stock or other equity interests of Yellowstone;

•

make, change, or revoke any material tax election; enter into any settlement or compromise with any tax authority relating to any material tax matter; abandon or fail to conduct any material audit, examination, or other action in respect of a material tax or material tax return; file any amended tax return in respect of material taxes; consent to any extension or waiver of the statutory period of limitations applicable to any material tax or material tax return; enter into any tax sharing agreement (other than any ordinary course tax sharing agreement); adopt or change a method of tax accounting with respect to material taxes; or change an accounting period with respect to material taxes;

•	enter into, renew or amend in any material respect, any contract with a related party of Yellowstone;

•

enter into, or amend or modify any material term of (in a manner adverse to Yellowstone), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any material contract of Yellowstone or of any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters);

•	waive, release, compromise, settle or satisfy any pending or threatened claim or action or any material liability in excess of $1,000,000;

•	incur, assume, refinance or guarantee or become liable for any Indebtedness in excess of $2,500,000;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock or other equity interests in, Yellowstone (including any rights, warrants or options to acquire, such capital stock or equity interests) or issue or take any actions that would result in the issuance of any New Buyer Securities (as defined in the Equity Purchase Agreement) to Sponsor, other than in connection with the exercise of any Yellowstone warrants or the transactions contemplated by the Equity Purchase Agreement including entering into any Subsequent PIPE subscription agreements; or amend, modify or waive any of the terms or rights set forth in, any Yellowstone warrant, including any amendment, modification or reduction of the warrant price;

•

fail to maintain Yellowstone’s existence or acquire a material portion of the assets or equity of any other person or adopt or enter into a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	make any capital expenditure;

•

make any loans, advances or capital contributions to, or any investments in, any other person or make any change to existing borrowing or lending arrangements or enter into any “keep well” or similar agreement to maintain another person’s financial condition;

•	enter into any new line of business;

•

make any change in financial accounting methods, principles or practices, except insofar as required by GAAP (including pursuant to standards, interpretations or guidelines of the Financial Accounting Standards Board) or applicable law;

•

voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Yellowstone and its assets and properties; or

•	enter into any agreement or undertaking to do any of the above actions.

Yellowstone has agreed that, during the Interim Period, it shall use commercially reasonable efforts to continue performing under its organizational documents, the Trust Agreement and all other agreements or contracts to which it is a party.

Non-Solicitation

Each of Yellowstone, the Sponsor, Sky and the Existing Sky Equityholders has agreed that, during the Interim Period, it shall not, directly or indirectly, (i) solicit, initiate, engage, participate in or knowingly encourage negotiations or discussions with any Person concerning, or the making of any offers or proposals related to, any of the following transactions to which any of Sky or its subsidiaries or Yellowstone, as applicable, is a party: (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction or (2) any sale, lease, license, exchange, transfer or other disposition of its consolidated assets or its securities (each, an “Alternative Transaction”), (ii) take any other action intended or designed to facilitate the efforts of any person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction.

In addition, in the event an unsolicited proposal for an Alternative Transaction received by Sky or Yellowstone (each, an “Alternative Proposal”), each party has agreed to promptly advise the other party of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal and each of the Sponsor and the Existing Sky Equityholders has agreed to vote against any Alternative Proposal.

Special Meeting; Proxy Solicitation

We have agreed that, as promptly as practical, but in no event more than 35 days, following the date upon which the SEC staff confirms (a) it has no further comments on this proxy statement or (b) that it will not review this proxy statement (the “Clearance Date”), the Board shall convene and hold the Special Meeting in accordance with the DGCL. We have agreed to use our commercially reasonable efforts to solicit from our stockholders proxies or votes in favor of the approval of the Proposals as promptly as practicable following the Clearance Date, and take all other actions reasonably necessary or advisable to obtain the approval of Proposals, including, (i) to establish the record date (which will be mutually agreed with Sky) for, duly call and give notice of the Special Meeting in accordance with the DGCL, (ii) cause this proxy statement to be disseminated to its stockholders no later than five business days following the Clearance Date and (iii) solicit proxies from the stockholders to vote in accordance with the recommendation of the Board with respect to each of the Proposals. We have further agreed that the Board will recommend that you approve the Proposals. Yellowstone and Sky have further agreed that, if on the date of the Special Meeting, we have not received proxies representing a sufficient number of shares to obtain the Required Yellowstone Stockholder Approvals, whether or not a quorum is present, Yellowstone may require us to effect one postponement or adjournment of the Special Meeting, so long as the Special Meeting is not postponed or adjourned more than 20 business days without Sky’s prior written consent and the Special Meeting is held no later than five business days prior to the Termination Date (as defined in the Equity Purchase Agreement).

Provision of Financial Statements

Sky has agreed to use its commercially reasonable efforts to provide to us, as promptly as practicable after the date of the Equity Purchase Agreement:

•

unaudited consolidated financial statements of Sky including consolidated balance sheets as of September 30, 2021 and December 30, 2020 and the related, consolidated statements of operations, consolidated statements of changes in  members’ equity (deficit), and consolidated statements of cash flows for the nine months ended September 30, 2021 and September 30, 2020, together with in each instance all related notes and schedules thereto, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and reviewed by Sky’s independent auditor in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants;

•

all other audited and unaudited financial statements of Sky required under the applicable rules and regulations and guidance of the SEC to be included in this proxy statement or the current report on Form 8-K announcing the Closing of the Business Combination (the “Closing Form 8-K”);

•	all selected financial data of Sky required by Item 301 of Regulation S-K, as necessary for inclusion in this proxy statement Closing Form 8-K; and

•

management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the SEC (as if Sky was subject thereto) with respect to the periods described in the first and second bullets above as necessary for inclusion in this proxy and Closing Form 8-K.

Subsequent PIPE Investments

Yellowstone has agreed to, prior to the Closing, use its commercially reasonable efforts, (x) to seek to enter into executed subscription agreements (such executed subscription agreements, the “Subscription Agreements”), which shall have terms, and be in a form, reasonably acceptable to Yellowstone and Sky, from third-party investors (the “PIPE Investors”) pursuant to which the PIPE Investors commit to make private investments in public equity in the form of SHG Corporation Class A Common Stock at a purchase price of $10.00 per share at the Closing (the “Subsequent PIPE”) in an aggregate amount of at least $95 million, and not to exceed $120 million, and (y) to cause the PIPE Investors to fund and consummate the Subsequent PIPE substantially concurrently with the Closing. Until the Closing Date, Yellowstone has agreed to keep Sky and its financial advisors and its legal counsel reasonably informed with respect to the Subsequent PIPE, including by (i) providing regular updates and (ii) consulting and cooperating with, and considering in good faith any feedback or comments from, Sky, its financial advisors and its legal counsel with respect to such matters, including the negotiation of the Subscription Agreements. Raising any amount of Subsequent PIPE is not a condition to Closing (other than solely to the extent necessary to achieve the condition relating to the Minimum Available Funding Amount).

Director and Officer Indemnification and Insurance

Sky and Yellowstone agreed that provisions in Sky’s and Yellowstone’s governing documents and those of their subsidiaries, and indemnification, employment or other similar agreements, concerning the indemnification and exoneration of their and their subsidiaries’ former and current officers and directors as in effect at the Closing will survive in full force and effect in accordance with their terms and that, for six years following the Closing Date, SHG Corporation will cause its organizational documents to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to such persons than are set forth as of the date of the Equity Purchase Agreement. Additionally, Sky and Yellowstone have agreed that SHG Corporation shall maintain, for six years following Closing, director and officers’ liability insurance covering Sky and Yellowstone’s current and former directors and officers on terms substantially equivalent to, and in no event less favorable than, the terms of such current insurance coverage, except that in no event will SHG Corporation be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by either Yellowstone or Sky for such insurance coverage for the year ended December 31, 2020.

Yellowstone Listing and Filings

Through the Closing, we have agreed to keep current and timely file all requires required to be filed or furnished with the SEC and to use commercially reasonable best efforts to ensure Yellowstone remains listed as a public company on, and for shares of Yellowstone Class A Common Stock to be listed on, Nasdaq.

Other Covenants and Agreements

The Equity Purchase Agreement contains other covenants and agreements, including covenants related to:

•

Sky and Yellowstone providing access, subject to certain specified restrictions and conditions, to the other party and its respective representatives reasonable access to Sky’s and Yellowstone’s (as applicable) and their respective subsidiaries’ properties, records, systems, contracts and commitments;

•	Sky and Yellowstone providing timely notice to each other on the occurrence of certain events related to the transactions contemplated by the Equity Purchase Agreement;

•	Sky waiving claims to the Trust Account in the event that the Business Combination does not consummate;

•	Sky and Yellowstone cooperating on the preparation and efforts to make effective this proxy statement;

•	Yellowstone making certain disbursements from the Trust Account;

•

Yellowstone keeping current and timely filing all reports required to be filed or furnished with the SEC and otherwise complying in all material respects with its reporting obligations under applicable securities laws;

•	Yellowstone agreeing to take all actions necessary or appropriate to approve and adopt the Equity Incentive Plan;

•	cooperation between Sky and Yellowstone in obtaining any necessary third-party consents required to consummate the Business Combination;

•

Yellowstone engaging an independent compensation consultant to recommend customary employment terms (including with respect to salary, bonus, equity compensation, severance, retention and other benefits) for each officer of SHG Corporation, including the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and each Senior Vice President or Vice President;

•	Sky’s cooperation with Yellowstone in connection with outreach to Yellowstone’s stockholders and soliciting proxies to obtain the Required Yellowstone Stockholder Approvals;

•	the intended tax treatment of the Business Combination and other tax matters in connection with the Business Combination; and

•	confidentiality and publicity relating to the Equity Purchase Agreement and the transactions contemplated thereby.

Survival of Representations, Warranties and Covenants

Except for certain covenants to be performed following the Closing, the representations, warranties and covenants of the parties contained in the Equity Purchase Agreement will not survive the Closing.

Termination

The Equity Purchase Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing by:

•	the mutual written consent of Yellowstone and Sky;

•

written notice by either Yellowstone or Sky if any law or order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Equity Purchase Agreement has become final and non-appealable, but the right to terminate the Equity Purchase Agreement under this provision is not available to a party if the failure by such party to comply with any provision of the Equity Purchase Agreement is the principal cause of the law or order or the failure of the law or order to be lifted;

•

written notice by either Yellowstone or Sky if the Closing has not occurred by the Outside Closing Date, but the right to terminate the Equity Purchase Agreement under this provision is not available to a party if the failure by such party to comply with any provision of the Equity Purchase Agreement is the principal cause of the Closing not occurring prior to the Outside Closing Date;

•

written notice by Yellowstone if Sky has materially breached any of its representations, warranties, agreements or covenants contained in the Equity Purchase Agreement and such breach (i) would result in the failure to satisfy any of the conditions summarized in the first and second bulleted points of the Conditions of Yellowstone’s Obligations and (ii) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, will not be cured within 20 days following receipt by Sky of a notice describing in reasonable detail the nature of such breach; but Yellowstone may not terminate the Equity Purchase Agreement under this provision if at such time Yellowstone is in material breach of the Equity Purchase Agreement which would result in a failure to satisfy any of the conditions summarized in the first and second bulleted points of the Conditions to Sky’s Obligations;

•

written notice by Sky if Yellowstone has materially breached any of its representations, warranties, agreements or covenants contained in the Equity Purchase Agreement and such breach (i) would result in the failure to satisfy any of the conditions summarized in the first and second bulleted points of the Conditions of Sky’s Obligations and (ii) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, shall not be cured within 20 days following receipt by Yellowstone of a notice describing in reasonable detail the nature of such breach; but Sky may not terminate the Equity Purchase Agreement under this provision if at such time Sky is in material breach of the Equity Purchase Agreement which would result in a failure to satisfy any of the conditions summarized in the first and second bulleted points of the Conditions to Yellowstone’s Obligations; or

•	written notice by Sky or Yellowstone if Yellowstone does not receive the Required Yellowstone Stockholder Approval.

If the Equity Purchase Agreement is validly terminated, the Equity Purchase Agreement will generally become void, and there shall be no liability on the part of any party, any of their respective affiliates or any of their and their affiliates’ respective representatives, and all rights and obligations of each party shall cease, but each party will remain liable for Fraud (as defined in the Equity Purchase Agreement) occurring prior to such termination and for breaches of Yellowstone’s confidentiality agreement with Sky dated as of April 6, 2021.

Amendment and Waiver

The Equity Purchase Agreement cannot be amended, supplemented or modified, except by a writing signed by each of Yellowstone and Sky, and cannot be amended, supplemented or modified orally or by course of conduct.

No provision of the Equity Purchase Agreement can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

Fees and Expenses

Pursuant to the Equity Purchase Agreement, following Yellowstone’s contribution of the Contribution Amount, Sky will make payments of the Transaction Expenses by wire transfer of immediately available funds on behalf of Sky and Yellowstone to the persons to whom such amounts are owed. Transaction Expenses, include unpaid fees, commissions, costs or expenses that have been incurred by Sky or its subsidiaries or Yellowstone in connection with negotiation, execution or delivery of the Equity Purchase Agreement and the Additional Agreements or the consummation of the Business Combination, including the costs and expenses of Sky’s or Yellowstone’s advisors in relation thereto and any Transfer Taxes (as defined in the Equity Purchase Agreement). With respect to Yellowstone, Transaction Expenses also includes any unpaid operational expenses as of the Closing. Otherwise, each party to the Equity Purchase Agreement bears its own costs in connection therewith and the transactions contemplated thereby.

Satisfaction of the 80% Rule

Pursuant to Nasdaq listing rules, Yellowstone’s initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which Yellowstone refers to as the 80% test, at the time of the execution of a definitive agreement for our initial business

As of September 30, 2021, the balance of funds in the Trust Account was $138.7 million, and Yellowstone had $4,759,615 of deferred underwriting commissions plus taxes payable on the income earned on the Trust Account. Accordingly, 80% of the Trust Account represents approximately $107 million, after paying the deferred underwriting commissions. In reaching its conclusion that the Business Combination meets the 80% test, the Board looked at Sky’s enterprise value of approximately $450 million. In determining whether the enterprise value represents the fair market value of Sky, our Board considered all of the factors described in the section below entitled “— The Board’s Reasons for Approving the Business Combination,” and the fact that the purchase price for Sky was the result of an arm’s length negotiation. As a result, our Board concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account). In light of the financial background and experience of the members of our management team and our Board, our Board believes that the members of our management team and the Board are qualified to determine whether the Business Combination meets the 80% test. Our Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Related Agreements

A&R Certificate of Incorporation

Pursuant to the terms of the Equity Purchase Agreement, the A&R Certificate of Incorporation will be the certificate of incorporation of SHG Corporation following the Closing, which will, among other things, (a) change the name of Yellowstone to “Sky Harbour Group Corporation”, (b) reclassify all-then outstanding shares of Yellowstone Class B Common Stock into Class A Common Stock, and (c) provide for the issuance of Class B Common Stock, which will be issued to the Existing Sky Equityholders. For the avoidance of doubt, BOC YAC will receive Class A Common Stock in exchange for its Series B preferred units in Sky.

Description of Capital Stock.

The A&R Certificate of Incorporation contemplates that SHG Corporation’s authorized capital stock will consist of [ ■ ] shares of Class A Common Stock, [ ■ ] shares of Class B Common Stock and [ ■ ] shares of Preferred Stock.

Common Stock

Voting

Pursuant to the A&R Certificate of Incorporation, holders of Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as otherwise required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval.

Holders of Common Stock will not be entitled to vote on any amendment to the A&R Certificate of Incorporation that relates solely to the terms of any outstanding preferred stock of SHG Corporation if the holders of such preferred stock are entitled to vote as a separate class thereon.

Immediately following the Closing, the Existing Sky Equityholders will control approximately 58% of the combined voting power of the Common Stock as a result of their ownership of all of the shares of Class B Common Stock. Accordingly, the Existing Sky Equityholders will control SHG Corporation’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of the SHG Corporation Board, the adoption of amendments to its certificate of incorporation and bylaws and approval of any merger or sale of substantially all of its assets.

Dividends; Stock Splits or Combinations.

The holders of Class A Common Stock are entitled to receive dividends out of SHG Corporation’s legally available funds, at the times and in the amounts as the SHG Corporation Board may declare. Under the A&R Certificate of Incorporation, stock dividends, stock splits, reverse stock splits, combination of stock, reclassification or recapitalization (each, a “Stock Adjustment”) may not be declared or paid on any Common Stock unless a corresponding Stock Adjustment is made for all other classes of all then-outstanding SHG Corporation common stock in the same proportion and manner. However, no such corresponding Stock Adjustment is required if (i) a stock dividend on Class A Common Stock is made in connection with a corresponding issuance of Sky Common Units to SHG Corporation in exchange for additional capital contributions and (ii) a stock split or stock dividend is declared in connection with the repurchase of shares of Class A Common Stock so as to result in an equal number of shares of Class A Common Stock that was outstanding prior to such repurchase.

Other than as set forth above, dividends of cash or property may not be declared or paid on the Class B Common Stock.

With respect to stock dividends, holders of the Common Stock may only be paid with shares of stock of the same class of the Common Stock.

Liquidation or Dissolution.

Upon SHG Corporation’s liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of SHG Corporation’s assets that are legally available for distribution to stockholders after payment of debts and other liabilities of SHG Corporation, and subject to the preferential and other amounts to which holders of preferred stock then outstanding may be entitled to. Other than their par value, the holders of Class B Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of SHG Corporation.

Conversion, Transferability and Exchange.

Subject to the terms of the A&R Operating Agreement, the members of Sky (other than SHG Corporation) may from time to time cause Sky to redeem any or all of their Sky Common Units solely in exchange for shares of Class A Common Stock (the “Existing Sky Equityholder Direct Exchange”). No redemption of Sky Common Units shall be paid in cash or other property.

The A&R Certificate of Incorporation will provide that if a holder of Class B Common Stock exercises the Existing Sky Equityholder Direct Exchange, then the number of shares of Class B Common Stock held by such holder equal to the number of Sky Common Units so redeemed, or cashed out or exchanged will automatically be cancelled by SHG Corporation for no consideration.

Other Provisions

The Class A Common Stock and Class B Common Stock do not have pre-emptive or other subscription rights.

Preferred Stock

SHG Corporation is authorized to issue up to [ ■ ] shares of preferred stock. The SHG Corporation Board will be authorized, subject to limitations prescribed by Delaware law and the A&R Certificate of Incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The SHG Corporation Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of SHG Corporation and may adversely affect the voting and other rights of the holders of Class A Common Stock or the Class B Common Stock, which could have a negative impact on the market price of the Class A Common Stock. SHG Corporation has no current plan to issue any shares of preferred stock.

Anti-Takeover Effects of the A&R Certificate of Incorporation and the SHG Corporation Bylaws

The provisions of the A&R Certificate of Incorporation and the SHG Corporation Bylaws and of the Delaware general corporate law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The A&R Certificate of Incorporation and the SHG Corporation Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the SHG Corporation Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of SHG Corporation unless such takeover or change in control is approved by SHG Corporation’s Board. These provisions include:

Action by Written Consent; Special Meetings of Stockholders. The A&R Certificate of Incorporation will provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The A&R Certificate of Incorporation and the SHG Corporation Bylaws will also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the SHG Corporation Board. Stockholders are not permitted to call a special meeting or to require SHG Corporation Board to call a special meeting.

Advance Notice Procedures. The SHG Corporation Bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of SHG Corporation’s stockholders, and for stockholder nominations of persons for election to the SHG Corporation Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the SHG Corporation Board or the chairperson of the meeting, or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given SHG Corporation’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the SHG Corporation Bylaws will not give the SHG Corporation Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the SHG Corporation Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SHG Corporation.

Authorized but Unissued Shares. SHG Corporation’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Sky Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of SHG Corporation’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL. The A&R Certificate of Incorporation will provide that SHG Corporation is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, SHG Corporation is not subject to any anti-takeover effects of Section 203.

Directors’ Liability; Indemnification of Directors and Officers

The SHG Corporation A&R Bylaws will limit the liability of the SHG Corporation directors and officers to the fullest extent permitted by the DGCL and provides that SHG Corporation will provide them with customary indemnification and advancement and prepayment of expenses. We expect SHG Corporation to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to SHG Corporation or on its behalf.

Choice of Forum

The proposed SHG Corporation Bylaws provide that, to the fullest extent permitted by law, and unless SHG Corporation provides notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of SHG Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of SHG Corporation’s directors, officers, employees or agents to SHG Corporation or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the A&R Certificate of Incorporation or SHG Corporation Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The SHG Corporation Bylaws will further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

A&R Operating Agreement of Sky

In connection with the Closing, SHG Corporation, Sky and each of the Existing Sky Equityholders will enter into the A&R Operating Agreement, which will, among other things, restructure the capitalization of Sky to (i) authorize the issuance of Sky Common Units to SHG Corporation, (ii) reclassify the Existing Sky Common Units and Sky Preferred Units, other than any Existing Sky Prior Incentive Equity Units, held by the Existing Sky Equityholders into one class of Sky Common Units and (iii) reclassify all of the Existing Sky Prior Incentive Equity Units into Sky Incentive Equity Units, concurrently with and subject to adjustments to the Sky Warrants affecting the number of units and exercise price (as applicable) thereof, as further described below, and (iv) appoint SHG Corporation as the managing member of Sky. As the managing member of Sky, SHG Corporation will have control over the affairs and decision-making of Sky.

In connection with the reclassification of the Existing Sky Prior Incentive Equity Units into Sky Incentive Equity Units, upon the effectiveness of the A&R Operating Agreement, (i) the maximum number of Sky Incentive Equity Units which may be issued under the Sky Incentive Plan will be proportionately adjusted to be equal to (a) the share limit under the Sky Incentive Plan as of the effective date of the A&R Operating Agreement, multiplied by (b) [ ■ ] (rounded down to the nearest whole number of Sky Incentive Equity Units), and (ii) each unexpired and unexercised outstanding Sky Warrant, whether vested or unvested, will be proportionately adjusted such that (a) each Sky Warrant will be exercisable for that number of Sky Incentive Equity Units equal to the product determined by multiplying (x) the number of Existing Sky Prior Incentive Equity Units that were issuable upon exercise of such Sky Warrant immediately prior to the effectiveness of the A&R Operating Agreement by (y) [ ■ ] (rounded down to the nearest whole number of Sky Incentive Equity Units) and (b) the per unit exercise price for the Sky Incentive Equity Units issuable upon exercise of such Sky Warrant shall be equal to the quotient of (x) the exercise price per Existing Sky Prior Incentive Equity Unit at which such Sky Warrant was exercisable immediately prior to the effectiveness of the A&R Operating Agreement divided by (y) [ ■ ] (rounded down to the nearest millionth). Each Sky Warrant will continue to be subject to the terms of the Sky Incentive Plan and the applicable award agreement evidencing such Sky Warrant, and will further be subject in all regards to the terms and conditions of the A&R Operating Agreement. Additionally, pursuant to the terms of the A&R Operating Agreement, each Sky Incentive Equity Unit will be redeemable for one share of Class A Common Stock on the later of the (i) 12-month anniversary of the consummation of the Business Combination and (ii) six-month anniversary of the vesting date.

The holders of Sky Common Units will generally incur U.S. federal, state, local and non-U.S. income taxes on their allocable share of any taxable income of Sky. Profits and losses (for applicable tax purposes) of Sky will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of Sky Common Units, though certain non-pro rata adjustments may be made to reflect tax depreciation, amortization and other applicable tax allocations. The A&R Operating Agreement will provide for pro rata cash distributions to the holders of Sky Common Units for purposes of funding their tax obligations in respect of the net taxable income of Sky that is allocated to them. Generally, the tax distributions will be calculated using an assumed tax rate equal to the highest marginal combined federal, state, and local income tax rate applicable to an individual or corporation resident in New York, New York, whichever is higher (subject to certain adjustments), multiplied by the aggregate amount of taxable income or gain of Sky, net of certain applicable deductions, credits or losses, plus, in the case of SHG Corporation, any additional incremental amount required for SHG Corporation to timely pay its actual U.S. federal, state local, and non-U.S. tax liabilities related to tax items of Sky and its obligations pursuant to the Tax Receivable Agreement. All tax distributions will be treated as advances against other distributions to which the applicable Sky Common Unit holders would be entitled under the A&R Operating Agreement.

Except as otherwise determined by SHG Corporation, if at any time SHG Corporation issues a share of Class A Common Stock, the net proceeds received by SHG Corporation with respect to such share, if any, shall be concurrently invested in SHG Corporation. Sky will then issue a corresponding number of Sky Common Units to SHG Corporation. Similarly, except as otherwise determined by SHG Corporation, Sky will not issue any Sky Common Units unless SHG Corporation issues or sells an equal number of shares of Class A Common Stock. Conversely, except as otherwise determined by SHG Corporation, if at any time any shares of Class A Common Stock are redeemed or repurchased by SHG Corporation for cash, Sky will redeem an equal number of Sky Common Units held by SHG Corporation upon the same terms and for the same price per Sky Common Unit as the shares of Class A Common Stock are redeemed or repurchased, plus any related expenses, unless such repurchase or redemption of Class A Common Stock by SHG Corporation is paired with a subsequent stock split or stock dividend of Class A Common Stock that would result in an equal number of shares of Class A Common Stock outstanding prior to such repurchase and subsequent stock split or stock dividend. Besides the foregoing exception, SHG Corporation generally will not affect any subdivision (by any stock split, stock distribution, reclassification, reorganization, recapitalization or otherwise) of Class A Common Stock unless it is accompanied by a substantively identical subdivision or combination of Sky Common Units.

Subject to certain exceptions, Sky will indemnify all of its members and their shareholders, directors, officers, affiliates and other related parties against all losses or expenses arising from the claims or other legal proceedings in which any such person (in its capacity as such) may be involved or become subject to in connection with Sky’s business or affairs or the A&R Operating Agreement or any related document.

Sky may be dissolved only upon the first to occur of (i) written agreement of 80% of the members of Sky and (ii) dissolution required by the operation of law. Upon a dissolution, Sky will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to the payment of amounts owed to creditors, (b) then to the establishment of such reserves for contingent liabilities and costs of liquidation as SHG Corporation may reasonably determine and (c) then to SHG Corporation.

Other than as a result of a Direct Exchange in which a member exchanges its Common Units for the issuance of Class A Common Stock, the members of Sky may not redeem their Common Units (other than SHG Corporation).

Except as permitted under the A&R Operating Agreement, SHG Corporation may not transfer its Sky Common Units or any of their corresponding rights without the consent of a majority of the members. Similarly, the other members may not transfer their Sky Common Units or any of their corresponding rights without the prior written consent of SHG Corporation, except as otherwise permitted under the A&R Operating Agreement.

The A&R Operating Agreement will provide that, in the event of certain change of control transactions involving SHG Corporation, SHG Corporation may require the members of Sky to exchange all of their Sky Common Units for shares of Class A Common Stock in the same manner as if such member had exercised its right of redemption with respect to such Sky Common Units pursuant to the A&R Operating Agreement.

Subscription Agreements

Yellowstone is currently seeking to raise up to an additional $60 million through the Subsequent PIPE at a proposed offering price of $10.00 per share of Class A Common Stock. Following the execution of any Subsequent PIPE subscription agreements, SHG Corporation will issues a report on Form 8-K with the SEC providing additional information as to the terms of the Subsequent PIPE agreements. As of the date hereof, we do not have commitments for any Subsequent PIPE. While the parties intend to continue pursuing Subsequent PIPE financing, there is no guarantee that it will be secured prior to closing, or that if it is secured, that it will be solely priced at $10.00 per share of Class A Common Stock.

Tax Receivable Agreement

At the Closing of the Business Combination, SHG Corporation, Sky, the Existing Sky Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement.

Pursuant to the Tax Receivable Agreement, SHG Corporation will generally be required to pay the TRA Holders, which consist of the Existing Sky Equityholders other than BOC YAC, 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., SHG Corporation and applicable consolidated, unitary, or combined Subsidiaries thereof) realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

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existing tax basis in certain assets of Sky and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Sky Common Units acquired by SHG Corporation from a TRA Holder, each as determined at the time of the relevant acquisition;

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tax basis adjustments resulting from taxable exchanges of Sky Common Units (including any such adjustments resulting from certain payments made by SHG Corporation under the Tax Receivable Agreement) acquired by SHG Corporation from a TRA Holder pursuant to the terms of the A&R Operating Agreement; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.

Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions including without limitation: (i) if SHG Corporation enters into any other agreement after the date of the Tax Receivable Agreement that obligates SHG Corporation to make payments to another party in exchange for tax benefits conferred upon SHG Corporation, unless otherwise agreed by the TRA Holder Representative, such tax benefits and such payments are ignored for purposes of the “with and without” calculation under the Tax Receivable Agreement (and otherwise), with the effect that the Tax Attributes are deemed used prior to any such other tax attributes or tax benefits, (ii) carrybacks of tax items arising from other tax attributes are ignored and will not impact a prior year’s “with and without” calculation, (iii) state and local tax savings are calculated using an assumed tax rate, (iv) the determination of any incremental basis adjustment in respect of payments under the TRA is made on an iterative basis continuing until any incremental basis adjustment is immaterial as reasonably determined by the TRA Holder Representative and SHG Corporation in good faith and in consultation with an advisory firm, (v) as described below in the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse SHG Corporation for any excess payments that may previously have been made, rather any such excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by SHG Corporation under the Tax Receivable Agreement to applicable TRA Holders after the determination of such excess, and (vi) upon the occurrence of certain Early Termination Events or upon the transfer of certain assets of Sky or its subsidiaries several assumptions are used in determining the “with and without” calculation as described below.

Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that SHG Corporation determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that SHG Corporation takes, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse SHG Corporation for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by SHG Corporation under the Tax Receivable Agreement after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that SHG Corporation might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which such excess can be applied. As a result, in certain circumstances SHG Corporation could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes, which could materially impair the financial condition of SHG Corporation and the Tax Group.

The Tax Receivable Agreement will provide that, in the event of certain Early Termination Events, SHG Corporation will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all Sky Common Units that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment. In addition, if certain assets of Sky or its Subsidiaries are transferred this may result in a deemed sale of such assets for purposes of the Tax Receivable Agreement and deemed accelerated utilization of certain associated Tax Attributes.

As a result of the foregoing, in some circumstances (i) SHG Corporation could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that SHG Corporation may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur). In these situations, SHG Corporation’s obligations under the Tax Receivable Agreement could have a material and adverse impact on SHG Corporation’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that SHG Corporation will be able to finance its obligations under the Tax Receivable Agreement in a manner that does not adversely affect its working capital and growth requirements.

SHG Corporation will be required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement and the TRA Holder Representative and any affected TRA Holder has the right to (i) discuss with the SHG Corporation, and provide input and comment to SHG Corporation regarding, any portion of any such tax audit or proceeding and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax proceeding to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement. SHG Corporation will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivable Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).

Under the Tax Receivable Agreement, SHG Corporation will be required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivable Agreement will generally be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivable Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of SHG Corporation. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest (generally at a default rate) until such payments are made.

Stockholders’ Agreement and Election of Directors

At Closing, SHG Corporation and the Stockholder Parties will enter into the Stockholders’ Agreement, a form of which is attached hereto as Annex G.

(i) Pursuant to the Stockholders’ Agreement, among other things, the Stockholder Parties will agree to vote all securities of SHG Corporation that may be voted in the election of SHG Corporation’s directors held by such Stockholder Parties in accordance with the provisions of the Stockholders’ Agreement. The Founder Holders shall initially have the right to designate the Founder Designees, (ii) Due West shall have the right to designate a single director, (iii) Center Sky shall have the right to designate a single Director, and the Sponsor shall have the right to designate a single Director. Each of the Stockholder Parties have a right to designate a director (a “Stockholder Designating Party”) for election as follows:

(A) In the event that the Founder Holders cease collectively, as of any date after the Closing Date, to own SHG Corporation voting stock bearing greater than: (1) thirty-three percent (33%) of outstanding voting power of SHG Corporation held by them at the Closing, the Founder Holders shall only be entitled to nominate three (3) members of the SHG Corporation Board as of the date Founder Holders cease to hold the aforementioned requisite securities of SHG Corporation; (2) twenty-five percent (25%) of the outstanding voting power of SHG Corporation held by them at the Closing, the Founder Holders shall only be entitled to nominate two (2) members of the SHG Corporation Board as of the date Founder Holders cease to hold the aforementioned requisite securities of SHG Corporation; (3) fifteen percent (15%) of the outstanding voting power of SHG Corporation held by them at the Closing, the Founder Holders shall only be entitled to nominate one (1) member of the SHG Corporation Board as of the date Founder Holders cease to hold the aforementioned requisite securities of SHG Corporation; and (4) five percent (5%) of the outstanding voting power of SHG Corporation held by them at the Closing, the Founder Holders shall no longer be entitled to nominate any members of the SHG Corporation Board as of the date the Founder Holders cease to hold the aforementioned requisite securities of SHG Corporation. The Stockholder Parties agree that, in the event the size of the SHG Corporation Board is increased or decreased, the number of Founder Designees that the Founder Holders are entitled to appoint to the SHG Corporation Board shall increase or decrease proportionately to the size of the SHG Corporation Board. Notwithstanding the foregoing, for so long as the Founder Holders are entitled to nominate at least four (4) members of the SHG Corporation Board, at least one (1) Founder Designee must (x) qualify as an “independent director” under Nasdaq Rules and (y) qualify as an “audit committee financial expert” within the meaning of Regulation S-K of the Securities Act. The Founder Holders’ rights to designate directors shall terminated as set forth herein

(B) Until the Due West Fall-Away Date, the Due West Holders, by a majority of shares held by them, shall have the right to nominate, and the SHG Corporation Board and the Stockholder Parties will appoint and vote for, one (1) member of the SHG Corporation Board (the “Due West Designee”), who is initially designated as [-] and shall thereafter be designated by the Due West Holders. The Due West Designee must at all times qualify as an “independent director” under Nasdaq Rules. The “Due West Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Due West Holders cease to own voting stock of SHG Corporation bearing greater than thirty-three percent (33%) of the outstanding voting power of SHG Corporation held by them at the Closing; or (B) Due West’s designation rights have been terminated as set forth herein.

(C) Until the Center Sky Fall-Away Date, the Center Sky Holders, by a majority of shares held by them, shall have the right to nominate, and the SHG Corporation Board and the Stockholder Parties will appoint and vote for, one (1) member of the SHG Corporation Board (the “Center Sky Designee”), who is initially designated as [-] and shall thereafter be designated by the Center Sky Holders. The Center Sky Designee must at all times qualify as an “independent director” under Nasdaq Rules. The “Center Sky Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Center Sky Holders cease to own voting stock of SHG Corporation bearing greater than thirty-three percent (33%) of the outstanding voting power of SHG Corporation held by them at the Closing; or (B) Center Sky’s designation rights have been terminated as set forth herein.

(D) Until the Sponsor Fall-Away Date, the Sponsor Holders, by a majority of shares held by them, shall have the right to nominate, and the SHG Corporation Board and the Stockholder Parties will appoint and vote for, one (1) member of the SHG Corporation Board (the “Sponsor’s Designee”), who is initially designated as [-] and shall thereafter be designated by the Sponsor Holders. The Sponsor’s Designee must at all times qualify as an “independent director” under Nasdaq Rules. The “Sponsor Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Sponsor Holders jointly cease to own voting stock of SHG Corporation bearing greater than thirty-three percent (33%) of the outstanding voting power of SHG Corporation held by them at the Closing; or (B) the Sponsor’s designation rights have been terminated as set forth herein.

(ii) The right of any of the Stockholder Parties to designate nominees for appointment to the SHG Corporation Board as set forth above shall terminate if at any time (A) such Stockholder Designating Party or any of its affiliates becomes a Competitor of SHG Corporation, (B) such Stockholder Designating Party or any of its affiliates commences any legal proceeding against SHG Corporation, its subsidiaries or any other member of the SHG Corporation Board; or (C) such Stockholder Designating Party or any of its affiliates has the right (whether exercised or not) to designate or appoint a member of or observer to the board of directors (or similar governing body) of any competitor. For purposes of the Stockholders’ Agreement, a “Competitor” shall mean a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of developing and leasing airport real estate infrastructure in North America but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than ten percent (10%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.

(iii) Pursuant to the Stockholders’ Agreement, each nominee to the SHG Corporation Board must at all times, satisfy all requirements for service as a director under applicable law, Nasdaq Rules, and other qualifications as the SHG Corporation Board may adopt. Additionally, any such members of or nominees to the SHG Corporation Board cannot have been disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act, involved in any event enumerated under Item 2(d) or (e) of Schedule 14D under the Exchange Act or Item 401(f) (other than Item 401(f)(1)), of Regulation S-K of the Securities Act, or be subject to any governmental order prohibiting service as a director as a public company. Further, any such nominee or director must agree to be bound to a confidentiality agreement in a form acceptable to SHG Corporation and must recuse themselves from deliberations and discussions that, in the reasonable determination of the SHG Corporation Board, present and actual or potential conflict of interest with SHG Corporation.

For so long as the Sponsor Holders continue to own voting stock of SHG Corporation bearing at least twenty percent (20%) of the outstanding voting power of SHG Corporation held by them at the Closing, the Sponsor shall be entitled to designate one individual to receive notice of and to attend SHG Corporation Board meetings on a non‑voting basis (a “Board Observer”). Board Observers will receive copies of any materials distributed to members of the SHG Corporation Board in connection with any meeting or consent solicitation. The SHG Corporation Board may exclude such Board Observer from any portion of the SHG Corporation Board meeting or SHG Corporation Board materials where, in the exercise of its reasonable discretion, it believes such exclusion is necessary to preserve attorney‑client privilege.

Subject to certain exceptions, each Stockholder Party’s obligation to vote its shares of SHG Corporation in accordance with the Stockholder Agreement is terminated on the first date on which such Stockholder Party no longer has the right to designate a director to the SHG Corporation Board. Certain other obligations of each Stockholder Party terminate automatically when such Stockholder Party ceases to own shares of SHG Corporation.

Lock-Up Agreement

Each Stockholder Party and the other officers and directors of Sky have also agreed, subject to certain exceptions, not to sell any shares of YAC for a period of at least the first to occur of (A) one year after the Closing Date, (B) subsequent to the completion of the Closing Date (x) if the last sale price of SHG Corporation’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, or (C) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property.

Sponsor Voting Agreement

The Sponsor and Yellowstone have entered into an agreement whereby the Sponsor agrees at any meeting of the Yellowstone stockholders or any action taken by written consent of the Yellowstone stockholder to vote or cause to be voted any and all shares of Common Stock held by the Sponsor in favor of the Proposals. The Sponsor has also agreed to vote against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Transactions), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Yellowstone or any public offering of any shares of Yellowstone, other than in connection with the Proposals, (ii) any offer or proposal relating to an Alternative Proposal, and (iii) any amendment of the A&R Certificate of Incorporation and Bylaws of Yellowstone or other proposal or transaction involving Yellowstone or any of its subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay, adversely affect, prevent or nullify any provision of the Business Combination Agreement or any Additional Agreement, the Proposals or change in any manner the voting rights of any class of Yellowstone’s share capital.

Registration Rights Agreement

At the Closing, the Holders will enter into the Registration Rights Agreement pursuant to which SHG Corporation will grant the Holders certain registration rights with respect to the securities of SHG Corporation owned by the Holders. Among other things, the Registration Rights Agreement will require SHG Corporation to register the shares of Class A Common Stock being issued in connection with the Business Combination. The Holders will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands per year) and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $10 million, including at least one requesting holder holding $5,000,000 or more of registrable securities; and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. The Company will bear all of the expenses incurred in connection with the filing of any such registration statement. The Holders will include the Existing Sky Equityholders, BOC YAC, the Sponsor, and any Subsequent PIPE investors, as well as their assignees and successors. As soon as reasonably practicable following the completion of a Business Combination, and in any event within 45 days thereof, SHG Corporation shall prepare and file, and shall thereafter use its reasonable best efforts to make and keep effective (including by renewing or refiling upon expiration), a registration statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 by the Holders of the Registrable Securities, which Registration Statement shall be filed on (a) a Short-Form Registration Statement if the Company is eligible for such filing, or (b) a Long-Form Registration Statement if the Company is not then eligible to file a Short-Form Registration Statement. SHG Corporation shall pay all of the expenses of any such registration statement except that any participating holder shall pay Participating Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities for the benefit of such holder.

Equityholder Voting Agreement

Each Existing Sky Equityholder and Yellowstone have entered into the Equityholder Voting Agreement, pursuant to which, among other things, each Existing Sky Equityholder agrees to vote all securities of Sky owned by it (a) in favor of, and to adopt, the Business Combination Agreement, the Additional Agreements and the transactions contemplated thereby, (b) in favor of the other matters set forth in the Business Combination Agreement to the extent required for the Company to carry out its obligations thereunder, and (c) in opposition to: (i) any alternative proposal and any and all other proposals (A) that could reasonably be expected to delay or impair the ability of Sky to consummate the transactions contemplated by the Equity Purchase Agreement or any Additional Agreement or (B) which are in competition with or materially inconsistent with the Equity Purchase Agreement or any Additional Agreement or (ii) any other action or proposal involving Sky or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Equity Purchase Agreement or any Additional Agreement or would reasonably be expected to result in any of the conditions to Sky’s obligations under the Equity Purchase Agreement or any Additional Agreement not being fulfilled.

2022 Incentive Award Plan

Prior to the Closing, our Board will approve the 2022 Plan, subject to receipt of stockholder approval. The 2022 Plan will become effective as of the date it is adopted by the Board, subject to approval from our stockholders. The purpose of the 2022 Plan is to promote the success and enhance the value of SHG Corporation and Sky by attracting, retaining and motivating selected employees, consultants and directors of SHG Corporation and Sky through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, incentive unit awards other stock or cash based awards and dividend equivalent awards.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and our directors and officers and the Existing Sky Equityholders have interests in the Business Combination that are different from, or in addition to, those of our other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to our stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

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the fact that our Sponsor purchased an aggregate of 3,339,724 shares of Yellowstone Class B Common Stock, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.007 per share.  These shares had an aggregate market value of approximately $34.3 million based upon the closing price of Class A Common Stock at $10.13 per share on November 26, 2021.  Because these shares were purchased with a minimal investment, the Sponsor could achieve a significant positive return even if the trading prices of shares of SHG following the closing of the Business Combination decline significantly;

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the fact that our Sponsor purchased an aggregate of 7,719,779 Private Placement Warrants at a price of $1.00 per Private Placement Warrant from Yellowstone. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment, with each Private Placement Warrant being exercisable commencing 30 days following the Closing, subject to certain lock-up periods. The warrants held by our Sponsor had an aggregate market value of approximately $7.8 million based upon the closing price of $1.01 per warrant on Nasdaq on November 26, 2021;

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the fact that our Sponsor and Initial Stockholders may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

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if we do not consummate the Business Combination by January 25, 2022, we will be required to dissolve and liquidate and the securities, along with the promissory note, held by our Sponsor will be of no value because our Sponsor has agreed (for no additional consideration) to waive their rights to any liquidation distributions for their Initial Sponsor Shares;

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if we do not successfully consummate the Business Combination, our Sponsor will lose its investment in us, which totals approximately $8.4 million in value (inclusive of a $1 million loan), and the potential loss of this investment could incentivize the Sponsor and its affiliates to pursue a business combination transaction on unfavorable terms in order to avoid a liquidation and a loss of its investment.

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pursuant to the Stockholders’ Agreement, the Founder Holders will have the right to designate the Founder Designees and each of the Due West Holders, Center Sky Holders and Sponsor Holders will have the right to nominate a director to the SHG Corporation Board, in each case subject to certain conditions;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that the Existing Sky Equityholders, who (i) will have the right to designate directors to the SHG Corporation Board pursuant to the Stockholders’ Agreement, and (ii) include members of SHG Corporation’s management team who will become executive officers and directors of SHG Corporation following the Business Combination, will hold virtually all of the Class B Common Stock;

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if the Trust Account is liquidated, including in the event that we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent of any claims by a third-party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.20 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Yellowstone or our securities, the Existing Sky Equityholders, Sky and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Yellowstone Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of Yellowstone Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Yellowstone will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Certain U.S. Federal Income Tax Considerations to Holders of Class A Common Stock Exercising Redemption Rights

The following summary sets forth below certain material U.S. federal income tax consequences for U.S. Holders and Non-U.S. Holders (each as defined below) of our Class A Common Stock electing to have their Class A Common Stock redeemed for cash if the Business Combination is completed. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. No assurance can be given that the IRS will not assert, or that a court will not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances, and does not address the U.S. federal income tax consequences to holders that are subject to special tax rules, including, without limitation: financial institutions, insurance companies, mutual funds, pension plans, S corporations, controlled foreign corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, partnerships and their partners, tax-exempt organizations (including private foundations), investors that hold Class A Common Stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, holders subject to the alternative minimum tax provisions of the Code, holders who acquired Class A Common Stock directly or indirectly in connection with performance of services, pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation, the Sponsor and its affiliates, persons who actually or constructively own 5% or more (by vote or value) of the Class A Common Stock, persons required to accelerate the recognition of any item of gross income with respect to Class A Common Stock as a result of such income being recognized on an applicable financial statement, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, and U.S. expatriates, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the Medicare tax on certain net investment income, or any tax reporting obligations in respect of the ownership of Class A Common Stock. In addition, this summary does not address any tax consequences to holders that directly or indirectly hold equity interests in Sky prior to the Business Combination, including holders of Class A Common Stock that also hold, directly or indirectly, equity interests in Sky. In addition, this summary is limited to holders that hold Class A Common Stock as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Class A Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Class A Common Stock, you are urged to consult your tax advisor.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of Class A Common Stock that is:

•	an individual who is a United States citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of Class A Common Stock that is not a U.S. Holder or a partnership.

Tax Consequences to U.S. Holders Exercising Redemption Rights

This section is addressed to U.S. Holders of Class A Common Stock that elect to have their Class A Common Stock redeemed for cash as described in the section entitled “Special Meeting of the YAC Stockholders — Redemption Rights.”

Redemption of Class A Common Stock

In the event that a U.S. Holder’s Class A Common Stock is redeemed pursuant to the redemption provisions described in the section entitled “Special Meeting of the YAC Stockholders — Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A Common Stock under Section 302 of the Code. Generally, whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants or as a result of the Business Combination or any Subsequent PIPE) relative to all of our shares treated as held by the U.S. Holder both before and after the redemption. The redemption of Class A Common Stock generally will be treated as a sale of the Class A Common Stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include stock which could be acquired pursuant to the exercise of the warrants. Among other requirements that must be met, in order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Class A Common Stock must be less than 80% of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Because holders of Class A Common Stock are not entitled to elect directors until after the completion of the Business Combination, the Class A Common Stock may not be treated as voting stock for this purpose and, consequently, the substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock and certain other requirements are met. The redemption of the Class A Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “— Taxation of Distributions.”

U.S. Holders of our Class A Common Stock considering exercising their redemption rights are urged to consult their tax advisors to determine whether the redemption of their Class A Common Stock would be treated as a sale or as a distribution under the Code in light of their particular circumstances.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock

If the redemption qualifies as a sale of Class A Common Stock with respect to a U.S. Holder, such U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received by the U.S. Holder on such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. Holder’s acquisition cost of the Class A Common Stock, less any prior distributions on the Class A Common Stock treated as a return of capital. Any such gain or loss recognized will generally be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Common Stock may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

If the redemption does not qualify as a sale of Class A Common Stock with respect to a U.S. Holder, such U.S. Holder will be treated as receiving a distribution. Any distributions to U.S. Holders generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described above under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock.” Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be taxable at a reduced rate.

Tax Consequences to Non-U.S. Holders Exercising Redemption Rights

This section is addressed to Non-U.S. Holders of Class A Common Stock that elect to have their Class A Common Stock redeemed for cash as described in the section entitled “Special Meeting of the YAC Stockholders — Redemption Rights.”

Redemption of Class A Common Stock

The characterization for U.S. States federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A Common Stock pursuant to the redemption provisions described in the sections entitled “Special Meeting of the YAC Stockholders — Redemption Rights” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A Common Stock, as described above under “Tax Consequences to U.S. Holders Exercising Redemption Rights — Redemption of Class A Common Stock.”

Non-U.S. Holders of Class A Common Stock considering exercising their redemption rights should consult their tax advisors as to whether the redemption of their Class A Common Stock will be treated as a sale or as a distribution under the Code in light of their particular circumstances.

Gain on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” if the redemption qualifies as a sale of Class A Common Stock to a Non-U.S. Holder, such Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its Class A Common Stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will generally be subject to a 30% tax on the individual’s net capital gain for the year; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Class A Common Stock, and, in the case where shares of Class A Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of Class A Common Stock.

With respect to the third bullet point above (if applicable to a particular Non-U.S. Holder), gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of the Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. There can be no assurance that Class A Common Stock will be treated as regularly traded on an established securities market for this purpose. Yellowstone does not believe that it is or has been a United States real property holding corporation for U.S. federal income tax purposes but there can no assurance in this regard. Yellowstone would be classified as a United States real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Taxation of Distributions

If the redemption does not qualify as a sale of Class A Common Stock with respect to a Non-U.S. Holder, the Non-U.S. Holder will be treated as receiving a distribution. Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” in general, any distributions we make to a Non-U.S. Holder on shares of Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Class A Common Stock (and, subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” and the third bullet point above under “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of Class A Common Stock, which will be treated as described above under “— Tax Consequences to Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.” In addition, if we determine that we are classified as a United States real property holding corporation, we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), generally will not be subject to U.S. federal withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Generally information reporting requirements may apply to payments resulting from the redemption of Class A Common Stock. U.S. Holders generally may have to provide their taxpayer identification number and comply with comply certification requirements (usually on an IRS Form W-9) to avoid backup withholding. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under an applicable income tax treaty generally will satisfy a Non-U.S. Holder’s certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s or Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA

Under sections 1471 to 1474 of the Code (commonly referred to as “FATCA”) a 30% withholding tax generally applies with respect to certain payments on and, subject to the regulatory relief described below, gross proceeds from a sale or disposition of, Class A Common Stock if paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, or such entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and the applicable foreign country, or future U.S. Treasury regulations or other guidance, may modify these requirements. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not expected to apply unless such proposed U.S. Treasury regulations are modified, withdrawn or replaced in a manner that would subject gross proceeds to FATCA withholding. U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the possible implications of such withholding tax.

WE URGE HOLDERS OF YELLOWSTONE CLASS A COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Anticipated Accounting Treatment

For a discussion summarizing the anticipated accounting treatment of the Business Combination, please see the section entitled “Anticipated Accounting Treatment.”

Regulatory Approvals

The completion of the Business Combination is conditioned upon expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the consummation of the Business Combination, which applicable waiting period has now expired. The completion of the Business Combination is not subject to any other federal, state or other regulatory requirements or approvals, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the Equity Purchase Agreement.

Background of the Business Combination

Yellowstone is a blank check company incorporated in Delaware on August 25, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Yellowstone has primarily focused its search for a target business in the real estate, homebuilding or financial services markets, but has also considered a business combination outside these industries for a candidate that offered an attractive business combination opportunity.

The terms of the Equity Purchase Agreement and the transactions contemplated thereby are the result of Yellowstone’s search for a candidate for an attractive business combination opportunity, and of an extensive arms-length negotiations between Yellowstone, the Sponsor, Sky, the Existing Equityholders and their respective representatives and with regard to the initial $55 million financing and the proposed Back-Stop Financing, the involvement of Boston Omaha and its representatives. The following is a brief description of the background of these negotiations and summarizes the key meetings and events that led to the signing of the Equity Purchase Agreement. The following chronology does not purport to catalogue every meeting among the parties to the Equity Purchase Agreement or their representatives.

In August 2020, the Sponsor acquired 5,750,000 shares of Class B Common Stock for an aggregate purchase price of $25,000. Prior to the initial investment in Yellowstone by the Sponsor, Yellowstone had no assets, tangible or intangible. The number of these shares of Class B Common Stock issued was determined based on the expectation that such shares of Class B Common Stock would represent 20% of the outstanding shares upon completion of Yellowstone’s initial public offering (the “IPO”). The per share purchase price of these shares of Class B Common Stock was determined by dividing the amount of cash contributed to Yellowstone by an aggregate number of these shares issued. Subsequently, as discussed below, the number of shares of Class B Common Stock was proportionally reduced to 3,399,724 shares of Class B Common Stock to maintain the ownership of the Sponsor at 20% of the issued and outstanding shares of Yellowstone common stock following the IPO.

The registration statement for Yellowstone’s IPO was declared effective on October 21, 2020. On October 26, 2020, Yellowstone consummated its IPO of 12,500,000 Units, at $10.00 per Unit, generating gross proceeds of $125.0 million, and incurring offering costs of approximately $7.3 million (including $6.9 million in underwriters' fees). In connection with the closing of Yellowstone’s IPO, the Sponsor purchased 7,500,000 private placement warrants at a price of $1.00 per whole warrant to purchase 7,500,000 shares of our Class A Common Stock at a price of $11.50 per share. Pursuant to the terms of their underwriting agreement, the underwriters were granted a 45-day option from the October 21, 2020 IPO to purchase up to 1,875,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 1, 2020, the underwriters' over-allotment option was partially exercised resulting in the purchase of an additional 1,098,898 Units, generating additional gross proceeds to Yellowstone of $10,988,980 and incurring offering costs of approximately $700,000 (including $600,000 in underwriting fees). In connection with the IPO, including the underwriters’ partial exercise of the over-allotment option, the number of these shares of Class B Common Stock was decreased to 3,399,724 shares to maintain the Sponsor’s 20% ownership, resulting in a purchase price of $.00735 per share of Class B Common Stock. Also in connection with the partial exercise of the underwriters' overallotment option, the Sponsor purchased private placement warrants at a price of $1.00 per whole warrant to purchase an additional 219,779 shares of Yellowstone Class A Common Stock at a price of $11.50 per share.

Upon the closing of the IPO, $127,500,000 ($10.20 per Unit) of the net proceeds of the sale of the Units in the IPO, including proceeds of the sale of the private placement warrants, were placed in a trust account located in the United States at Morgan Stanley with Continental Stock Transfer & Trust Company acting as trustee, and have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by us (or our management), until the earlier of: (i) the completion of a business combination and (ii) the distribution of the funds in the trust account to Yellowstone’s public stockholders that validly exercise their redemption rights, as described below. Upon the closing of the underwriter's over-allotment option, an additional $11,208,759.60 ($10.20 per Unit) in proceeds from the exercise of the over-allotment and the sale of the additional private placement warrants were placed in the trust account, resulting in total funds held in the trust account of $138,716,226, inclusive of (i) $4,759,615 in deferred fees payable to the IPO underwriters in the event Yellowstone completes a business combination and (ii) earned interest on investments held in the trust account.

On November 16, 2020, the Sponsor transferred to BOC Yellowstone II LLC 206,250 shares of Yellowstone Class B Common Stock for no consideration. All other shares of Class B Common Stock are owned by the Sponsor. The Sponsor sold to the lead investor, Glazer Capital, LLC, in the Yellowstone IPO a membership interest in BOC Yellowstone II LLC for a purchase price of $309,375. Upon the completion of any business combination, the Sponsor has agreed to transfer these shares of Class B Common Stock held by BOC Yellowstone II LLC to this investor. The Class B Common Stock held by BOC Yellowstone II LLC, as well as any Class B Common Stock ultimately distributed to the investor is subject to all restrictions imposed on the Sponsor, including but not limited to, waiver of redemption rights in connection with any initial business combination and rights to liquidating distributions from the trust account if Yellowstone fails to complete the initial business combination. Any shares held by such investor will be subject to the anti-dilution provisions for the Class B Common Stock and the impact thereof. The Sponsor is the sole managing member of BOC Yellowstone II LLC.

After the closing of the IPO, Yellowstone commenced the process of identifying potential business combination targets. Representatives of Yellowstone contacted or were contacted by numerous individuals, financial advisors and other entities who offered to present targets for business combination opportunities. Yellowstone considered a variety of industries or segments for a potential business combination and received inquiries from a large number of potential business combination candidates from many industries. After screening these candidates, Yellowstone engaged in substantive discussions with approximately 30 target candidates, executed non-disclosure agreements conducted preliminary due diligence, and conducted meetings with senior executives and other senior members of management of those potential targets. During this period, Yellowstone signed non-binding indications of interest with four companies (including Sky) before ultimately deciding to proceed with Sky. The three indications of interest signed prior to the Sky indication of interest were with two companies in the homebuilding industry and a third company which provides mobile advertising technologies. With regard to the three other signed indications of interest, Yellowstone agreed with the first target not to proceed because of the inability of Yellowstone to complete the due diligence in the short time frame imposed by such target. In the second instance, Yellowstone determined not to proceed due to general business concerns with the specific target. In the last instance, Yellowstone decided not to proceed as the target was unable to expand its management team, which Yellowstone determined was necessary for the target to proceed both operationally and as a public company. Yellowstone ultimately determined to abandon other potential business combination opportunities that it had explored to varying degrees because, among other things: (i) the other business combination targets did not meet enough of Yellowstone’s key criteria for a business combination target; (ii) Yellowstone’s directors’ and officers’ belief that Sky was the most attractive potential business combination that met such key criteria; (iii) the level of engagement by, and advanced negotiations and discussions with, Sky as compared to the other potential business combination targets; and (iv) Sky’s preparedness and willingness to devote appropriate resources to negotiating and executing definitive agreements and to consummating a business combination and becoming a public company, including the fact that Sky had provided significant information and diligence both for this proposed Business Combination as well as its planned tax exempt private activity bond financing (the “Sky Bond Financing”) and that the proposed Sky Bond Financing would provide non-dilutive long term relatively and efficient source of capital for the buildout of Sky’s proposed hangar facilities at significantly lower interest costs and with principal repayable over a longer term than available through traditional commercial mortgage financing.

On February 15, 2021, Brendan Keating, a member of the board of directors of Boston Omaha and the managing member of several commercial real estate entities, including Logic Real Estate, met with Eli Elefant, an indirect equityholder in Sky and a real estate broker known to Mr. Keating. As part of their general business discussions, Mr. Elefant described Sky’s business plan and its intention to raise capital and specifically its need to raise additional equity capital necessary to support the Sky Bond Financing which was a critical element of Sky’s long-term financing strategy. Following that discussion, Mr. Keating relayed the Sky opportunity to Adam Peterson and Alex Rozek, Co-CEOs of each of Yellowstone and of Boston Omaha.

Messrs. Peterson and Rozek then spoke with Mr. Elifant and Tal Keinan, Sky’s Chief Executive Officer, on March 17, 2021. Mr. Keinan expressed an interest in Sky and Yellowstone entering into discussions relating to potential business combination but indicated that he needed to speak with the Sky board of managers to gauge their interest in a business combination and their expectations of an appropriate valuation for Sky. Both Messrs. Peterson and Rozek have previous experience in analyzing and investing through unrelated investment funds in companies serving the general aviation market as well as in commercial real estate investment opportunities. After reviewing this opportunity, they determined that the Sky business opportunity could meet many of their investment criteria for a successful business combination. These criteria include an excellent and experienced management team, long-term sustainable demand for Sky’s services, limited competition, and the long-term life of the assets.

On March 25, 2021 the Yellowstone Board conducted a meeting in which it reviewed a potential transaction with another company and Mr. Peterson mentioned the discussions relating to Sky and advised the Board that he was looking into the opportunity, the potential markets for Sky’s services, and other key elements of the Sky business plan. He noted that the Sky board of managers and equityholders were discussing the opportunity with Mr. Keinan and that he would report back to the Board when he heard back from Mr. Keinan. The Board supported continued exploration of the opportunity and discussed a recent acquisition by a private equity firm of a company servicing private jet owners operating through a fixed base operation model.

On April 6, 2021, Sky entered into a non-disclosure agreement with Yellowstone. Following the execution of the non-disclosure agreement, Sky agreed to share with Yellowstone and Boston Omaha a more complete investor package reflecting, among other things, certain specific expansion opportunities beyond the five airport lease locations then secured by Sky.

Also, on April 6, 2021, Mr. Peterson and Mr. Rozek, on behalf of Yellowstone, had an extensive conference call with Mr. Keinan and Mr. Elefant. The parties discussed a broad array of topics including Sky’s financing plans, both for raising equity capital and the proposed Sky Bond Financing, Sky’s land lease business model for each of its five initial planned locations where leases had been secured, its operations to date at its operating Houston facility, development costs, expansion plans and complementary revenue possibilities for other services to be sold by Sky to its customers, competition and pro forma projections. Also, on April 6, Yellowstone management received access to Sky’s virtual data room to begin conducting additional diligence on Sky’s airport lease arrangements, its financial model, capital structure, and plans for expansion, among other matters.

On April 16, 2021, Sky wrote to the management of Yellowstone indicating that the board of managers had authorized Sky’s management to continue discussions with Yellowstone in respect of a potential business combination with Yellowstone at a $700 million post-combination valuation giving effect to a total assumed equity raise of $250 million, consisting of both the existing IPO funds held in trust and a PIPE, and taking into account any funds raised separately by Sky in the equity financing required to effect the Sky Bond Financing. Sky also asked Yellowstone to prepare a letter of intent reflecting those terms and introduced the Yellowstone management team to Sky’s representatives from Moelis & Company (“Moelis”) who were advising Sky in connection with its capital raising efforts.

Thereafter, Yellowstone worked with Gennari Aronson, LLP (“GA”), its principal legal counsel, to prepare an initial draft of a non-binding indication of interest to Sky, which proposed a potential business combination with Sky. The draft indication of interest contemplated closing conditions, and a 60-day initial exclusive negotiation period. On April 19, 2021, the Yellowstone management team sent an indication of interest to Sky. The indication of interest proposed a pre-combination valuation of Sky at $394 million. The valuation was based upon a number of factors, including projections provided by Sky and Yellowstone management’s expectations for growth and operating margins, the anticipated size of the Sky Bond Financing and the timing of Sky completing the buildout of its facilities at its five leased locations. The indication of interest contemplated a PIPE of up to $114 million, as reduced by an equity financing of up to $50-$75 million in Sky’s proposed Series B Preferred unit financing, which Sky had indicated would be required as a condition precedent to its ability to launch the proposed Sky Bond Financing. The delivery by Sky of certain audited financial statements information, along with other customary closing conditions, was a condition precedent to the closing of the Series B Preferred unit financing. Sky indicated that the proposed Sky Bond Financing was a critical component of its business plan as it would provide Sky long term debt financing to finance the buildout of its proposed hangar facilities at far lower interest costs with principal repayable over a longer term than available through traditional commercial mortgage financing.

On April 27, 2021, the Yellowstone management team met with Mr. Keinan and Francisco Gonzalez, then a consultant to Sky and now Sky’s Chief Financial Officer, via telephone to discuss the draft indication of interest, the valuation and other economic terms. Sky also reiterated that the proposed Sky Bond Financing was a critical component of its business plan as it would provide Sky long term debt financing to finance the buildout of its proposed hangar facilities at far lower interest costs with principal repayable over a longer term than available through traditional commercial mortgage financing. Following the conversation, the Yellowstone management team discussed the potential deal terms, the amount of additional equity capital to be raised, and other related matters an analysis of the proposed deal structure, including a dilution analysis, which was sent to Sky’s management, requesting that Sky respond via a revised indication of interest.

On April 29, 2021, the Yellowstone board met at a regularly scheduled board meeting to review the status of another potential business combination and to discuss the Sky opportunity. Yellowstone management discussed Sky’s business at length and its potential for growth, the funding that Sky indicated that it was seeking in order to successfully expand its business, and methodologies for arriving at a valuation based on a recent publicly announced M&A transaction for a large publicly traded FBO operator. The Board discussed valuations based both on book values and anticipated income multiples over the next several years based on the projections provided by Sky, the recently announced FBO acquisition of Signature Aviation, management’s analysis of projected operating results and other factors and agreed that Sky would be an attractive acquisition target. The Board also discussed private equity and real estate and other investment funds’ interest in this market.

On April 30, 2021, Mr. Peterson emailed Mr. Keinan and Mr Gonzalez confirming Boston Omaha’s willingness to participate in Sky’s equity financing if terms could be agreed and requesting a revised indication of interest in respect of a potential business combination between Sky and Yellowstone reflecting discussions to date.

On May 5, 2021, Sky sent Yellowstone a revised indication of interest, indicating a number of changes to economic terms. These changes included a $450 million pre-money valuation for Sky, an increase in the amount of the PIPE up to $150 million (as reduced by the equity financing described below), the inclusion of a 5% “evergreen” feature under the terms of the new equity incentive plan to be implemented in connection with the business combination, and the use of an “Up-C” structure such that the Sky equity and equity-based incentive owners would ultimately continue to hold their equity in the existing Sky LLC structure, and a requirement for Boston Omaha, directly or through a subsidiary, to provide a $50 million backstop for the initial $50 million Series B Preferred unit financing, if needed.

On May 11, 2021, Yellowstone sent a response to Sky’s May 5 draft indication of interest. In the response, Yellowstone management indicated a willingness to consider Sky’s request for a $450 million pre-combination valuation for Sky, based upon Yellowstone’s determination of the speed of Sky’s progress in advancing its business plan and the growing demand for hangar facilities, as well as Sky’s ability to further expand at several of its lease locations with contractual expansion options at several lease sites, all of which would support the Sky business valuation. Yellowstone also requested an extension of the exclusivity period and proposed to limit the “evergreen” feature under the post-closing equity incentive plan.

In relation to the potential Series B Preferred unit commitment by Boston Omaha, the indication of interest reduced the commitment by Boston Omaha to $25 million. Separately, Boston Omaha also requested a 10% discount to the valuation for the Series B Preferred units in Sky that, under the proposed structure, BOC YAC would be required to purchase in advance of the business combination, due to the lack of marketability of the Series B Preferred units and the risk that Sky would not complete the business combination with Yellowstone. As part of the indication of interest, Boston Omaha also suggested certain changes to the terms of the proposed Series B Preferred units it would purchase in Sky prior to the business combination.

On May 13, 2021, Sky responded to the May 11 indication of interest draft by agreeing to defer certain of the open issues involving specific terms of an equity plan for Sky employees and certain terms of the proposed Series B Preferred unit financing to negotiation of the definitive documents.

On May 15, 2021, on behalf of Yellowstone management, Mr. Rozek sent a revised indication of interest to all Yellowstone Board members with additional analysis of the deal terms which had been modified since the Board’s last review of the key transaction terms, including the $450 million pre-combination valuation for Sky, the use of an “Up-C” structure, the entry into a tax receivable agreement, and the increase of the potential size of a PIPE financing to up to $150 million. Following review, discussion, and consideration of the same, each of the members of the Yellowstone Board responded affirmatively to the execution of the non-binding indication of interest.

On May 16, 2021, Yellowstone sent a signed non-binding indication of interest to Sky. Sky countersigned the indication of interest on May 17, 2021. The indication of interest provided, among other things, that (i) the transaction would value Sky at a pre-money equity valuation of $450 million, (ii) the transaction would be structured as an “Up-C” reorganization with a customary tax receivable agreement that would provide for 85%/15% sharing of tax benefits between Sky’s Existing Equityholders and SHG Corporation, (iii) the parties would seek to secure a PIPE of up to $150 million, as reduced by the proceeds of a re-closing convertible preferred equity financing of $50-$75 million, (iv) an agreement by Boston Omaha to endeavor to deliver a commitment in respect of an investment in Sky’s Series B Preferred units by Boston Omaha, its affiliates and third parties of at least $25 million and (v) as a closing condition, SHG Corporation would have net cash proceeds of at least $150 million. The non-binding indication of interest also set out the parties’ agreed framework with respect to post-closing governance of SHG Corporation, with SHG Corporation serving as the managing member of Sky, and the Existing Equityholders and the Sponsor each receiving certain rights to designate directors to the SHG Corporation Board. The indication of interest also provided Yellowstone with a period of exclusivity through June 22, 2021 that did not, however, preclude Sky from raising certain equity financing required for the Sky Bond Financing.

On May 17, 2021, Sky and Yellowstone executed the indication of interest. Also on May 17, 2021, Sky provided Yellowstone with access to a virtual data room folder containing further due diligence materials and financial information. During the period that followed and until signing of the Equity Purchase Agreement, Yellowstone management held various calls with Sky’s management and exchanged correspondence and documentation in connection with Yellowstone’s due diligence.

Concurrently with the negotiation of the indication of interest, Boston Omaha was discussing with Sky the specific terms of the proposed Series B Preferred unit financing that Sky indicated was required in order to secure the Sky Bond Financing. At that time, Sky required that the Series B Preferred unit purchase be completed as soon as possible and prior to the execution of a business combination agreement with Yellowstone due to the expectation that Sky would immediately commence marketing of the Sky Bond Financing following the sale of the Series B Preferred units to BOC YAC. On May 28, 2021, Sky delivered to Boston Omaha a long-form term sheet for the proposed terms of a Series B Preferred unit financing intending to raise up to $75 million. The term sheet proposed the issuance of Series B convertible preferred units at a $410 million pre-money valuation. The Series B units would accrue distributions at 7% annually, be senior to the Series A units, have a non-participating liquidation preference, be automatically convertible into common units in a qualified public event at a conversion price equal to the lower of the Series B purchase price and a 10-20% discount to the qualified public event price. The Series B units would be redeemable at the option of the company at a 1.3-1.5x premium, and redeemable at the option of the investors at the company redemption price if a qualified public event did not occur within 3 years of the closing. The existing Series A units, which were not convertible into common units, would become automatically convertible into common units in a qualified public event at a conversion price equal to its original purchase price.

On May 31, 2021, Boston Omaha provided a mark-up of the long-form term-sheet and Sky and Boston Omaha exchanged several drafts of the term sheet and correspondence relating thereto through June 4, 2021. Those negotiations centered around whether Sky would have redemption rights and the terms of those rights, additional payments to the holders of the Series B preferred if a sale of Sky occurred following a company redemption, liquidation preferences, payment of distributions, Series B investor protective provisions and closing conditions.

On June 11, 2021, Morrison Foerster LLP (“MF”), counsel for Sky, and GA, counsel for Boston Omaha and Yellowstone, met via telephone to discuss the contents of the Sky data room, certain outstanding diligence requests, as well as the terms of the Series B Preferred units under negotiation to be issued by Sky, and Sky’s need for a commitment letter from Boston Omaha before Sky could launch the Sky Bond Financing. On June 12, Sky management notified Yellowstone that Sky had received a term sheet from a private equity firm in respect of an equity investment that, if accepted, would likely preclude Sky from pursuing a business combination with Yellowstone. On June 15, 2021, MF sent GA an updated term sheet reflecting the June 4 email exchanges between the Sky and Boston Omaha management teams, along with the draft commitment letter.

On June 17, 2021, the Yellowstone Board met. The Board discussed the status of the proposed Sky Bond Financing, and the proposed equity investment by Boston Omaha in Series B Preferred units of Sky, which Sky had indicated was required in order for it to secure the bond financing as soon as possible and, in any event, in advance of the consummation of the proposed Business Combination between Yellowstone and Sky. The Board reviewed the results of diligence to date and key areas of operational diligence remaining to be conducted, and reviewed and discussed the Sky business model, current business revenues and pricing for customer leases. The Board also discussed the possibility for further expansion of Sky’s operations at other airfields and the possibility of expanding the size of the proposed PIPE financing to accelerate the opportunities for the growth of Sky’s business following the proposed Business Combination. The Board then discussed visiting each of the five airfields where Sky had existing leases. Due in part to the then proposed difference in economic terms under which Boston Omaha would purchase Series B Preferred units in Sky at a lower valuation than the implied value of Sky in the proposed Business Combination due to the proposed 10% discount in valuation due to the lack of marketability and risks that the Business Combination might not be consummated, and plans for Boston Omaha to complete the Series B Preferred unit investment prior to the execution of a business combination agreement between Yellowstone and Sky, Yellowstone’s independent directors discussed with counsel whether it would be advisable for the Board to establish and delegate to a special committee consisting solely of independent members of the Board, Yellowstone’s evaluation and decision making authority with respect to the proposed Business Combination with Sky, and agreed to consult with a separate potential counsel who would provide independent advice to the independent directors.

On June 21, 2021, Sky notified Yellowstone management that the Sky board of managers elected to pursue the Yellowstone opportunity rather than the private equity opportunity. Factors included strategic alignment with Yellowstone management and its board and increased optionality for long term value creation. On June 22, 2021, Sky sent a revised term sheet for the Series B Preferred Unit investment to Boston Omaha, along with a revised draft commitment letter relating thereto. The revised term sheet provided for the issuance of warrants to BO if an alternative equity financing transaction was consummated in the future, significantly fewer closing conditions and permitted BO to transfer up to 50% of its Series B Units to a third party.

On June 23, 2021, the independent members of Yellowstone’s Board met (with Messrs. Rozek and Peterson recusing themselves from the meeting) to review their discussions with separate potential counsel to the independent directors, the terms of the proposed Business Combination transaction and Boston Omaha’s investment in Series B Preferred units of Sky pursuant to which Boston Omaha would (i) commit to purchase Series B Preferred units in Sky at the same time as the business combination agreement between Yellowstone and Sky was signed and (ii) Boston Omaha would consider restructuring the Series B transaction such that Boston Omaha’s proposed purchase of Series B Preferred units in Sky would convert to, or be exchanged for, Class A common shares at the closing of the proposed Business Combination, upon economic terms identical to those Class A common units held by Yellowstone’s public shareholders as purchased in the IPO.

From June 23 to June 29, 2021, Boston Omaha and Sky engaged in negotiations of the term sheet and commitment letter and exchanged drafts of these documents. On June 29, 2021, in order to allow Sky to commence the Sky Bond Financing as soon as possible and as Sky indicated was required by the lead underwriter in the proposed Sky Bond Financing, Boston Omaha entered into a contingent commitment letter in which it agreed to the future purchase of Series B Preferred units in Sky only upon the satisfaction of a number of material conditions which were outside of Boston Omaha’s or Yellowstone’s control, including Sky’s substantially concurrent consummation of the Sky Bond Financing resulting in proceeds of not less than $80 million, Sky’s delivery of certain draft financial statements and Sky’s ability to obtain and deliver certain consents. The final term sheet attached to the commitment letter provided, among other things, a $410 million pre-money valuation, an investment of $55 million by BO, which would be deposited in an escrow account and automatically be released at closing upon satisfaction of closing condition, accrual of distributions at 7% annually, be senior to the Series A units, have a non-participating liquidation preference, be automatically convertible into common units in a qualified public event at a conversion price equal to the lower of the Series B purchase price and a 10-20% discount to the qualified public event price. The Series B units would be redeemable at the option of the company at a 1.3-1.5x premium, and redeemable at the option of the investors at the company redemption price, payable in cash or a promissory note if a qualified public event did not occur within 3 years of the closing. The term sheet provided for customary pre-emptive, co-sale, tag-along, drag-along and registration rights and protective provisions. The closing would be subject only to delivery of 2020 audited financial statements and satisfaction of all closing conditions to and concurrent closing of the Sky Bond Financing.

On June 30, 2021, the entire Yellowstone Board met to discuss due diligence matters and reviewed a valuation model for Sky prepared by Yellowstone management. The valuation model considered a number of assumptions derived from Sky’s projections, the information contained in a preliminary draft of the bond offering prospectus, diligence including a feasibility study conducted by CBRE for the Sky Bond Financing on the Sky business model to support the proposed Sky Bond Financing, anticipated demand for hangar space, and recent acquisitions of FBO operators. The CBRE feasibility study presented an analysis of the general aviation market, business jet products and sales, and national hangar market conditions. The CBRE feasibility study also provided an overview of the Sky facilities securing the Sky Bond Financing as well as projected debt service and cash flows. The Board discussed the planned Sky Bond Financing, the closing of which was to be a condition to closing both the proposed Boston Omaha investment in Preferred Series B units of Sky and the Business Combination between Yellowstone and Sky. The Board also discussed arranging additional meetings with Sky management and plans for touring the Sky leaseholds and facilities.

On July 5, 2021, the entire Yellowstone Board met to discuss a proposal for Boston Omaha pursuant to which it would modify the terms of its proposed Series B Preferred unit investment in Sky, such that Boston Omaha’s Series B Preferred units of Sky would convert into, or be exchanged for, shares of Class A Common Stock upon consummation of the Business Combination between Yellowstone and Sky at $10 per share. By virtue of this modification, the total purchase price proposed to be paid by Boston Omaha in Series B Preferred units of Sky, as and when converted into, or exchanged for, shares of Class A Common Stock at $10 per share would be identical to the price paid by Yellowstone’s public stockholders in its IPO, although such shares of Class A Common Stock to be received by Boston Omaha would be subject to certain lock-up restrictions and Boston Omaha would not receive the warrants issued to the public as part of the units sold in the IPO.

In addition, Mr. Peterson and Mr. Rozek indicated that Boston Omaha would agree to a new term requested by Sky that Boston Omaha directly or indirectly through a subsidiary provide $45 million in Back-Stop Financing to help satisfy a proposed closing condition that Sky receive at least $150 million in cash upon closing of the Business Combination. It was proposed that the Back-Stop Financing be required in whole or in part if (i) the amount of cash available in the Trust Account immediately prior to Closing after deducting only the amounts payable to holders who have validly redeemed their Class A Common Stock (in all cases after taking into account amounts to be paid in respect of (x) the Deferred Underwriting Commission being held in the Trust Account, and (y) any other transaction expenses of BOC YAC), plus (ii) the BOC YAC $55 Million Series B investment, and (iii) any additional financing amounts (including through a Subsequent PIPE) actually received prior to or substantially concurrently with the Closing, is less than $150 million. The Board then discussed plans for further diligence to review the hangar locations, economics (both customer pricing and expenses) and market demand and discussed data regarding the locations in the materials in the data room maintained by Yellowstone for its Board members. The Board also discussed activities to date in pre-leasing the proposed Miami facility. Mr. Rozek and Mr. Peterson discussed diligence conducted to date to confirm customer demand and operating cost estimates. The Board also considered the extensive feasibility report prepared by CBRE as part of the Sky Bond Financing which supported Sky’s customer demand and revenue projections. The Board noted the widespread lack of quality hangar space for private jets and that the industry has been slow to address this issue, creating a unique opportunity for Sky. The Board also discussed speaking with Wells Fargo Securities, the investment banker which conducted Yellowstone’s IPO, to determine other potentially relevant market data it might consider would be requested by potential PIPE investors.

Throughout June and July, Yellowstone’s management continued to conduct a series of meetings with Sky’s management, as well as with relevant industry experts familiar with Sky and the private jet market and continued other due diligence activities. During these discussions, the parties considered various factors deemed material to Sky’s business model, including the ability to secure long term leases on favorable terms, the ability to fund the development of the new hangar facilities using lower-cost funds from the proposed Sky Bond Financing, the ability to exercise options to expand hangar facilities at certain of the current lease locations, the plans for potential expansion beyond the five airport facilities currently under lease, anticipated operating expenses and potential cost savings through economies of scale and the management and operations team at Sky. During this same time period, Yellowstone’s management and Board had also been provided both the initial and updated drafts of Sky’s preliminary offering prospectus for the proposed Sky Bond Financing, financial projections, draft audited financial statements for fiscal year 2020, and other background materials and legal diligence.

Between June 1, 2021 and July 9, 2021, Mr. Peterson and Mr. Rozek traveled to the different Sky lease sites and facilities to meet with members of Sky’s management and operations teams and to conduct onsite due diligence at these sites and facilities. In addition, during late June and early July, each of the other Yellowstone directors visited the various sites and spoke with Sky management.

On July 13, 2021, MF, counsel to Sky, delivered an initial draft of the Equity Purchase Agreement to GA. The Equity Purchase Agreement negotiations were completed on July 31, 2021, and numerous drafts were exchanged between MF and GA during such time. Topics negotiated included, but were not limited to, the closing conditions, the representations and warranties of Sky and Yellowstone respectively, certain interim operating covenants of Sky and Yellowstone respectively, and certain tax matters.

Between July 6 and July 31, 2021, MF provided initial drafts to GA and Baker & Hostetler, LLP, co-counsel with GA to Boston Omaha, other transaction documentation, including the Series B Preferred Unit Purchase Agreement, the Amended and Restated Certificate of Incorporation and Bylaws for SHG Corporation, the Stockholders’ Agreement, the Second Amended and Restated Operating Agreement for Sky, the Tax Receivable Agreement, the Third Amended and Restated Operating Agreement for Sky and the Registration Rights Agreement. MF also provided drafts of warrant agreements for the issuance of warrants to Boston Omaha if the Business Combination was not completed.

The parties negotiated the terms of these transaction documents and multiple drafts of each of these and other ancillary agreements were exchanged. Topics negotiated included, but were not limited to, the closing conditions (including the minimum cash condition), the mechanics, tax implications and valuation (if invested in stock) of the Back-Stop Financing, the representations and warranties of Sky and Yellowstone respectively, certain interim operating covenants of Sky and Yellowstone respectively, and certain tax matters, as well as the terms of the post-closing equity incentive plan, the terms of the Stockholders’ Agreement by and among the Existing Equityholders and the Sponsor, and other material terms of the transaction

With respect to the Tax Receivable Agreement, the key issues discussed during the negotiations included (i) the scope of tax attributes, if utilized or deemed utilized by SHG Corporation and any subsidiaries, that are subject to the Tax Receivable Agreement and could give rise to payments thereunder, (ii) the nature of the “with and without” calculation used to determine whether SHG Corporation realizes (or is deemed to realize) tax savings as a result of the utilization (or deemed utilization) of such tax attributes, (iii) the events that could trigger an acceleration of the payments under the Tax Receivable Agreement and assumptions related to the calculation of any such accelerated payments, (iv) the applicable interest rates to be used in calculating payments, and (v) the extent to which parties to the Tax Receivable Agreement could participate in the tax matters of the public company.

On July 7, 2021, the Board of Directors of Yellowstone met via telephone with Sky’s management team to discuss Sky’s business, future opportunities for Sky, the status of the proposed Sky Bond Financing and other matters. Thereafter, the Yellowstone Board met to review their earlier discussions, concluding that a special committee of the Board was not required under either Delaware General Corporation Law or Yellowstone’s organization documents, due to the changes in the structure of Boston Omaha’s proposed Series B Preferred unit investment in Sky.

The Board considered whether it would be advisable to obtain a fairness opinion with respect to the proposed Business Combination. The Board had discussions with several potential financial advisors regarding obtaining a fairness opinion. Ultimately, after preliminary discussions with several advisory firms, and primarily due to potential conflicts or differences on valuation methodologies, the Board, after consultation with its Delaware counsel, elected to proceed without obtaining a fairness opinion, and did not retain a financial advisor in connection with this Business Combination. The Board’s decision was based on a number of factors, including (i) the officers’ and directors’ substantial experience in evaluating the operating and financial merits of companies from a wide range of industries, including general aviation and commercial real estate, (ii) the extensive materials and analysis presented in both the proposed Sky Bond Financing prospectus and the CBRE feasibility study, (iii) other industry information regarding customer demand and anticipated growth in the aviation industry, (iv) available valuation metrics from other recently announced acquisitions in the industry, (v) the proposed investment and Back-Stop financing to be provided by Boston Omaha on terms providing for a purchase price of $10.00 per share of Class A Common Stock, (vi) the requirement that Sky successfully complete the Sky Bond Financing as a condition to consummating the Business Combination, and (vii) the due diligence conducted by Yellowstone on Sky’s operations and prospects and projected operating results. In addition to these factors supporting the pre-combination valuation of Sky, the Board believed that traditional valuation methodologies for FBOs were inappropriate in valuing Sky, considering the early stage of Sky’s operations, the funding available to grow Sky’s business through the non-dilutive Sky Bond Financing, and Sky’s business and revenue model as contrasted to the business and revenue models of FBOs.

On July 31, the Board held a special meeting to discuss the potential Business Combination with Sky. Prior to the meeting, the directors were provided with a business presentation deck, materials prepared by GA, and a summary of the latest transaction documents. During the meeting, Messrs. Peterson and Rozek provided a business overview and review of their prior financial and valuation analysis of Sky, the transaction structure, their reasons for recommending the proposed transaction and the risks associated with the Sky business model. GA provided an update on its diligence efforts and discussed several remaining items to be negotiated in the transaction documents. The Board discussed Sky’s success in pre-leasing the Miami airport hangar facility and the rental agreements providing for rent in excess of the rent projections on a per square foot basis, their favorable opinion of the Sky management team, and the possibilities to expand the business to other potential locations. The Board engaged in discussions about the potential merits of the proposed Business Combination, the terms of the Equity Purchase Agreement, and the proposed timeline for entering into the definitive transaction documents. At the end of the board meeting, it was the view of the Board that the combination with Sky was in the best interests of Yellowstone and its stockholders and the proposed transaction contemplated a reasonable valuation of Sky with significant upside potential. It was the consensus of the Board that in order to allow additional time for the Board to consider the transaction and for the parties to finalize the transaction documents, the Board would hold another meeting to approve the transaction.

On August 1, 2021, Yellowstone held a second special meeting to discuss the potential Business Combination with Sky. Prior to the meeting, the Board received draft copies of all of transaction documents as well as Sky’s finalized audited financial statements for the fiscal year ended 2020. During the meeting, Messrs. Peterson and Rozek provided updates with respect to plans to conduct a PIPE process after announcement of the transaction completion of the investor meetings Sky would be conducting to complete the Sky Bond Financing. They also reviewed the rationale for the Business Combination. GA then provided an overview of the transaction and items presented to the Board for approval. Following discussions, the Board unanimously adopted resolutions (i) determining that it was in the best interests of Yellowstone and its stockholders to enter into the Equity Purchase Agreement, the Tax Receivable Agreement, and the other related agreements, (ii) approving the Equity Purchase Agreement, the Tax Receivable Agreement, a Third Amended and Restated Operating Agreement of Sky, a Voting and Support Agreement among Yellowstone, Existing Equityholders and the Sponsor, and a Lock-Up Agreement among the Existing Equityholders and the Sponsor, and (iii) approving the general terms of the Sky equity incentive plan.

On August 1, 2021, Yellowstone and Sky executed the Equity Purchase Agreement and related agreements. Also on August 1, 2021, upon Yellowstone and Sky entering into the Equity Purchase Agreement, BOC YAC subsequently entered into the Series B Preferred unit purchase agreement with Sky, along with certain related transaction agreements. On August 2, 2021 Yellowstone and Sky issued a press release announcing the Business Combination.

In August, Sky conducted a roadshow for the proposed Sky Bond Financing and on August 25, 2021, Sky announced that its subsidiary, Sky Harbour Capital LLC entered into an agreement for $166.34 million in financing through the sale of Series 2021 private activity tax-exempt senior bonds through municipal conduit issuer, Public Finance Authority (“PFA”). On September 14, 2021, the bonds were issued and immediately prior to the closing thereof, Boston Omaha consummated its $55 million purchase of Series B Preferred units in Sky. These units will convert into Class A Common Stock at a price of $10 per share of Class A Common Stock upon successful closing of the Business Combination, and the Series B Preferred units have no rights to dividends, antidilution protection or other economic rights during the period between the issuance of the Series B Preferred units and the consummation of the Business Combination.

The Board’s Reasons for Approving the Business Combination

The Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the Board may have given different weight to different factors. This explanation of the reasons for the Board’s approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed in the Proxy entitled “Cautionary Note Regarding Forward-Looking Statements.”

Prior to reaching the decision to approve the Equity Purchase Agreement and the transactions contemplated thereby, the Board reviewed the results of the due diligence conducted by its management and third-party legal advisors and discussed the risks of the transaction as well as the valuation considerations, including information from Sky, the Sky Bond Financing offering prospectus, the CBRE Feasibility Study, other recently announced acquisitions and other public sources.

The factors considered by the Board in approving the Business Combination and the transactions contemplated thereby include, but are not limited to, the following:

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Large Addressable Market. The demand for private jets continues to grow with business jet count increasing by 35% between 2010 and 2020 and the Board’s belief that such increase in demand will continue for the foreseeable future. More aircraft and proportionally more large aircraft are driving accelerated demand for airport real estate. The current generation of ultra-large business jets have a footprint that exceeds 11,000 square feet and larger aircraft drive an increased imbalance between storage supply and demand. Also, larger aircraft feature greater tail heights which makes a portion of the currently available hangar facilities obsolete with an estimated 70% increase in total US demand for hangar space with greater than 24’ height access from 2010 to 2020. Owners of high-value aircraft prioritize value-retention, efficiency, security and privacy and hangared aircraft experience fewer incidents related to hangar rash, foam-dumps, condensation damage, inconsistent maintenance access, and time spent outdoors, protecting resale values. Business jet owners attach a premium to time-to-wheels-up, a premium that typical grows with the cost of the aircraft and large-jet owners, particularly corporations, often seek control over access to their aircraft and are the most likely to seek private boarding facilities versus public FBO terminals.

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Limited Competition. Unlike traditional commercial real estate, many airports have limited space for hangar expansion and management believes that this will reduce the amount of hangar competition in any airport. Similarly, many of Sky’s leases already in place are for extended periods of time and provide Sky with options to expand hangar facilities.

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Experienced, Hands-On Management Team and Post-Closing Board of Directors. Post Business Combination, Sky will continue to be led by Mr. Keinan, who has over 16 years’ experience in managing complex organizations and has managed Sky since its inception in 2018. Sky’s management team also has decades of combined operational experience in real estate management and flight operations and finance. The management team will be complemented by an experienced board of directors.

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Sky Bond Financing. The ability of Sky to raise significant long-term, low-interest rate financing through the Sky Bond Financing helps to substantially reduce its cost of capital which in turn has the potential to reduce equity dilution. The Sky Bond Financing also has the potential to make Sky a more competitive bidder for future airport lease agreements. Also, the Board believed that the support of Goldman Sachs as lead underwriter of the Sky Bond Financing and the success of the Sky Bond Financing provides further validation of the business model.

•

Involvement of Boston Omaha. The Board considered that the agreement of Boston Omaha to invest $55 million in Sky in advance of the closing of the Business Combination at $10.00 per share, along with Boston Omaha’s agreeing to provide up to an additional $45 million in the Back-Stop Financing, was a validation of Sky’s business and future prospects.

•

Terms and Conditions of the Transaction Documents. The Board reviewed the terms and conditions of the transaction documents and the transactions contemplated thereby, and determined that they were the product of arm’s-length negotiations among the parties.

•

Continued Ownership by the Key Holders. The Board considered that the Existing Equityholders would retain all of their equity interests of Sky and agreed to a one-year lock-up arrangement post-closing, which reflected their confidence in Sky and the continued growth prospects of Sky going forward.

In the course of its deliberations, our Board considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the below:

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Developmental Stage Company Risk. The risk that Sky is an early-stage, limited-revenue company, and the risk that it may not be able to execute on its business plan on the expected timeframe, on budget or at all.

•	Macroeconomic Risk. The risk of macroeconomic uncertainty and the effects it could have on Sky’s revenues and financial performance.

•

Future Growth Risk. The risk that future growth of Sky is dependent upon airport operators’ willingness and ability to integrate the Sky hangar services as part of their hangar plan offerings to their customers.

•	Public Company Risk. The risks that are associated with being a publicly traded company that is in its early, developmental stage.

•	Uncertainty in Benefits To Be Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

•

Redemptions. The risk that a significant number of Public Stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the Existing Certificate of Incorporation, which would potentially make the Business Combination more difficult to complete or reduce the amount of cash available to Sky to accelerate its business plan following the Closing.

•	Stockholder Vote. The risk that Yellowstone stockholders may not approve the Business Combination.

•	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

•	Closing Conditions. The risk that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Yellowstone’s control.

•	Third-Party Valuation. The absence of a third-party valuation or fairness opinion in connection with the Business Combination.

•

Fees, Expenses and Time. The risk of incurring significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination.

•

Liquidation. The risks and costs to Yellowstone if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in Yellowstone being unable to effect a Business Combination within the completion window and would require Yellowstone to liquidate.

•	Potential Conflicts. The potential conflicts of interest of the Sponsor and Yellowstone’s officers and directors in the Business Combination.

•	Other Risk Factors. Various other risk factors associated with Yellowstone’s and Sky’s respective businesses, as described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board also considered that the Sponsor and some officers and directors of Yellowstone’s may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Yellowstone’s stockholders. Yellowstone’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Equity Purchase Agreement and the Business Combination. For more information, see the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination”.

Certain Projected Financial Information of Sky

YAC does not as a matter of course make public projections as to earnings or other results. However, in connection with its consideration of the potential combination, from April through July 2021, Sky provided YAC with its internally prepared prospective financial information (collectively, the “Projections”). These Projections were based upon assumptions for the five locations then under lease by Sky that would make up the obligated group for the Bond Financing. The Projections did not include the addition of future lease locations. The Projections also assumed the successful completion of the Bond Financing, which was consummated in September 2021. Interest rates, loan amortization schedules and covenants in the Bond Financing as completed were consistent with those terms assumed in the Projections. The Projections were prepared on a cash basis, deducting depreciation and amortization and other non-cash charges, for purposes of marketing the Bond Financing and were similar to the projections ultimately provided by Sky to potential investors in the Bond Financing .

The Projections are included in this proxy statement solely to provide YAC’s stockholders access to information made available in connection with the Board’s consideration of the Business Combination. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were prepared. For example, Sky has recently announced its entering into a binding letter of intent for a sixth site in Addison, Texas and that it has signed a non-binding letter of intent for a seventh location in Missouri and Sky’s business plan involves continuing to lease additional sites.

The Projections were not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections have not been audited. Neither the independent registered public accounting firms of YAC or Sky nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of YAC and Sky assume no responsibility for, and disclaim any association with, the Projections.

Certain of the measures included in the Projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Sky are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies.

In the view of Sky’s management team, the Projections were prepared on a reasonable basis, reflected the best then available estimates and judgments of Sky with respect to the five sites then leased and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of Sky with respect to those sites.

The Projections are subjective in many respects. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly different from the Projections. In addition, Sky is an early-stage company facing substantial business and operational risks, including a market strategy which has been tested in only a few markets, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk inherent in the Projections. The information by its nature becomes less predictive with each successive year. Furthermore, any assumptions and forecasts that are not realized in early periods could have a compounding effect on the forecasts shown for later periods, and any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the forecasted results failing to be reflective of actual events in later periods. Given that most of Sky’s leased sites are currently in development and not yet operational, any delays in completing site construction and commencing operations in particular could have significant impacts on all periods presented. In addition, the projections include assumptions relating to, among other things, the number of private jet owners that would lease facilities from Sky and the rental rates for such dedicated hangar leases, the speed at which Sky can open facilities and the rate at which the hangar facilities are leased, the costs associated with building and operating the hangars, and the risks that expansion opportunities may be impacted by significant competition from companies seeking to provide competitive rental and other services If any of these assumptions turns out to be inaccurate in any significant respect, actual results will differ, potentially materially, from the forecasted results set forth in the Projections.

While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future performance under various scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of Sky, all of which are difficult to predict and many of which are beyond YAC and Sky’s control including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

The Projections were prepared for the Bond Financing and were only provided to YAC to assist in its evaluation of Sky and the Bond Financing. Neither Sky nor YAC’s management nor their respective representatives has made or makes any representations to any person regarding the ultimate performance of Sky relative to the Projections. The Projections are not fact, nor are they a guarantee of actual future performance. The future financial results of Sky may differ materially from those expressed in the Projections due to factors beyond Sky’s ability to control or predict.

The Projections are not included in this proxy statement in order to induce any stockholders to vote in favor of any of the proposals at the Special Meeting, and YAC stockholders should not place undue reliance on the Projections, as the Projections may be materially different than actual results.

We encourage you to review the financial statements of Sky included in this proxy statement, as well as the financial information in the sections entitled “Selected Historical Financial Information of Sky” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” in this proxy statement and to not rely on any single financial measure.

Neither YAC nor Sky or any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or amend the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

The key elements of the Projections provided by Sky are summarized below:

Year	2022	2023	2024	2025	2026
SH Rental Revenue
SGR 1	$1.2	$1.5	$1.6	$1.6	$1.7
SGR 2.3		1.1	1.6	1.6	1.7
OPF 1	2.8	5.3	5.4	5.6	5.5
OPF 2.1		1.5	3.1	3.3	3.4
BNA	2.1	4.1	4.5	4.6	4.7
DVT 1.5		1.5	1.9	2.0	2.0
DVT 2.04		.5	.9	1.0	1.0
APA 1.5		2.6	4.3	4.6	4.7
APA 2	-	.6	2.2	3.4	3.5
Total SH Rental Revenue	$7.6	$18.6	$25.6	$27.7	$28.2
SH Expense Recoveries	.7	1.4	1.8	1.9	1.9
Vacancies and Credit Losses	(.1)	(.4)	(.7)	(.8)	(.6)
Total Effective Gross Revenue	$8.1	$19.7	$26.7	$28.8	$29.5
Operating Expenses (Reimbursable)	(1.3)	(2.0)	(2.2)	(2.3)	(2.4)
Operating Expenses (Non-Reimbursable)	(2.2)	(3.2)	(3.6)	(3.7)	(3.8)
Asset and Property Management Fees	(1.0)	(1.4)	(1.4)	(1.4)	(1.5)
Net Revenues	$3.6	$13.2	$19.5	$21.3	$21.8
Net Debt Service	-	(2.6)	(7.5)	(8.4)	(8.6)

The Projections rely on certain assumptions, including the following:

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The market for tenants that will lease Sky facilities. In calculating the revenue per site in any given year, Sky assumed the demand for services based on feasibility studies prepared in connection with the Bond Financing. The study looked at a number of factors, including air traffic at each facility and anticipated growth in ownership of private jets, the number of airfields in the greater metropolitan area served by the leased facilities, the runways and other technical and support facilities at the airport locations, the demand for larger private jets, and surveys of aircraft owners regarding the demand for private hangars.

•

Vacancy Rates. The Projections assume a rapid leasing of the hangars to be built by Sky. As of November 21, 2021, Sky has entered into six leases with jet owners and has also entered into a number of letters of intent with jet owners wishing to lease Sky hangar facilities under development. The timing when private jet owners will lease these facilities will significantly impact the Projections and a significant delay or significant vacancy rate in excess of anticipated vacancy rates would materially adversely impact the Projections.

•

Anticipated Rental Rates for Sky Hangar Facilities. Sky believes it will be able to make a compelling case to private jet owners to lease its facilities and that the demand for such facilities and what Sky believes to be the benefits of a home based leasing arrangement will appeal to owners of private jets, particularly larger private jets, to lease Sky facilities. Sky also believes that the current imbalance between demand and available hangar space will support the rental rates contemplated by the Projections. The Projections also assume tenants will desire to enter into rental arrangements for longer periods of five to ten years and the gradual increase in rental rates based upon expected continued high demand for Sky’s facilities. Finally, Sky believes that prospective tenants will be willing to switch from an FBO to a home-based rental model and that Sky will be able to secure aviation fuel and other services demanded by tenants. In calculating rental revenues, Sky assumed certain vacancy rates once facilities are fully constructed and operational and assumed a very limited default rate due to the high net worth and credit worthiness of its tenants, many of whom are expected to own larger and more expensive jets.

•

Costs associated with building facilities. Sky’s estimates of the costs associated with building and operating hangar facilities are based on current estimates for sites under development, based on Sky’s current agreements as well as costs incurred to date in the development and construction of Sky hangar facilities. Sky estimates that the approximately $160 million in net proceeds from the Bond Financing, together with the equity financing provided by the Business Combination, along with the proceeds from the sale of its Series A and Series B Preferred Units, will be adequate to fund development at the five sites included in the Projections, along with potentially additional development opportunities. Price increases for materials and labor, delays in occupancy due to construction issues, such as delays in receiving construction materials and delays in permitting approvals, together with unanticipated site conditions, could also result in increased costs.

•

Bond interest and principal payments. The terms of the Bond Financing provide for lower fixed interest rates with payments of principal due commencing in 2021 but with the majority of principal ($114.8 million) due between 2042 and 2054 with only $51.5 million due between 2032 and 2041. Sky believes that this relatively low cost fixed rate financing is a significant factor in both reducing annual interest expense compared to commercial loan rates and in reducing cash flow required to service debt service over the next 34 years.

•

Costs associated with operating facilities Costs for operations of facilities could also be adversely impacted by inflationary pressure, shortages of skilled personnel, increases in insurance premiums and other costs. Generally, the sites leased and to be leased by Sky are for lease periods running for at least 30 years with fixed rent charges, mitigating the risk of significant unanticipated increases in rental rates paid by Sky to airports and other entities managing these locations. Increased operating costs may be offset by economies of scale as Sky seeks to expand its operations. Significant increases to Sky’s costs in operating as a public company, due to costs for insurance, investor relations, accounting and legal and other services, compensation to outside directors, and other costs could also adversely impact the Projections.  As the Projections were initially prepared for purposes of the Bond Financing, and not the Business Combination, they do not account for these increased public company costs.

•

The impacts of entry of competitors. While most competition today is based on an FBO operations model, where the majority of revenues are derived from aviation fuel sales, other companies could elect to follow the Sky model and offer home-based offerings using competitive rental models to those employed by Sky. Several large FBO operators have significantly greater financial resources and operational history than Sky. Sky anticipates that other competitors would be potentially deterred by opening up competing locations at airfields then serviced by Sky due to the limitation of demand. However, competitors could be successful in converting existing locations by building competitive hangar space and by successfully competing with Sky for new hangar locations at airfields not then serviced by Sky. Accordingly, the Projections do not take into account the entry of any potential competitor into Sky’s current locations under lease.

Summary of YAC Financial Analysis

The following is a summary of the material financial analysis conducted by YAC’s management and reviewed by the Board relating to Sky. The summary set forth below does not purport to be a complete description of the financial analysis performed or factors considered by YAC nor does the order of the financial analysis described represent the relative importance or weight given to those financial analysis by the Board. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis summarized below should not be taken to be our view of the actual value of Sky.

In performing our analysis, we made numerous material assumptions with respect to, among other things, completion of development of the various proposed Sky facilities, rental rates to be paid by tenants and the speed at which the facilities are rented, costs of building facilities and operational expenses and costs, many of which are beyond the control of Sky, YAC or any other parties to the Business Combination. None of Sky, YAC or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Sky do not purport to be appraisals or reflect the prices at which Sky shares may actually be valued. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analysis are inherently subject to substantial uncertainty.

Many FBOs are privately held. In valuing Sky relative to other companies, YAC considered the transaction announced for the acquisition of Signature Aviation, an FBO which was publicly traded on the London Stock Exchange, and which was acquired in June 2021 by a consortium of private equity investors for $4.7 billion. Management compared the anticipated operating results for Sky in calendar year 2024 (which assumes ownership and operation of the initial five airfields only as discussed above with respect to the Projections) to a number of metrics based on Signature Aviation’s publicly filed financial statements in determining a valuation for Sky.

In addition, YAC’s management considered comparable valuations for companies owning real estate based on capitalization rates, which is determined by dividing earnings by the price or value of the real estate. In calculating the capitalization rates, management considered the favorable locations of the five then leased locations and also considered that unlike most real estate where competition is intense, the ability to operate long term leases at an airfield with limited space and anticipated limited competition, would suggest that Sky’s capitalization rate should be lower than other forms of real estate.

Finally, as discussed above, the Projections utilized by YAC’s management for the foregoing purposes only considered only the first five airfields in Houston, Miami, Nashville, Denver and Phoenix and did not factor in additional locations or expansion of the five locations already under lease at the time. Therefore, even if the assumptions included in the Projections prove accurate, they are not expected to be indicative of Sky’s overall future financial performance.

Sky’s business plan involves leasing, developing and operating additional sites beyond the sites considered in the analysis. Subsequent to entering into the Equity Purchase Agreement, Sky has leased an additional site and entered into a nonbinding letter of intent with respect to another.  While the number of sites ultimately leased, developed and operated by Sky will depend on various factors, including funding levels and the availability of additionally sites on attractive terms, Sky plans to eventually operate significantly more than the five sites included in the above Projections. While YAC’s financial analysis based on the Projections did not directly account for these additional sites, YAC’s management and Board considered this growth opportunity, which would be supported by the favorable terms of the Bond Financing and the proceeds of the Business Combination, as well as an experienced management team, to be valuable.

After considering the foregoing, the Board concluded, in its business judgment, that the potential benefits that it expects Yellowstone and its stockholders to achieve as a result of the Business Combination outweigh the potentially negative factors associated with the Business Combination. Accordingly, the Board, based on its consideration of the specific factors listed above, unanimously (i) determined that the Business Combination and the other transactions contemplated by the Equity Purchase Agreement are fair to, and in the best interests of, Yellowstone’s stockholders, (ii) approved, adopted and declared advisable the Equity Purchase Agreement and the transactions contemplated thereby and (iii) recommended that the stockholders of Yellowstone approve each of the Proposals.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the approval of the Business Combination Proposal.

PROPOSAL NO. 2 — THE NASDAQ PROPOSAL

In connection with the Business Combination, SHG Corporation intends to issue (subject to customary terms and conditions, including the Closing) (i) approximately 45,000,000 shares of Class B Common Stock to the Existing Sky Equityholders, (ii) 5,500,000 shares of Class A Common Stock to BOC YAC upon conversion of its Class B Units in Sky and (iii) convert all of 3,399,724 outstanding Class B Common Stock held by the Sponsor to an equal number of shares of Class A Common Stock.

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), it has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

In connection with the Business Combination, pursuant to the Equity Purchase Agreement, SHG Corporation expects to issue, as successor to YAC, Class A Common Stock and Class B Common Stock in an amount greater than 20% or more of the amount of issued and outstanding YAC Common Stock immediately prior to the issuance.

If the Required YAC Stockholder Approval is received, the Existing Sky Equityholders would own approximately 58% of the total voting power of SHG Corporation which would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of SHG Corporation than our stockholders currently hold in YAC.

In the event that this proposal is not approved by our stockholders, the Business Combination may not be consummated.

Required Vote

The consummation of the Nasdaq Proposal is conditioned upon, among other things, approval by YAC’s stockholders of the Business Combination Proposal, the Charter Proposal, and the Director Election Proposal. The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the approval of the Nasdaq Proposal.

PROPOSAL NO. 3 — THE CHARTER AND GOVERNANCE PROPOSALS

YAC’s stockholders are being asked to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which if approved would take effect upon the Closing. A copy of the A&R Certificate of Incorporation is attached hereto as Annex E. In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with SEC guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions:

●

Proposal No. 3(a): A proposal to increase the total number of authorized shares and reclassify the capital stock of SHG Corporation to [ ■ ] total shares consisting of (i) [ ■ ] shares of preferred stock, par value $0.0001 per share, (ii) [ ■ ] shares of Class A Common Stock, par value $0.0001 per share, and (iii) [ ■ ] shares of Class B Common Stock, par value $0.0001 per share (which Class B Common Stock will not convey any economic rights, but will entitle its holders to vote on all matters to be voted on by stockholders generally and otherwise have such terms and conditions as necessary to implement the Up-C structure).

●

Proposal No. 3(b): A proposal to declassify the board of directors, to provide that the SHG Corporation Board will be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class and to provide that the number of directors of SHG Corporation will be not less than [ ■ ] and not more than [ ■ ], with the then-authorized number of directors being fixed from time to time by the SHG Corporation Board within such range, which number shall initially be seven.

●	Proposal No. 3(c): A proposal to elect not to be governed by Section 203 of the DGCL.

The A&R Certificate of Incorporation differs in material respects from the Existing Certificate of Incorporation and we urge stockholders to carefully consult the full text of the A&R Certificate of Incorporation and the section of this proxy statement entitled “Description of SHG Corporation Securities.” The Charter Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved the Charter Proposal will have no effect, even if approved by YAC’s stockholders. The Governance Proposals are being presented on a non-binding advisory basis and are not conditioned on the approval of any other proposal set forth in this proxy statement.

Required Vote

The consummation of the Charter Proposal is conditioned upon, among other things, approval by YAC’s stockholders of the Business Combination Proposal. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting. Abstentions, broker non-votes and the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal.

The Governance Proposals are being presented on a non-binding advisory basis and not conditioned on the approval of any other proposal set forth in this proxy statement. Although they are non-binding and advisory, we will consider the Governance Proposals to have been approved if they receive the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Governance Proposals.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the approval of the Charter and Governance Proposals.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of YAC and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the section entitled “— Interests of Certain Persons in the Business Combination” above for a further discussion.

PROPOSAL NO. 4 — THE DIRECTOR ELECTION PROPOSAL

Upon the closing of the Business Combination, the SHG Corporation Board will consist of seven directors. Assuming the Business Combination Proposal is approved at the Special Meeting, holders of Class B Common Stock are being asked to elect seven directors to the SHG Corporation Board, effective upon the consummation of the Business Combination. The election of these directors is contingent upon the closing of the Business Combination.

Nominees

Our Board has nominated each of Tal Keinan, Josh Lobel, Alethia Nancoo, Alex B. Rozek, Lysa Leiponis, Nick Wellmon and Robert S. Rivkin to serve as our directors upon the consummation of the Business Combination, with each serving until the 2022 annual meeting of stockholders of SHG Corporation or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal. For more information on the experience of each of these director nominees, see the section entitled “SHG Corporation Management After the Business Combination” in this proxy statement.

Required Vote

If the Business Combination Proposal and the Nasdaq Proposal are not approved, the Director Election Proposal will not be presented at the Special Meeting. Approval of the election of each of the seven directors nominated in the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of Class B Common Stock cast by SHG Corporation’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. At this Special Meeting, holders of Class A Common Stock have no right to vote on the election, removal or replacement of any director. Failure to submit a proxy or to vote online at the Special Meeting and abstentions from voting will have no effect on the Director Election Proposal.

The Business Combination is conditioned upon the approval of the Director Election Proposal, subject to the terms of the Equity Purchase Agreement. Notwithstanding the approval of the Director Election Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Director Election Proposal will not be effected.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the election of each of the seven directors nominated in the Director Election Proposal.

PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL

Overview

YAC is asking its stockholders to approve by ordinary resolution and adopt the 2022 Plan and the material terms thereunder. The Board will approve the 2022 Plan, prior to the Special Meeting, subject to stockholder approval at the Special Meeting. The 2022 Plan will become effective as of the date it is adopted by the Board, subject to approval from the YAC stockholders.

The purpose of the 2022 Plan is to promote the success and enhance the value of SHG Corporation and Sky by attracting, retaining and motivating selected employees, consultants and directors of SHG Corporation and Sky through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, incentive equity unit awards (with respect to Sky) other stock or cash based awards and dividend equivalent awards. The 2022 Plan is described in more detail below. A copy of the 2022 Plan is attached to this proxy statement as Annex F.

Summary of the 2022 Plan

This section summarizes certain principal features of the 2022 Plan. The summary is qualified in its entirety by reference to the complete text of the 2022 Plan.

Eligibility and Administration

Employees, officers and consultants of ours or any parent or affiliate, including Sky, or any non-employee director of our board are eligible to receive awards under the 2022 Plan. Following the Closing, SHG Corporation is expected to have approximately [ ■ ] employees, of which [ ■ ] employees, as well as [ ■ ] non-employee directors and [ ■ ] other individual service providers, will be eligible to receive awards under the 2022 Plan on the basis of their services provided to us or any parent or affiliate, including Sky.

The 2022 Plan is administered by our board of directors which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2022 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2022 Plan, including any vesting and vesting acceleration conditions.

Shares Available for Awards

Subject to adjustments as set forth in the 2022 Plan, the aggregate number of shares of Class A Common Stock that will be available for issuance under the 2022 Plan will be equal to approximately 7% of the total outstanding fully diluted capital stock of the combined company as of the Closing Date. The maximum number of shares under the 2022 Plan that may be issued pursuant to the exercise of incentive stock options (“ISOs”) may not exceed the initial pool size. Commencing on January 1, 2022 and on each subsequent anniversary thereof (but not following the expiration date of the 2022 Plan), the Share Reserve (as defined in the 2022 Plan) shall be increased, if and to the extent approved by our board of directors, by a number of shares equal to either (i) 0.5% of the Aggregate Fully Diluted Shares (as defined in the 2022 Plan) as of such date, or (ii) such lesser amount determined by our board of directors. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued Class A Common Stock, treasury Class A Common Stock or Class A Common Stock purchased on the open market. Subject to the provisions of the 2022 Plan, any equity incentive unit issued (with respect to Sky) shall count as one share for purposes of calculating the aggregate number of shares available for issuance under the 2022 Plan.

If an award under the 2022 Plan is forfeited or expires, or is settled for cash, any shares subject to such award will, to the extent of such forfeiture, expiration, conversion or cash settlement, be available for future grants under the 2022 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2022 Plan and shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award will not reduce the shares available for grant under the 2022 Plan. However, the following shares may not be used again for grant under the 2022 Plan: (i) shares subject to stock appreciation rights (“SARs”) or other stock-settled awards that are not issued in connection with the stock settlement of the award on exercise and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the 2022 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2022 Plan.

Awards

The 2022 Plan provides for the grant of stock options, including ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, restricted stock units, or RSUs, incentive equity unit awards, SARs, and other stock or cash based awards. Certain awards under the 2022 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2022 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of Class A Common Stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock Options. Stock options provide for the purchase of shares of Class A Common Stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years (or five years in the case of ISOs granted to certain significant stockholders).

SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than 10 years.

Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of Class A Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of Class A Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.

Incentive Equity Units. Incentive units (“Incentive Units”) are awards of units of Sky that may be structured in a manner intended to constitute “profits interests” within the meaning of the relevant IRS guidance, and which may be convertible into shares of Class A Common Stock (if and to the extent authorized under Sky’s limited liability company operating agreement).

Stock Payments, Other Incentive Awards and Cash Awards. These awards include cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards or incentive awards that are paid in cash, Shares or a combination of both, which may include, without limitation, deferred stock, deferred stock units and performance awards.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Class A Common Stock and may be granted alone or in tandem with other awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents will only be paid to the extent that the vesting conditions of the underlying award are satisfied.

Vesting

Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions.

Certain Transactions

The plan administrator has broad discretion to take action under the 2022 Plan, including to make adjustments to the terms and conditions of existing and future awards, to facilitate changes in the event of certain transactions and events affecting shares of Class A Common Stock or the common units of Sky, in each case, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions, including a “change in control” of the company (as defined in the 2022 Plan). In particular, the plan administrator may: (i) adjust any or all of the number of shares or other securities of the Company or an affiliate that may be delivered in respect of awards, the terms of any outstanding award, including the number of shares or other securities subject to outstanding awards, the exercise price with respect to any award, or any applicable performance measures; (ii) provide for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and (iii) cancel any one or more outstanding awards in exchange for cash, shares, other securities, other property or any combination thereof. In the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2022 Plan and outstanding awards.

Additionally, except as otherwise provided in an award agreement, in the event of a “change in control”, the administrator may in its sole discretion provide that: (i) any award may be cancelled in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such award or realization of the holder’s rights under the vested portion of such award, as applicable (provided that, if the amount that could have been obtained is equal to or less than zero, then the award may be terminated without payment); (ii) awards shall vest and, to the extent applicable, be exercisable; (iii) awards may be assumed by, or substituted for with awards covering the stock of, the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price; (iv) awards may be adjusted in the number and type of shares and/or with respect to which awards may be granted under the 2022 Plan (including, but not limited to, adjustments on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding awards; (v) awards may be replaced with other rights or property; and/or (vi) awards will terminate and cannot vest, be exercised or become payable after the applicable event. Notwithstanding the foregoing, in the event of a “change in control”: (x) all performance goals applicable to any award granted under the 2022 Plan shall be deemed satisfied at the greater of target or actual performance at the time of such change in control and (y) any unvested award granted under the 2022 Plan that is not assumed or substituted shall automatically vest and, to the extent applicable, be exercisable as to all shares of Class A Common Stock covered thereby

No Repricing

Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Foreign Participants

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Transferability, Claw-Back Provisions and Participant Payments

With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2022 Plan are generally non-transferable, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of shares, allow shares of our Class A Common Stock that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination

Our board of directors may amend or terminate the 2022 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2022 Plan. No award may be granted pursuant to the 2022 Plan after the tenth anniversary of the earlier of (i) the date on which our board of directors adopts the 2022 Plan and (ii) the date on which our stockholders approve the 2022 Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the 2022 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted an NSO under the 2022 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the Class A Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of Class A Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss depending on how long the shares were held. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of Class A Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, depending on how long the shares were held, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss, depending on how long the shares were held. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the 2022 Plan generally follow certain basic patterns: (i) SARs are taxed and deductible in substantially the same manner as NSOs; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); (iii) incentive units generally should not be taxable upon grant or as a result of vesting, but income will generally be recognized when the incentive units are converted (following vesting) into units of Sky and are exchanged for Class A Common Stock or cash; and (iv) RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the 2022 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2022 Plan and awards granted under the 2022 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2022 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

The benefits or amounts that may be received or allocated to participants under the 2022 Plan will be determined at the discretion of the plan administrator and are not currently determinable. On [ ■ ], the Record Date, the closing price of the underlying shares of Class A Common Stock traded on Nasdaq was $[ ■ ] per share.

Required Vote

If the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal and the ESPP Proposal will not be presented at the Special Meeting. The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. The Business Combination is conditioned upon the approval of the Incentive Plan Proposal, subject to the terms of the Equity Purchase Agreement. Notwithstanding the approval of the Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the adoption of the 2022 Plan will not be effected.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the adoption of the Incentive Plan Proposal.

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Business Combination Proposal, the Nasdaq Proposal, the Charter and Governance Proposals, the Director Election Proposal or the Incentive Plan Proposal, the Board may adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will YAC seek adjournment which would result in soliciting of proxies, having a stockholder vote, or otherwise consummating a business combination after January 25, 2022, without the prior consent of the Yellowstone stockholders.

Required Vote

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter and Governance Proposals, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class, The adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter and Governance Proposals, “FOR” each of the director nominees set forth in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

OTHER INFORMATION ABOUT YAC

Introduction

YAC is a blank check company incorporated in Delaware on August 25, 2020, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Based on its business activities, YAC is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash. Although YAC is not limited to a particular industry or geographic region for purposes of consummating a business combination, YAC has focused its search for an initial business combination on companies within the consumer industry. YAC has not commenced any operations nor generated any revenue to date. YAC generates non-operating income in the form of interest income from the proceeds derived from the IPO.

IPO

The registration statement for our IPO was declared effective on October 21, 2020. On October 26, 2020, we consummated our IPO of 12,500,000 Units, at $10.00 per Unit, generating gross proceeds of $125.0 million, and incurring offering costs of approximately $7.3 million (including $6.9 million in underwriters' fees). In connection with the closing of our IPO, the Sponsor purchased 7,500,000 private placement warrants at a price of $1.00 per whole warrant to purchase 7,500,000 shares of our Class A common stock at a price of $11.50 per share. The underwriters were granted a 45-day option from the October 21, 2020 IPO to purchase up to 1,875,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 1, 2020, the underwriters' over-allotment option was exercised resulting in the purchase of an additional 1,098,898 Units, generating gross proceeds to us of $10,988,980 and offering costs of approximately $700,000 (including $600,000 in underwriting fees).

In August 2020, our Sponsor acquired 5,750,000 founder shares for an aggregate purchase price of $25,000. Prior to the initial investment in the company of $25,000 by our Sponsor, we had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of our IPO. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to us by an aggregate number of founder shares issued. Subsequently, we decreased the size of the offering and decreased the number of founder shares proportionally in the offering as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of the offering. In connection with the underwriter’s exercise of the over-allotment option on December 1, 2020, we decreased the number of founder shares to 3,399,724 shares, resulting in a purchase price of $.00735 per share of Class B common stock. Our Sponsor intends to transfer certain founder shares to each of our independent director nominees, at their original purchase price. Also in connection with the exercise of the underwriters' overallotment option, our Sponsor purchased private placement warrants at a price of $1.00 per whole warrant to purchase an additional 219,779 shares of Class A common stock at a price of $11.50 per share.

On November 16, 2020, our Sponsor transferred to BOC Yellowstone II LLC 206,250 shares of Class B common stock for no consideration. All other shares of Class B common stock are owned by our Sponsor. Our Sponsor sold to the lead investor, Glazer Capital, LLC, in our IPO a membership interest in BOC Yellowstone II LLC for a purchase price of $309,375. Upon the completion of any Business Combination, our Sponsor has agreed to transfer the 206,250 shares of Class B common stock held by BOC Yellowstone II LLC to this investor. Any Class B common stock ultimately distributed to the investor is subject to all restrictions imposed on the Sponsor, including but not limited to, waiver of redemption rights in connection with completion of any initial Business Combination and rights to liquidating distributions from the trust account if the Company fails to complete the initial Business Combination. Any shares held by such investor will be subject to the anti-dilution provisions for the Class B common stock and the impact thereof. Our Sponsor is the sole managing member of BOC Yellowstone II LLC.

Upon the closing of the IPO, $127,500,000 ($10.20 per Unit) of the net proceeds of the sale of the Units in the IPO, including proceeds of the sale of the private placement warrants, were placed in a trust account located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by us (or our management), until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the trust account to our stockholders, as described below. Upon the closing of the underwriter's over-allotment option, an additional $11,208,759.60 in proceeds from the exercise of the over-allotment and the sale of the additional private placement warrants were placed in the trust account, resulting in total funds held in the trust account of $138,716,226, inclusive of earned interest on investments held in the trust account.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of private placement warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

Transaction costs incurred in connection with the IPO amounted to $7,961,119, consisting of $2,719,780 of underwriting fees, $ 4,759,615 of deferred underwriting fees and $481,724 of other offering costs. As of September 30, 2021 $138,744,655 held in investments and cash held in the Trust Account and $865,018 of cash held outside the Trust Account available for working capital purposes.

Fair Market Value of Target Business

Nasdaq rules require that YAC’s initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of it signing a definitive agreement in connection with an initial business combination. The Board determined that this test was met in connection with the Business Combination as described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Satisfaction of the 80% Rule” in this proxy statement.

Redemption Rights

We will provide our Public Stockholders with the opportunity to redeem all or a portion of their shares of YAC Class A Common Stock upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding shares of YAC Class A Common Stock, subject to certain limitations. The amount in the Trust Account is anticipated to be approximately $10.00 per public share. The Redemption Rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

You will be entitled to receive cash for any shares of YAC Class A Common Stock to be redeemed only if you:

(i)

(a) hold shares of YAC Class A Common Stock, or (b) hold YAC Units and you elect to separate your units into the underlying shares of YAC Class A Common Stock and YAC Public Warrants prior to exercising your Redemption Rights with respect to the shares of YAC Class A Common Stock; and

(ii)

prior to 9:00 a.m., New York time, on [-], 2022 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of YAC Class A Common Stock for cash, and (b) deliver your shares of YAC Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

As noted above, holders of YAC Units must elect to separate the underlying shares of YAC Class A Common Stock and YAC Public Warrants prior to exercising Redemption Rights with respect to the shares of YAC Class A Common Stock. If holders hold their YAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the YAC Units into the underlying shares of YAC Class A Common Stock and YAC Public Warrants, or if a holder holds YAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of YAC Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the YAC Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of YAC Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of YAC Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of YAC Class A Common Stock. For illustrative purposes, as of September 30, 2021, this would have amounted to approximately $10.20 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of YAC Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of YAC Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of YAC Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that YAC instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of YAC Class A Common Stock with respect to more than an aggregate of 20% of the shares of YAC Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of YAC Class A Common Stock, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Each redemption of shares of YAC Class A Common Stock by Public Stockholders will decrease the amount in the Trust Account, which held total assets of approximately $138.7 million as of September 30, 2021, which YAC intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay deferred underwriting commissions to the underwriters of the IPO. YAC will not consummate the Business Combination if the redemption of public shares would result in YAC’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of YAC Class A Common Stock (either physically or electronically) to the Transfer Agent prior to 9:00 a.m., New York time, on [-], 2021 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, YAC will satisfy the exercise of Redemption Rights by redeeming the shares of YAC Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Holders of YAC Warrants will not have Redemption Rights with respect to the warrants.

Voting Restrictions in Connection with Stockholder Meeting

Pursuant to the Letter Agreement, our Sponsor, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our Business Combination within 15 months from the closing of our IPO. However, if our Sponsor, officers or directors acquire shares of YAC Class A Common Stock in or after our IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such YAC Class A Common Stock if we fail to complete our initial business combination within the allotted 15-month time period. As of the date hereof, our Sponsor, officers and directors own approximately 20% of the total outstanding shares of YAC Common Stock and have not purchased any shares of our Class A Common Stock.

Liquidation if No Business Combination

The Existing Certificate of Incorporation, as amended, provides that we will have only 15 months from the closing of our IPO to complete our initial business combination. If we are unable to complete our initial business combination within such 15-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no Redemption Rights or liquidating distributions with respect to YAC Warrants, which will expire worthless if we fail to complete our initial business combination within the 21-month time period.

Pursuant to the Letter Agreement, our Sponsor, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any Initial Sponsor Shares held by them if we fail to complete our initial business combination within 15 months from the closing of our IPO. YAC’s officers, directors and the Sponsor derived benefit from agreeing to such provisions in that they facilitated the marketing of the IPO, but did not receive any separate consideration for such waivers. However, if our Sponsor, officers or directors acquire public shares in or after our IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination within the allotted 15-month time period.

Also pursuant to the Letter Agreement, our Sponsor, officers and directors have agreed that they will not propose any amendment to the Existing Certificate of Incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of our IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our Public Stockholders with the opportunity to redeem their shares of YAC Class A Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If the optional Redemption Rights are exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $863,120 of proceeds held outside the Trust Account (as of September 30, 2021), although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the Trust Account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes on interest income earned on the Trust Account balance, we may request Continental Stock Transfer & Trust Company, acting as trustee, to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our IPO and the sale of the Private Placement Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our Public Stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.20. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers, directors or members of our Sponsor will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our Sponsor to reserve for cannot assure you that our Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per public share.

Furthermore, if the pro rata portion of our Trust Account distributed to our Public Stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 15 months from the closing of our IPO, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within 15 months from the closing of our IPO, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 15th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the Trust Account is remote. Further, our Sponsor may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.00 per share to our Public Stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our Public Stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend any provisions of our Existing Certificate of Incorporation (a) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of our IPO or (b) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of our IPO, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its Redemption Rights as described above. These provisions of Existing Certificate of Incorporation, like all provisions of our Existing Certificate of Incorporation, may be amended with a stockholder vote.

Facilities

Our mailing address is 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102 and our telephone number is (402) 225-6511. We can also be reached by email at contact@yellowstoneac.com. Our executive offices are provided to us by our Sponsor without charge.

Employees

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs. We do not intend to have any full-time employees prior to the consummation of the Business Combination.

Directors and Executive Officers

For a full description of the directors and executive officers, including YAC’s policies and practices related thereto, please see the section entitled “YAC Current Management and Board of Directors.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF YAC

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto and the unaudited financial statements and related notes thereto, each included elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this Proxy Statement.

Overview

We are a blank check company formed under the laws of the State of Delaware on August 25, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, our capital stock, and the planned Subsequent PIPE financing.

As indicated in the accompanying financial statements, at September 30, 2021, we had $865,018 in cash and a working capital deficit of $210,228, which includes the $1,000,000 note payable to our sponsor upon the closing of the Business Combination but excludes both prepaid income taxes and franchise taxes payable as the net amounts can be paid from the interest earned in the Trust Account and also the sums due the underwriters in our IPO upon the closing of the Business Combination. Since that date, we have and expect to continue to incur significant costs in seeking to complete our Business Combination and there can be no assurance we will be successful.

Recent Developments

On August 1, 2021, we entered into an Equity Purchase Agreement with Sky. Pursuant to the Equity Purchase Agreement, following the Closing, we will be organized in an Up-C structure, in which substantially all of the assets of the combined company will be held by Sky, and our only assets will be our equity interests in Sky. The Business Combination will be consummated subject to certain conditions as further described in the Equity Purchase Agreement.

On September 27, 2021, the Sponsor agreed to loan the Company up to $1,000,000 (the “Note”). The loan is provided to cover certain expenses related to the Business Combination. The Note bears interest at the Applicable Federal Rate for short-term notes (currently 0.17%) and is convertible into warrants upon the same terms as the Warrants. As of October 7, 2021, we had borrowed $1,000,000 from the Sponsor.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities to date have been our organizational activities, those necessary to prepare for the IPO, described below, and, after our IPO, identifying a target company for a business combination and entering into the Equity Purchase Agreement with Sky. We do not expect to generate any operating revenues until after the completion of the Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses and the costs associated with the Business Combination.

For the nine months ended September 30, 2021, we had net income of $2,800,617, of which $4,355,766 is related to the change in the fair value of the warrant liability. Our business activities from inception to September 30, 2021 consisted primarily of our formation and completing our IPO, and since the offering, our activity has been limited to identifying and evaluating prospective acquisition targets and negotiating the Equity Purchase Agreement with Sky.

For the period from August 25, 2020 (date of inception) through December 31, 2020, we had a net loss of $3,024,804, which is mainly related to the change in fair value of the warrant liability as well as formation and operating costs.

Liquidity and Capital Resources

The registration statement for our IPO was declared effective on October 21, 2020. On October 26, 2020, we consummated our IPO of 12,500,000 Units, at $10.00 per Unit, generating gross proceeds of $125.0 million, and incurring offering costs of approximately $7.3 million (including $6.9 million in underwriters' fees). The underwriters were granted a 45-day option from the October 21, 2020 IPO to purchase up to 1,875,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 1, 2020, the underwriters' over-allotment option was exercised resulting in the purchase of an additional 1,098,898 Units.

Simultaneously with the closing of the IPO, we consummated the private placement of 7,500,000 Private Placement Warrants to our sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to us of $7.5 million. In connection with the partial exercise of the underwriter's over-allotment option, our sponsor purchased an additional 219,779 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating additional gross proceeds of $219,779.

Upon the closing of the IPO, $127,500,000 ($10.20 per Unit) of the net proceeds of the sale of the Units in the IPO, including proceeds of the sale of the private placement warrants, were placed in a trust account located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by us (or our management), until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the trust account to our stockholders, as described below. Upon the closing of the underwriter's over-allotment option, an additional $11,208,759.60 in proceeds from the exercise of the over-allotment and the sale of the additional private placement warrants were placed in the trust account, resulting in total funds held in the trust account of $138,716,226, inclusive of earned interest on investments held in the trust account.

As of September 30, 2021, we had cash and marketable securities held in the trust account of $138,742,756, consisting of U.S. treasury securities with a maturity of 185 days or less. Investment income on the trust account may be used by us to pay taxes. Through September 30, 2021, we did not withdraw any funds from the investment income on the trust account.

For the nine months ended September 30, 2021, cash used in operating activities was $1,228,777, consisting of operating costs. For the period from August 25, 2020 (date of inception) through December 31, 2020, cash used in operating activities was $708,213, consisting of formation and operating costs. The investment earned on cash and marketable securities held in the trust account are not available for operations, except for the payment of taxes.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less deferred underwriting commissions) to complete our Business Combination. We may withdraw interest to pay taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance Sky’s operations and pursue its growth strategies.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2021.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

The underwriters are entitled to a deferred fee of $0.35 per unit, or $4,759,615 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete the Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Net Income Per Common Share

Net income per share of common stock is computed by dividing net income by the weighted average number of common shares outstanding during the period. We apply the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

As of September 30, 2021, we had outstanding warrants to purchase of up to 14,519,228 shares of Class A common stock. The weighted average of these shares was excluded from the calculation of diluted net income per share of common stock since the exercise of the warrants is contingent upon the occurrence of future events. As of September 30, 2021, we did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in our earnings. As a result, diluted net income per common share is the same as basic net income per common share for the period.

Warrants Liability

We account for the warrants in accordance with the guidance contained in Accounting Standards Codification 815 (“ASC 815”), “Derivatives and Hedging”, under which the warrants do not meet the criteria for equity treatment and must be recorded as derivative liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the warrants are exercised, and any change in fair value is recognized in our statement of operations. The fair value of the Private Placement Warrants and the Public Warrants issued in connection with the Public Offering have been measured based on the listed market price of such Warrants.

Redeemable Shares of Class A Common Stock

All of the 13,598,898 shares of Class A common stock sold as parts of the Units in the Public Offering contain a redemption feature. In accordance with the Accounting Standards Codification 480-10-S99-3A (“ASC 480”), “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company classifies all shares of Class A common stock as redeemable.

Recently issued accounting pronouncements not yet adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated on a regular basis or if a Business Combination is completed where the impact could be material.

OTHER INFORMATION ABOUT SHG CORPORATION

Overview

SHG Corporation is an aviation infrastructure development company building the first nationwide network of Home-Basing Solutions (“HBS”) for business aircraft. SHG Corporation develops, leases and manages general aviation hangars across the United States, targeting airfields in the largest growth markets with significant aircraft populations and high hangar demand. SHG Corporation’s HBS campuses feature exclusive private hangars and a full suite of dedicated services specifically designed for home-based aircraft.

As the fleet of private jets in the United States continues to grow, with recent new aircraft deliveries exceeding retirements, demand for hangar space is at a premium in part because the new jets require larger square footage of hangar space and the pace of new hangar construction has lagged behind the demand. The cumulative square footage of the business aircraft fleet in the United States increased 42% between 2010 and 2020. Moreover, over that same period, there was a 70% increase in the square footage of larger private jets – those with greater than a 24-foot tail height. The larger footprint aircraft impose stacking challenges and constraints in the traditional shared or community hangars operated by fixed-base operators (“FBO”). The addition of winglets (the vertical extensions on aircraft wingtips) on most modern business jets effectively eliminates wing-over-wing storage. Aircraft hangars are in high demand and short supply, with some airports compiling waiting lists that can exceed several years.

The Company’s scalable business strategy addresses the increased imbalance between the supply and demand of private jet storage, including the lack of hangar facilities able to accommodate larger aircraft, by growing its portfolio of HBS campuses at key airports across the United States. SHG Corporation targets airports with excess demand for private hangar space, typically near metropolitan areas, which include both established and growing markets. The Company intends to capitalize on the existing hangar supply constraints, particularly for high-end tenants, where the current FBO hangar space may become obsolete and generally above capacity at major United States airports.

In contrast with community hangars and other facilities provided by FBOs, the HBS campuses offered by SHG Corporation provide the following features and services:

•	private hangar space for exclusive use of the tenant;

•	adjoining private lounge and office suites;

•	dedicated line crews and services;

•	climate control to mitigate condensation and associated corrosion;

•	features to support in-hangar aircraft maintenance;

•	no-foam fire suppression;

•	customized software to provide security, control access and monitor hangar space; and

•	fuel provided at cost or minimal margin.

SHG Corporation uses a standard set of proprietary prototype hangar designs, which are intended to lower construction costs, minimize development risk, expedite permit issuance, and facilitate the implementation of refinements across its portfolio. Hangar features include:

•	ability to accommodate heavy business jets in single configuration, medium jets in twin or triplet configuration, or light jets in multi-configuration;

•

compliance with National Fire Protection Association (“NFPA”) 409 Group III fire code, eliminating foam fire protection systems, resulting in lower construction costs and operating expenses, as well as eliminating accidental foam discharges and the resultant negative effects on aircraft maintenance and resale value;

•	high-voltage, compressed air, industrial drainage and impervious floors that support in-hangar maintenance and inspections; and

•	control through smartphone application.

SHG Corporation’s product strategy aims to attract tenants with exclusive access to their aircraft, minimize the risk of damage to aircraft, provide increased access, security and control, facilitate maintenance, and improve pre-flight and post-flight convenience. In addition, the Company offers preferred fuel rates at its facilities, which are intended to provide tenants with operating savings without any minimum uplift requirements. The Company believes these products and services distinguish it from the FBO facilities and provides owners and operators an alternative to “community hangars,” giving SHG Corporation a competitive advantage in the industry.

FBOs serve the general aviation segment of the air transportation industry. Local airport authorities own the airport properties and grant FBO operators a long-term ground lease that includes the right to provide fueling and other services. Fueling services provide the majority of an FBO’s revenue and gross margin, which can vary significantly from year to year. FBOs also traditionally have significant operating expenses and can have capacity utilization restraints.

SHG Corporation’s HBS model also serves the general aviation segment of the air transportation industry on long-term ground leases from local airport authorities where SHG Corporation develops HBS campuses. Unlike FBOs, hangar rents, as opposed to fueling, are expected to comprise the vast majority of SHG Corporation’s revenue and gross margin. In addition, the HBS model requires fewer line service personnel and lower operational expenses than an FBO because only based, rather than transient, aircraft are accommodated. SHG Corporation believes this more stable, predictable HBS model lends itself to more efficient, long-term debt costs and enables the Company to capitalize on the industry growth opportunities.

SHG Corporation believes demand for HBS services will be driven broadly by economic activity in the United States and the increased level of general aviation flight activity as well as continued demand for larger, more accommodating and appropriate private hangar space. The sustained impact of COVID-19, however, could have a material adverse effect on the results of operations, financial condition, and liquidity of SHG Corporation. Further, the decrease in commercial flights, opened the door for an increase in new private jet passengers. The discovery by first-time flyers in the convenience, control and comfort of general aviation has caused a shift in consumer behavior.

While private aircraft use generally was not affected to the extent of commercial aviation, and some private aircraft clients may continue to use that mode of aviation following the pandemic, preferences for air travel and specifically general aviation are unknown and may change following COVID-19. See “Risk Factors – The aviation industry generally, and the business of Sky specifically, have been and may continue to be materially adversely affected by the global COVID-19 pandemic.”

Tax Exempt Senior Bond Issuance

On September 14, 2021, SHG Corporation’s subsidiary, Sky Harbour Capital LLC, closed a $166.34 million financing through the sale of Series 2021 private activity tax-exempt senior bonds through a municipal conduit issuer, Public Finance Authority (Wisconsin). The bond issuance consisted of unrated senior fixed tax-exempt bonds with three term maturities (2036, 2041 and 2054) with an average life principal amortization of 24 years. The term bonds were priced to yield 3.80% (2036), 4.00% (2041) and 4.25% (2054). The use of proceeds from this issuance, together with proceeds from the sale of the $55 million of SHG Corporation Series B Preferred Units to BOC YAC, were used, in part, to fund a construction escrow account for Sky’s development program at five airports consisting of 8 existing hangars and 73 new hangars in various phases located at Miami-Opa Locka Executive Airport, Sugar Land Regional Airport, Nashville International Airport, Centennial Airport and Phoenix Deer Valley Airport and to repay all existing indebtedness at Sky.

The PABs are obligations of all the operating subsidiaries of Sky Harbour Capital LLC, the borrower subsidiary of Sky. The PABs are senior secured obligations with a collateral package that includes the leasehold improvements, ground leases and tenant leases of Sky financed with such bonds. There are financial covenants that restrict the ability to make cash distributions to Sky and, thus, may limit the ability to distribute dividends in the future. Failure to meet financial and other covenants under the PABs master and bond indenture, if not cured, may lead to an acceleration of the debt and foreclosure on Sky’s main operating assets.

Investment Criteria

SHG Corporation seeks to develop its HBS hangar campuses on long-term ground leases (or sub-leases thereof) at airports serving metropolitan centers across the United States. Airports are selected on the basis of numerous factors, including, among others:

•	existing hangar rents and fuel prices;
•	levels of excess demand for hangar space at neighboring airports;
•	data on repositioning operations to and from the target airport;
•	suitability of available land; and
•	estimated development budgets and pro forma financials.

Initial Portfolio

Facility	Status	Scheduled Construction Start	Scheduled Completion Date	Estimated Total Construction Cost ($mm)	Hangars	Square Footage
SGR Phase I	Complete	Complete	Complete	$10.5	7	66,080
SGR Phase II	Predevelopment	April 2023	July 2024	$8.7	6	56,580
OPF Phase I	In Construction	August 2021	November 2022	33.2	12	160,488
OPF Phase II	Predevelopment	August 2022	November 2023	20.9	7	93,370
BNA	In Construction	July 2021	October 2022	26.8	10	149,602
DVT Phase I	In Design	April 2022	October 2023	20.8	8	112,000
DVT Phase II	Predevelopment	May 2023	August 2024	19.3	10	105,000
APA Phase I	In Design	January 2022	April 2023	26.4	12	126,330
APA Phase II	Predevelopment	August 2023	November 2024	21.2	9	102,210
Total				$187.8	81	971,660

The table below presents certain information with respect to Sky’s portfolio that will be in place immediately following the Business Combination.

●	Sugar Land Regional Airport, Sugar Land, TX (Houston area);
●	Miami-Opa Locka Executive Airport, Opa-Locka, FL (Miami area);
●	Nashville International Airport, Nashville, TN;
●	Centennial Airport, Englewood, CO (Denver area); and
●	Phoenix Deer Valley Airport, Phoenix, AZ.

SHG Corporation’s current facilities include seven recently constructed hangars at the Sugar Land site and an existing hangar at the Nashville site, which amount to approximately 66,000 square feet and 27,000 square feet, respectively, of rentable space. In addition, SHG Corporation has additional facilities that are not yet acquired or constructed, including proposed improvements at the Sugar Land and Nashville sites, as well as at the Miami Opa-Locka site, the Centennial site and the Deer Valley site, at which there are no existing facilities.

Each facility is expected to consist of clusters of between nine and 22 hangars at each site. On average, each hangar provides 12,000 square feet of hangar space and 1,600 square feet of office space. Once completed, the facilities are expected to total 81 hangars on 81 acres of ground leases, with an infrastructure of over 970,000 square feet expected to be completed in the next five years.

SHG Corporation intends to lease each respective facility to one or more tenants, who will use all or a portion of such facility for general aviation aircraft storage and related uses and other businesses permitted under the respective ground leases and will pay rent and other charges derived from HBS activity on the respective sites to SHG Corporation pursuant to a sublease.

Sugar Land Site

The Airport. Sugar Land Regional Airport (“SGR”) is located approximately 20 miles southwest of the Houston central business district. The airport is owned by the City of Sugar Land and is situated on 622 acres. SGR is a publicly-owned, public-use general aviation facility, and it is included in the Federal Aviation Administration’s (“FAA”) National Plan of Integrated Airport Systems (“NPAIS”).

SGR is designated as a “reliever airport” for George Bush Intercontinental Airport (“IAH”) and William P. Hobby International Airport (“HOU”) in Houston. Twenty-two companies on the 2020 Fortune 500 list are headquartered in the Houston metro area.

According to the 2018 Texas Aviation Economic Impact Study, a significant portion of SGR activity is attributable to itinerant operations by business jet aircraft. SGR is home to seven on-airport businesses that offer services such as FBO amenities, aircraft maintenance, and avionics. The most frequent general aviation operations at SGR involve business and charter flights, flight instruction, recreational flying and law enforcement.

Sugar Land Site Facilities. The total development will consist of 13 individually leased NFPA Group III hangars, with a combined leasable area of 122,660 square feet situated within three buildings. The first phase is divided into seven private hangars, which were completed in December 2020. The second phase plans to include six private hangars. All hangars feature 28’-high doors and include 480-, 240- and 120-volt electrical outlets to allow for routine maintenance. The Sugar Land ground lease provides that, if construction of the second phase is not commenced by October 15, 2022, the ground lease with parcels comprising the second phase project site will automatically terminate.

Sugar Land Facilities Construction Project. The total cost of the Sugar Land facilities is estimated to be approximately $19.2 million, of which $10.5 million is the recently completed facilities and $8.7 million is the expected cost of the facilities in the second phase.

Sugar Land Tenant Leases/LOIs. Currently, the Sugar Land development has one executed lease, comprising approximately 43% of the first phase leasable area, and 23% of the combined phases’ leasable area. The lease commenced December 3, 2020 for a five-year term. The remaining hangar units currently are being marketed for lease.

General Airport Facilities. General airport facilities at SGR include an 8,000-foot primary runway, as well as fuel services, aircraft storage in hangars, and tie-down parking. SGR includes United States Customs facilities.

Based Aircraft. The following table shows based aircraft data at SGR:

Based Aircraft
SGR

Aircraft Type	Total

Jet	39
Multi-Engine	18
Single Engine	101
Helicopters	3
Total	161

________________________________

Sources: Jet data from JETNET as of 2021. All other data as of 2017 from Sugar Land Master Plan.

Aircraft Operations. Between 2018 and 2019, SGR experienced a 10.07% increase in overall operations. Total general aviation operations increased 3.36%, and local civil operations increased 25.24%. The effects of the COVID-19 pandemic can be seen in the change from 2019 to 2020: total operations at SGR decreased 10.75%, general aviation declined 14.10%, and civil operations declined 4.51%. The significant increase in projected operations from 2020 to 2021 is largely attributable to the fact that the FAA Terminal Area Forecast (“TAF”) forward-looking data was produced prior to the pandemic, and does not consider its ongoing effects. As illustrated in the table on the following page, growth is projected in overall operations through 2037.

HISTORICAL AND PROJECTED AIRCRAFT OPERATIONS
SGR

	Itinerant Operations					Local Operations
Fiscal Year	Air Carrier	Air Taxi & Commuter	General Aviation	Military	TOTAL	Civil	Military	TOTAL	TOTAL OPS
2018	12	6,492	39,343	140	45,987	21,642	62	21,704	67,691
2019	0	6,577	40,663	114	47,354	27,105	50	28,459	75,813
2020	0	5,502	34,931	153	40,586	25,882	34	25,916	66,502
2021*	0	6,871	41,574	138	48,583	29,863	58	29,921	78,504
2022*	0	6,939	41,575	138	48,652	29,924	58	29,982	78,634
2023*	0	7,008	41,576	138	48,722	29,985	58	30,043	78,765
2024*	0	7,077	41,577	138	48,792	30,046	58	30,104	78,896
2025*	0	7,148	41,578	138	48,864	30,107	58	30,165	79,029
2026*	0	7,220	41,579	138	48,937	30,168	58	30,226	79,163
2027*	0	7,292	41,580	138	49,010	30,229	58	30,287	79,297
2028*	0	7,365	41,581	138	49,084	30,290	58	30,348	79,432
2029*	0	7,438	41,582	138	49,158	30,352	58	30,410	79,568
2030*	0	7,512	41,583	138	49,233	30,414	58	30,472	79,705
2031*	0	7,587	41,584	138	49,309	30,476	58	30,534	79,843
2032*	0	7,662	41,585	138	49,385	30,538	58	30,596	79,981
2033*	0	7,738	41,586	138	49,462	30,600	58	30,658	80,120
2034*	0	7,815	41,587	138	49,540	30,662	58	30,720	80,260
2035*	0	7,892	41,588	138	49,618	30,724	58	30,782	80,400
2036*	0	7,970	41,589	138	49,697	30,786	58	30,844	80,541
2037*	0	8,049	41,590	138	49,777	30,848	58	30,906	80,683

_____________________________________________________________

Sources: Historic data derived from FAA Operations Network (“OPSNET”).

* Forecast data via FAA TAF.

Regional Airport Competition. Within a 30-mile radius from SGR, there are five alternate locations accommodating business jet service and offering a minimum runway length of 5,000 feet, as described in the following paragraphs.

HOU is a commercial and general aviation airport located approximately seven miles southeast of downtown Houston. Currently, 12 commercial airlines serve HOU, and it is Houston’s second busiest airport, after IAH, ranked 34th in the nation for passenger traffic. Operated by the City of Houston Department of Aviation, HOU is located within the city limits of Houston, Texas, and the boundary of Harris County, Texas. General aviation is a very active sector at HOU, with general aviation services provided by five FBOs: Signature Flight Support, Jet Aviation, Million Air Houston, Atlantic Aviation and Wilson Air Center.

Ellington Field (“EFD”) is a public-use, general aviation reliever facility located in Harris County, Texas, 18 miles east of Houston. EFD offers one museum and nine on-airport businesses, which offer services such as FBO amenities through Signature Flight Support, military training, and flight instruction. The most frequent general aviation operations at EFD include flight instruction, recreational flying, medical transport, search and rescue, law enforcement, powerline and pipeline patrols, military exercises, and business flights. With close proximity to Johnson Space Center, EFD supports activities affiliated with the National Aeronautics and Space Administration, and it is home to the Ellington Field Joint Reserve Base. In addition, the airport is home to the Houston Spaceport, the nation’s 10th licensed commercial spaceport.

Houston Executive Airport (“TME”) is the region’s newest airport, located in Waller County, Texas, approximately 15 miles southeast of downtown Houston. TME is a public-use, general aviation facility that is privately-owned and operated. The airport has 10 large community hangars, 60 individual plane hangars and a control tower. The airport currently does not have a customs facility and is served by a single FBO, Henricksen Jet Center.

Houston Southwest Airport (“AXH”) is a privately-owned, public-use, general aviation facility located 15 miles southwest of Houston’s central business district. The airport offers ten on-airport businesses, which offer services such as the airport-owned FBO and business amenities, flight instruction, aircraft maintenance, and medical transport. The most frequent general aviation operations at AXH include recreational flying, business flying, charter flights, flight instruction, aerial photography, law enforcement, utility patrols, and medical transport. There are 24 hangars on the field, ranging in size from 3,500 square feet to 17,000 square feet. In addition, there are 39 T-hangars available for single engine aircraft through small twin-engine aircraft.

David Wayne Hooks Memorial Airport (“DWH”) is privately-owned, medium-sized, primarily general aviation airport near the city of Tomball in unincorporated Harris County, Texas. It is located approximately 23 miles northwest of Houston’s central business district and approximately ten miles northwest of IAH. DWH is a public-use, general aviation facility and FBO services are provided by Gill Aviation.

Based Aircraft—Regional Airports. The following chart identifies the latest available information on the number of based aircraft at SGR and each of the alternate airports described above.

Aircraft Based on the Field
at SGR and Alternatives

Location	Single Engine	Multi Engine	Jet*	Helicopters	Military	Total
Houston Hobby (HOU)**	35	37	184	12	0	268
Ellington Field (EFD)**	32	8	15	0	25	80
Houston Executive (TME)**	62	25	25	0	0	112
Houston Southwest (AXH)**	20	2	0	3	0	25
David Wayne Hooks (DWH)**	117	14	23	0	0	154
Sugar Land Regional (SGR)	101	18	39	3	0	161
TOTAL	367	104	286	18	25	800
SGR as a % of Total	28%	17%	14%	17%	0%	20%

__________________________

Source: JETNET and AirNav.

* Jet data current as of 2021 from JETNET.

** AirNav data current as of 2020.

On-Airport Hangar Services Competition. As the sole FBO onsite at SGR, GlobalSelect is the primary competition for SHG Corporation Sugar Land. Western Airways, also located on-airport, has maintenance hangars onsite, and can accommodate short-term hangar rentals without FBO services until space becomes available with GlobalSelect.

Opa-Locka Site

The Airport. Miami-Opa Locka Executive Airport (“OPF”) in Opa-Locka, Florida, is located approximately ten miles north of the Miami central business district, 16 miles from Miami Beach and seven miles from Miami International Airport (“MIA”). OPF, a publicly-owned, public-use general aviation facility, is owned by Miami-Dade County, operated by the Miami-Dade Aviation Department and situated on 1,810 acres.

According to Miami-Dade County, the Miami Airport System consists of five active airports, with OPF being the largest general aviation airport in the system and designated as a reliever to MIA. Notably, OPF ranks seventh in the FAA’s Top Ten Airports for Domestic Business Jet Operations, with 45,480 domestic business jet operations during the period March 2020 through April 2021.

Miami-Opa Locka Site Facilities. The Miami-Opa Locka facilities are planned to be constructed in two phases and in total are expected to consist of 19 individually-leased NFPA Group III hangars comprising 253,858 total square feet. Each hangar is approximately 13,374 square feet, which can accommodate the various ultra-long-range jets and include 480-, 240- and 120-volt electrical outlets to allow for routine maintenance. Every hangar includes a ramp area for aircraft startup and shutdown in front of the hangar doors. Car parking is included in the hangar space. The adjoining office space includes high-end finishes with a kitchen, storage and a bathroom with showers. Each unit is assigned adjacent outdoor parking, as well.

Miami-Opa Locka Facilities Construction Project. The total cost of the Miami-Opa Locka facilities is estimated to be approximately $54 million. Construction on the first phase of the Miami-Opa Locka facilities began in August 2021, and the second phase is in predevelopment.

Sky Opa Locka Tenant Leases/LOIs. Currently, five letters of intent (“LOI”) and three leases have been executed with respect to the first phase and a fourth lease is in currently in agreed form pending execution. The remaining hangar units comprising the second phase currently are being marketed for lease.

General Airport Facilities. Facilities at OPF include three runways. All three runways are served by full-length paved parallel taxiways. Other facilities at OPF include hangars and tie-downs for aircraft parking and fuel services.

Based Aircraft. According to May 2018 FAA data, the airport accommodated 66 based aircraft. The following table shows based aircraft data at OPF:

Based Aircraft
OPF

Aircraft Type	Total

Jet	171
Multi-Engine	13
Single Engine	35
Military	5
Helicopters	3
Total	227

_________________________________

Sources: Jet data from JETNET as of 2021. All other data as of 2018 from AirNav.

Aircraft Operations. Between 2018 and 2019, OPF experienced a 10.31% increase in overall operations. Total general aviation operations increased 3.94%, and local civil operations increased 25.72%. The effects of the COVID-19 pandemic can be seen in the change from 2019 to 2020: total operations at OPF decreased 20.81%, general aviation declined 19.97%, and civil operations declined 32.41%. The significant increase in projected operations from 2020 to 2021 is largely attributable to the fact that TAF forward-looking data was produced prior to the pandemic, and does not consider its ongoing effects. As illustrated in the table on the following page, nominal growth is projected in overall operations through 2037.

HISTORICAL AND PROJECTED AIRCRAFT OPERATIONS
OPF

	Itinerant Operations					Local Operations
Fiscal Year	Air Carrier	Air Taxi & Commuter	General Aviation	Military	TOTAL	Civil	Military	TOTAL	TOTAL OPS
2018	69	12,036	85,551	5,195	102,851	47,631	3,685	51,316	154,167
2019	76	13,982	88,923	4,767	107,748	59,882	2,437	62,319	170,067
2020	47	15,374	71,164	4,833	91,418	40,476	2,789	43,265	134,683
2021*	85	13,556	92,145	4,887	110,673	65,239	2,909	68,148	178,821
2022*	85	13,814	92,606	4,887	111,392	65,255	2,909	68,164	179,556
2023*	85	14,074	93,069	4,887	112,115	65,271	2,909	68,180	180,295
2024*	85	14,337	93,534	4,887	112,843	65,287	2,909	68,196	181,039
2025*	85	14,609	94,002	4,887	113,583	65,303	2,909	68,212	181,795
2026*	85	14,889	94,472	4,887	114,333	65,319	2,909	68,228	182,561
2027*	85	15,174	94,944	4,887	115,090	65,335	2,909	68,244	183,334
2028*	85	15,463	95,418	4,887	115,853	65,351	2,909	68,260	184,113
2029*	85	15,758	95,895	4,887	116,625	65,367	2,909	68,276	184,901
2030*	85	16,067	96,375	4,887	117,414	65,383	2,909	68,292	185,706
2031*	85	16,378	96,857	4,887	118,207	65,399	2,909	68,308	186,515
2032*	85	16,691	97,342	4,887	119,005	65,415	2,909	68,324	187,329
2033*	85	17,011	97,829	4,887	119,812	65,431	2,909	68,340	188,152
2034*	85	17,336	98,318	4,887	120,626	65,447	2,909	68,356	188,982
2035*	85	17,667	98,810	4,887	121,449	65,463	2,909	68,372	189,821
2036*	85	18,008	99,304	4,887	122,284	65,479	2,909	68,388	190,672
2037*	85	18,357	99,800	4,887	123,129	65,495	2,909	68,404	191,533

________________________________

Sources: Historic data derived from FAA OPSNET.

* Forecast data via FAA TAF.

Regional Airport Competition. The following four airports, each accommodating business jet service and providing a minimum runway length of 5,000 feet, have been identified as alternate locations within the OPF service area.

MIA is operated by the Miami-Dade Aviation Department and is the property of Miami-Dade County. MIA now offers more flights to Latin America and the Caribbean than any other United States airport, is the United States’ third-busiest airport for international passengers, with over 80 airlines serving 150 destinations, and is the nation’s top airport for international freight. MIA is also the leading economic engine for Miami-Dade County and the State of Florida. MIA’s vision is to grow from a recognized hemispheric hub to a global airport of choice that offers customers a world-class experience and an expanded route network with direct passenger and cargo access to all world regions. Signature Flight Support is the only FBO onsite at MIA, offering a 20,000-square foot community hangar. No private hangar space is available.

Miami-Executive Airport (“TMB”) is a public airport in unincorporated Miami-Dade County, Florida, 13 miles southwest of downtown Miami. TMB is operated by the Miami-Dade Aviation Department and is a designated reliever airport for MIA. TMB’s property is composed of 1,360 acres and includes three active runways. Facilities at TMB include FBOs, T-hangar bays, business hangars, an aviation museum and office space. TMB also has a Customs and Border Patrol facility to service international traffic. Among TMB’s major tenants are several aircraft maintenance businesses, FBOs, air taxi/charter operators and flight schools. With its on-site aviation-related schools and the airport’s proximity to businesses in the South Florida region, TMB has a significant amount of flight training, business and charter operations. The airport includes three FBOs: Reliance Aviation, Signature Flight Support and Air Sal Aviation. No private hangar space is available among the FBOs at TMB, and certain community hangars cannot accommodate larger aircraft.

Fort Lauderdale-Hollywood International Airport (“FLL”) is in unincorporated Broward County, Florida, located in Fort Lauderdale, 21 miles north of Miami. FLL is one of the fastest-recovering U.S. airports, with passenger traffic approaching 2019 pre-pandemic levels. Despite the impact of COVID-19 on the aviation industry in 2020, FLL ranked 6th in total passenger traffic recovery and 4th in international traffic recovery amongst U.S. airports. In 2020, the airport served 16.5 million passengers. In 2019, FLL ranked 18th in total traffic and 10th in total international traffic among U.S. airports. The airport lacks any vacant developable land, providing significant barriers to entry. There are four FBOs at FLL: Jetscape, Sheltair, National Jets and Signature Flight Support. Among these, Sheltair offers a private 15,000-square foot hangar, which is fully occupied.

Palm Beach International Airport (“PBI”) is located 2.5 miles west of downtown West Palm Beach and 3.5 miles west of Palm Beach. PBI serves both air commercial airlines and general aviation aircraft. The airport has a 24-hour control tower and a U.S. Customs & Immigration port of entry facility. PBI’s general aviation interest is served by three full service FBOs: Atlantic Aviation, JetAviation and Signature Flight Support. Available hangar space is limited to community hangars.

Based Aircraft—Regional Airports. The following chart identifies the latest available information on the number of aircraft based at OPF and alternative general aviation airports in OPF’s service area.

Aircraft Based on the Field
OPF and Alternatives

Location	Single Engine	Multi Engine	Jet*	Helicopters	Military	Total
Miami International (MIA)**	0	13	6	0	0	28
Miami Executive (TMB)**	104	17	41	6	3	135
Fort Lauderdale-Hollywood International (FLL)***	23	13	87	1	0	111
Palm Beach International (PBI)***	7	10	121	13	1	196
Miami-Opa Locka Executive (OPF)*	35	13	17	3	5	227
TOTAL	169	66	426	23	9	693
OPF as a % of Total	21%	20%	40%	113%	56%	33%

_____________________________________

Source: JETNET and AirNav.

* Jet data current as of 2021 from JETNET.

** AirNav data current as of 2018.

*** AirNav data current as of 2021.

On-Airport Hangar Services Competition. The existing stock of hangar space at OPF comprises approximately 266,000 square feet of space, with an additional 350,000 square feet of new construction hangar space planned. There are six large, nested T-Hangar rows on the airport, capable of storing 99 aircraft. Aside from the proposed SHG Corporation Miami-Opa Locka development, no private hangar space is available at OPF.

Nashville Site

The Airport. Nashville International Airport in Nashville, Tennessee (“BNA”) is the primary commercial air service facility serving the Nashville metropolitan area and is the largest airport in the State of Tennessee. As the only medium hub in the region, BNA serves as the primary commercial service airport for the air service area. BNA is one of the nation’s fastest-growing airports. The combination of Nashville’s robust economy and business and tourism appeal led to seven successive years of often double-digit growth, which ended with 18.3 million passengers that passed through the airport in 2019.

Nashville Site Facilities. SHG Corporation obtained lease rights to 15.15 acres of land at BNA. The facilities at BNA plan to consist of nine individually-leased NFPA Group III hangars comprising 122,400 total square feet. The SHG Corporation Nashville campus also includes an existing facility, Hangar 14, with an area of 27,202 square feet. Groundbreaking on the new facilities at BNA occurred in July 2021.

Each of the hangars includes a ramp area for aircraft startup and shutdown in front of the hangar doors. Car parking is included in the hangar space, which can accommodate multiple cars. The adjoining office space includes high-end finishes with a kitchen, storage and a bathroom with a shower. Each unit is also assigned adjacent outdoor parking. The hangars are rented on long-term (3-5 year) leases, with SHG Corporation Nashville including its own line crew and ground service equipment. SHG Corporation will offer fuel at a negotiated discounted price for its tenants.

Nashville Facilities Construction Project. The total cost of the Nashville facilities is estimated to be approximately $27 million. A construction contract has been awarded for the Nashville facilities.

SHG Corporation Nashville Tenant Leases/LOIs. Currently, SHG Corporation has an executed lease for 100% of Hangar 14, the existing facility at BNA. The subtenant, one of the largest charter operators in the United States with locations at 20 airports, is currently operating out of the hangar facility. The lease commenced January 1, 2021 for a three-year term, with one 3-year renewal option, and includes a preferred fuel rate based on Sky Harbour’s participation in the airport’s fuel consortium. The in-place lease reflects approximately 18% of the overall leasable area of the facilities at BNA. The remaining hangar units currently are being offered for lease. Discounted fuel will be offered to the Nashville tenants.

General Airport Facilities. BNA has four runways, the longest of which is 11,030 feet. Berry Field Air National Guard Base is located on the premises of BNA, and since 1937, it has hosted the 118th Airlift Wing.

Based Aircraft. According to 2019 Tennessee Aviation System Plan data, BNA accommodated 113 based aircraft, as summarized in the following table:

Based Aircraft
BNA

Aircraft Type	Total

Jet	62
Multi-Engine	15
Single Engine	16
Helicopters	1
Military	21
Total	115

__________________________________

Sources: Jet data from JETNET as of 2021. All other data from 2019 Tennessee Aviation System Plan data.

Aircraft Operations. Between 2018 and 2019, BNA experienced a 7.51% increase in overall operations. Total general aviation operations increased 0.25%. The effects of the COVID-19 pandemic can be seen in the change from 2019 to 2020: total operations at BNA decreased 30.47% and general aviation declined 27.89%. Civil operations saw 26 total operations, where previously there had been none. The significant increase in projected operations from 2020 to 2021 is largely attributable to the fact that TAF forward-looking data was produced prior to the pandemic, and does not consider its ongoing effects.

As illustrated in the table below, growth in overall operations through 2037 is projected to range from 2.21% to 2.82%, averaging 2.48%. Actual 2019 FAA data for general aviation operations at BNA indicate that 15.7% of the airport’s operations were dedicated to iterant and based general aviation. This is typical for a commercial hub, as 71% of total operations for 2019 were attributable to air carrier operations.

HISTORICAL AND PROJECTED AIRCRAFT OPERATIONS
BNA

	Itinerant Operations					Local Operations
Fiscal Year	Air Carrier	Air Taxi & Commuter	General Aviation	Military	TOTAL	Civil	Military	TOTAL	TOTAL OPS
2018	147,743	31,084	36,874	2,845	218,546	0	0	0	218,546
2019	167,153	27,607	36,966	3,238	234,964	0	0	0	234,964
2020	114,102	19,975	26,658	2,604	163,339	26	0	26	163,365
2021*	189,369	26,668	37,834	3,019	256,890	0	0	0	256,890
2022*	197,614	25,294	38,211	3,019	264,138	0	0	0	264,138
2023*	206,176	23,376	38,592	3,019	271,163	0	0	0	271,163
2024*	213,300	23,089	38,977	3,019	278,385	0	0	0	278,385
2025*	220,070	23,298	39,366	3,019	285,753	0	0	0	285,753
2026*	226,858	23,509	39,759	3,019	293,145	0	0	0	293,145
2027*	233,714	23,723	40,156	3,019	300,612	0	0	0	300,612
2028*	240,738	23,940	40,557	3,019	308,254	0	0	0	308,254
2029*	247,771	24,159	40,962	3,019	315,911	0	0	0	315,911
2030*	254,862	24,381	41,371	3,019	323,633	0	0	0	323,633
2031*	262,093	24,606	41,784	3,019	331,502	0	0	0	331,502
2032*	269,427	24,833	42,201	3,019	339,480	0	0	0	339,480
2033*	276,790	25,062	42,622	3,019	347,493	0	0	0	347,493
2034*	284,162	25,293	43,047	3,019	355,521	0	0	0	355,521
2035*	291,581	25,527	43,477	3,019	363,604	0	0	0	363,604
2036*	299,106	25,764	43,911	3,019	371,800	0	0	0	371,800
2037*	306,632	26,003	44,349	3,019	380,003	0	0	0	380,003
____________________________________________

Sources: Historic data derived from FAA OPSNET.

* Forecast data via FAA TAF.

Regional Airport Competition. Primary alternate airports to BNA, which accommodate business jet service and provide a minimum runway length of 5,000 feet, include Smyrna Rutherford County Airport (“MQY”), John C. Tune Airport (“JWN”), Lebanon Municipal Airport ( “M54”), Music City Executive Airport (“XNX”) and Murfreesboro Municipal Airport (“MBT”).

MQY is located 12 miles south of Nashville and serves private and general aviation. With more than 1,700 acres, MQY is the 3rd largest airport in Tennessee. MQY is located in the geographic center of Tennessee and the center of the eastern United States. The airport is served by two FBOs: Azure Flight Support and Hollingshead Aviation. The Azure Flight Support FBO operation is situated on 19 acres under lease with 50,000 square feet of heated hangar space for storage of aircraft, 20 T-Hangar units, and additional land available for development for business hangars. Azure Flight Support offers only community hangar space, whereas Hollingshead Aviation offers both community and private hangar space.

JWN is located eight miles from downtown Nashville and is the busiest general aviation airport in Tennessee. It serves the needs of regional and private aircraft, and is owned and managed by the Metropolitan Nashville Airport Authority. JWN serves the region’s growing private aircraft market and acts as a reliever for BNA.

M54 is a public-use, general aviation facility located 20 minutes from Nashville. M54 is Tennessee’s fourth largest general aviation airport, it covers 9,600 square feet and includes a state-of-the-art terminal facility located at the west ramp. Direct Flight Solutions is the sole FBO at M54 and the only hangar options on the field are community hangars.

XNX is a city-owned public-use general aviation airport located two miles east of the central business district of Gallatin, in Sumner County, Tennessee. Nashville Jet is the sole FBO at XNX and the only hangar options on the field are community hangars. A new 22,500-square foot community hangar is under construction at the airport.

MBT is a general aviation airport serving Middle Tennessee. MBT is one of the only general aviation airports in the state of Tennessee that is self-supporting. The revenue generated from leases and fuel sales funds the operations and capital improvement programs. Middle Tennessee State University trains professional pilots, aircraft mechanics, air traffic controllers, and airport administrators utilizing the airport. The university maintains a fleet of over 25 aircraft and has continued to maintain a ranking of one of the top five aviation programs in the nation. The FBO offers community and T-hangar space.

Based Aircraft—Regional Airports. The following chart identifies the latest available information on the number of aircraft based at each of BNA and the alternative general aviation airports identified above.

Aircraft Based on the Field
BNA and Alternatives

Location	Single Engine	Multi Engine	Jet*	Helicopters	Military	Gliders	Ultralights	Total
Smyrna Airport (MQY)	107	61	33	2	0	0	0	203
John C Tune Airport (JWN)	114	23	12	10	0	0	0	159
Lebanon Municipal Airport (M54)	148	8	4	3	0	5	1	169
Music City Executive Airport (XNX)	74	12	5	2	0	0	0	93
Murfreesboro Municipal Airport (MBT)	130	23	2	1	0	1	0	157
Nashville (BNA)	16	15	62	1	21	0	0	113
TOTAL	589	142	118	19	21	6	1	896
BNA as a % of Total	3%	11%	53%	5%	100%	0%	0%	13%

Source: * Jet data from JETNET as of 2021. All other data from 2019 Tennessee Aviation System Plan data.

On-Airport Hangar Services Competition. FBOs currently based at BNA include Atlantic Aviation and Signature Flight Support. Both FBOs offer the following amenities: pilot’s lounge, waiting area/lounge, weather station, restroom, showers, kitchenette, and conference rooms, flight instruction, rental car, aircraft maintenance and parts supply, hangar rental, aircraft tie-down parking, and aircraft fueling. In addition, BNA has several private hangars that generally provide storage for business aircraft, office space, maintenance space, and passenger/pilot lounges. Some of the private hangars are owned and built by individuals, while others are leased from one of the FBOs. Aside from the proposed SHG Corporation Nashville development, no private hangar space is currently available at BNA.

Centennial Site

The Airport. Centennial Airport (“APA”) in Englewood, Colorado is owned and operated by the Arapahoe County Public Airport Authority. The airport serves Denver and surrounding areas, is classified as a National airport according to the FAA National Asset Report. APA is the largest general aviation airport in the system, and it is designated as a reliever to Denver International Airport (“DEN”). During the period May 2020 through April 2021, the airport recorded 39,895 domestic business jet operations, ranking it tenth busiest among all airports in the United States.

Centennial Site Facilities. SHG Corporation obtained lease rights to approximately 20 acres of land in the Centennial lnterPort master-planned business hangar development on the south side of APA. The SHG Corporation Centennial development at APA is located in a secluded, low-traffic area on the airfield. The campus will be constructed in two phases, and in total will consist of 21 individually leased NFPA Group III hangars comprising 228,540 total square feet. The SHG Corporation Centennial campus will include two hangar layouts, each including a ramp area for aircraft startup and shutdown in front of the hangar doors. Car parking is included in an attached two car garage and the hangar space. The adjoining office space includes high-end finishes with a kitchen, storage and a bathroom with a shower. Each unit is also assigned adjacent outdoor parking.

Centennial Facilities Construction Project. The total cost of the Centennial facilities is estimated to be approximately $48 million. To date, the new facilities at the Centennial site are in the design and predevelopment phase, and a construction contract has not been awarded.

SHG Corporation Centennial Tenant Leases/LOIs. Currently, there are no LOIs executed at the Centennial site. The hangar units currently are being marketed for lease.

General Airport Facilities. APA covers approximately 1,315 acres and has three runways. Other facilities at the airport include hangars and tie-downs for aircraft parking and fuel services. Services available at APA include aircraft repair and maintenance services, including airframe, power plant and avionics repair. The airport includes a U.S. Customs facility on the airfield. FBO services at APA are provided by Denver jetCenter, TAC Air, Modern Aviation, Signature Flight Support, and The Heliplex.

Based Aircraft
APA

Aircraft Type	Total

Jet	133
Multi-Engine	100
Single Engine	585
Helicopters	23
Military	0
Gliders	1
Total	842

_____________________________

Source: Jet data from JETNET as of 2021. All other data from AirNav as of 2019.

Aircraft Operations. Between 2018 and 2019, APA experienced a 3.54% increase in overall operations. Total general aviation operations increased 5.65%, and local civil operations increased 2.30%. The effects of the COVID-19 pandemic can be seen in the change from 2019 to 2020: total operations at APA decreased 5.41%, general aviation declined 13.48%, and civil operations declined 0.66%. The significant increase in projected operations from 2020 to 2021 is largely attributable to the fact that TAF forward-looking data was produced prior to the pandemic, and does not consider its ongoing effects. As illustrated in the table on the following page, nominal growth is projected in overall operations through 2037.

HISTORICAL AND PROJECTED AIRCRAFT OPERATIONS
APA

	Itinerant Operations					Local Operations
Fiscal Year	Air Carrier	Air Taxi & Commuter	General Aviation	Military	TOTAL	Civil	Military	TOTAL	TOTAL OPS
2018	97	32,045	137,653	3,836	173,631	163,040	1,327	164,367	337,998
2019	171	32,904	145,435	3,568	182,078	166,795	1,076	167,871	349,949
2020	54	35,713	125,835	2,991	164,593	165,687	721	166,408	331,001
2021*	137	33,389	145,549	3,577	182,652	168,192	1,059	169,251	351,903
2022*	137	33,755	145,986	3,577	183,455	168,710	1,059	169,769	353,224
2023*	137	34,127	146,424	3,577	184,265	169,230	1,059	170,289	354,554
2024*	137	34,503	146,864	3,577	185,081	169,751	1,059	170,810	355,891
2025*	137	34,883	147,305	3,577	185,902	170,274	1,059	171,333	357,235
2026*	137	35,266	147,747	3,577	186,727	170,798	1,059	171,857	358,584
2027*	137	35,651	148,191	3,577	187,556	171,324	1,059	172,383	359,939
2028*	137	36,042	148,636	3,577	188,392	171,851	1,059	172,910	361,302
2029*	137	36,436	149,082	3,577	189,232	172,380	1,059	173,439	362,671
2030*	137	36,838	149,529	3,577	190,081	172,910	1,059	173,969	364,050
2031*	137	37,241	149,978	3,577	190,933	173,442	1,059	174,501	365,434
2032*	137	37,650	150,428	3,577	191,792	173,976	1,059	175,035	366,827
2033*	137	38,061	150,880	3,577	192,655	174,511	1,059	175,570	368,225
2034*	137	38,482	151,333	3,577	193,529	175,049	1,059	176,108	369,637
2035*	137	38,905	151,788	3,577	194,407	175,587	1,059	176,646	371,053
2036*	137	39,333	152,244	3,577	195,291	176,128	1,059	177,187	372,478
2037*	137	39,764	152,701	3,577	196,179	176,670	1,059	177,729	373,908

___________________________

Sources: Historic data derived from FAA OPSNET.

* Forecast data via FAA TAF.

Regional Airport Competition. Alternate general aviation airports offering business jet service and a minimum runway length of 5,000 feet in APA’s service area include Denver International Airport (“DEN”), Greeley-Weld County Airport (“GXY”), Rocky Mountain Metropolitan (“BJC”) and Colorado Air & Space Port (“CFO”). Although there are other general aviation airports across the State of Colorado, these facilities are the most likely to compete with Sky Centennial for tenants and users of hangars space.

DEN is a commercial service airport located 16 miles northeast of downtown Denver. The airport is owned and operated by the City of Denver and was opened as a new airport in February 1995. DEN is the primary commercial service airport for the Denver metropolitan area and acts as an international hub for Colorado and the surrounding states. The airport has six runways including one at 16,000 feet long, which is the longest commercial service runway in North America. In addition to air carrier passenger operations, DEN supports large scale air cargo and charter activities. DEN is the 20th-busiest airport in the world and the 5th-busiest airport in the United States. As a major international airport, DEN does not feature a large general aviation operation. There is one FBO serving the airport - Signature Flight Support. According to the Colorado Aviation System, as of 2020, DEN provides hangars for 80% of based aircraft fleet and 50% of weekly average overnight transient storage. The airport includes three hangar spaces for based aircraft, with two based aircraft representing 80% of the fleet. Hangar space at DEN is limited to community space.

GXY is a general aviation airport in northern Colorado, located approximately three miles east of Greeley’s central business district. The airport is owned and operated by the Greeley-Weld County Airport Authority and has two runways, which are 10,501 feet long and 5,502 feet long, respectively. The airport is primarily used by recreational aircraft, flight schools, and business aircraft visiting businesses in Greeley, the University of Northern Colorado or oil extraction operations in the surrounding region. Other activities at GXY include aerial crop application, aerial inspections and flight testing. According to the Colorado Aviation System, as of 2020, GXY provides hangars for 50% of based aircraft fleet and 50% of weekly average overnight transient storage. The airport includes 218 hangar spaces for based aircraft, with 121 based aircraft representing 60% of the fleet. Hangar space is limited to community space, with no facilities able to accommodate larger aircraft.

BJC is a general aviation airport located nine miles northwest of downtown Denver along the U.S. Highway 36 corridor. The airport is owned and operated by Jefferson County. BJC has three runways, including one of which is 9,000 feet long. The airport is used heavily for flight training, recreational flying, business activities and aerial wildland/firefighting. Additionally, the airport frequently receives large corporate and college charter aircraft visiting the University of Colorado. BJC is also home to a U.S. Forest Service heavy tanker base and the National Center for Atmospheric Research Aviation Facility. BJC is the second busiest general aviation airport in Colorado and is home to several large aviation and aerospace businesses. According to the Colorado Aviation System, as of 2020, BJC provides hangars for 60% of based aircraft fleet and 50% of weekly average overnight transient storage. The airport includes 199 hangar spaces for based aircraft, with 255 based aircraft representing 60% of the fleet. Sheltair Aviation and Signature Flight Support provide FBO services at BJC.

CFO is a general aviation airport in the Denver area. The airport is owned and operated by Adams County. CFO has two runways that measure 8,000 feet in length. The airport is used for flight training, recreational flying, aerospace manufacturing, and business/corporate activity. CFO is home to a rocket engine testing facility, an Army National Guard armory and the Colorado Department of Transportation Division of Aeronautics’ office. CFO earned its spaceport license in 2018, making the facility the first and only licensed public-use spaceport in Colorado and the FAA Northwest Mountain region. CFO is located on 3,200 acres of land, less than eight miles southeast of DEN, enabling users to quickly access aerospace companies on the Front Range and around the world. CFO is already home to several aerospace companies, including Reaction Engines, which is conducting research on hypersonic propulsion solutions. According to the Colorado Aviation System, as of 2020, CFO provides hangars for 60% of based aircraft fleet and 50% of weekly average overnight transient storage. The airport includes 291 hangar spaces for based aircraft, with 261 based aircraft representing 60% of the fleet. These are community hangars, able to accommodate only small aircraft up to a Gulfstream IV.

Based Aircraft—Regional Airports. The following chart identifies the latest available information on the number of aircraft based at APA and the alternative general aviation airports described above. As illustrated, APA is ranked first in total number of based aircraft, according to the most recent data available. APA garners 49% of the overall based aircraft market share. Moreover, APA also is first in total number of based jets. The facility garners 46% of the based multi-engine market and 66% of the based jet aircraft market.

Aircraft Based on the Field
APA and Alternatives

Location	Single Engine	Multi Engine	Jet*	Helicopters	Ultralights	Total
Denver International (DEN)**	0	1	1	0	0	2
Greeley Weld County (GXY)**	127	18	5	3	0	154
Rocky Mountain Metropolitan (BJC)***	316	59	67	20	1	454
Colorado Air & Space Port (CFO)***	247	38	2	4	1	292
Centennial (APA)**	585	100	133	23	0	852
TOTAL	1,275	216	219	50	2	1,762
APA as a % of Total	46%	46%	66%	46%	0%	48%

_______________________________________________

Source: JETNET and AirNav.

* Jet data current as of 2021 from JETNET.

** Data current as of 2018.

*** Data current as of 2019.

On-Airport Hangar Services Competition. Nine providers of hangar services have been identified at APA, as illustrated in the table below.

Summary of APA Hangar Rentals

No.	Property Name	Type	NRA (SF)	Avail SF	Occupancy	Ask Rent $/SF	Actual Rent $/SF	% Diff Ask-Actual
1	Denver jetCenter	FBO	200,000	0	100.00%	$23.00	$21.00	-8.70%
2	TACAir	FBO	139,271	0	100.00	20.00	19.00	-5.00
3	Signature Flight Support	FBO	25,643	5,000	80.50	26.00	24.00	-7.69
4	Modern Aviation	FBO	48,000	5,000	89.58	27.00	25.00	-7.41
5	Cloud 7	Private	21,741	0	100.00	26.00	26.00	0.00
6	Willowbrook Park	Private	121,181	0	100.00	17.50	16.00	-8.57
7	SunBorne XVI, Ltd.	Private	75,804	0	100.00	26.00	24.50	-5.77
8	Aero Colorado	Private	30,000	0	100.00	26.00	23.00	-11.54
9	Floors & Doors	Private	21,850	0	100.00	27.00	27.00	0.00
TOTAL/AVERAGE			683,490	10,000	98.54%	$24.28	$22.83	-5.95%

_______________________________________________

Source: July 30, 2020 Market Conditions Report completed by Stijgend Real Estate, LLC

On-Airport Hangar Services Competition. FBO services at APA are provided by Denver Jet Center, TAC Air, Modern Aviation, Signature Flight Support, and The Heliplex. The FBOs offer standard amenities such as pilot’s lounge, waiting area/lounge, weather station, restroom, showers, kitchenette, and conference rooms, flight instruction, rental car, aircraft maintenance and parts supply, hangar rental, aircraft tie-down parking, and aircraft fueling. APA has several private hangars that provide storage for business aircraft, office space, maintenance space, and passenger/pilot lounges. Some of the private hangars are owned and built by individuals or corporations based locally.

Deer Valley Site

The Airport. The Phoenix Deer Valley Airport in Phoenix, Arizona (“DVT”) is a medium sized, predominantly business and general aviation airport that is owned and operated by the City of Phoenix. DVT is located on 914 acres within Phoenix’s northern limits, approximately 20 miles north of downtown and approximately 17 miles north of Phoenix Sky Harbor International Airport (“PHX”). DVT serves to relieve general aviation air traffic from PHX and is a convenient alternative to the larger and more congested airport. This convenience has led DVT to become one of the busiest general aviation airports in the country, ranking second in the FAA’s Top 10 Busiest General Aviation Airports, as of 2017. The airport is home to several high-activity flight schools, which, along with the large number of itinerant aircraft, results in an extremely busy air traffic environment. No commercial passenger service operations are available; however, air taxi service is available.

Deer Valley Site Facilities. Sky obtained lease rights to approximately 15 acres of land at DVT on the southeast side of the airport. The Sky Deer Valley development at DVT is located in a secluded, low-traffic area on the airfield. The campus will consist of 18 individually leased NFPA Group III modular hangars comprising 217,000 total square feet along with an adjacent fuel farm for the dedicated use of Sky’s tenants. Eight 14,000-square foot hangars will be constructed in DVT during the first phase. Five 14,000-square foot hangars and five 10,500-square foot hangars will be constructed in the second phase. Ground-breaking for the first phase is projected to commence by the second quarter of 2022. Every hangar includes a ramp area for aircraft startup and shutdown in front of the hangar doors. Car parking is included in the hangar space, which can accommodate multiple cars. The adjoining office space includes high-end finishes with a kitchen, storage and a bathroom with a shower. Each unit is also assigned adjacent outdoor parking.

The hangars are rented on long-term (3-5 year) leases, with Sky including its own line crew and ground service equipment. SHG Corporation is constructing its own fuel farm and will offer fuel at a negotiated discounted price for its tenants.

Deer Valley Facilities Construction Project. The total cost of the Deer Valley facilities is estimated to be approximately $40 million. To date, the new facilities at the Deer Valley Site are in the design and predevelopment phase, and a construction contract has not been awarded.

SHG Corporation Deer Valley Tenant Leases/LOIs. Currently, SHG Corporation has two executed LOIs. One subtenant, a corporate aircraft owner, has committed to leasing a 14,000 square foot hangar. The LOI is dated July 14, 2020, and the lease term is subject to negotiation. The second subtenant, an aircraft manager, has committed to leasing a 14,000 square foot hangar. The LOI is dated September 23, 2021, and the lease term is subject to negotiation.

The remaining hangar units currently are being offered for lease. Currently, the property is exempt from real estate tax.

General Airport Facilities. DVT has two parallel runways. The airport offers a complete range of services including fueling, avionics repair, maintenance, parts, flight training, new and used aircraft sales, aircraft rentals, a pilot shop, and a restaurant. The landside facilities at DVT include the terminal building, the Cutter Aviation FBO, Westwind School of Aeronautics and TransPac Aviation Academy flight schools, fueling facilities, major utilities, and support facilities.

Based Aircraft. According to 2017 FAA data, the airport accommodated 917 based aircraft, as summarized in the following table:

Based Aircraft
DVT

Aircraft Type	Total

Jet	16
Multi-Engine	92
Single Engine	776
Helicopters	16
Military	2
Gliders	10
Ultralights	2
Total	914

_________________________________________

Source: Jet data from JETNET as of 2021. All other data from AirNav as of 2020.

Aircraft Operations. Between 2018 and 2019, DVT experienced a 10.03% increase in overall operations. Total general aviation operations decreased 30.59%, and local civil operations increased 14.07%. The effects of the COVID-19 pandemic can be seen in the change from 2019 to 2020: total operations at DVT decreased 11.9%, general aviation declined 16.44%, and civil operations declined 12.87%. The significant increase in projected operations from 2020 to 2021 is largely attributable to the fact that TAF forward-looking data was produced prior to the pandemic, and does not consider its ongoing effects. As illustrated in the table on the following page, nominal growth is projected in overall operations through 2037.

HISTORICAL AND PROJECTED AIRCRAFT OPERATIONS
DVT

	Itinerant Operations					Local Operations
Fiscal Year	Air Carrier	Air Taxi & Commuter	General Aviation	Military	TOTAL	Civil	Military	TOTAL	TOTAL OPS
2018	13	4,600	140,700	117	145,430	269,689	47	269,736	415,166
2019	42	51,326	97,666	92	149,126	307,645	19	307,664	456,790
2020	20	52,662	81,608	50	134,340	268,064	40	268,104	402,444
2021*	18	37,444	113,375	96	150,933	326,583	19	326,602	477,535
2022*	18	37,444	113,489	96	151,047	327,563	19	327,582	478,629
2023*	18	37,444	113,603	96	151,161	328,547	19	328,566	479,727
2024*	18	37,444	113,717	96	151,275	329,534	19	329,553	480,828
2025*	18	37,444	113,831	96	151,389	330,523	19	330,542	481,931
2026*	18	37,444	113,945	96	151,503	331,515	19	331,534	483,037
2027*	18	37,444	114,059	96	151,617	332,509	19	332,528	484,145
2028*	18	37,444	114,173	96	151,731	333,508	19	333,527	485,258
2029*	18	37,444	114,287	96	151,845	334,509	19	334,528	486,373
2030*	18	37,444	114,401	96	151,959	335,513	19	335,532	487,491
2031*	18	37,444	114,515	96	152,073	336,519	19	336,538	488,611
2032*	18	37,444	114,629	96	152,187	337,529	19	337,548	489,735
2033*	18	37,444	114,743	96	152,301	338,542	19	338,561	490,862
2034*	18	37,444	114,858	96	152,416	339,557	19	339,576	491,992
2035*	18	37,444	114,973	96	152,531	340,577	19	340,596	493,127
2036*	18	37,444	115,088	96	152,646	341,599	19	341,618	494,264
2037*	18	37,444	115,203	96	152,761	342,624	19	342,643	495,404

___________________________________

Sources: Historic data derived from FAA OPSNET.

* Forecast data via FAA TAF.

Regional Airport Competition. Primary alternate airports to DVT that accommodate corporate jet service and offer a minimum runway length of 5,000 feet include PHX, Scottsdale International Airport (“SDL”), Glendale Municipal Airport (“GEU”) and Goodyear Airport (“GYR”).

PHX has been owned and operated by the City of Phoenix since 1935. PHX occupies approximately 3,400 acres of land located about four miles east of the downtown Phoenix area. It is the only Arizona airport designated as a large hub by the FAA and is the principal commercial service airport serving metropolitan Phoenix and most of Arizona’s population. There are no other U.S. large-hub commercial service airports within a five-hour drive of Phoenix, with the closest being Las Vegas’ McCarran International Airport (approximately 290 miles to the northwest). PHX served over 17.3 million enplaned passengers in fiscal year 2020 and over 22.8 million enplaned passengers in fiscal year 2019. PHX has two FBOs, only one of which offers hangar space for lease. Cutter Aviation provides community hangar space in a 24,000 square foot of hangar that can accommodate aircraft sizes up to a Gulfstream G-550 or Bombardier Global Express. No private hangar space is available.

SDL is located in the northeastern portion of the Phoenix Metropolitan Area, within the City of Scottsdale. The airport consists of approximately 282 acres and is situated between the McDowell Mountains to the north and the Camelback Mountain to the south. The airport is surrounded by commercial and industrial developments within the Scottsdale Industrial Airpark and Scottsdale Business Center. SDL is a public-use, general aviation reliever facility. Facilities at the airport include a runway, which is 8,249 feet and includes fuel services, aircraft storage in hangars and tie-downs. SDL includes three FBOs offering hangar space for lease: Jet Aviation, Ross Aviation, and Signature Flight Support. Neither offer private hangar space. Jet Aviation’s 30,000-square foot hangar is a community hangar. Ross Aviation has approximately 156,000 square foot of community hangar. Signature Flight Support has approximately 150,000-square foot of community hangar.

GEU is a general aviation airport that is owned by the City of Glendale and is operated on a daily basis by a fulltime Airport Administrator who reports to the Deputy Public Works Director – Transportation. GEU is a public-use, general aviation reliever facility. Facilities at the airport include one runway, which is 7,150 feet. Glendale Hangars provides private hangar rentals at GEU, which consist of “bare bones” facilities, with no office space or onsite amenities. The sole FBO on the airport is Glendale Aero Services.

GYR is a general aviation airport located in Goodyear, Arizona, approximately twenty miles west of downtown Phoenix. The airport is designated as a general aviation reliever airport to PHX. GYR has no commercial airline activity and is a center for flight training, aircraft maintenance, repair and overhaul, and aircraft storage. GYR is owned and operated by the City of Phoenix. Facilities at the airport include one runway at 8,500 feet, as well as fuel services, and aircraft storage in box and T-hangars. Several long-standing tenants of GYR include an aircraft maintenance, repair and overhaul company, flight schools, and Lux Air Jet Center, an FBO that offers rentals within community hangars. Such hangars are “bare bones” facilities, with no office space or onsite amenities.

Based Aircraft—Regional Airports. The following chart identifies the latest available information on the number of aircraft based at each of DVT and the four primary alternate general aviation airports in DVT’s service area.

Aircraft Based on the Field
DVT and Alternatives

Location	Single Engine	Multi Engine	Jet*	Helicopters	Gliders	Ultralights	Total
Phoenix Sky Harbor (PHX)**	14	10	31	11	0	0	66
Scottsdale Airport (SDL)***	167	26	162	26	0	0	381
Glendale Municipal Airport (GEU)***	82	8	1	2	1	1	95
Phoenix Goodyear Airport (GYR)***	188	7	3	1	0	0	199
Deer Valley (DVT)*	776	92	16	16	10	2	912
TOTAL	1,227	143	213	56	11	3	1,653
DVT as a % of Total	63%	64%	8%	29%	91%	67%	55%

_______________________________________________

Source: JETNET and AirNav

* Jet data current as of 2021 from JETNET.

** Data current as of 2019.

***Data current as of 2019.

On-Airport Hangar Services Competition. Currently, the only aircraft hangar rental providers at DVT are the DVT Airport Authority and Cutter Aviation. According to the DVT Airport Authority, they do not have any corporate/executive hangars, but they have available land to build hangars. Cutter Aviation is currently based in two locations at DVT and its future plans at the Airport include the construction of new hangars as well as a modern FBO facility.

Customers, Sales and Marketing

SHG Corporation seeks to maximize hangar rental charges consistent with capacity utilization at its existing and future facilities. Rental hangar space is open to the public on a non-discriminatory basis, and prospective tenants are reviewed for credit quality and nature of intended use of the facilities. SHG Corporation focuses its operations on various types of tenants, including, individuals (directly or through personally- or family-owned LLCs), charter operations, flight schools, corporate fleets, government entities and aviation service providers.

In general, SHG Corporation will execute a letter of intent with the tenant during the construction phase of the project and will execute a final tenant lease before the construction project is completed. Terms of the tenant leases typically range from three to ten years, with most leases having a five-year term. SHG Corporation intends to develop a diversified portfolio of tenants in terms of geography, type of tenant and length of lease term.

While the business currently may be dependent on a small number of tenants, longer term, the business does not expect to depend on a single customer, the loss of which would have a material adverse effect on the business. The business expects to diversify its risk by having multiple types of tenants across multiple locations across the country. See “Risk Factors – Sky’s rental income will initially be concentrated within a small number of tenants and the loss of or default by one or more significant tenants could have a material adverse effect on Sky’s business and results of operations” of this proxy statement.

Overview of Our Leases with Tenants

Tenant lease terms are generally 1-10 years, with maturity dates staggered for purposes of risk management. Base lease rents vary by location, but all leases feature 3% annual rent escalation. Leases are triple-net, with tenants covering insurance, taxes and utilities. Leases include all line services and exclude the cost of fuel. The tenant leases do not have early termination options, and renewals are generally either reset to fair market value or based on a fixed percentage increase. Under the terms of Sky’s existing leases, the average rent per square foot is $27.17.  The table below sets for more information regarding Sky’s existing leases.

No.	Project	Lease Term	Lease Expiration
1.	Opa Locka	5 years	July 2027
2.	Opa Locka	10 years	July 2032
3.	Opa Locka	3 years	July 2025
4.	Nashville	3 years	January 2024
5.	Sugar Land	5 years	December 2025
6.	Sugar Land	1 year	April 2023

Addison Airport Site

On October 15, 2021, Sky entered into a binding letter of intent with the Town of Addison for a ground lease of approximately 6 acres on the Northeast side of the primary runway at Addison Airport (KADS) in Addison, Texas. The anticipated lease term is 40 years with no additional options, which is the maximum allowable term permitted by the Town of Addison. As part of Sky’s development plan, the existing facilities on the site, including a terminal, ramp and automobile parking, will be demolished. Sky then anticipates developing six hangars with adjoining office and support space constituting approximately 100,000 square feet. Anticipated occupancy for the Addison Airport site is in the third calendar quarter of 2023.

Sky pursued land for development at the Addison Airport via a competitive request for proposal process and was ultimately selected by the Town of Addison to enter into a binding letter of intent and exclusive lease negotiations, as well as due diligence, which is currently underway. Addison Airport is attractive to Sky because there is virtually no developable land available with airside access. It is the busiest general aviation airport in Texas and among the five busiest in the United States.  Sky Harbour values a presence on the Addison Airport as it  believes it is one of the most prominent business and general aviation airports in the Dallas market, and is in close proximity to the residential and business districts where aircraft owners live and work, located only nine miles north of the central business district of Dallas. Additionally, KADS does not cater to commercial flights, making it preferable for basing business aircraft as it provides for the quickest “time-to-wheels-up” in the Dallas area with a 7,203 foot runway. The existing hangar facilities at KADS are overcapacity and predominantly older with low door heights, which creates little opportunity for attracting newer larger private jet aircraft to the market.  Sky believes this creates a valuable opportunity for a new Sky hangar campus. Market pricing is attractive, with current rates ranging from $15 to $18 per square foot per year for community hangar storage.  Sky believes these conditions  make for an attractive target for Sky Harbour’s private and exclusive home-base solution.

Competition

The hangar space rental segment of the aviation services industry in which SHG Corporation operates is very competitive. SHG Corporation competes with national, regional and local FBOs and other hangar real estate companies. Competitors to SHG Corporation may include FBOs currently operating at certain airports that may have financial or other resources and/or lower cost structure than SHG Corporation. Other competitors have been in business longer than SHG Corporation and may have greater financial resources available.

SHG Corporation competes with other operators, including FBOs, at all of its current locations, and its hangar campuses may also face indirect competition from operators located at nearby airports. In addition, Sky may be adversely affected by competition from other facilities within or outside the airports where the facilities are located, including construction of new facilities at the airports at which Sky operates or the expansion of hangar facilities by competitors at nearby airports. SHG Corporation must compete with other operators based on the location of the facility relative to runways and street access, quality of customer service, safety, reliability, value-added features, and price. See “Investment Criteria” of this proxy statement for additional information regarding SHG Corporation’s competitors with respect to each particular facility.

Government Regulation

FAA Regulation

The industry is overseen primarily by the FAA. In addition, the Department of Homeland Security, Department of Transportation, Environmental Protection Agency, state and local environmental agencies, and local airport authorities contribute to the regulation of our HBS hangar campuses. The business must comply with federal, state, and local environmental statutes, and regulations, including those associated in part with the operation of fuel storage tank systems and fuel trucks. These requirements include, among others, tank and pipe testing for tightness, soil sampling for evidence of leaking, and remediation of detected leaks and spills.

Environmental and Related Matters

SHG Corporation’s HBS hangar campuses are subject to regular inspection by local environmental agencies, as well as local fire marshals and other agencies. The business does not expect that compliance and related remediation work, if any, will have a material negative impact on the business of SHG Corporation. The business has not received notice requiring it to cease operations at any location or of any abatement proceeding by any government agency for failure to comply with applicable environmental laws and regulations.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act (“ADA”), and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site and the owner, lessor or other applicable person.

Compliance with the ADA, as well as other federal, state and local laws, may require modifications to properties Sky currently owns or may purchase, or may restrict renovations of those properties. Failure to comply with these laws or regulations could result in the imposition of fines or an award of damages to private litigants, as well as the incurrence of the costs of making modifications to attain compliance, and future legislation could impose additional obligations or restrictions on our properties. Although our tenants are generally responsible for all maintenance and repairs of the property pursuant to our leases, including compliance with the ADA and other similar laws or regulations, we could be held liable as the owner of the property for a failure of one of our tenants to comply with these laws or regulations.

Environmental Matters

SHG Corporation’s business is subject to numerous statutes, rules and regulations relating to environmental protection and is exposed to various environmental risks, hazards, and environmental protection requirements, including those related to the storage and handling of jet fuel and compliance with firefighting regulations. See “Risk Factors – Sky’s businesses are subject to environmental risks that may impact its future profitability” of this proxy statement.

SHG Corporation endeavors to be a leader of the industry’s initiatives to address environmental issues, and it is increasingly focused on how it can reduce its carbon footprint in a sustainable way. As part of this, SHG Corporation’s HBS hangar campuses are designed to reduce the need to reposition private jets, which reduces the use of fuel as well as air emissions and noise pollution. SHG Corporation operates a fleet of electric ground support equipment which have a low cost to operate and maintain. In addition, SHG Corporation’s HBS hangar campuses are designed to be electric vehicle charger-equipped and electric airplane charger-ready. In addition, its hangar design contains environmentally friendly aspects such as no-foam fire suppression. Moreover, its hangars are designed to be both solar and wind energy capable for future installation.

Insurance

SHG Corporation maintains the following insurance:

During construction:

●	Builder’s Risk
●	Owner’s Interest
o	General Liability
o	Excess Liability
●	Contractor’s Pollution Liability

Once operational, each campus maintains:

●	Commercial Property Insurance
o	Flood Insurance
o	Earthquake Insurance
o	Boiler & Machinery Insurance
o	Business Income/Loss of Rent Insurance
●	Automobile Liability Insurance
●	General Liability/Products/Hangar Keepers Insurance
●	Environmental Insurance
●	Worker’s Compensation and Employer’s Liability

Tenants at a SHG Corporation campus are required to maintain the following types of insurance:

●	Aircraft Physical Damage and Aircraft Legal Liability
●	General Liability Insurance
●	Worker’s Compensation and Employer’s Liability
●	Automobile Liability Insurance
●	Pollution Liability Insurance

Employees

As of September 30, 2021, the business has 17 employees and consultants, none of which were subject to collective bargaining agreements. SHG Corporation’s operations are overseen by senior personnel with experience in business aviation and real estate, and includes top-level design, construction, operations and finance expertise.

Legal Proceedings

There are no legal proceedings pending that Sky believes will have a material adverse effect on its business. Sky is involved in ordinary course legal, regulatory, administrative, and environmental proceedings that are incidental to its businesses. Typically, expenses associated with these proceedings are covered by insurance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SKY

The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Sky’s actual results of operations and financial condition could differ materially from those expected or implied in these forward looking statements as a result of certain factors, including those set forth under the heading “Risk Factors” elsewhere in this proxy statement. See “Cautionary Note Regarding Forward-Looking Statements.” The following discussion and analysis should be read in conjunction with Sky’s combined historical financial statements and related notes thereto as of and for the year ended December 31, 2020 and the nine months ended September 30, 2021, and the unaudited pro forma consolidated financial statements and related notes thereto, each included elsewhere in this proxy statement. The following discussion and analysis is based on the historical financial statements of Sky. As used in this section, “we,” “us,” and “our” means SHG Corporation following the Business Combination.

Overview and Background

Sky is an aviation infrastructure company building the first nationwide network of Home-Basing Solutions, which we refer to as “HBS,” for business aircraft. Sky develops, leases and operates business aviation hangars across the United States, targeting airfields in the largest markets with significant hangar supply and demand imbalances. Sky’s HBS hangar campuses feature exclusive private hangars and a full suite of dedicated services specially designed for home-based aircraft.

Sky’s current facilities include seven recently constructed hangars at the Sugar Land site and an existing hangar at the Nashville site, which amount to approximately 66,000 square feet and 27,000 square feet, respectively, of rentable space. In addition, Sky has additional facilities that are not yet constructed, including proposed improvements at the Sugar Land and Nashville sites, as well as at the Miami Opa-Locka site, the Centennial site and the Deer Valley site at which there are no existing facilities.

Segment Reporting

Sky currently has only one operating segment: development and rental revenues of aircraft hangars.

Factors That May Influence Future Results of Operations

Revenues

Sky’s revenues are derived from rents we earn pursuant to the lease agreements we enter into with our tenants. Our ability to expand through new ground leases and tenant leases at airports is integral to our long-term business strategy and requires that we identify and consummate suitable new ground leases or investment opportunities in real estate properties for our portfolio that meet our investment criteria and are compatible with our growth strategy. Our ability to enter into new ground leases and tenant leases on favorable terms, or at all, may be adversely affected by a number of factors. We believe that the business environment of the industry segments in which our tenants operate is generally positive for tenants. However, our existing and potential tenants are subject to economic, regulatory and market conditions that may affect their level of operations and demand for hangar space, which could impact our results of operations. Accordingly, we actively monitor certain key factors, including changes in those factors (fuel prices, new aircraft deliveries, hangar rental rates) that we believe may provide early indications of conditions that may affect the level of demand for new leases and our lease portfolio. See “—Risks Related to Sky’s Business and Operations” for more information about the risks related to our tenants and our lease payments.

Ground Lease Expenses

One of our largest expenses will be the lease payments under our ground leases. For the years ended December 31, 2020 and 2019, our operating lease expense for ground leases was $1,781,116 and $529,302, respectively. As Sky enters into new ground leases at new airport sites, our payments to airport landlords will continue to increase into the future. If airport landlords increase the per acre cost of the ground lease of our target campuses, the operating margins at potential target developments may be impacted negatively.

Interest Expense

We expect that future changes in interest rates will impact our overall operating performance, by, among other things, changing our future borrowing costs. We expect to issue additional private activity bonds to finance future site developments and higher interest rates would increase our borrowing costs. In addition, we are subject to credit spreads demanded by fixed income investors. As a non rated issuer, increases in general of credit spreads in the market or for us in particular, may result in a higher cost of borrowing in the future. Sky intends to seek to access the bond market opportunistically. In addition, we intend to hedge against rising benchmark interest rates by entering into hedging strategies with high quality counterparties.

General and Administrative Expenses

We do not expect the general and administrative expenses reflected on the historical statement of operations of Sky or those reflected in our unaudited pro forma statement of operations to be reflective of our expected professional, legal and consulting fees, payroll costs and other general and administrative expenses. As a public company, we estimate our annual general and administrative expenses will grow to approximately $15 million, which amount includes, among other things, $5 million for legal, insurance, accounting and other expenses related to corporate governance, SEC reporting and other compliance matters. In addition, while we expect that our general and administrative expenses will rise in some measure as our portfolio of campuses grows, we expect that such expenses as a percentage of our portfolio will decrease over time due to efficiencies and economies of scale.

Current Capital Requirements and Future Expenditures for Expansion

We have already funded our wholly owned subsidiary Sky Harbour Capital with over $230 million in order to fund the two phases at each of our five ground leased airport locations. These funds are in reserve and construction funds at the bondholder trustee BONY Mellon. Monthly reports on construction progress are filed with the MSRB and EMMA disclosure site. The first report was filed on November 19, 2021 and stated that the construction projects remain on track in terms of budget and timetable.

Sky maintains the ability to include up to $50 million in new projects outside the original five locations and be funded with a portion of the existing bond proceeds held by the trustee as long as certain approvals and supplemental consultant reports are provided in the trustee’s discretion showing that such new project would result in better coverage of debt service than the status quo.

The goal of the proposed Business Combination is to raise equity capital in order to, along with potential future bond issuances, fund additional airport campuses and reach up to 20 airport campuses by 2025. On average, each new future campus is composed of an average of 15 hangars and is expected to cost approximately $40 million per campus, with 70% or more to be funded with additional PABs. All these future hangar campus projects are discretionary, and require Sky to identify the right airports with the target hangar demand economics, secure the required ground leases and permits, and complete future construction at such sites. Sky does not commit to capital projects without having secured first the funds to fund them.

The cumulative 20 airport site business plan is estimated to cost approximately $930 million, with approximately 75% anticipated from long term private activity bonds and the balance with equity or equity linked financing. The equity portion of  this business plan is anticipated to be  fully funded with its equity portion upon the closing of the Business Combination, assuming total equity capital raised through the YAC trust funds and the up to $100 million of equity financing to be provided by BOC and or subsequent PIPE investment total at least $226 million.  This is based upon the assumption that new facilities are financed through a combination of equity at 25% of project cost with the remaining project costs funds by new private activity bonds. Sky’s ability to raise additional equity and/or debt financing will be subject to a number of risks, including the ability to obtain financing upon reasonable terms, if at all, costs of construction, delays in constructing new facilities, operating results and other risk factors.  In the event that Sky is unable to obtain additional PAB or other debt financing, or in the event that the total equity financing raised through the Business Combination and additional equity financing by BOC and any subsequent PIPE investment totals less than $226 million, Sky would be required to raise additional equity capital, creating additional dilution to existing stockholders. There can be no assurance that Sky would be successful in raising such additional equity capital on favorable terms, if at all.  Even if Sky is able to obtain such additional equity financing if needed, there can be no assurance that Sky would be successful in raising such additional PAB financing or other debt financing on favorable terms, if at all.

Critical Accounting Policies

Cost of Construction

Cost of construction on Sky’s consolidated balance sheets is carried at cost. The cost of acquiring an asset includes the costs necessary to bring a capital project to the condition necessary for its intended use. Costs are capitalized once the construction of a specific capital project is probable. Construction labor and other direct costs of construction are capitalized. Professional fees for engineering, procurement, consulting, and other soft costs that are directly identifiable with the project and are considered an incremental direct cost are capitalized. Sky allocates a portion of its internal salaries to both capitalized cost of construction and to general and administrative expense based on the percentage of time certain employees worked in the related areas.

Interest costs on the debt used to fund the capital projects are also capitalized until the capital project is completed.

Once a capital project is complete, the cost of the capital project is reclassified to Constructed Assets on the accompanying balance sheet and the Company begins to depreciate the constructed asset on a straight-line basis over the lesser of the life of the asset or the remaining term of the related ground lease, including expected renewal terms.

Leases

Sky accounts for leases under Accounting Standards Codification (“ASC”) Topic 842, Leases. Sky determines whether a contract contains a lease at the inception of the contract. ASC Topic 842 requires lessees to recognize lease liabilities and right-of-use (“ROU”) assets for all leases with terms of more than 12 months on the consolidated balance sheets. Sky has made an accounting policy election that will keep leases with an initial term of 12 months or less off Sky’s consolidated balance sheets and will result in recognizing those lease payments in the consolidated statements of operations on a straight-line basis over the lease term. When management determines that it is reasonably certain that Sky will exercise its options to renew the leases, the renewal terms are included in the lease term and the resulting ROU asset and lease liability balances. Sky has lease agreements with lease and non-lease components.

Sky also has tenant leases and accounts for those leases in accordance with the lessor guidance under ASC Topic 842.

Sky has elected the accounting policy to not separate lease and non-lease components for all underlying asset classes.

Sky has not elected to capitalize any interest cost that is implicit within it operating leases into cost of construction on the consolidated balance sheet, but instead, expenses its ground lease cost in the consolidated statements of operations.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value and establishes a framework for measuring fair value. The objective of fair value is to determine the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). ASC Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 – quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities; Level 2 – observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and Level 3 – unobservable inputs that are used when little or no market data is available. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, Sky utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Considerable judgment is necessary to interpret Level 2 and 3 inputs in determining the fair value of financial and non-financial assets and liabilities. Accordingly, fair value estimates may be different than the amounts that may ultimately be realized upon sale or disposition of these assets or settlement of these liabilities.

Sky uses the following methods and assumptions in estimating fair value for financial instruments:

Interest Rate Protection Agreements (recurring measurements):

The interest rate protection agreements are valued with the assistance of a third-party specialist using a variant of the Black-Scholes option pricing model commonly known as the Black model or the Black-76 model. The key inputs to the valuation model are notional amount, time to maturity, forward rates, and volatility. The interest rate protection agreements are classified as Level 2 in the fair value hierarchy.

The carrying values on the consolidated balance sheets of cash, restricted cash, receivables, and accounts payable, approximate their fair values due to the short-term nature of these instruments. As of September 30, 2021, the carrying value of the Company’s Bonds payable approximated their fair values due to the proximity to the date of their issuance, September 14, 2021. As of December 31, 2020, the carrying value of the Company’s Loans payable approximated their fair values due to the loans’ variable interest rates and the unrelated, third-party lender. The fair value of debt is estimated on a Level 2 basis as provided by ASC Topic 820, using a discounted cash flow analysis based on the borrowing rates currently available to us for loans with similar terms and maturities, discounting the future contractual interest and principal payments. Disclosure about fair value of financial instruments is based on pertinent information available to management as of September 30, 2021 and December 31, 2020. Although management is not aware of any factors that would significantly affect fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since September 30, 2021 and current estimates of fair value may differ significantly from the amounts presented herein. Determination of the fair value of loans payable to related parties is not practical due to their related party nature.

Revenue Recognition

Sky leases hangar facilities that it constructs to third-parties. These lease agreements are either on a month-to-month basis or have a defined term, and may have options to extend the term. Some of the leases contain options to terminate the lease by either party with given notice. There are no options given to the lessee to purchase the underlying assets. Rental revenue is recognized in accordance with ASC Topic 842, Leases and includes (i) fixed payments of cash rents, which represents revenue each tenant pays in accordance with the terms of its respective lease and that is recognized on a straight-line basis over the term of the lease and (ii) variable payments of tenant reimbursements, which are recoveries of all or a portion of the common area maintenance and operating expenses of the property and are recognized in the same period as the expenses are incurred. As of September 30, 2021 and December 31, 2020, the straight-line rent receivable was $91,847 and $0, respectively on the consolidated balance sheets.

Sky evaluates the collectability of tenant receivables for payments required under the lease agreements. If Sky determines that collectability is not probable, the difference between rental revenue recognized and rental payments expected to be received is recorded as an allowance for doubtful accounts, with a corresponding charge to the consolidated statements of operations. There was no allowance for doubtful accounts as of September 30, 2021 and December 31, 2020 and no charge-offs of rent receivable in either of the nine month periods ended September 30, 2021 and 2020. For the nine months ended September 30, 2021, the Company derived approximately 89% of its revenue from two tenants, both of which have ongoing leases with the Company which expire in December 2023 and November 2025, respectively. For the nine months ended September 30, 2020, the Company derived 100% of its revenue from two tenants, one of which had a month-to-month arrangement which terminated during 2020 and the other tenant which has an ongoing lease which expires in December 2023.

Results of Operations

Nine months ended September 30, 2021 and 2020

A comparison of our results of operations for the nine months ended September 30, 2021 and 2020 are presented below.

	Nine months ended	Nine months ended
	September 30, 2021	September 30, 2020
Revenue:
Rental revenue	$1,186,845	$547,069
Total revenue	1,186,845	547,069

Expenses:
Operating	3,159,936	1,458,806
Depreciation	425,452	2,513
Incentive compensation expense	131,526	-
General and administrative	4,421,997	614,485
Total expenses	8,138,911	2,075,804

Other expenses:
Interest expense, including amortization of bond premium and deferred financing costs	(1,160,298)	(205,431)
Loss on extinguishment of note payable to related party	(250,000)	-
Total other expenses	(1,410,298)	(205,431)

Net loss	$(8,362,364)	$(1,734,166)

Revenues

Revenues for the nine months ended September 30, 2020 and 2021 were $547,069 compared to $1,186,845, respectively. The increase in revenues resulted from completion of our hangar campus at Sugar Land Regional Airport and a new lease with our tenant at Nashville International Airport as well as existing monthly rental of open ramp space at Miami-Opa Locka Executive Airport.

Operating Expenses and Depreciation

For the nine months ended September 30, 2020 and 2021, operating expenses increased 117% from $1,458,806 to $3,159,936 due to additional operating lease expense, and other expenses such as insurance, property tax and utilities. Depreciation increased from $2,513 to $425,452, reflecting the placement in service of the Sugar Land Phase I project in December 2020.

Incentive Compensation Expense

For the nine months ended September 30, 2020 and 2021, incentive compensation expense increased from $0 to $131,526, reflecting the implementation of Sky’s equity incentive program in May 2021.

General and Administrative Expenses

For the nine months ended September 30, 2020 and 2021, general and administrative expenses increased 620% from $614,485 to $4,421,997 due to increased pursuit costs as well as increase in payroll as the Company pursues a growth strategy in its airport site acquisitions.

Interest and Other Expenses

For the nine months ended September 30, 2020 and 2021, interest expense increased from $205,431 to $1,160,298 due to an increase in loans payable principal balance prior to repayment in August and September 2021, respectively, and the related constructed asset (Sugar Land Phase I) being completed and placed into service in December 2020.

Net Loss

For the nine months ended September 30, 2020 and 2021, net loss increased from $1,734,166 to $8,362,364 as Sky continues to incur higher expenses in its operating activities versus rental revenues of existing or new hangar assets.

Years ended December 31, 2020 and 2019

A comparison of our results of operations for the years ended December 31, 2020 and 2019 are presented below.

	Year-ended December 31, 2020	Year-ended December 31, 2019
Revenue:
Rental revenue	$685,596	$-
Total revenue	685,596	-

Expenses:
Operating	1,941,282	564,339
Depreciation	47,024	-
General and administrative	837,336	993,505
Total expenses	2,825,642	1,557,844

Other expenses:
Interest expense, including amortization of deferred financing costs	(395,698)	(198,496)
Total other expenses	(395,698)	(198,496)

Net loss	$(2,535,744)	$(1,756,340)

Revenues

Revenues for the year ended December 31, 2020 were $685,596 for the first year of commercial revenue operations at Sky. These revenues included rental revenues from the existing hangar in Nashville International Airport, monthly rental of open ramp space at Miami-Opa Locka Executive Airport, and the newly constructed hangars at Sugar Land Regional Airport.

Operating Expenses and Depreciation

For the years ended December 31, 2019 and 2020, operating expense increased 244% from $564,339 to $1,941,282, incorporating the additional operating lease expense in additional fields and other expenses such as insurance, property tax and utilities. The first depreciation expense on newly constructed hangar facilities was recorded in 2020 versus none the previous year.

General and Administrative Expenses

General and administrative expenses decreased from $993,505 to $837,336 as certain of payroll and legal expenses were capitalized in the project costs of the developments at Sugar Land Regional Airport and Nashville International Airport.

Interest Expense

Interest expense increased from $198,496 to $395,698 for the years ended December 31, 2019 and 2020. Draws on construction loans increased from $3,090,347 at the end of 2019 to $12,837,679 at the end of 2020, though much of the interest was capitalized until Sugar Land Phase I was placed into service in December 2020.

Net Loss

Net loss increased from $1,756,340 to $2,535,744 from 2019 to 2020 as Sky continued to incur higher expenses in its operating activities versus rental revenues of existing or new hangar assets.

Liquidity and Capital Resources

Overview

Liquidity is a measure of Sky’s ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund the construction of new assets, fund working capital and other general business needs. Sky’s primary sources of cash include operating cash flows, borrowings, and the issuance of equity and debt securities. Sky’s long-term liquidity requirements include lease payments under our ground leases with airport authorities, repaying principal and interest on outstanding borrowings and funding its operations and paying accrued expenses.

Sky believes that, upon completion of the Business Combination, as a publicly traded company, that it will have access to multiple sources of capital to fund its long-term liquidity requirements, including the incurrence of additional debt and the issuance of additional equity securities. However, as a new public company, we cannot assure you that we will have access to all of these sources of capital or that, even if such sources of capital are available, that these sources of capital will be available to it on favorable terms. Our ability to incur additional debt will depend on a number of factors, including our degree of leverage, the value of our unencumbered assets and borrowing restrictions that are or may be imposed by its future lenders. Our ability to access the equity and debt capital markets will depend on a number of factors as well, including general market conditions for real estate companies, our degree of leverage, the trading price of our common stock and market perceptions about our company.

Private Activity Bonds

On September 14, 2021, Sky Harbour Capital LLC, a wholly owned subsidiary of Sky, completed an issuance through the Public Finance Authority (Wisconsin) of $166,340,000 of Senior Special Facility Revenue Bonds (Aviation Facilities Project), Series 2021 (the “PABs”). The PABs are comprised of three maturities: $21,085,000 bearing interest at 4.00%, due July 1, 2036; $30,435,000 bearing interest at 4.00%, due July 1, 2041; and $114,820,000 bearing interest at 4.25%, due July 1, 2054. The Series 2021 Bond that has a maturity date of July 1, 2036 was issued at a premium, and Sky received bond proceeds that were $249,436 above its face value. The net proceeds from the issuance of the PABs proceeds are being used to (a) finance or refinance the construction of various aviation facilities consisting of general aviation aircraft hangars and storage facilities located and to be located on the Sugar Land site, the Opa-Locka site, the Nashville site, the Centennial site, and the Deer Valley site; (b) fund debt service and other operating expenses such as ground lease expense during the initial construction period; (c) fund deposits to the Debt Service Reserve Fund; and (d) pay certain costs of issuance related to the PABs. Furthermore, Sky used $13.7 million of the proceeds from the PABs to repay all of its loans payable outstanding as of December 31, 2020.

Debt Covenants

The PABs contain financial and non-financial covenants, including a debt service coverage ratio, a restricted payments test and limitations on the sale, lease or distribution of assets. To the extent that Sky Harbour Capital does not comply with these covenants, an event of default or cross-default may occur under one or more agreements, and Sky or its subsidiaries may be restricted in its ability to pay dividends, issue new debt or access its leased facilities. The PABS are collateralized on a joint and several basis with the property and revenues of all Sky Harbor Capital subsidiaries and their assets financed or to be financed from the proceeds of the PABs.

Covenants in the PABs require Sky Harbour Capital to maintain a debt service coverage ratio (as defined in the relevant documents) of at least 1.25 for each applicable test period, commencing with the quarter ending December 31, 2024.

Lease Commitments

The table below sets forth certain information with respect to Sky’s future minimum lease payments required under operating leases as of September 30, 2021:

Amount Due
Remainder of 2021	$356,916
2022	2,050,393
2023	2,415,110
2024	2,455,419
2025	2,490,593
2026	2,550,690
Thereafter	219,874,416
Total lease payments	232,193,537
Less imputed interest	(170,441,102)
Total	$61,752,435

Contractual Obligations

The following table sets forth our contractual obligations as of September 30, 2021 (dollars in thousands):

	Less than 1 Year	1-3 Years	4-5 Years	Thereafter	Total
Principal Payments of Long-Term Indebtedness	$0	0	0	166,340	166,340
Interest Payments on Long-Term Indebtedness	$5,533	13,881	13,881	132,949	166,244
Lease Commitments	$2,407	4,871	5,041	219,874	232,193

Total	$7,940	18,752	18,922	519,163	564,777

Interest payments on the Series 2021 PABs is covered by the Debt Service Reserve Fund for the first three and half years.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements.

Cash Flows

Years ended December 31, 2019 and 2020

For the year ended
December 31, 2019
Cash and restricted cash at beginning of year	$797,153
Net cash used in operating activities	(1,385,415)
Cash used in investing activities	(4,073,959)
Net cash provided by financing activities	5,680,784

Cash and restricted cash at end of year	$1,018,563

For the year ended
December 31, 2020
Cash and restricted cash at beginning of year	$1,018,563
Net cash used in operating activities	(1,041,417)
Cash used in investing activities	(11,897,056)
Net cash provided by financing activities	11,991,648

Cash and restricted cash at end of year	$71,738

Year ended December 31, 2020

Operating Activities— For the years ended December 31, 2019 and 2020, net cash used in operating activities decreased from $1,385,415 to $1,041,417 due to revenue in 2020 and the timing of operating expense payments.

Investing Activities— Net cash used in investing activities increased from $4,073,959 to $11,897,056 due to payments for the cost of construction at Sugar Land Regional Airport and Miami-Opa Locka Executive Airport.

Financing Activities— Net cash provided by financing activities increased from $5,680,784 to $11,991,648 primarily due to draws on constructions loans for the development of hangars at Sugar Land Regional Airport and Miami-Opa Locka Executive Airport.

Nine months ended September 30, 2020 and 2021

Nine months ended September 30, 2020
Cash and restricted cash at beginning of period	$1,018,563
Net cash used in operating activities	(526,133)
Cash used in investing activities	(8,656,152)
Net cash provided by financing activities	8,203,620

Cash and restricted cash at end of period	$39,898

Nine months ended September 30, 2021
Cash and restricted cash at beginning of period	$71,738
Net cash used in operating activities	(4,725,990)
Cash used in investing activities	(5,628,785)
Net cash provided by financing activities	227,323,258

Cash and restricted cash at end of period	$217,040,221

Nine months ended September 30, 2021 and 2020

Operating Activities— For the nine months ended September 30, 2020 and 2021, net cash used in operating activities increased from $526,133 to $4,725,990 due to increased ground rent expense, payroll, legal, and consulting fees as the Company expanded.

Investing Activities— Cash used in investing activities decreased from $8,656,152 to $5,628,785 due to the completion and placement into service of the Sugar Land Phase 1 project in December 2020 and continuation of other construction projects.

Financing Activities— Net cash provided by financing activities increased from $8,203,620 to $227,323,258 primarily due to the equity and debt raises completed in March and September of 2021, offset by the repayment of the Company’s loans payable in September 2021.

Quantitative and Qualitative Disclosures about Market Risks

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business and investment objectives, we expect that the primary market risk to which we will be exposed is interest rate risk. Following the completion of the PAB offering, all of Sky’s indebtedness is now fixed rate debt. However, we may enter into variable rate debt agreements in the future, in which case we intend to hedge against rising benchmark interest rates by entering into hedging strategies with high quality counterparties.

YAC CURRENT MANAGEMENT AND BOARD OF DIRECTORS

Our current directors and executive officers are as follows:

Name	Age	Title
Adam K. Peterson	40	Co-Chairman, Co-Chief Executive Officer and Co-President
Alex B. Rozek	42	Co-Chairman, Co-Chief Executive Officer and Co-President
Joshua P. Weisenburger	38	Chief Financial Officer, Treasurer and Secretary
Sydney C. Atkins	39	Director
David J. Bronczek	67	Director
Shanna N. Khan	34	Director

Adam K. Peterson, Co-Chairman, Co-Chief Executive Officer and Co-President

Mr. Peterson has been Co-Chairperson of BOC’s board of directors since February 2015, and has been Co-President and Co-Chief Executive Officer of BOC since December 2017, having previously served as the Executive Vice President of BOC from February 2015 until December 2017. Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC, an SEC registered investment advisor and the general partner of Magnolia Capital Fund, LP, Magnolia BOC I, LP, and Magnolia BOC II, LP. Since June 2017, Mr. Peterson has served as a Director for Nicholas Financial, Inc., a publicly-traded company on the NASDAQ Global Select Market. Since May 2016, Mr. Peterson has served as a Director for Brampton Brick Ltd., a publicly-traded Canadian company traded on the Toronto Stock Exchange. From November 2005 through August 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LP and related entities. From May 2004 through June 2006, Mr. Peterson was a financial analyst for Kiewit Corporation. Mr. Peterson graduated with a B.S. in Finance from Creighton University.

Alex B. Rozek, Co-Chairman, Co-Chief Executive Officer and Co-President

Mr. Rozek has been Co-Chairperson of BOC’s board of directors, Co-Chief Executive Officer, President from February 2015 through December 2017 and Co-President since December 2017. He also serves as the Managing Member of Boulderado Partners, LLC, a private investment partnership founded in July 2007. From 2004 to 2007, Mr. Rozek served as an analyst for Water Street Capital and Friedman Billings Ramsey Group. Prior to 2004, he worked for Hunton & Williams and FedEx. Mr. Rozek graduated with a B.S. in Biology and a Minor in Chemistry from the University of North Carolina at Chapel Hill.

Joshua P. Weisenburger, Chief Financial Officer, Treasurer and Secretary

Mr. Weisenburger has served as BOC’s Chief Financial Officer, Secretary and Treasurer since June 2017. Mr. Weisenburger has also served as BOC’s Chief Accounting Officer and Controller since August 2016. From July 2011 through June 2016, Mr. Weisenburger was employed by Ecolab, Inc., a global leader in water, hygiene and energy technologies and services. At Ecolab, Mr. Weisenburger served first as a finance manager and then as a finance controller throughout various divisions within the company. Prior to his time at Ecolab, Mr. Weisenburger was employed from June 2005 through August 2009 by Kiewit Corporation, a construction, engineering and mining services company, and held several different treasury roles. Mr. Weisenburger graduated with a B.S. in Finance from Creighton University and an MBA from the University of Minnesota — Carlson School of Management.

Sydney C. Atkins, Director

Ms. Atkins served as the Head of Private Wealth Management at Ellevest, Inc., a New York based investment firm, from 2018 through February 2021. She previously worked at Goldman Sachs & Co. from 2011-2018. Prior to joining the Investment Management Division of Goldman, she was the Founder and CEO of Synergy Inc., a company focused on the empowerment of girls through sports. Synergy, Inc. was acquired in 2013. She is a graduate of Middlebury College in Vermont, with a BA in Neuroscience and Studio Art. Ms. Atkins received an MBA from the MIT Sloan School of Management where she studied Entrepreneurship.

David J. Bronczek, Director

Mr. Bronczek served as President and Chief Operating Officer at FedEx Corp. from 2017 to 2019. Mr. Bronczek worked at FedEx for more than 40 years. His roles included leading FedEx Express in Canada, Europe, the Middle East and Africa and later serving for 17 years as President and CEO of FedEx Express. Mr. Bronczek was recently elected a director of Tyson Foods and is a graduate of Kent State University, where he received a degree in business administration.

Shanna N. Khan, Director

Ms. Khan is President of United Marketing, a marketing agency she co-founded in 2013. United Marketing provides agency quality marketing services in brand identity, promotional products, web and social media, printed sales tools and other services. She previously served as an immigration and international affairs specialist to the U.S. House of Representatives from 2010-2013. Ms. Khan received her B.S. in Accountancy from the Gies Business School at the University of Illinois Urbana-Champaign.

Officer and Director Compensation

None of our officers or directors has received any cash compensation for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination, except that each of Ms. Atkins, Mr. Bronczek and Ms. Khan will receive [ ■ ] shares of our Class B common stock from our Sponsor immediately prior to the consummation for the Business Combination for their services rendered as independent directors since the IPO. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf.

After the completion of our Business Combination, directors who remain with us may be paid director fees by SHG Corporation. None of our officers or directors are expected to enter into any employment or consulting arrangement with SHG Corporation. Boston Omaha intends to nominate Alex B. Rozek as Boston Omaha’s designee to the SHG Corporation Board of Directors. All of the fees Mr. Rozek would receive as a member of the SHG Corporation Board will be fully disclosed to stockholders, to the extent then known, in any subsequent proxy solicitation materials furnished to our stockholders in connection with a proposed Business Combination. It is unlikely the amount of such compensation will be known at the time of the proposed Business Combination because the directors of SHG Corporation will be responsible for determining director compensation.

Number and Terms of Office of Officers and Directors

Our Board consists of five directors. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Ms. Khan, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ms. Atkins and Mr. Bronczek, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Adam K. Peterson and Alex B. Rozek, will expire at the third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our Business Combination.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of one or more Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Chief Operating Officer, Presidents, Vice Presidents, Partners, Managing Directors and Senior Managing Directors) and such other offices as may be determined by the Board.

Members of the Board discussed various business matters informally on numerous occasions throughout the year. Following our IPO, there were four telephonic Board meetings held in 2020 and 16 meetings held through October 7, 2021. All current directors attended at least 75% of the meetings of our Board of Directors and the meetings held by committees of the Board on which they served. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Each of our directors other than Mr. Peterson and Mr. Rozek currently qualify as an “independent director” as defined in NASDAQ listing standards and applicable SEC rules. We have elected three designated “independent directors” as defined in NASDAQ listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Our Board has established an audit committee of the Board. Each of Sydney Atkins, David Bronczek and Shanna Khan serve as members of our audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent within one year of the listing of our Class A common stock. Mr. Bronczek serves as Chair of the Audit Committee. The Audit Committee has met five times during 2021.

Each member of the audit committee is financially literate and our Board has determined that each of the three members of the audit committee qualify as independent. No member of the audit committee qualifies as an "audit committee financial expert" as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Our Board has established a compensation committee of the Board. Compensation committee members include Ms. Atkins and Mr. Bronczek. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent within one year of listing. Ms. Atkins and Mr. Bronczek are independent. One of our independent directors meeting the independent director standard under NASDAQ listing standards will serve as chairman of the compensation committee.

We have adopted a compensation committee charter which details the principal functions of the compensation committee, including:

●

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

It is likely that prior to the consummation of the Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements, if any, to be entered into in connection with such Business Combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

Our Board will consider candidates for nomination who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In general, in identifying and evaluating nominees for director, our Board will also consider experience in corporate management such as serving as an officer or former officer of a publicly held company, experience as a board member of another publicly held company, professional and academic experience relevant to our business, leadership skills, experience in finance and accounting or executive compensation practices, whether candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable, independence and the ability to represent the best interests of our stockholders

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, and in the past year have not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such Forms, we believe that during the year ended December 31, 2020 and through the date of this Proxy Statement there were no delinquent filers.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the NASDAQ. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. Copies of our Code of Ethics, our Audit Committee Charter and our Compensation Committee Charter are available as exhibits to this Annual Report on Form 10-K. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 1601 Dodge Street, Suite 3300, Omaha, NE 68102 or by telephone at (402) 225-6511. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHG CORPORATION MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors

The following persons are anticipated to be the executive officers and directors of the post-combination company upon the consummation of the business combination:

Name	Age	Title
Tal Keinan	52	Chair and Chief Executive Officer
Alex Saltzman	46	Chief Operating Officer
Francisco Gonzalez	54	Chief Financial Officer
Josh Lobel	51	Director
Alethia Nancoo	53	Director
Alex B. Rozek	42	Director
Lysa Leiponis	57	Director
Nick Wellmon	32	Director
Robert S. Rivkin	60	Director

Information about the Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

Executive Officers

Tal Keinan. Upon the consummation of the Business Combination, Tal Keinan will serve as Chairman of the Board and Chief Executive Officer of SHG Corporation. Mr. Keinan assembled and has led the Sky team since its inception in October 2017. Mr. Keinan has served as Co-Founder and Executive Chairman of Clarity Capital KCPS Ltd., a global asset-management firm, since September 2005. He has served as the chairman of Koret Israel Economic Development Funds, Israel’s largest nonprofit lender to small and micro businesses, since 2010. Mr. Keinan is a veteran of the Israel Air Force, where he served for eighteen years, as an operational F-16 pilot and an air combat instructor, retiring with the rank of Lieutenant Colonel. He remains a licensed commercial pilot. Mr. Keinan holds a master’s degree in Business Administration from the Harvard Business School and is a graduate of The Israel Air Force Academy.

Alex Saltzman. Upon the consummation of the Business Combination, Alex Saltzman will serve as Chief Operating Officer of SHG Corporation. Mr. Saltzman currently serves as the Chief Operating Officer of Sky, a position he has held since March 2021, where he sets and drives Sky’s strategy to seek to achieve robust corporate growth through actionable goals, plans, and budgets. Previously, as a partner at Alchemy Properties from July 2007 until February 2021, Mr. Saltzman directed the development of commercial and residential real estate and oversaw the entire arc of the business from acquisitions and financing through design and construction, into marketing and sales. Mr. Saltzman holds an MS in Real Estate Finance from New York University and a BA from the University of Pennsylvania. He is a former professor at the Schack Institute of Real Estate at New York University and has lectured at The Wharton School at The University of Pennsylvania.

Francisco Gonzalez. Upon the consummation of the Business Combination, Francisco Gonzalez will serve as Chief Financial Officer of SHG Corporation. As the current CFO of Sky, a position he has held since July 1, 2021, Mr. Gonzalez oversees all financial, capital markets, treasury, tax and accounting functions. During his previous positions from 1989 to 1991 and 1993 until 2010 at Goldman Sachs & Co. LLC, at RBC Capital Markets from 2010 until 2016, and at Fortress Investment Group from 2017 until 2018, Mr. Gonzalez led or was involved in numerous municipal bond financings, interest rate swaps and public private partnerships for infrastructure and municipal clients, with an emphasis in transportation related projects. He served as a managing director to LSN Partners/LSN Global Projects (“LSN”), a boutique infrastructure advisory firm, since June 2018. Mr. Gonzalez, who resigned from LSN upon becoming Sky’s Chief Financial Officer, has an ongoing consulting relationship with LSN as a Senior Advisor and continues to receive payments for such consulting services. Mr. Gonzalez does not receive any payments from LSN with respect to any continuing services rendered by LSN to Sky. Mr. Gonzalez holds a BA in Economics from Harvard College and an MBA from the Harvard Business School.

Directors

Josh Lobel. Upon the consummation of the Business Combination, Josh Lobel will serve as a Director of SHG Corporation. Mr. Lobel is engaged in business formation, strategy and investment selection and has over twenty-five years of experience investing in distressed and special situations debt and equity, private equity and real estate. Mr. Lobel has served as the CEO and CIO of M-Cor Holdings since August 2021 and Founding Partner and board member of Red Cell Partners since March 2020. Mr. Lobel served as Co-Founder of Centerline Capital Management from July 2019 to July 2021. Mr. Lobel has served as a director of Red 6 since February 2021, director of SkyHarbour Group since October 2020 and as non executive chairman of Focus RoQ Holdings since November 2018. From November 2005 to June 2019, Mr. Lobel served as a Founder and Co-Managing Partner of Archer Capital Management, an alternatives investment firm with $1.3 billion in peak assets focused on investing in the debt and equity of companies undergoing transition. Mr. Lobel currently serves on the Executive Committee of, and as Chairman of the Investment Committee for, Cedars Sinai Hospital and as a director of the CIA Officers Memorial Foundation. Mr. Lobel earned a B.A. from the University of California at Los Angeles and an M.B.A. from the Wharton School of Business of the University of Pennsylvania.

Alethia Nancoo. Upon the consummation of the Business Combination, Alethia Nancoo will serve as a Director of SHG Corporation. Ms. Nancoo has served as a partner in the Public & Infrastructure Finance Practice Group of Squire Patton Boggs (US) LLP since November 2013 and is a member of the firm's Global Board. Ms. Nancoo’s practice focuses on public, private and project debt finance, with particular emphasis on capital markets, infrastructure construction, airport, toll road and surface transportation, mixed-use multifamily housing, and water and  sewer utility sectors. Ms. Nancoo previously served on the board of directors of the District of Columbia Water and Sewer Authority, where she was a member of the Finance and Governance Committees, and as a member of the Executive Committee of the District of Columbia Chamber of Commerce. Ms. Nancoo was recognized as Diversity, Equity and Inclusion Champion in Corporate Counsel Magazine’s 2021 Women, Influence & Power in Law and in the Washington Business Journal’s 2020 Minority Business Leader Awards. She is also a Fellow of the American College of Bond Counsel. Ms. Nancoo holds a B.A. in Psychology from the University of Maryland, a Masters of Education from the University of Maryland and a J.D. from the University of Wisconsin Law School.

Alex B. Rozek. Upon the consummation of the Business Combination, Alex B. Rozek will serve as a Director of SHG Corporation. Mr. Rozek has been Co-Chairperson of the Board, Co-Chief Executive Officer and President of Boston Omaha Corporation since February 2015, when he became a member of the Board.  He also serves as the Managing Member of Boulderado Partners, LLC, a private investment partnership founded in July 2007.  From 2004 to 2007, Mr. Rozek served as an analyst for Water Street Capital and Friedman Billings Ramsey Group.  Prior to 2004, he worked for Hunton & Williams and FedEx.  Since August 2020, Mr. Rozek has served as Co-Chairperson of the Board of Directors and Co-Chief Executive Officer of Yellowstone Acquisition Company, a special purpose acquisition company which trades on the NASDAQ Capital Market and in which one of our subsidiaries serves as sponsor.  Mr. Rozek is also one of three appointees from the town of Woodstock to ECFiber, a fiber telecommunications cooperative in east-central Vermont.  Mr. Rozek graduated with a B.S. in Biology and a Minor in Chemistry from the University of North Carolina at Chapel Hill.

Lysa Leiponis. Upon the consummation of the Business Combination, Lysa Leiponis will serve as a Director of SHG Corporation. Since January 2021, Ms. Leiponis has served as an Independent Senior Advisor at Ferrovial Airports U.S., where she advises senior executive leadership of one of the world’s leading developers and operators of airport infrastructure and provides counsel on strategic direction and growth strategy for the U.S. market. Ms. Leiponis has served as Principal and President of LL Aviation Advisors, LLC since February 2020, where she provides critical strategic advisory services to airport leaders, investors, airlines, and other industry stakeholders. Ms. Leiponis has served as a board member on the Critical Infrastructure Strategic Advisory Board of Parsons Corporation since March 2020 and as a member of the board of trustees of the Vaugh College of Aeronautics & Technology since October 2015, where she has also served as Chair of the Audit Committee from 2019 to present, Chair of the Compensation Committee from 2018 to 2019, Co-chair of the Governance Reform Committee from 2018 to 2019 and member of the Member Plant & Infrastructure and Development Committees from 2015 to 2018. Ms. Leiponis served as the Deputy Airport CEO and General Manager and as Airport CEO and General Manager of LaGuardia Airport from November 2010 until July 2013 and July 2013 until September 2019, respectively. Ms. Leiponis holds a B.S. in Accounting from Rutgers University and an M.B.A. from Pace University.

Nick Wellmon. Upon the consummation of the Business Combination, Nick Wellmon will serve as a Director of SHG Corporation. Since January 2020, Mr. Wellmon has served as the Founder and Managing Partner of Due West Partners, a private investment firm/family office with a differentiated and collaborative approach to investing and legacy creation. Focusing on investments in Aerospace & Defense, Diversified Industrials and Consumer Ventures, Due West empowers its companies with the resources and expertise they need to succeed at the next level. Prior to launching Due West, Mr. Wellmon was Director of Finance at Exotic Metals, a recognized leader in the aerospace and defense industry from February 2016 to January 2020. While at Exotic, Mr. Wellmon controlled the financial and strategic initiatives across the company’s business channels, and in 2019 led the sale of Exotic to Parker Hannifin Corporation. Earlier in his career, Mr. Wellmon was the Corporate Development Manager for eCommerce-startup Julep Beauty from December 2013 to February 2016, where he executed the company’s Series C capital raise led by Andreessen Horowitz and Madrona Venture Group. Mr. Wellmon also has ample experience in the investment banking industry, where he advised middle market companies on mergers, acquisitions and capital raising activities. Mr. Wellmon graduated from Wake Forest University in 2011 with a B.S. in Finance.

Robert S. Rivkin. Upon the consummation of the Business Combination, Robert S. Rivkin will serve as a Director of SHG Corporation. Since March 2019, Mr. Rivkin has been senior vice president and general counsel for United Airlines, where he leads United’s Legal Department, including the corporate, securities, finance, commercial, litigation, government contracts, intellectual property, antitrust, environmental, employment and international groups. Prior to joining United, Mr. Rivkin served as deputy mayor of the City of Chicago from August 2017 to February 2019, of counsel of Riley Safer Holmes & Cancila LLP from July 2016 to August 2017 and deputy general counsel of Delta Air Lines from May 2013 to April 2016. Prior to joining Delta, Mr. Rivkin served as general counsel of the U.S. Department of Transportation from May 2009 to April 2013, after being nominated by President Obama and unanimously confirmed by the U.S. Senate. Mr. Rivkin has served as a director of the National Park Foundation since August 2015, a member of the Board of Trustees at the Steppenwolf Theatre Company since September 2019 and a member of the Board of Trustees of the Chicago Architecture Center since March 2020. Mr. Rivkin holds an A.B. in Social Studies from Harvard College and a J.D. from Stanford Law School, where he was an associate editor of the Stanford Law Review, and clerked for Judge Joel M. Flaum of the U.S. Court of Appeals for the 7th Circuit.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our board of directors is not classified, with each of our directors subject to re-election annually, and we may not classify our board without stockholder approval;

•	we have a majority voting standard for uncontested director elections;

•

we intend to comply with the corporate governance standards of Nasdaq, including having committees of our board of directors comprised solely of independent directors, except the compensation committee which includes the CEO;

•	a majority of our directors are independent under the listing standards of Nasdaq;

•	we have a lead independent director;

•	we anticipate that at least one of our directors will qualify as an “audit committee financial expert,” as defined by the SEC;

•	our stockholders have the ability to amend our bylaws by the affirmative vote of a majority of the outstanding shares of our common stock;

•	we have opted out of the business combination and control share acquisition statutes under the DGCL; and

•	we do not have a stockholder rights plan.

Our directors will stay informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from its three standing committees, the audit committee, the nominating and corporate governance committee and the compensation committee, each of which addresses risks specific to their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and code of business conduct and ethics, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee will assess and monitor whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Director Independence

Under the rules of NASDAQ, a director will only qualify as an “independent director” if such person is not an officer or employee of the company or its subsidiaries and such person does not have a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Prior to the consummation of the business combination, the SHG Corporation Board will undertake a review of the independence of each director and consider whether each director has a material relationship with YAC or the Sponsor that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. SHG Corporation anticipates that, as a result of this review, Josh Lobel, Alethia Nancoo, Alex B. Rozek, Lysa Leiponis, Nick Wellmon and Robert S. Rivkin will be considered “independent directors” as defined under the listing requirements and rules of the NASDAQ, and that Josh Lobel, Alethia Nancoo, Alex B. Rozek, Lysa Leiponis, Nick Wellmon and Robert S. Rivkin will be considered independent for purposes of audit committee service under Rule 10A-3 under the Exchange Act. In making these determinations, the SHG Corporation Board will consider the current and prior relationships that each non-employee director has with YAC and SHG Corporation and all other facts and circumstances the SHG Corporation Board deem relevant in determining independence, including the beneficial ownership of the post-combination company’s common stock held by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.

Controlled Company Exception

Following the Closing, we will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the SHG Corporation Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the SHG Corporation Board by independent directors.

We expect to rely on certain of these exemptions after the Closing. As a result, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq

Committees of the Board of Directors

Following the closing of the business combination, the standing committees of the Board of directors will consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The expected composition of each committee following the business combination, and the responsibilities of each of the committees, is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board of directors.

Audit Committee

Upon consummation of the business combination, the post-combination company’s Audit Committee will be composed of [●], with [●] serving as chair of the committee. We anticipate that, prior to the completion of the business combination, the SHG Corporation Board will determine that [●] meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NASDAQ. We anticipate that, prior to the consummation of the business combination, the SHG Corporation Board will determine that [●] are each an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NASDAQ. The Audit Committee’s responsibilities will include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of the post-combination company’s independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by the post-combination company’s independent registered public accounting firm;

•	review the post-combination company’s policies on risk assessment and risk management;

•

reviewing and discussing with management and the independent registered public accounting firm the post-combination company’s annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of the post-combination company’s internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether the post-combination company’s audited financial statements shall be included in the post-combination company’s Annual Report on Form 10-K;

•	monitoring the post-combination company’s compliance with legal and regulatory requirements as they relate to the post-combination company’s financial statements and accounting matters;

•	preparing the Audit Committee report required by the rules of the SEC to be included in the post-combination company’s annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing and discussing with management and the post-combination company’s independent registered public accounting firm the post-combination company’s earnings releases and scripts.

•	The Board of directors will adopt a written charter for the audit committee which will be available on Sky’s website upon the completion of the business combination.

Compensation Committee

Upon consummation of the business combination, the post-combination company’s Compensation Committee will be composed of [●], with [●] serving as chair of the committee. Under NASDAQ listing standards, as a controlled company, the post-combination company will not be required to have a compensation committee composed entirely of independent directors. While the post-combination company intends to rely upon this exemption for controlled companies, we anticipate that, prior to the completion of the business combination, the SHG Corporation Board will determine that [●] is independent. The Compensation Committee’s responsibilities upon completion of the business combination will include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the post-combination company’s chief executive officer;

•

evaluating the performance of the post-combination company’s chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of the post-combination company’s chief executive officer;

•	reviewing and approving the compensation of the post-combination company’s other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	conducting the independence assessment outlined in NASDAQ rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of NASDAQ;

•	reviewing and establishing the post-combination company’s overall management compensation, philosophy and policy;

•	overseeing and administering the post-combination company’s compensation and similar plans;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in the post-combination company’s annual proxy statement or Annual Report on Form 10-K.

The Board of directors will adopt a written charter for the compensation committee, which will be available on Sky’s website upon the completion of the business combination.

Nominating and Corporate Governance Committee

Upon consummation of the business combination, the post-combination company’s Nominating and Corporate Governance Committee will be composed of [●], with [●] serving as chair of the committee. Under NASDAQ listing standards, as a controlled company, the post-combination company will not be required to have a nominating and corporate governance committee comprised entirely of independent directors. While the post-combination company intends to rely upon this exemption for controlled companies, we anticipate that, prior to the completion of the business combination, the SHG Corporation Board will determine that [●] is independent. The Nominating and Corporate Governance Committee’s responsibilities upon completion of the business combination will include:

•	developing and recommending to the Board of directors criteria for board and committee membership;

•	developing and recommending to the Board of directors best practices and corporate governance principles;

•	developing and recommending to the Board of directors a set of corporate governance guidelines; and

•	reviewing and recommending to the Board of directors the functions, duties and compositions of the committees of the Board of directors.

Code of Conduct and Ethics

Following the consummation of the business combination, the post-combination company will adopt a code of conduct and ethics that will apply to the post-combination company’s directors, officers and employees in accordance with applicable federal securities laws, a copy of which will be available on the investor relations page of SHG Corporation’s website at [●]. The post-combination company will make a printed copy of the code of conduct and ethics available to any stockholder who so requests. Following the business combination, requests for a printed copy may be directed to: [●].

If the post-combination company amends or grants a waiver of one or more of the provisions of the post-combination company’s code of ethics, it intends to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of the post-combination company’s code of ethics that apply to the post-combination company’s principal executive officer, principal financial officer and principal accounting officer by posting the required information on the investor relations page of the post-combination company’s website at [●]. The information on this website is not part of this proxy statement.

Stockholders’ Agreement

At Closing, SHG Corporation and the Stockholder Parties will enter into the Stockholders’ Agreement, a form of which is attached hereto as Annex G. Pursuant to the Stockholders’ Agreement, among other things, the Stockholder Parties will agree to vote all securities of SHG Corporation that may be voted in the election of SHG Corporation’s directors held by such Stockholder Parties in accordance with the provisions of the Stockholders’ Agreement. The Founder Holders shall initially have the right to designate the Founder Designees, (ii) the Due West Holders shall have the right to designate a single director, (iii) the Center Sky Holders shall have the right to designate a single Director, and the Sponsor Holders shall have the right to designate a single Director. Each of the Stockholder Parties have a right to designate a Stockholder Designating Party for election as follows:

In the event that the Founder Holders cease collectively, as of any date after the Closing Date, to own SHG Corporation voting stock bearing greater than: (1) thirty-three percent (33%) of outstanding voting power of SHG Corporation held by them at the Closing, the Founder Holders shall only be entitled to nominate three (3) members of the SHG Corporation Board as of the date Founder Holders cease to hold the aforementioned requisite securities of SHG Corporation; (2) twenty-five percent (25%) of the outstanding voting power of SHG Corporation held by them at the Closing, the Founder Holders shall only be entitled to nominate two (2) members of the SHG Corporation Board as of the date Founder Holders cease to hold the aforementioned requisite securities of SHG Corporation; (3) fifteen percent (15%) of the outstanding voting power of SHG Corporation held by them at the Closing, the Founder Holders shall only be entitled to nominate one (1) member of the SHG Corporation Board as of the date Founder Holders cease to hold the aforementioned requisite securities of SHG Corporation; and (4) five percent (5%) of the outstanding voting power of SHG Corporation held by them at the Closing, the Founder Holders shall no longer be entitled to nominate any members of the SHG Corporation Board as of the date the Founder Holders cease to hold the aforementioned requisite securities of SHG Corporation. The Stockholder Parties agree that, in the event the size of the SHG Corporation Board is increased or decreased, the number of Founder Designees that the Founder Holders are entitled to appoint to the SHG Corporation Board shall increase or decrease proportionately to the size of the SHG Corporation Board. Notwithstanding the foregoing, for so long as the Founder Holders are entitled to nominate at least four (4) members of the SHG Corporation Board, at least one (1) Founder Designee must (x) qualify as an “independent director” under Nasdaq Rules and (y) qualify as an “audit committee financial expert” within the meaning of Regulation S-K of the Securities Act. The Founder Holders’ rights to designate directors shall terminated as set forth herein

Until the Due West Fall-Away Date, the Due West Holders, by a majority of shares held by them, shall have the right to nominate, and the SHG Corporation Board and the Stockholder Parties will appoint and vote for, the Due West Designee, who is initially designated as [ ■ ] and shall thereafter be designated by the Due West Holders. The Due West Designee must at all times qualify as an “independent director” under Nasdaq Rules. The “Due West Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Due West Holders cease to own voting stock of SHG Corporation bearing greater than thirty-three percent (33%) of the outstanding voting power of SHG Corporation held by them at the Closing; or (B) Due West’s designation rights have been terminated as set forth herein.

Until the Center Sky Fall-Away Date, the Center Sky Holders, by a majority of shares held by them, shall have the right to nominate, and the SHG Corporation Board and the Stockholder Parties will appoint and vote for, the Center Sky Designee, who is initially designated as [ ■ ] and shall thereafter be designated by the Center Sky Holders. The Center Sky Designee must at all times qualify as an “independent director” under Nasdaq Rules. The “Center Sky Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Center Sky Holders cease to own voting stock of SHG Corporation bearing greater than thirty-three percent (33%) of the outstanding voting power of SHG Corporation held by them at the Closing; or (B) Center Sky’s designation rights have been terminated as set forth herein.

Until the Sponsor Fall-Away Date, the Sponsor Holders, by a majority of shares held by them, shall have the right to nominate, and the SHG Corporation Board and the Stockholder Parties will appoint and vote for, the Sponsor’s Designee, who is initially designated as [ ■ ] and shall thereafter be designated by the Sponsor Holders. The Sponsor’s Designee must at all times qualify as an “independent director” under Nasdaq Rules. The “Sponsor Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Sponsor Holders jointly cease to own voting stock of SHG Corporation bearing greater than thirty-three percent (33%) of the outstanding voting power of SHG Corporation held by them at the Closing; or (B) the Sponsor’s designation rights have been terminated as set forth herein.

The right of any of the Stockholder Parties to designate nominees for appointment to the SHG Corporation Board as set forth above shall terminate if at any time (A) such Stockholder Designating Party or any of its affiliates becomes a Competitor of SHG Corporation, (B) such Stockholder Designating Party or any of its affiliates commences any legal proceeding against SHG Corporation, its subsidiaries or any other member of the SHG Corporation Board; or (C) such Stockholder Designating Party or any of its affiliates has the right (whether exercised or not) to designate or appoint a member of or observer to the board of directors (or similar governing body) of any competitor. For purposes of the Stockholders’ Agreement, a “Competitor” shall mean a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of developing and leasing airport real estate infrastructure in North America but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than ten percent (10%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.

Pursuant to the Stockholders’ Agreement, each nominee to the SHG Corporation Board must at all times, satisfy all requirements for service as a director under applicable law, Nasdaq Rules, and other qualifications as the SHG Corporation Board may adopt. Additionally, any such members of or nominees to the SHG Corporation Board cannot have been disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act, involved in any event enumerated under Item 2(d) or (e) of Schedule 14D under the Exchange Act or Item 401(f) (other than Item 401(f)(1)), of Regulation S-K of the Securities Act, or be subject to any governmental order prohibiting service as a director as a public company. Further, any such nominee or director must agree to be bound to a confidentiality agreement in a form acceptable to SHG Corporation and must recuse themselves from deliberations and discussions that, in the reasonable determination of the SHG Corporation Board, present and actual or potential conflict of interest with SHG Corporation.

In addition to any vote or consent required by the SHG Corporation Board or stockholders of SHG Corporation, SHG Corporation may not change the size of the SHG Corporation Board, establish any committee of the SHG Corporation Board, change the composition or powers of any committees of the SHG Corporation Board (subject to certain exceptions), engage any professional advisers or materially change the nature or scope of SHG Corporation’s business or enter into or abandon a line of business, in each case without the consent of a majority of the shares held by the Stockholder Parties. This consent right terminates automatically on the first date on which the combined voting power of the Stockholder Parties no longer exceeds 50% of the total voting power of SHG Corporation then outstanding.

For so long as the Sponsor Holders continue to own voting stock of SHG Corporation bearing at least twenty percent (20%) of the outstanding voting power of SHG Corporation held by them at the Closing, the Sponsor shall be entitled to designate one individual to receive notice of and to attend SHG Corporation Board meetings on a non‑voting basis (a “Board Observer”). Board Observers will receive copies of any materials distributed to members of the SHG Corporation Board in connection with any meeting or consent solicitation. The SHG Corporation Board may exclude such Board Observer from any portion of the SHG Corporation Board meeting or SHG Corporation Board materials where, in the exercise of its reasonable discretion, it believes such exclusion is necessary to preserve attorney‑client privilege.

Subject to certain exceptions, each Stockholder Party’s obligation to vote its shares of SHG Corporation in accordance with the Stockholder Agreement is terminated on the first date on which such Stockholder Party no longer has the right to designate a director to the SHG Corporation Board. Certain other obligations of each Stockholder Party terminate automatically when such Stockholder Party ceases to own shares of SHG Corporation.

Currently, our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Existing Bylaws as it deems appropriate. Our Existing Bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the Board.

Current and potential investors should also be aware of the following other potential conflicts of interest:

●

Our sponsor, officers and directors have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of the Business Combination. Additionally, our sponsor, officers and directors have agreed to waive their redemption rights with respect to any founder shares held by them if we fail to consummate the Business Combination by January 25, 2022. If we do not complete the Business Combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable by our sponsor until the earlier of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the Class A common stock underlying such warrants, will not be transferable, assignable or saleable by our sponsor or its permitted transferees until 30 days after the completion of the Business Combination. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete the Business Combination.

●

Our officers and directors may have a conflict of interest with respect to evaluating the Business Combination as the resignation of any such officers and directors is a condition to Closing under the Equity Purchase Agreement.

●

Our sponsor, officers or directors may have a conflict of interest with respect to evaluating the Business Combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. As of October 7, 2021, the principal balance outstanding under loans advanced by the Sponsor was $1,000,000.

●	The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our Sponsor and officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after the IPO in favor of the Business Combination and our Sponsor, officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of the Business Combination.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AFTER
THE BUSINESS COMBINATION

After the completion of the Business Combination, directors or executive officers of SHG Corporation may be paid consulting, management or other fees or compensation from SHG Corporation. As of the date of this proxy statement, no determinations regarding these arrangements have been made.

YAC Executive Officer and Director Compensation

The following disclosure concerns the compensation of YAC’s officers and directors for the fiscal year ended December 31, 2020 (i.e., pre-business combination).

YAC is an “emerging growth company,” as defined in the JOBS Act and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies. No executive officer of YAC has received any cash compensation for services rendered to YAC although YAC may pay consulting, finder or success fees to its officers, directors, stockholders or their affiliates for assisting it in consummating its initial business combination. These officers, directors and stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on YAC’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by YAC.

After the Business Combination, members of YAC’s management team, who remain with the combined company, may be paid consulting, management, or other fees from the combined company. Such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, to the extent required by the SEC.

Since its formation, YAC has not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of its executive officers or directors.

Sky Named Executive Officer and Director Compensation

This discussion may contain forward-looking statements that are based on Sky’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that it adopts following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.

This section should be read in conjunction with Sky’s financial statements and related notes appearing elsewhere in this proxy statement, along with the section entitled “Certain Relationships and Related Party Transactions.” This section provides information in accordance with the scaled SEC disclosure rules available to “emerging growth companies.” All unit counts in this section are shown on a pre-Business Combination basis.

To achieve Sky’s goals, Sky has designed its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals. Sky believes its compensation program should promote the success of Sky and align executive incentives with the long-term interests of its stockholders. Sky’s current compensation programs reflect its startup origins in that they consist primarily of salary and bonuses, as well as awards of Incentive Units. As it transitions to a publicly traded company, Sky has retained the services of a compensation consultant to assist in the formulation of its 2022 Incentive Plan, its director compensation plan and to benchmark for executive compensation across its personnel.

Sky’s board of directors, with input from its Chief Executive Officer, has historically determined the compensation for Sky’s named executive officers. For the year ended December 31, 2020, Sky’s named executive officer was Tal Keinan, Founder and Chief Executive Officer. Other than Mr. Keinan, Sky had no other executive officers during the year ended December 31, 2020. This section provides an overview of Sky’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2019 and 2020.

	Year	Salary ($)	Bonus ($)	Incentive Awards ($)	All Other Compensation ($)	Total ($)
Tal Keinan(1),	2019	$875,000				$875,000
Founder and Chief Executive Officer	2020	-	-	-	-	-

(1)	For 2020, Mr. Keinan agreed not to receive a salary or bonus.

Narrative Disclosure to Summary Compensation Table

For 2019 and 2020, other than for Mr. Keinan, who agreed not to receive a salary in 2020, the compensation program for Sky consisted of base salary/incentive compensation delivered in the form of cash bonuses and Incentive Unit awards.

Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

Cash Bonus

Cash bonus is also set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. With respect to Mr. Keinan, he is not eligible for bonus compensation pursuant to the terms of his employment agreement described below. In connection with the funding of the Series A investment on March 12 2021, Mr. Keinan was paid a one-time cash bonus of $900,000. See Note 11, Related Party Transactions to Sky’s unaudited consolidated financial statements and Note 12, Subsequent Events to Sky’s audited consolidated financial statements for further information regarding the payment to Mr. Keinan in connection with the Series A investment.

Incentive Unit Awards

Sky’s A&R Operating Agreement permits the grant of Incentive Units. Awards may be granted to employees and service providers of Sky and to any of Sky’s parent or subsidiaries’ employees or service providers.

With respect to Incentive Units, the board of managers sets a distribution threshold upon issuance of any such units (the “Distribution Threshold”). The Distribution Threshold is equal to the net fair market value of the assets of Sky upon a hypothetical liquidation of it on the date of issuance of such Incentive Unit after satisfying all Sky liabilities. The Incentive Unit holders have also been granted a “catch-up” provision as to distributions in certain of their grants (other than with respect to 329 Incentive Units held by Francisco Gonzalez). See Note 7, Equity to Sky’s audited consolidated financial statements for further information regarding the “catch-up” provision.

The holders of these Incentive Units have been granted vesting terms ranging from equal monthly installments over the 24 months following the grant date to 25% vesting after one year with the remaining 75% vesting equally over the following 36 months. Of the Incentive units granted, 3,622 units are eligible for catch-up distributions as described above and in Note 7, Equity. The Incentive Units are subject to forfeiture if the employee is terminated for cause or voluntarily ends his or her employment with Sky. The vesting of the Incentive Units is accelerated if the employee is terminated without cause or in the event of a capital transaction as defined in the A&R Operating Agreement.  In addition, the vesting of the Incentive Units held by Mr. Gonzalez is accelerated upon his death.

As of September 30, 2021, Sky had 3,951 Incentive Units issued and outstanding to employees. Subject to the terms described above, (i) on May 13, 2021, Mr. Gonzalez was granted 1,976 Incentive Units and 329 Incentive Units (not subject to the catch-up feature described above) and (ii) on May 13, 2021, Mr. Salzman was granted 1,317 Incentive Units. The A&R Operating Agreement sets a maximum number of Incentive Units permitted to be issued and outstanding of 7,573.76 units. There are no outstanding awards other than these 3,951 Incentive Units awarded pursuant to the A&R Operating Agreement as of September 30, 2021.

Administration.

Sky’s board of managers administers the Incentive Awards granted under the A&R Operating Agreement and applicable award agreement. Subject to the terms of the A&R Operating Agreement, the board of managers has the power to, among other things, determine the eligible persons to whom, and the times at which, awards will be granted, to determine the terms and conditions of each award (including the number of units subject to the award, if applicable, the exercise price of the award, if any, and when the award will vest and, as applicable, become exercisable), to modify or amend outstanding awards, or accept the surrender of outstanding awards and substitute new awards, to accelerate the time(s) at which an award may vest or be exercised, and to construe and interpret the terms of the awards granted under the A&R Operating Agreement and applicable award agreement.

Benefits and Perquisites

Sky provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which no match by Sky is provided. Other than use of a leased company aircraft for executive business travel, Sky does not maintain any executive-specific benefit or perquisite programs. See “Certain Relationships and Related Party Transactions” for a discussion of the leased aircraft.

Agreements with Sky’s Named Executive Officers and Potential Payments Upon Termination or Change of Control

Sky currently maintains an oral agreement for employment with Mr. Keinan as summarized below.

Oral Agreement with Tal Keinan

In 2019, Sky’s then Managing Member agreed to certain terms of employment with Mr. Keinan. Pursuant to the terms of the agreement, which does not provide for potential payments upon termination or change of control, Mr. Keinan receives a base salary at an annual rate of $850,000, which base salary Mr. Keinan agreed to forego in 2020. Mr. Keinan is not eligible to receive an annual bonus. Mr. Keinan has entered onto Sky’s standard employee covenants agreement containing customary restrictive covenants.

Other Employment Agreements

Sky currently maintains employment agreements with Messrs. Saltzman and Gonzalez, each of whom joined Sky in 2021 and are expected to be part of SHG Corporation as an executive officer after the Closing of the Business Combination, as summarized below. In addition to their employment agreements, each of Messrs. Saltzman and Gonzalez have also executed a standard non-compete and non-disclosure agreement.

Employment Agreement with Alex Saltzman

Sky entered into an employment agreement with Mr. Saltzman on March 22, 2021 in connection with his appointment as Chief Operating Officer, which does not provide for potential payments upon a termination or change of control. For 2021, Mr. Saltzman receives an annual salary of $400,000 and is eligible to receive an annual bonus, which bonus is based on established performance variables and an individual component. The target bonus is equal to 50% of base salary. Mr. Saltzman has entered onto Sky’s standard employee covenants agreement containing customary restrictive covenants.

Employment Agreement with Francisco Gonzalez

Sky entered into an employment agreement with Mr. Gonzalez on July 1, 2021 in connection with his appointment as Chief Financial Officer, which does not provide for potential payments upon a termination or change of control. For 2021, Mr. Gonzalez receives an annual salary of $300,000 and is eligible to receive an incentive bonus, which bonus is to be determined as a percentage of “project finance capital” (as defined in the employment agreement) raised on each such transaction completed by Sky. Mr. Gonzalez has entered onto Sky’s standard employee covenants agreement containing customary restrictive covenants.

Pursuant to his employment agreement with Sky, Mr. Gonzalez received a one-time cash bonus of $412,500 upon the completion of the Series B investment, and is expected to receive a one-time cash bonus following the completion of the Business Combination, which is expected to range from approximately $750,000 to $1 million. In connection with Mr. Gonzalez’s consulting relationship with LSN Global Projects at the time of the PAB offering whereupon at the closing, LSN Global Projects received a structuring advisory fee of 1% (or approximately $1,665,000) of the total proceeds of the PAB offering, Mr. Gonzalez received 75% of such structuring fee from his former employer.

Retirement Benefits

Sky provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Sky has not historically provided a match for participants’ elective contributions to the 401(k) plan. Sky does not provide employees, including its named executive officers, with any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at 2020 Year End

As of December 31, 2020, there were no outstanding equity awards held by Sky’s named executive officers

Director Compensation

Sky currently has no formal arrangements under which directors receive compensation for their service on Sky’s board of managers or its committees. None of Sky's current members of its board of managers, other than Mr. Keinan, will serve as directors following the consummation of the Business Combination.

Sky Executive Officer and Director Compensation Following the Business Combination

Following the consummation of the Business Combination, Sky intends to develop an executive compensation program and a director compensation program, each of which will be designed to align compensation with Sky’s business objectives and the creation of stockholder value, while enabling Sky to attract, retain, incentivize and reward individuals who contribute to the long-term success of Sky.

Executive Compensation

The policies of Sky with respect to the compensation of its executive officers following the Business Combination are expected to be administered by the board of directors of Sky in consultation with its compensation committee. Sky may also rely on data and analyses from third parties, such as compensation consultants, in connection with its compensation programs. Pursuant to the Equity Purchase Agreement, on behalf of Yellowstone, Sky engaged Pearl Meyer, a compensation consulting firm, to recommend customary employment terms for the anticipated SHG Corporation’s executives following the Closing of the Business Combination. Sky intends to design and implement programs to provide for compensation that is sufficient to attract, motivate and retain executives of Sky and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Sky’s compensation committee has agreed to certain terms of employment with Mr. Keinan, which would remain in effect after the closing of the Business Combination. Pursuant to the terms of the agreement, Mr. Keinan will receive a base salary at an annual rate of $500,000 beginning in 2022, and will be eligible to receive a target bonus of 100% of his base salary subject to certain specified performance metrics to be determined by the compensation committee; the actual bonus received by Mr. Keinan may be more or less than the target bonus based on satisfaction of the relevant performance metrics. In addition, Mr. Keinan, along with other executives of SHG Corporation to be determined, may be eligible to participate in a long-term equity incentive program at levels that are customary for similarly situated executives as determined by the compensation committee based on consultation with its compensation consultant. The compensation committee has determined that Mr. Keinan’s grant of equity for 2022 will not exceed $750,000 in restricted stock units (based on grant date fair market value of the underlying shares) subject to vesting conditions pursuant to the 2022 Plan. Mr. Keinan will also enter into SHG Corporation’s standard employee covenants agreement, which contains customary non-competition and non-disclosure covenants.

Director Compensation

Sky intends to approve a non-employee director compensation plan to become effective following the closing of the Business Combination pursuant to which it will pay such directors annual cash retainers and meeting fees for board and committee service. Sky also intends to grant an annual award to non-employee directors of shares of restricted stock. All directors will also be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors.

The director compensation plan, including equity awards, retainer fees, as well as committee, chair, and meeting fees, will be designed to attract and retain the most qualified individuals to serve on the board of directors and are expected to be in line with that of other public companies of a similar size. The board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements.

Following completion of the Business Combination, the compensation committee will determine the type and level of compensation, if any, for those persons serving as members of the board of directors. Notwithstanding the foregoing, however, it is anticipated that the independent directors of the board following the completion of the Business Combination will receive annual compensation comprised of a cash retainer of $50,000 and an award of $70,000 in restricted stock units (based on grant date fair market value of the underlying shares) subject to vesting conditions pursuant to the 2022 Plan. It is anticipated that the directors will be required to own $150,000 of our common stock by the third anniversary of their tenure. Further, it is anticipated that the directors will receive additional annual cash compensation for committee and lead director service as follows:

Audit Committee	Chair of Audit Committee	Compensation Committee	Chair of Compensation Committee	Nominating and Corporate Governance Committee	Chair of Nominating and Corporate Governance Committee	Lead Director
$7,500	$25,000	$5,000	$15,000	$5,000	$15,000	$25,000

Emerging Growth Company Status

As an emerging growth company, Sky will be exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of Sky’s chief executive officer to the median of the annual total compensation of all of Sky’s employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Securities Authorized for Issuance Under YAC Equity Compensation Plans

As of December 31, 2020, YAC had no equity compensation plans or outstanding equity awards. The following table is presented as of December 31, 2020 in accordance with SEC requirements:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—

BENEFICIAL OWNERSHIP OF SECURITIES

We have no compensation plans under which equity securities are authorized for issuance.

The following table sets forth information regarding the beneficial ownership of our common stock as of October 7, 2021 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our executive officers and directors that beneficially owns shares of our common stock; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the Private Placement Warrants, as they are not exercisable within 60 days of October 7, 2021 or the conversion of the Class B common stock to Class A common stock upon the consummation of the Business Combination.

	Class A common stock			Class B common stock
Name and Address of Beneficial Owner (1)	Shares	Percentage of Outstanding Class of Stock		Shares	Percentage of Outstanding Class of Stock(2)		Percentage of Shares of Outstanding Common Stock
BOC Yellowstone LLC (3)	-	*	%	3,399,724	100.00%		20.00%
Adam K. Peterson (3)(4)	-	*	%	3,399,724	100.00%		20.00%
Alex B. Rozek(3)(4)	-	*	%	3,399,724	100.00%		20.00%
Joshua P. Weisenburger(4)	-	*	%	-	*	%	* %
Sydney C. Atkins(4)	-	*	%	-	*	%	* %
David J. Bronczek(4)	-	*	%	-	*	%	* %
Shanna N. Khan(4)	-	*	%	-	*	%	* %
All officers and directors as a group (6 individuals)	-	*	%	3,399,724	100.00%		20.00%
Hudson Bay Capital Management LP and Sander Gerber(5)	900,000	6.62%		-	*	%	5.29%
Polar Asset Management Partners Inc.(6)	984,371	7.24%		-	*	%	5.79%
Barclays PLC and Barclays Bank PLC(7)	759,608	5.58%			*	%	4.47%
Glazer Capital, LLC and Paul J. Glazer(8)	1,265,352	9.30%		-	*	%	7.44%
Shaolin Capital Management LLC(9)	750,955	5.52%		-	*	%	4.42%

*	Less than 1%
(1)	This table is based on 16,998,622 shares of Common Stock outstanding as of October 7, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as indicated in the footnotes below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock beneficially owned by them, except to the extent authority is shared under applicable law. Unless otherwise noted, the business address of each of Messrs. Peterson, Rozek, Bronczek, Ms. Atkins and Ms. Khan and BOC Yellowstone, LLC is c/o BOC Yellowstone LLC 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

(2)

Interests shown consist solely of founder shares, classified as shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment. Percentage ownership assumes all shares are converted to Common Stock.

(3)

Represents shares held by BOC Yellowstone LLC, which is controlled by its managers Adam K. Peterson and Alex B. Rozek. As such, Mr. Peterson and Mr. Rozek may be deemed to have or share beneficial ownership of the Class B common stock held directly by BOC Yellowstone LLC. Voting and disposition decisions with respect to such securities are made by Mr. Peterson and Mr. Rozek. They both disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(4)

Director or executive officer of the Company. Immediately prior to the closing of the Business Combination, the Sponsor intends to issue [ • ] shares of the Sponsor’s Class B common stock to each of Ms. Atkins, Mr. Bronczek and Ms. Khan.

(5)	According to Schedule 13G filed on February 11, 2021. The business address of Hudson Bay Capital Management LP and Mr. Sander Gerber is 777 Third Avenue, 30th Floor, New York, NY 10017.
(6)	According to Schedule 13G filed on February 11, 2021. The business address of Polar Asset Management Partners Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.
(7)	According to Schedule 13G filed on February 11, 2021. The business address of Barclays PLC and Barclays Bank PLC is 1 Churchill Place, London, E14 5HP, England.
(8)	According to Schedule 13G filed on February 16, 2021. The business address of Glazer Capital, LLC and Mr. Paul J. Glazer is 250 West 55th Street, Suite 30A, New York, New York 10019.
(9)	According to Schedule 13G filed on February 24, 2021. The business address of Shaolin Capital Management LLC is 1460 Broadway New York, NY 10036.

BOC Yellowstone LLC and BOC Yellowstone II LLC own 20.0% of the issued and outstanding shares of our common stock. Our Sponsor will have the right to elect all of our directors prior to the consummation of our Business Combination as a result of holding all of the founder shares. In addition, because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions.

Our Sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” and “Director Independence” below for additional information regarding our relationships with our promoters.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

YAC’s Related Party Transactions

Sponsor Shares

Our Sponsor is BOC Yellowstone LLC, a Delaware limited liability company. The registration statement for our IPO was declared effective on October 21, 2020. On October 26, 2020, we consummated our IPO of 12,500,000 Units, at $10.00 per Unit, generating gross proceeds of $125.0 million, and incurring offering costs of approximately $7.96 million (including $7.5 million in underwriters' fees). The underwriters were granted a 45-day option from October 21, 2020 to purchase up to 1,875,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 1, 2020, the underwriters' over-allotment option was exercised resulting in the purchase of an additional 1,098,898 Units.

In August 2020, our Sponsor acquired 5,750,000 founder shares for an aggregate purchase price of $25,000. Prior to the initial investment in the company of $25,000 by our Sponsor, we had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of our IPO. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to us by an aggregate number of founder shares issued. Subsequently, we decreased the size of the offering and decreased the number of founder shares proportionally in the offering as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of the offering. In connection with the underwriter’s exercise of the over-allotment option on December 1, 2020, we decreased the number of founder shares to 3,399,724 shares, resulting in a purchase price of $.00735 per share of Class B common stock. Our Sponsor intends to transfer certain founder shares to each of our independent director nominees, at their original purchase price. Also in connection with the exercise of the underwriters' overallotment option, our Sponsor purchased private placement warrants at a price of $1.00 per whole warrant to purchase an additional 219,779 shares of Class A common stock at a price of $11.50 per share.

On November 16, 2020, our Sponsor transferred to BOC Yellowstone II LLC 206,250 shares of Class B common stock for no consideration. All other shares of Class B common stock are owned by our Sponsor. Our Sponsor sold to an affiliate of the lead investor, Glazer Capital, LLC, in our IPO a membership interest in BOC Yellowstone II LLC for a purchase price of $309,375. Upon the completion of any Business Combination, our Sponsor has agreed to transfer the 206,250 shares of Class B common stock to this investor. Any Class B common stock ultimately distributed to the investor is subject to all restrictions imposed on the Sponsor, including but not limited to, waiver of redemption rights in connection with completion of any Business Combination and rights to liquidating distributions from the trust account if the Company fails to complete the Business Combination. Any shares held by such investor will be subject to the anti-dilution provisions for the Class B common stock and the impact thereof. Our Sponsor is the sole managing member of BOC Yellowstone II LLC.

Simultaneously with the closing of our IPO, we consummated the private placement of 7,500,000 private placement warrants to our Sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.00 per private placement warrant, generating gross proceeds to us of $7.5 million. In connection with the partial exercise of the underwriter's over-allotment option, our Sponsor purchased an additional 219,779 private placement warrants at a price of $1.00 per private placement warrant, generating additional gross proceeds of $219,779. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Immediately prior to the closing of the Business Combination, the Sponsor intends to issue [ • ] shares of the Sponsor’s Class B common stock to each of Ms. Atkins, Mr. Bronczek and Ms. Khan.

The shares of Class B common stock are subject to certain transfer restrictions, as described in more detail below, (ii) the Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Class B common stock and any public shares held by them in connection with the completion of the Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to any Class B common stock held by them if the Company fails to complete the Business Combination within the prescribed time period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the Business Combination within such time period, (iii) the Class B common stock are shares of the Class B common stock that will automatically convert into shares of the Class A common stock at the time of the initial Business Combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights and (iv) are subject to registration rights. If the Company submits the Business Combination to the public stockholders for a vote, the Sponsor and the officers and directors have agreed to vote any Class B common stock held by them and any public shares purchased since the IPO in favor of the Business Combination. YAC’s officers, directors and the Sponsor derived benefit from agreeing to such provisions, but did not receive separate consideration for such waivers.

Certain employees of BOC, an affiliate of our Sponsor, have and will continue to provide us with services related to the identification and pursuit of Business Combination opportunities, for which we will reimburse BOC for out-of-pocket expenses actually incurred.

No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, including with respect to our formation and IPO and to identifying potential target businesses and performing due diligence on the Business Combinations. Additionally, our Sponsor, officers, directors, advisors or our or their affiliates may receive a payment in connection with the successful completion of our Business Combination; however any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any agreement or arrangement with any such party to do so. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On August 31, 2020, our Sponsor agreed to loan us up to $300,000 under a promissory note to be used for a portion of the expenses of this offering. Prior to the closing of the offering, we had borrowed $150,000 under the promissory note. The loan was repaid on October 26, 2020 out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete the Business Combination, we would repay such loaned amounts. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. As of October 7, 2021, our Sponsor had loaned us $1 million which sum remains outstanding.

BOC YAC LLC, a wholly-owned subsidiary of Boston Omaha, has previously entered into a Series B Preferred Unit Purchase Agreement under which it has acquired $55,000,000 worth of Series B Preferred units of Sky. These units will automatically convert into 5,500,000 shares of our Class A common stock upon the closing of the Business Combination. In addition, under the terms of the Stockholders’ Agreement, the Sponsor Holders will have certain rights to designate a director for the SHG Corporation Board. See “Proposal No. 1 – The Business Combination Proposal – Summary of the Equity Purchase Agreement” and “Proposal No. 1 – The Business Combination Proposal – Stockholders’ Agreement and Election of Directors”.

After our Business Combination, directors or members of our management team who remain with SHG Corporation may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such proxy materials or at the time of a stockholder meeting held to consider our Business Combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Related Person Transaction Policy

We have adopted a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our audit committee will review and approve or ratify all relationships and related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any record or beneficial owner of 5% or more of our common stock or (iii) any immediate family member of any person specified in (i) and (ii). The audit committee will review all related person transactions and, where the audit committee determines that such transactions are in our best interests, approve such transactions in advance of such transaction being given effect.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the audit committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.

Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Our policy also includes certain exceptions for transactions that need not be reported and provides the audit committee with the discretion to pre-approve certain transactions.

To further minimize conflicts of interest, we have agreed not to consummate an Business Combination with an entity that is affiliated with any of our Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our Business Combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our Sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our Business Combination. However, the following payments will be made to our Sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our Business Combination:

•	Reimbursement for any out-of-pocket expenses related to our formation and IPO and to identifying, investigating and completing an Business Combination; and

•

Repayment of loans which may be made by our Sponsor or an affiliate of our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended Business Combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.50 per warrant at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

Director Independence

NASDAQ listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Ms. Atkins and Ms. Khan and Mr. Bronczek are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Sky’s Related Party Transactions

BOC YAC LLC, a wholly-owned subsidiary of Boston Omaha, has previously entered into a Series B Preferred Unit Purchase Agreement under which it has acquired $55,000,000 worth of Series B Preferred units of Sky. These units will automatically convert into 5,500,000 shares of our Class A common stock upon the closing of the Business Combination.

On September 20, 2021, Sky entered into a non-exclusive lease agreement with Echo Echo LLC (“Echo”), a related party to Mr. Keinan, for the use of a private plane. Echo is a New York limited liability company that is owned 100% by Mr. Keinan. Sky reimburses Echo solely for use of the private plane for business purposes by Sky’s executive officers. The effective date of the lease was September 8th, 2021 and the lease automatically renews annually. The lease can be terminated without penalty if either party provides 35 days written notice, the leased aircraft is sold or the leased aircraft is otherwise disposed of. Sky will be charged $675 per flight hour of use along with all direct operating costs. Additionally, Sky will also incur the pro rata share of maintenance, overhead and insurance costs of the aircraft.

For a description of compensation paid by LSN Global Projects to Francisco Gonzalez in connection with the PAB offering, please see “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AFTER THE BUSINESS COMBINATION - Sky Named Executive Officer and Director Compensation - Narrative Disclosure to Summary Compensation Table  - Other Employment Agreements - Employment Agreement with Francisco Gonzalez” above.

DESCRIPTION OF YAC SECURITIES

Capital Structure Prior to the Business Combination

Pursuant to Yellowstone’s Existing Certificate of Incorporation, our authorized capital stock consists of 200,000,000 shares of Class A Common Stock, $0.0001 par value, 20,000,000 shares of Class B Common Stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

YAC Units

Each YAC Unit consists of one whole share of Class A Common Stock and one-half of one redeemable YAC Warrant. Each whole YAC Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as described in the registration statement on Form S-1 (No. 333-249035). A YAC Warrant holder may exercise its warrants only for a whole number of shares of Yellowstone Class A Common Stock. This means that only a whole YAC Warrant may be exercised at any given time by an YAC Warrant holder. No fractional warrants will be issued and only whole warrants will trade. Accordingly, unless you own at least two YAC Units, you will not be able to receive or trade a whole YAC Warrant.

The Class A Common Stock and YAC Warrants began separate trading on December 8, 2020. Holders of the YAC Units have the option to continue to hold YAC Units or separate their YAC Units into the component securities. Holders need to have their brokers contact our transfer agent in order to separate the YAC Units into shares of Class A Common Stock and Warrants.

Common Stock

Upon the closing of our IPO, there were 16,998,622 shares of Common Stock outstanding, consisting of:

•	13,598,898 shares of Class A Common Stock underlying the YAC Units sold in our IPO; and

•	3,399,724 shares of Class B Common Stock held by our Sponsor.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor. Prior to the Business Combination, only holders of the Initial Sponsor Shares will have the right to vote on the election of directors. Public Stockholders will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of the Business Combination, holders of a majority of our Initial Sponsor Shares may remove a member of the Board for any reason.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one full year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our Existing Bylaws, unless such election is made by written consent in lieu of such a meeting. We will not hold an annual meeting of stockholders to elect new directors prior to the consummation of the Business Combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of the Business Combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Prior to the completion of an initial business combination, any vacancy on the Board may be filled by a nominee chosen by holders of a majority of our Initial Sponsor Shares. In addition, prior to the completion of an initial business combination, holders of a majority of our Initial Sponsor Shares may remove a member of the Board for any reason.

We will provide our Public Stockholders with the opportunity to redeem all or a portion of their shares of Class A Common Stock upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding shares of Class A Common Stock, subject to certain limitations. The amount in the Trust Account is anticipated to be approximately $10.20 per public share. The Redemption Rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

You will be entitled to receive cash for any shares of Class A Common Stock to be redeemed only if you:

(i)      (a) hold shares of Class A Common Stock, or (b) hold YAC Units and you elect to separate your YAC Units into the underlying shares of Class A Common Stock and YAC Warrants prior to exercising your Redemption Rights with respect to the shares of Class A Common Stock; and

(ii)       prior to 9:00 a.m., New York time, on [-] (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of Class A Common Stock for cash, and (b) deliver your shares of Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

As noted above, holders of YAC Units must elect to separate the underlying shares of Class A Common Stock and YAC Warrants prior to exercising Redemption Rights with respect to the shares of Class A Common Stock. If holders hold their YAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the YAC Units into the underlying shares of Class A Common Stock and YAC Warrants, or if a holder holds YAC Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of Class A Common Stock. For illustrative purposes, as of September 30, 2021, this would have amounted to approximately $10.20 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that Yellowstone instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of Class A Common Stock with respect to more than an aggregate of 15% of the shares of Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of Class A Common Stock (either physically or electronically) to the Transfer Agent prior to 9:00 a.m., New York time, on [-] (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, Yellowstone will satisfy the exercise of Redemption Rights by redeeming the shares of Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Holders of will not have Redemption Rights with respect to the YAC Warrants or YAC Units.

The participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions, if any, could result in the approval of the Business Combination even if a majority of our Public Stockholders vote, or indicate their intention to vote, against the Business Combination. For purposes of seeking approval of the majority of our outstanding shares of Common Stock voted, non-votes will have no effect on the approval of the Business Combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of the Special Meeting, at which a vote shall be taken to approve the Business Combination. These quorum and voting thresholds, and the voting agreements of the Initial YAC Stockholders, may make it more likely that we will consummate the Business Combination.

Our Initial YAC Stockholders have agreed to vote their Initial Sponsor Shares and any public shares purchased after the IPO (including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our Initial Sponsor Shares, we would need only 5,099,587, or 37.5%, of the 13,598,898 shares of Class A Common Stock sold in our IPO to be voted in favor of the Business Combination (assuming all outstanding shares are voted) in order to have the Business Combination approved. Additionally, each Public Stockholder may elect to redeem its Class A Common stock irrespective of whether they vote for or against the Business Combination.

Pursuant to our Existing Certificate of Incorporation, if we are unable to complete our initial business combination within 15 months from the closing of our IPO, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter subject to lawfully available funds therefor, redeem the Public Stockholders Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Class A Common Stock held by the Public Stockholders, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Initial Sponsor Shares held by them if we fail to complete our initial business combination within 15 months from the closing of our IPO. However, if our Sponsor or members of our management acquire public shares after our IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of Yellowstone after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of our initial business combination, subject to the limitations described herein.

Initial Sponsor Shares

The Initial Sponsor Shares are identical to the shares of Class A Common Stock included in the YAC Units sold in our IPO, and holders of Initial Sponsor Shares have the same stockholder rights as Public Stockholders, except that (i) the Initial Sponsor Shares are subject to certain transfer restrictions, as described in more detail below, (ii) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their Redemption Rights with respect to any Initial Sponsor Shares and any public shares held by them in connection with the completion of our initial business combination, (b) to waive their Redemption Rights with respect to their Initial Sponsor Shares and public shares in connection with a stockholder vote to approve an amendment to our Existing Certificate of Incorporation (x) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of the IPO or (y) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (c) to waive their rights to liquidating distributions from the Trust Account with respect to any Initial Sponsor Shares held by them if we fail to complete our initial business combination within by January 25, 2022, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete the Business Combination within such time period, (iii) the Initial Sponsor Shares are shares of Class B Common Stock that will automatically convert into shares of Class A Common Stock at the Closing, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment as described herein, and (iv) are entitled to registration rights. YAC’s officers, directors and the Sponsor derived benefit from agreeing to such provisions in that they facilitated the marketing of the IPO, but did not receive any separate consideration for such waivers. Our Initial YAC Stockholders have agreed to vote any Initial Sponsor Shares held by them and any public shares purchased after our IPO (including in open market and privately negotiated transactions) in favor of the Business Combination.

The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A Common Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the final prospectus and related to the closing of the Business Combination, the Sponsor agreed as a condition to the execution of the Equity Purchase Agreement, to waive its right to receive additional shares of Class A Common Stock upon conversion of the Class B Common Stock into shares of Class A Common Stock so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of Common Stock outstanding upon completion of the IPO (excluding any shares issuable upon exercise of the YAC Warrants and any Private Placement Warrants issued to our Sponsor or its affiliates at the IPO or upon conversion of loans made by the Sponsor to us).

With certain limited exceptions, the Initial Sponsor Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor and other permitted transferees, each of whom are subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Yellowstone Common Stock for cash, securities or other property.

Prior to our Business Combination, only holders of our Initial Sponsor Shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of the Business Combination, holders of a majority of our Initial Sponsor Shares may remove a member of the Board for any reason. These provisions of our Certificate of Incorporation may only be amended by a resolution passed by a majority of Class B Common Stock. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with the Business Combination, except as required by law, holders of our Initial Sponsor Shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the SHG Corporation Board. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Preferred Stock

Our Existing Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Yellowstone Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding on the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock were issued or registered in our IPO.

Warrants

YAC Warrants

Each whole YAC Warrant entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, dated October 21, 2020, between Yellowstone and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), a YAC Warrant holder may exercise its YAC Warrants only for a whole number of shares of Class A Common Stock. You should review a copy of the Warrant Agreement, which has been filed with the SEC, for a complete description of the terms and conditions applicable to the YAC Warrants. This means that only a whole YAC Warrant may be exercised at any given time by a YAC Warrant holder. No fractional Warrants will be issued upon separation of the YAC Units and only whole YAC Warrants will trade. Accordingly, unless you own at least two YAC Warrants, you will not be able to receive or trade a whole YAC Warrant. The Warrants will expire five years after the completion of our Business Combination, at 5:00 PM., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a YAC Warrant and will have no obligation to settle such YAC Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the YAC Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No YAC Warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a YAC Warrant unless Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the YAC Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a YAC Warrant, the holder of such YAC Warrant will not be entitled to exercise such YAC Warrant and such YAC Warrant may have no value and expire worthless. In no event will we be required to net cash settle any YAC Warrant. In the event that a registration statement is not effective for the exercised YAC Warrants, the purchaser of a YAC Unit containing such YAC Warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such YAC Warrant.

We are not registering the shares of Class A Common Stock issuable upon exercise of the YAC Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the YAC Warrants is not effective by the 60th business day after the Closing, YAC Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise YAC Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

Redemption of Warrants for Cash When the Price per Share of Our Class A Common Stock Equals or Exceeds $18.00

Once the YAC Warrants become exercisable, we may call the YAC Warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per YAC Warrants;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each YAC warrant holder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the YAC warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the YAC Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each YAC Warrant holder will be entitled to exercise its YAC Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) YAC Warrant exercise price after the redemption notice is issued.

Redemption of YAC Warrants When the Price per Share of Our Class A Common Stock Equals or Exceeds $10.00

Once the YAC Warrants become exercisable, we may redeem the outstanding YAC Warrants (but not the Private Placement Warrants):

•	in whole and not in part;

•

at $0.10 per YAC warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their YAC Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock (as defined below);

•

if, and only if, the last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the YAC Warrant holders;

•

if the last reported sale price of our Class A Common Stock is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the private placement warrants must also be concurrently called for redemption on the same terms (except as described above with respect to a holder’s ability to exercise its warrants on a cashless basis) as the outstanding YAC Warrants, as described above.

The numbers in the table below represent the number of shares of our Class A Common Stock that a YAC Warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their YAC warrants and such YAC Warrants are not redeemed for $0.10 per YAC warrant), determined based on volume-weighted average price of our Class A Common Stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our YAC Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a YAC Warrant is adjusted as set forth in the first three paragraphs beginning with “Adjustments for YAC Warrants Based Upon Stock Dividends, Stock Splits and other Adjustments”. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a YAC Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a YAC Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each YAC Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 day year. For example, if the average reported last sale price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the YAC Warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.277 shares of Class A Common Stock for each whole YAC Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the YAC Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the YAC Warrants at a “redemption price” of 0.298 shares of Class A Common Stock for each whole YAC Warrant. In no event will the YAC Warrants be exercisable in connection with this redemption feature for more than 0.361 Class A Common Stock per YAC Warrant (subject to adjustment). Finally, as reflected in the table above, we can redeem the YAC Warrants for no consideration in the event that the warrants are “out of the money” (i.e. the trading price of our Class A Common Stock is below the exercise price of the warrants) and about to expire.

This redemption feature is structured to allow for all of the outstanding YAC Warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the YAC Warrants. We have established this redemption feature to provide the YAC Warrants with an additional liquidity feature, which provides us with the flexibility to redeem the YAC Warrants for shares of Class A Common Stock, instead of cash, for “fair market value” without the YAC Warrants having to reach the $18.00 per share threshold to redeem the YAC Warrants for cash. Holders of the YAC Warrants will, in effect, receive a number of shares having a value reflecting a premium for their YAC Warrants, based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a premium in value as compared to the expected trading price that the YAC Warrants would be expected to trade. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding YAC Warrants, in this case, for shares of Class A Common Stock, and therefore have certainty as to (i) our capital structure as the YAC Warrants would no longer be outstanding and would have been exercised or redeemed and (ii) the amount of cash provided by the exercise of the YAC Warrants and available to us, and also provides a ceiling to the theoretical value of the YAC Warrants as it locks in the “redemption prices” we would pay to YAC Warrant holders if we chose to redeem YAC Warrants in this manner. While we will effectively be required to pay a “premium” to YAC Warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the YAC Warrants for shares of Class A Common Stock if we determine it is in our best interest to do so. As such, we would redeem the YAC Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the YAC Warrants and pay the premium to the YAC Warrant holders. In particular, it would allow us to quickly redeem the YAC Warrants for shares of Class A Common Stock, without having to negotiate a redemption price with the YAC Warrant holders. And for this right, we are effectively agreeing to pay a premium to the YAC Warrant holders. In addition, the YAC Warrant holders will have the ability to exercise the YAC Warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the YAC Warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing YAC Warrant holders with a premium (in the form of shares of Class A Common Stock). If we choose to redeem the YAC Warrants when the Class A Common Stock is trading at a price below the exercise price of the YAC Warrants, this could result in the YAC Warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their YAC Warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. Any redemption of the YAC Warrants for shares of Class A Common Stock will apply to both the YAC Warrants and the Private Placement Warrants. If, at the time of redemption, the YAC Warrants are exercisable for a security other than the shares of our Class A Common Stock pursuant to the Warrant Agreement (for instance, if we are not the surviving company in a business combination), the YAC Warrants may be exercised for such security. At such time as the YAC warrants become exercisable for a security other than the shares of our Class A Common Stock after the Closing, SHG Corporation (or the surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

A holder of a YAC Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such YAC Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Adjustments for Warrants Based Upon Stock Dividends, Stock Splits and other Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our Class A Common Stock if we do not complete our initial business combination within 15 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Additional Warrant Terms

In addition, if (x) we issue additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at a Newly Issued Price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) and (y) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described above under “— Redemption of warrants when the price per share of our Class A Common Stock equals or exceeds $10.00” and “— Redemption of warrants for cash when the price per share of our Class A Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

The Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us and was entered into at the closing of our IPO. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public Warrants to make any change that adversely affects the interests of the registered holders of public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the Warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions as described under the section of the final prospectus relating to our IPO entitled “Principal Stockholders — Restrictions on Transfers of Initial Sponsor Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our Sponsor) and they are not redeemable by us so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Private Placement Warrants sold as part of the units in our IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Warrants included in the YAC Units sold in our IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by our Sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Class A Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete the Business Combination, with limited exceptions.

Listing of Securities

Our YAC Units, Class A Common Stock and Private Placement Warrants are listed on Nasdaq under the symbols “YSACU,” “YSAC” and “YSACW,” respectively.

Our Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock is also the warrant agent for our warrants. We have agreed to indemnify the Transfer Agent in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Existing Certificate of Incorporation

Our Existing Certificate of Incorporation contains requirements and restrictions relating to our IPO that apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of Common Stock. Our Sponsor, who beneficially owns 20% of our Common Stock, participates in any vote to amend our Certificate of Incorporation and has the discretion to vote in any manner it chooses. Specifically, our Certificate of Incorporation provides, among other things, that:

•    If we are unable to complete our initial business combination within 15 months from the closing of our IPO, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•    Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination;

•    Although we do not intend to enter into an initial business combination with a target business that is affiliated with our Sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to Yellowstone and our stockholders from a financial point of view;

•    If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•    whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our Public Stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•    Our initial business combination will be approved by a majority of our independent directors;

•    So long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of our signing a definitive agreement in connection with our initial business combination;

•    If our stockholders approve an amendment to our Existing Certificate of Incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of our IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, we will provide our Public Stockholders with the opportunity to redeem all or a portion of their shares of Class A Common Stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares; and

•    We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our Exiting Certificate of Incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions.

Certain Anti-Takeover Provisions of Delaware Law and our Existing Certificate of Incorporation and Existing Bylaws

We have not opted out of Section 203 of the DGCL. As a result, we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•    prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•    upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•    at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring Yellowstone to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Class B Common Stock Consent Right

For so long as any shares of Class B Common Stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our Existing Certificate of Incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted.

Securities Eligible for Future Sale

We have 16,998,622 shares of Common Stock issued and outstanding. Of these shares, the 13,598,818 shares of Class A Common Stock sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,399,724 Class B Common Stock and all 7,719,779 Private Placement Warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•    1% of the total number of shares of Class A Common Stock then outstanding, which equals 230,000 shares immediately after our IPO; or

•    the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•    the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•    the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•    the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•    at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor is able to sell its Initial Sponsor Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and Stockholder Rights

The holders of the Initial Sponsor Shares, Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of working capital loans (and any shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of working capital loans and upon conversion of the Initial Sponsor Shares) are entitled to registration rights pursuant to a registration and stockholder rights agreement dated October 21, 2020, between Yellowstone and certain security holders, requiring us to register such securities for resale (in the case of the Initial Sponsor Shares, only after conversion to our Class A Common Stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, pursuant to the registration and stockholder rights agreement, our Sponsor, upon consummation of an initial business combination, will be entitled to nominate one individual for election to the SHG Corporation Board.

DESCRIPTION OF SHG CORPORATION SECURITIES

As a result of the Business Combination, YAC stockholders who receive shares of Class A Common Stock will become SHG Corporation stockholders. Your rights as SHG Corporation stockholders will be governed by Delaware law and the A&R Certificate of Incorporation and SHG Corporation Bylaws. The following description of the material terms of SHG Corporation’s securities reflects the anticipated state of affairs upon the Closing.

The following summary of the material terms of SHG Corporation’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the A&R Certificate of Incorporation and SHG Corporation Bylaws are attached as Annex E and Annex A, respectively, to this proxy statement. You are encouraged to read the applicable provisions of Delaware law, the A&R Certificate of Incorporation and SHG Corporation Bylaws in their entirety for a complete description of the rights and preferences of SHG Corporation’s securities following the business combination.

Authorized and Outstanding Capital Stock

The A&R Certificate of Incorporation authorizes the issuance of [ ■ ] shares, of which [ ■ ] shares will be shares of Class A Common Stock, par value $0.0001 per share, [ ■ ] shares will be shares of Class B Common Stock, par value $0.0001 per share, and [ ■ ] shares will be shares of preferred stock, par value $0.0001 per share.

As of [ ■ ], 2021, the Record Date, YAC had approximately [ ■ ] shares of YAC Class A Common Stock, [ ■ ] shares of YAC Class B Common Stock and YAC Public Warrants, issued and outstanding. After giving effect to the Business Combination and based on the number of shares of YAC Common Stock outstanding as of the record date, SHG Corporation will have outstanding approximately [ ■ ] shares of Class A Common Stock (assuming no redemptions), [ ■ ] shares of Class B Common Stock, and [ ■ ] SHG Corporation Warrants.

Common Stock

Voting

Pursuant to the A&R Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval.

Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by the SHG Corporation Board out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock and Class C Common Stock will not have any right to receive dividends other than stock dividends consisting of shares of Class B Common Stock, as applicable, in each case paid proportionally with respect to each outstanding share of Class B Common Stock.

Liquidation or Dissolution

Upon SHG Corporation’s liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of SHG Corporation’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of SHG Corporation.

Conversion, Transferability and Exchange

Subject to the terms of the A&R Operating Agreement, the members of Sky (other than SHG Corporation) may from time to time cause Sky to redeem any or all of their Sky Common Units in exchange for, at SHG Corporation’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Sky Equityholder Cash Out”) or shares of Class A Common Stock (the “Existing Sky Equityholder Share Settlement”); provided that SHG Corporation’s election to effect such redemption as an Existing Sky Equityholder Cash Out or an Existing Sky Equityholder Share Settlement must be approved by a committee of the SHG Corporation Board comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock. At SHG Corporation’s election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by SHG Corporation for the redeemed Sky Common Units (an “Existing Sky Equityholder Direct Exchange”).

The A&R Certificate of Incorporation will provide that (a) if a holder of Class B Common Stock exercises either the Existing Sky Equityholder Cash Out, or the Existing Sky Equityholder Share Settlement or Existing Sky Equityholder Direct Exchange, then the number of shares of Class B Common Stock held by such holder equal to the number of Sky Common Units so redeemed, cashed out or exchanged will automatically be cancelled by SHG Corporation for no consideration.

SHG Corporation may not issue Class B Common Stock such that after the issuance of Class B Common Stock, the holder of such stock does not hold an identical number of Sky Common Units.

Other Provisions

None of the Class A Common Stock or Class B Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

SHG Corporation is authorized to issue up to [ ■ ] shares of preferred stock. The SHG Corporation Board will be authorized, subject to limitations prescribed by Delaware law and the A&R Certificate of Incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The SHG Corporation Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of SHG Corporation and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class B Common Stock, which could have a negative impact on the market price of the Class A Common Stock. SHG Corporation has no current plan to issue any shares of preferred stock.

Redeemable Warrants

SHG Corporation Public Warrants

Upon the Closing, each whole SHG Corporation Public Warrant will entitle the registered holder to purchase one whole share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. Pursuant to the warrant agreement, a holder of SHG Corporation Public Warrants may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The SHG Corporation Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

SHG Corporation will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to SHG Corporation satisfying its obligations described below with respect to registration. No warrant will be exercisable and SHG Corporation will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will SHG Corporation be required to net cash settle any warrant.

SHG Corporation will be obligated to file as soon as practicable, but in no event later than 15 business days after the Closing, and to use its best efforts to file with the SEC a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when SHG Corporation will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In no event will SHG Corporation be required to net cash settle any warrant.

Redemption of Warrants for Cash

Once the warrants become exercisable, SHG Corporation may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●

if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before SHG Corporation sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by SHG Corporation, SHG Corporation may not exercise its redemption right if the issuance of shares of Class A Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or SHG Corporation is unable to effect such registration or qualification.

SHG Corporation has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and SHG Corporation issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Class A Common Stock

Commencing 90 days after the SHG Corporation Public Warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●

at a price equal to a number of shares of Class A Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock except as otherwise described below;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●

if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A Common Stock that a warrant holder will receive upon redemption by SHG Corporation pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of SHG Corporation Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the SHG Corporation Public Warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “Anti-dilution adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a SHG Corporation Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a SHG Corporation Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a SHG Corporation Public Warrant.

Redemption Date	Fair Market Value of Class A Common Stock
(period to expiration of warrants)	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042

The “fair market value” of our Class A Common Stock shall mean the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of SHG Corporation Public Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each SHG Corporation Public Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of the share of Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the SHG Corporation Public Warrants is $11.00 per share, and at such time there are 60 months until the expiration of the SHG Corporation Public Warrants, we may choose to, pursuant to this redemption feature, redeem the SHG Corporation Public Warrants at a “redemption price” of 0.281 shares of Class A Common Stock for each whole SHG Corporation Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the SHG Corporation Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the SHG Corporation Public Warrants, we may choose to, pursuant to this redemption feature, redeem the SHG Corporation Public Warrants at a “redemption price” of [ ■ ] Class A Common Stock for each whole SHG Corporation Public Warrant. Finally, as reflected in the table above, we can redeem the SHG Corporation Public Warrants for no consideration in the event that the warrants are “out of the money” (i.e., the trading price of shares of Class A Common Stock is below the exercise price of the SHG Corporation Public Warrants) and about to expire.

Any SHG Corporation Public Warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants so redeemed (“fair market value” for such SHG Corporation Public Warrants held by our officers or directors being defined as the last reported sale price of the warrants on such redemption date).

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding SHG Corporation Public Warrants (other than the Private Placement Warrants) to be redeemed when the shares of Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the SHG Corporation Public Warrants. We have established this redemption feature to provide the SHG Corporation Public Warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants for shares of Class A Common Stock, instead of cash, for “fair value” without the warrants having to reach the $18.00 per share threshold set forth above under “-Redemption of warrants for cash.” Holders of the SHG Corporation Public Warrants will, in effect, receive a number of shares representing fair value for their SHG Corporation Public Warrants based on an option pricing model with a fixed volatility input as of [ ■ ]. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding SHG Corporation Public Warrants, in this case, for Class A Common Stock, and therefore have certainty as to (a) our capital structure as the SHG Corporation Public Warrants would no longer be outstanding and would have been exercised or redeemed and (b) to the amount of cash provided by the exercise of the SHG Corporation Public Warrants and available to us, and also provides a ceiling to the theoretical value of the SHG Corporation Public Warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem SHG Corporation Public Warrants in this manner. We will effectively be required to pay fair value to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the SHG Corporation Public Warrants for Class A Common Stock if we determine it is in our best interest to do so. As such, we would redeem the SHG Corporation Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the SHG Corporation Public Warrants and pay fair value to the warrant holders. In particular, it would allow us to quickly redeem the SHG Corporation Public Warrants for Class A Common Stock, without having to negotiate a redemption price with the warrant holders, which in some situations, may allow us to more quickly and easily close the Business Combination. In addition, the warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the SHG Corporation Public Warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of Class A Common Stock). If we choose to redeem the SHG Corporation Public Warrants when the Class A Common Stock is trading at a price below the exercise price of the SHG Corporation Public Warrants, this could result in the warrant holders receiving fewer Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption Procedures and Cashless Exercise

If SHG Corporation calls the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” SHG Corporation’s management will consider, among other factors, SHG Corporation’s cash position, the number of warrants that are outstanding and the dilutive effect on SHG Corporation’s stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its warrants. If SHG Corporation’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If SHG Corporation’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. SHG Corporation believes this feature is an attractive option to it if SHG Corporation does not need the cash from the exercise of the warrants after the Closing. If SHG Corporation calls its warrants for redemption and SHG Corporation’s management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify SHG Corporation in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if SHG Corporation, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (iii) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Closing, or (iv) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend the A&R Certificate of Incorporation with respect to any provision relating to stockholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of SHG Corporation with or into another corporation (other than a consolidation or merger in which SHG Corporation is the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of SHG Corporation as an entirety or substantially as an entirety in connection with which SHG Corporation is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and SHG Corporation. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to SHG Corporation, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, SHG Corporation will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to SHG Corporation’s officers and directors and other persons or entities affiliated with Sponsor) and they are not redeemable by SHG Corporation so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than Sponsor or its permitted transferees, the private placement warrants will be redeemable by SHG Corporation and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Exclusive Forum

The proposed SHG Corporation Bylaws provide that, to the fullest extent permitted by law, and unless SHG Corporation provides notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of SHG Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of SHG Corporation’s directors, officers, employees or agents to SHG Corporation or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the A&R Certificate of Incorporation or SHG Corporation Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The SHG Corporation Bylaws will further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of the A&R Certificate of Incorporation and SHG Corporation Bylaws

The provisions of the A&R Certificate of Incorporation and SHG Corporation Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The A&R Certificate of Incorporation and the SHG Corporation Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the SHG Corporation Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of SHG Corporation unless such takeover or change in control is approved by the SHG Corporation Board.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. The A&R Certificate of Incorporation will provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The A&R Certificate of Incorporation and the SHG Corporation Bylaws will also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the SHG Corporation Board, the chairman of the SHG Corporation Board, or, until the earlier of (i) the Sunset Date or (ii) the time SHG Corporation is no longer a “controlled company,” by the secretary of SHG Corporation at the request of holders representing a majority of the total voting power of SHG Corporation’s issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require SHG Corporation Board to call a special meeting.

Advance Notice Procedures. The SHG Corporation Bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of SHG Corporation’s stockholders, and for stockholder nominations of persons for election to the SHG Corporation Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the SHG Corporation Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given SHG Corporation’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the SHG Corporation Bylaws will not give SHG Corporation Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the SHG Corporation Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SHG Corporation.

Authorized but Unissued Shares. SHG Corporation’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Sky Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of SHG Corporation’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. The A&R Certificate of Incorporation will provide that SHG Corporation is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, SHG Corporation is not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

The SHG Corporation Bylaws will limit the liability of the SHG Corporation directors and officers to the fullest extent permitted by the DGCL and provides that SHG Corporation will provide them with customary indemnification and advancement and prepayment of expenses. SHG Corporation expects to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to SHG Corporation or on its behalf.

Transfer Agent and Registrar

The transfer agent for the Common Stock will be Continental Stock Transfer & Trust Company.

[ ■ ]
[Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004]
E-mail: [ ■ ]

Registration Rights Agreement

For a description of the Registration Rights Agreement among Existing Sky Equityholders, BOC YAC, the Sponsor, and any Subsequent PIPE investors, please see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement.”

Listing of Class A Common Stock and SHG Corporation Public Warrants

Application has been made for the shares of Class A Common Stock and SHG Corporation Public Warrants to be approved for listing on Nasdaq under the symbols “[ ■ ]” and “[ ■ ]”, respectively.

PRICE RANGE OF SECURITIES AND DIVIDENDS

YAC

Class A Common Stock and YAC Public Warrants are currently listed on Nasdaq under the symbols “YSAC” and “YSACW,” respectively. Certain shares of Class A Common Stock and YAC Public Warrants currently trade as units consisting of one share of Class A Common Stock and one-half of one redeemable warrant, and are listed on Nasdaq under the symbol “YSACU.” The YAC Units will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, we will change our name to “Sky Harbour Group Corporation.” We intend to apply to continue the listing of Class A Common Stock as Class A Common Stock and YAC Public Warrants as SHG Corporation Public Warrants on Nasdaq under the symbols “[ ■ ]” and “[ ■ ],” respectively, upon the Closing. YAC’s Units commenced trading on Nasdaq on October 21, 2020. Class A Common Stock commenced trading on Nasdaq on December 8, 2020.

On August 2, 2021, the trading date before the public announcement of the Business Combination, the YAC Units, Class A Common Stock and YAC Public Warrants closed at $10.48, $10.08 and $.82, respectively. As of November 23, 2021, the closing price for each the YAC Units, Class A Common Stock and YAC Public Warrants was $10.64, $10.15 and $1.09, respectively.

YAC has not paid any cash dividends on Class A Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon YAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the SHG Corporation Board. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Sky

Sky’s securities are not currently publicly traded. We are applying to list the Class A Common Stock and SHG Corporation Public Warrants on Nasdaq in connection with the Business Combination.

ANTICIPATED ACCOUNTING TREATMENT

The Existing Sky Equityholders under both the no redemption and maximum redemption scenarios continue to control Sky before and after the Business Combination. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP.

Sky has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances: (1) Sky shareholders will have a majority of the voting power under both the no redemption and maximum redemption scenarios; (2) Sky will have the ability to nominate and represent a majority of SHG Corporation’s Board; (3) Sky’s former management will comprise the vast majority of the management of SHG Corporation and (4) the assets of Sky will represent more than double those of YAC in SHG Corporation’s balance sheet.

Under this method of accounting, YAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Sky issuing stock for the net assets of YAC, accompanied by a recapitalization. The net assets of YAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Sky.

APPRAISAL RIGHTS

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Yellowstone Acquisition Company, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. Our email address is [ ■ ]. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is the Continental Stock Transfer & Trust Company.

[ ■ ]
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail: [ ■ ]

SUBMISSION OF STOCKHOLDER PROPOSALS

The Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at SHG Corporation’s 2022 annual meeting of stockholders, assuming consummation of the Business Combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the SHG Corporation Bylaws. Since the 2022 annual meeting would be SHG Corporation’s first annual meeting of stockholders, such proposals must be received by SHG Corporation at its offices at 136 Tower Road, Suite 205, MillionAir Terminal, Westchester County Airport, West Harrison, NY 10604, a reasonable time before the SHG Corporation begins to print and mail the 2022 annual meeting proxy materials in order to be considered for inclusion in SHG Corporation’s proxy materials for the 2022 annual meeting.

In addition, if the Business Combination is consummated, the SHG Corporation Bylaws will provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to SHG Corporation at 136 Tower Road, Suite 205, MillionAir Terminal, Westchester County Airport, West Harrison, NY 10604, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (which, in the case of the first annual meeting of stockholders following the consummation of the Business Combination, the preceding year’s annual meeting date is deemed under the SHG Corporation Bylaws to be [ ■ ]); provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, which we anticipate will be the case for the 2022 annual meeting, notice by the stockholder to be timely must be so received not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by SHG Corporation. Nominations and proposals also must satisfy other requirements set forth in the SHG Corporation Bylaws. The chairman of the SHG Corporation Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

YAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on YAC at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination, you should contact via phone at 402-205-6511 or in writing to Secretary, Yellowstone Acquisition Company, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

If you are a stockholder and would like to request documents, please do so no later than five business days before the Special Meeting in order to receive them before the Special Meeting. If you request any documents from the Company, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to YAC has been supplied by YAC, and all such information relating to Sky has been supplied by Sky. Information provided by either YAC or Sky does not constitute any representation, estimate or projection of the other.

This document is a proxy statement of YAC for the Special Meeting. YAC has not authorized anyone to give any information or make any representation about the Business Combination, YAC or Sky that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

I. YAC’s Financial Statements as of September 30, 2021 and for the nine months ended September 30, 2021 and As of and for the Year ended December 31, 2020
Consolidated Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020 (Audited)	F-2
Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2021	F-3
Unaudited Consolidated Statements of Changes in Members’ Equity (Deficit) for the nine months ended September 30, 2021	F-4
Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2021	F-5
Unaudited Notes to Consolidated Financial Statements	F-6

Report of Independent Registered Public Accounting Firm	F-14
Consolidated Balance Sheet as of December 31, 2020	F-15
Consolidated Statements of Operations for the year ended December 31, 2020	F-16
Consolidated Statements of Changes in Members’ Deficit for the year ended December 31, 2020	F-17
Consolidated Statements of Cash Flows for the year ended December 31, 2020	F-18
Notes to Consolidated Financial Statements	F-19

II. Sky’s Financial Statements as of September 30, 2021 and for the nine months ended September 30, 2021 and September 30, 2020 and As of and for the Years ended December 31, 2020 and 2019
Consolidated Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020 (Audited)	F-32
Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2021 and September 30, 2020	F-33
Unaudited Consolidated Statements of Changes in Members’ Equity (Deficit) for the nine months ended September 30, 2021 and September 30, 2020	F-34
Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2021 and September 30, 2020	F-35
Notes to Unaudited Consolidated Financial Statements	F-37

Report of Independent Registered Public Accounting Firm	F-56
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-57
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	F-58
Consolidated Statements of Changes in Members’ Deficit for the years ended December 31, 2020 and 2019	F-59
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-60
Notes to Consolidated Financial Statements	F-62

YELLOWSTONE ACQUISITION COMPANY

UNAUDITED BALANCE SHEETS

	September 30, 2021	December 31, 2020
Assets:
Current assets:
Cash	$865,018	$1,122,194
Investments held in Trust	138,742,756	138,716,226
Prepaid expenses	295,041	403,186
Total Assets	139,902,815	140,241,606

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable and accrued expenses	370,287	153,928
Note payable to Sponsor	1,000,000	-
Deferred underwriting fee payable	4,759,615	4,759,615
Total Current Liabilities	6,129,902	4,913,543
Warrants liability	13,648,074	18,003,841
Total Liabilities	19,777,976	22,917,384

Commitments and Contingencies:
Class A common stock, $0.0001 par value; 13,598,898 shares subject to possible redemption at $10.20 per share	138,708,760	138,708,760

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized	-	-
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 3,399,724 shares issued and outstanding at September 30, 2021 and December 31, 2020	340	340
Additional paid-in capital	-	-
Accumulated deficit	(18,584,261)	(21,384,878)
Total Stockholders' Equity	(18,583,921)	(21,384,538)
Total Liabilities and Stockholders' Equity	$139,902,815	$140,241,606

YELLOWSTONE ACQUISITION COMPANY

UNAUDITED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2021

and for the Period from August 25, 2020 (Inception) through September 30, 2020

	For the Three Months Ended September 30, 2021	For the period from August 25, 2020 (inception) through September 30, 2020	For the Nine Months Ended September 30, 2021	For the period from August 25, 2020 (inception) through September 30, 2020

Professional fees and other expenses	$(823,735)	$-	$(1,074,639)	$-
State franchise taxes, other than income tax	(21,803)	-	(150,000)	-
General and administrative costs	(204,406)	(2,178)	(352,029)	(2,178)
Change in fair value of warrant liability	(2,177,885)	-	4,355,766	-
Net (loss) income from operations	(3,227,829)	(2,178)	2,779,098	(2,178)
Other income - interest and dividend income	9,500	-	23,387	-
Unrealized gain (loss) on marketable securities held in Trust	1,812	-	(1,868)	-
Income (loss) before income taxes	(3,216,517)	(2,178)	2,800,617	(2,178)
Income tax (provision) benefit	-	-	-	-
Net (loss) income attributable to common shares	$(3,216,517)	$(2,178)	$2,800,617	$(2,178)

Net (loss) income per common share:
Class A Common Stock - basic and diluted	$(0.19)	$(0.00)	$0.16	$(0.00)
Class B Common Stock - basic and diluted	$(0.19)	$(0.00)	$0.16	$(0.00)

YELLOWSTONE ACQUISITION COMPANY

UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period from August 25, 2020 (Inception) through September 30, 2020 and for the Period from December 31, 2020 through September 30, 2021

	Common Stock
	Class A		Class B
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity
Balance – August 25, 2020 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of Class B common stock to Sponsor	-	-	3,593,750	359	24,641	-	25,000
Net loss	-	-	-	-	-	(2,178)	(2,178)
Balance – September 30, 2020	-	$-	3,593,750	$359	$24,641	$(2,178)	$22,822

Balance – December 31, 2020	-	$-	3,399,724	$340	$-	$(21,384,878)	$(21,384,538)
Net income (loss)	-	-	-	-	-	4,430,213	4,430,213
Balance – March 31, 2021	-	$-	3,399,724	$340	$-	$(16,954,665)	$(16,954,325)
Net income (loss)	-	-	-	-	-	1,586,921	1,586,921
Balance – June 30, 2021	-	$-	3,399,724	$340	$-	$(15,367,744)	$(15,367,404)
Net income (loss)	-	-	-	-	-	(3,216,517)	(3,216,517)
Balance – September 30, 2021	-	$-	3,399,724	$340	$-	$(18,584,261)	$(18,583,921)

YELLOWSTONE ACQUISITION COMPANY

UNAUDITED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2021

and for the Period from August 25, 2020 (Inception) through September 30, 2020

	For the nine months ended September 30, 2021	For the period from August 25, 2020 (inception) through September 30, 2020

Cash Flows from Operating Activities:
Net Income (Loss)	$2,800,617	$(2,178)
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain (loss) on marketable securities held in Trust	1,868	-
Issuance costs related to warrant liability	-	-
Change in fair value of warrant liability	(4,355,766)	-
Changes in operating assets and liabilities:
Prepaid expenses	108,145	-
Accounts payable and accrued expenses	216,359	-
Net cash used in operating activities	(1,228,777)	(2,178)

Cash Flows from Investing Activities:
Proceeds from sales of investments	901,737,862	-
Purchase of investments	(901,766,261)	-
Net cash used in investing activities	(28,399)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class A common stock, gross	-	-
Proceeds from issuance of Class B common stock to Sponsor	-	25,000
Proceeds from issuance of Private Placement Warrants	-	-
Proceeds from Note Payable to Sponsor	1,000,000	150,000
Deferred offering costs paid	-	(145,242)
Net cash provided by financing activities	1,000,000	29,758

Net (decrease) increase in cash	(257,176)	27,580

Cash – beginning of the period	1,122,194	-
Cash – end of the period	$865,018	$27,580

Interest Paid in Cash	$-	$-
Income Taxes Paid in Cash	$-	$-

YELLOWSTONE ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Description

Organization and General

Yellowstone Acquisition Company (the “Company” or "Yellowstone") was incorporated in Delaware on August 25, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company’s management has broad discretion with respect to the Business Combination, but intends to focus its search for a target business in the homebuilding, manufacturing serving the homebuilding market, financial services and commercial real estate industries. The Company’s Sponsor is BOC Yellowstone LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31 as its fiscal year-end.

The Company completed its initial public offering (“IPO”) on October 26, 2020 as further described below. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. Subsequent to the IPO, the Company has generated and will continue to generate non-operating income in the form of investment income on cash and cash equivalents from the proceeds derived from the IPO and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

In our opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of unaudited financial position and unaudited results of operations for the interim period presented have been reflected herein.  The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the interim unaudited financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2020 as reported in our Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on May 24, 2021, have been omitted.

Proposed Sky Harbour Business Combination

On August 1, 2021, Yellowstone Acquisition Company (the “Company”) and Sky Harbour LLC (“SHG”), a Delaware limited liability company, entered into a definitive equity purchase agreement (the “Equity Purchase Agreement”), which was subsequently announced on August 2, 2021.  Immediately thereafter, BOC YAC Funding LLC (“BOC YAC”), a Delaware limited liability company and wholly owned subsidiary of Boston Omaha Corporation (“Boston Omaha”), entered into a Series B Preferred Unit Purchase Agreement (the “Series B Purchase Agreement”) with SHG, which was also subsequently announced.  As part of the transaction, BOC YAC invested $55 million directly into SHG, and upon the successful consummation of the business combination between SHG and Yellowstone (the "Proposed Business Combination"), this investment will convert into 5,500,000 shares of the post-combination public company’s Class A Common Stock, valued at $10.00 per share (the “BOC Initial Investment”).  In the event the Business Combination is not consummated, Boston Omaha’s investment will remain as Series B Preferred units of SHG. Additionally, the Company and SHG will seek to raise additional funding to support the business combination through a private placement investment (“PIPE”) of $100 million to be consummated at the closing of the transaction.

On August 25, 2021, SHG announced that its subsidiary, Sky Harbour Capital LLC (“SH Capital”), entered into an agreement for $166 million in financing through the sale of Series 2021 private activity tax-exempt senior bonds through municipal conduit issuer, Public Finance Authority (“PFA”). SH Capital and its subsidiaries Sky Harbour Sugar Land Airport, LLC, Sky Harbour Opa Locka Airport, LLC, Nashville Hangars LLC, APA Hangars LLC, and DVT Hangars LLC will constitute an Obligated Group, the property and revenues of which will secure the bonds on a joint and several basis. The bond issuance consists of unrated senior fixed rate tax-exempt bonds with three term maturities, in 2036, 2041 and 2054, with principal amortization from 2032 thru 2054 (average life of 24 years). The term bonds were priced to yield 3.80% (2036), 4.00% (2041) and 4.25% (2054). This bond financing was completed on September 14, 2021.

In addition to the $138.7 million held in trust related to Yellowstone’s initial public offering and the $55.0 million preferred financing, Boston Omaha has agreed to provide to SHG a backstop valued at up to an additional $45.0 million through the purchase of additional shares of Yellowstone Class A common stock at a price of $10 per share if needed to meet the minimum investment condition of $150.0 million of cash and securities to SHG at the closing. This amount excludes additional funds which may be raised in the PIPE. All SHG equityholders are retaining 100% of their equity in the combined company. The cash proceeds are expected to be used to fund the completion of four initial airport hangar campuses in addition to expansion at SHG’s location currently in operation.

The transaction has been unanimously approved by the Yellowstone Board of Directors, as well as the Board of Managers and all equityholders of SHG, and is subject to the satisfaction of customary closing conditions, including the approval of the shareholders of Yellowstone.

Financing

The registration statement for the Company’s IPO was declared effective on October 21, 2020. On October 26, 2020, the Company consummated its IPO of 12,500,000 units (the “Units” and, with respect to the shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of the Company included in the Units being offered, the “Public Shares”) at $10.00 per Unit, which is discussed in Note 3, and the sale of 7,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to BOC Yellowstone LLC (the “Sponsor”), that closed simultaneously with the Initial Public Offering.

Upon the closing of the IPO, $127,500,000 ($10.20 per Unit) of the net proceeds of the sale of the Units in the IPO, including proceeds of the sale of the Private Placement Warrants, were placed in a trust account (“Trust Account”) located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee.  In connection with the exercise of the underwriters' overallotment option on December 1, 2020, $10,988,980 of the net proceeds of the sale of the additional Units sold, inclusive of the proceeds from the sale of the additional Private Placement Warrants to our Sponsor, were placed in the Trust Account.

Trust Account

Funds held in the Trust Account are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

YELLOWSTONE ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (continued)

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination although the Company believes the Proposed Business Combination meets all of these criteria.

As discussed above, the Company, entered into a definitive agreement for the Proposed Business Combination and intends to seek stockholder approval of the Proposed Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Proposed Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The Company will complete the Proposed Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Proposed Business Combination.

The Company will provide its stockholders holding Class A common stock with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.20 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The shares of Class A common stock are recorded at redemption value and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required under applicable law or stock exchange listing requirements and if the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Founder Shares have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased in or after the IPO in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a stockholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination. Additionally, each public stockholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

YELLOWSTONE ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (continued)

Business Combination (continued)

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination.

The Company will have until 15 months from the closing of the IPO, or January 25, 2022, to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the IPO price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.20 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it has opted to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Covid-19 Considerations

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission.

YELLOWSTONE ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (continued)

Net (Loss) Income Per Common Share

Net (loss) income per share of common stock is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. We apply the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

As of September 30, 2021, we had outstanding warrants to purchase up to 14,519,228 shares of Class A common stock. The weighted average of these shares was excluded from the calculation of diluted net (loss) income per share of common stock since the exercise of the warrants is contingent upon the occurrence of future events. As of September 30, 2021, we did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in our earnings. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the period.

Reconciliation of Earnings per Common Share

Basic and diluted earnings per common share is calculated as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021		September 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per share
Numerator:
Allocation of net (loss) income	$(2,573,214)	$(643,303)	$2,240,494	$560,123

Denominator:
Weighted-average shares outstanding	13,598,898	3,399,724	13,598,898	3,399,724

Basic and diluted net (loss) income per share	$(0.19)	$(0.19)	$0.16	$0.16

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At September 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts presented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

YELLOWSTONE ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Warrants Liability

We account for the warrants in accordance with the guidance contained in Accounting Standards Codification 815 (“ASC 815”), “Derivatives and Hedging”, under which the warrants do not meet the criteria for equity treatment and must be recorded as derivative liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the warrants are exercised, and any change in fair value is recognized in our statement of operations. The fair value of the Private Placement Warrants and the Public Warrants issued in connection with the Public Offering have been measured based on the listed market price of such Warrants.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

For those liabilities or benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to uncertain tax positions as income tax expense. At September 30, 2021, management has not identified any uncertain tax positions that are not more likely than not to be sustained.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Redeemable Shares of Class A Common Stock

All of the 13,598,898 shares of Class A common stock sold as parts of the Units in the Public Offering contain a redemption feature. In accordance with the Accounting Standards Codification 480-10-S99-3A (“ASC 480”), “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company classifies all shares of Class A common stock as redeemable.

Recently issued accounting pronouncements not yet adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated on a regular basis or if a Business Combination is completed where the impact could be material.

Note 3 — Initial Public Offering

Public Units

On October 26, 2020, the Company consummated its IPO of 12,500,000 units at $10.00 per Unit, generating gross proceeds of $125,000,000. Each unit issued in the offering consisted of one share of Yellowstone’s Class A common stock and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 6). The underwriters were granted a 45-day option from the date of the final prospectus to the Initial Public Offering to purchase up to 1,875,000 additional Units to cover over-allotments, if any, at $10.00 per Unit.  On December 1, 2020, the underwriters' over-allotment option was exercised resulting in the purchase of an additional 1,098,898 Units.

YELLOWSTONE ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Note 4 — Related Party Transactions

Founder Shares

On August 31, 2020, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), for an aggregate price of $25,000. Between October 9, 2020, and December 31, 2020, the Sponsor surrendered 2,350,276 Founder Shares to the Company for no consideration, resulting in an aggregate of 3,399,724 Founder Shares outstanding as of September 30, 2021. The Founder Shares will automatically convert into Class A common stock on a one-for-one basis at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions.

Private Placement Warrants

The Sponsor purchased an aggregate of 7,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant from the Company in a private placement that closed simultaneously with the closing of the IPO. In connection with the underwriter’s exercise of the over-allotment option on December 1, 2020, the Sponsor purchased an additional 219,779 private placement warrants at a price of $1.00 per whole warrant. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6). Of the total $7,500,000 in initial proceeds from the sale of the Private Placement Warrants, $5,000,000 was added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Related Party Reimbursement and Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Any Working Capital Loans made by the Sponsor may be converted into warrants, at the price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds held in the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On September 27, 2021, the Sponsor agreed to loan the Company an aggregate of up to $1,000,000 to cover expenses related to the Proposed Business Combination pursuant to a promissory note (the “Note”). This loan bears interest at the Federal Short Term Rate published pursuant to Section 1274(d) of the Code, compounded annually.  The loan is payable on the earlier of the date on which the Company consummates its Business Combination or the date that the Company’s winding up is effective.  The principal balance, together with all accrued interest thereon, may be prepaid at any time at the election of the Company. As of September 30, 2021, there was $1,000,000 outstanding under the Note. At the option of the holder, the Note is convertible into Private Placement Warrants at a price of $1.00 per warrant. The Sponsor may elect to convert all or any portion of the unpaid principal balance of the Note, together with all accrued and unpaid interest thereon, into that number of warrants, each whole warrant exercisable for one ordinary share of the Company (the “Conversion Warrants”), equal to: (x) the portion of the principal amount of the Note, together with all accrued and unpaid interest thereon, being converted, divided by (y) $1.50, rounded up to the nearest whole number of warrants. The Conversion Warrants shall be identical to the Private Placement Warrants issued by the Company to the Sponsor.

Note 5 — Commitments

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, Conversion Warrants that may be issued upon conversion of the Note and any additional warrants that may be issued in connection with any further Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants, the Conversion Warrants that may be issued upon conversion of the Note and any additional warrants that may be issued in connection with any further Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,500,000 in the aggregate, which amount was paid upon the closing of the Initial Public Offering. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $4,759,615 (including over-allotment units) in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

YELLOWSTONE ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

Note 6 — Stockholders' Equity

Common Stock

Class A common stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2021, there were 13,598,898 shares of Class A common stock issued and outstanding, all of which is subject to possible redemption.

Class B common stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 30, 2021, there were 3,399,724 shares of Class B common stock outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.

The shares of Class B common stock are identical to the shares of Class A common stock included in the units sold in the offering, and holders of Class B common stock have the same stockholder rights as public stockholders, except that (i) the shares of Class B common stock are subject to certain transfer restrictions, as described in more detail below, (ii) the Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Class B common stock and any public shares held by them in connection with the completion of the Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to any Class B common stock held by them if the Company fails to complete the Business Combination within the prescribed time period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the Business Combination within such time period, (iii) the Class B common stock are shares that will automatically convert into shares of the Class A common stock at the time of the initial Business Combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights and (iv) are subject to registration rights. If the Company submits the Business Combination to the public stockholders for a vote, the Sponsor has agreed to vote any Class B common stock held by it and any public shares purchased during or after the offering in favor of the initial Business Combination.

With certain limited exceptions, the shares of Class B common stock are not transferable, assignable or saleable (except to the officers and directors and other persons or entities affiliated with the Sponsor and other permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On November 16, 2020, BOC Yellowstone LLC transferred to BOC Yellowstone II LLC 206,250 shares of Class B common stock for no consideration. All other shares of Class B common stock are owned by BOC Yellowstone LLC. BOC Yellowstone LLC sold to the lead investor in the Company's IPO a membership interest in BOC Yellowstone II LLC for a purchase price of $309,375. Upon the completion of any Business Combination, BOC Yellowstone LLC has agreed to transfer the 206,250 shares of Class B common stock to this investor. Any Class B common stock ultimately distributed to the investor is subject to all restrictions imposed on the Sponsor, including but not limited to, waiver of redemption rights in connection with completion of any initial Business Combination and rights to liquidating distributions from the trust account if the Company fails to complete the initial Business Combination. Any shares held by such investor will be subject to the anti-dilution provisions for the Class B common stock and the impact thereof. BOC Yellowstone LLC is the sole managing member of BOC Yellowstone II LLC.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021, there were no shares of preferred stock issued or outstanding.

Note 7 — Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company's financial assets and liabilities reflects management's estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company's assets that are measured at fair value on a recurring basis at September 30, 2021 are comprised of $138,742,756 of marketable U.S. treasury securities held in the Trust Account and $13,648,074 of Public and Private Placement warrants issued in connection with our Initial Public Offering, all of which are classified as Level 1 within the fair value hierarchy and are measured using quoted prices in active markets for identical assets or liabilities.  For the nine months ended September 30, 2021, the Company recognized a gain in the statement of operations resulting from a decrease in the fair value of the warrant liability of $4,355,766 presented as change in fair value of warrant liability.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Yellowstone Acquisition Company:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Yellowstone Acquisition Company (the Company) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity, and cash flows for the period from August 25, 2020 (inception) to December 31, 2020, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 25, 2020 (inception) to December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Correction of Misstatements

As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

Omaha, Nebraska

March 12, 2021, except for the effect of the restatement disclosed in Note 2, as to which the date is May 24, 2021

YELLOWSTONE ACQUISITION COMPANY

BALANCE SHEET (As Restated)

December 31, 2020

Assets:
Current assets:
Cash	$1,122,194
Investments held in Trust	138,716,226
Prepaid expenses	403,186
Total Assets	140,241,606

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable and accrued expenses	153,928
Deferred underwriting fee payable	4,759,615
Total current liabilities	4,913,543
Warrants liability	18,003,841
Total Liabilities	22,917,384

Commitments and Contingencies:
Class A common stock, $0.0001 par value; 13,598,898 shares subject to possible redemption at $10.20 per share	138,708,760

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized	-
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 3,399,724 shares issued and outstanding	340
Additional paid-in capital	-
Accumulated deficit	(21,384,878)
Total Stockholders' Equity	(21,384,538)
Total Liabilities and Stockholders' Equity	$140,241,606

See accompanying notes to financial statements.

YELLOWSTONE ACQUISITION COMPANY

STATEMENT OF OPERATIONS (As Restated)

For the Period from August 25, 2020 (inception) to December 31, 2020

Professional fees and other expenses	$(656,563)
State franchise taxes, other than income tax	(70,542)
General and administrative costs	(241,749)
Gain on sale of investment	12,297
Remeasurement of warrant liability	(2,070,328)
Unrealized gain on marketable securities held in Trust	2,081
Net Loss	$(3,024,804)

Net loss per common share:
Class A common stock - basic and diluted	$0.27
Class B common stock - basic and diluted	$0.27

See accompanying notes to financial statements.

YELLOWSTONE ACQUISITION COMPANY

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (As Restated)

For the Period from August 25, 2020 (inception) to December 31, 2020

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – August 25, 2020 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of Class B common stock to Sponsor	-	-	3,593,750	359	24,641	-	25,000
Net loss	-	-	-	-	-	(2,178)	(2,178)
Balance – September 30, 2020	-	$-	3,593,750	$359	$24,641	$(2,178)	$22,822
Sale of units in initial public offering, gross	-	$-	-	$-	$135,988,980	$-	135,988,980
Offering costs	-	-	-	-	(7,451,220)	-	(7,451,220)
Over-allotment reduction of Class B common stock	-	-	(194,026)	(19)	19	-	-
Sale of private placement warrants to Sponsor in private placement	-	-	-	-	7,719,779	-	7,719,779
Reclassification of warrants to liabilities	-	-	-	-	(15,933,513)	-	(15,933,513)
Common stock subject to possible redemption	-	-	-	-	(120,348,686)	(18,360,074)	(138,708,760)
Net loss	-	-	-	-	-	(3,022,626)	(3,022,626)
Balance – December 31, 2020	-	$-	3,399,724	$340	$-	$(21,384,878)	$(21,384,538)

See accompanying notes to financial statements.

YELLOWSTONE ACQUISITION COMPANY

STATEMENT OF CASH FLOWS (As Restated)

For the Period from August 25, 2020 (inception) to December 31, 2020

Cash Flows from Operating Activities:
Net Loss	$(3,024,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on disposition of investments	(12,297)
Issuance costs related to warrant liability	509,899
Warrant liability expense	2,070,328
Unrealized gain on marketable securities held in trust account	(2,081)
Prepaid expenses	(403,186)
Accounts payable and accrued expenses	153,928
Net cash used in operating activities	(708,213)

Cash Flows from Investing Activities:
Proceeds from sales of investments	266,000,000
Purchase of investments	(404,701,848)
Net cash used in investing activities	(138,701,848)

Cash Flows from Financing Activities:
Proceeds from issuance of Class A common stock, gross	135,988,980
Proceeds from issuance of Founders Shares to Sponsor	25,000
Proceeds from issuance of Private Placement Warrants	7,719,779
Offering costs	(3,201,504)
Net cash provided by financing activities	140,532,255

Net increase in cash	1,122,194

Cash – beginning of the period	-
Cash – end of the period	$1,122,194

Supplemental disclosure of noncash activities:
Deferred underwriting fee	$4,759,615

See accompanying notes to financial statements.

YELLOWSTONE ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Business Operations

Organization and General

Yellowstone Acquisition Company (the “Company”) was incorporated in Delaware on August 25, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company’s management has broad discretion with respect to the Business Combination, but intends to focus its search for a target business in the homebuilding,  manufacturing serving the homebuilding market, financial services and commercial real estate industries. The Company’s Sponsor is BOC Yellowstone LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31 as its year-end.

The Company completed its initial public offering (“IPO”) on October 26, 2020 as further described below. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. Subsequent to the IPO, the Company has generated and will continue to generate non-operating income in the form of investment income on cash and cash equivalents from the proceeds derived from the IPO and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Financing

The registration statement for the Company’s IPO was declared effective on October 21, 2020. On October 26, 2020, the Company consummated its IPO of 12,500,000 units (the “Units” and, with respect to the shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of the Company included in the Units being offered, the “Public Shares”) at $10.00 per Unit, which is discussed in Note 3, and the sale of 7,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to BOC Yellowstone LLC (the “Sponsor”), that closed simultaneously with the Initial Public Offering.

Upon the closing of the IPO, $127,500,000 ($10.20 per Unit) of the net proceeds of the sale of the Units in the IPO, including proceeds of the sale of the Private Placement Warrants, were placed in a trust account (“Trust Account”) located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee.  In connection with the exercise of the underwriters' overallotment option on December 1, 2020, $10,988,980 of the net proceeds of the sale of the additional Units sold, inclusive of the proceeds from the sale of the additional Private Placement Warrants to our Sponsor, were placed in the Trust Account.

Trust Account

Funds held in the Trust Account are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.20 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The shares of Class A common stock are recorded at redemption value and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Founder Shares have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased in or after the IPO in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a stockholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination. Additionally, each public stockholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination.

The Company will have until 15 months from the closing of the IPO, or January 25, 2022, to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the IPO price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.20 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it has opted to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Covid-19 Considerations

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Restatement of Previously Issued Financial Statements

We previously accounted for outstanding warrants issued in connection with our initial public offering in October 2020 as components of equity rather than as derivative liabilities.  In light of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) issued by the staff of the SEC on dated April 12, 2021 (the “SEC Staff Statement”), we further evaluated the warrants under Accounting Standards Codification 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”), which addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Based on management’s evaluation, the Audit Committee, in consultation with management, concluded that the Company’s warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40.  As a result, we are reclassifying the warrants as derivative liabilities measured at their estimated fair values at the end of each reporting period and recognizing changes in the estimated fair value of the derivative instruments from the prior period should be reported in our operating results for the current period. In the process of evaluating our financial statements we also restated our financial statements to classify all Class A Common Stock in temporary equity. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The Company had previously classified 821,637 shares in permanent equity. Although we did not specify a maximum redemption threshold, our charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. We restated our financial statements to classify all Class A Common Stock as temporary equity and any related impact, as the threshold in our charter would not change the nature of the underlying shares as redeemable and thus would be required to be disclosed outside of permanent equity.

Our accounting for the warrants as components of equity instead of as derivative liabilities, and the reclassification of amounts from permanent equity to temporary equity result in non-cash financial statement corrections and will have no impact on our current or previously reported cash position or our investing and financing cash flows.

The following tables summarize the effect of the restatement on each financial statement line items as of the dates, and for the period, indicated.  The effects of the restatement are incorporated within Notes 3, 5, 6, 9 and 10 to the financial statements.

	December 31, 2020
	As Previously
	Reported	Adjustments	As Restated
Balance Sheet
Warrants liability	$-	$18,003,841	$18,003,841
Total liabilities	4,913,543	18,003,841	22,917,384
Class A common stock subject to possible redemption (1)	130,328,062	(2,552,816)	127,775,246
Allocation of underwriters' discounts, offering costs and deferred fees to Class A shares (1)	-	(7,451,220)	(7,451,220)
Immediate accretion to redemption amount (1)	-	18,384,734	18,384,734
Total temporary equity (1)	130,328,062	8,380,698	138,708,760
Class A common stock subject to possible redemption (1)	82	(82)	-
Additional paid-in capital	5,444,155	(5,444,155)	-
Accumulated deficit	(444,576)	(20,940,302)	(21,384,878)
Total stockholders' equity (deficit)	5,000,001	(26,384,539)	(21,384,538)
Statement of Operations
Warrant liability expense	$-	$(2,070,328)	$(2,070,328)
Allocated expense for warrant issuance cost (Professional fees)	-	(509,899)	(509,899)
Net loss	(444,576)	(2,580,228)	(3,024,804)
Class A common stock - basic and diluted	0.00	0.27	0.27
Class B common stock - basic and diluted	(0.10)	0.37	0.27
Statement of Cash Flows
Net loss	$(444,576)	$(2,580,228)	$(3,024,804)
Issuance costs related to warrant liability	-	(509,899)	(509,899)
Changes in fair value warrants derivative liability	-	(2,070,328)	(2,070,328)

	October 26, 2020
	As Previously
	Reported	Adjustments	As Restated
Balance Sheet
Warrants liability	$-	$17,539,227	$17,539,227
Total liabilities	4,517,382	17,539,227	22,056,609
Class A common stock subject to possible redemption	120,251,810	7,523,435	127,775,245
Allocation of underwriters' discounts, offering costs and deferred fees to Class A shares (1)	-	(7,451,220)	(7,451,220)
Immediate accretion to redemption amount	-	18,384,735	18,384,735
Total temporary equity	120,251,810	18,456,950	138,708,760
Class A common stock	47	(47)	-
Additional paid-in capital	5,002,982	(5,002,982)	-
Accumulated deficit	(3,385)	(30,993,148)	(30,996,533)
Total stockholders' equity (deficit)	5,000,003	(35,996,177)	(30,996,174)

(1) The associated amounts reflect the additional 1,098,898 units sold on December 1, 2020 as a result of the underwriters' over-allotment option being exercised.

3.	Significant Accounting Policies (As Restated)

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission.

Net Loss Per Common Share

The Company has two classes of shares, which are referred to as Class A Common Stock (the “Common Stock”) and Class B Common Stock (the “Founders Shares”). Earnings and losses are shared pro rata between the two classes of shares. Private and public warrants to purchase 14,519,228 shares of Common Stock at $11.50 per share were issued in conjunction with both our Initial Public Offering on October 26, 2020 as well as the closing of the underwriters' overallotment option on December 1, 2020. No warrants were exercised during the year ended December 31, 2020. The 14,519,228 potential common shares for outstanding warrants to purchase the Company's stock were excluded from diluted earnings per share in 2020 as the Company had a net loss for the year. As a result, diluted net loss per common share is the same as basic net loss per common share for the period.

Reconciliation of Net Loss per common share

Basic and diluted loss per common share is calculated as follows:

	For the period from
	August 25, 2020
	(inception) through
	December 31, 2020 (As Restated)
	Class A	Class B
Basic and diluted net loss per share
Numerator:
Allocation of net loss	$(1,868,311)	$(1,156,493)

Denominator:
Weighted-average shares outstanding	6,975,341	4,317,769

Basic and diluted net loss per share	$(0.27)	$(0.27)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

We comply with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to our Public Offering and were charged to equity upon the completion of our Public Offering. Accordingly, offering costs totaling $7,451,220 were charged to equity. Since we are required to classify the warrants as derivative liabilities, offering costs totaling $509,899 that were previously recognized in equity are now reflected as an expense in the statement of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

For those liabilities or benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to uncertain tax positions as income tax expense. At December 31, 2020, management has not identified any uncertain tax positions that are not more likely than not to be sustained.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Class A Common Stock Subject to Possible Redemption

As discussed in Note 4, all of the 13,598,898 Class A Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company had previously classified 821,637 shares in permanent equity given its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company restated its financial statements to classify all Class A Common Stock as redeemable as the threshold in its charter does not change the nature of the underlying shares as redeemable and thus would be required to be disclosed outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Warrants Liability

The Company accounts for warrants for shares of the Company’s common stock that are not indexed to its own stock as liabilities at fair value on the balance sheet. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized in the Company’s the statement of operations. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as a liability at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants as of the date of our Initial Public Offering was estimated using a binomial lattice model (see Note 9), with subsequent measurement based upon observable transactions for the warrants.

Recently issued accounting pronouncements not yet adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated on a regular basis or if a Business Combination is completed where the impact could be material.

4.	Initial Public Offering

Public Units

On October 26, 2020, the Company consummated its IPO of 12,500,000 units at $10.00 per Unit, generating gross proceeds of $125,000,000. Each unit issued in the offering consisted of one share of Yellowstone’s Class A common stock and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

The public warrants issued as part of the Units are accounted for as liabilities as there are terms and features that do not qualify for equity classification in ASC 815-40. The fair value of the public warrants at issuance date was a liability of $8,213,734. At December 31, 2020, the fair value has increased to $8,431,317. The change in fair value of $217,583 is reflected as an expense in the statement of operations.

All of the 13,598,898 Class A Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Given that the Class A Common Stock was issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A Common Stock classified as temporary equity is the allocated proceeds based on the guidance in ASC 470-20.

Our Class A Common Stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

5.	Related Party Transactions (As Restated)

Founder Shares

On August 31, 2020, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), for an aggregate price of $25,000. Between October 9, 2020, and December 31, 2020, the Sponsor surrendered 2,350,276 Founder Shares to the Company for no consideration, resulting in an aggregate of 3,399,724 Founder Shares outstanding as of December 31, 2020. The Founder Shares will automatically convert into Class A common stock on a one-for-one basis at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions.

The sale of the Founders Shares is in the scope of ASC Topic 718, “Compensation-Stock Compensation.”  Under ASC Topic 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence. As of December 31, 2020, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.

Private Placement Warrants

The Sponsor purchased an aggregate of 7,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant from the Company in a private placement that closed simultaneously with the closing of the IPO. In connection with the underwriter’s exercise of the over-allotment option on December 1, 2020, the Sponsor purchased an additional 219,779 private placement warrants at a price of $1.00 per whole warrant. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6). Of the total $7,500,000 in initial proceeds from the sale of the Private Placement Warrants, $5,000,000 was added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Related Party Reimbursement and Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Sponsor makes any Working Capital Loans, such loans may be converted into warrants, at the price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds held in the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.

6.	Income Taxes (As Restated)

Effective Tax Rate Reconciliation

A reconciliation of the statutory federal income tax expense to the income tax expense (benefit) from continuing operations provided at December 31, 2020 is as follows:

Year Ended
December 31,
2020 (As Restated)
Income tax expense (benefit) at the federal statutory rate	$(93,745)
State income taxes (benefit) - net of federal income tax benefits	(32,634)
Change in valuation allowance	126,379
Total income tax expense (benefit)	$-

Components of the Company’s deferred tax asset at December 31, 2020 are as follows:

Net operating loss	$126,379
Valuation allowance	(126,379)
Total deferred tax asset	$-

The Company established a valuation allowance of $126,379 as of December 31, 2020, which fully offsets the deferred tax asset as of December 31, 2020 of $126,379. The deferred tax asset results from applying an effective combined federal and state tax rate of approximately 4.2% to net operating loss of $3,024,804 as of December 31, 2020. The Company’s net operating losses have an unlimited carryforward period.

The Company has evaluated tax positions taken or expected to be taken in the course of preparing the financial statements to determine if the tax positions are “more likely than not” of being sustained by the applicable taxing authority. Tax positions deemed to meet the “more likely than not” threshold would be recorded as a tax benefit or expense in the current year. The Company has concluded that there was no impact related to uncertain tax positions on the results of its operations for the period ended December 31, 2020. As of December 31, 2020, the Company has no accrued interest or penalties related to uncertain tax positions. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

7.	Stockholders’ Equity

Common Stock

Class A common stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 13,598,898 shares of Class A common stock issued and outstanding of which 13,598,898 shares are subject to possible redemption.

Class B common stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 3,399,724 shares of Class B common stock outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.

The shares of Class B common stock are identical to the shares of Class A common stock included in the units sold in the offering, and holders of Class B common stock have the same stockholder rights as public stockholders, except that (i) the shares of Class B common stock are subject to certain transfer restrictions, as described in more detail below, (ii) the Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Class B common stock and any public shares held by them in connection with the completion of the Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to any Class B common stock held by them if the Company fails to complete the Business Combination within the prescribed time period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the Business Combination within such time period, (iii) the Class B common stock are shares of the Class B common stock that will automatically convert into shares of the Class A common stock at the time of the initial Business Combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights and (iv) are subject to registration rights. If the Company submits the Business Combination to the public stockholders for a vote, the Sponsor has agreed to vote any Class B common stock held by it and any public shares purchased during or after this offering in favor of the initial Business Combination.

With certain limited exceptions, the shares of Class B common stock are not transferable, assignable or saleable (except to the officers and directors and other persons or entities affiliated with the Sponsor and other permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On November 16, 2020, BOC Yellowstone LLC transferred to BOC Yellowstone II LLC 206,250 shares of Class B common stock for no consideration. All other shares of Class B common stock are owned by BOC Yellowstone LLC. BOC Yellowstone LLC sold to the lead investor in the Company's IPO a membership interest in BOC Yellowstone II LLC for a purchase price of $309,375. Upon the completion of any Business Combination, BOC Yellowstone LLC has agreed to transfer the 206,250 shares of Class B common stock to this investor. Any Class B common stock ultimately distributed to the investor is subject to all restrictions imposed on the sponsor, including but not limited to, waiver of redemption rights in connection with completion of any initial Business Combination and rights to liquidating distributions from the trust account if the Company fails to complete the initial Business Combination. Any shares held by such investor will be subject to the anti-dilution provisions for the Class B common stock and the impact thereof. BOC Yellowstone LLC is the sole managing member of BOC Yellowstone II LLC.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.

8.	Commitments

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,500,000 in the aggregate, paid upon the closing of the Proposed Public Offering. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $4,759,615 (including over-allotment units) in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

9.	Fair Value Measurements (As Restated)

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company's financial assets and liabilities reflects management's estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company's assets that are measured at fair value on a recurring basis at December 31, 2020 are comprised of $138,716,226 of marketable U.S. treasury securities held in the Trust Account, all of which are classified as Level 1 within the fair value hierarchy.

Warrants

The Company has determined that warrants issued in connection with its initial public offering in October 2020 are subject to treatment as a liability. The Company utilizes a binomial lattice model to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 1 and Level 2 inputs. The key assumptions in the option pricing model utilized are assumptions related to expected share-price volatility, expected term, risk-free interest rate and dividend yield. The expected volatility as of the IPO Closing Date was derived from observable public warrant pricing on comparable ‘blank-check’ companies that recently went public in 2020 and 2021. The risk-free interest rate is based on the interpolated U.S. Constant Maturity Treasury yield. The expected term of the warrants is assumed to be six months until the close of a Business Combination, and the subsequent contractual five year term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The Warrants were classified as Level 2 at the respective measurement dates.

The key inputs into the option model for the Private Placement Warrants and Public Warrants were as follows for the relevant periods:

	As of
	October 26, 2020	December 31, 2020
Implied volatility	21%	N/A	(1)
Risk-free interest rate	0.4%	N/A	(1)
Warrant exercise price	$11.5	$11.5
Expected term	5.5	5.5

(1) At December 31, 2020 there were observable transactions in the Company’s warrants so an implied volatility was not utilized.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public and Private Warrants as of December 31, 2020 are classified as Level 2 due to the use of both observable inputs in an active market as well as quoted prices in active markets for similar assets and liabilities.

As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $9,572,526 and $8,431,315, respectively, based on the closing price of YSACW on that date of $1.24.

The following table presents the changes in the fair value of warrant liabilities:

	Private placement warrants	Public warrants	Total warrant liabilities
Fair value when issued (October 2020)	$9,325,493	$8,213,734	$17,539,227
Change in fair value from inception	$247,033	$217,581	$464,614
Fair value at December 31, 2020	$9,572,526	$8,431,315	$18,003,841

10.	Subsequent Events (As Restated)

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued on May 24, 2021. Based on this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)

Assets

Cash	$9,481,594	$-
Restricted cash	207,558,627	71,738
Tenant receivable	72,075	-
Straight line rent receivable	91,847	-
Prepaid expenses and other assets	2,094,581	201,574
Cost of construction	14,579,482	3,404,879
Constructed assets, net	14,634,461	15,000,428
Right-of-use assets	57,924,041	33,025,131
Long-lived assets, net	407,047	316,683

Total assets	$306,843,755	$52,020,433

Liabilities and Members' Equity (Deficit)

Accounts payable, accrued expenses and other liabilities	$8,363,628	$1,040,438
Loans payable to related parties	-	11,212,454
Operating lease liabilities	61,752,435	34,814,015
Loans payable, net of deferred financing costs	-	11,462,104
Bonds payable, net of deferred financing costs	160,606,290	-

Total liabilities	230,722,353	58,529,011

Redeemable Series B Preferred Units	54,028,861	-

Members' equity (deficit)	22,092,541	(6,508,578)

Total liabilities and members' equity (deficit)	$306,843,755	$52,020,433

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Revenue:
Rental revenue	$1,186,845	$547,069
Total revenue	1,186,845	547,069

Expenses:
Operating	3,159,936	1,458,806
Depreciation	425,452	2,513
Incentive compensation expense	131,526	-
General and administrative	4,421,997	614,485
Total expenses	8,138,911	2,075,804

Other expenses:
Interest expense, including amortization of bond premium and deferred financing costs	(1,160,298)	(205,431)
Loss on extinguishment of note payable to related party	(250,000)	-
Total other expenses	(1,410,298)	(205,431)

Net loss	$(8,362,364)	$(1,734,166)

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Nine months ended September 30, 2021	Nine months ended September 30, 2020

Balance, January 1	$(6,508,578)	$(3,972,834)

Series A Preferred Units issued	31,250,000	-
Syndication costs – Series A Preferred Units	(325,363)	-
Warrants issued in connection with Redeemable Series B Preferred Units	289,736	-
Syndication costs - Warrants	(3,609)	-
Incentive compensation	131,526	-
Gain on extinguishment of related party note, net of repurchase of equity interests	5,621,193	-
Net loss	(8,362,364)	(1,734,166)

Balance, September 30	$22,092,541	$(5,707,000)

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Cash flows from operating activities:
Net loss	$(8,362,364)	$(1,734,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	864,712	2,513
Straight-line rent receivable	(91,847)	-
Loss on extinguishment of related party note payable	250,000	-
Incentive compensation	131,526	-
Noncash lease expense	2,039,510	990,321
Changes in operating assets and liabilities:
Tenant receivable	(72,075)	-
Prepaid expenses and other assets	(644,027)	(23,667)
Accounts payable, accrued expenses and other liabilities	1,158,575	238,866

Net cash used in operating activities	(4,725,990)	(526,133)

Cash flows from investing activities:
Purchases of long-lived and constructed assets	(149,849)	(53,662)
Payments for cost of construction	(5,478,936)	(8,602,490)

Cash used in investing activities	(5,628,785)	(8,656,152)

Cash flows from financing activities:
Issuance of Series A Preferred Units	30,000,000	-
Issuance of Redeemable Series B Preferred Units and Warrants	55,000,000	-
Payments for syndication costs	(1,075,566)	-
Proceeds of Series 2021 Bonds payable	166,589,436	-
Payments for deferred financing costs - Loans	(68,690)	(1,723,092)
Payments for deferred financing costs - Bonds	(5,709,217)	-
Payment of loan payable and unit redemption of member interests to related party	(5,221,412)	-
Payments of loans payable	(13,831,529)	-
Draws on loans payable	1,010,085	8,312,885
Draws on loans payable to related parties	630,151	1,613,827

Net cash provided by financing activities	227,323,258	8,203,620

Net increase (decrease) in cash and restricted cash	216,968,483	(978,665)

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

(UNAUDITED)

Cash and restricted cash, beginning of period	71,738	1,018,563

Cash and restricted cash, end of period	$217,040,221	$39,898

Supplemental disclosures of noncash investing and financing activities:
Accrued costs of construction at end of period	$5,484,925	$1,163,561
Accrued long-lived asset purchases	$-	$71,738
Accrued deferred financing costs	$293,113	$-
Deferred financing costs amortized to cost of construction	$920,080	$1,024,432
Net gain on extinguishment of related party notes	$5,371,193	$-
Settlement of related party note payable by issuing equity	$1,250,000	$-
Accrued syndication costs	$1,334,114	$-

Supplemental cash flow disclosure:
Interest paid	$795,357	$483,883

Reconciliation of cash and restricted cash reported within the consolidated balance sheets:
Cash, beginning of period	$-	$1,018,563
Restricted cash, beginning of period	71,738	-
Cash and restricted cash, beginning of period	$71,738	$1,018,563

Cash, end of period	9,481,594	22,596
Restricted cash, end of period	207,558,627	17,302

Cash and restricted cash, end of period	$217,040,221	$39,898

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.         Organization and Business

Sky Harbour LLC and its consolidated subsidiaries are referred to herein as the “Company”. The Company was formed as a limited liability company under the laws of Delaware on October 19, 2017. Any references to “we” or “our” is referring to the Company and its management.

The Company’s business model is to: 1) secure land on select airfields, 2) construct and develop aircraft hangars for private aircraft, and 3) lease hangars to corporate, private, charter and government aircraft owners. For most of its history to-date, the Company has engaged mainly in the first two steps of this process. As of September 30, 2021, the Company is a lessee of land at five airfields, has completed construction of Phase I of one project, is managing construction projects at the other airfields, and has begun to secure lease agreements with tenants.

The Sugar Land project consists of two phases of hangar development at Sugar Land Regional Airport, Sugar Land, Texas. The project is comprised of thirteen aviation hangars built in two phases, situated on approximately 8.1 acres. Phase I comprises seven hangar units situated on approximately 4.1 acres. The Sugar Land ground lease commenced on October 6, 2019. On December 4, 2020, the Company received a certificate of occupancy for Phase I of the Sugar Land project. Phase II will comprise six hangar units situated on approximately 4.0 acres.

The Opa Locka project consists of two phases of hangar development at Miami-Opa Locka Executive Airport, Opa-Locka, Florida. The project is comprised of nineteen aviation hangars situated on approximately 22.6 acres. The Opa Locka ground lease commenced on July 10, 2019.

The Nashville project consists of hangar development at Nashville International Airport, Nashville, Tennessee. The project is comprised of nine new aviation hangars to be constructed and one existing aviation hangar for a total of ten hangars, situated on approximately 15.15 acres. The Nashville ground lease commenced on January 22, 2020.

The Centennial project consists of two phases of hangar development at Centennial Airport, Centennial, Colorado. The project is comprised of twenty-one aviation hangars situated on approximately 20.1 acres. The Centennial ground lease commenced on January 1, 2021.

The Deer Valley project consists of two phases of hangar development at Phoenix Deer Valley Airport, Phoenix, Arizona. The project is comprised of eighteen aviation hangars situated on approximately 16.3 acres. The Deer Valley ground lease commenced on May 4, 2021.

The Company has ground lease and construction commitments that are due over the upcoming twelve months as noted in Note 12, Commitments and Contingencies. The Company obtained financing through bond and equity offerings to fund its commitments (see Note 6, Bonds Payable, and Note 8, Equity).

2.         Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and such unaudited consolidated financial statements are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred. These unaudited consolidated financial statements include the accounts of Sky Harbour LLC and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been reflected herein. The results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the operating results for the full year. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 2020, from which the consolidated balance sheet as of December 31, 2020 that is included herein has been derived.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.         Basis of Presentation and Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates include the allowance for doubtful accounts, assumptions used within impairment analyses, estimated useful lives of depreciable assets and amortizable costs, estimates of inputs utilized in determining incentive compensation expense, and estimates and assumptions related to right-of-use assets and operating lease liabilities. Actual results could differ materially from those estimates.

Risks and Uncertainties

The Company’s operations have been limited to-date. For most of its history, the Company was engaged mainly in securing land and constructing aviation hangars. The major risk faced by the Company is its future ability to obtain additional tenants for the facilities that it constructs, and to contract with such tenants for rental income in an amount that is sufficient to meet the Company’s financial obligations.

In March 2020, the World Health Organization declared coronavirus 2019 (“COVID-19”) a global pandemic. The outbreak of COVID-19 caused severe disruptions in the global economy and has adversely impacted businesses and financial markets. During 2020, the Company experienced delays in construction due to COVID-19 mandates such as physical distancing, supply chain issues, and subcontractor availability. In 2020, there was a significant slowdown in the aviation sector in general due to decreased travel which has since eased, particularly in private aviation. During 2021, vaccinations for COVID-19 have begun to be widely distributed among the general population which has resulted in loosened restrictions previously mandated. However, the potential emergence of vaccine-resistant variants of COVID-19 could result in restrictions being mandated again. The Company’s management is not able, at this time, to determine what, if any, the ultimate impact COVID-19 will have on its future financial condition, results of operations and cash flows.

Significant Accounting Policies

Cost of Construction

Cost of construction on the consolidated balance sheets is carried at cost. The cost of acquiring an asset includes the costs necessary to bring a capital project to the condition necessary for its intended use. Costs are capitalized once the construction of a specific capital project is probable. Construction labor and other direct costs of construction are capitalized. Professional fees for engineering, procurement, consulting, and other soft costs that are directly identifiable with the project and are considered an incremental direct cost are capitalized. The Company allocates a portion of its internal salaries to both capitalized cost of construction and to general and administrative expense based on the percentage of time certain employees worked in the related areas.

Interest costs on the loans and bonds used to fund the capital projects (see Note 10, Interest) are also capitalized until the capital project is completed.

Constructed Assets, Net

Constructed assets on the consolidated balance sheets consists principally of developed airplane hangar buildings. Once a capital project is complete, the Company begins to depreciate the constructed asset on a straight-line basis over the lesser of the life of the asset or the remaining term of the related ground lease, including expected renewal terms. Constructed assets, net, consists of the Sugar Land Phase I project, which is being depreciated over 28 years.

Other Long-lived Assets

Long-lived assets on the consolidated balance sheets consists principally of equipment. Long-lived assets are carried at cost less accumulated depreciation. Maintenance and repair expenses are charged to expense as incurred. Depreciation is recognized on a straight-line basis over 5 years, the estimated useful life of the assets.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.         Basis of Presentation and Significant Accounting Policies (continued)

Impairment Analysis

The Company’s assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment analyses are based on the Company’s current plans, intended holding periods and available market information at the time the analyses are prepared. An impairment exists when the carrying amount of an asset exceeds the aggregate projected future cash flows over the anticipated holding period on an undiscounted basis. An impairment loss is measured based on the excess of the asset’s carrying amount over its estimated fair value. Estimates of fair value are determined using discounted cash flow models, which consider, among other things, anticipated holding periods, current market conditions and utilize unobservable quantitative inputs, including appropriate capitalization and discount rates. If the estimates of the projected future cash flows, anticipated holding periods, or market conditions change, evaluation of impairment losses may be different and such differences could be material to the consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and other factors that could differ materially from actual results.

Basis of Consolidation

The Company’s ownership percentage in each of its consolidated subsidiaries is 100% and it presently consolidates all of its subsidiaries under the voting interest method.

There are no variable interest entities (“VIEs”) in which the Company is considered to be the primary beneficiary. Entities are considered to be the primary beneficiary if they have both of the following characteristics: (i) the power to direct the activities that, when taken together, most significantly impact the VIE’s performance, and (ii) the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. Judgment with respect to the level of influence or control of an entity involves the consideration of various factors including the form of ownership interest, representation in the entity’s governance, the size of the entity’s investment, estimates of future cash flows, the ability to participate in policy making decisions and the rights of the other investors to participate in the decision-making process and to replace the Company as manager and/or liquidate the joint venture, if applicable.

Cash and Restricted Cash

The Company’s cash is held at a major commercial bank, which cash balance may at times exceed the Federal Deposit Insurance Corporation limit. To date, the Company has not experienced any losses on its cash deposits.

Pursuant to the Company’s Bond offering described in Note 6, Bonds Payable, various restricted trust bank accounts were established with the bond proceeds. Such trust bank accounts are included in Restricted cash on the consolidated balance sheet as of September 30, 2021. As of December 31, 2020, under the Company’s previous loan agreements described in Note 7, Loans Payable, the Company maintained certain cash management and collection bank accounts pursuant to an Account Control Agreement with the lender. Under this agreement, the bank accounts and the funds deposited therein served as security/collateral for the loans. When the loans were repaid in August and September 2021, the funds in those accounts were released. Restricted cash also includes security deposits held on behalf of the Company’s tenants.

Deferred Financing Costs Related to Bonds and Loans Payable

Deferred financing costs related to bonds payable and loans payable consist of fees and direct costs incurred in obtaining such financing. The deferred financing costs associated with the bonds payable are amortized using the effective interest method over the life of the bonds. Deferred financing costs that were associated with the previous loans payable were amortized on a straight-line basis, which approximated the effective interest method, over the terms of the related debt agreements. The unamortized portion of deferred financing costs is included as a reduction of Bonds Payable or Loans Payable, respectively, on the consolidated balance sheets. In the case of both the bonds and loans payable, amortization of deferred financing costs is capitalized into cost of construction on the consolidated balance sheets. Once the related asset is completed and placed in service, the related amortization of deferred financing costs is no longer capitalized and is expensed as interest expense in the consolidated statements of operations over the related period. Upon the early extinguishment of bonds or loans payable, any unamortized costs related to such bonds or loans payable would be written off as a component of “gain or loss on early extinguishment of debt” in the consolidated statements of operations.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.         Basis of Presentation and Significant Accounting Policies (continued)

Syndication Costs

The Company accounts for syndication costs, or equity issuance costs, as an asset within prepaid expenses and other assets on the consolidated balance sheets until the related equity financing is obtained, and then reclassifies such costs as a reduction in equity.

Leases

The Company accounts for leases under Accounting Standards Codification (“ASC”) Topic 842, Leases. The Company determines whether a contract contains a lease at the inception of the contract. ASC Topic 842 requires lessees to recognize lease liabilities and right-of-use (“ROU”) assets for all leases with terms of more than 12 months on the consolidated balance sheets. The Company has made an accounting policy election that will keep leases with an initial term of 12 months or less off the Company’s consolidated balance sheets and will result in recognizing those lease payments in the consolidated statements of operations on a straight-line basis over the lease term. When management determines that it is reasonably certain that the Company will exercise its options to renew the leases, the renewal terms are included in the lease term and the resulting ROU asset and lease liability balances.

The Company also has tenant leases and accounts for those leases in accordance with the lessor guidance under ASC Topic 842.

The Company has lease agreements with lease and non-lease components; the Company has elected the accounting policy to not separate lease and non-lease components for all underlying asset classes.

The Company has not elected to capitalize any interest cost that is implicit within its operating leases into cost of construction on the consolidated balance sheet, but instead, expenses its ground lease cost in the consolidated statements of operations.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value and establishes a framework for measuring fair value. The objective of fair value is to determine the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). ASC Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 – quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities; Level 2 – observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and Level 3 – unobservable inputs that are used when little or no market data is available. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Considerable judgment is necessary to interpret Level 2 and 3 inputs in determining the fair value of financial and non-financial assets and liabilities. Accordingly, fair value estimates may be different than the amounts that may ultimately be realized upon sale or disposition of these assets or settlement of these liabilities.

The Company uses the following methods and assumptions in estimating fair value for financial instruments:

Interest Rate Protection Agreements (recurring measurements):

The Company had interest rate protection agreements in place that were required by the lender under the loans described in Note 7, Loans Payable. The interest rate protection agreements were valued with the assistance of a third-party specialist using a variant of the Black-Scholes option pricing model commonly known as the Black model or the Black-76 model. The key inputs to the valuation model are notional amount, time to maturity, forward rates, and volatility. The interest rate protection agreements are classified as Level 2 in the fair value hierarchy.

The carrying values on the consolidated balance sheets of cash, restricted cash, receivables, and accounts payable approximate their fair values due to the short-term nature of these instruments.

As of September 30, 2021, the carrying value of the Company’s Bonds payable approximated their fair values due to the proximity to the date of their issuance, September 14, 2021. As of December 31, 2020, the carrying value of the Company’s Loans payable approximated their fair values due to the loans’ variable interest rates and the unrelated, third-party lender. The fair value of debt is estimated on a Level 2 basis as provided by ASC Topic 820, using a discounted cash flow analysis based on the borrowing rates currently available to the Company for loans with similar terms and maturities, discounting the future contractual interest and principal payments. Disclosure about fair value of financial instruments is based on pertinent information available to management as of September 30, 2021 and December 31, 2020. Although management is not aware of any factors that would significantly affect fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since September 30, 2021 and current estimates of fair value may differ significantly from the amounts presented herein. Determination of the fair value of loans payable to related parties is not practical due to their related party nature. See Note 11, Related Party Transactions, regarding the settlement of related party notes payable during the nine months ended September 30, 2021.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.         Basis of Presentation and Significant Accounting Policies (continued)

Revenue Recognition

The Company leases hangar facilities that it constructs to third parties. The lease agreements are either on a month-to-month basis or have a defined term, and may have options to extend the term. Some of the leases contain options to terminate the lease by either party with given notice. There are no options given to the lessee to purchase the underlying assets. Rental revenue is recognized in accordance with ASC Topic 842, Leases (see Note 5, Leases) and includes (i) fixed payments of cash rents, which represents revenue each tenant pays in accordance with the terms of its respective lease and that is recognized on a straight-line basis over the term of the lease and (ii) variable payments of tenant reimbursements, which are recoveries of all or a portion of the common area maintenance and operating expenses of the property and are recognized in the same period as the expenses are incurred. As of September 30, 2021 and December 31, 2020, the straight-line rent receivable was $91,847 and $0, respectively on the consolidated balance sheets.

The Company evaluates the collectability of tenant receivables for payments required under the lease agreements. If the Company determines that collectability is not probable, the difference between rental revenue recognized and rental payments expected to be received is recorded as an allowance for doubtful accounts, with a corresponding charge to the consolidated statements of operations. There was no allowance for doubtful accounts as of September 30, 2021 and December 31, 2020 and no charge-offs of rent receivable in either of the nine-month periods ended September 30, 2021 and 2020.

For the nine months ended September 30, 2021, the Company derived approximately 89% of its revenue from two tenants, both of which have ongoing leases with the Company which expire in December 2023 and November 2025, respectively. For the nine months ended September 30, 2020, the Company derived 100% of its revenue from two tenants, one of which had a month-to-month arrangement which terminated during 2020 and the other tenant which has an ongoing lease which expires in December 2023 (see Note 5, Leases).

Operating Expenses

For the nine months ended September 30, 2021, operating expense on the consolidated statements of operations includes operating lease expense of $2,806,957 and other expenses, such as insurance, property tax and utilities, totaling $352,979. For the nine months ended September 30, 2020, operating expense includes operating lease expense of $1,322,010 and other expenses totaling $136,796. General and administrative expenses on the consolidated statements of operations also includes $33,630 and $0 of operating lease expense for the nine months ended September 30, 2021 and September 30, 2020, respectively.

Income Taxes

As a limited liability company, the Company is not subject to an entity-level income tax but rather is treated as a flow-through entity for tax purposes, with its items of income, gain, deduction, loss and credit being reported on its members’ income tax returns. The Company accounts for any interest and penalties related to uncertain tax positions as distributions to its members.

Advertising Costs

The Company expenses the cost of advertising and marketing as incurred. Advertising and marketing costs charged to general and administrative expenses totaled $252,276 and $71,565 for the nine months ended September 30, 2021 and 2020, respectively.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

3.         Cost of Construction and Constructed Assets

	September 30, 2021	December 31, 2020

Constructed assets, net of accumulated depreciation:
Buildings, Sugar Land, Texas (Phase I)	$15,078,604	$15,040,716
Accumulated depreciation	(444,143)	(40,288)
	$14,634,461	$15,000,428

Cost of Construction:
Opa Locka, Florida; Nashville, Tennessee;
Centennial, Colorado; Phoenix, Arizona,
Sugar Land, Texas (Phase II)	$14,579,482	$3,404,879

The Sugar Land Phase I project was completed in December 2020. Depreciation expense for the nine months ended September 30, 2021 and 2020 totaled $403,855 and $0, respectively.

4.         Long-lived assets

Long-lived assets, net, consists of the following:

	September 30, 2021	December 31, 2020
Equipment	$190,391	$92,939
Software	244,989	230,480
	435,380	323,419
Accumulated depreciation	(28,333)	(6,736)
	$407,047	$316,683

Depreciation expense for the nine months ended September 30, 2021 and 2020 totaled $21,597 and $2,513 respectively.

5.         Leases

The Company’s ground leases at Sugar Land Regional Airport, Sugar Land, Texas; Miami-Opa Locka Executive Airport, Opa-Locka, Florida; and Nashville International Airport in Nashville, Tennessee have terms ranging between 30 to 50 years (including options for the Company to extend the terms generally in 10 additional-year increments). These leases expire between 2049 and 2070, which include all lease extension options available to the Company. These three ground leases were in effect for both the periods ended September 30, 2021 and September 30, 2020.

On January 1, 2021, the Company commenced an operating lease for a ground lease located at Centennial Airport in Centennial, Colorado (“Centennial Lease”), with an initial lease term of 41 years (or up to 76 years including extension options). The Centennial Lease covers approximately 501,857 square-feet of land (Phase I), with an option to lease an additional parcel of approximately 371,763 square feet of land (Phase II) that must be exercised, at the Company’s option, within three-years of the lease’s commencement date.

On May 4, 2021, the Company commenced an operating lease for a ground lease located at Phoenix Deer Valley Airport (“Deer Valley Lease”), with a lease term of 40 years. The Deer Valley Lease covers approximately 384,474 square feet of land (Phase I), with an option to lease an additional parcel of approximately 288,152 square feet of land (Phase II) that must be exercised, at the Company’s option, within four-years of the lease’s commencement date.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5.         Leases (continued)

The Company has leases for office space that commenced on February 1, 2020, February 1, 2021 and July 1, 2021. The term of the lease that commenced on February 1, 2020 is for two years and there are no renewal or extension options included in the lease. Each of the leases that commenced during 2021 has a one-year term with an additional one-year extension option included in the lease. The Company has also entered into a vehicle lease which commenced during 2021.

The Company’s leases are classified as operating leases under ASC Topic 842 and the Company is not party to any agreements that have been classified as a finance lease. Management has determined that it is reasonably certain that the Company will exercise its options to renew the leases, and therefore the renewal options are included in the lease term and the resulting ROU asset and lease liability balances. In order to calculate the ROU asset and lease liability for a particular lease, ASC Topic 842 requires that a lessee apply a discount rate equal to the rate implicit in the lease whenever that rate is readily determinable. The Company’s lease agreements do not provide a readily determinable implicit rate, nor is the rate available to the Company from its lessors. Therefore, the Company uses an incremental borrowing rate to determine the present value of the lease payments. The incremental borrowing rate represents the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar lease term to obtain an asset of similar value. For leases with terms greater than 12 months, the Company records the related ROU assets and lease liabilities at the present value of lease payments over the lease terms. The Company was not party to any leases which have a term of 12 months or less.

The Company’s lease population does not include any residual value guarantees, and therefore none were considered in the calculation of the ROU and lease liability balances. The Company has leases that contain variable payments, most commonly in the form of common area maintenance charges and operating expenses, which are based on actual costs incurred. These variable payments were excluded from the calculation of the ROU asset and lease liability balances since they are not fixed or in-substance fixed payments. The leases contain covenants that require the Company to construct the hangar facilities on the leased grounds within a certain period and spend a set minimum dollar amount. For one of the leases, the shortfall (if any) must be paid to the lessor. See Note 12, Commitments and Contingencies.

Tenant leases

The Company leases the hangar facilities that it constructs to third-party tenants. These leases have been classified as operating leases. The Company does not have any leases classified as sales-type or direct financing leases. As of September 30, 2021, the Company has four ongoing lease agreements with tenants. The agreements are either on a month-to-month basis or have a defined term with an option to extend the term. The defined term leases vary in length from one to five years with options to renew for additional term(s) given to the lessee. One of the agreements contains an option by either party to terminate with appropriate notice, as defined. There are no options given to the lessee to purchase the underlying assets. The Company has entered into three additional tenant leases that will commence at construction completion of Opa Locka Phase I, which is anticipated in Q3 of 2022, with terms ranging from three years to ten years. The Company determines whether a contract contains a lease at the inception of the contract. The Company expects to continue to derive benefit from the underlying assets after the end of the lease term through further leasing arrangements. The underlying assets are the leasehold interest that the Company has in connection with its ground leases. There are no residual value guarantees. The Company mitigates risk related to the residual value of the assets by negotiating and attempting to secure future tenants through letters of intent prior to the current lease term’s termination and/or the substantial completion of the promised hangar facilities.

The leases may contain variable fees, most commonly in the form of tenant reimbursements, which are recoveries of the common area maintenance and operating expenses of the property and are recognized as income in the same period as the expenses are incurred. The leases did not have any initial direct costs. The leases do not contain any restrictions or covenants to incur additional financial obligations by the lessee.

The Company’s operating lease cost included in the consolidated statements of operations totaled $2,840,587 and $1,322,010 for the nine months ended September 30, 2021 and 2020, respectively.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5.         Leases (continued)

Supplemental consolidated cash flow information

Supplemental consolidated cash flow information related to the Company’s leases was as follows:

	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Cash paid for amounts included in measurement of lease liabilities:
Operating cash flows from operating leases	$830,931	$331,689

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$25,847,021	$13,542,815

Supplemental consolidated balance sheet information

Supplemental consolidated balance sheet information related to the Company’s leases was as follows:

Weighted Average Remaining Lease Term	September 30, 2021	December 31, 2020
Operating leases (in years)	54.64	46.48

Weighted Average Discount Rate
Operating leases	4.40%	4.24%

Lease commitments

The Company’s future minimum lease payments required under operating leases as of September 30, 2021 were as follows:

Operating Leases
Remainder of 2021	$356,916
2022	2,050,393
2023	2,415,110
2024	2,455,419
2025	2,490,593
2026	2,550,690
Thereafter	219,874,416
Total lease payments	232,193,537
Less imputed interest	(170,441,102)
Total	$61,752,435

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5.         Leases (continued)

Lease income

Tenant leases to which the Company is the lessor require the following non-cancelable future minimum lease payments from tenants as of September 30, 2021:

Operating Leases
Remainder of 2021	$333,418
2022	1,355,410
2023	1,391,432
2024	600,898
2025	565,928
Thereafter	-
Total	$4,247,086

The table above does not include three additional tenant leases that commence once Opa Locka’s Phase I construction project has been completed, with terms of three years, five years and ten years, respectively.

6.         Bonds Payable

On May 20, 2021, the Company formed a new wholly-owned subsidiary, Sky Harbour Capital LLC, as a parent corporation to its wholly-owned subsidiaries that operate each of the aircraft hangar development sites under its ground leases. Sky Harbour Capital LLC and these subsidiaries form an Obligated Group (the “Obligated Group” or the “Borrowers”) under a public activity bond issuance that occurred on September 14, 2021 (the “Series 2021 Bonds”). The members of the Obligated Group are jointly and severally liable under the Series 2021 Bonds. Sky Harbour LLC and Sky Harbour Holdings LLC, a wholly-owned subsidiary of Sky Harbour LLC, are not members of the Obligated Group and have no obligation to repay the bonds.

The Series 2021 Bonds are payable pursuant to a loan agreement dated September 1, 2021 between the Public Finance Authority and the Borrowers. The payments by the Borrowers under the loan agreement are secured by a Senior Master Indenture Promissory Note, Series 2021-1 issued by the Obligated Group under an indenture (the “Master Indenture”). The obligations of the Borrowers are collateralized by certain leasehold and subleasehold deeds of trust or mortgages on the Borrowers’ interests in the development sites and facilities being constructed at each airport where the Borrowers hold ground leases. In addition, the Borrowers have assigned, pledged and granted a first priority security interest in all funds held under the Master Indenture and all right, title and interest in the gross revenues of the Borrowers. Furthermore, Sky Harbour LLC, Sky Harbour Holdings LLC and Sky Harbour Capital LLC have each pledged as collateral its respective ownership interest in any of the Borrowers.

The bond trustee established various restricted bank accounts which were initially funded with the bond proceeds. The bond trustee will continue to control the Borrowers’ cash receipts and disbursements under a Trust Agreement. Such restricted funds are available to fund the construction expenditures of the two phases at the first five airport hangar sites and, with certain approvals and supplemental reports, up to $50,000,000 at new airport sites, in addition to certain operating expenses such as ground lease expense. These funds also include interest to pay debt service through the end of construction at each site and various reserve funds such as a ramp-up reserve, debt service reserve and a maintenance reserve fund. Such trust bank accounts total $207,380,484 and are included in Restricted Cash on the consolidated balance sheet as of September 30, 2021.

The Borrowers have agreed to use all commercially reasonable efforts to jointly maintain a Debt Service Coverage Ratio (as defined in the agreement) of 1.25 for each applicable test period; provided, however, that the failure to maintain this ratio will not be considered an event of default so long as the Obligated Group takes all commercially reasonable action for correcting such deficiency. The measurement of the Debt Service Coverage Ratio will commence with the period ending December 31, 2024. If the Debt Service Coverage Ratio as of the end of any fiscal quarter is less than 1.0, the parent companies of the Borrowers will make contributions to the Borrowers or otherwise cause the Debt Service Coverage Ratio to be at least 1.0 within 10 business days of the test date. If the Debt Service Coverage Ratio as of the end of any fiscal quarter is less than 1.25, Sky Harbour Capital LLC must deliver to the trustees, within 120 days, an independent consultant’s report and a specific plan designed to achieve a Debt Service Coverage Ratio of 1.25 in the following fiscal year.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6.         Bonds Payable (continued)

The Series 2021 Bonds have principal amounts, interest rates, and maturity dates as follow: $21,085,000 bearing interest at 4.00%, due July 1, 2036; $30,435,000 bearing interest at 4.00%, due July 1, 2041; and $114,820,000 bearing interest at 4.25%, due July 1, 2054. The Series 2021 Bond that has a maturity date of July 1, 2036 was issued at a premium, and the Company received bond proceeds that were $249,436 above its face value. The bond premium is being amortized as a reduction of interest expense over the life of the bond. Interest is payable on each January 1 and July 1, commencing January 1, 2022. Principal repayments due under the Series 2021 Bonds are paid annually, commencing July 1, 2032.

The bonds maturing on July 1, 2036 are subject to optional early redemption, at the option of Sky Harbour Capital LLC, on or after July 1, 2028, in whole or in part, at a redemption price equal to the principal amount plus interest accrued to the redemption date. The bonds maturing on July 1, 2041 and July 1, 2054 are subject to optional early redemption, at the option of Sky Harbour Capital LLC, on or after July 1, 2031, in whole or in part, at a redemption price equal to the principal amount plus interest accrued to the redemption date. An extraordinary optional redemption is permitted in the event of damage or destruction of any of the underlying assets.

The Series 2021 Bonds are mandatorily redeemable upon the occurrence of certain events. Upon the sale of an asset by any Borrower, the applicable portion of the Series 2021 Bonds is subject to special mandatory redemption at prices specified in the agreement. Upon the occurrence of a determination of taxability in which the interest income of any of the bonds does not qualify as being excludable from the gross income of the holder (with limited exclusions), the Series 2021 Bonds are subject to mandatory redemption within 60 days, at a redemption price equal to the principal amount plus accrued interest. Upon the termination of any ground lease of a Borrower, and unless certain other certifications can be made, the Series 2021 Bonds are subject to redemption in an amount and at a redemption price as specified in the agreement. In lieu of redemption, the Bonds may be purchased by any of the Borrowers or by any party designated by Sky Harbour Capital LLC.

The following table summarizes the Company’s Bonds payable as of September 30, 2021:

September 30, 2021
Bonds payable:
Series 2021 Bonds Principal	$166,340,000
Premium on bonds	249,436
Bond proceeds	166,589,436
Deferred financing costs	(6,002,330)
Accumulated amortization of deferred financing costs and bond premium	19,184

Total Bonds payable, net	$160,606,290

In connection with the issuance of the Bonds Payable, the Company recorded deferred bond financing costs totaling $6,002,330 which are being amortized into interest using the Effective Interest method over the life of the bonds. Interest that is incurred at the stated interest rate of the bonds, as well as the amortization of bond premium and amortization of deferred bond financing costs are capitalized and added to the Cost of Construction on the consolidated balance sheet. See Note 10, Interest. Amortization of bond premium decreased capitalized interest by $685, and amortization of deferred bond financing costs increased capitalized interest by $19,869 for the nine-month period ended September 30, 2021, respectively.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

7.         Loans Payable

In connection with two of its development projects, the Company had entered into two construction loans that were outstanding during the entire nine-month period ended September 30, 2020 and for the period January 1, 2021 through the loans’ respective payoff dates of August 11, 2021 and September 3, 2021.

The terms of the construction loans were as follow:

The Company closed on a construction loan on August 28, 2019 for up to $16,693,460 for the development of the Sugar Land, Texas project (the “Sugar Land Loan”). The loan bore interest at LIBOR (subject to a minimum of 2.2%) plus 6%, plus pay-in-kind (“PIK”) interest of 2% which was added to the principal amount. The Sugar Land Loan was repaid on September 3, 2021, including all accrued and PIK interest.

On January 23, 2020, the Company closed on a construction loan for up to $45,960,267 for the development of the Opa-Locka, Florida project (the “Opa Locka Loan”). The loan bore interest at LIBOR (subject to a minimum of 1.669%) plus 6%, plus PIK interest of 2% which was added to the principal amount.  An amendment to the loan on March 12, 2021 increased the interest rate to LIBOR plus 800 basis points, plus PIK interest of 2% that was added to the principal amount. The Opa Locka Loan was repaid on August 11, 2021, including all accrued and PIK interest.

Both the Opa Locka Loan and the Sugar Land Loan were collateralized (by a Subleasehold Mortgage and Assignment of Rents agreement and a Leasehold Deed of Trust and Assignment of Leases and Rents agreement, respectively), which included a security interest in the land, lease agreement, improvements, equipment, fixtures, personal property and other rights which are located within the land or improvements. Furthermore, the Company had assigned to the lenders all of its rights to current and future leases and rents associated with the property.

The following table summarizes the Company’s Loans payable as of December 31, 2020:

December 31, 2020
Loans payable:
Sugar Land Loan	$8,743,659

Opa Locka Loan	4,077,785
Subtotal	12,821,444
Deferred financing costs, net of accumulated amortization	(1,359,340)

Total loans payable, net	$11,462,104

Accumulated amortization of deferred financing costs related to loans payable totaled $1,581,926 as of December 31, 2020.

8.         Equity and Redeemable Equity

Sky Harbour was formed as a limited liability company (“LLC”) under Delaware law on October 19, 2017. The Company and the members entered into a Limited Liability Company Agreement on February 12, 2018. The LLC agreement was subsequently amended and restated on March 12, 2021 (the “A&R Operating Agreement”), and again amended and restated on September 14, 2021 (the “Second A&R Operating Agreement”). The Company is classified as a partnership for federal and state income tax purposes.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8.     Equity and Redeemable Equity (continued)

March 2021 Recapitalization and Series A Investment

Prior to March 12, 2021, the Company had one class of LLC membership interests. The membership interests were held by two parties; the former majority member with a membership interest of 50.1% and the former minority member with a membership interest of 49.9%.

On March 12, 2021, there was a change in the ownership of membership units such that the former majority member no longer held an interest in the Company pursuant to a Redemption Agreement, and additional members invested in the Company pursuant to a Unit Purchase Agreement. Pursuant to the Unit Purchase Agreement, the Company’s former minority member (the “Founder”) received Founder Units and the new investors purchased Series A Preferred Units. The Series A Preferred Units were issued at $1,000 per unit and the Series A Preferred unitholders were issued a total of $31,250,000 in equity. Pursuant to a Convertible Note and Exchange Agreement dated March 12, 2021, the issuance of Series A Preferred Units to certain unitholders resulted in the full satisfaction of an outstanding note payable between the Company and a related party as described in Note 11, Related Party Transactions.

Yellowstone Agreement and Redeemable Series B Investment

On August 1, 2021, the Company entered into a business combination agreement (the “Yellowstone Merger”) with Yellowstone Acquisition Company (“Yellowstone”), a publicly-traded special purpose acquisition company sponsored by Boston Omaha Corporation (“BOMN”). In conjunction with the agreement, BOMN agreed to invest $55,000,000 of equity in the form of new Series B Preferred Units, subject to the issuance of at least $80,000,000 of bonds by the Company. The Company and Yellowstone are also seeking additional financing from a proposed private-into-public-equity (“PIPE”) issuance targeting to raise $100,000,000. There is a minimum available funding requirement that is a condition that must be satisfied in order to consummate the closing of the Yellowstone Merger. Specifically, the amount of cash available in Yellowstone’s trust account at closing, after any share redemptions payable to its Class A common stockholders and payment of its transaction costs, plus the value of cash and securities comprising the PIPE financing, must equal or exceed $150,000,000. BOMN has agreed to provide backstop financing through the purchase of additional shares of Yellowstone Class A common stock of up-to $45,000,000 in cash and securities, if needed to meet the minimum funding requirement of $150,000,000. The merger combination is expected to be completed in early 2022.

On September 14, 2021, the Company issued $166,340,000 face amount of bonds (see Note 6, Bonds Payable), and since the condition was met for the $55,000,000 investment by BOMN, the Company entered into a Series B Preferred Unit Purchase Agreement with BOC YAC Funding LLC (“BOC YAC”), an affiliate of BOMN and Yellowstone. The Company issued 8,049 Series B Preferred Units together with Warrants, as described below, to BOC YAC in exchange for $55,000,000. The Company amended and restated its LLC operating agreement to include Series B Preferred Units, among other changes (the “Second A&R Operating Agreement”).

The terms of the Second A&R Operating Agreement provide for the following:

Units

The interests of the members in distributions, allocation of income and loss, and other amounts, as specified in the Second A&R Operating Agreement, are generally represented by their units of membership interests in the Company. Under the Second A&R Operating Agreement, there are two classes of units: capital units (which are comprised of Preferred Units, Founder Units, and Common Units) and Incentive Units. As of September 30, 2021, there were 31,250 Series A Preferred Units, 8,049.409 Series B Preferred Units, and 27,035.04 Founder Units authorized, issued and outstanding. A portion of the Series B Preferred Units have been designated as a subclass called BOC YAC Units.

The Preferred Units, the Founder Units and the Common Units are capital units that carry the right to cast one vote per unit on any matter to be approved by the members. The Incentive Units do not carry any voting rights.

Transfers of units are restricted. Holders of Founder Units or Incentive Units have granted to the Company a right of first refusal to purchase all or any portion of their units that such holder proposes to transfer to another party, and secondarily have granted a right of secondary refusal to the holders of Series A and Series B Preferred Units and then, to the holders of Founder Units. To the extent that units are not sold to the Company or other members pursuant to the rights of first and secondary refusal, each holder of Series A and Series B Preferred Units, first, and Founder Units, second, have co-sale right, but not an obligation, to participate on a pro rata basis in the sale to another party. In certain instances, each member is subject to “drag-along” rights by which the member must sell shares if such sale is approved by the majority of holders of Founder Units and Series A and Series B Preferred Units and the Board of Managers.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8.         Equity and Redeemable Equity (continued)

The Second A&R Operating Agreement affords certain protective provisions to the holders of Series A Preferred Units, Series B Preferred Units and Founder Units, respectively, that prevent the Board of Managers and Company from taking certain significant actions without having obtained the affirmative vote or written consent of the other members.

The Board of Managers may authorize the Company to create and issue additional classes or series of units, having such designations, preferences and participating or other special rights, powers and duties as the Board of Managers shall determine.

Series A Preferred Units

The Series A Preferred Unitholders are entitled to a preferred return that is defined as to each unit, an amount equal to the sum of (1) the Series A original issuance price (defined as $1,000 per unit) plus (2) a 6% per annum cumulative preferred return with respect to such Series A Preferred Unit. The unrecognized preferred return on Series A Preferred Units as of September 30, 2021 was $1,016,250.

Redeemable Series B Preferred Units

The Series B Preferred Unitholders are entitled to a preferred return that is defined as to each unit, an amount equal to the sum of (1) the Series B original issuance price (defined as $6,149.52 per unit or $6,832.80 for BOC YAC Units) plus (2) a 7% per annum cumulative preferred return with respect to such Series B Preferred Unit. With respect to the BOC YAC Units, the 7% per annum preferred return in excess of the original issuance price does not accrue unless the Yellowstone business combination agreement is terminated for any reason, and in that case, the 7% preferred cumulative return would have retroactive accrual to the date of issuance of the units. The unrecognized preferred return on Series B Preferred Units, including the BOC YAC Units, as of September 30, 2021 was $171,111.

Both the Series A and Series B Preferred Unit holders have the right to convert any or all of their Units into Common Units at a conversion price specified in the Second A&R Operating Agreement. Upon the closing of a Qualified Public Event as defined in the agreement, the Second A&R Operating Agreement provides for automatic conversion of all Series A and Series B Preferred Units (together with any unpaid cumulative preferred distributions on such preferred units), as well as any Founder Units into Common Units pursuant to various conversion ratios specified in the agreement depending on the nature of the Qualified Public Event. If the merger with Yellowstone is consummated, the Series B Preferred Units will convert to common stock of Yellowstone at the same valuation as the public investors of Yellowstone. The Incentive Units may or may not convert into Common Units depending on the nature of the Qualified Public Event. In the event that the Yellowstone Business Combination is terminated for any reason, there are various provisions in the agreement that affect the terms of conversion. Also, such termination would result in the delivery of an additional 894 Series B Preferred Units to BOC YAC without any further consideration as to result in a lower effective per-unit purchase price of their original $55,000,000 investment.

The Series B Preferred Units have redemption rights for both the Company and for the holders of the Series B Preferred Units under certain circumstances. The Company Redemption Price is dependent on the time of redemption, as follows: (A) if the Company Redemption Date is on or before September 14, 2023, at a price equal to (a) 1.3 multiplied by the invested capital with respect to the Series B Preferred Units being redeemed, minus (b) all cash distributions previously paid with respect to such Unit or (B) if the Company Redemption Date is after September 14, 2023, at a price equal to (a) 1.5 multiplied by the invested capital with respect to the Series B Preferred Units being redeemed, minus (b) all cash distributions previously paid with respect to such Unit. For the holders, if a Qualified Public Event is not consummated on or before the 3-year anniversary of the closing (September 14, 2024), each holder of Series B Preferred Units has the right to require the Company to redeem their units at a redemption price equal to the Company Redemption Price. The redemption price shall be payable, at the option of the holder electing redemption, (a) in Common Units which shall be valued at the Series B original issuance price or (b) in cash. If the majority of the Series B holders elect that the redemption price be payable in cash, the Company may, at its option, issue unsecured promissory notes in lieu of some or all of such cash redemption price. The promissory notes shall bear interest at 7% in year one, 10% in year 2, and 12% thereafter, mature no later than 3 years after the date of issuance, and have no prepayment penalty. Because the Series B Preferred Units may be redeemable in cash by the Company in the future, they have been classified as Temporary Equity, between the Liabilities and Equity sections of the consolidated balance sheet as of September 30, 2021. They are carried at their issuance price and not reflected at redemption value in the consolidated balance sheet because the Company does not believe as of September 30, 2021 that it is probable that the Series B Preferred Units will be redeemed in the future.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8.         Equity and Redeemable Equity (continued)

Incentive Units

Incentive Units may be issued subject to vesting, forfeiture and repurchase pursuant to separate agreements, the provisions of which may be determined, altered or waived in the sole discretion of the Board of Managers. Each Incentive Unit is intended to be a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43, and the terms of the Incentive Units, including the right to participate in distributions may be subject to limitations and such other requirements as the Board of Managers may determine are necessary or appropriate for such interests to so qualify as profits interests.

The Second A&R Operating Agreement sets a maximum number of Incentive Units permitted to be issued and outstanding of 7,573.76 units.

Warrants

On September 14, 2021, the Company issued Lead Investor Warrants to BOC YAC to purchase 804.9 Common Units, and also agreed to the issuance of Alternative Financing Warrants to purchase additional Common Units under certain future circumstances.

The exercise price of the Lead Investor Warrants is $6,832.80 per Common Unit (subject to adjustment as described in the warrant agreement). The term/exercise period is 10 years from the date of grant, but will terminate immediately on the earliest of: (A) all Series B Preferred Units are redeemed and (B) if the Common Units of the Company are regularly traded, on the tenth day following the date on which the Common Units have traded at a closing price of 150% or more of the Series B Preferred Units’ issuance price for 20 consecutive trading days and the shares are registered for immediate resale or SEC Rule 144 is available for the sale of holder’s shares within a 3-month period without registration. The Lead Investor Warrants may be exercised for a cash exercise price with the acquired Common Units issued to the holder, or the holder may elect a conversion option at any time during the exercise period which would result in a net share settlement (i.e. difference between fair value of total amount exercised and the total exercise price equals the value of net Common Units issued to the holder). Upon the consummation of the Yellowstone Merger, the warrants would automatically be cancelled. The Lead Investor Warrants have been classified as equity instruments and recorded at relative fair value in Members’ equity on the consolidated balance sheet as of September 30, 2021.

The Lead Investor Warrants were valued as of the date of issuance with the assistance of a third-party specialist using the Black-Scholes option pricing model and the estimated probability of different outcomes. The key inputs to the valuation model are exercise price, value of the underlying common unit, term, risk-free interest rate, and volatility. The warrants are classified as Level 3 in the fair value hierarchy. The key assumptions used in the valuation of the Company’s warrants for the different outcomes were:

Value of underlying common unit	$6,196.40
Term (in years)	0.5 –10.0
Risk-free interest rate	0.05% –1.28%
Volatility	21.1% –29.3%

The issuance of the Alternative Equity Financing Warrants is contingent on the occurrence of an Alternative Equity Financing (as defined in the agreement) and the failure of the Yellowstone Merger or a business combination with another Yellowstone affiliate to take place within one year, in which case the Company would issue the Alternative Equity Financing Warrants to BOC YAC with a total exercise price of $34,000,000. None of the events that would result in the issuance of the Alternative Equity Financing Warrants have occurred as of September 30, 2021 or are deemed probable of occurrence. There has been no value recorded for the Alternative Equity Financing Warrants as the value was not material.

The Board of Managers

Under the Second A&R Operating Agreement, a Board of Managers has the right and authority to manage the business and affairs of the Company and various other rights and authority as specified. The Board of Managers consists of 7 persons, with four of those individuals designated by the majority of Founder units, two individuals designated by the holders of the Preferred Series A Units, and from and after such time that the Yellowstone business combination agreement is terminated, one individual appointed by the Yellowstone affiliate as long as they own 1/3 of the Series B Preferred Units that they originally purchased.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8.         Equity and Redeemable Equity (continued)

Distributions

Under the Second A&R Operating Agreement, the Board of Managers will determine the amount of any Proceeds Available for Distribution, which is defined as cash amounts received by the Company (excluding proceeds from capital contributions and capital transaction proceeds) after deduction for payments of operating expenses, other cash expenditures, and any amounts set aside for reserves. In addition to these distributions, there may be distributions as a result of Capital Transactions, as defined in the agreement.

With respect to Incentive Units, the Board of Managers sets a distribution threshold upon issuance of any such units (the “Distribution Threshold”). The Distribution Threshold is equal to the net fair market value of the assets of the Company upon a hypothetical liquidation of the Company on the date of issuance of such Incentive Unit after satisfying all Company liabilities. The Incentive Unit holders have also been granted a “catch-up” right as to distributions in certain of their grants (“Catch Up Units”). The catch-up provision means that the holders of such Catch-Up Units are entitled to priority distributions of 100% of all Proceeds Available for Distribution and Capital Transaction proceeds (after cumulative distributions have exceeded the Distribution Threshold), until each holder of such Catch-Up units has received the maximum amount of catch-up distributions that is specified in his or her individual Incentive Unit grant agreement. The Distribution Threshold for the Incentive Units granted in May 2021 is $66,000,000. See Note 9, Incentive Compensation.

Such distributions will be distributed to the Members as follow:

(i)

First, to the Series B Preferred unitholders, as follows: (A) initially payable pro rata in proportion to their respective unpaid Series B preferred return, until the unpaid Series B preferred return for each Series B Preferred Unit held by each such member is zero; and (B) thereafter, to the holders of Series B Preferred Units, payable pro rata in proportion to the number of Series B Preferred Units owned by such holders, until each holder of a Series B Preferred Unit has received distributions in an amount equal to the greater of (i) the Company Redemption Price then in effect with respect to such Series B Preferred Unit and (ii) the amount of distributions that would be payable with respect to such Series B Preferred Unit had such Series B Preferred Unit (including the unpaid Series B preferred distributions thereon) been converted to Common Units immediately prior to such distribution at the Series B Conversion Price (as defined) then in effect with respect to such Series B Preferred Unit;

(ii)

Second, to the Series A Preferred unitholders, payable pro rata in proportion to their respective unpaid Series A preferred return, until the unpaid Series A preferred return for each Series A Preferred Unit held by each such Member is zero;

(iii)	Third, to the holders of Catch-Up Units once the Distribution Threshold has been met;
(iv)	Thereafter, to all holders of Series A Preferred Units, Founder Units, Common Units and Incentive Units pro rata in proportion to their respective Percentage Interest.

Percentage Interest of each member is defined as (i) the sum of (A) the number of Common Units issuable upon voluntary conversion of Preferred Units held by such member at such time, B) the number of Founder Units and Common Units held by such member at such time, and (C) the number of Incentive Units held by such member at such time, divided by (ii) the sum of (A) the number of the number of Common Units issuable upon voluntary conversion of all outstanding Preferred Units then outstanding, (B) the number of Founder Units and Common Units then outstanding, and (C) the number of Incentive Units then outstanding, provided that Incentive Units that are unvested at such time shall not be included in the calculation of Percentage Interest for any member and Incentive Units whose Distribution Threshold has not yet been reached shall not be included in the calculation of Percentage Interest.

Liquidation

Upon dissolution, winding up and liquidation of the Company, the assets of the Company would be applied and distributed first to pay all creditors as required by law and then to the members in the same order as described above for other distributions.

Syndication Costs

As of December 31, 2020, the Company had capitalized $174,956 of syndication, or equity issuance, costs, which was included within prepaid expenses and other assets. Upon obtaining Series A equity financing in March of 2021, the Company reclassified this amount to members’ equity and had also incurred additional amounts of $150,407, such that $325,363 of syndication costs are included as a reduction of members’ equity as of September 30, 2021 in connection with the Series A Preferred Units. The Company also allocated syndication costs totaling $685,013 between the Series B Preferred Units and the Lead Investor Warrants which were issued in the same transaction, based on the relative fair value of each instrument. This resulted in $681,404 of syndication costs relating to the issuance of Series B equity being recorded as a reduction to Series B Preferred Units on the consolidated balance sheet as of September 30, 2021, and $3,609 of syndication costs allocated to the Lead Investor Warrants being recorded as a reduction of members’ equity as of September 30, 2021. The Company has incurred $1,423,937 of syndication costs in connection with the Yellowstone Merger, which are recorded as an asset within prepaid expenses and other assets on the consolidated balance sheet as of September 30, 2021 until the related equity financing is obtained, at which time such costs would be reclassified as a reduction in equity.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9.         Incentive Compensation

The Company granted 3,951 Incentive Units to employees during the period ended September 30, 2021. Such Incentive Units have a Distribution Threshold of $66,000,000 which was established at the date of grant (see Note 8, Equity, for a description of the Distribution Threshold). The holders of these units have been granted vesting terms ranging from equal monthly installments over the 24 months following the grant date to 25% vesting after one year with the remaining 75% vesting equally over the following 36-month period. Of the units granted, 3,622 units are eligible for catch-up distributions as described in Note 8, Equity. The Incentive Units are subject to forfeiture if the employee is terminated for cause or voluntarily ends his employment with the Company. The vesting of the Incentive Units is accelerated if the employee is terminated without cause or in the event of a capital transaction as defined in the Second A&R Operating Agreement. All of the Company’s incentive awards are classified as equity instruments.

The Incentive Units were valued (as of the date of grant) with the assistance of a third-party specialist using the Option-Pricing Method described in the AICPA Accounting and Valuation Guide entitled Valuation of Privately Held Company Equity Securities Issued as Compensation. The Option-Pricing Method treats profit units (such as the Company’s Incentive Units) and the capital units (the Company’s Series A Preferred Units and the Founder Units) as call options on the total equity value of the Company, with exercise (or strike) prices based on the incremental equity required to repay liquidation preferences for the various holders of the Company’s securities. The values of the options associated with each strike price are calculated using the Black-Scholes option pricing model based on the grant date. The Incentive Units are classified as Level 3 in the fair value hierarchy. The key inputs and assumptions used in the valuation of the Company’s Incentive Units were:

Equity value	$62,287,970
Term (in years)	5
Risk-free interest rate	0.84%
Volatility	57%

Below is a summary of activity related to the Incentive Units for the period ended September 30, 2021:

	Units	Weighted-average grant date fair value
Units outstanding as of December 31, 2020	-

Granted	3,951	$318.44
Forfeitures	-

Units outstanding as of September 30, 2021	3,951

Vested Units outstanding as of September 30, 2021	55	$324.20

Non-vested Units outstanding as of September 30, 2021	3,896	$318.36

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9.     Incentive Compensation (continued)

The Company has elected a policy to recognize equity-based compensation expense on a straight-line basis over the requisite service period and has elected to account for forfeitures of Incentive Units if and when they occur. The Company recorded equity-based compensation expense relating to Incentive Units of $131,526 for the period ended September 30, 2021. As of September 30, 2021, there was $1,126,634 of total unrecognized compensation expense that is expected to be recognized over a weighted-average future period of 3.5 years.

10.     Interest

Interest, including amortization of bond premium and deferred financing costs, incurred during the nine months ended September 30, 2021 totaled $2,761,204, of which $1,600,906 was capitalized in Cost of Construction on the consolidated balance sheet. Interest, including amortization of deferred financing costs, incurred during the nine months ended September 30, 2020 totaled $1,770,560, of which $1,565,129 was capitalized in Cost of Construction on the consolidated balance sheet. Interest which is not capitalized is recorded as an expense and is included as Interest expense on the consolidated statements of operations.

The following table sets forth the details of interest expense:

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Interest	$1,401,863	$746,127
Amortization of bond premium and deferred financing costs	1,359,341	1,024,433
Total interest incurred	2,761,204	1,770,560
Less: capitalized interest	(1,600,906)	(1,565,129)
Interest expense	$1,160,298	$205,431

11.     Related Party Transactions

Loans payable to Related parties

Prior to obtaining the secured loans described in Note 7, Loans Payable, the Company’s activities were funded through a note payable to a company owned by its former majority member. The note payable dated February 12, 2018 was between the Company and HMFO LLC, a related party. The note payable had a maturity date of February 28, 2021 and was due in one balloon payment on such date. The note payable to HMFO LLC bore interest at an annual rate of 5.50% and all interest was paid-in-kind (“PIK”) in that such PIK interest was capitalized and added to the outstanding principal balance of the note. Following an increase in the principal amount of the note as a result of PIK interest, the note bore interest on such increased principal amount from and after the date of such PIK interest accrual. Interest was payable along with the outstanding balance, upon maturity. Certain administrative services provided by a Company owned by the former majority member were added to the loan balance. Interest incurred on the note payable to HMFO LLC for the nine months ended September 30, 2021 and 2020 totaled $115,275 and $217,551, respectively. The balance due under the Note payable to HMFO LLC was $0 as of September 30, 2021 and $10,727,301 as of December 31, 2020, including accrued interest of $837,992.

On March 12, 2021, pursuant to a Redemption Agreement between the Company and the former majority member, the note payable from the Company to HMFO LLC was cancelled and all of the membership interests held by the former majority member were redeemed in exchange for a sum of $5,071,412, plus a Reimbursement and Indemnity Agreement from the Company and the Founder. The Company recorded a gain on extinguishment of this related party note payable of $5,621,193, net of related expenses of $150,000 and net of redemption of membership interests, as the note payable was settled for a lesser amount than the carrying amount of the note as of the date of settlement and such gain was recorded as a deemed contribution to members’ equity on the consolidated balance sheet. The former majority member remained a Guarantor under the Company’s loans payable and also as a tenant under the Company’s Master Lease for the Sugar Land Loan, but was held harmless for these liabilities under the Reimbursement and Indemnity Agreement.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

11.     Related Party Transactions (continued)

Loans Payable to Related parties (continued)

Beginning in November 2020, the Company received funding and entered into a note payable with a related party, SH Investment Fund I LLC. The note payable bore interest at 8% per annum and had a maturity date of November 24, 2021. Amounts payable under the note were drawn by requesting “advances” from the lender, up to $1,000,000, and could be used by the Company only for certain types of expenditures that were approved in advance by the lender. The note payable had a balance of $485,153 as of December 31, 2020. On March 12, 2021, the Company issued 1,250 Series A Preferred Units in full satisfaction of the note payable by the Company to SH Investment Fund I LLC. The fair value of the 1,250 units was $1,250,000 and exceeded the carrying value of the $1,000,000 note payable at the time of extinguishment; thereby resulting in a loss on extinguishment of related party debt of $250,000 which was recorded as a charge in the consolidated statements of operations.

Services

For the nine months ended September 30, 2021 and 2020, the Company utilized administrative services provided by HMFO LLC. The amounts charged for such services totaled $0 for the nine months ended September 30, 2021 and $2,010,388 for the nine months ended September 30, 2020. Furthermore, HMFO LLC also made a cash advance to the Company of $242,919 during the nine-month period ended September 30, 2020. Both the charges for the administrative services and the cash advance funding were added to the loans payable to related parties balance on the consolidated balance sheets.

In addition, during the nine months ended September 30, 2021 and 2020, the Company paid $58,800 and $18,800, respectively, for services rendered by employees of a Company controlled by the Founder.

For the nine months ended September 30, 2021 and 2020, the Company paid a total of $900,000 and $0, respectively, to the Founder for his service in the capacity of Chief Executive Officer, which is being amortized to expense over the period ending December 31, 2021.

For the nine months ended September 30, 2021 and 2020, the Company paid $91,612 and $7,342 respectively, for consulting services, to a company that employed the Chief Financial Officer until prior to July 1, 2021. In September 2021, the Company paid $1,665,894 to this company as a one-time closing fee for serving as the Structuring Advisor for the Series 2021 Bond issuance under a consulting contract in effect since January 1, 2021 (Note 6, Bonds Payable). This Structuring Advisor fee represents 1% of the proceeds of the Series 2021 Bonds and is included in deferred bond financing costs.

On September 20, 2021, the Company entered into a non-exclusive agreement with Echo Echo, LLC, a related party to the Founder, for the use of a Beechcraft Baron G58 aircraft. The effective date of the agreement was September 8, 2021 and the agreement automatically renews annually. The agreement can be terminated without penalty if either party provides 35 days written notice, or if the aircraft is sold or otherwise disposed of. The Company will be charged $675 per flight hour of use along with all direct operating costs. Additionally, the Company will also incur the pro rata share of maintenance, overhead and insurance costs of the aircraft.

Defined Contribution Retirement Plan

Certain of the Company’s employees participate in a defined contribution 401(K) retirement plan. The plan was sponsored by a related party through March 2021. As of May 2021, a new plan was created which is sponsored by the Company. The Company does not provide a matching contribution to the plan, and thus, there was no expense for either the nine months ended September 30, 2021 or 2020.

12.         Commitments and Contingencies

In addition to the lease payment commitments discussed in Note 5, Leases, the ground leases to which the Company is a party contain covenants that require the Company to conduct construction of hangar facilities on the leased grounds within a certain period and in some cases, to spend a minimum dollar amount. The remaining minimum improvement amount for Phase II at Sugar Land is $2,000,000. Construction of Phase II at Sugar Land is required to commence by October 2022 and be completed by October 2023. The minimum improvement amount and date for Opa Locka Phase I is $8,500,000 by July 31, 2022, and $6,000,000 for Phase II at Opa Locka by July 2023. In the Nashville lease, the Company has committed to spend $17,000,000 in capital improvements by July 2, 2023, which is 24-months from the building permit date. If not expended, the shortfall would become due and payable as additional rent under the lease agreement. The Centennial Lease requires the Company to improve the property in accordance with a development plan included in the lease and to complete such improvements within 24-months of the issuance of permitting documents. The Deer Valley Lease requires improvements to be made for Phase I (estimated cost of improvements of $15,300,000) and for Phase II, if such option is exercised (estimated cost of improvements of $14,600,000), within 12-months after receiving permitting documents for each Phase, but in no event later than May 2026.

SKY HARBOUR LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

12.         Commitments and Contingencies (continued)

The Company has contracts for construction of the Opa Locka project and the Nashville project. The Company may terminate either of the contracts or suspend construction without cause; however, the Company would then be subject to paying a penalty under the Opa Locka construction contract of 50% of the unrealized fee which remains to be earned as of the termination date. There is no termination penalty under the Nashville construction contract.

13.         Subsequent Events

The Company has evaluated all subsequent events through November 30, 2021, which is the date the consolidated financial statements were available to be issued.

On October 15, 2021, Sky Harbour entered into a Letter of Intent with the Town of Addison for a ground lease of approximately 6 acres for 40 years at Addison Airport in Addison, Texas. Once executed, the lease agreement creates significant rights and obligations for the Company as of the lease commencement date.

On November 4, 2021, Sky Harbour entered into a Letter of Intent to acquire hangar facilities and a ground lease at another airport. Once executed, the lease agreement creates significant rights and obligations for the Company as of the lease commencement date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Sky Harbour LLC and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sky Harbour LLC and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in members’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules of the PCAOB and the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

EISNERAMPER LLP

New York, New York

July 30, 2021

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
Assets

Cash	$-	$1,018,563
Restricted cash	71,738	-
Prepaid expenses and other assets	201,574	-
Cost of construction	3,404,879	7,288,898
Constructed assets, net	15,000,428	-
Right-of-use assets	33,025,131	19,854,290
Long-lived assets, net	316,683	171,260

Total assets	$52,020,433	$28,333,011

Liabilities and Members' Deficit

Accounts payable, accrued expenses and other liabilities	$1,040,438	$2,821,717
Loans payable to related parties	11,212,454	7,220,120
Operating lease liabilities	34,814,015	20,308,592
Loans payable, net of deferred financing costs	11,462,104	1,955,416

Total liabilities	58,529,011	32,305,845

Members' deficit	(6,508,578)	(3,972,834)

Total liabilities and members' deficit	$52,020,433	$28,333,011

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year-ended December 31, 2020	Year-ended December 31, 2019
Revenue:
Rental revenue	$685,596	$-
Total revenue	685,596	-

Expenses:
Operating	1,941,282	564,339
Depreciation	47,024	-
General and administrative	837,336	993,505
Total expenses	2,825,642	1,557,844

Other expenses:
Interest expense, including amortization of deferred financing costs	(395,698)	(198,496)
Total other expenses	(395,698)	(198,496)

Net loss	$(2,535,744)	$(1,756,340)

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

Members' Deficit

Balance, January 1, 2019	$(2,216,494)

Net loss	(1,756,340)

Balance, December 31, 2019	(3,972,834)

Net loss	(2,535,744)

Balance, December 31, 2020	$(6,508,578)

See accompanying Notes to Consolidated Financial Statements.

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year-ended December 31, 2020	Year-ended December 31, 2019
Cash flows from operating activities:
Net loss	$(2,535,744)	$(1,756,340)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	93,462	-
Noncash lease expense	1,334,582	454,302
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(26,618)	4,610
Accounts payable, accrued expenses and other liabilities	92,901	(87,987)

Net cash used in operating activities	(1,041,417)	(1,385,415)

Cash flows from investing activities:
Purchases of long-lived assets	(152,159)	(125,181)
Payments for cost of construction	(11,744,897)	(3,948,778)

Cash used in investing activities	(11,897,056)	(4,073,959)

Cash flows from financing activities:
Payments for deferred financing costs	(1,723,066)	(1,149,510)
Payments for syndication costs	(24,632)	-
Draws on loans payable	9,747,012	3,074,432
Draws on loans payable to related parties	3,992,334	3,755,862

Net cash provided by financing activities	11,991,648	5,680,784

Net (decrease) increase in cash and restricted cash	(946,825)	221,410

Cash and restricted cash, beginning of year	1,018,563	797,153

Cash and restricted cash, end of year	$71,738	$1,018,563

SKY HARBOUR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Supplemental disclosures of noncash investing and financing activities:
Accrued costs of construction	$728,523	$2,659,340
Accrued deferred financing costs	$68,690	$162,377
Accrued syndication costs	$150,324	$-
Deferred financing costs amortized to cost of construction	$1,342,617	$192,871

Supplemental cash flow disclosure:
Interest paid	$1,517,145	$326,560

Reconciliation of cash and restricted cash reported within the consolidated balance sheets:
Cash, beginning of year	$1,018,563	$797,153
Restricted cash, beginning of year	-	-
Cash and restricted cash, beginning of year	1,018,563	797,153

Cash, end of year	-	1,018,563
Restricted cash, end of year	71,738	-

Cash and restricted cash, end of year	$71,738	$1,018,563

See accompanying Notes to Consolidated Financial Statements.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

1.         Organization and Business

Sky Harbour LLC and its consolidated subsidiaries are referred to herein as the “Company”. The Company was formed as a limited liability company under the laws of Delaware on October 19, 2017. Any references to “we” or “our” is referring to the Company and its management.

The Company’s business model is to: 1) secure land on select airfields, 2) construct and develop aircraft hangars for private aircrafts, and 3) lease individual hangars to corporate, private, charter and government aircraft owners. For most of the two-year period covered by these consolidated financial statements, the Company was engaged mainly in the first two steps of this process-securing land and constructing hangars. As of December 31, 2020, the Company is a lessor of land at three airfields and is managing the related construction projects.

The Sugar Land project comprises two phases of hangar development at the Sugar Land Regional Airport, Sugar Land, Texas. The project will be a 13-unit development, situated on approximately 8.1 acres and will be built in two phases. Phase I comprises seven hangar units situated on approximately 4.1 acres. The Sugar Land ground lease commenced on October 6, 2019. On December 4, 2020, the Company received a certificate of occupancy for Phase I of the Sugar Land project. Phase II will comprise six hangar units situated on approximately 4.0 acres. Total development costs are being financed with a construction loan of approximately $16,700,000 which closed on August 28, 2019.

The Opa Locka project comprises two phases of hangar development at the Miami-Opa Locka Executive Airport, Opa-Locka, Florida. The project comprises nineteen aviation hangars situated on approximately 22.6 acres. The Opa Locka ground lease commenced on July 10, 2019. Total development costs are being financed with a construction loan of approximately $46,000,000 which closed on January 23, 2020.

On January 22, 2020, the Company signed a ground lease at the Metropolitan Nashville Airport in Nashville, Tennessee (“Nashville Lease”). The Nashville project will consist of approximately 130,000 square-feet of new hangar space and approximately 200,000 square-feet of new or improved ramp/apron space.

The Company has construction commitments that are due over the upcoming 12 months as noted in Note 11, Commitments and Contingencies, as well as loan maturities due over the same period as noted in Note 6, Loans Payable. The Company is seeking additional financing through bond and/or equity offerings to fund its commitments (see also Note 12, Subsequent Events).

2.         Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and such consolidated financial statements are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred. These consolidated financial statements include the accounts of Sky Harbour LLC and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates include the allowance for doubtful accounts, assumptions used within impairment analyses, estimated useful lives of depreciable assets and amortizable costs, estimates and assumptions related to right-of-use assets and operating lease liabilities. Actual results could differ materially from those estimates.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

2.     Basis of Presentation and Significant Accounting Policies (continued)

Risks and Uncertainties

The Company has not fully begun operations. For most of the two-year period covered by these consolidated financial statements, the Company was engaged mainly in securing land and constructing hangars. The major risk faced by the Company is its ability in the future to obtain additional tenants for the facilities that it constructs, and to contract with such tenants for rental income in an amount that is sufficient to meet the Company’s financial obligations.

In March 2020, the World Health Organization declared coronavirus 2019 (“COVID-19”) a global pandemic. The outbreak of COVID-19 caused severe disruptions in the global economy and has adversely impacted businesses and financial markets. During 2020, the Company experienced delays in construction due to COVID-19 mandates such as physical distancing, supply chain issues, and subcontractor availability. In 2020, there was a significant slowdown in the aviation sector in general due to decreased travel which has since eased, particularly in private aviation. During the first half of 2021, vaccinations for COVID-19 have begun to be widely distributed among the general population which has resulted in loosened restrictions previously mandated. The Company’s management is not able, at this time, to determine what, if any, the ultimate impact COVID-19 will have on its future financial condition, results of operations and cash flows.

Significant Accounting Policies

Cost of Construction

Cost of construction on the consolidated balance sheets is carried at cost. The cost of acquiring an asset includes the costs necessary to bring a capital project to the condition necessary for its intended use. Costs are capitalized once the construction of a specific capital project is probable. Construction labor and other direct costs of construction are capitalized. Professional fees for engineering, procurement, consulting, and other soft costs that are directly identifiable with the project and are considered an incremental direct cost are capitalized. The Company allocates a portion of its internal salaries to both capitalized cost of construction and to general and administrative expense based on the percentage of time certain employees worked in the related areas.

Interest costs on the loans used to fund the capital projects (see Note 9, Interest) are also capitalized until the capital project is completed.

Constructed assets, net

Constructed assets on the consolidated balance sheets consists principally of developed airplane hangar buildings. Once a capital project is complete, the Company begins to depreciate the constructed asset on a straight-line basis over the lesser of the life of the asset or the remaining term of the related ground lease, including expected renewal terms. Constructed assets, net, consists of the Sugar Land (Phase I) project, which is being depreciated over its useful life of 28 years.

Other long-lived assets

Long-lived assets on the consolidated balance sheets consists principally of equipment. Long-lived assets are carried at cost less accumulated depreciation. Maintenance and repair expenses are charged to expense as incurred. Depreciation is recognized on a straight-line basis over 5 years, the estimated useful life of the assets.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

2.     Basis of Presentation and Significant Accounting Policies (continued)

Significant Accounting Policies (continued)

Impairment Analysis

The Company’s assets are individually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment analyses are based on the Company’s current plans, intended holding periods and available market information at the time the analyses are prepared. An impairment exists when the carrying amount of an asset exceeds the aggregate projected future cash flows over the anticipated holding period on an undiscounted basis. An impairment loss is measured based on the excess of the property’s carrying amount over its estimated fair value. Estimates of fair value are determined using discounted cash flow models, which consider, among other things, anticipated holding periods, current market conditions and utilize unobservable quantitative inputs, including appropriate capitalization and discount rates. If the estimates of the projected future cash flows, anticipated holding periods, or market conditions change, evaluation of impairment losses may be different and such differences could be material to the consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and other factors that could differ materially from actual results.

Basis of Consolidation

The Company’s ownership percentage in each of its consolidated subsidiaries is 100% and it presently consolidates all of its subsidiaries under the voting interest method.

There are no variable interest entities (“VIEs”) in which the Company is considered to be the primary beneficiary. Entities are considered to be the primary beneficiary if they have both of the following characteristics: (i) the power to direct the activities that, when taken together, most significantly impact the VIE’s performance, and (ii) the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. Judgment with respect to the level of influence or control of an entity involves the consideration of various factors including the form of ownership interest, representation in the entity’s governance, the size of the entity’s investment, estimates of future cash flows, the ability to participate in policy making decisions and the rights of the other investors to participate in the decision-making process and to replace the Company as manager and/or liquidate the joint venture, if applicable.

Cash and Restricted Cash

The Company’s cash is held at a major commercial bank, which cash balance may at times exceed the Federal Deposit Insurance Corporation limit. To date, the Company has not experienced any losses on its cash deposits.

Under the Company’s Loan Agreements more fully described in Note 6, Loans Payable, the Company maintains certain cash management and collection bank accounts pursuant to an Account Control Agreement with the lender. Under this agreement, the bank accounts and the funds deposited therein serve as security/collateral for the loans. Such amount in these bank accounts is included in Restricted cash on the consolidated balance sheets. Restricted cash also includes security deposits held on behalf of the Company’s tenants.

Deferred Financing Costs Related to Loans Payable

Deferred financing costs related to loans payable consists of fees and direct costs incurred in obtaining such financing. Such costs are amortized on a straight-line basis, which approximates the effective interest method, over the terms of the related debt agreements and are capitalized into cost of construction on the consolidated balance sheets since the costs are related to construction financing. The unamortized portion of deferred financing costs is included as a reduction of Loans Payable. Upon the early extinguishment of loans payable, any unamortized costs related to such loans payable would be written off as a component of “loss on early extinguishment of debt” in the consolidated statements of operations. Once the asset is completed and placed in service, the related amortization of deferred financing costs is expensed as interest expense and is included within other expense in the consolidated statements of operations.

Syndication costs

The Company accounts for syndication, or equity issuance costs, as an asset within prepaid expenses and other assets on the consolidated balance sheets until the related equity financing is obtained, and then reclassifies such costs as a reduction in equity. As of December 31, 2020 and 2019, the Company has capitalized $174,956 and $0, respectively, of syndication costs.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

2.     Basis of Presentation and Significant Accounting Policies (continued)

Significant Accounting Policies (continued)

Leases

The Company accounts for leases under Accounting Standards Codification (“ASC”) Topic 842, Leases. The Company determines whether a contract contains a lease at the inception of the contract. ASC Topic 842 requires lessees to recognize lease liabilities and right-of-use (“ROU”) assets for all leases with terms of more than 12 months on the consolidated balance sheets. The Company has made an accounting policy election that will keep leases with an initial term of 12 months or less off the Company’s consolidated balance sheets and will result in recognizing those lease payments in the consolidated statements of operations on a straight-line basis over the lease term. When management determines that it is reasonably certain that the Company will exercise its options to renew the leases, the renewal terms are included in the lease term and the resulting ROU asset and lease liability balances. The Company has lease agreements with lease and non-lease components; the Company has elected the accounting policy to not separate lease and non-lease components for all underlying asset classes.

The Company also has tenant leases and accounts for those leases in accordance with the lessor guidance under ASC Topic 842.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value and establishes a framework for measuring fair value. The objective of fair value is to determine the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). ASC Topic 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 – quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities; Level 2 – observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and Level 3 – unobservable inputs that are used when little or no market data is available. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Considerable judgment is necessary to interpret Level 2 and 3 inputs in determining the fair value of financial and non-financial assets and liabilities. Accordingly, fair value estimates may be different than the amounts that may ultimately be realized upon sale or disposition of these assets or settlement of these liabilities.

The Company uses the following methods and assumptions in estimating fair value for financial instruments:

Interest Rate Protection Agreements-see Note 6, Loans Payable.

The interest rate protection agreements are valued by a third-party specialist using a variant of the Black-Scholes option pricing model commonly known as the Black model or the Black-76 model. The key inputs to the valuation model are notional amount, time to maturity, forward rates, and volatility. The interest rate protection agreements are classified as Level 2 in the fair value hierarchy.

The carrying values of all other financial instruments on the consolidated balance sheets, including cash, restricted cash, receivables, and accounts payable, approximate their fair values due to the short-term nature of these instruments. The carrying value of the Company’s Loans payable approximate their fair values due to the loans’ variable interest rates and the unrelated, third-party lender. The fair value of debt is estimated on a Level 2 basis as provided by ASC Topic 820, using a discounted cash flow analysis based on the borrowing rates currently available to us for loans with similar terms and maturities, discounting the future contractual interest and principal payments. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2020 and 2019. Although management is not aware of any factors that would significantly affect fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since December 31, 2020 and current estimates of fair value may differ significantly from the amounts presented herein. Determination of the fair value of loans payable to related parties is not practical due to their related party nature.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

2.     Basis of Presentation and Significant Accounting Policies (continued)

Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

Revenue Recognition

The Company leases the ground space and hangar facilities that it constructs to third-parties. The lease agreements are either on a month-to-month basis or have a defined term, and may have options to extend the term.  Some of the leases contain options to terminate the lease by either party with given notice. There are no options given to the lessee to purchase the underlying assets.  Rental revenue is recognized in accordance with ASC Topic 842, Leases  (see Note 5, Leases) and includes (i) fixed payments of cash rents, which represents revenue each tenant pays in accordance with the terms of its respective lease and that is recognized on a straight-line basis over the term of the lease and (ii) variable payments of tenant reimbursements, which are recoveries of all or a portion of the common area maintenance and operating expenses of the property and is recognized in the same period as the expenses are incurred. As of December 31, 2020 and 2019, the straight-line rent receivable was not significant and is included in prepaid expenses and other assets on the consolidated balance sheets.

The Company evaluates the collectability of tenant receivables for payments required under the lease agreements. If the Company determines that collectability is not probable, the difference between rental revenue recognized and rental payments expected to be received is recorded as an allowance for doubtful accounts, with a corresponding charge to the consolidated statements of operations. There was no allowance for doubtful accounts as of December 31, 2020 or 2019 and no charge-offs of rent receivable in either of the years ended December 31, 2020 or 2019.

For the year ended December 31, 2020, the Company derived approximately 90% of its revenue from two tenants. One of the tenants had a month-to-month arrangement which terminated during 2020 and the other tenant has an ongoing lease with the Company which expires in December 2023 (see Note 5, Leases).

Operating Expenses

For the year ended December 31, 2020, operating expenses on the consolidated statements of operations includes lease expense of $1,781,116 and other expenses, such as insurance, property tax and utilities, totaling $160,166. For the year ended December 31, 2019, operating expense includes lease expense of $529,302 and other expenses totaling $35,037.

Income Taxes

As a limited liability company, Sky Harbour is not subject to an entity-level income tax but rather is treated as a flow-through entity for tax purposes, with its items of income, gain, deduction, loss and credit being reported on its members’ income tax returns. The Company accounts for any interest and penalties related to uncertain tax positions as distributions to its members.

Advertising Costs

The Company expenses the cost of advertising and marketing as incurred. Advertising and marketing costs charged to general and administrative expenses totaled $84,909 and $1,633 for the years ended December 31, 2020 and 2019, respectively.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, an update to ASC Topic 326, Financial Instruments – Credit Losses. ASU 2016-13 requires measurement and recognition of expected credit losses on financial instruments measured at amortized cost at the end of each reporting period rather than recognizing the credit losses when it is probable that the loss has been incurred in accordance with current guidance. In November 2018, the FASB issued ASU 2018-19, which clarified that receivables arising from operating leases are not within the scope of ASC Topic 326, and instead, impairment of receivables arising from operating leases should be accounted for under the scope of ASC Topic 842, Leases. In May 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting ASU 2016-13 by allowing entities to elect the fair value option on certain financial instruments. ASU 2016-13 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2019, with early adoption permitted. ASU 2016-13 did not have an impact on the Company’s consolidated financial statements.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

2.     Basis of Presentation and Significant Accounting Policies (continued)

In August 2018, the FASB issued ASU 2018-13, an update to ASC Topic 820, Fair Value Measurements. ASU 2018-13 modifies the disclosure requirements in ASC Topic 820, by (i) removing certain disclosure requirements related to transfers between Level 1 and Level 2 of the fair value hierarchy and the valuation processes for Level 3 fair value measurements, (ii) modifying existing disclosure requirements related to measurement uncertainty and (iii) adding new disclosure requirements related to changes in unrealized gains or losses for the period included in other comprehensive income for recurring Level 3 fair value measurements and disclosures related to the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. ASU 2018-13 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2019, with early adoption permitted. ASU 2018-13 did not have an impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, which adds ASC Topic 848, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU 2020-04 provides temporary optional expedients and exceptions to ease financial reporting burdens related to applying current GAAP to modifications of contracts, hedging relationships and other transactions in connection with the transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. In January 2021, the FASB issued ASU 2021-01 to clarify that certain optional expedients and exceptions apply to modifications of derivative contracts and certain hedging relationships affected by changes in the interest rates used for discounting cash flows, computing variation margin settlements, and for calculating price alignment interest. ASU 2020-04 is effective beginning on March 12, 2020 and may be applied prospectively to such transactions through December 31, 2022 and ASU 2021-01 is effective beginning on January 7, 2021 and may be applied retrospectively or prospectively to such transactions through December 31, 2022. The Company will apply ASU 2020-04 and 2021-01 prospectively as and when we enter into transactions to which these guidance standards apply.

In April 2020, the FASB staff issued a question-and-answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of the COVID-19 global pandemic. Under existing lease guidance, the entity would have to determine, on a lease-by-lease basis, if a lease concession was the result of a new arrangement reached with the tenant, which would be accounted for under the lease modification framework, or if a lease concession was under the enforceable rights and obligations that existed in the original lease, which would be accounted for outside the lease modification framework. The Lease Modification Q&A provides entities with the option to elect to account for lease concessions as though the enforceable rights and obligations existed in the original lease. This election is only available when total cash flows resulting from the modified lease are substantially similar to the cash flows in the original lease. The Company’s leases did not have any lease modifications executed as a result of COVID-19 Accordingly, the Lease Modification Q&A did not have an impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, an update to ASC Topic 470, Subtopic - 20, Debt - Debt with Conversion and Other Options, and ASC Topic 815, Subtopic – 4, Derivatives and Hedging - Contracts in Entity's Own Equity. ASU 2020-06 simplifies the guidance for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity by reducing the number of accounting models for convertible instruments and amends guidance in ASC Topic 260, Earnings Per Share, relating to the computation of earnings per share for convertible instruments and contracts on an entity’s own equity. ASU 2020-06 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2021, with early adoption permitted for fiscal years that begin after December 15, 2020. The Company is evaluating the impact of the adoption of ASU 2020-06 on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements. ASU 2020-10 codifies the disclosure guidance of codifications which provide entities with an option to provide information either on the face or the notes to the consolidated financial statements. ASU 2020-10 also clarifies application of various provisions in the codifications where the guidance may have been unclear. ASU 2020-10 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2020, with early adoption permitted. The Company does not believe the adoption of ASU 2020-10 will have an impact on its consolidated financial statements.

In March 2021, the FASB issued ASU 2021-03, Intangibles-Goodwill and Other (Topic 350): Accounting Alternative for Evaluating Triggering Events. This ASU provides an accounting alternative that allows private companies and not-for-profit organizations to perform a goodwill triggering event assessment, and any resulting test for goodwill impairment, as of the end of the reporting period, whether the reporting period is an interim or annual period. It eliminates the requirement for companies that elect this alternative to perform this assessment during the reporting period, limiting it to the reporting date only. This amendment is effective on a prospective basis for fiscal years beginning after December 15, 2019. ASU 2021-03 did not have an impact on the Company’s consolidated financial statements.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

2.     Basis of Presentation and Significant Accounting Policies (continued)

In July 2021, the FASB issued ASU 2021-05, Leases (Topic 842): Lessors-Certain Leases with Variable Lease Payments, which amends the lease classification requirements for lessors. The amendment states that lessors should classify and account for a lease with variable lease payments that do not depend on a reference index or a rate as an operating lease if both of the following criteria are met: 1) the lease would have been classified as a sales-type lease or a direct financing lease and 2) the lessor would have otherwise recognized a day-one loss. The amendments are effective for fiscal years beginning after December 15, 2021, for all entities, and interim periods within those fiscal years for public business entities and interim periods within fiscal years beginning after December 15, 2022, for all other entities. The Company is evaluating the impact of the adoption of ASU 2021-05 on its consolidated financial statements.

3. Cost of Construction and Constructed Assets

	December 31, 2020	December 31, 2019

Constructed assets, net of accumulated depreciation:
Buildings, Sugar Land, Texas	$15,040,716	$-
Accumulated depreciation	(40,288)	-
	$15,000,428	$-

Cost of Construction:
Opa Locka, Florida, Nashville, Tennessee, Centennial, Colorado and Phoenix, Arizona	$3,404,879	$7,288,898

The Sugar Land project (Phase I) was completed in December 2020. Depreciation expense for the years ended December 31, 2020 and 2019 totaled $40,288 and $0, respectively.

4. Long-lived assets

Long-lived assets, net, consists of the following:

	December 31, 2020	December 31, 2019
Equipment	$92,939	$-
Software	230,480	171,260
	323,419	171,260
Accumulated depreciation	(6,736)	-
	$316,683	$171,260

Depreciation expense for the years ended December 31, 2020 and 2019 totaled $6,736 and $0, respectively.

5. Leases

As of December 31, 2020, the Company had ground leases that had commenced at three airports in the United States: Sugar Land Regional Airport, Sugar Land, Texas; Miami-Opa Locka Executive Airport, Opa Locka, Florida; and Nashville International Airport in Nashville, Tennessee. The Company’s leases are classified as operating leases under ASC Topic 842 and the Company is not party to any agreements that have been classified as a finance lease. The leases that have commenced as of December 31, 2020 have terms ranging between 30 to 50 years, some of which include options of the Company to extend the terms generally in 10 additional-year increments. Management has determined that it is reasonably certain that the Company will exercise its options to renew the leases, and therefore the renewal options are included in the lease term and the resulting ROU asset and lease liability balances. The Company's lease arrangements that had commenced as of December 31, 2020 expire between 2049 and 2070, which include all lease extension options available to the Company.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

5.     Leases (continued)

As of December 31, 2020, the Company entered into an additional operating lease for a ground lease at Centennial Airport in Centennial, Colorado (“Centennial Lease”) which commenced on January 1, 2021, with an initial lease term of 41 years (or up to 76 years including extension options). The Centennial Lease covers approximately 501,857 square-feet of land (Phase I), with an option to lease an additional parcel of approximately 371,763 square feet of land (Phase II) that must be exercised, at the Company’s option, within three-years of the lease’s effective date. The Centennial Lease creates significant rights and obligations of the Company as of the commencement date.

On April 28, 2021, the Company and the City of Phoenix, Arizona entered into an additional operating lease for a ground lease of certain property located at Phoenix Deer Valley Airport (“Deer Valley Lease”), with a lease term of 40 years. The Deer Valley Lease covers approximately 384,474 square feet of land (Phase I), with an option to lease an additional parcel of approximately 288,152 square feet of land (Phase II) that must be exercised, at the Company’s option, within four-years of the lease’s effective date. The Deer Valley Lease creates significant rights and obligations of the Company as of the commencement date.

The Company has a lease for office space that was signed on February 1, 2020.  The term of the lease is for two years and there are no renewal or extension options included in the lease.

The Company determines whether a contract contains a lease at the inception of the contract. The Company has lease agreements with lease and non-lease components; the Company has elected the accounting policy to not separate lease and non-lease components for all underlying asset classes. In order to calculate the ROU asset and lease liability for a particular lease, ASU 2016-02 requires that a lessee apply a discount rate equal to the rate implicit in the lease whenever that rate is readily determinable. The Company’s lease agreements do not provide a readily determinable implicit rate, nor is the rate available to the Company from its lessors. Therefore, the Company uses an incremental borrowing rate to determine the present value of the lease payments. The incremental borrowing rate represents the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar lease term to obtain an asset of similar value.

The Company’s lease population does not include any residual value guarantees, and therefore none were considered in the calculation of the ROU and lease liability balances. The Company has leases that contain variable payments, most commonly in the form of common area maintenance charges and operating expenses, which are based on actual costs incurred. These variable payments were excluded from the calculation of the ROU asset and lease liability balances since they are not fixed or in-substance fixed payments. The leases contain covenants that require the Company to conduct construction of hangar facilities on the leased grounds within a certain period and spend a set minimum dollar amount. For one of the leases, the short-fall (if any) must be paid to the lessor. See Note 11, Commitments and Contingencies.

For leases with terms greater than 12 months, the Company records the related ROU assets and lease liabilities at the present value of lease payments over the lease terms. The Company was not party to any leases which have a term of 12 months or less.

Tenant leases

The Company leases the ground space and hangar facilities that it constructs to third-party tenants.  These leases have been classified as operating leases. The Company does not have any leases classified as sales-type or direct financing leases. During 2020, the Company entered into arrangements with four tenants and as of December 31, 2020, has three ongoing agreements with tenants. The agreements are either on a month-to-month basis or have a defined term with an option to extend the term.  One of the Company’s leases has a three-year term with the option to extend for another three years, and another has a five-year term with an option to extend for another five years.  One of the agreements contains an option by either party to terminate with appropriate notice, as defined. There are no options given to the lessee to purchase the underlying assets.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

5.     Leases (continued)

The Company determines whether a contract contains a lease at the inception of the contract.  The Company does not have lease agreements with lease and non-lease components.  The Company expects to continue to derive benefit from the underlying assets after the end of the lease term through further leasing arrangements. The underlying assets are the leasehold interest that the Company has in connection with its ground leases.  There are no residual value guarantees. The Company mitigates risk related to the residual value of the assets by negotiating and attempting to secure future tenants through letters of intent prior to the current lease term’s termination and/or the substantial completion of the promised hangar facilities.

The leases may contain variable fees, most commonly in the form of common area maintenance charges, late fees and operating expenses, which are based on actual charges incurred.  These fees are recognized as income in the same period as the expenses are incurred.  The leases do not contain any residual value guarantees.  The leases did not have any initial direct costs.  The leases do not contain any restrictions or covenants to incur additional financial obligations by the lessee.

The Company’s operating lease cost included in the consolidated statements of operations totaled $1,781,116 and $529,302 for the years ended December 31, 2020 and 2019, respectively.

Supplemental consolidated cash flow information

Supplemental consolidated cash flow information related to the Company’s leases was as follows:

	Year-ended December 31, 2020	Year-ended December 31, 2019
Cash paid for amounts included in measurement of lease liabilities:
Operating cash flows from operating leases	$446,534	$75,000

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$13,542,815	$19,977,021

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

5.     Leases (continued)

Supplemental consolidated balance sheet information

Supplemental consolidated balance sheet information related to the Company’s leases was as follows:

Weighted Average Remaining Lease Term	Year-ended December 31, 2020	Year-ended December 31, 2019
Operating leases (years)	46.48	45.66

Weighted Average Discount Rate
Operating leases	4.24%	4.42%

Lease commitments

The Company’s future minimum lease payments required under leases as of December 31, 2020 were as follows (not including the Centennial Lease or the Deer Valley Lease, both of which commence after December 31, 2020, and which are also excluded from the Right-of-use assets on the consolidated balance sheets):

Year Ending December 31,	Operating Leases
2021	$1,088,706
2022	1,361,621
2023	1,595,393
2024	1,621,446
2025	1,641,157
Thereafter	44,128,046
Total lease payments	51,436,369
Less imputed interest	(16,622,354)
Total	$34,814,015

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

5.     Leases (continued)

Lease income (continued)

Tenant leases to which the Company is the lessor require the following non-cancelable future minimum lease payments from tenants as of December 31, 2020:

Year Ending December 31,	Operating Leases
2021	$1,097,556
2022	1,350,910
2023	1,391,432
2024	600,898
2025	565,928
Thereafter	-
Total	$5,006,724

6.         Loans Payable

The Company has construction loans outstanding in connection with its ongoing projects.

On August 28, 2019, the Company closed on a construction loan for up to $16,693,460, for the development of a leasehold interest at Sugar Land Regional Airport, Sugar Land, Texas (the “Sugar Land Loan”). The loan bears interest at LIBOR (subject to a minimum of 2.2%) plus 6%, plus pay-in-kind (“PIK”) interest of 2% which is added to the principal amount. The loan has a maturity date of September 11, 2021, and originally offered two one-year extension options, both of which were removed by the Second Amendment to the Sugar Land Loan, which is described more fully below.

In addition, under the Sugar Land Loan, there is a Master Lease Agreement dated October 19, 2020 between the Company, as landlord, and its majority member, as tenant, for the benefit of the lender. The Master Lease Agreement provides, among other things, that, if the rental revenue on the Sugar Land properties that the Company has leased to third-parties does not achieve a 10% Debt Yield for the lenders, as defined in the Master Lease Agreement, then the majority member is required to make payments under the Master Lease agreement so as to allow the lenders to receive the agreed-upon 10% Debt Yield when combined with the rental payments from third-parties. Payments under the Master Lease Agreement became payable beginning in the fourth quarter of 2020 and were paid to the lender by the Company in lieu of such payments being made by the majority member. In 2020, a total of $73,140 was paid to the lender under the Master Lease Agreement.

On February 25, 2021, the Company entered into an Amendment to its Sugar Land Loan, principally related to extending the estimated completion date of Phase I of the project and adjusting other construction dates for Phase II, adding a “make whole” payment of minimum interest to the lenders if the total interest paid is less than such threshold, among other things.

On March 12, 2021, the Company entered into a Second Amendment to the Sugar Land Loan. Among other things, the Second Amendment eliminated both of the extension option periods, no longer gave the lender a right-of-first-refusal on future financings, and allowed the lender to stop making loan advances after the date of the amendment. The Company was required to provide a letter of credit equal to $536,000, representing the master lease payments through September 2021, which provided additional security for the lender if the master lease payments are not made. Also on March 12, 2021, the Company entered into an Amendment to the Master Lease Agreement which revised the termination date of the Master Lease to coincide with the Second Amendment to the Sugar Land Loan.

On January 23, 2020, the Company closed on a construction loan for up to $45,960,267, for the development of a leasehold interest at Miami-Opa Locka Executive Airport, Opa Locka, Florida (the “Opa Locka Loan”). On September 4, 2020, the Company executed a First Amendment to the Opa Locka Loan, primarily to adjust certain of the dates related to the required construction under the original agreement. The loan bore interest at LIBOR (subject to a minimum of 1.669%) plus 6%, plus PIK interest of 2% which was added to the principal amount. The loan had an initial maturity date of January 11, 2022, and two one-year extension options.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

6.     Loans Payable (continued)

On March 12, 2021, the Second Amendment changed the maturity date of the loan to August 11, 2021, eliminated both of the extension periods, changed the interest rate to LIBOR plus 800 basis points, no longer gave the lender a right-of-first-refusal on future financings, and allowed the lender to stop making loan advances after the date of the amendment, among other things. The Company was required to provide a letter of credit equal to $4,319,483, which approximated the outstanding loan balance and provided additional security for the lender if the loan is not repaid by the August due date.

The loan agreements include a requirement for a recourse guarantee with a guarantor that maintains liquid assets, as defined in the agreement, of not less than $35,000,000. The majority member has guaranteed both loans. On March 12, 2021, the minority member entered into a Recourse Guaranty of the Sugar Land Loan.

Both loan agreements require compliance with specified financial covenants. The loan agreements require that the Company maintain a loan-to-value ratio (as defined in the agreement) of less than or equal to 70 percent and debt yield ratio (as defined in the agreements) of at least 10 percent as of the date of giving an extension notice. There is an administrative fee payable to the agent for the loans on each interest payment date that is based on the amount of the total loan commitment. As of December 31, 2020, the Company is in compliance with all of its covenants.

The Opa Locka Loan is collateralized by a Subleasehold Mortgage and Assignment of Rents agreement, which includes a security interest in the land, sublease agreement, improvements, equipment, fixtures, personal property and other rights which are located within the land or improvements. Furthermore, the Company has assigned to the lenders all of its rights to current and future leases and rents associated with the property.

The Sugar Land Loan is collateralized by a Leasehold Deed of Trust and Assignment of Leases and Rents agreement, which includes a security interest in the land, ground lease agreement, improvements, equipment, fixtures, personal property and other rights which are located within the land or improvements. Furthermore, the Company has assigned to the lenders all of its rights to current and future leases and rents associated with the property.

Both loans can be prepaid at any time but are subject to an interest “make-whole” provision, which guarantees that the bank receives a fixed amount of interest on the loans.

The following table summarizes the Company’s outstanding Loans payable:

			Interest Rate
	Maturity	Fixed/	as of	Balance as of December 31,
	Date (Post-amendment)	Variable Rate	December 31, 2020 (including PIK interest)	2020	2019
Loans payable:
Sugar Land Loan	September 2021	Variable	10.20%	$8,743,659	$3,074,432

Opa Locka Loan	August 2021	Variable	9.669%	4,077,785	-
Subtotal				12,821,444	3,074,432

Deferred financing costs, net of accumulated amortization				(1,359,340)	(1,119,016)

Total Loans payable, net				$11,462,104	$1,955,416

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

6.     Loans Payable (continued)

Accumulated amortization of deferred financing costs totaled $1,581,926 and $192,871, as of December 31, 2020 and 2019, respectively.

The following table summarizes the Company’s principal repayments required in connection with Loans payable as of December 31, 2020, after giving effect to the terms of the loan amendments discussed above. The amount in the table includes accrued PIK interest through December 31, 2020 but will continue to accrue additional PIK interest that is payable at maturity. As of July 11, 2021, including PIK interest, the balance due on the Sugar Land Loan is $9,495,691 and the balance due on the Opa Locka Loan is $4,319,484.

Loans Payable
2021	$12,821,444

The terms of the Company’s loans required the Company to enter into an Interest Rate Protection Agreement (“Interest Rate Cap”) with a counterparty for each of its loans, and to assign such agreements, and any payments payable thereunder, to the lender.  The Interest Rate Cap for the Sugar Land Loan has a notional amount of $16,700,000, has monthly floating rate calculation periods, utilizes USD-LIBOR-BBA as the floating rate option, and has a cap rate of 3.50000% per annum.  The Interest Rate Cap for the Opa Locka Loan has a notional amount of $45,960,267, has monthly floating rate calculation periods, utilizes USD-LIBOR-BBA as the floating rate option, and has a cap rate of 3.50000% per annum. The termination date of each Interest Rate Cap agreement is the maturity date of the related loan. See Note 8, Fair Value Measurements, for discussion of the calculation of the fair value of the Interest Rate Cap agreements.

7.         Equity

As of December 31, 2020 and 2019, the Company had one class of LLC membership interests. The membership interests were held by two parties; one with a membership interest of 50.1% (the “majority member”) and the other, with a membership interest of 49.9% (the “minority member”).

8.         Fair Value Measurements

As stated in Note 6, Loans Payable, the terms of the Company’s loans required the Company to enter into an Interest Rate Protection Agreement (“Interest Rate Cap”) with a counterparty for each of its loans, and to assign such agreements and any payments payable thereunder to the lender. Under GAAP, derivative agreements such as these would be measured at fair value on a recurring basis in the consolidated balance sheets, and are included in Level 2 of the fair value hierarchy. Changes in fair value of these instruments are reported in the consolidated statements of operations. However, as of December 31, 2020 and 2019, the fair values of the Interest Rate Cap agreements were not significant.

9.         Interest

Interest, including amortization of deferred financing costs, for the year ended December 31, 2020 totaled $2,979,340, of which $2,583,642 is capitalized in Cost of Construction on the consolidated balance sheet as of December 31, 2020.  Interest, including amortization of deferred financing costs, for the year ended December 31, 2019 totaled $519,431, of which $320,935 is capitalized in Cost of Construction on the consolidated balance sheet as of December 31, 2019.   Interest which is not capitalized is recorded as an expense and is included in Other expense on the consolidated statements of operations.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

The following table sets forth the details of interest:

	Year-Ended December 31,	Year-Ended December 31,
	2020	2019
Interest	$1,590,285	$326,560
Amortization of deferred financing costs	1,389,055	192,871
Total interest	$2,979,340	$519,431

10.         Related Party Transactions

Loans payable to Related parties:

On November 24, 2020, the Company entered into a note payable to SH Investment Fund I LLC, a related party. The note payable bears interest at 8% per annum and has a maturity date of November 24, 2021. Amounts payable under the note are drawn by requesting “advances” from the lender, up to $1,000,000, and may be used by the Company only for certain types of expenditures that must be approved in advance by the lender. The loan payable to SH Investment Fund I LLC totaled $485,153 as of December 31, 2020, including accrued interest of $1,905. Interest incurred for the years ended December 31, 2020 and 2019 totaled $1,905 and $0, respectively.

Prior to obtaining the secured loans described in Note 6, Loans Payable, the Company’s activities were funded through a note payable to a company owned by its majority member. The note payable dated February 12, 2018 was between the Company and HMFO LLC, a related party. The note payable had a maturity date of February 28, 2021 and was due in one balloon payment on such date. The note payable to HMFO LLC bore interest at an annual rate of 5.50% and all interest is paid-in-kind (“PIK”) in that such PIK interest was capitalized and added to the outstanding principal balance of the note. Following an increase in the principal amount of the note as a result of PIK interest, the note bore interest on such increased principal amount from and after the date of such PIK interest accrual. Interest was payable along with the outstanding balance, upon maturity. Certain administrative services provided by a Company owned by the majority member were added to the loan balance. Interest incurred on the note payable to HMFO LLC for the years ended December 31, 2020 and 2019 totaled $472,274 and $266,319, respectively. The balance due under the Note payable to HMFO LLC was $10,727,301 as of December 31, 2020, including accrued interest of $837,992. The balance due under the Note payable to HMFO LLC was $7,220,120 as of December 31, 2019, including accrued interest of $365,718. As discussed in Note 12, Subsequent Events, the HMFO LLC note was partially paid and partially forgiven in March 2021.

Services:

In 2020 and 2019, the Company utilized administrative services provided by a Company owned by the majority member. The amounts charged for such services totaled $2,720,576 for the year ended December 31, 2020 and $1,483,528 for the year ended December 31, 2019, which were included in the Loans payable to related parties balance on the consolidated balance sheets.

In 2019, the Company paid a total of $1,375,000 to its minority member for consulting services. Some of these payments were made by the majority member and included in the Loans payable to related parties balance on the consolidated balance sheet.

Defined Contribution Retirement Plan:

Certain of the Company’s employees participate in a defined contribution 401(K) retirement plan. The plan was sponsored by a related party through March 2021. As of May 2021, a new plan was created which is sponsored by the Company. The Company does not provide a matching contribution to the plan, and thus, there was no expense for either year ending December 31, 2020 or 2019.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

11. Commitments and Contingencies

In addition to the lease payment commitments discussed in Note 5, Leases, the ground leases to which the Company is a party contain covenants that require the Company to conduct construction of hangar facilities on the leased grounds within a certain period and in some cases, to spend a minimum dollar amount. The remaining minimum improvement amount and date for Phase II at Sugar Land is $2,000,000 and is required by the later of i) 180 days after the lease effective date or ii) 60 days after receiving all permitting documents. The Company has not yet received its permitting documents. The minimum improvement amount and date for Opa Locka Phase I is $8,500,000 by July 31, 2022, and $6,000,000 for Phase II at Opa Locka by July 2023. In the Nashville lease, the Company has committed to spend $17,000,000 in capital improvements by July 2, 2023, which is 24-months from the building permit date. If not expended, the shortfall would become due and payable as additional rent under the lease agreement. The Centennial Lease requires the Company to improve the property in accordance with a development plan included in the lease and to complete such improvements within 24-months of the issuance of permitting documents. The Deer Valley Lease requires improvements to be made for Phase I (estimated cost of improvements of $15,300,000) and for Phase II, if such option is exercised (estimated cost of improvements of $14,600,000), within 12-months after receiving permitting documents for each Phase, but in no event later than May 2026.

The Company has contracts for construction of the Opa Locka project and the Nashville project. The Company may terminate either of the contracts or suspend construction without cause; however, the Company would then be subject to paying a penalty under either contract. For the Opa Locka construction contract, the penalty would be 50% of the unrealized fee which remains to be earned as of the termination date.

12. Subsequent Events

The Company has evaluated all subsequent events through July 30, 2021, which is the date the consolidated financial statements were available to be issued.

On March 12, 2021, there was a change in the ownership of membership units such that the former majority member no longer held an interest in the Company pursuant to a Redemption Agreement, as discussed below, and additional members invested in the Company pursuant to a Unit Purchase Agreement.

An Amended and Restated Operating Agreement was signed, pursuant to which the capital of the Company thereafter will be comprised of Founder Units, Preferred Series A Units, and Incentive Units. Pursuant to the Unit Purchase Agreement, the Company’s existing minority member (the “Founder”) received Founder Units and a payment of $900,000, and the new investors purchased Preferred Series A Units. the Preferred Series A Units were issued at $1,000 per unit and the Preferred Series A unitholders contributed an aggregate of $31,000,000 of equity into the Company. A portion of these proceeds were used to fund the payoff of liabilities and to fund two letters of credit required to be provided by the Company under the Second Amendments to the Sugar Land and Opa Locka Loans discussed in Note 6, Loans Payable. Certain of the Preferred Series A unitholders received their units pursuant to a Convertible Note and Exchange Agreement dated March 12, 2021, as described below. The Amended and Restated Operating Agreement provides that the business of the Company will be managed by a Board of Managers consisting of 5 persons, with 3 of those individuals designated by the majority of Founder units and the remaining 2 individuals designated by the holders of the Preferred Series A Units. There are certain protective provisions for the Founder and for the holders of the Preferred Series A Units included in the Amended and Restated Operating Agreement, which designate certain actions by the Company that would require the majority of each group to approve. With respect to distributions, the Preferred Series A unitholders will be entitled to receive a preferred return equal to 6% per annum prior to any payments to the holders of Preferred Units, Founder Units and Incentive Units (if due, in certain circumstances), which subsequent payments would then be made on a pro rata basis. Transfers of membership interests are limited under the Amended and Restated Operating Agreement, and provides that if a member wishes to transfer its membership interests, that such option to purchase be given first to the Company and secondarily, to the other holders of the Preferred Series A Units and the Founder units. The agreement also governs the terms of any transfers of the initial preferred units to third-parties, and if the Company offers to sell any new units, certain holders of Preferred Series A Units have been given preemptive rights-of-first-offer to purchase such new units.

Sky Harbour LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2020 and 2019

12. Subsequent Events (continued)

Pursuant to a Redemption Agreement dated March 12, 2021, all of the membership interests held by the former majority member were redeemed and the note payable from the Company (see Note 10, Related Party Transactions) was cancelled in exchange for a sum of $5,071,412, plus a Reimbursement and Indemnity Agreement from the Company and the Founder. The Company experienced a gain on extinguishment of this liability as it was settled for a lesser amount than the carrying amount of the loan as of the date of settlement. The former majority member remains a Guarantor under the Company’s loans payable and also as a tenant under the Company’s Master Lease for the Sugar Land Loan, but is held harmless for these liabilities under the Reimbursement and Indemnity Agreement.

With respect to the Convertible Note and Exchange Agreement, beginning in November 2020, the Company had received funding from a related party and had entered into a Note payable to this related party, SH Investment Fund I LLC, for an amount up to $1,000,000 (see Note 10, Related Party Transactions). SH Investment Fund I LLC had received funds from four parties who were interested in ultimately investing in the Company, and SH Investment Fund I LLC had entered into Convertible Notes Payable with those parties. The Convertible Notes Payable provided for automatic conversion into preferred units of membership interest in the Company, at a preferential purchase price, in connection with a qualified equity financing event by the Company. The issuance of the new Preferred Series A Units on March 12, 2021 constituted such a qualified equity financing event. Under the Convertible Note and Exchange Agreement, the new investors agreed that they have received full satisfaction of the Convertible Notes Payable by the issuance of the Preferred Series A Units, and SH Investment Fund I LLC and the Company agreed that by the Company issuing the preferred units to these investors, there is full satisfaction of the Note payable by the Company to SH Investment Fund I LLC.

After the changes in ownership resulting from the various transactions of March 12, 2021 described above, the outstanding membership units of the Company total 58,285.04, of which Series A Preferred units comprise 31,250 units (or 53.62%) and Founder units comprise 27,035.04 units (46.38%). The Company is in the process of determining the impact of this transaction on its consolidated financial statements for 2021.

Annex A

Bylaws of

Sky Harbour Group Corporation

(a Delaware corporation)

-i-

(continued)

-ii-

(continued)

-iii-

Bylaws of

Sky Harbour Group Corporation

Corporate Offices

Article I — Corporate Offices

1.1         Registered Office.

The address of the registered office of Sky Harbour Group Corporation (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2         Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s Board may from time to time establish or as the business of the Corporation may require.

Article II — Meetings of Stockholders

2.1         Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2         Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted.

2.3         Special Meeting.

Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

ANNEX A-1

2.4         Advance Notice Procedures for Business Brought before a Meeting.

(i)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a stockholder of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these bylaws. For purposes of this Section 2.4 and Section 2.5 of these bylaws, as applicable, “present in person” shall mean that the stockholder proposing that the business be brought before the annual or special meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting, and a “qualified representative” of such proposing stockholder shall be (A) any person who is authorized in writing by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders or (B) if such proposing stockholder is (x) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. This Section 2.4 shall apply to any business that may be brought before an annual or special meeting of stockholders other than nominations for election to the Board at an annual meeting, which shall be governed by Section 2.5 of these bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 of these bylaws.

(ii)    Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(iii)(c), (a) the stockholder must provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (b) the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and (c) the proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (which, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public offering of common stock, the preceding year’s annual meeting date shall be deemed to be [●]); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of Timely Notice as described above.

ANNEX A-2

(iii)    To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a)    As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(b)    As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any Affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any Affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner and (G) a representation whether any Proposing Person, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies or votes from stockholders in support of such proposal; and

ANNEX A-3

(c)    As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(iv)    For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder, beneficial owner or any other participant.

ANNEX A-4

(v)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(vi)    Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii)    In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii)    For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

ANNEX A-5

2.5         Advance Notice Procedures for Nominations of Directors.

(i)    Subject in all respects to the provisions of the Stockholders’ Agreement and Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in person (as defined in Section 2.4) who (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at any annual meeting of stockholders other than in accordance with the provisions of the Stockholders’ Agreement and the Certificate of Incorporation.

(ii)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of a stockholder’s notice as described above.

(iii)    To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a)    As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);

(b)    As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) shall be made with respect to nomination of each person for election as a director at the meeting) and a representation whether any Nominating Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies or votes from stockholders in support of such nomination; and

(c)    As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(iv).

ANNEX A-6

(iv)    For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (c) any other participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation and (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder or beneficial owner or any other participant in such solicitation.

(v)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(vi)    Notwithstanding anything in Section 2.5(ii) to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.5(ii) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

ANNEX A-7

(vii)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.5(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(viii)    To be eligible to be a candidate for election as a director of the Corporation at an annual meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 (or otherwise in accordance with the Stockholders’ Agreement or Certificate of Incorporation, as applicable) and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder pursuant to Section 2.5(i)(b), in accordance with the time period prescribed in this Section 2.5 for delivery of the stockholder notice of nomination), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein and (B) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

ANNEX A-8

(ix)    The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.

(x)    In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(xi)    No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(xii)    Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.5.

(xiii)    Notwithstanding anything to the contrary contained in these bylaws, for as long as any party to the Stockholders’ Agreement has a right to designate or nominate a Director, the procedure for any such nomination shall be governed by the Stockholders’ Agreement and such party shall not be subject to the notice procedures set forth in these bylaws for the nomination of any person to serve as a Director at any annual meeting or special meeting of stockholders.

2.6         Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 2.7 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7         Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i)    if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii)    if electronically transmitted as provided in the DGCL.

ANNEX A-9

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8         Quorum.

Unless otherwise provided by law, the Certificate of Incorporation, the Stockholders’ Agreement or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have the power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9         Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

ANNEX A-10

2.10         Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11         Voting.

Each stockholder shall be entitled to a number of votes based on the number of and type of shares of capital stock held by such stockholder as provided in the Certificate of Incorporation, the Stockholders’ Agreement or as required under the DGCL.

Except as otherwise provided by the Certificate of Incorporation or the Stockholders’ Agreement, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12         Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

ANNEX A-11

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13         Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

2.14         List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

ANNEX A-12

2.15         Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)    count all votes or ballots;

(iii)    count and tabulate all votes;

(iv)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)    certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

2.16         Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

ANNEX A-13

Article III — Directors

3.1         Powers.

Except as otherwise provided by the Certificate of Incorporation, the Stockholders’ Agreement or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2         Number of Directors.

The total number of directors constituting the Board shall be determined in accordance with the Certificate of Incorporation and the Stockholders’ Agreement.

3.3         Election, Qualification and Term of Office of Directors.

The procedures for election of directors, as well as the terms and qualifications of directors, shall be as set forth in the Certificate of Incorporation and the Stockholders’ Agreement.

3.4         Resignation and Vacancies.

Subject to the terms of the Certificate of Incorporation and the Stockholders’ Agreement, any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, except as otherwise provided for in the Certificate of Incorporation or the Stockholders’ Agreement, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the Certificate of Incorporation and the Stockholders’ Agreement.

3.5         Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee of the Board or subcommittee of the Board, in each case, designated by the Board, may participate in a meeting of the Board, or any committee of the Board or subcommittee of the Board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

ANNEX A-14

3.6         Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware without notice at such time and at such place as shall from time to time be determined by the Board.

3.7         Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)    delivered personally by hand, by courier or by telephone;

(ii)    sent by United States first-class mail, postage prepaid;

(iii)    sent by facsimile or electronic mail; or

(iv)    sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8         Quorum.

Subject to the Certificate of Incorporation, at all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

ANNEX A-15

3.9         Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation, the Stockholders’ Agreement or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board or subcommittee of the Board, may be taken without a meeting if all members of the Board or committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission. After such an action is taken by written consent without a meeting, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or any committee or subcommittee thereof in the same paper or electronic form as the minutes are maintained.

3.10         Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

3.11         Lead Independent Director.

The independent directors on the Board shall annually designate one independent director to serve as the lead independent director of the Board (the “Lead Independent Director”) for a term of one year. The Lead Independent Director shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or by the other independent directors in matters upon which only independent directors may act. The Lead Independent Director shall be “independent” pursuant to applicable Stock Exchange Rules and shall not be an officer or employee of the Corporation. Notwithstanding the foregoing, the Board shall not be required to designate a Lead Independent Director if the chairperson of the Board is “independent” pursuant to applicable Stock Exchange Rules and shall not be an officer or employee of the Corporation.

Article IV — Committees

4.1         Committees of Directors.

Subject to the terms of the Certificate of Incorporation and the Stockholders’ Agreement, the Board may designate one (1) or more committees of the Board or the Board, each committee of the Board to consist, of one (1) or more of the directors of the Corporation and each committee of the Board, if different than the Board, to consist of one (1) or more members of the Board. The Board may designate one (1) or more directors or members of the Board, as applicable, as alternate members of any committee of the Board, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee or subcommittee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. The presence of a majority of the members of any committee of the Board or subcommittee thereof shall be necessary in order for a quorum to be obtained.

ANNEX A-16

4.2         Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3         Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)    Section 3.5 (place of meetings and meetings by telephone);

(ii)    Section 3.6 (regular meetings);

(iii)    Section 3.7 (special meetings and notice);

(iv)    Section 3.9 (action without a meeting); and

(v)    Section 7.12 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its respective members for the Board and its members. However:

(i)    the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)    special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3; provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

Article V — Officers

5.1         Officers.

The officers of the Corporation shall initially include a chief executive officer, a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

ANNEX A-17

5.2         Appointment of Officers.

The Board or a duly authorized committee or subcommittee thereof shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3         Subordinate Officers.

The Board or a duly authorized committee or subcommittee thereof may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws. As the Board or a duly authorized committee or subcommittee thereof may from time to time determine, or as determined by the officer upon whom such power of appointment has been conferred by the Board or a duly authorized committee or subcommittee thereof.

5.4         Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or a duly authorized committee or subcommittee thereof or, except in the case of an officer chosen by the Board or a duly authorized committee or subcommittee thereof, by any officer upon whom such power of removal may be conferred by the Board or a duly authorized committee or subcommittee thereof.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5         Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or a duly authorized committee or subcommittee thereof or as provided in Section 5.2.

5.6         Representation of Shares of Other Corporations.

The chief executive officer, the president, the chairperson of the Board, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other Person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or securities of any other corporation or entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.7         Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ANNEX A-18

5.8         Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI — Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Delaware Uniform Commercial Code.

Article VII — General Matters

7.1         Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2         Stock Certificates.

The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and applicable law. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chief executive officer, chairperson of the Board, the president, vice president, the treasurer, any assistant treasurer, general counsel or deputy general counsel, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

ANNEX A-19

7.3         Lost Certificates.

Except as provided in this Section 7.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4         Shares Without Certificates.

The Corporation shall adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.5         Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. In connection herewith, to the extent there are conflicts among these bylaws, the Certificate of Incorporation or the Stockholders’ Agreement, priority shall first be given to the Certificate of Incorporation, second to the Stockholders’ Agreement and third to these bylaws, in each case except as otherwise required by the DGCL. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.6         Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL, (ii) the Certificate of Incorporation or (iii) the Stockholder’s Agreement, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7         Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

ANNEX A-20

7.8         Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9         Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws subject to any transfer restrictions contained in the Certificate of Incorporation and the Stockholders’ Agreement. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or a subsidiary of the Corporation pursuant to applicable provisions of the governing documents of such subsidiary of the Corporation, of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.10         Stock Transfer Agreements.

The Corporation shall have the power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11         Registered Stockholders.

The Corporation:

(i)    shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii)    shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.12         Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders needs to be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

ANNEX A-21

Article VIII — Notice

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)    if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

ANNEX A-22

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX — Indemnification

9.1         Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “Covered Person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2         Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3         Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any Covered Person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

ANNEX A-23

9.4         Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5         Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6         Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7         Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8         Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

ANNEX A-24

9.9         Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X — Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have the power to adopt, amend or repeal the bylaws of the Corporation. Notwithstanding the foregoing, in any adoption, amendment or repeal of the bylaws of the Corporation may only be done in accordance with the Certificate of Incorporation, the Stockholders Agreement and the DGCL.

ANNEX A-25

Article XI — Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article XII — Definitions

As used in these bylaws, unless the context otherwise requires, the term:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.

“Board” means the board of directors of the Corporation.

ANNEX A-26

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Stock Exchange Rules” has the meaning set forth in the Certificate of Incorporation.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [●], 2021, by and among the Corporation and the other parties thereto or that may become parties thereto from time to time, as it may be amended, supplemented or modified.

ANNEX A-27

Annex B

SKY HARBOUR LLC

A Delaware Limited Liability Company

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

Dated as of _____________, 20__

THE UNITS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

		Page

14.9	Amendments	50
14.10	Headings	50
14.11	Governing Law	50
14.12	Consent to Jurisdiction	50
14.13	Waiver of Jury Trial	50

-iv-

SKY HARBOUR LLC

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

This THIRD AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of SKY HARBOUR LLC, a Delaware limited liability company (the “Company”), is made and entered into and becomes effective as of the [•] day of [•], 2021 (the “Effective Date”) by and among the Company, Sky Harbour Group Corporation, a Delaware corporation (f/k/a Yellowstone Acquisition Company), as the managing member of the Company (together with any successor managing member permitted pursuant to this Agreement, the “Managing Member”) and the Members.

RECITALS

WHEREAS, the Company was organized on October 19, 2017 by filing a Certificate of Formation (the “Certificate”) with the office of the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §18-101 et. seq.), as amended from time to time (the “Act”);

WHEREAS, the Company and certain other persons have entered into that certain Second Amended and Restated Operating Agreement of Sky Harbour LLC, dated as of [•], 2021 (the “Previous Agreement”);

WHEREAS, in connection with a Boston Omaha SPAC Transaction (as defined in the Previous Agreement), the Board of Managers of the Company may amend and restate this Agreement in substantially the form contemplated hereby; and

WHEREAS, in connection with the transactions contemplated by the Boston Omaha Business Combination Agreement (as defined in the Previous Agreement), pursuant to which a Boston Omaha SPAC Transaction will be consummated (the “Purchase Agreement”), the Members desire to, and the Board of Managers of the Company have resolved to, amend and restate the Previous Agreement to, among other things: (i) reflect Sky Harbour Group Corporation as the Managing Member, (ii) recapitalize the Company to (x) reclassify the Existing Company Common Units, Existing Company Preferred Units and Existing Company Incentive Units (collectively, the “Previous Interests”) as set forth herein, (y) create two classes of units, Common Units and Incentive Equity Units and (z) provide for the issuance of additional Common Units as contemplated by the Purchase Agreement and the issuance of the Warrants pursuant to the Warrant Agreements; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ANNEX B-1

AGREEMENT

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Act” has the meaning given to such term in the recitals to this Agreement.

“Action” means any claim, action, suit, charge, litigation, arbitration, mediation audit, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Fiscal Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)         reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(b)         increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704‑1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and is not limited, for instance, to the ownership of more than fifty percent (50%) of the voting securities of a corporate Person. For purposes of this Agreement, no Member shall be deemed to be an Affiliate of any other Member solely as a result of membership in the Company.

“Agreement” has the meaning given to such term in the Preamble.

“Assumed Tax Rate” has the meaning set forth in Section 6.3.

“Black-Out Period” means any “black-out” or similar period under the Managing Member’s policies covering trading in the Managing Member’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.

“Blocker Corporation” has the meaning set forth in Section 11.8.

ANNEX B-2

“Blocker Merger Transaction” has the meaning set forth in Section 11.8.

“Board” means the Board of Directors of the Managing Member.

“Book Value” means, with respect to any property of the Company (including any property of any Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes), the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Boston Omaha Units” has the meaning ascribed to such term in the Previous Agreement.

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the provisions of this Agreement.

“Capital Contribution” means a contribution of money or other property by a Member to the Company.

“Catch-Up Unit” means an Incentive Equity Unit that has a “catch-up” right pursuant to which the holders of such Catch-Up Units are entitled to priority distributions pursuant to Section 6.1.1(a) until their Unreturned Catch-Up Amount has been paid in full.

“Certificate” has the meaning set forth in the Preamble.

“Change of Control” means the occurrence of any of the following events:

(1)         any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Managing Member (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Managing Member entitled to vote;

(2)         the stockholders of the Managing Member approve a plan of complete liquidation or dissolution of the Managing Member or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Managing Member of all or substantially all of the Managing Member’s assets (including a sale of all or substantially all of the assets of the Company); or

(3)         there is consummated a merger or consolidation of the Managing Member with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Managing Member immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of, or economic interest in, the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof.

ANNEX B-3

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Managing Member immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Managing Member immediately following such transaction or series of transactions.

“Change of Control Date” has the meaning set forth in Section 10.5.1.

“Change of Control Transaction” means any Change of Control that was approved by the Board prior to such Change of Control.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Managing Member.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Managing Member.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

“Common Unit” means a unit of Ownership Interest which entitles the holder thereof to the distributions, allocations, and other rights that are accorded holders of Common Units under this Agreement.

“Common Unit Redemption Price” means, with respect to any Redemption, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock (or any class of stock into which it has been converted) on the Stock Exchange, or any other exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full trading days ending on and including the last full trading day immediately prior to the applicable Redemption Date, subject to appropriate and equitable adjustment (if any) for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock as determined by the Managing Member in good faith. If the Class A Common Stock no longer trades on the Stock Exchange or any other securities exchange or automated or electronic quotation system as of any particular Redemption Date, then the Managing Member (through a majority of its independent directors (within the meaning of the rules of the Stock Exchange)) shall determine the Common Unit Redemption Price in good faith.

ANNEX B-4

“Company” has the meaning given to such term in the preamble to this Agreement.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article 13 hereof.

“Converted Common Units” has the meaning set forth in Section 4.2.3.2.

“Converting Existing Company Common Units” has the meaning set forth in Section 4.2.3.2.

“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock or Class B Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Board.

“Covered Person” has the meaning set forth in Section 9.1.1.

“Covered Proceeding” has the meaning set forth in Section 9.2.2.

“Direct Exchange” has the meaning set forth in Section 11.4.

“Distribution Threshold” means, with respect to an Incentive Equity Unit, the Distribution Threshold applicable to such Incentive Equity Unit as set forth on Exhibit C as may be adjusted pursuant to the terms of this Agreement.

“Draft Tax Statements” has the meaning set forth in Section 8.4.2.3.

“Effective Date” has the meaning set forth in the Preamble.

“Effective Time” means the effective time of the Closing.

“Equity Securities” means, with regard to any Person, as applicable, (a) any capital stock, voting, partnership, membership, joint venture or other ownership or equity interests, or other share capital of such Person, (b) any debt or equity securities of such Person, directly or indirectly, convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership or equity interests, or other share capital (whether voting or non-voting, whether preferred, common or otherwise) of such Person or containing any profit participation features with respect to such Person, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership, membership, joint venture or other ownership or equity interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (d) any share, unit or Ownership Interest appreciation rights, phantom share rights, contingent interest or other similar rights relating to such Person, or (e) any Equity Securities of such Person issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, units or Ownership Interests or recapitalization, exchange, merger, consolidation or other reorganization.

ANNEX B-5

“Estimated Tax Periods” means the periods from January 1 to March 31, from April 1 to May 31, from June 1 to August 31, and from September 1 to December 31, which may be adjusted by the Managing Member to the extent necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable law.

“Exchanged Incentive Equity Units” has the meaning set forth in Section 11.3.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Exchange Election Notice” has the meaning set forth in Section 11.4.2.

“Excluded Instruments” has the meaning set forth in Section 4.9.

“Existing Company Common Unit Conversion Ratio” has the meaning set forth in Section 4.2.3.2.

“Existing Company Common Units” means Common Units as defined in Previous Agreement.

“Existing Company Founder Units” means Common Units as defined in the Previous Agreement.

“Existing Company Pre-Transaction Recapitalization” means the automatic conversion of all Existing Company Series A Preferred Units and Existing Company Founder Units into Existing Company Common Units prior to the Effective Time pursuant to Section 2.10(p) of the Previous Agreement, including the issuance of Additional Common Units (as defined in the Previous Agreement) pursuant to Sections 2.10(p)(i)(E) and 2.11(c) of the Previous Agreement.

“Existing Company Incentive Units” means the Incentive Units issued pursuant to the Previous Agreement.

“Existing Company Preferred Units” means, collectively, the Existing Company Series A Preferred Units and the Existing Company Series B Preferred Units.

“Existing Company Series A Preferred Units” means all Series A Preferred Units (as defined in the Prior Agreement) outstanding immediately prior to the Existing Company Pre-Transaction Recapitalization.

“Existing Company Series B Preferred Units” means those Series B Preferred Units (as defined in the Prior Agreement) outstanding immediately prior to the Existing Company Pre-Transaction Recapitalization.

“Fair Market Value” means, with respect to any asset, Unit or other security, as of the date of determination, the cash price (as determined in the reasonable discretion of the Managing Member) at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset or security in an arm’s‑length negotiated transaction with an unaffiliated third party without time constraints.

ANNEX B-6

“Final Tax Statements” has the meaning set forth in Section 8.4.2.3.

“Fiscal Year” means (i) any twelve (12)-month period commencing on January 1 and ending on December 31 or (ii) any portion of the period described in clause (i) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 4, subject to, in either case for tax matters, Section 706 of the Code.

“GAAP” means U.S. generally accepted accounting principles, in effect as of the date of determination thereof.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or non-U.S. jurisdiction.

“Incentive Equity Exchange” has the meaning set forth in Section 11.3.

“Incentive Equity Exchange Date” has the meaning set forth in Section 11.3.

“Incentive Equity Exchange Notice” has the meaning set forth in Section 11.3.

“Incentive Equity Exchange Right” has the meaning set forth in Section 11.3.

“Incentive Equity Exchanging Member” has the meaning set forth in Section 11.3.

“Incentive Equity Unit” means a unit of Ownership Interest designated as an Incentive Equity Unit which entitles the holder thereof to the distributions, allocations, and other rights that are accorded holders of Incentive Equity Units under this Agreement.

“Incentive Equity Unit Adjustment Amount” means, with respect to an Incentive Equity Unit, (a) the number of Existing Company Common Units deemed to have been issued with respect to such Incentive Equity Unit pursuant to Section 2.12(c)(ii) of the Previous Agreement upon a hypothetical conversion of all vested and unvested Existing Company Incentive Units into Common Units concurrently with the Existing Company Pre-Transaction Recapitalization to the holder of the Original Existing Company Incentive Units (or fraction thereof) which converted into such Incentive Equity Unit multiplied by (b) the Existing Company Common Unit Conversion Ratio.

“Incentive Equity Unit Grant Agreement” shall mean the Incentive Unit Grant Agreement or other agreement pursuant to which Existing Company Incentive Units or Incentive Equity Units were originally granted.

“Lender” has the meaning set forth in Section 10.4.2.

ANNEX B-7

“Lock-Up Agreement” means the Lock-Up Agreement, dated the Effective Date, by and among the Members party thereto.

“Managing Member” has the meaning set forth in the preamble.

“Managing Member Equity Plan” means any stock incentive or equity purchase plan or other similar equity compensation plan now or hereafter adopted by the Managing Member, including the [Sky Harbour Group Corporation Equity Incentive Plan].

“Member(s)” means the Persons identified as the Members on Exhibit A hereto and such other Persons who may become Members from time to time under the terms of this Agreement. Any reference to a particular Member or holder of an Ownership Interest shall include successors and permitted transferees of such Member.

“Member Representative” means [•].

“Member Schedule” has the meaning set forth in Section 7.1.1.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).

“Optionee” means a Person to whom a Stock Option is granted under any Managing Member Equity Plan and any holder of an Incentive Equity Unit.

“Original Existing Company Incentive Units” has the meaning set forth in Section 4.2.4.

“Ownership Interest” means the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled under this Agreement and the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement with which such Member is required to comply.

“Partnership Representative” has the meaning set forth in Section 8.1.1.

“Percentage Interest” means, with respect to any Member as of any time, the percentage determined by dividing the number of Units held by the Member as of such time by the total number of Units then outstanding, provided that Incentive Units whose Distribution Threshold has not yet been reached shall not be included in the calculation of Percentage Interest as described in Section 6.1.4.

“Permitted Holder” means (i) the Stockholder Parties (as defined in the Stockholders’ Agreement) as of the Closing; (ii) any Permitted Transferee (as defined in the Stockholders’ Agreement) that becomes party to the Stockholders’ Agreement; (iii) any Affiliate of any of the foregoing; or (iv) any “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) in which the Persons referred to in the foregoing clauses (i) – (v) beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) in the aggregate, directly or indirectly, a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock beneficially owned by such “group.”

ANNEX B-8

“Permitted Transfer” has the meaning set forth in Section 10.2.2.

“Permitted Transferee” has the meaning set forth in Section 10.2.2.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, and any government or subdivision thereof or any governmental or regulatory agency.

“Pre-Closing Tax Proceeding” has the meaning set forth in Section 8.1.4.

“Previous Agreement” has the meaning set forth in the Recitals.

“Previous Interests” has the meaning set forth in the Recitals.

“Profits” and “Losses” means, for each Fiscal Year or other applicable period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other applicable period, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(i)         any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be added to such taxable income or loss;

(ii)         any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be subtracted from such taxable income or loss;

(iii)         depreciation, amortization, and gain or loss with respect to any property shall be computed with regard to the Book Value of the property;

(iv)         if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(v)         items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(vi)         to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and

ANNEX B-9

(vii)         such other adjustments shall be made as are reasonably required in the good faith discretion of the Managing Member in order for the allocations under Article 4 to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Items of Company income, gain, loss, deduction, and expense that are to be specially allocated under any provision hereof shall be computed in a manner consistent with the computation of “Profits and Losses.”

“Pubco Offer” has the meaning set forth in Section 10.5.2.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Redeemed Units” has the meaning set forth in Section 11.1.1.

“Redeeming Member” has the meaning set forth in Section 11.1.1.

“Redemption” has the meaning set forth in Section 11.1.1.

“Redemption Date” has the meaning set forth in Section 11.1.1.

“Redemption Notice” has the meaning set forth in Section 11.1.1.

“Redemption Right” has the meaning set forth in Section 11.1.1.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Effective Date, by and among the Managing Member, the Sponsor and the other parties thereto from time to time.

“Regulatory Allocations” has the meaning set forth in Section 5.2.6.

“Securities Act” means the U.S. Securities Act of 1933 and the rules promulgated thereunder, each as amended from time to time.

“Share Settlement” means a number of shares of Class A Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units.

“Sponsor” means, collectively, BOC Yellowstone I LLC, a Delaware limited liability company and BOC Yellowstone II LLC, a Delaware limited liability company.

“State” means any state or commonwealth of the United States of America; the District of Columbia; the Commonwealth of Puerto Rico; and any other dependency, possession or territory of the United States of America.

“Stock Exchange” means The Nasdaq Stock Market LLC.

“Stock Option” has the meaning set forth in Section 4.12.1.

ANNEX B-10

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated the Effective Date, by and among the Managing Member and the other parties thereto from time to time.

“Subsidiary” means, for any Person, any other Person of which the initial Person directly or indirectly owns more than fifty percent (50%) of the outstanding voting securities or that is required to be consolidated with the initial Person under GAAP. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Company.

“Tax Date” has the meaning set forth in Section 4.12.2.2.

“Tax Distribution Amount” has the meaning set forth in Section 6.3.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the Effective Date, by and among the Company, the Managing Member and the other parties named therein.

“Tax Withholding/Payment Amounts” has the meaning set forth in Section 6.4.

“Transfer” means any sale, exchange, transfer, or assignment (including a pledge or other grant of a security interest), whether voluntary or involuntary.

“Transferee” has the meaning set forth in Section 10.3.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means, collectively, the Common Units and the Incentive Equity Units.

“Unreturned Catch-Up Amount” means, with respect to any Catch-Up Unit, as of any date, the amount (if any) by which (i) such Catch-Up Unit’s Catch-Up Amount exceeds (ii) the aggregate amount distributed or deemed distributed with respect to such Catch-Up Unit through such date pursuant to Section 6.1.1 and to its Original Existing Company Incentive Unit pursuant to the Previous Agreement. For purposes of determining the Unreturned Catch-Up Amount, any amounts distributable in respect of an unvested Catch-Up Unit but withheld by the Company until such Catch-Up Unit becomes a vested Catch-Up Unit shall be deemed to have been distributed with respect to such Catch-Up Unit.

“Warrant Agreements” has the meaning set forth in Section 4.9.

“Warrants” has the meaning set forth in Section 4.9.

Other terms defined in this Agreement have the meanings so given them.

ANNEX B-11

ARTICLE 2

FORMATION OF LIMITED LIABILITY COMPANY

2.1         Formation and Tax Classification. The Company has been previously formed as a limited liability company under and pursuant to the Act. Each Member represents and warrants that such Member is duly authorized to join in this Agreement and that the person executing this Agreement on its behalf is duly authorized to do so. The Members intend that the Company will and shall continue to be classified as a partnership for federal, state and local income and franchise tax purposes and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) for any other purpose.

2.2         Continuation of the Company. The Members hereby continue the Company as a limited liability company under the Act and agree to operate the Company on the terms and subject to the conditions and for the purposes and the term set forth herein. The rights and obligations of the Members shall be as provided in the Act, except as expressly provided herein. As of the Effective Time, any previous agreement for the formation, organization, or governance of the Company (including, but not limited to, the Previous Agreement) is hereby superseded and amended by substituting this Agreement in its entirety. The Managing Member shall, from time to time, execute or cause to be executed all such certificates, instruments and other documents, and do, make, or cause to be done or made all such filings, recordings, publishings and other acts as the Managing Member may deem necessary or appropriate to comply with the requirements of law for the continuation and operation of the Company in all jurisdictions in which the Company shall desire to conduct its business.

2.3         Company Name. The name of the Company is “Sky Harbour LLC.” The business of the Company shall be conducted under such name or such other name as shall be designated from time to time by the Managing Member in compliance with the Act.

2.4         Term of Company. The term of the Company shall be deemed to have commenced on the date that the Certificate of the Company was initially filed with the Secretary of State of the State of Delaware and shall continue until dissolved or otherwise terminated pursuant to this Agreement or the laws of the State of Delaware.

2.5         Purposes. The Company has been formed for the object and purpose of engaging in any lawful act or activity for which a limited liability company may be organized under the Delaware Act.

2.6         Limitation of Liability. Except as provided in the Act or as expressly provided in this Agreement, no Member of the Company shall be obligated personally for any debt, obligation, or liability of the Company or of any other Member solely by reason of being a Member of the Company. In no event shall any Member or former Member (i) be obligated to make any capital contribution or payment to or on behalf of the Company except as expressly provided for in this Agreement, (ii) have any liability in its capacity as a Member in excess of such Member’s obligation to make capital contributions or other payments pursuant to Section 4.4 and any other payments expressly provided for in this Agreement or (iii) have any liability to return distributions received by such Member from the Company except as otherwise specifically provided in this Agreement or other related agreements, as expressly agreed to in another writing, or as may be required by applicable law.

ANNEX B-12

2.7         Title to Company Property. Title to Company property may be held in the name of the Company or a nominee of the Company.

ARTICLE 3

MANAGEMENT

3.1         Management of the Company. The business and affairs of the Company will be managed by and under the direction of the Managing Member. Subject to the terms of this Agreement, including, without limitation, Section 3.6, the Managing Member will have full, exclusive, and complete discretion to manage and control the business and affairs of the Company and, except as expressly otherwise provided in this Agreement as it may be amended from time to time, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of the Company as set forth herein. The Managing Member will have the sole power to bind the Company, except and to the extent that such power is expressly delegated by the Managing Member pursuant to Section 3.2. Any reference in this Agreement to a decision, determination, or other action which may be made or taken by the Managing Member shall mean that such decision, determination, or other action may be made or taken in the sole and absolute discretion of the Managing Member (or in the sole and absolute discretion of any Person to whom the Managing Member has expressly delegated the authority or duty to make or take such decision, determination, or other action pursuant to Section 3.2). The Managing Member may not be removed.

3.2         Officers. The Managing Member may, from time to time, delegate to one or more Persons (including any other Member, any officer of the Company or of any Member, or any member, partner, shareholder, or Affiliate of any Member) such authority and duties and assign such titles to such Persons as the Managing Member shall determine. Any such delegation pursuant to this Section 3.2 may be revoked at any time by the Managing Member.

3.3         No Management by Members. No Member (other than the Managing Member, in its capacity as such) will take part in the day to day management, operation, or control of the business and affairs of the Company. Except and only to the extent expressly provided for in this Agreement and as delegated by the Managing Member, no Member or other Person, other than the Managing Member, will be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company. Notwithstanding the foregoing, nothing in this Section 3.3 shall limit the rights of any Person under the Purchase Agreement or the Tax Receivable Agreement.

3.4         Reliance by Third Parties. Any Person dealing with the Company or the Managing Member may rely upon a certificate signed by the Managing Member as to:

ANNEX B-13

(a)         The identity of any officers of the Managing Member, any officer of the Company, or any Member thereof;

(b)         the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managing Member or in any other manner germane to the affairs of the Company;

(c)         the Persons who are authorized to execute and deliver any agreement, instrument, or document of or on behalf of the Company; or

(d)         any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

3.5         Personnel; Expenses; Insurance; Reimbursements; Related Party Transactions.

3.5.1    The Company may employ or contract with personnel to carry on the Company’s business. Subject to the terms of any employment, consulting, or other contract to which the Company or any of its Subsidiaries is a party and to any other provision of this Agreement, the Managing Member may employ, dismiss from employment, terminate and determine the compensation of any and all employees, agents, independent contractors, attorneys, accountants, and such other persons as it shall determine to be necessary, advisable, incidental, or convenient. Without limiting the generality of the foregoing, the Company may employ or contract any Person who is a Member or a member, partner, shareholder, or Affiliate of a Member.

3.5.2    The Managing Member may cause the Company to purchase, at the Company’s expense, (i) such liability, casualty, property, life, and other insurance as the Managing Member in its discretion deems necessary, advisable, incidental, or convenient to protect the Company’s assets and personnel against loss or claims of any nature, and (ii) any insurance covering the potential liabilities of any contractor for, or agent or employee of, the Company or the Managing Member, and any of the officers, directors and employees of the Managing Member or the Company, and potential liabilities of the Managing Member or any other Person serving at the request of the Managing Member as a director and/or officer of a corporation or official of any other entity in which the Company has an investment; provided, however, the Managing Member shall not be liable to the Company or other Members for its failure to purchase any insurance or its failure to purchase insurance with adequate coverage.

3.5.3    The Company may reimburse the Members, officers, and employees of the Company for all out of pocket expenses incurred by such Persons on behalf of the Company in accordance with such reimbursement policies as may be established by the Managing Member, as such policies may be limited by the terms of any applicable employment agreement and any agreement that may be entered into among the Members amending the terms of this Agreement. In addition, the Company shall reimburse and indemnify and hold harmless the Managing Member for the direct and indirect costs of carrying on its business, including without limitation, (i) operating, administrative and other similar costs, (ii) any insurance, legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any income tax liabilities of the Managing Member (which shall include any withholding tax liabilities with respect to the Managing Member)), (iii) fees and expenses related to any securities offering, investment or acquisition transaction authorized by the Managing Member, (iv) other fees and expenses in connection with the maintenance of the existence of the Managing Member, (v) any other liabilities of the Managing Member to the extent permitted by law, and (vi) any costs or expenses with respect to directors, officers or employees of the Managing Member. The Managing Member’s reasonable determination of which expenses may be reimbursed to a Member or officer of the Company, as applicable, and the amount of such expenses, shall be conclusive and binding on the Members. Such reimbursement shall be treated as an expense of the Company and shall not be deemed to constitute a distributive share of the Profits or a distribution or return of capital to any Member.

ANNEX B-14

3.5.4    The Company may engage in any transaction or contract with any Member or Affiliate of a Member or any employee or officer of such Member or Affiliate of a Member, on such terms and conditions as may be prescribed by the Managing Member in its discretion.

3.6         Restrictions on the Managing Member’s Authority. The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Members (other than the Managing Member), and may not, without limitation:

(a)         Take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(b)         perform any act that would subject a Member to personal liability in any jurisdiction or any other liability except as provided herein or under the Act; or

(c)         enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (i) the Managing Member or the Company from performing its specific obligations under Section 11.1 or Section 11.3 hereof or (ii) a Member from exercising its rights under Section 11.1 or Section 11.3 hereof to effect a Redemption or an Exchange, respectively.

ARTICLE 4

MEMBERS, UNITS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS

4.1         Identity of Members. The names and addresses of the Members of the Company as of the Effective Date are set forth on Exhibit A hereto.

4.2         Units.

4.2.1    As of the Effective Date, each Member’s Ownership Interest in the Company shall be represented by Units, which may be divided into one or more types, classes or series, or subseries of any type, class or series, with each type, class or series, or subseries thereof, having the rights and privileges, as determined by the Managing Member in accordance with this Agreement. The classes of Units as of the Effective Date are as follows: Common Units and Incentive Equity Units. The Members shall have no right to vote on any matter, except as specifically set forth in this Agreement, or as may be required under the Delaware Act. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein.

ANNEX B-15

4.2.2    The Managing Member shall have the right to authorize and cause the Company to issue an unlimited number of Units.

4.2.3    Exchange of Existing Company Units and Existing Company Series B Preferred Units at Closing.

4.2.3.1    The number of Existing Company Common Units, Existing Company Series A Preferred Units and Existing Company Series B Preferred Units that were issued and outstanding and held by the Members immediately prior to the Effective Time (and prior to the Existing Company Pre-Transaction Recapitalization), and the number of Existing Common Units issued in the Existing Company Pre-Transaction Recapitalization, are as set forth in Exhibit B.

4.2.3.2    Each Existing Company Common Unit that was issued and outstanding and held by the Members immediately prior to the Effective Time (assuming completion of the Existing Company Pre-Transaction Recapitalization) (the “Converting Existing Company Common Units”) shall be automatically exchanged, at the Closing, into Common Units pursuant to Section 2.1(a) of the Purchase Agreement. The number of Common Units issued to each holder of Existing Common Units upon the foregoing exchange (the “Converted Common Units”) shall be set forth opposite the such holder’s name on Exhibit B hereto under the heading “Converted Common Units,” and such Common Units are hereby deemed to be issued and outstanding immediately following the Effective Time and the holders of such Common Units are Members hereunder. The “Existing Company Common Unit Conversion Ratio” shall mean (a) the number of Converted Common Units divided by (b) the number of Converting Existing Company Common Units.

4.2.3.3    Each Existing Company Series B Preferred Unit that was issued and outstanding and held by the Members immediately prior to the Effective Time (assuming no conversion of Existing Company Series B Preferred Units into Common Units pursuant to Section 2.10(p)(i)(A) of the Previous Agreement) shall be automatically exchanged, at the Closing, into Common Units pursuant to Section 2.1(b)(i) of the Purchase Agreement, and immediately after the Closing such Common Units shall be subject to redemption as provided in Section 2.1(b)(ii) of the Purchase Agreement.

4.2.4    The number of Existing Company Incentive Units that were issued and outstanding, and the names of the holders thereof, immediately prior to the Effective Time are as set forth in Exhibit C hereto. Each Existing Company Incentive Unit held by a Member immediately prior to the Effective Time shall be, and hereby is automatically converted, as of the Effective Time, into a number of Incentive Equity Units equal to the Existing Company Common Unit Conversion Ratio, which Incentive Equity Units shall (a) shall have the same Distribution Threshold applicable to the Existing Company Incentive Unit which converted into such Incentive Equity Units (the “Original Existing Company Incentive Unit”) and (b) except as expressly provided herein, shall have the same vesting, forfeiture, repurchase and other terms and provisions applicable to Original Existing Company Incentive Unit as set forth in the original Incentive Equity Units Grant Agreement under which such Original Existing Company Incentive Unit was issued. Exhibit C shall also set forth the number of Equity Incentive Units issued to each Member upon conversion of the Existing Company Incentive Units pursuant to this Section 4.2.4, the Distribution Threshold applicable to such Equity Incentive Units, whether or not such Equity Incentive Units are Catch-Up Units and, if so, the Catch-Up Amount, and the date of the original Incentive Equity Unit Grant Agreement under which such Equity Incentive Units were issued.

ANNEX B-16

4.2.5    Each holder of an Incentive Equity Unit acknowledges and agrees that the information set forth on Exhibit C is confidential and proprietary information of the other holders of Incentive Equity Units and that without the Managing Member’s consent, which may be withheld in the Managing Member’s sole discretion, a holder of an Incentive Equity Units may not be permitted to access such information of other holders of Incentive Equity Units. Each holder of Incentive Equity Units waives, in accordance with Section 18-305 of the Act, all rights to receive or inspect (a) a copy of the Incentive Equity Unit Grant Agreement of any other holder of Incentive Equity Units; (b) Exhibit C, and (c) this Agreement in any form other than as prepared and provided to such holder by the Managing Member, and, for the avoidance of doubt, each such holder waives all rights to see, review or know the terms that have been redacted and any information withheld by the Managing Member pursuant to the preceding two sentences, and waives all rights to receive any version of the Agreement other than such redacted version.

4.2.6    Exhibit B hereto also reflects the Common Units and Warrants issued to the Managing Member in connection with the transactions contemplated by the Purchase Agreement.

4.2.7    The Common Units and Incentive Equity Units shall have such economic rights and interests and legal rights and obligations as are set forth in this Agreement.

4.2.8    All holders of Common Units and all holders of Incentive Equity Units shall be entitled to the allocations of Profit and Loss (and items of income, gain, loss, and deduction) provided by Article 5 and the distributions described in Article 6.

4.2.9    The Managing Member may cause the Company to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series, in each case, having the designations, preferences and/or special rights as may be determined by the Managing Member. Such Units or other Equity Securities may be issued pursuant to such agreements as the Managing Member shall approve in its sole discretion. When any such other Units or other Equity Securities are authorized and issued, the Member Schedule and this Agreement shall be amended by the Managing Member to reflect such additional issuances and the resulting dilution, which shall be borne pro rata by all Members based on their Common Units and Incentive Equity Units.

4.2.10    Except as otherwise determined by the Managing Member, the Company shall not in any manner effect any subdivision (by any stock or Unit split, stock or Unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or Unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Common Units or Incentive Equity Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Equity Securities of the Managing Member, with corresponding changes made with respect to any other exchangeable or convertible securities, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Managing Member and the number of outstanding shares of Class A Common Stock. For each Common Unit issued to a Member other than the Managing Member, the Managing Member shall issue to such Member one share of Class B Common Stock.

ANNEX B-17

4.2.11    Unless the Managing Member otherwise consents, Units will not be represented by certificates. Notwithstanding the foregoing sentence, the Managing Member will provide Members with Units represented by certificates to facilitate pledges pursuant to Section 10.4 or Transfers otherwise permitted by Article 10 of this Agreement and the Stockholders’ Agreement.

4.3         Capital Contributions. No Member will be required to make any Capital Contributions to the Company or to lend any funds to the Company unless all the Members agree. No Member will have any personal liability for the payment or repayment of any Capital Contribution of any other Member or its predecessor.

4.4         Accounts.

4.4.1    A Capital Account shall be established and maintained for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) and, to the extent consistent with said Treasury Regulations, in accordance with Section 4.4.2, Section 4.4.3, Section 4.4.4, and Section 4.4.5 for items accounted for from and after the date of this Agreement.

4.4.2    The Capital Account of each Member shall be credited with: (i) the amount of any Capital Contribution made in cash by such Member; (ii) the fair market value (net of any liabilities the Company is considered to assume or take subject to under Section 752 of the Code) of any Capital Contribution made in property other than cash by such Member (as determined in good faith by the Managing Member); (iii) allocations to such Member of Profits pursuant to Article 5; and (iv) any other item required to be credited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code.

4.4.3    A Member’s Capital Account shall be debited with: (i) the amount of any cash distributed to such Member; (ii) the fair market value (net of liabilities that such Member is considered to assume or take subject to under Section 752 of the Code) of any property other than cash distributed to such Member (as determined in good faith by the Managing Member); (iii) allocations to such Member of Losses pursuant to Article 5; and (iv) any other item required to be debited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code.

4.4.4    The Company may (in the discretion of the Managing Member), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or as otherwise provided in the Treasury Regulations, increase or decrease the Capital Accounts of the Members in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The fair market value of Company property used to determine such increases or decreases shall be determined in good faith by the Managing Member.

4.4.5    Following the date hereof, upon any permitted Transfer by a Member of an Ownership Interest in accordance with the terms of this Agreement, so much of the Capital Account of the Transferring Member as is attributable to the Ownership Interest Transferred shall be Transferred to the Capital Account of the Transferee Member.

ANNEX B-18

4.5         Additional Ownership Interests.

4.5.1    The Managing Member shall have the right to cause the Company to create and/or issue Equity Securities of the Company (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Managing Member, including rights, powers, and/or obligations different from, senior to or more favorable than existing classes, groups and series of Equity Securities of the Company), in which event the Managing Member shall have the power to amend this Agreement to reflect such additional issuances and to make any such other amendments as the Managing Member reasonably and in good faith deems necessary to reflect such additional issuances (including amending this Agreement to increase the authorized number of Equity Securities of any class, group or series, to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series of Equity Securities including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities), in each case without the Consent of any Member. In connection with any issuance of Equity Securities of the Company pursuant to this Section 4.5.1, each Person who acquires such Equity Securities shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof. Each Person who acquires Equity Securities of the Company may be required in exchange for such Equity Securities to make a Capital Contribution to the Company in an amount to be determined by the Managing Member.

4.5.2    The Company may issue preferred Ownership Interests, which may have such designations, preferences, and relative, optional or other special rights as shall be fixed by the Managing Member and, notwithstanding any provision to the contrary contained herein, the Managing Member may, without the Consent of any Member, make such amendments to this Agreement as are necessary or appropriate to effect the terms and conditions of any such issuance.

4.5.3    Each Person who subscribes for an additional Ownership Interest and satisfies the conditions established by the Managing Member shall be admitted to the Company as a Member in respect of said Ownership Interest, effective upon the execution by such Person of a counterpart of this Agreement, without the Consent of the Members.

4.5.4    In the event that following the Effective Time the Company issues new Ownership Interests that are pari passu with or junior to Common Units with respect to distributions, the Distribution Threshold of the outstanding Incentive Units shall be adjusted upward in an amount equal to the Capital Contributions made to the Company in respect of such new Ownership Interests, if any.

4.6         Advances. If any Member advances any funds to the Company, the amount of such advance will neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance will be a debt obligation of the Company to such Member (which may be evidenced by a promissory note) and, unless otherwise specifically provided in this Agreement, will be repaid to it by the Company with interest at a rate equal to (a) an annual floating rate equal to the average bank prime lending rate as published in the Wall Street Journal from time to time or (b) such higher rate as may be approved by all the Members, and upon such other terms and subject to such other conditions as may be determined by the Managing Member. Unless otherwise specifically provided in this Agreement, any such advance will be payable and collectible only out of Membership assets, and the other Members will not be personally obligated to repay any part thereof. No Person who makes any such loan to the Company will have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

ANNEX B-19

4.7         No Resignation or Withdrawal; No Interest. Except as approved by the Managing Member in its sole discretion or as expressly provided herein, a Member (i) may not resign, withdraw, or dissociate from the Company prior to the dissolution and winding up of the Company in accordance with the provisions of Article 12 or in connection with a Transfer of all of such Member’s Ownership Interests, (ii) may not receive the return of, or interest on, its Capital Contribution, Capital Account, or other amount, and (iii) shall not have the right to petition or to take any action to subject Membership assets or any part thereof to the authority of any court or other governmental body in connection with any bankruptcy, insolvency, receivership or similar proceeding.

4.8         Nature of Ownership Interest; No Partition. An Ownership Interest shall for all purposes be personal property. A Member has no interest in specific Membership property. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

4.9         Warrants. On the Effective Date, in connection with the transactions contemplated by the Purchase Agreement, the Company has issued warrants to purchase Common Units (the “Warrants”) to the Managing Member as set forth on Exhibit B hereto pursuant to warrant agreements (the “Warrant Agreements”) entered into between the Company and the Managing Member as of the Effective Date. Upon the valid exercise of a Warrant in accordance with the applicable Warrant Agreement, the Company shall issue to the Managing Member the number of Common Units, free and clear of all liens and encumbrances other than those arising under applicable securities laws and this Agreement, to be issued in connection with such exercise. Excluding warrants, options or similar instruments governed by Section 4.12 (the “Excluded Instruments”), which shall be governed by such section, in the event any holder of a warrant (other than an Excluded Instrument) to purchase shares of Class A Common Stock (the “Upstairs Warrants”) exercises an Upstairs Warrant, then the Managing Member agrees that it shall cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a Warrant with similar terms held by it, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Upstairs Warrant shall match with a corresponding number of Common Units issued by the Company pursuant to the Warrant Agreements, the Managing Member agrees that it will not exercise any Warrants other than in connection with the corresponding exercise of an Upstairs Warrant. In the event an Upstairs Warrant is redeemed, the Company will redeem a Warrant with similar terms held by the Managing Member.

ANNEX B-20

4.10       Authorization and Issuance of Additional Common Units.

4.10.1    The Company shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, combination or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Managing Member, directly or indirectly, and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) unvested shares of Class A Common Stock, (ii) treasury stock or (iii) preferred stock or other debt or equity securities (including without limitation warrants, options or rights) issued by the Managing Member that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Managing Member to the equity capital of the Company). In the event the Managing Member issues, transfers or delivers from treasury stock or repurchases Class A Common Stock in a transaction not contemplated in this Agreement, the Managing Member shall take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding Common Units owned by the Managing Member will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock. In the event the Managing Member issues, transfers or delivers from treasury stock or repurchases or redeems the Managing Member’s preferred stock in a transaction not contemplated in this Agreement, the Managing Member shall have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Managing Member holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Company which (in the good faith determination of the Managing Member) are in the aggregate substantially equivalent to the outstanding preferred stock of the Managing Member so issued, transferred, delivered, repurchased or redeemed. Except as specifically contemplated by this Agreement, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Managing Member and the number of outstanding shares of Class A Common Stock, the Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units that is not accompanied by an identical subdivision or combination of Class A Common Stock, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned directly or indirectly by the Managing Member and the number of outstanding shares of Class A Common Stock as contemplated by the first sentence of Section 4.4.1. In addition, the Company and the Members shall undertake all actions that the Managing Member in its reasonable discretion determines are necessary, including, without limitation, an issuance, reclassification, distribution, division, combination or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by any Member (other than the Managing Member), directly or indirectly, and the number of outstanding shares of Class B Common Stock owned by such Member.

4.10.2    The Company shall only be permitted to issue additional Common Units, and/or establish other classes of Ownership Interests to the Persons and on the terms and conditions provided for in Section 4.5, this Section 4.10 or Section 4.12.

4.11       Repurchase or Redemption of Shares of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Managing Member for cash, then the Managing Member shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held by the Managing Member, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Managing Member (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Managing Member. Notwithstanding the foregoing, the provisions of this Section 4.11 shall not apply in the event that such repurchase of shares of Class A Common Stock is paired with a stock split or stock dividend such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of shares of Class A Common Stock as were outstanding prior to such repurchase and subsequent stock split or stock dividend. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable law.

ANNEX B-21

4.12       Managing Member Equity Awards.

4.12.1    Options Granted to Service Providers. If at any time or from time to time, an option to purchase shares of Class A Common Stock that was granted under any Managing Member Equity Plan to an employee or other service provider of the Company or its Subsidiaries (or any stock appreciation right or similar award, collectively, a “Stock Option”) is duly exercised:

4.12.1.1    For each share of Class A Common Stock with respect to which the Stock Option is exercised, the Managing Member shall be considered to have sold to the Optionee, and the Optionee shall be considered to have purchased from the Managing Member, for a cash price per share equal to the value of a share of Class A Common Stock at the time of the exercise, a number of shares of Class A Common Stock equal to the quotient of (x) the per share exercise price of such Stock Option divided by (y) the value of a share of Class A Common Stock at the time of such exercise (provided, that if such Stock Option is exercised on a cashless basis, no such shares of Class A Common Stock shall be considered to have been purchased by the Optionee pursuant to this Section 4.12.1.1).

4.12.1.2    The Managing Member shall be considered to have sold to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary of the Company, the Managing Member shall be considered to have sold to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall be considered to have purchased from the Managing Member, a number of shares of Class A Common Stock equal to the excess of (x) the number of shares of Class A Common Stock as to which such Stock Option is being exercised over (y) the number of shares of Class A Common Stock sold to the Optionee pursuant to Section 4.12.1.1 hereof (provided, that if such Stock Option is exercised on a cashless basis, the Managing Member shall be considered to have sold to the Company (or an applicable Subsidiary of the Company) the number of shares of Class A Common Stock into which such Stock Option is settled on a cashless basis). The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the fair market value of a share of Class A Common Stock as of the date of exercise of such Stock Option (as determined in good faith by the Managing Member).

4.12.1.3    The Company shall be considered to have transferred to the Optionee (or if the Optionee is an employee of, or other service provider to, a Company Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such Optionee and as additional compensation to such Optionee, the number of shares of Class A Common Stock described in Section 4.12.1.1.

ANNEX B-22

4.12.1.4    The Managing Member shall be considered to have made a Capital Contribution to the Company in an amount equal to all proceeds considered to have been received by the Managing Member pursuant to Section 4.12.1.1 and Section 4.12.1.2 in connection with the exercise of such Stock Option. The Managing Member shall receive for such Capital Contribution, a number of Common Units equal to the number of shares of Class A Common Stock for which such Stock Option was exercised (or, if such Stock Option is exercised on a cashless basis, the number of shares of Class A Common Stock into which such Stock Option is settled on a cashless basis).

4.12.2    Restricted Stock Granted to Service Providers. If at any time or from time to time, in connection with any Managing Member Equity Plan, any shares of Class A Common Stock are issued to an employee of the Company or its Subsidiaries (including (i) any shares of Class A Common Stock that are subject to forfeiture in the event such employee terminates his or her employment with the Company or any Subsidiary, and (ii) any shares of Class A Common Stock issued in settlement of restricted stock units or any other non-Stock Option award under a Managing Member Equity Plan) in consideration for services performed for the Company or any Subsidiary:

4.12.2.1    the Managing Member shall issue such number of shares of Class A Common Stock as are to be issued to such employee in accordance with the applicable Managing Member Equity Plan;

4.12.2.2    on the date (such date, the “Tax Date”) that the value of such shares is includible in taxable income of such employee, the following events will be deemed to have occurred: (A) the Managing Member shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the value of such shares of Class A Common Stock on the Tax Date, (B) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such employee, (C) the Managing Member shall be deemed to have contributed the purchase price described in clause (A) for such shares of Class A Common Stock to the as a Capital Contribution and (D) in the case where such employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary; and

4.12.2.3    the Company shall issue to the Managing Member on the Tax Date a number of Common Units equal to the number of shares of Class A Common Stock issued under Section 4.12.2.1 in consideration for a Capital Contribution that the Managing Member is deemed to make to the Company pursuant to clause (C) of Section 4.12.2.2 above.

4.12.3    Future Managing Member Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing Member from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Managing Member, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing Member, the Managing Member and the Company and their Affiliates shall be entitled to administer such plans in a manner consistent with the provisions of this Section 4.12, and that the Managing Member and the Company may make any amendments that are necessary or advisable to this Section 4.12 to accommodate such administration, without the requirement of any further Consent or acknowledgement of any other Member.

ANNEX B-23

4.13         Forfeiture of Incentive Equity Units. Notwithstanding anything to the contrary set forth herein, Incentive Equity Units may be subject to vesting, forfeiture and/or repurchase as set forth in any applicable Incentive Equity Unit Grant Agreement. Except as otherwise set forth in any applicable Incentive Equity Unit Grant Agreement, in the event that the employment or service of a holder of Incentive Equity Units terminates, all unvested Equity Incentive Units held by such holder (after giving effect to any vesting arising from such termination of employment or service pursuant to such Incentive Equity Grant Agreement) shall cease vesting and shall be automatically forfeited to the Company and deemed canceled without any payment or other consideration payable to such holder.

ARTICLE 5

ALLOCATIONS

5.1         Allocations of Profits and Losses.

5.1.1    Except as otherwise provided herein, each item of income, gain, loss or deduction of the Company (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Members as of the end of each Fiscal Year or as circumstances otherwise require or allow, in a manner that as closely as possible causes each Member’s Capital Account balance to equal the amount that would be distributed to such Member if the Company sold all of its assets for their Book Values, repaid all of its liabilities and distributed the balance pursuant to Article 12.

5.1.2    If during any Fiscal Year there is a change in any Member’s Ownership Interest as a result of the admission of one or more Members, the withdrawal of a Member, or a Transfer of an Ownership Interest, the Profits, Losses, or any other item allocable to the Members under this Agreement for the Fiscal Year shall, subject to the terms of the Purchase Agreement (and for the avoidance of doubt, to the extent there is a conflict between this Section 5.1.2 and Section 7.11(a) of the Purchase Agreement, Section 7.11(a) of the Purchase Agreement shall control), be allocated among the Members so as to reflect their varying interests in the Company during the Fiscal Year, using any permissible method convention or extraordinary item under Section 706 of the Code and the Treasury Regulations promulgated thereunder, as reasonably selected by the Managing Member in consultation with the Members. In furtherance of the foregoing, any such permissible method, convention or extraordinary item selected by the Managing Member shall be set forth in a dated, written statement maintained with the Company’s books and records. The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Treasury Regulation Section 1.706‑4(f).

ANNEX B-24

5.2         Regulatory Allocations.

5.2.1    Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704‐2(i)(4).

5.2.2    Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.2.1, if there is a net decrease in the Minimum Gain during any Fiscal Year, each Member shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.2.2 is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

5.2.3    If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Fiscal Year, computed after the application of Sections 5.2.1 and 5.2.2 but before the application of any other provision of this Article 5, then Profits for such Fiscal Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.2.3 is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

5.2.4    If the allocation of Losses to a Member as provided in Section 5.1 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.2.4.

5.2.5    Profits and Losses described in clause (vi) of the definition of “Profits” and “Loss” shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

5.2.6    The allocations set forth in Section 5.2.1 through and including Section 5.2.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make distributions. Accordingly, notwithstanding the other provisions of this Article 5, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero.

ANNEX B-25

5.2.7    Allocations and other adjustments with respect to any “non-compensatory options” (as defined in Treasury Regulation Section 1.721-2(f)), shall be made in accordance with the Treasury Regulations including Treasury Regulations Section 1.721-2.

5.3         Tax Allocations.

5.3.1    The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

5.3.2    Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using any proper method reasonably selected by the Managing Member.

5.3.3    If the Book Value of any Company asset is adjusted pursuant to Section 4.4.4, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using any proper method reasonably selected by the Managing Member.

5.3.4    Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as reasonably determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

5.3.5    For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Managing Member.

5.3.6    Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses distributions or other items.

ANNEX B-26

ARTICLE 6

DISTRIBUTIONS

6.1         Distributions. Distributions shall be made to the Members, as and when determined by the Managing Member in its sole discretion. Each distribution shall be paid as follows:

6.1.1    first, and subject to the provisions of Section 6.1.4, (a) [__]% to the holders of Catch-Up Units pro rata pro rata in accordance with their respective Unreturned Catch-Up Amount relating thereto and (b) the remainder of such distribution pro rata to the Members in accordance with their respective Percentage Interests until payment in full of the Unreturned Catch-Up Amount on the Catch-Up Units (provided that in no event shall any amounts be distributed pursuant to Section 6.1.1(a) with respect to a Catch-Up Unit in excess of the aggregate Unreturned Catch-Up Amount with respect to such Catch-Up Unit); and

6.1.2    subject to Section 6.1.4, the remainder pro rata to the Members in accordance with their respective Percentage Interests.

6.1.3    Except (a) for pro rata distributions to the Members in accordance with this Section 6.1 and Section 6.2, (b) for distributions in accordance with Section 6.3 or (c) as authorized by written Consent of each Member, the Company shall not make any distributions (in cash or in kind) or dividend payments to any Member.

6.1.4    Notwithstanding any provision in this Agreement to the contrary, no Incentive Equity Unit (including any Catch-Up Unit) shall be included in the calculation of Percentage Interest, participate in (and no Incentive Equity Unit shall be treated as outstanding for purposes of apportioning) any distributions under this Section 6.1 (other than Tax Distributions under Section 6.3 that are treated as advances on distributions made pursuant to Section 6.1) until a total amount equal to the Distribution Threshold with respect to such Incentive Equity Unit has been distributed in respect of all other outstanding Units (including distributions made in respect of Original Existing Company Incentive Units pursuant to the Previous Agreement) subsequent to the issuance of such Incentive Equity Unit (or, if such Incentive Equity Unit was issued upon conversion of an Original Incentive Equity Unit, subsequent to the issuance of such Incentive Equity Unit). For the avoidance of doubt, if a Catch-Up Unit is not deemed to be outstanding pursuant to this Section 6.1.4, there shall be no requirement that any distributions be made on such Catch-Up Unit pursuant to Section 6.1.1 before distributions may be made pursuant to Section 6.1.2. The Managing Member shall make any determinations required under this Section 6.1.4.

6.2         Distributions In-Kind. To the extent that the Company makes pro rata distributions of property in-kind to the Members, the Company shall be treated as making a distribution equal to the fair market value of such property for purposes of Section 6.1 and such property shall be treated as if it were sold for an amount equal to its fair market value. Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Article 5. The fair market value of such property shall be determined in good faith by the Managing Member.

ANNEX B-27

6.3         Tax Distributions. The Managing Member shall cause the Company to make distributions to each Member (“Tax Distributions”), pro rata in proportion to each Member’s respective Percentage Interests in an amount such that the Member with the highest Tax Distribution Amount per Common Unit receives an amount equal to such Member’s Tax Distribution Amount, on a quarterly basis at least five (5) days prior to the date on which any estimated tax payments are due, in order to permit each Member to timely pay its estimated tax obligations for each such Estimated Tax Period (or portion thereof) (and solely in the case of Sky Harbour Group Corporation, to satisfy its obligations under the Tax Receivable Agreement). The “Tax Distribution Amount” for a Member for an Estimated Tax Period (or portion thereof) shall be equal to (i) the product of (A) the highest marginal combined federal, state, and local income tax rate applicable to an individual or corporation resident in New York, New York, whichever is higher, (after giving effect to income tax deductions (if allowable) for state and local income taxes and excluding, for this purpose, any reduction in rate attributable to Section 199A of the Code) for such Estimated Tax Period (or portion thereof) (the “Assumed Tax Rate”), and (B) the aggregate amount of taxable income or gain of the Company that is allocated or is estimated to be allocated to such Member for U.S. federal income tax purposes for such Estimated Tax Period (or portion thereof) and all prior Estimated Tax Periods (to the extent no Tax Distribution has previously been made with respect to any amounts of taxable income or gain including to the extent such amounts of taxable income or gain were not taken into account in calculating the Tax Distribution Amount for which a Tax Distribution was previously made (e.g. if upon filing the Company’s final tax return for the applicable taxable year taxable income or gain of the Company is higher than estimated)) reduced, but not below zero, by any tax deduction, loss, or credit previously allocated to such Member and not previously taken into account for purposes of the calculation of the amount of any Tax Distribution Amount plus (ii) solely with respect to Sky Harbour Group Corporation, to the extent the amounts described in clause (i) are not sufficient to permit Sky Harbour Group Corporation to timely pay its actual U.S. federal, state, local, and foreign tax liabilities related to tax items of the Company and timely meet its obligations pursuant to the Tax Receivable Agreement, any incremental amount required to permit Sky Harbour Group Corporation to timely pay such actual tax liabilities and timely meet its obligations pursuant to the Tax Receivable Agreement (with all Tax Distribution Amounts updated to reflect the final Company tax returns for each applicable taxable year). The Managing Member may adjust the Assumed Tax Rate as it reasonably determines is necessary to take into account the effect of any changes in applicable tax law. Tax Distribution Amounts pursuant to this Section 6.3 shall be computed without regard to the effect of any special basis adjustments or resulting adjustments to taxable income made pursuant to Sections 734(b), 743(b), and 754 of the Code. Notwithstanding the foregoing, final Tax Distributions in respect of the applicable quarterly period (or portion thereof) shall be made immediately prior to and in connection with any distributions made pursuant to Section 12.3 below. The Assumed Tax Rate shall be the same for all Members, regardless of the actual combined income tax rate of the Member or its direct or indirect owners. The Managing Member shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period. All Tax Distributions shall be treated for all purposes under this Agreement as advances against, and shall offset and reduce dollar-for-dollar, subsequent distributions under Section 6.1.

ANNEX B-28

6.4         Amounts Withheld. To the extent the Company (or any entity in which the Company holds a direct or indirect interest) or the Managing Member is required by law to deduct or withhold any amounts or to make tax payments (including, without limitation, any imputed underpayments under the Code, or similar amounts under state, local, or non-U.S. law) on behalf of or with respect to any Member or in respect of any Redemption, Direct Exchange, Incentive Equity Exchange, conversion of any interest into a Unit, or any other acquisition of Units or Ownership Interests by any Person, or if any entity in which the Company holds a direct or indirect interest is required to withhold on amounts payable to the Company or its Subsidiaries as a result of the status (e.g., based on tax residency or treaty qualification status) of a Member, the Managing Member may deduct or withhold or cause the Company (or other applicable withholding agent) to deduct or withhold any such amounts and make any such tax payments as so required without any gross-up payments owed to the applicable Member or other Person. All such amounts deducted or withheld, or to be deducted or withheld, or payments made, or to be made, on behalf of a Member or as a result of the status of a Member (“Tax Withholding/Payment Amounts”) shall, at the option of the Managing Member, (i) be promptly paid to the Company (or the Managing Member, as applicable) by the Member or other Person on whose behalf such Tax Withholding/Payment Amounts were made or are to be made (either before the deduction or withholding (e.g. if there is no cash payment from which to withhold) or payment is required to be made or after the Managing Member, the Company (or other applicable withholding agent) undertakes such deduction or withholding or makes such tax payment), or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever the Managing Member selects option (ii) pursuant to the preceding sentence for repayment of a Tax Withholding/Payment Amount by a Member, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Withholding/Payment Amount. At the reasonable request of the Managing Member, the Company, or any applicable withholding agent, the Members (or other applicable Persons) shall provide the Managing Member, the Company, or other applicable withholding agent with any necessary tax forms, including Internal Revenue Service Form W-9 or the appropriate series of Internal Revenue Service Form W-8, as applicable, or any other information or form that is relevant to determine whether any deduction or withholding is required. To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Company, the Managing Member, and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax, interest or imputed underpayments under Section 6232(a) of the Code, or similar amounts under state, local, or non-U.S. law) with respect to income attributable to or distributions or other payments or property deliverable to such Member, including any amounts required to be deducted or withheld in respect thereof. Each Member’s obligations under this Section 6.4 shall survive the termination, liquidation, winding up and dissolution of the Company for the applicable statute of limitations period and will survive any partial or complete transfer or redemption of a Member’s interest in the Company. To the extent any amounts are deducted or withheld and paid over to the appropriate taxing authority pursuant to this Section 6.4, such amounts shall be treated as having been paid to the Person to whom such amounts would otherwise have been required to be paid.

6.5         Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company will not make a distribution to any Member if such distribution would violate applicable law or the terms of any indebtedness of the Company.

ANNEX B-29

ARTICLE 7

BOOKS AND RECORDS

7.1         Books, Record and Financial Statements.

7.1.1    The number and type of Units issued to each Member shall be set forth opposite such Member’s name on the schedule of Members of the Company held by the Company in its books and records (the “Member Schedule”). The Member Schedule shall be maintained by the Managing Member on behalf of the Company in accordance with this Agreement. When any Units or other Equity Securities of the Company are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Member Schedule shall be amended by the Managing Member to reflect such issuance, repurchase, redemption or Transfer, the admission of Additional Members or Substitute Members and the resulting Percentage Interest of each Member. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

7.1.2    At all times during the continuance of the Company, the Managing Member shall cause the Company to maintain, at its principal place of business, separate books of account for the Company that will show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement.

7.2         Accounting Methods. For financial reporting purposes and for purposes of determining Profits and Losses and other items required to be allocated pursuant to Article 5, the books and records of the Company will be kept on the accrual method of accounting, in accordance with GAAP consistently applied, and to the extent inconsistent therewith, in accordance with this Agreement. Such books and records and the entries therein will reflect all Company transactions and be appropriate for the Company’s business.

7.3         Audit. The financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, will be audited at the end of each Fiscal Year by the Company’s independent certified public accountant, with each such audit to be accompanied by a report of such accountant containing its opinion, addressed and provided to each of the Members. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant’s report, and any management letters from such accountants, will be provided to the Members promptly upon receipt by the Company thereof. The Managing Member may select and change the Company’s independent public accountants.

ANNEX B-30

ARTICLE 8

TAX MATTERS

8.1         Partnership Representative.

8.1.1    The Managing Member is hereby designated as the “partnership representative” pursuant to Section 6223 of the Code for U.S. federal income and applicable state and local income tax purposes (the “Partnership Representative”). For each Taxable Year in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on its behalf in accordance with the applicable Treasury Regulations or analogous provisions of state or local law. Each Member, by execution of this Agreement (and subject to the terms of the Purchase Agreement), hereby consents to the appointment of the Managing Member as Partnership Representative as set forth herein and agrees to execute, certify, acknowledge, deliver, swear to, file and record, at the appropriate public offices, such documents as may be necessary or appropriate to evidence such consent and agrees to take, and that the Managing Member is authorized to take (or cause the Company to take), such other actions as may be necessary pursuant to Treasury Regulations or other Internal Revenue Service or Treasury guidance or applicable state or local law to cause such designation. Subject to the terms of this Agreement and the Purchase Agreement (including, for the avoidance of doubt, Section 8.1.4), the Partnership Representative shall have the power and authority to (A) manage, control, settle, challenge, litigate, or prosecute, on behalf of the Company, any administrative proceeding or other Action at the Company level with the Internal Revenue Service or any other Governmental Entity relating to the determination of any item of Company income, gain, loss, deduction, or credit for federal income tax purposes or otherwise relating to tax matters of the Company, (B) make any election under Sections 6221-6241 of the Code, and (C) shall have all other rights and powers granted under the BBA Rules with respect to the Company and its Members. If the Partnership Representative causes the Company to make an election under Section 6226(a) of the Code or any successor provision (or any analogous provision of state, local, or non-U.S. law), each Member who was a Member of the Company for U.S. federal income tax purposes for the “reviewed year” (within the meaning of Section 6225(d)(1) of the Code or similar concept under applicable state, local law, or non-U.S. law), shall take any adjustment to income, gain, loss, deduction, credit, or otherwise (as determined in the notice of final partnership adjustment or similar concept under applicable state, local, or non-U.S. law) into account as provided for in Section 6226(b) of the Code (or similar concept under applicable state, local, or non-U.S. law). Each Member other than the Partnership Representative or the Managing Member (any such Member an “Other Member”) agrees to cooperate in good faith with the Partnership Representative with respect to its rights and responsibilities hereunder, including timely providing any information and complying with any requirements that are necessary or advisable to reduce the amount of any tax, interest, penalties or similar amounts the cost of which is (or would otherwise be) borne by the Company (directly or indirectly), or to make any election permitted by this Agreement and the Code or other relevant tax law unless such Other Member is restricted from providing such information under any applicable law or contract. Subject to the foregoing, each Other Member shall provide the Partnership Representative with reasonable advance notice prior to treating any Company item inconsistently on such Other Member’s tax return with the treatment of the item on the Company’s tax return or prior to independently acting with respect to tax audits, examinations, or other proceedings affecting the Company.

ANNEX B-31

8.1.2    The Partnership Representative will, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

8.1.3    The Company shall not be obligated to pay any fees or other compensation to the Partnership Representative in its capacity as such. However, the Company shall reimburse and indemnify and hold harmless the Partnership Representative (and any “designated individual”) for any and all out-of-pocket costs and expenses (including reasonable attorneys and other professional fees) incurred by it in its capacity as Partnership Representative (or “designated individual”).

8.1.4    With respect to any tax audit, examination, or other proceeding for any Fiscal Year (or portion thereof) ending on or before the Closing Date (a “Pre-Closing Tax Proceeding”), the Partnership Representative shall cause the Company to timely make the election provided for in Section 6226 of the Code (or any similar provision of state, local, or non-U.S. law) in accordance with applicable Laws; provided, however, that in the event such election is not available, (1) the Member Representative shall be entitled to participate in such Pre-Closing Tax Proceeding, (2) the Partnership Representative shall keep the Member Representative reasonably informed of all material developments in respect of such Pre-Closing Tax Proceeding, and (3) the Partnership Representative shall not compromise, settle or abandon such Pre-Closing Tax Proceeding without the prior written consent of the Member Representative (such consent not to be unreasonably withheld, conditioned or delayed).

8.1.5    This Section 8.1 shall be interpreted to apply to Members and former Members and shall survive the transfer of a Member’s Ownership Interest, the termination of this Agreement, and the termination, dissolution, liquidation and winding up of the Company.

8.2         Section 754 Election. The Company (and to the extent provided in the Tax Receivable Agreement, each Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes) shall have in effect an election under Section 754 of the Code for the taxable year in which the date of this Agreement occurs. Each Member will, upon request of the Partnership Representative, supply the information necessary to give effect to any such election.

8.3         Section 83(b) Elections. Each Member who acquires Units that are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code at the time of such acquisition shall consult with such Member’s tax advisor to determine the tax consequences of such acquisition and the advisability of filing an election under Section 83(b) of the Code with respect to such Units. Each Member who acquires Units that are intended to constitute profits interests, and at the time of such acquisition are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code shall make a timely election under Section 83 of the Code with respect to such Units. It is the sole responsibility of a Member, and not the Company, to file the election under Section 83(b) of the Code even if such Member requests the Company or any of its representatives to assist in making such filing. Each Member who files an election under Section 83(b) of the Code with respect to Units (including each Member who is required to file such an election under this Section 8.3) shall provide a copy of such election and proof of filing of such election to the Company on or before the due date for the filing of such election.

ANNEX B-32

8.4         Other Tax Matters.

8.4.1    Certain Tax Agreements.

8.4.1.1    The Members and the Company intend that (i) payments made under the Tax Receivable Agreement in respect of Redemptions be treated as additional consideration in respect of the transfer of the interests in the Company effectuated in connection with such Redemptions except to the extent required to be treated as imputed interest under applicable law or as otherwise provided under the Tax Receivable Agreement; (ii) the conversion of the Previous Interests into interests in the Company in connection with the transactions contemplated by Section 4.2 be treated as a non-taxable recapitalization of the equity interests in the Company; and (iii) the Managing Member’s contribution of cash to the Company for Units in accordance with the Purchase Agreement be treated as a Capital Contribution governed by Section 721(a) of the Code (and any similar applicable state, local or non-U.S. provision of tax law). The Members and the Company will, and the Other Members will cause all of their Affiliates to, file all tax returns consistent with the foregoing, unless otherwise required by applicable law including a determination of an applicable taxing authority that is final.

8.4.1.2    The Members and the Company agree to cooperate in good faith to consider whether the Company, or any Company Subsidiary, shall apply, or make any elections out of the application of, the additional depreciation allowances under Section 168(k) of the Code and the Treasury Regulations promulgated thereunder with respect to any applicable class of property of the Company or any Company Subsidiary placed into service in a relevant taxable year, taking into account what would be in the best interest of the Members, the Company or any applicable Company Subsidiary, based on the applicable facts and law in effect at the time of such determinations.

8.4.2    Tax Returns.

8.4.2.1    The Managing Member shall arrange for the preparation and filing of all tax returns required to be filed by the Company in accordance with the procedures set forth in this Section 8.4.2.

8.4.2.2    For any taxable period that ends on or before, or includes, the Closing Date, the Managing Member shall cause the tax returns of the Company for such taxable period to be prepared in a manner consistent with the past practices of the Company, unless otherwise required by applicable law; provided, however, that (1) items of income, gain, loss, deduction and credit for such taxable period shall be allocated among the Members using the “interim closing method” under Section 706 of the Code (or any similar provision of state, local or non-U.S. law), and (2) any and all deductions, losses, or credits of the Company resulting from, attributable to, or accelerated by the payment of expenses in connection with the transactions contemplated by the Purchase Agreement are allocated to the portion of the taxable period ending on and including the Closing Date.

8.4.2.3    On or before April 15, June 15, September 15, and December 15 of each Fiscal Year (or, if the due dates for estimated tax payments applicable to the Members or their equityholders are modified after the date of this Agreement, on or before such modified due dates), the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of information that each such Member reasonably requires in connection with discharging its tax reporting and estimated tax payment obligations.

ANNEX B-33

8.4.2.4    As soon as reasonably practicable after the end of a Fiscal Year, the Managing Member shall cause the Company to provide to the Member Representative, on behalf of each Member, a statement showing an estimate of each Member’s state tax apportionment information and each Member’s estimated allocations of taxable income, gains, losses, deductions and credits for such Fiscal Year and, as soon as reasonably practicable following the end of the prior Fiscal Year, the Managing Member shall cause the Company to provide to the Member Representative, on behalf of each Member, a statement showing each Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed Internal Revenue Service Schedule K‑1 (and, if applicable, completed Schedules K-2 and K-3) (the statements referred to in this sentence, collectively, the “Draft Tax Statements”). Upon delivery of any Draft Tax Statements to the Member Representative, the Member Representative shall have thirty (30) days to review the applicable Draft Tax Statements and provide any comments to the Managing Member on such Draft Tax Statements. The Managing Member shall incorporate all reasonable comments received from the Member Representative during the thirty (30) day review period and such statements, reflecting the Member Representative’s reasonable comments, shall be the (“Final Tax Statements”). The Managing Member shall cause the Company to deliver Final Tax Statements to each applicable Member within five (5) days of such statements becoming Final Tax Statements.

8.4.2.5    At least thirty (30) days prior to the due date for the filing of any tax return of the Company or any Company Subsidiary, the Managing Member shall send a draft of such tax return, which shall be prepared consistently with any applicable Final Tax Statements, to the Member Representative for the Member Representative’s review and comment. The Managing Member shall incorporate all reasonable comments received from the Member Representative at least five (5) days prior to the due date for the filing of any such tax return and shall not file any tax return without receiving prior written consent of the Member Representative.

8.5         Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the Purchase Agreement, the Previous Agreement, the Registration Rights Agreement, the Stockholders’ Agreement, the Tax Receivable Agreement or the Warrant Agreements, the Managing Member shall have the authority to, and shall, take any steps it determines are necessary or appropriate to prevent the Company from being taxable as a corporation for U.S. federal income tax purposes. In furtherance of the foregoing, except with the consent of the Managing Member, no Transfer by a Member of its Units (including any Redemption, Direct Exchange, Incentive Equity Exchange, conversion of any interest into a Unit or any other acquisition of Units by any Person or the Company) may be made to or by any Person if such Transfer, Redemption, Direct Exchange, Incentive Equity Exchange, conversion, acquisition or other action could result in the Company being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code).

ANNEX B-34

8.6         Post-Closing Covenants. Without the prior written consent of the Member Representative (not to be unreasonably withheld, conditioned or delayed), the Managing Member shall not cause or permit the Company or any Company Subsidiary to (1) make, change or revoke any election of the Company or any Subsidiary of the Company with retroactive effect to any taxable period (or portion thereof) ending on or before the Closing Date, or (2) initiate discussion, voluntary disclosure or examination with any taxing authority regarding taxes or tax returns of the Company or any Subsidiary of the Company for any taxable period (or portion thereof) ending on or before the Closing Date.

ARTICLE 9

LIABILITY, EXCULPATION AND INDEMNIFICATION

9.1         Exculpation.

9.1.1    A “Covered Person” shall mean any Member, any Affiliate of a Member, any partner, shareholder, member, director, officer, agent, or employee of any Member or of any Affiliate of any Member, any director, officer, agent, or employee of the Company or of any of its Subsidiaries, and any Person who, at the request of the Company serves in any capacity on behalf of another entity, including, without limitation, any director, officer or employee of the Managing Member. No Covered Person will be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person will be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct, or knowing violation of the law or of this Agreement.

9.1.2    A Covered Person will be fully protected in relying in good faith upon the records of the Company (or such other entity which he or she serves) and upon such information, opinions, reports or statements presented to the Company (or such other entity which he or she serves) by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who in the reasonable belief of such Covered Person has been selected with reasonable care by or on behalf of the Company (or such other entity which he or she serves), including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

9.2         Indemnification by the Company.

9.2.1    To the fullest extent permitted by law, in addition to any indemnification obligations of the Managing Member, the Company shall indemnify any Covered Person to the extent and in the manner specified in this Section 9.2.

ANNEX B-35

9.2.2    A Covered Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of alleged acts or omissions in his capacity as a Covered Person (a “Covered Proceeding”), other than a Covered Proceeding brought by or in the right of the Company or the Members generally, shall be indemnified and held harmless by the Company from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts which the Covered Person may actually and reasonably incur in connection with or by reason of such Covered Proceeding, by reason of any acts, omissions, or alleged acts or omissions committed directly or indirectly on behalf of the Company (whether or not the Covered Person is still acting in such capacity at the commencement of or during such Covered Proceeding), except to the extent that such act or omission was done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or except to the extent that, with respect to any criminal action or proceeding, such Person had reasonable cause to believe his conduct was unlawful. The termination of any Covered Proceeding by judgment, order, conviction, plea, settlement, or its equivalent, shall not of itself create a presumption that the act or omission was done fraudulently or in bad faith or as a result of wanton or willful misconduct or, with respect to any criminal Covered Proceeding, that the Person had reasonable cause to believe that his conduct was unlawful.

9.2.3    A Covered Person who was or is a party, or is threatened to be made a party, by reason of alleged acts or omissions in his capacity as a Covered Person, to any Covered Proceeding brought by or in the right of the Company or of the Members generally to procure a judgment in its or their favor, shall be indemnified and held harmless as set forth in Section 9.2.2 to the extent that such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Company. If the Covered Person shall have been adjudicated by final and nonappealable order in such Covered Proceeding to be liable to the Company or to the Members generally, then the indemnification provided for in the preceding sentence shall apply only to the extent that the tribunal having jurisdiction over such Covered Proceeding shall determine that, despite the adjudication of liability, in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to such indemnification.

9.2.4    The Company shall pay, (i) from the inception of a Covered Proceeding and for its entire duration, all costs and expenses of the Covered Person with respect to such Covered Proceeding as they become due, including without limitation reasonable legal fees and expenses, and (ii) in connection with the termination of a Covered Proceeding (whether or not appellate or other review proceedings are taken or contemplated), all judgments, fines, settlement payments, other costs and expenses (including reasonable legal fees and expenses) and other amounts incurred by the Covered Person, provided that in each case described in clause (i) or (ii), the Covered Person shall have delivered to the Company a written undertaking to repay all such amounts to the Company to the extent it is determined, as provided in Section 9.2.2 or Section 9.2.3, that the Covered Person is not entitled to indemnification with respect to part or all of the amounts paid.

9.2.5    The Managing Member shall control the defense of any Covered Person in a Covered Proceeding as well as any settlement with respect to such Covered Person, including without limitation the selection and direction of counsel. The Covered Person shall not consent to the entry of any judgment or other dispositive order or to any settlement without the consent of the Managing Member. The Managing Member and counsel selected by it shall not consent to the entry of any judgment or other dispositive order as to the Covered Person which does not provide for a complete and unconditional release of all liability in favor of the Covered Person.

ANNEX B-36

9.2.6    The obligations of the Company under this Section 9.2 shall be enforceable solely against the assets of the Company, and not against the assets of any Member, of any securityholder of the Managing Member, or of any officer, director, agent, or employee of the Company or the Managing Member. The provisions of this Section 9.2 are solely for the benefit of the Covered Person and his, her, or its heirs, personal representatives, successors, and assigns.

9.2.7    The rights and remedies granted a Covered Person by this Section 9.2 shall be in addition to, and not in lieu of, (i) any and all rights and remedies available to a Covered Person against the Company or any other Person, whether conferred by any provision of law, by any agreement, bylaw, articles of incorporation, or other document, or by any resolution or other action, and (ii) any and all rights and claims available to a Covered Person under any policy of insurance. Amounts payable under this Section 9.2 shall not be reduced or deferred by reason of any such other rights, remedies, or claims which may be available to a Covered Person, provided however, that a Covered Person shall have only one satisfaction with respect to amounts incurred, and provided further, that the Company shall be subrogated to a Covered Person’s claims against other Persons and under any policy of insurance, to the extent of payments made by the Company to such Covered Person under this Section 9.2. Notwithstanding anything herein to the contrary, no Person shall be entitled to any rights under this Section 9.2 without the prior written consent of the Managing Member.

9.3         Insurance. The Company may purchase and maintain such insurance with such coverages on behalf of Covered Persons and such other Persons as the Managing Member may determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company (or such other entity which he or she serves), regardless of whether the Company (or such entity) would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Managing Member and the Company may enter into indemnity contracts with Covered Persons or other parties and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 9.2.2 above and containing such other procedures regarding indemnification as are appropriate, provided that such contracts and procedures shall not be in derogation of the protections provided by this Article 9. No Covered Person shall be permitted to make a claim under any insurance coverage purchased and maintained by the Company without the prior written consent of the Managing Member. For the avoidance of doubt, any costs or liabilities under any indemnity contract entered into by the Managing Member with a Covered Person shall be paid by the Company.

ARTICLE 10

RESTRICTIONS ON TRANSFERS OF OWNERSHIP INTERESTS

10.1         Transfers by the Managing Member. Except as otherwise provided in this Agreement, including in Sections 4.9, 4.10, 4.11 and 10.5, the Managing Member may not Transfer all or any part of its Ownership Interest without the Consent of the Members (other than the Managing Member) holding at least a majority of the aggregate Common Units then outstanding and held by such Members.

ANNEX B-37

10.2         Transfers by Members.

10.2.1    Except as set forth in Section 10.2.2 or Section 10.5, to the fullest extent permitted by law, no Member may Transfer all or any part of such Member’s Ownership Interests without the prior written consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole and absolute discretion. Unless a Transferee is admitted as a substitute Member in accordance with Section 10.3, a Transfer by a Member of all or any part of such Member’s Common Units shall not release such Member from any of such Member’s obligations or liabilities hereunder or limit the Managing Member’s rights with respect to such Member of any nature whatsoever arising under this Agreement; provided, that any such Transferee shall be entitled to allocations and distributions with respect to its Common Units but shall not have any of the other rights of a Member under this Agreement.

10.2.2    The restrictions contained in the first sentence of Section 10.2.1 shall not apply to any of the following (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i)(A) a Transfer pursuant to a Redemption in accordance with Article 11 or (B) a Transfer by a Member to another Member, the Company or any of its Subsidiaries, (ii) a Transfer to an Affiliate of, or owner of an equity interest in, a Member (including any distribution by such Member to its members, partners or shareholders or any redemption of the equity interests in such Member held by one or more of its members, partners or shareholders, and any related distributions or redemptions by such members, partners or shareholders to their respective members, partners or shareholders) or (iii) any Transfer of equity or other interests in such Member (including, for the avoidance of doubt, any Transfers of equity or other interests in the Managing Member) so long as such Transfer is consistent with the terms of any agreement with the Managing Member and/or the Company; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to the transferred Units after any Permitted Transfer of such Units, and (y) in the case of the foregoing clause (ii), prior to such Transfer the transferor will deliver a written notice to the Managing Member, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee.

10.3        Certain Provisions Applicable to Transfers. Any Person who acquires Common Units in accordance with this Agreement (“Transferee”) shall be admitted as a Member upon the satisfaction of the following conditions:

10.3.1    the Transferee agrees to be bound by all the terms and provisions of this Agreement applicable to it;

10.3.2    the Transferor and Transferee execute and acknowledge such other instruments, in form and substance satisfactory to the Managing Member, as the Managing Member may deem necessary or desirable to effect such substitution; and

10.3.3    such Transfer does not (A) cause the Company to become a “publicly traded partnership”, as such term is defined in Section 469(k)(2) or 7704 of the Code, or (B) cause the Company to become subject to regulation or inspection under the Bank Holding Company Act of 1956, as amended.

ANNEX B-38

For purposes of this Article 10, a transaction shall be deemed to be a Transfer, irrespective of its form, if it has economic effect which is substantially equivalent to that of a Transfer under the relevant circumstances.

10.4       Pledges. A holder of Common Units may pledge or grant a security interest in such Common Units subject to the following conditions:

10.4.1    such holder provides thirty (30) days’ prior written notice of the pledge or grant to the Managing Member;

10.4.2    such pledge or grant of security interest shall be made in connection with a bona fide extension of credit by a Person (the “Lender”) who in the ordinary course of such Person’s business engages in such extensions of credit; and

10.4.3    prior to completing such pledge or grant of security interest, such holder shall deliver to the Managing Member an undertaking or other instrument reasonably satisfactory to the Managing Member (and for the benefit of each holder of Common Units) in which the Lender acknowledges and agrees that the exercise by the Lender of remedies involving Transfer of ownership of such shares or of rights appurtenant thereto will be a Transfer subject to all the terms of conditions of this Agreement.

Notwithstanding the foregoing, the Managing Member may prevent a holder from pledging or granting a security interest in its Common Units if it determines that the exercise of the Lender’s remedies could cause a Transfer otherwise prohibited by this Agreement, including a Transfer prohibited by Section 10.3.3.

10.5       Certain Transactions with Respect to the Managing Member.

10.5.1    In connection with a Change of Control Transaction, each Member shall, and the Managing Member shall have the right, in its sole discretion, to require each Member to effect an Incentive Equity Exchange of all of such Member’s vested Incentive Equity Units (if any) pursuant to Section 11.3, and, a Redemption of all or a portion of such Member’s Common Units (including, but not limited to, any Common Units received by such member pursuant to such Incentive Equity Exchange and any other Common Units held by any Member), pursuant to which such Common Units will be exchanged for shares of Class A Common Stock (or economically equivalent cash or securities of a successor entity), mutatis mutandis, in accordance with the Redemption provisions of Article 11 and otherwise in accordance with this Section 10.5.1. Any such Redemption pursuant to this Section 10.5.1 shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.5.1, the “Change of Control Date”). From and after the Change of Control Date, (i) the Common Units subject to such Redemption shall be deemed to be transferred to the Managing Member on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Common Units subject to such Redemption (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or equity securities in a successor entity) pursuant to such Redemption). In the event of an expected Change of Control Transaction, the Managing Member shall provide written notice of an expected Change of Control Transaction to all Members within the earlier of (x) five (5) Business Days following the execution of a definitive agreement providing for such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable law or regulation, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions reasonably requested by the Managing Member to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 10.5.1 to effect such Redemption.

ANNEX B-39

10.5.2    In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by the Managing Member or is proposed to the Managing Member or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, the Managing Member shall provide written notice of the Pubco Offer to all Members within the earlier of (i) five (5) Business Days following the execution of an agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) ten (10) Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to applicable law or regulation, including the date of execution of such agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer, and the number of Common Units held by such Member that is applicable to such Pubco Offer. The Members shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer), and shall include such information necessary for consummation of such offer as requested by the Managing Member. In the case of any Pubco Offer that was initially proposed by the Managing Member, the Managing Member shall use reasonable best efforts to enable and permit the Members to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Members to participate in such transaction without being required to exchange Common Units prior to the consummation of such transaction.

10.5.3    In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.5.1 shall take precedence over the provisions of Section 10.5.2 with respect to such transaction, and the provisions of Section 10.5.2 shall be subordinate to provisions of Section 10.5.1, and may only be triggered if the Managing Member elects to waive the provisions of Section 10.5.1.

ANNEX B-40

ARTICLE 11

REDEMPTION

11.1       Redemption Right of a Member.

11.1.1    Each Member (other than the Managing Member and its Subsidiaries) shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units in whole or in part (the “Redemption Right”) at any time and from time to time and, to the extent applicable to such Member, following the waiver or expiration of the Lock-Up Period (as defined in the Lock-Up Agreement), relating to the shares of the Managing Member that may be applicable to such Member. A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with copies to the Managing Member. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than three (3) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided, that the Company, the Managing Member and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Subject to Section 11.3 and unless the Redeeming Member has revoked or delayed a Redemption as provided in Section 11.1.2, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):

11.1.1.1    the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated); and

11.1.1.2    the Company shall (a) cancel the Redeemed Units, (b) transfer to the Redeeming Member the Share Settlement, and (c) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant Section 11.1.1 and the Redeemed Units.

11.1.2    A Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists:

11.1.2.1    any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;

ANNEX B-41

11.1.2.2    the Managing Member shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption;

11.1.2.3    the Managing Member shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption;

11.1.2.4    the Redeeming Member is in possession of any material non-public information concerning the Managing Member, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Managing Member does not permit disclosure of such information);

11.1.2.5    any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;

11.1.2.6    there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

11.1.2.7    there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;

11.1.2.8    the Managing Member shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement; or

11.1.2.9    the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period;

If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.1.2, the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such other day as the Managing Member, the Company and such Redeeming Member may agree in writing).

11.1.3    The number of shares of Class A Common Stock (together with any Corresponding Rights) applicable to any Share Settlement shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Member shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Member shall be entitled to receive any and all distributions pursuant to Section 6.3 that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any taxable period irrespective of whether such distribution(s) are declared or made after the Redemption Date. For the avoidance of doubt and for the purpose of avoiding duplication, the Redeeming Member entitled to receive any distribution pursuant to the preceding sentence shall not also receive the dividend declared on the applicable Share Settlement in connection with the same distribution.

ANNEX B-42

11.1.4    In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

11.1.5    Notwithstanding anything to the contrary contained herein, neither the Company nor the Managing Member shall be obligated to effectuate a Redemption if such Redemption could (as determined in the reasonable discretion of the Managing Member) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code.

11.2       Contribution of the Managing Member. Unless the Redeeming Member has timely revoked or delayed a Redemption as provided in Section 11.1.2, subject to Section 11.5, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Managing Member shall make a capital contribution to the Company (in the form of the Share Settlement), and (ii), the Company shall issue to the Managing Member a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member.

ANNEX B-43

11.3       Exchange of Incentive Equity Units. From and after the later of the (i) [twelve (12)]-month anniversary of the consummation of the transactions contemplated by the Purchase Agreement and (ii) [six (6)]–month anniversary of the date on which the relevant Incentive Equity Units vests (unless such time restriction is waived by the Managing Member in its sole discretion with respect to any proposed Incentive Equity Exchange or such restriction is expressly waived in an individual award agreement), and subject to (A) the terms of any Trading Policy (including any Black-Out Period contained therein), (B) the waiver or expiration of any contractual lock-up period relating to the shares of the Managing Member (or any corresponding Units) that may be applicable to such Member and (C) the terms of this Agreement, each Member shall be entitled to cause the Company to exchange (an “Incentive Equity Exchange”) its vested Incentive Equity Units for Common Units, in whole or in part (the “Incentive Equity Exchange Right”) at any time and from time to time. A Member desiring to exercise its Incentive Equity Exchange Right (an “Incentive Equity Exchanging Member”) shall exercise such right by giving written notice (the “Incentive Equity Exchange Notice”) to the Company. The Incentive Equity Exchange Notice shall specify the number of Incentive Equity Units (the “Exchanged Incentive Equity Units”) that the Incentive Equity Exchanging Member intends to have the Company exchange for Common Units, the corresponding Incentive Equity Unit Grant Agreement under which such Exchanged Incentive Equity Units (or the Original Existing Company Incentive Units which converted into such Exchanged Incentive Equity Units) were issued, and a date, not less than three (3) Business Days nor more than ten (10) Business Days after delivery of such Incentive Equity Exchange Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Incentive Equity Exchange Right shall be completed (the “Incentive Equity Exchange Date”); provided, that the Company and the Incentive Equity Exchanging Member may change the number of Exchanged Incentive Equity Units and/or the Incentive Equity Exchange Date specified in such Incentive Equity Exchange Notice to another number and/or date by mutual agreement signed in writing by each of them. On the Incentive Equity Exchange Date (to be effective immediately prior to the close of business on the Incentive Equity Exchange Date): (a) the Incentive Equity Exchanging Member shall Transfer and surrender, free and clear of all liens and encumbrances, the Exchanged Incentive Equity Units to the Company and (b) the Company shall (i) cancel the Exchanged Incentive Equity Units, (ii) issue to the Incentive Equity Exchanging Member a number of Common Units equal to the sum (A) (x) the aggregate Fair Market Value of the Exchanged Incentive Equity Units (taking into consideration the Distribution Threshold and Unreturned Catch-Up Amount, if any, on such Exchanged Incentive Equity Units, but excluding any value associated with the Common Units to be issued pursuant to clause (B) of this sentence) divided by (y) the per-Unit Fair Market Value of the Common Units plus (B) the aggregate Incentive Equity Unit Adjustment Amount with respect to the Exchanged Incentive Equity Units, and (iii) if the Exchanged Incentive Equity Units are certificated, issue to the Incentive Equity Exchanging Member a certificate for a number of Incentive Equity Units equal to the difference (if any) between the number of Incentive Equity Units evidenced by the certificate surrendered by the Incentive Equity Exchanging Member pursuant to clause (a) of this Section 11.3 and the Exchanged Incentive Equity Units. Upon issuance of the Common Units, such Common Units shall immediately be subject to all of the provisions herein applicable to Common Units, including the Redemption provisions contained in this Article 11, and notwithstanding anything herein to the contrary, immediately upon consummation of any Exchange, unless otherwise agreed in writing between the Incentive Equity Exchanging Member and the Managing Member, the Incentive Equity Exchanging Member shall be deemed to have initiated its Redemption Right with respect to the new Common Units received in such Incentive Equity Exchange, and therefore the provisions of the foregoing Section 11.1 shall be deemed to apply as though the applicable Member had sent a Redemption Notice thereunder on the date that it sent the Incentive Equity Exchange Notice under this Section 11.3, such that the Redemption occurs on the same day as, and immediately following, the Incentive Equity Exchange.

11.4       Direct Exchange Right of the Managing Member.

11.4.1    Notwithstanding anything to the contrary in this Article 11 (without limitation to the rights of the Members under this Article 11, including the right to revoke a Redemption Notice), the Managing Member may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement through a direct exchange of such Redeemed Units and the Share Settlement between the Redeeming Member, on the one hand, and the Managing Member, on the other hand (a “Direct Exchange”) rather than contributing the Share Settlement to the Company for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement. Upon such Direct Exchange pursuant to this Section 11.4, the Managing Member shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

ANNEX B-44

11.4.2    The Managing Member may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Article 11 and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Managing Member at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.

11.4.3    Except as otherwise provided by this Section 11.4, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Managing Member had not delivered an Exchange Election Notice and as follows:

11.4.3.1    the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances, the Redeemed Units to the Managing Member;

11.4.3.2    the Managing Member shall pay to the Redeeming Member the Share Settlement; and

11.4.3.3    the Company shall (x) register the Managing Member as the owner of the Redeemed Units and (y) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to this Section 11.4 and the Redeemed Units, and issue to the Managing Member a certificate for the number of Redeemed Units acquired from the Redeeming Member pursuant to this Section 11.4.

11.5       Reservation of Shares of Class A Common Stock; Listing; Certificate of Incorporation. At all times the Managing Member shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share Settlement in connection with a Redemption, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption; provided that nothing contained herein shall be construed to preclude the Managing Member from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Managing Member). Subject to the terms of the Registration Rights Agreement, the Managing Member shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement pursuant to a Redemption to the extent a registration statement is effective and available with respect to such shares. The Managing Member shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Managing Member covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article 11 shall be interpreted and applied in a manner consistent with any corresponding provisions of the Managing Member’s certificate of incorporation (if any).

ANNEX B-45

11.6       Effect of Exercise of Redemption. This Agreement shall continue notwithstanding the consummation of a Redemption by a Member and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has any remaining Common Units following such Redemption, the Redeeming Member. No Redemption shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member.

11.7       Tax Treatment. Unless otherwise required by applicable law including a determination of an applicable taxing authority that is final, the parties hereto agree to treat any Redemption (including any Redemption occurring in connection with an Incentive Equity Exchange) or Direct Exchange as a direct exchange between the Managing Member and the Redeeming Member for U.S. federal and applicable state and local income tax purposes and each of the Company, the Managing Member and the applicable Redeeming Members and their respective Affiliates shall report any Redemption or Direct Exchange consistent therewith for all U.S. federal and applicable state and local income tax purposes unless otherwise required by applicable law including a determination of an applicable taxing authority that is final.

11.8      Blocker Merger Transaction Cooperation. Following the waiver or expiration of the Lock-Up Period (as defined in the Lock-Up Agreement), if requested by any Member, the Managing Member and the Company shall work together in good faith with any such requesting Member to structure a transaction that provides for such Member (or an Affiliate thereof) to, in lieu of exercising Redemption Rights applicable to all or a portion of the Common Units held (directly or indirectly) by such Member, merge an entity (a “Blocker Corporation”) that (i) is classified as a corporation for U.S. federal income tax purposes, (ii) has no material assets other than Common Units and (iii) has no liabilities other than any liabilities directly relating to the Common Units held by such corporation (iv) does not have, and has never engaged in, any activities other than holding Common Units, and (v) was formed sufficiently in advance of any merger with and into the Managing Member or with or into one or more Subsidiaries of the Managing Member that is treated as a corporation or an entity that is disregarded as separate from the Managing Member for U.S. federal income tax purposes (any such merger, or any substantially similar transaction pursuant to which the equityholder of the Blocker Corporation receives Class A Common Stock in exchange for all of the interests in the Blocker Corporation, a “Blocker Merger Transaction”). Such Member shall notify the Managing Member and the Company in writing of any request by the Member to implement a Blocker Merger Transaction, and the Managing Member, the Company and the applicable Member shall work together to structure any such Blocker Merger Transaction in a manner that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and shall draft definitive documentation with respect to any such Blocker Merger Transaction. Such definitive documentation shall include customary representations and customary indemnification, including customary indemnification with respect to any taxes of or with respect to the Blocker Corporation, and shall provide for the rights, if any, the Member may have under the Tax Receivable Agreement following any such Blocker Merger Transaction. Notwithstanding the foregoing, in no event shall any Blocker Merger Transaction be required if such Blocker Merger Transaction would reasonably be expected to result in adverse tax consequences to the Company or any Subsidiary thereof, the Managing Member or any Subsidiary thereof, or any other Member.

ANNEX B-46

ARTICLE 12

DISSOLUTION, LIQUIDATION AND TERMINATION

12.1       Dissolution. The Company will be dissolved and its affairs will be wound up upon the occurrence of the first of any of the following events: (a) the written agreement of Members holding [80]% of the Units then outstanding; or (b) dissolution required by operation of law.

12.2       Notice of Dissolution. Upon the dissolution of the Company, the Managing Member will promptly notify each of the Members of such dissolution.

12.3       Liquidation. Upon dissolution of the Company, the Managing Member, as liquidating trustee, will immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time will be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the losses attendant upon a liquidation. The Members will continue to share Profits and Losses and other items required to be allocated under Article 5, in the same manner as before the dissolution of the Company. The proceeds of liquidation will be applied (i) first, to the payment of amounts owed to creditors, (ii) then to the establishment of such reserves for contingent liabilities and costs of liquidation as the Managing Member may reasonably determine, and (iii) then to distributions to the Members in accordance with Section 6.1 or Section 6.2.

12.4       Termination. The Company will terminate when all of the assets of the Company have been distributed in the manner provided for in Section 12.3. Notwithstanding the foregoing, Section 3.5, Article 5, Article 8, Article 9, Section 11.7, this Article 12 and Article 14 will survive termination of the Company and this Agreement in accordance with their terms.

12.5       Claims of the Members. Members and former Members will look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members will have no recourse against the Company or any other Member.

ARTICLE 13

PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS

13.1       Procedures for Actions and Consents of Members. The actions requiring Consent of any Member or Members pursuant to this Agreement, including Section 3.6 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 13.

13.2       Actions and Consents of Members.

ANNEX B-47

13.2.1    Meetings of the Members may be called only by the Managing Member to transact any business that the Managing Member determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, the affirmative vote of Members holding a majority of the outstanding Units held by the Members entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Members. Whenever the vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members by written Consent in accordance with the procedure prescribed in Section 13.2.2 hereof.

13.2.2    Any action requiring the Consent of any Member or group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so specified by the Managing Member. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent to the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

13.2.3    Each Member entitled to act at a meeting of the Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. Every proxy shall be revocable in the discretion of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

13.2.4    The Managing Member may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment at such meeting.

ANNEX B-48

13.2.5    Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation of the foregoing, meetings of Members may be held at the same time as and as part of, and conducted in the same manner as, the meetings of the Managing Member’s stockholders.

ARTICLE 14

MISCELLANEOUS

14.1       Notices. All notices provided for in this Agreement will be in writing, duly signed by the party giving such notice, addressed as follows:

(a)         If given to the Company, to the Managing Member at the address for such Member set forth on Exhibit A; and

(b)         If given to any Member or any of such Member’s members or shareholders, at its address set forth on Exhibit A.

All notices required or permitted by this Agreement shall be given by overnight first class mail, postage prepaid, sent by commercial overnight courier service or by electronic mail (with a subject indicating that it is a notice pursuant to this Agreement). Any such notice will be deemed to have been duly given or made and to have become legally effective, in each case, only at the time of receipt thereof by both the primary Person to whom it is directed and each Person to whom a copy is required to be sent in accordance with Exhibit A. Any provision in this Agreement referring to the “giving” or “delivery” of a notice shall be construed in accordance with the preceding sentence.

14.2       Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement will not prevent a subsequent act, which would have originally constituted a violation from having the effect of an original violation.

14.3       Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party will not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.4       Binding Effect. Subject to other applicable provisions of this Agreement, this Agreement will be binding upon and inure to the benefit of the parties and, to the extent permitted by this Agreement, their successors, heirs, legal representatives and assigns. Whenever any provision of this Agreement refers to a Member, such provision shall be deemed to refer also to any Transferee of an Ownership Interest of such Member, subject to other applicable provisions of this Agreement.

ANNEX B-49

14.5       Interpretation. All references to “this Agreement” include the exhibits, schedules, and appendixes hereto. Throughout this Agreement, nouns, pronouns and verbs will be construed as masculine, feminine, neuter, singular or plural, whichever will be applicable. All references herein to Sections, subsections, paragraphs or clauses, or to exhibits, schedules or appendixes, will refer to corresponding provisions of this Agreement. Use of the word “including” shall mean “including without limitation,” unless otherwise stated.

14.6       Severability. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.

14.7       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.8       Integration. This Agreement and all Exhibits and Appendices hereto, together with all other agreements that will become effective on the Effective Date, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and shall supersede all prior agreements and understanding pertaining hereto.

14.9       Amendments. Subject to the Stockholders’ Agreement, this Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person.

14.10      Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

14.11      Governing Law. This Agreement and the rights of the parties hereunder will be interpreted in accordance with the laws of the State of Delaware and all rights and remedies will be governed by such laws without regard to principles of conflict of laws.

14.12      Consent to Jurisdiction. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims asserted in such action or proceeding shall be heard and determined in any such court. Each party further irrevocably waives any objection which such party may now or hereafter have to the venue of the state or federal court in the State of Delaware having jurisdiction, and irrevocably agrees not to assert that such court is an inconvenient forum.

14.13      Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Remainder of Page Intentionally Left Blank]

ANNEX B-50

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amended and Restated Operating Agreement of Sky Harbour LLC, as of the date first above written.

COMPANY:

SKY HARBOUR LLC, a Delaware limited liability company

Name:
Title:

MANAGING MEMBER:

SKY HARBOUR GROUP CORPORATION, a Delaware corporation

Name:
Title:

[Signature Page to Third Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amended and Restated Operating Agreement of Sky Harbour LLC, as of the date first above written.

By:
[•], Individually

[•], a [•]

By:
Name:
Title:

[Signature Page to Third Amended and Restated Operating Agreement]

EXHIBIT A

Names and Addresses of the Members for Notice and Other Purposes

If to the Company or the Managing Member:

[Company]
[Address]
[City/State/Zip]
Attention: [•]
E-mail: [•]

With a copy to:

Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019
Attention: Mitchell Presser; Omar Pringle; Aly El-Hamamsy
E-mail: mpresser@mofo.com; opringle@mofo.com; aelhamamsy@mofo.com

If to [•]:

[•]

[•]

[•]

[•]

[•]

A-1

EXHIBIT B

B-1

EXHIBIT C

Schedule of Incentive Equity Units

Name of Member	Number of Existing Company Incentive Units	Number of Incentive Equity Units	Distribution Threshold	Catch-Up Amount (if applicable)	Date of Incentive Equity Unit Grant Agreement

TOTAL

* Denotes whether the Incentive Equity Units are Catch-Up Units.

C-1

Annex C

TAX RECEIVABLE AGREEMENT

by and among

SKY HARBOUR GROUP CORPORATION

SKY HARBOUR LLC,

[●], as TRA HOLDER REPRESENTATIVE,

and

the several TRA HOLDERS (as defined herein)

FROM TIME TO TIME PARTY HERETO

Dated as of [●], 2021

Page

ARTICLE 1. DEFINITIONS		2
1.1	Definitions	2
1.2	Rules of Construction	9
ARTICLE 2. DETERMINATION OF REALIZED TAX BENEFIT		10
2.1	Basis Adjustments; LLC 754 Election; Revaluation	10
2.2	Basis Schedules	11
2.3	Tax Benefit Schedules	11
2.4	Procedures; Amendments	12
ARTICLE 3. TAX BENEFIT PAYMENTS		13
3.1	Timing and Amount of Tax Benefit Payments	13
3.2	No Duplicative Payments	17
3.3	Pro-Ration of Payments as Between the TRA Holders	17
3.4	Overpayments	17
ARTICLE 4. TERMINATION		17
4.1	Early Termination of Agreement; Breach of Agreement	17
4.2	Early Termination Notice	19
4.3	Payment Upon Early Termination	20
ARTICLE 5. SUBORDINATION AND LATE PAYMENTS		21
5.1	Subordination	21
5.2	Late Payments by the Corporation	21
ARTICLE 6. TAX MATTERS; CONSISTENCY; COOPERATION		21
6.1	Participation in the Corporation’s Tax Matters	21
6.2	Consistency	22
6.3	Cooperation	22
ARTICLE 7. MISCELLANEOUS		22
7.1	Notices	22
7.2	Counterparts	23
7.3	Entire Agreement; No Third Party Beneficiaries	23
7.4	Governing Law	23
7.5	Severability	24

(continued)

Page

7.6	Assignments; Amendments; Successors; No Waiver	24
7.7	Titles and Subtitles	25
7.8	Resolution of Disputes	25
7.9	Reconciliation	26
7.10	Withholding	27
7.11	Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets	27
7.12	Change in Law	28
7.13	Interest Rate Limitation	28
7.14	Independent Nature of Rights and Obligations	28
7.15	LLC Agreement	28
7.16	TRA Holder Representative	29
7.17	Non-Effect of Other Tax Receivable Agreements	30

Exhibits

Exhibit A         -         Form of Joinder Agreement

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [●], 2021, is hereby entered into by and among Sky Harbour Group Corporation, a Delaware corporation (the “Corporation”), Sky Harbour LLC, a Delaware limited liability company (the “LLC”), the TRA Holder Representative (as defined below), and each of the TRA Holders (as defined below).

RECITALS

WHEREAS, the LLC is treated as a partnership for U.S. federal income tax purposes;

WHEREAS, each of the members of the LLC other than the Corporation directly or indirectly owns limited liability company interests in the LLC (the “Units”);

WHEREAS, pursuant to that certain Equity Purchase Agreement by and among (i) the LLC, (ii) Yellowstone Acquisition Company, a Delaware corporation and predecessor to the Corporation, and (iii) BOC Yellowstone I LLC, a Delaware limited liability company and BOC Yellowstone II LLC, a Delaware limited liability company, the Corporation will acquire newly-issued LLC Units in exchange for the Closing Date Contribution Amount (as defined therein) and become the Managing Member of the LLC (as defined in the LLC Agreement) (such Equity Purchase Agreement the “Equity Purchase Agreement,” and the foregoing transactions, the “Business Combination”);

WHEREAS, in connection with the Business Combination, the LLC will revalue its property for U.S. federal income tax purposes (and any corresponding U.S. state or local tax purposes) pursuant to Section 1.704-1 of the Treasury Regulations;

WHEREAS, pursuant to and subject to the terms of the LLC Agreement, from time to time following any applicable Lock-Up Period (as defined in the Lock-Up Agreement), each holder of Units (other than the Corporation) has the right to require the LLC to redeem (a “Redemption”) all or a portion of such holder’s Units for Class A Common Stock contributed to the LLC by the Corporation; provided that, at the election of the Corporation in its sole discretion, the Corporation may effect a direct exchange (a “Direct Exchange”) of such shares of Class A Common Stock for such Units (holders described in this clause, the “TRA Holders”);

WHEREAS, the LLC and any direct or indirect Subsidiary (owned through a chain of entities each of which is treated as a partnership or a disregarded entity for U.S. federal income tax purposes) of the LLC that is treated as a partnership for U.S. federal income tax purposes (together with the LLC and any direct or indirect Subsidiary (owned through a chain of entities each of which is treated as a partnership or a disregarded entity for U.S. federal income tax purposes) of the LLC that is treated as a disregarded entity for U.S. federal income tax purposes, the “LLC Group”) will, to the extent such direct or indirect Subsidiary is treated as a partnership for U.S. federal income tax purposes, have in effect an election under Section 754 of the Code (as defined below) for the Taxable Year (as defined below) in which any Exchange (as defined below) occurs, which election should result in an adjustment to the Corporation’s share of the tax basis of the assets owned by the LLC Group as of the date of the Exchange; and

WHEREAS, the parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to certain tax benefits derived by the Corporation as a result of any Exchanges, certain tax attributes of the LLC Group and the receipt of payments under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1.
DEFINITIONS

1.1    Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both (i) the singular and plural and (ii) the active and passive forms of the terms defined).

“Advisory Firm” means any accounting firm that is nationally recognized as being an expert in Covered Tax matters and is not an Affiliate of the Corporation, provided that such Advisory Firm that is used by the Corporation shall be selected by the Corporation and be reasonably acceptable to the TRA Holder Representative.

“Actual Interest Amount” is defined in Section 3.1.2.7 of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means SOFR plus 100 basis points.

“Agreement” is defined in the preamble to this Agreement.

“Amended Schedule” is defined in Section 2.4.2 of this Agreement.

“Assumed State and Local Tax Rate” means the tax rate equal to the sum of the products of (x) the Corporation’s income tax apportionment factor for each state and local jurisdiction in which the Corporation files income or franchise tax returns for the relevant Taxable Year and (y) the highest corporate income and franchise tax rate in effect for such Taxable Year for each such state and local jurisdiction in which the Corporation files income tax returns for each relevant Taxable Year.

“Attributable” is defined in Section 3.1.2.1 of this Agreement.

“Bankruptcy Code” is defined in Section 4.1.3 of this Agreement.

“Basis Adjustment” means the increase or decrease to the tax basis of, or the Corporation’s share of, the tax basis of the Reference Assets (i) under Section 734(b), 743(b) and 754 of the Code (in situations where, following an Exchange, the LLC remains in existence as an entity for tax purposes) and (ii) under Sections 732, 755 and 1012 of the Code (in situations where, as a result of one or more Exchanges, the LLC becomes an entity that is disregarded as separate from its owner for tax purposes), in each case, as a result of any Exchange and any payments made under this Agreement. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

ANNEX C-2

“Basis Schedule” is defined in Section 2.2 of this Agreement.

“Business Combination” is defined in the recitals to this Agreement.

“Business Combination Date” means the closing of the Business Combination.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are closed.

“Change of Control” means the occurrence of any of the following events:

(1)         any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Specified Parties) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Managing Member (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Managing Member entitled to vote;

(2)         the stockholders of the Managing Member approve a plan of complete liquidation or dissolution of the Managing Member or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Managing Member of all or substantially all of the Managing Member’s assets (including a sale of all or substantially all of the assets of the Company); or

(3)         there is consummated a merger or consolidation of the Managing Member with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Managing Member immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of, or economic interest in, the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Managing Member immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Managing Member immediately following such transaction or series of transactions.

ANNEX C-3

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Corporation.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Basis” means the existing tax basis of the Reference Assets (determined, with respect to each TRA Holder, as of immediately prior to such TRA Holder’s Exchange Transaction) that are depreciable or amortizable (including assets that will eventually be subject to depreciation or amortization, once placed in service) for U.S. federal income tax purposes attributable to Units acquired by the Corporation in an Exchange. For the avoidance of doubt, Common Basis shall not include any Basis Adjustments.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or other agreement.

“Corporation” is defined in the preamble to this Agreement.

“Covered Person” is defined in Section 7.16 of this Agreement.

“Covered Tax Benefit” is defined in Section 3.3.1 of this Agreement.

“Covered Taxes” means any and all U.S. federal, state, local, and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest related thereto.

“Cumulative Net Realized Tax Benefit” is defined in Section 3.1.2.3 of this Agreement.

“Default Rate” means SOFR plus 400 basis points.

“Default Rate Interest” is defined in Section 3.1.2.8 of this Agreement.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of U.S. state tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

“Direct Exchange” is defined in the recitals to this agreement.

“Dispute” is defined in Section 7.8.1 of this Agreement.

ANNEX C-4

“Early Termination Effective Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3.2 of this Agreement.

“Early Termination Rate” means the SOFR plus 100 basis points.

“Early Termination Reference Date” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Equity Purchase Agreement” is defined in the recitals to this Agreement.

“Estimated Tax Benefit Payment” is defined in Section 3.4 of this Agreement.

“Exchange” means any Direct Exchange or Redemption.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Exchange Date” means the date of any Exchange.

“Expert” is defined in Section 7.9 of this Agreement.

“Final Payment Date” means any date on which a payment is required to be made pursuant to this Agreement. For the avoidance of doubt, the Final Payment Date in respect of a Tax Benefit Payment is determined pursuant to Section 3.1 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of the Corporation that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used on the actual relevant Tax Returns of the Corporation but (i) calculating depreciation, amortization, or other similar deductions, or otherwise calculating any items of income, gain, or loss, using the Corporation’s share of the Non-Adjusted Tax Basis as reflected on the applicable Basis Schedule, including amendments thereto for the Taxable Year, and (ii) excluding any deduction attributable to Imputed Interest for the Taxable Year; provided, that for purposes determining the Hypothetical Tax Liability, the combined tax rate for U.S. state and local Covered Taxes (but not, for the avoidance of doubt, federal Covered Taxes) shall be the Assumed State and Local Tax Rate. For the avoidance of doubt, (A) the Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item attributable to Imputed Interest, Basis Adjustments (or portions thereof), or Common Basis and (B) the calculation of the Hypothetical Tax Liability shall take into account any U.S. federal income tax benefit actually realized by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes).

ANNEX C-5

“Imputed Interest” is defined in Section 3.1.2.6 of this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Joinder Requirement” is defined in Section 7.6.1 of this Agreement.

“LLC” is defined in the preamble to this Agreement.

“LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement of the LLC, dated as of the date hereof, as such agreement may be further amended, restated, supplemented and/or otherwise modified from time to time.

“LLC Group” is defined in the recitals to this Agreement.

“Lock-Up Agreement” shall have the meaning given to such term in the Equity Purchase Agreement.

“Net Tax Benefit” is defined in Section 3.1.2 of this Agreement.

“Non-Adjusted Tax Basis” means (i) with respect to any Reference Asset at any time the tax basis for purposes of U.S. federal income tax law that such asset would have had at such time if no Basis Adjustments had been made, and (ii) in the case of any Reference Asset that is depreciable or amortizable (including, for the avoidance of doubt, any amortizable Section 197 intangible (as such term is used in the Code)), for purposes of U.S. federal income tax law, treating such Reference Asset as having a Common Basis of zero at all times.

“Objection Notice” is defined in Section 2.4.1.1 of this Agreement.

“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case with their respective successors and assigns.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer of one or more Units (including upon the death of a TRA Holder) (i) that occurs after the Business Combination but prior to an Exchange of such Units and (ii) to which Section 743(b) of the Code applies.

“Realized Tax Benefit” is defined in Section 3.1.2.4 of this Agreement.

“Realized Tax Detriment” is defined in Section 3.1.2.5 of this Agreement.

“Reconciliation Dispute” is defined in Section 7.9 of this Agreement.

ANNEX C-6

“Reconciliation Procedures” is defined in Section 2.4.1 of this Agreement.

“Redemption” has the meaning in the recitals to this Agreement.

“Reference Asset” means any tangible or intangible asset of any member of the LLC Group or any of their respective successors or assigns, whether held directly by the LLC or indirectly by the LLC through any entity in which the LLC now holds or may subsequently hold an ownership interest (but only if such entity is treated as a partnership or disregarded entity for U.S. federal income tax purposes and for purposes of state or local income tax law), at the time of an Exchange or other applicable transaction. A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code.

“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule, and, in each case, any amendments thereto.

“SOFR” means the Secured Overnight Financing Rate, as reported by the Wall Street Journal.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Specified Parties” means (i) the SH Equityholders (as defined in the Stockholders’ Agreement) as of the Closing Date (as defined in the Equity Purchase Agreement); (ii) any Permitted Transferee (as defined in the Stockholders’ Agreement) that becomes party to the Stockholders’ Agreement; (iii) any Affiliate of any of the foregoing; or (iv) any “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) in which the Persons referred to in the foregoing clauses (i) – (iv) beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) in the aggregate, directly or indirectly, a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock.

“Subsidiary” means, with respect to any Person and as of the date of any determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests, or the sole general partner interest, or managing member or similar interest, of such Person.

“Subsidiary Stock” means any stock or other equity interest in any Subsidiary of the Corporation that is treated as a corporation for U.S. federal income tax purposes and applicable state and local tax purposes.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [●], 2021, by and among (i) the Corporation, (ii) Tal Kienan, (iii) Due West Partners LLC, a Delaware limited liability company, (iv) Center Sky Harbour LLC, a Delaware limited liability company, (v) BOC Yellowstone I LLC, a Delaware limited liability company, and (vi) BOC Yellowstone II LLC, a Delaware limited liability company.

“Tax Benefit Payment” is defined in Section 3.1.2 of this Agreement.

ANNEX C-7

“Tax Benefit Schedule” is defined in Section 2.3.1 of this Agreement.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated tax.

“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or comparable section of U.S. state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a short taxable period of less than 12 months for which a Tax Return is made), ending on or after the Business Combination Date.

“Taxing Authority” means any national, federal, state, county, municipal, or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“Termination Objection Notice” is defined in Section 4.2 of this Agreement.

“TRA Holders” is defined in the recitals to this Agreement.

“TRA Holder Representative” is defined in Section 7.16 of this Agreement.

“Treasury Regulations” means the final, temporary, and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“U.S.” means the United States of America.

“Units” is defined in the recitals to this Agreement.

“Valuation Assumptions” means, as of an Early Termination Effective Date, the assumptions that:

(1)         in each Taxable Year ending on or after such Early Termination Effective Date, the Corporation will have taxable income sufficient to fully use the deductions arising from the Basis Adjustments, Common Basis, and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, taking into account clause (4) below;

(2)         (i) the U.S. federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Effective Date, except to the extent any change to such tax rates for such Taxable Year have already been enacted into law, and (ii) the combined U.S. state and local income tax rates (but not, for the avoidance of doubt, U.S. federal income tax rates) for each such Taxable Year shall be the Assumed State and Local Tax Rate for the Taxable Year that includes the Early Termination Effective Date;

ANNEX C-8

(3)         all taxable income of the Corporation will be subject to the maximum applicable tax rates for each Covered Tax throughout the relevant period; provided, the combined tax rate for U.S. state and local income taxes (but not, for the avoidance of doubt, federal income tax) shall be the Assumed State and Local Tax Rate, and, for the avoidance of doubt, the applicable calculations shall take into account any U.S. federal income tax benefit actually realized by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s applicable marginal U.S. federal income tax rate, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes);

(4)         any loss or disallowed interest or other loss carryovers or carryforwards generated by any Basis Adjustments, Common Basis, or Imputed Interest (including any such Basis Adjustments, and Imputed Interest generated as a result of payments under this Agreement) and available as of the Early Termination Effective Date will be used by the Corporation on a pro rata basis from the Early Termination Effective Date through (A) the scheduled expiration date of such loss carryovers or (B) if there is no such scheduled expiration, the five-year anniversary of the Early Termination Effective Date (in each case, determined without regard to any limitations on the use of such net operating losses or other tax attributes pursuant to Sections 382, 383, or 384 of the Code, or any successor provision or similar provision of state or local law);

(5)         any non-amortizable assets (other than Subsidiary Stock) will be disposed of on the earlier of (i) the fifteenth anniversary of the applicable Basis Adjustment (or, if such Basis Adjustment occurred more than fifteen years before the Early Termination Effective Date, the Early Termination Effective Date) and (ii) the fifteenth anniversary of the Early Termination Effective Date;

(6)         any Subsidiary Stock will be deemed never to be disposed of except if Subsidiary Stock is directly disposed of in the Change of Control;

(7)         if, on the Early Termination Effective Date, any TRA Holder has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the fair market value that would be received by such TRA Holder if such Units had been Exchanged on the Early Termination Effective Date, and such TRA Holder shall be deemed to receive the amount of cash such TRA Holder would have been entitled to pursuant to Section 4.3 had such Units actually been Exchanged on the Early Termination Effective Date; and

(8)         any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed under applicable law as of the Early Termination Effective Date excluding any extensions.

1.2    Rules of Construction. Unless otherwise specified herein:

1.2.1    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

ANNEX C-9

1.2.2    For purposes of interpretation of this Agreement:

1.2.2.1    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

1.2.2.2    References in this Agreement to a Schedule, Article, Section, clause or sub-clause refer to the appropriate Schedule to, or Article, Section, clause or subclause in, this Agreement.

1.2.2.3    References in this Agreement to dollars or “$” refer to the lawful currency of the United States of America.

1.2.2.4    The term “including” is by way of example and not limitation.

1.2.2.5    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

1.2.2.6    The term “or” shall not be exclusive and shall instead mean “and/or.”

1.2.3    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

1.2.4    Unless otherwise expressly provided herein, (a) references to organization documents (including the LLC Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby; and (b) references to any law (including the Code and the Treasury Regulations) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

ARTICLE 2.

 DETERMINATION OF REALIZED TAX BENEFIT

2.1    Basis Adjustments; LLC 754 Election; Revaluation.

2.1.1    Basis Adjustments. The Parties acknowledge and agree to treat (A) to the fullest extent permitted by law each Direct Exchange as giving rise to Basis Adjustments and (B) to the fullest extent permitted by law each Redemption using Class A Common Stock contributed to the LLC by the Corporation as a direct purchase of Units by the Corporation from the applicable TRA Holder pursuant to Section 707(a)(2)(B) of the Code as giving rise to Basis Adjustments.

2.1.2    Section 754 Election. The Corporation shall ensure that, on and after the date hereof and continuing throughout the term of this Agreement, the LLC and each other member of the LLC Group that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law).

ANNEX C-10

2.1.3    Revaluation. Pursuant to, and in accordance with, Section 1.704-1 of the Treasury Regulations, for U.S. federal income tax purposes (and any corresponding U.S. state or local tax purposes), the LLC shall revalue its property to fair market value as of the time of the Business Combination.

2.2    Basis Schedules. Within ninety (90) days after the filing of the U.S. federal income Tax Return of the Corporation for each relevant Taxable Year, the Corporation shall deliver to the TRA Holder Representative a schedule developed in consultation with the Advisory Firm (the “Basis Schedule”) that shows, in reasonable detail as necessary in order to understand the calculations performed under this Agreement: (a) the Basis Adjustments with respect to the Reference Assets as a result of the relevant Exchanges effected in such Taxable Year, (b) the period (or periods) over which each Basis Adjustment is amortizable and/or depreciable, (c) the Non‑Adjusted Tax Basis with respect to the Reference Assets described in clause (a) as of each relevant Exchange, (d) the Common Basis Attributable to the relevant TRA Holder that remains (if any) and may give rise to payments pursuant to the terms of this Agreement, and (e) the period (or periods) over which the Common Basis is amortizable and/or depreciable. The Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4.1 and may be amended by the Parties pursuant to the procedures set forth in Section 2.4.2.

2.3    Tax Benefit Schedules.

2.3.1    Tax Benefit Schedule. Within ninety (90) days after the filing of the U.S. federal income Tax Return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the TRA Holder Representative a schedule developed in consultation with the Advisory Firm showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4, and may be amended by the Parties pursuant to the procedures set forth in Section 2.4.

2.3.2    Applicable Principles. Subject to the provisions of this Agreement, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability of the Corporation for Covered Taxes for such Taxable Year attributable to the Basis Adjustments, Common Basis, and Imputed Interest, as determined using a “with and without” methodology described in Section 2.4. Carryovers, carryforwards, or carrybacks, of any tax item attributable to any Basis Adjustment, Common Basis, or Imputed Interest or any other tax item in respect thereof shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state or local tax law, as applicable, governing the use, limitation, and expiration of carryovers, carryforwards, carrybacks, or other tax items of the relevant type. If a carryover or carryback of any tax item includes a portion that is attributable to any Basis Adjustments, Common Basis, or Imputed Interest (a “TRA Portion”) and another portion that is not (a “Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without” methodology so that: (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion (calculated by taking into account the provisions of Section 3.3 to the extent applicable); and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. The Parties agree to treat (i) all Tax Benefit Payments (other than Imputed Interest) solely to the extent attributable to an Exchange and to the extent permitted by applicable law (A) as subsequent upward purchase price adjustments that give rise to further Basis Adjustments in respect of an applicable Exchange and (B) have the effect of creating additional Basis Adjustments arising in the Taxable Year in which the applicable Tax Benefit Payment is made and (ii) as a result, to the extent permitted by applicable law, any additional Basis Adjustments arising from such a Tax Benefit Payment shall be treated as giving rise to a Basis Adjustment in the Taxable Year in which the Tax Benefit Payment is made on an iterative basis continuing until any incremental Basis Adjustment is immaterial as reasonably determined by the TRA Holder Representative and the Corporation in good faith and in consultation with the Advisory Firm.

ANNEX C-11

2.4    Procedures; Amendments.

2.4.1    Procedures. Each time the Corporation delivers an applicable Schedule to the TRA Holder Representative, under this Agreement, including any Amended Schedule delivered pursuant to Section 2.4, but excluding any Early Termination Schedule or amended Early Termination Schedule delivered pursuant to the procedures set forth in Section 4.2, the Corporation shall also: (x) deliver supporting schedules and work papers from an Advisory Firm and any additional materials as reasonably requested by the TRA Holder Representative that are reasonably necessary in order to understand the calculations that were relevant for purposes of preparing the Schedule; and (y) allow the TRA Holder Representative and its advisors to have reasonable access to the appropriate representatives, as reasonably requested by the TRA Holder Representative, at the Corporation and the applicable Advisory Firm in connection with a review of such Schedule. Without limiting the generality of the preceding sentence, the Corporation shall ensure that any Tax Benefit Schedule that is delivered to the TRA Holder Representative, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the actual liability of the Corporation for Covered Taxes (the “with” calculation) and the Hypothetical Tax Liability of the Corporation (the “without” calculation), and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or amendment thereto shall become final and binding on the Parties forty-five (45) days from the date on which the TRA Holder Representative first receives the applicable Schedule or amendment thereto unless:

2.4.1.1    the TRA Holder Representative within forty-five (45) days after receiving the applicable Schedule or amendment thereto provides the Corporation with written notice of a material objection to such Schedule that is made in good faith and that sets forth in reasonable detail the TRA Holder Representative material objection (an “Objection Notice”) or

2.4.1.2    the TRA Holder Representative provides a written waiver of its right to deliver an Objection Notice within the time period described in 2.4.1.1 above, in which case such Schedule or amendment thereto becomes binding on the date the waiver from the TRA Representative is received by the Corporation.

In the event that the TRA Holder Representative or any TRA Holder timely delivers an Objection Notice pursuant to 2.4.1.1 above, and if the Corporation and the TRA Holder Representative, for any reason, are unable to successfully resolve the issues raised in the Objection Notice through good faith discussions within thirty (30) days after receipt by the Corporation of the Objection Notice, the Corporation and the TRA Holder Representative shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

ANNEX C-12

2.4.2    Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporation: (i) in connection with a Determination affecting such Schedule; (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was originally provided to the TRA Holder Representative; (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement; (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year; (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year; or (vi) to adjust a Basis Schedule to take into account any Tax Benefit Payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

ARTICLE 3.
    TAX BENEFIT PAYMENTS

3.1    Timing and Amount of Tax Benefit Payments.

3.1.1    Timing of Payments. Subject to Sections 3.2 and 3.3, within three (3) Business Days following the date on which each Tax Benefit Schedule that is required to be delivered by the Corporation to the TRA Holder Representative pursuant to Section 2.3 of this Agreement becomes final in accordance with Section 2.4 of this Agreement, the Corporation shall pay to each relevant TRA Holder the Tax Benefit Payment as determined pursuant to Section 3.1 that is Attributable to the relevant TRA Holder. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Holder or as otherwise agreed by the Corporation and such TRA Holder. For the avoidance of doubt, without limiting the Corporation’s ability to make offsets against Tax Benefit Payments with respect to a particular TRA Holder to the extent permitted by Section 3.5, the TRA Holders shall not be required under any circumstances to return any portion of any Tax Benefit Payment previously paid by the Corporation to the TRA Holders (including any portion of any Early Termination Payment).

3.1.2    Amount of Payments. For purposes of this Agreement, a “Tax Benefit Payment” with respect to any TRA Holder means an amount, not less than zero, equal to the sum of: (i) the portion of the Net Tax Benefit that is Attributable to such TRA Holder (including Imputed Interest, if any, calculated in respect of such amount); and (ii) the Actual Interest Amount and any Default Rate Interest with respect to the Net Tax Benefit described in (i).

3.1.2.1    Attributable. A Net Tax Benefit is “Attributable” to an TRA Holder to the extent that it is derived from any Common Basis, Basis Adjustment, or Imputed Interest, that is attributable to such TRA Holder (whether through an Exchange, which in the case of Common Basis shall be based on the Common Basis attributable to such TRA Holder’s LLC Units subject to a given Exchange for U.S. federal income tax purposes as of immediately prior to the applicable Exchange(s)), determined without regard to any dilutive or antidilutive effect of any contribution to or distribution from the LLC after an applicable Exchange.

ANNEX C-13

3.1.2.2    Net Tax Benefit. The “Net Tax Benefit” for a Taxable Year equals the amount of the excess, if any, of (x) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (y) the aggregate amount of all Tax Benefit Payments previously made under this Section 3.1. For the avoidance of doubt, without limiting the Corporation’s ability to make offsets against Tax Benefit Payments with respect to a particular TRA Holder to the extent permitted by Section 3.5, if the Cumulative Net Realized Tax Benefit as of the end of any Taxable Year is less than the aggregate amount of all Tax Benefit Payments previously made, no TRA Holder shall be required to return any portion of any Tax Benefit Payment previously made by the Corporation to such TRA Holder.

3.1.2.3    Cumulative Net Realized Tax Benefit. The “Cumulative Net Realized Tax Benefit” for a Taxable Year equals the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same periods. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. The computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits and/or Realized Tax Detriments.

3.1.2.4    Realized Tax Benefit. The “Realized Tax Benefit” for a Taxable Year equals the excess, if any, of (a) the Hypothetical Tax Liability over (b) the actual liability of the Corporation for Covered Taxes; provided, that for purposes of determining the Hypothetical Tax Liability and actual liability of the Corporation for Covered Taxes, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining such liabilities for all state and local Covered Taxes. For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account any U.S. federal income tax benefit, if any, received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until the Corporation has exhausted all of its rights at the Appeals level of the Internal Revenue Service or equivalent agency at the state level or, in the event the Company has determined to litigate such matter in Tax Court or other court of competent jurisdiction, unless and until such litigation becomes final (whether pursuant to a decision by the Tax Court or a judgment, decree, or other order by such other court) or has been finally settled or otherwise compromised.

ANNEX C-14

3.1.2.5    Realized Tax Detriment. The “Realized Tax Detriment” for a Taxable Year equals the excess, if any, of the actual liability of the Corporation for Covered Taxes over the Hypothetical Tax Liability for such Taxable Year; provided, that for purposes of determining the Hypothetical Tax Liability and actual liability of the Corporation for Covered Taxes, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining such liabilities for all state and local Covered Taxes. For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account any U.S. federal income tax benefit received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual tax liability for such Covered Taxes for the Taxable Year increases as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until the Corporation has exhausted all of its rights at the Appeals level of the Internal Revenue Service or equivalent agency at the state level or, in the event the Company has determined to litigate such matter in Tax Court or other court of competent jurisdiction, unless and until such litigation becomes final (whether pursuant to a decision by the Tax Court or a judgment, decree, or other order by such other court) or has been finally settled or otherwise compromised.

3.1.2.6    Imputed Interest. The Parties acknowledge that the principles of Sections 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provision of U.S. state and local tax law, may, as applicable, apply to cause a portion of any payments by the Corporation to a TRA Holder under this Agreement to be treated as imputed interest (“Imputed Interest”). For the avoidance of doubt, the deduction for the amount of Imputed Interest, if any, as determined with respect to any payments made by the Corporation to a TRA Holder shall be excluded in determining the Hypothetical Tax Liability of the Corporation for purposes of calculating Realized Tax Benefits and Realized Tax Detriments pursuant to this Agreement.

3.1.2.7    Actual Interest Amount. The “Actual Interest Amount” calculated in respect of the Net Tax Benefit for a Taxable Year, will equal an amount equal to interest calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the date on which the Corporation makes a timely Tax Benefit Payment to the TRA Holder on or before the Final Payment Date as determined pursuant to Section 3.1.

3.1.2.8    Default Rate Interest. In accordance with Section 5.2, in the event that the Corporation does not make timely payment of all or any portion of a Tax Benefit Payment to a TRA Holder on or before the Final Payment Date as determined pursuant to Section 3.1, the amount of any “Default Rate Interest” calculated and payable in accordance with Section 5.2 (if any) in respect of the Tax Benefit Payment (including previously accrued Imputed Interest and Actual Interest Amounts) for a Taxable Year will equal interest calculated at the Default Rate from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1 until the date on which the Corporation makes such Tax Benefit Payment to such TRA Holder.

ANNEX C-15

3.1.2.9    The Corporation and the TRA Holders hereby acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchange that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, with respect to each Exchange by any TRA Holder, if such TRA Holder notifies the Corporation in writing of a stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) to be applied with respect to such Exchange, the amount of the initial consideration received in connection with such Exchange and the aggregate Tax Benefit Payments to such TRA Holder in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price.

3.1.3    Interest. The provisions of Section 3.1 and Section 5.2 in respect of Default Rate Interest are intended to operate so that interest will effectively accrue (or in the case of Imputed Interest be treated as accruing solely for U.S. federal income or applicable state or local income tax purposes) in respect of the Net Tax Benefit (or Tax Benefit Payment in respect of any Actual Interest Amount or Default Rate Interest) for any Taxable Year as follows:

3.1.3.1    first, solely for U.S. federal income or applicable state or local income tax purposes, at the applicable rate used to determine the amount of Imputed Interest under the Code (from the relevant Exchange Date until the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year and, if required under applicable law, through the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1);

ANNEX C-16

3.1.3.2    second, at the Agreed Rate (from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1); and

3.1.3.3    third, in accordance with Section 5.2, at the Default Rate (from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1 until the date on which the Corporation makes the relevant Tax Benefit Payment to the applicable TRA Holder).

3.2    No Duplicative Payments. It is intended that the provisions of this Agreement will not result in the duplicative payment of any amount (including interest) that may be required under this Agreement and the provisions of this Agreement shall be consistently interpreted and applied in accordance with that intent.

3.3    Pro-Ration of Payments as Between the TRA Holders.

3.3.1    Insufficient Taxable Income. Notwithstanding anything in Section 3.1 to the contrary, if the aggregate potential depreciation, amortization or other tax benefit in respect of the Basis Adjustments, Imputed Interest, Actual Interest Amounts, and Default Rate Interest for purposes of determining the Corporation’s liability for Covered Taxes (the “Covered Tax Benefit”) is limited in a particular Taxable Year because the Corporation does not have sufficient taxable income, then the available Covered Tax Benefit for the Corporation shall be allocated among the TRA Holders in proportion to the respective Tax Benefit Payments that would have been payable if the Corporation had in fact had sufficient taxable income and there had been no such limitation. As an illustration of the intended operation of this Section 3.3.1, if the Corporation had $200 of aggregate potential Covered Tax Benefits in a particular Taxable Year (with $50 of such Covered Tax Benefits being attributable to TRA Holder 1 and $150 of such Covered Tax Benefits being attributable to TRA Holder 2), such that TRA Holder 1 would have potentially been entitled to a Tax Benefit Payment of $10.62 and TRA Holder 2 would have been entitled to a Tax Benefit Payment of $31.87 if the Corporation had $200 of actual taxable income (assuming for purposes of this illustration a 25% tax rate), and if the Corporation in fact (for purposes of this illustration) only had $100 of actual taxable income in such Taxable Year, then $25 of the aggregate $100 actual Covered Tax Benefit for the Corporation for such Taxable Year would be allocated to TRA Holder 1 and $75 of the aggregate $100 actual Covered Tax benefit for the Corporation would be allocated to TRA Holder 2, such that TRA Holder 1 would receive a Tax Benefit Payment of $5.31 and TRA Holder 2 would receive a Tax Benefit Payment of $15.94. Notwithstanding anything to the contrary in Section 3.1, in no event will the aggregate of the portions of the Net Tax Benefit that are “Attributable” to the TRA Holders exceed 100% of the Net Tax Benefit.

3.3.2    Late Payments. If for any reason the Corporation is not able to timely and fully satisfy its payment obligations under this Agreement with respect to having insufficient taxable income only in respect of a particular Taxable Year, then Default Rate Interest will begin to accrue pursuant to Section 5.2 and the Corporation and other Parties agree that (i) the Corporation shall pay the Tax Benefit Payments due in respect of such Taxable Year to each TRA Holder pro rata in proportion to the amount of such Tax Benefit Payments, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments to all TRA Holders in respect of all prior Taxable Years have been made in full.

3.4    Overpayments. To the extent the Corporation makes any Tax Benefit Payment to a TRA Holder in respect of a particular Taxable Year in an amount in excess of the amount of such payment that should have been made to such TRA Holder in respect of such Taxable Year (taking into account this Article III) under the terms of this Agreement, then such excess shall be applied to reduce the amount of any subsequent future Tax Benefit Payments to be paid by the Corporation to such TRA Holder and such TRA Holder shall not receive any further Tax Benefit Payments until such TRA Holder has foregone an amount of Tax Benefit Payments equal to such excess. The amount of any excess Tax Benefit Payment shall be deemed to have been paid by the Corporation to the relevant TRA Holders on the original due date for the filing of the subsequent Tax Return to which the excess Tax Benefit Payment relates for purposes of determining the Actual Interest Amount to which such relevant TRA Holders shall be entitled. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the TRA Holders shall not be required, under any circumstances, to return any portion of any Tax Benefit Payment previously paid by the Corporation to the TRA Holders (including any portion of any or any Early Termination Payment).

ARTICLE 4.
TERMINATION

4.1    Early Termination of Agreement; Breach of Agreement.

ANNEX C-17

4.1.1    Corporation’s Early Termination Right. The Corporation may completely terminate this Agreement, as and to the extent provided herein, with respect to all amounts payable to the TRA Holders pursuant to this Agreement by paying to the TRA Holders the Early Termination Payments; provided that Early Termination Payments may be made pursuant to this Section 4.1.1 only if made to all TRA Holders that are entitled to such a payment, and provided further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.1.1 prior to the time at which any Early Termination Payment has been paid. Upon the Corporation’s payment of the Early Termination Payments, the Corporation shall not have any further payment obligations under this Agreement, other than with respect to any: (i) prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of the Early Termination Notice and that remain unpaid as of the payment of the Early Termination Payments (which Tax Benefit Payments shall not be included in the Early Termination Payments); and (ii) current Tax Benefit Payments due for the Taxable Year ending on or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the calculation of the Early Termination Payments or is included in clause (i)) that remain unpaid as of the payment of the Early Termination Payments. If an Exchange subsequently occurs with respect to Units for which the Corporation has exercised its termination rights under this Section 4.1.1 and paid all amounts owed in connection with the exercise of such rights, the Corporation shall have no obligations under this Agreement with respect to such Exchange.

4.1.2    Acceleration Upon Change of Control. In the event of a Change of Control, the TRA Holder Representative shall have the option, by written notice to the Corporation, to cause the acceleration of all unpaid payment obligations of the Corporation hereunder as calculated pursuant to this Article IV as if an Early Termination Notice had been delivered on the closing date of the Change of Control and utilizing the Valuation Assumptions by substituting the phrase “the closing date of a Change of Control” in each place where the phrase “Early Termination Effective Date” appears. Such obligations shall include, without duplication, but not be limited to, (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the closing date of the Change of Control, (ii) any Tax Benefit Payments agreed to by the Corporation and the TRA Holders as due and payable but unpaid as of the Early Termination Notice (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments, and (iii) any Tax Benefit Payments due for any Taxable Year ending prior to, with or including the closing date of a Change of Control unpaid as of the Early Termination Notice (except to the extent that any amounts described in clause (iii) are included in the Early Termination Payments or are included in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. For the avoidance of doubt, Sections 4.2 and 4.3 shall apply to a Change of Control, mutatis mutandis.

ANNEX C-18

4.1.3    Acceleration Upon Breach of Agreement. In the event that the Corporation materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder, or by operation of law as a result of the rejection of this Agreement in a case commenced under Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”) or otherwise, then, at the option of the TRA Holder Representative, all obligations of the Corporation hereunder shall be accelerated and become immediately due and payable upon notice of acceleration from the TRA Holder Representative (provided that in the case of any proceeding under the Bankruptcy Code or other insolvency statute, such acceleration shall be automatic without any such notice), and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such notice of acceleration (or, in the case of any proceeding under the Bankruptcy Code or other insolvency statute, on the date of such breach) and shall include, but not be limited to: (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of such acceleration; (ii) any prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of such acceleration (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments; and (iii) any current Tax Benefit Payments due for the Taxable Year ending with or including the date of such acceleration (except to the extent included in the Early Termination Payments or in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement and such breach is not a material breach of a material obligation, the TRA Holder Representative and each TRA Holder shall still be entitled to enforce all of its rights otherwise available under this Agreement, excluding, for the avoidance of doubt, seeking or otherwise obtaining an acceleration of amounts payable under this Agreement pursuant to this Section 4.1.3. For purposes of this Section 4.1.3, and subject to the following sentence, the Parties agree that the failure to make any payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date shall be deemed to be a material breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date. Notwithstanding anything in this Agreement to the contrary, it shall not be a material breach of a material obligation of this Agreement if the Corporation fails to make any Tax Benefit Payment within sixty (60) days of the relevant Final Payment Date to the extent that the Corporation has insufficient funds or cannot make such payment as a result of obligations imposed in connection with the Senior Obligations or under applicable law, and cannot obtain sufficient funds to make such payments by taking commercially reasonable actions or would become insolvent as a result of making such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporation does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate); and further provided that such payment obligation shall nonetheless accrue for the benefit of the TRA Holders and the Corporation shall make such payment at the first opportunity that it has sufficient funds and is otherwise able to make such payment.

4.2    Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1 above, the Corporation shall deliver to the TRA Holder Representative a notice of the Corporation’s decision to exercise such right (an “Early Termination Notice”). Upon delivery of the Early Termination Notice or the occurrence of an event described in Section 4.1 (or an early termination pursuant to Section 4.1), the Corporation shall deliver a schedule developed in consultation with the Advisory Firm (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. The Corporation shall also (x) deliver to the TRA Holder Representative supporting schedules and work papers from an Advisory Firm and any additional materials reasonably requested by the TRA Holder Representative that are reasonably necessary in order to understand the calculations that were relevant for purposes of preparing the Early Termination Schedule; and (y) allow the TRA Holder Representative and its advisors to have reasonable access to the appropriate representatives at the Corporation and the applicable Advisory Firm as determined by the Corporation or as reasonably requested by the TRA Holder Representative, in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on each Party forty-five (45) days from the first date on which the TRA Holder Representative received such Early Termination Schedule unless:

ANNEX C-19

4.2.1.1    the TRA Holder Representative within forty-five (45) days after receiving the Early Termination Schedule, provides the Corporation with notice of a material objection to such Early Termination Schedule made in good faith and setting forth in reasonable detail the TRA Holder Representative’s material objection (a “Termination Objection Notice”); or

4.2.1.2    the TRA Holder Representative provides a written waiver of such right of a Termination Objection Notice within the period described in clause (i) above, in which case such Early Termination Schedule becomes binding on the date the waiver from the TRA Holder Representative is received by the Corporation.

In the event that the TRA Holder Representative timely delivers a Termination Objection Notice pursuant to clause (i) above, and if the Parties, for any reason, are unable to successfully resolve the issues raised in the Termination Objection Notice within thirty (30) days after receipt by the Corporation of the Termination Objection Notice, the Corporation and the TRA Holder Representative shall employ the Reconciliation Procedures. The date on which the Early Termination Schedule becomes final in accordance with this Section 4.2 shall be the “Early Termination Reference Date.”

4.3    Payment Upon Early Termination.

4.3.1    Timing of Payment. Within three (3) Business Days after the Early Termination Reference Date, the Corporation shall pay to each TRA Holder an amount equal to the Early Termination Payment for such TRA Holder. Such Early Termination Payment shall be made by the Corporation by wire transfer of immediately available funds to a bank account or accounts designated by such TRA Holder or as otherwise agreed by the Corporation and such TRA Holder.

4.3.2    Amount of Payment. The “Early Termination Payment” payable to a TRA Holder pursuant to and subject to Section 4.3.1 shall equal the present value, discounted at the Early Termination Rate as determined as of the Early Termination Reference Date, of all Tax Benefit Payments that would be required to be paid (and which have not yet been paid prior to the Early Termination Effective Date) by the Corporation to such TRA Holder, whether payable with respect to Units that were Exchanged prior to the Early Termination Effective Date or on or after the Early Termination Effective Date, beginning from the Early Termination Effective Date and using the Valuation Assumptions.

ANNEX C-20

ARTICLE 5.
SUBORDINATION AND LATE PAYMENTS

5.1    Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payments or Early Termination Payment required to be made by the Corporation to the TRA Holders under this Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations owed in respect of secured or unsecured indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Corporation that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the TRA Holders and the Corporation shall make any such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. Furthermore, each TRA Holder shall enter into any subordination agreements in a form reasonably satisfactory to the TRA Holder Representative in order to effectuate the purposes of this Section 5.1.

5.2    Late Payments by the Corporation. Except as otherwise provided in this Agreement, the amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the TRA Holders when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the Final Payment Date on which such Tax Benefit Payment or Early Termination Payment was first due and payable to the date of actual payment of such Tax Benefit Payment or Early Termination Payment; provided that if any Tax Benefit Payment or Early Termination Payment is not made to the TRA Holders when due under the terms of this Agreement as a result of Section 5.1 and the terms of the agreements governing Senior Obligations, any such interest shall be computed at the Agreed Rate and not the Default Rate.

ARTICLE 6.
    TAX MATTERS; CONSISTENCY; COOPERATION

6.1    Participation in the Corporation’s Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation and its Subsidiaries including without limitation the preparation, filing, or amending of any Tax Return and defending, contesting or settling any audit, contest, or other proceeding pertaining to taxes; provided, however, that the Corporation shall not settle or fail to contest any issue pertaining to Covered Taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under this Agreement without the consent of the TRA Holder Representative, such consent not to be unreasonably withheld or delayed. The Corporation shall notify the TRA Holder Representative of, and keep it reasonably informed with respect to, the any tax audit or other tax contest of the Corporation the outcome of which is reasonably expected to reduce or defer the Tax Benefit Payments payable to any TRA Holder under this Agreement and the TRA Holder Representative shall have the right to (i) discuss with the Corporation, and provide input and comment to the Corporation regarding, any portion of any such tax audit or other tax contest and (ii) participate in, at the TRA Holder Representative’s expense, any such portion of any such tax audit or other tax contest to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer the Tax Benefit Payments payable to any TRA Holder under this Agreement. To the extent there is a conflict between this Agreement and either the Equity Purchase Agreement or the LLC Agreement relating to tax matters concerning Covered Taxes and the Corporation, including preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to taxes, this Agreement shall control solely with respect to the matters governed by this Agreement.

ANNEX C-21

6.2    Consistency. Except as otherwise required by applicable law, all calculations and determinations made hereunder, including, without limitation, any Basis Adjustments, the determination of any deductions arising from Common Basis, the Schedules or the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies or positions taken by the Corporation and the LLC on their respective Tax Returns. Each TRA Holder shall prepare its Tax Returns in a manner that is consistent with the terms of this Agreement and any related calculations or determinations that are made hereunder, including, without limitation, the Schedules provided under this Agreement, unless otherwise required by applicable law. In the event that an Advisory Firm or Expert is used and is replaced with another Advisory Firm or Expert, such replacement Advisory Firm or Expert shall perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm or Expert, unless otherwise required by applicable law or unless the Corporation and the TRA Holder Representative agree to the use of other procedures and methodologies.

6.3    Cooperation. The TRA Holder Representative and each TRA Holder, on the one hand, and the Corporation, on the other hand, shall (i) furnish to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of making, reviewing, or approving any determination or computation necessary or appropriate under or with respect to this Agreement, preparing any Tax Return or contesting or defending any audit, examination, controversy or other proceeding with any Taxing Authority, or estimating any future Tax Benefit Payments hereunder, (ii) make itself available to the other and its representatives to provide explanations of documents and materials and such other information as may be reasonably requested in connection with any of the matters described in clause (i) above, and (iii) reasonably cooperate in connection with any such matter. Subject to Section 6.1, the Corporation shall provide reasonable assistance as reasonably requested by the TRA Holder Representative on behalf of any TRA Holder in connection with such TRA Holder’s tax returns or financial reporting materials that are required to be prepared under applicable law or contract and/or the consummation of any assignment or transfer of any of its rights and/or obligations under this Agreement, including without limitation, providing any information or executing any documentation. The requesting Party shall reimburse the other Party for any reasonable and documented out-of-pocket costs and expenses incurred by such other Party pursuant to Section 6.3.

ARTICLE 7.
MISCELLANEOUS

7.1    Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is sent electronically without any “bounce back” or similar error message; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

ANNEX C-22

If to the Corporation, to:

c/o Sky Harbour LLC

136 Tower Road, Hangar M, Suite 205

Westchester County Airport

West Harrison, NY 10604
Attention: Tal Keinan
E-mail: tkeinan@skyharbour.group

with a copy (which shall not constitute notice to the Corporation) to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Mitchell Presser; Omar Pringle; Aly El-Hamamsy

E-mail: mpresser@mofo.com; opringle@mofo.com; aelhamamsy@mofo.com

If to the TRA Holder Representative:

[●]
[●]
[●]
[●]
[●]

Any Party may change its address, fax number or e-mail address by giving each of the other Parties written notice thereof in the manner set forth above.

7.2    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

7.3    Entire Agreement; No Third Party Beneficiaries. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

7.4    Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws (both substantive and procedural) of the State of Delaware, without giving effect to the conflict of laws principles thereof.

ANNEX C-23

7.5    Severability. A determination by a court or other governmental authority (including any Taxing Authority) that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other governmental authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

7.6    Assignments; Amendments; Successors; No Waiver.

7.6.1    Assignment. Each TRA Holder may assign, sell, pledge, or otherwise alienate or transfer any interest in this Agreement, including the right to receive any Tax Benefit Payments under this Agreement, without the consent of the Corporation, to any Person; provided such Person executes and delivers a Joinder agreeing to succeed to the applicable portion of such TRA Holder’s interest in this Agreement and to become a Party and TRA Holder for all purposes of this Agreement (the “Joinder Requirement”). For the avoidance of doubt, if a TRA Holder transfers Units in accordance with the terms of the LLC Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such TRA Holder shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units (and any such transferred Units shall be separately identified, so as to facilitate the determination of Tax Benefit Payments hereunder). The Corporation may not assign any of its rights or obligations under this Agreement to any Person (other than any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation) without the prior written consent of each of the TRA Holders (and any purported assignment without such consent shall be null and void).

7.6.2    Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by (i) the Corporation, (ii) the TRA Holder Representative, and (iii) TRA Holders who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all TRA Holders in the event the Corporation exercised its rights pursuant to Section 4.1 as of the later of the most recent Exchange Date, in which case such amendment shall be permitted. Notwithstanding the foregoing, no such amendment shall be effective if such amendment would have a disproportionate adverse impact on the payments certain TRA Holders will or may receive under this Agreement unless all such disproportionately impacted TRA Holders consent in writing to such amendment (such consent not to be unreasonably withheld, conditioned or delayed). No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective.

7.6.3    Successors. Except as provided in Section 7.6, all of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to (i) assume and agree to perform this Agreement, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place and (ii) become a Party to this Agreement.

7.6.4    Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

ANNEX C-24

7.7    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.8    Resolution of Disputes.

7.8.1    Except for Reconciliation Disputes subject to Section 7.9, any and all disputes which cannot be settled amicably, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration by three arbitrators, of which the Corporation shall appoint one arbitrator and the TRA Holders party to such Dispute shall appoint one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York.

7.8.2    Notwithstanding the provisions of Section 7.8.1, any Party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this Section 7.8.2, each Party (i) expressly consents to the application of Section 7.8.3 to any such action or proceeding, and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. For the avoidance of doubt, this Section 7.8 shall not apply to Reconciliation Disputes to be settled in accordance with the procedures set forth in Section 7.9.

7.8.3    Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by law.

7.8.4    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

7.8.5    In the event the parties are unable to agree whether a dispute between them is a Reconciliation Dispute subject to the dispute resolution procedure set forth in Section 7.9 or a Dispute subject to the dispute resolution procedure set forth in this Section 7.8, such disagreement shall be decided and resolved in accordance with the procedure set forth in this Section 7.8.

ANNEX C-25

7.9    Reconciliation. In the event that the Corporation and the TRA Holder Representative are unable to resolve a disagreement with respect to a Schedule prepared in accordance with the procedures set forth in Section 2.4, or with respect to an Early Termination Schedule prepared in accordance with the procedures set forth in Section 4.2, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to the disputing Parties. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless the Corporation and the TRA Holder Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporation, the TRA Holder Representative or other actual or potential conflict of interest. If the disputing Parties are unable to agree on an Expert within fifteen (15) days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the selection of an Expert shall be treated as a Dispute subject to Section 7.8 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with the Corporation, the TRA Holder Representative or other actual or potential conflict of interest. The Expert shall resolve any matter relating to any Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The Corporation and the TRA Holder Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the TRA Holder Representative’s position, in which case the Corporation shall reimburse the TRA Holder Representative for any reasonable and documented out-of-pocket costs and expenses in such proceeding (including for the avoidance of doubt any costs and expenses incurred by the TRA Holder Representative relating to the engagement of the Expert or amending any applicable Tax Return), or (ii) the Expert adopts the Corporation’s position, in which case the TRA Holder Representative on behalf of such TRA Holder(s)) shall reimburse the Corporation for any reasonable and documented out-of-pocket costs and expenses in such proceeding (including for the avoidance of doubt costs and expenses incurred by the Corporation relating to the engagement of the Expert or amending any applicable Tax Return). The Corporation may withhold payments under this Agreement to collect amounts due under the preceding sentence. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation, the TRA Holder Representative and the TRA Holders and may be entered and enforced in any court having competent jurisdiction.

ANNEX C-26

7.10    Withholding. Notwithstanding anything in this Agreement, the Corporation, or any other applicable withholding agent, shall be entitled to deduct and withhold (or cause there to be deduction or withholding), from any payment that is payable to any TRA Holder (or any other person) pursuant to this Agreement any taxes or other amounts as the Corporation or other applicable withholding agent is required to deduct and withhold with respect to the making of any such payment under the Code or any provision of U.S. state, local or foreign tax law or other applicable tax law. Any such deducted or withheld taxes or other amounts, to the extent paid over to the appropriate Taxing Authority or other governmental entity shall be treated for all purposes of this Agreement as having been paid by the Corporation (and/or other applicable withholding agent) to the relevant TRA Holder or other person in respect of which such deduction or withholding was made. Each TRA Holder or other recipient of any payments hereunder shall provide the Corporation with any applicable tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any other information or certifications reasonably requested by the Corporation or other applicable withholding agent in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax law. Notwithstanding the foregoing, if a withholding obligation arises as a result of a Change of Control or other transaction that causes the Corporation (or its successor) to become a non-U.S. Person (for U.S. federal income tax purpose), any amount payable to a TRA Holder under this Agreement shall be increased such that after all required deductions and withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this sentence) the relevant TRA Holder receives an amount equal to the sum that it would have received had no such deductions or withholdings been made.

7.11    Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

7.11.1    If the Corporation is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 or other applicable Sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of U.S. state or local tax law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payment, and other applicable items hereunder shall be computed with reference to the consolidated Covered Taxes of the group as a whole.

7.11.2    If the Corporation, its successor in interest or any member of a group described in Section 7.11.1 or any member of the LLC Group transfers one or more Reference Assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such Reference Asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred Reference Asset as determined by a valuation expert mutually agreed upon by the Corporation and the TRA Holder Representative plus, without duplication, (i) the amount of debt to which any such Reference Assets is subject, in the case of a transfer of an encumbered Reference Asset or (ii) the amount of debt allocated to any such Reference Asset, in the case of a transfer of a partnership interest. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation, its successor in interest or any member of a group described in Section 7.11.1, transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive or pursuant to any other transaction, in each case, to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation with which the Corporation, its successor in interest or any member of the group described in Section 7.11.1 (other than any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return pursuant to Section 1501 of the Code), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) pursuant to this Section 7.11.2.

ANNEX C-27

7.12    Change in Law. Notwithstanding anything herein to the contrary, if, as a result of or, in connection with an actual or proposed change in law, a TRA Holder reasonably believes that the existence of this Agreement could cause adverse tax consequences to such TRA Holder or any direct or indirect owner of such TRA Holder, then at the written election of such TRA Holder in its sole discretion (in an instrument signed by such TRA Holder and delivered to the Corporation and the TRA Holder Representative) and to the extent specified therein by such TRA Holder, this Agreement shall cease to have further effect and shall not apply to such TRA Holder after a date specified by such TRA Holder.

7.13    Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any TRA Holder hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any TRA Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Tax Benefit Payment, or Early Termination Payment, as applicable (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged, or received by any TRA Holder exceeds the Maximum Rate, such TRA Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such TRA Holder hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury laws.

7.14    Independent Nature of Rights and Obligations. The rights and obligations of each TRA Holder hereunder are several and not joint with the rights and obligations of any other Person. A TRA Holder shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a TRA Holder have the right to enforce the rights or obligations of any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any TRA Holder pursuant hereto or thereto, shall be deemed to constitute the TRA Holders acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the TRA Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

7.15    LLC Agreement. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761‑1(c) of the Treasury Regulations.

ANNEX C-28

7.16    TRA Holder Representative. By executing this Agreement, each of the TRA Holders shall be deemed to have irrevocably constituted and appointed [●] (in the capacity described in this Section 7.16 and each successor as provided below, the “TRA Holder Representative”) as its agent and attorney in fact with full power of substitution to act from and after the date hereof and to do any and all things and execute any and all documents on behalf of such TRA Holders which may be necessary, convenient or appropriate to facilitate any matters under this Agreement, including but not limited to, and unless otherwise provided by this Agreement: (i) execution of the documents and certificates required pursuant to this Agreement; (ii) receipt and forwarding of notices and communications pursuant to this Agreement; (iv) administration of the provisions of this Agreement; (v) giving or agreeing to, on behalf of such TRA Holders, any and all consents, waivers, amendments or modifications deemed by the TRA Holder Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vi) taking actions the TRA Holder Representative is expressly authorized to take pursuant to the other provisions of this Agreement; (vii) negotiating and compromising, on behalf of such TRA Holders, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby and executing, on behalf of such TRA Holders, any settlement agreement, release or other document with respect to such dispute or remedy; (viii) engaging attorneys, accountants, agents or consultants on behalf of such TRA Holders in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto; and (ix) effectuating the purposes of Section 5.1 (Subordination). If the TRA Holder Representative is unwilling to so serve, then the person then-serving as the TRA Holder Representative shall be entitled to appoint its successor which such successor shall be subject to the approval of a majority of the TRA Holders. To the fullest extent permitted by law, none of the TRA Holder Representative, any of its Affiliates, or any of the TRA Holder Representative’s or Affiliate’s directors, officers, employees or other agents (each a “Covered Person”) shall be liable, responsible or accountable in damages or otherwise to any TRA Holder, the LLC, or the Corporation for damages arising from any action taken or omitted to be taken by the TRA Holder Representative or any other Person with respect to the LLC or the Corporation, except in the case of any action or omission which constitutes, with respect to such Person, willful misconduct or fraud. Each of the Covered Persons may consult with legal counsel, accountants, and other experts selected by it, and any act or omission suffered or taken by it on behalf of the LLC or the Corporation or in furtherance of the interests of the LLC or the Corporation in good faith in reliance upon and in accordance with the advice of such counsel, accountants, or other experts shall create a rebuttable presumption of the good faith and due care of such Covered Person with respect to such act or omission; provided that such counsel, accountants, or other experts were selected with reasonable care. Each of the Covered Persons may rely in good faith upon, and shall have no liability to the LLC, the Corporation or the TRA Holders for acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. For the avoidance of doubt, notwithstanding the foregoing, if a provision of this Agreement provides a right or entitlement of any kind to a TRA Holder, this Section 7.16 shall not override the TRA Holder’s ability to exercise or enforce such right or enjoy such entitlement.

ANNEX C-29

7.17    Non-Effect of Other Tax Receivable Agreements. If the Corporation enters into any other agreement after the date hereof (for the avoidance of doubt other than the Equity Purchase Agreement, the LLC Agreement, or any related agreement entered into in connection with the execution of the Equity Purchase Agreement or as contemplated by the Equity Purchase Agreement in connection with the consummation of the transactions contemplated thereby) after the date of the execution of this Agreement that obligates the Corporation to make payments to another party in exchange for tax benefits conferred upon the Corporation, unless otherwise agreed by the TRA Holder Representative, such tax benefits and such payments shall be ignored for all purposes of this Agreement (including for purposes of calculating the Hypothetical Tax Liability and the actual Tax liability of the Corporation hereunder).

[Signature Page Follows This Page]

ANNEX C-30

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

CORPORATION: SKY HARBOUR GROUP CORPORATION

By:
Name:
Title:

THE LLC: SKY HARBOUR LLC

By:
Name:
Title:

TRA HOLDER REPRESENTATIVE:

By:
Name:

TRA HOLDER: [●]

By:
Name:

TRA HOLDER: [●]

By:
Name:
Title:

TRA HOLDER: [●]

By:
Name:
Title:

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Tax Receivable Agreement, dated as of [●], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”) by and among Sky Harbour Group Corporation, a Delaware corporation (the “Corporation”), Sky Harbour LLC, a Delaware limited liability company (the “LLC”), the TRA Holder Representative (as defined in the Tax Receivable Agreement), and each of the TRA Holders (each as defined in the Tax Receivable Agreement) from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.

1.

Joinder to the Tax Receivable Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a TRA Holder under the Tax Receivable Agreement and a Party thereto, with all the rights, privileges and responsibilities of a TRA Holder thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTY]

By:
Name:
Title:

Annex C-A-1

Acknowledged and agreed as of the date first set forth above:

SKY HARBOUR GROUP CORPORATION

By:
Name:
Title:

Annex C-A-2

ANNEX D

EXECUTION

EQUITY PURCHASE AGREEMENT

by and between

YELLOWSTONE ACQUISITION COMPANY

and

SKY HARBOUR LLC

dated as of August 1, 2021

Page

ARTICLE I DEFINITIONS		2
1.1	Certain Definitions	2
1.2	Terms Defined Elsewhere	11
ARTICLE II PURCHASE AND SALE TRANSACTIONS		13
2.1	Existing Company Unit Re-classification; Purchase and Sale of Common Units; Conversion of Buyer Stock; Issuance of PubCo Stock	13
2.2	Treatment of Incentive Units	15
2.3	Warrants	15
2.4	Directors of PubCo	15
2.5	Closing; Closing Date	15
2.6	Taking of Necessary Action; Further Action.	16
2.7	Withholding	16
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		16
3.1	Organization and Standing	16
3.2	Authorization	17
3.3	Governmental Authorization	17
3.4	Non-Contravention	17
3.5	Capital Structure.	18
3.6	Financial Statements.	19
3.7	Absence of Certain Changes	19
3.8	Properties	20
3.9	Litigation	20
3.10	Contracts.	20
3.11	Licenses and Permits	21
3.12	Compliance with Laws	21
3.13	Intellectual Property.	22
3.14	Employees.	23
3.15	Tax Matters	25
3.16	Environmental Laws	25
3.17	Finders’ Fees	25
3.18	Insurance	25
3.19	Affiliate Arrangements	26

(continued)

Page

3.20	Information Supplied	26
3.21	No Other Representations	26
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER		26
4.1	Corporate Existence and Power	26
4.2	Corporate Authorization	26
4.3	Governmental Authorization	27
4.4	Non-Contravention	27
4.5	Finders’ Fees	27
4.6	Issuance of Stock	27
4.7	Capitalization.	28
4.8	Trust Account; Financial Capacity.	29
4.9	Listing	30
4.10	Board Approval	30
4.11	Buyer SEC Documents and Financial Statements; Internal Controls.	31
4.12	Litigation	33
4.13	Business Activities; Absence of Changes.	33
4.14	Compliance with Laws	34
4.15	Investment Company Act; JOBS Act	34
4.16	Tax Matters.	34
4.17	Transactions with Affiliates	36
4.18	Proxy Statements	36
4.19	Takeover Statutes and Charter Provisions	36
4.20	Property	36
4.21	Material Contracts; Defaults.	36
4.22	Independent Investigation	37
4.23	No Other Representations	37
ARTICLE V COVENANTS OF THE COMPANY AND BUYER		38
5.1	Conduct of the Business of the Company.	38
5.2	Conduct of the Business of Buyer.	40
5.3	No Solicitation; Support	43
5.4	Access to Information	43

(continued)

Page

5.5	Notices of Certain Events.	44
5.6	SEC Filings; Buyer Special Meeting.	44
5.7	Trust Account	48
5.8	PIPE Investment	49
5.9	Directors’ and Officers’ Indemnification and Insurance.	50
5.10	Efforts; Further Assurances	51
5.11	Tax Matters.	52
5.12	Buyer Filings and Nasdaq Listing	53
5.13	Preparation and Delivery of Additional Financial Statements	53
5.14	Reserved.	53
5.15	Employee Matters.	53
ARTICLE VI CONDITIONS TO CLOSING		55
6.1	Condition to the Obligations of the Parties	55
6.2	Conditions to Obligations of Buyer	55
6.3	Conditions to Obligations of the Company	56
ARTICLE VII TERMINATION		57
7.1	Termination.	57
7.2	Effect of Termination; Survival	59
ARTICLE VIII MISCELLANEOUS		59
8.1	Notices	59
8.2	Amendments; Waivers; Remedies.	60
8.3	Arm’s Length Bargaining; No Presumption Against Drafter	61
8.4	Publicity	61
8.5	Expenses	61
8.6	No Assignment or Delegation	62
8.7	Governing Law	62
8.8	Counterparts; Facsimile Signatures	62
8.9	Entire Agreement	62
8.10	Severability	62
8.11	Construction of Certain Terms and References; Captions	62
8.12	Third Party Beneficiaries	64

(continued)

Page

8.13	Trust Account Waiver	65
8.14	No Recourse	65
8.15	Submission to Jurisdiction.	66
8.16	Nonsurvival of Representations, Warranties and Covenants	66
8.17	Enforcement	66
8.18	Schedules and Exhibits	66
8.19	Waiver of Jury Trial; Exemplary Damages.	67
8.20	Waiver of Conflicts.	67
8.21	Acknowledgements.	69

Annexes

Annex A	Existing Equityholders

Exhibits
Exhibit A	Form of Company A&R Operating Agreement
Exhibit B	Form of Buyer A&R Certificate of Incorporation
Exhibit C	Form of Buyer A&R Bylaws
Exhibit D	Form of Tax Receivable Agreement
Exhibit E	Form of Stockholders’ Agreement
Exhibit F	Form of Lock-Up Agreement
Exhibit G	Form of Equityholder Support Agreement
Exhibit H	Form of Sponsor Support Agreement
Exhibit I	Equity Incentive Plan Term Sheet

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of August 1, 2021 (the “Effective Date”), by and between Sky Harbour LLC, a Delaware limited liability company (the “Company”), and Yellowstone Acquisition Company, a Delaware corporation (prior to the Closing, “Buyer”, and from and after the Closing, “PubCo”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in ARTICLE I or as otherwise defined elsewhere in this Agreement.

W I T N E S E T H:

WHEREAS, Buyer is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination;

WHEREAS, at the Closing, the Existing Equityholders, Buyer and the Company will enter into a Third Amended and Restated Limited Liability Company Operating Agreement, substantially in the form attached hereto as Exhibit A (the “A&R Operating Agreement”) to, among other things, (1) restructure the capitalization of the Company at the Closing to (x) authorize the issuance of Common Units to Buyer, (y) re-classify the Existing Company Units held by the Existing Equityholders into Common Units as contemplated in this Agreement and the A&R Operating Agreement and (z) maintain each Incentive Unit (whether vested or unvested), as outstanding and subject to the A&R Operating Agreement and (2) appoint Buyer as the managing member of the Company;

WHEREAS, at the Closing, Buyer will (1) amend and restate its Certificate of Incorporation with the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the “A&R Certificate of Incorporation”) to, among other things, (x) convert all then‑outstanding shares of Buyer Class B Common Stock into shares of PubCo Class A Common Stock, (y) authorize the issuance of PubCo Class B Common Stock and (z) change the name of Buyer to “Sky Harbour Group Corporation” and (2) replace its existing bylaws by adopting the bylaws attached hereto as Exhibit C (the “Buyer A&R By-laws”);

WHEREAS, at the Closing, the Existing Equityholders, the Company and Buyer will enter into the Tax Receivable Agreement, substantially in the form attached hereto as Exhibit D (the “Tax Receivable Agreement”);

WHEREAS, at the Closing, the Existing Equityholders, BOC Yellowstone I LLC, a Delaware limited liability company (“Sponsor I”) and BOC Yellowstone II LLC, a Delaware limited liability company (“Sponsor II” and, together with Sponsor I, “Sponsor”) and Buyer will enter into the Stockholders’ Agreement substantially in the form attached hereto as Exhibit E (the “Stockholders’ Agreement”); and

WHEREAS, concurrently with the entry into this Agreement, (1) Buyer, the Existing Equityholders, Sponsor and the other Persons set forth therein have entered into the Lock-Up Agreement in the form attached hereto as Exhibit F (the “Lock-Up Agreement”), (2) the Existing Equityholders and Buyer have entered into the Support Agreement in the form attached hereto as Exhibit G (the “Equityholder Support Agreement”) and (3) the Sponsor has entered into the Support Agreement in the attached hereto as Exhibit H (the “Sponsor Support Agreement” and, together with the Equityholder Support Agreement, the “Support Agreements”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

1.1    Certain Definitions. For the purposes of this Agreement, the term:

“Action” means any civil, criminal or administrative action, suit, demand, claim, charge, complaint, litigation, audit, formal proceeding, arbitration or hearing.

“Additional Agreements” means the A&R Operating Agreement, the Tax Receivable Agreement, the Stockholders’ Agreement, the Lock-Up Agreement, the Subscription Agreements (if any), and the Support Agreements.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, with respect to all periods subsequent to the Closing, Buyer will be an Affiliate of the Company.

“Authority” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Back-Stop Shares” means Marketable Securities of Persons other than Boston Omaha Corporation that are owned beneficially or of record by Boston Omaha Corporation or its Affiliates.  For the avoidance of doubt, Back-Stop Shares shall not include any securities of Boston Omaha Corporation.

“BOC YAC Funding LLC” means BOC YAC Funding LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of Boston Omaha Corporation.

“Bond Financing” means a debt financing by the Company for an aggregate amount of at least $80,000,000 in gross proceeds from tax-advantaged private activity bonds for the use of the Subsidiaries in substantially the manner described in the draft preliminary offering statement made available to Buyer.

“Books and Records” means, with respect to any Person, all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by such Person or any of its Subsidiaries or in which such Person or any of its Subsidiaries’ assets, the business or its transactions are otherwise reflected.

ANNEX D-2

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

“Buyer Board” means the board of directors of Buyer.

“Buyer Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of Buyer, prior to the effectiveness of the A&R Certificate of Incorporation.

“Buyer Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of Buyer, prior to the effectiveness of the A&R Certificate of Incorporation.

“Buyer Common Stock” means, collectively, the Buyer Class A Common Stock and the Buyer Class B Common Stock.

“Buyer Fundamental Representations” means the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.5 and 4.7.

“Buyer Stock Redemption” means the election of an eligible holder of Buyer Common Stock (as determined in accordance with the applicable Buyer’s Organizational Documents and the Investment Management Trust Agreement) to redeem all or a portion of such holder’s Buyer Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with Buyer’s Organizational Documents and the Investment Management Trust Agreement) in connection with the Closing.

“Buyer Unit” means a unit of Buyer comprised of one share of Buyer Class A Common Stock and one-half of one Buyer Warrant.

“Buyer Warrant” means each whole warrant to purchase one whole share of Buyer Class A Common Stock at a price of $11.50 per share.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Authority.

“Closing Date Contribution Amount” means, as of immediately prior to the Closing, an aggregate amount equal to the sum of (without duplication), (a) an amount equal to (1) the amount of cash in the Trust Account, less (2) the required amount of cash taken from the Trust Account to fund any Buyer Stock Redemptions, plus (b) the PIPE Financing Amount (disregarding, for the purposes of this definition, (i) clause (y) in the definition of “PIPE Financing Amount” if (and only if) the Series B Financing has not been consummated prior to the Closing) and (ii) clause (x) in the definition of “PIPE Financing Amount”.

ANNEX D-3

“Closing Form 8-K” means the Form 8-K announcing the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means the “Common Units” of the Company (as defined in the A&R Operating Agreement).

“Company Fundamental Representations” means the representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.5 and 3.17.

“Company Material Adverse Effect” means an event, occurrence, fact, condition or change that has, or would reasonably be expected to have, a material adverse effect on the condition, business or operations of the Company and the Company Subsidiaries, taken as a whole, provided, however, that “Company Material Adverse Effect” shall not include or take into account any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company and the Company Subsidiaries operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, or currency exchange rates, monetary policy or fiscal policy; (iv) acts of war (whether or not declared), armed hostilities or terrorism, and any pandemic, epidemics or human health crises (including COVID-19, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof); (v) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) changes in GAAP and interpretations thereof, or any changes in applicable Law; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, vendors, distributors or others having relationships with the Company or the Company Subsidiaries; (viii) any natural or man-made disaster or acts of God; (ix) any action taken by Buyer or its Affiliates; (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded if not otherwise falling within any of clauses (i) though (ix) above), except, in the case of each of clauses (i), (ii), (iii) and (viii), to the extent such event, occurrence, fact, condition or change materially and disproportionately affects the Company and the Company Subsidiaries, taken as a whole, relative to other companies in the industries in which the Company and the Company Subsidiaries operate (in which case only the incremental material and disproportionate impact will be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company Subsidiaries” means the Subsidiaries of the Company.

“Confidentiality Agreement” means the Non-Disclosure Agreement, dated as of April 6, 2021, by and between the Company and Buyer.

“Consent” means any consent, approval, clearance, authorization or other similar actions.

“Contracts” means all legally-binding contracts, agreements, notes, indentures, leases, licenses and sublicenses, commitments, undertakings, whether oral or written.

ANNEX D-4

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associate epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19, including the CARES Act and Families First Act, or any change in such Law, directive, guideline, recommendation or interpretation thereof.

“Deferred Underwriting Commission” has the meaning ascribed to such term in the Underwriting Agreement, dated October 19, 2020, by and between Buyer and Wells Fargo Securities.

“DGCL” means the Delaware General Corporate Law.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), each pension, retirement, profit-sharing, savings, health, welfare, post-employment welfare, bonus, incentive, commission, equity or equity-based, deferred compensation, severance, retention, accident, disability, employment, change of control, stock purchase, separation, consulting, vacation, paid time off, fringe benefit and each other benefit or compensatory plan, program, policy Contract or arrangement that any member of the Company Group maintains, sponsors or contributes to, is required to contribute to or under or with respect to which any member of the Company Group has any liability.

“Environmental Laws” means any Law relating to (a) releases or threatened release of Hazardous Substances; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“Equity” means, with respect to any Person, any capital stock, membership interests, other share capital, equity or ownership interest or other security of or held by such Person.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Company Common Units” means the “Common Units” of the Company (as defined in the Existing Company LLCA), prior to the effectiveness of the A&R Operating Agreement.

ANNEX D-5

“Existing Company LLCA” means the Second Amended and Restated Operating Agreement of the Company, to be entered into upon the consummation of the Series B Financing, in the form attached as Exhibit D to the Series B Financing Agreement.

“Existing Company Series A Preferred Units” means the “Series A Preferred Units” of the Company (as defined in the Existing Company LLCA), prior to the effectiveness of the A&R Operating Agreement.

“Existing Company Series B Preferred Units” means the “Series B Preferred Units” of the Company (as defined in the Existing Company LLCA), prior to the effectiveness of the A&R Operating Agreement.

“Existing Company Units” means, collectively, the Existing Company Common Units, the Existing Company Series A Preferred Units and the Existing Company Series B Preferred Units.

“Existing Equityholders” means the equityholders of the Company set forth on Annex A hereto.

“Existing Equityholder Transaction Proposals” means the approval of this Agreement, the Additional Agreements (including, for the avoidance of doubt, the adoption by the Company of the A&R Operating Agreement) and the transactions contemplated hereby and thereby, the reclassification of Existing Company Units into, and the issuance of, the Common Units, and such other actions necessary or advisable (and agreed upon by Buyer and the Company) for the consummation of the foregoing transactions.

“Existing Equityholder Approval” means the vote or written consent of all Existing Equityholders.

“FAA” means the Federal Aviation Administration of the U.S. Department of Transportation.

“Fraud” means, with respect to any Person, an actual and intentional fraud by such Person with respect to the making of representations and warranties contained in this Agreement by such Person and not with respect to any other matters; provided that, such actual and intentional fraud of such Person hereto specifically excludes any statement, representation or omission made negligently or recklessly and shall only be deemed to exist if (i) such Person had knowledge that the representations and warranties made by such Person were inaccurate when made, (ii) that such representations and warranties were made with the express intent to induce the other Person to rely thereon and that such other Person would take action or inaction to such other Person’s detriment, (iii) such reliance and subsequent action or inaction by such other Person was justifiable and (iv) such action or inaction resulted in actual material damages to such other Person.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Incentive Equity Units” shall have the meaning given to such term in the A&R Operating Agreement.

ANNEX D-6

“Incentive Unit Allocation” shall mean the number of Common Units that would be issued if all of Incentive Equity Units that will be issued pursuant to Section 4.2.4 of the A&R Operating Agreement at Closing where exchanged for Common Units in accordance with Section 11.3 of the A&R Operating Agreement at the Closing (and determined based on the Fair Market Value (as defined in the A&R Operating Agreement) of each such Incentive Unit as of the Closing Date).

“Incentive Units” means the “Incentive Units” of the Company (as defined in the Existing Company LLCA).

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under GAAP, other than any lease obligations which would not have been capitalized under GAAP before the implementation of ASC 842 and (g) all guarantees of obligations described in clauses (a) through (f) by such Person. For the avoidance of doubt, the Deferred Underwriting Commission shall not be deemed Indebtedness.

“Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, and licenses in, to and under any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Management Trust Agreement” means the Investment Management Trust Agreement, dated October 21, 2020, between Buyer and Continental Stock Transfer & Trust Company, as trustee.

“IPO” means the initial public offering of Buyer pursuant to the Prospectus.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, common law, act or treaty of any applicable Authority, including rule or regulation promulgated thereunder.

ANNEX D-7

“Lead Investor Warrant” shall have the meaning assigned to such term in the Series B Financing Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, license, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Marketable Securities” means equity securities that at the time of transfer to the Company (i) are freely tradable pursuant to a registration under the Securities Act or will be eligible for resale under Rule 144 of the Securities Act within one year from the date of transfer to the Company, (ii) immediately after giving effect to their contribution will not be subject to any “lock-up” or other contractual restrictions on transfer or any contractual limitations on sale or transfer, (iii) are a class of securities generally traded on or through one or more established public markets, and (iv) may be sold without regard to volume limitations after the holder of such securities has met all applicable holding period resale requirements under Rule 144 of the Securities Act.

“Nasdaq” means The Nasdaq Capital Market LLC.

“Net Outstanding Buyer Shares” means a number equal to (a) the number of shares of Buyer Common Stock outstanding as of the date of this Agreement, plus (b) the number of shares of PubCo Class A Common Stock issued pursuant to the PIPE Investment, plus (c) the number of shares of PubCo Class A Common Stock issued pursuant to the Back-Stop Share Transfer, minus (d) the number of shares of Buyer Common Stock redeemed pursuant to the Buyer Stock Redemptions.

“Order” means any decree, order, judgment, ruling, writ, judicial or arbitral award, injunction, verdict, determination, binding decision, rule or consent of or by an Authority.

“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the ordinary course of business the principal subject matter of which is not Tax but which contains customary Tax indemnification, allocation or gross-up provisions.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, operating or limited liability company agreement, limited partnership agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

ANNEX D-8

“Permitted Liens” means (i) all defects, exceptions, covenants, conditions, restrictions, easements, rights of way encumbrances and other similar matters affecting title to any real property and other title defects which do not materially impair the use or occupancy of such real property or the operation of the business of the Company and the Company Subsidiaries (taken as a whole); (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and the Company Subsidiaries (taken as a whole) so encumbered, either individually or in the aggregate, and (C) that do not result from a breach, default or violation by the Company or any of the Company Subsidiaries of any Contract or Law; (iii) Liens for Taxes, assessments or governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (iv) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Authority having jurisdiction over any real property which are not violated by the current use or occupancy of such real property other than any violations that would not be reasonably expected to, individually or in the aggregate, be material to the Company and the Company Subsidiaries (taken as a whole); (v) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable; (vi) non-exclusive licenses to Intellectual Property granted in the ordinary course of business; and (vii) other Liens arising or incurred in the ordinary course of business that would not be reasonably expected to, individually or in the aggregate, be material to the Company and the Company Subsidiaries (taken as a whole).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“PIPE Financing Amount” means (x) the aggregate gross purchase price actually received by the Company prior to the Closing for the Existing Company Series B Preferred Units sold pursuant to the Series B Financing, plus (y) the aggregate gross purchase price actually received by Buyer prior to or substantially concurrently with the Closing for the PubCo Class A Common Stock in the PIPE Investment, plus (z) the aggregate Share Value of the Back-Stop Shares (calculated on an after-tax basis assuming a sale of the Back-Stop Shares by the Company) and cash delivered in lieu of all or some portion of the Back-Stop Shares actually received by the Company prior to or substantially concurrently with the Closing.

“PubCo Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of PubCo as set forth in the A&R Certificate of Incorporation.

“PubCo Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of PubCo as set forth in the A&R Certificate of Incorporation.

“PubCo Warrant” means warrants for PubCo Class A Common Stock (which shall be in the identical form of the Buyer Warrants, but in the name of PubCo).

“Representatives” means, with respect to a Person, such Person’s directors, managers, officers, employees, advisors, agents, consultants, attorneys, accountants, investment bankers or other representatives of such Person.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

ANNEX D-9

“Securities” means, with respect to any Person, (i) any securities (including debt securities) directly or indirectly convertible into or exchangeable or exercisable for any Equity or securities containing any profit participation features, (ii) any rights, warrants or options directly or indirectly to subscribe for or to purchase any Equity or securities containing any profit participation features, or to subscribe for or to purchase any securities (including debt securities) convertible into or exchangeable or exercisable for any Equity or securities containing any profit participation features, (iii) any share appreciation rights, phantom share rights, other rights the value of which is linked to the value of any securities or interests referred to in clauses (i) through (ii) above or other similar rights or (iv) any securities (including debt securities) issued or issuable with respect to the securities or interests referred to in clauses (i) through (iii) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Financing” means the convertible preferred Series B equity financing contemplated by the Series B Financing Agreement, including any such financing at the initial closing contemplated thereby.

“Series B Financing Agreement” shall mean that certain Unit Purchase Agreement, dated as of the date hereof, by and among BOC YAC Funding LLC, the Company and the other parties thereto.

“Share Value” means the volume weighted average trading price of the relevant stock comprising the Back-Stop Shares during the 20 trading day period immediately preceding the Closing Date, multiplied by the number of shares comprising the Back-Stop Shares.

“Subsidiary” or “Subsidiaries” means (i) one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person and (ii) any partnership, limited liability company, joint venture or other entity of which the respective Person or any Subsidiary is a general partner, manager, managing member or the equivalent.

“Tax Return” means any return, information return, declaration, or any similar statement, and any amendment thereto, including any attached Schedule and supporting information that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax.

“Tax Sharing Agreement” means any agreement or arrangement pursuant to which the Company or any Company Subsidiary is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or pay over to any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets or attributes or Tax savings, other than an Ordinary Course Tax Sharing Agreement.

“Tax(es)” means all U.S. federal, state, local, or non-U.S. net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, ad valorem, franchise, capital, estimated, goods and services, premium, environmental or other taxes, assessments, duties or similar charges of any kind whatsoever in the nature of tax, including all interest, penalties and additions to tax imposed by or otherwise payable to any Taxing Authority with respect to the foregoing.

ANNEX D-10

“Taxing Authority” means the U.S. Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax

“Transaction Expenses” means, collectively, the amount of the unpaid fees, commissions, costs or expenses that have been incurred by the Company or Buyer in connection with the negotiation, execution or delivery of this Agreement and the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (including the Series B Financing and in securing the PIPE Financing Amount), including costs and expenses of the Company’s or Buyer’s advisors in relation thereto and any Transfer Taxes. With respect to Buyer, Transaction Expenses shall also include any unpaid operational expenses and Indebtedness as of the Closing and the Deferred Underwriting Commission and any expense incurred in obtaining directors and officers insurance for the purposes of Section 5.9.

“Transfer Taxes” means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“TSA” means the Transportation Security Administration of the U.S. Department of Homeland Security.

“Warrant Agreement” means the Warrant Agreement, dated as of October 21, 2020, between Continental Stock Transfer & Trust Company and Buyer.

1.2      Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Additional Buyer SEC Documents	Section 4.11(a)
Agreement	Preamble
Alternative Proposal	Section 5.3
Alternative Transaction	Section 5.3
A&R Certificate of Incorporation	Recitals
A&R Operating Agreement	Recitals
Available Buyer Funding	Section 5.7(a)
Back-Stop Share Transfer	Section 6.3(e)
Balance Sheet Date	Section 3.6(c)
BOC Common Units	Section 2.1(b)
Business Combination	Section 4.8(a)
Business Plan	Section 3.20
Buyer	Preamble
Buyer A&R By-laws	Recitals
Buyer Board Recommendation	Section 5.6(f)
Buyer D&O Indemnified Persons	Section 5.9(a)

ANNEX D-11

Buyer Financial Statements	Section 4.11(b)
Buyer Governmental Approval	Section 4.3
Buyer Impairment Effect	Section 4.3
Buyer Material Contracts	Section 4.21(a)
Buyer Post-Closing Representation	Section 8.20(a)
Buyer Related Party	Section 4.17
Buyer SEC Documents	Section 4.11(a)
Buyer Special Meeting	Section 5.6(c)
Buyer Stockholder Approval Matters	Section 5.6(c)
Clearance Date	Section 5.6(f)
Closing	Section 2.5
Closing Date	Section 2.5
Company	Preamble
Company Affiliate Arrangement	Section 3.19
Company D&O Indemnified Persons	Section 5.9(a)
Company Governmental Approval	Section 3.3
Compensation Consultant	Section 5.15(b)
Disclosure Schedules	ARTICLE III
D&O Indemnified Persons	Section 5.9(a)
Effective Date	Preamble
Employee Confidential Information Agreements	Section 3.14(h)
Equity Incentive Plan	Section 5.15(a)
Equityholder Support Agreement	Recitals
Existing Equityholder Post-Closing Representation	Section 8.20(b)
Financial Statements	Section 3.6(a)
Form 10-K/A	Section 4.11(c)
Governmental Approvals	Section 4.3
Hazardous Substance	Section 3.16
HSR Act	Section 3.3
Intended Tax Treatment	Section 5.11(b)
Key Employee	Section 3.14(c)
Lock-Up Agreement	Recitals
Minimum Available Buyer Funding Amount	Section 5.7(a)
Non-Recourse Parties	Section 8.14
Outside Closing Date	Section 7.1(c)
PIPE Investment	Section 5.8(a)
PIPE Investors	Section 5.8(a)
Pending Applications	Section 3.11
Prospectus	Section 8.13
Proxy Statement	Section 5.6(c)
PubCo	Preamble
Related Claim	Section 8.15(a)
Remedies Exception	Section 3.2
Required Buyer Stockholder Approval	Section 6.1(b)
Schedules	ARTICLE III
Specified Courts	Section 8.15(a)

ANNEX D-12

Sponsor	Recitals
Sponsor I	Recitals
Sponsor II	Recitals
Sponsor Support Agreement	Recitals
Stockholders’ Agreement	Recitals
Subscription Agreements	Section 5.8(a)
Support Agreements	Recitals
Tax Receivable Agreement	Recitals
Trust Account	Section 4.8(a)
Trustee	Section 4.8(a)
Waiving Parties	Section 8.20(a)

ARTICLE II
    PURCHASE AND SALE TRANSACTIONS

2.1    Existing Company Unit Re-classification; Purchase and Sale of Common Units; Conversion of Buyer Stock; Issuance of PubCo Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a)    The Existing Company Common Units held by each Existing Equityholder that held Founder Units or Series A Preferred Units (each as defined in the Existing LLCA and assuming the conversion thereof into Existing Company Common Units in accordance with the Existing Company LLCA) shall automatically be re-classified into a number of Common Units equal to the product of (x) 45,000,000, less the Incentive Unit Allocation, multiplied by (y) a fraction, the numerator of which is the number of Existing Company Common Units held by such Existing Equityholder (assuming the automatic conversion of all Existing Company Series A Preferred Units and Founder Units into Existing Company Common Units in accordance with Section 2.10(p) of the Existing Company LLCA) and the denominator of which is the number of Existing Company Common Units held by all Existing Equityholders that held Founder Units or Series A Preferred Units (assuming the automatic conversion of all Existing Company Series A Preferred Units and Founder Units into Existing Company Common Units in accordance with Section 2.10(p) of the Existing Company LLCA), in each case free and clear of all Liens other than restrictions pursuant to the Company’s Organizational Documents, applicable securities Laws, this Agreement and the Additional Agreements.

ANNEX D-13

(b)    (i) All Existing Company Series B Preferred Units shall automatically be re-classified into a total of 5,500,000 Common Units (the “BOC Common Units”), free and clear of all Liens other than restrictions pursuant to the Company’s Organizational Documents, applicable securities Laws, this Agreement and the Additional Agreements; and (ii) immediately following the Closing, BOC YAC Funding LLC shall be deemed to have elected to redeem all of the BOC Common Units pursuant to Section 11.1 of the A&R Operating Agreement (and shall be deemed to have elected a Share Settlement (as defined in the A&R Operating Agreement)) in exchange for 5,500,000 shares of Pubco Class A Common Stock, free and clear of all Liens other than restrictions pursuant to PubCo’s Organizational Documents, applicable securities Laws, this Agreement and the Additional Agreements;

(c)    Buyer shall contribute to the Company the Closing Date Contribution Amount and, in consideration thereof, the Company shall issue to Buyer a number of Common Units equal to the number of Net Outstanding Buyer Shares, free and clear of all Liens other than restrictions pursuant to the Company’s Organizational Documents, applicable securities Laws, this Agreement and the Additional Agreements;

(d)    Immediately following the transaction set forth in Section 2.1(c), the Company shall make payments of the Transaction Expenses by wire transfer of immediately available funds on behalf of the Company and Buyer to the Persons to whom such amounts are owed;

(e)    Simultaneously with the transaction set forth in Section 2.1(a), Buyer will file the A&R Certificate of Incorporation with the Delaware Secretary of State;

(f)    As of immediately prior to the Delaware Secretary of State’s acceptance of the A&R Certificate of Incorporation, each share of Buyer Class B Common Stock issued and outstanding immediately prior to the Closing will automatically convert into one (1) share of Buyer Class A Common Stock pursuant to Section 4.3 of Buyer’s existing certificate of incorporation;

(g)    Immediately following the Delaware Secretary of State’s acceptance of the A&R Certificate of Incorporation, PubCo shall (i) issue the number of shares of PubCo Class B Common Stock to each Existing Equityholder (other than BOC YAC Funding LLC or its Affiliates) equal to the number of Common Units issued to such Existing Equityholder pursuant to Section 2.1(a) hereof, free and clear of all Liens other than restrictions pursuant to PubCo’s Organizational Documents, and (ii) make appropriate book entries to the accounts designated in writing by such Existing Equityholders at least five (5) Business Days prior to Closing evidencing the issuances to such Existing Equityholders of PubCo Class B Common Stock.

ANNEX D-14

2.2    Treatment of Incentive Units. Effective as of and conditioned upon the Closing, by virtue of the transactions contemplated by this Agreement, each outstanding Incentive Unit (whether vested or unvested), shall be automatically converted into Incentive Equity Units in accordance with Section 4.2.4 of the A&R Operating Agreement.

2.3    Warrants.

(a)    Buyer Warrants. Immediately following the Delaware Secretary of State’s acceptance of the A&R Certificate of Incorporation, and without any action on the part of any holder of a Buyer Warrant, each Buyer Warrant that is issued and outstanding immediately prior to the Closing shall be converted into a corresponding PubCo Warrant exercisable for PubCo Class A Common Stock in accordance with its terms.

(b)    Lead Investor Warrants. Immediately following the Delaware Secretary of State’s acceptance of the A&R Certificate of Incorporation, and without any action on the part of any holder of a Lead Investor Warrant, each Lead Investor Warrant that is issued and outstanding immediately prior to the Closing (other than any Lead Investor Warrant held by BOC YAC Funding LLC or its Affiliates, which shall be automatically cancelled upon the Closing in accordance with its terms) shall be converted into a corresponding PubCo Warrant exercisable for PubCo Class A Common Stock in accordance with its terms.

2.4    Directors of PubCo. Immediately after the Closing, (a) PubCo’s board of directors shall be composed in accordance with the provisions of the Stockholders’ Agreement.

2.5    Closing; Closing Date. Unless this Agreement is earlier terminated in accordance with ARTICLE VII, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by conference call and exchange of signature pages by email or electronic transmission at 9:00 a.m. New York time on a date no later than two (2) Business Days after the satisfaction or waiver (to the extent permitted by applicable Law) of all the conditions set forth in ARTICLE VI, or at such other place and time as the Company and Buyer may mutually agree upon. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. In the event that all of the conditions set forth in ARTICLE VI have been satisfied or waived such that the Closing would occur pursuant to this Section 2.5, but the Company notifies Buyer in writing that PubCo would not be able to satisfy its requirements to file the Closing Form 8-K within four (4) Business Days following the Closing because the Company cannot provide financial statements that are compliant with Regulation S-X of the Securities Act that are required to be filed with such Closing Form 8-K, then the Closing shall be delayed until such time as the Company is able to provide such financial statements, but in no event past the Outside Closing Date, and the Company shall use its reasonable best efforts to provide such compliant financial statements as promptly as possible.

ANNEX D-15

2.6    Taking of Necessary Action; Further Action.

(a)    At the Closing, the Company and PubCo shall duly execute and deliver each of the Additional Agreements required to be entered into at the Closing and to which it is a party.

(b)    If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and the Additional Agreements, each of PubCo and the Company shall take all such lawful and necessary action to carry out such purposes, so long as such action is not inconsistent with this Agreement.

2.7    Withholding. Buyer and the Company shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Tax Laws. To the extent that such withheld amounts are paid over to or deposited with the applicable Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made. At least five (5) Business Days prior to undertaking any such deduction or withholding pursuant to this Section 2.7, Buyer shall provide notice to the Person in respect of whom any such deduction or withholding is required and cooperate in good faith with such Person to obtain any reduction or relief from any such deduction or withholding.

ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement (the “Disclosure Schedules” or “Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Disclosure Schedules shall be deemed disclosure with respect to any other section or subsection only to the extent that the relevance of such item is reasonably apparent on the face of such disclosure), the Company represents and warrants to Buyer as follows:

3.1    Organization and Standing.

(a)    The Company is validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to own or otherwise hold the assets held by it and to carry on its business as now being conducted.

(b)    Each of the Company Subsidiaries is validly existing and in good standing under the laws of the jurisdiction of its formation. Each of the Company Subsidiaries has the requisite power and authority to own or otherwise hold the assets held by it and to carry on its business as now being conducted.

ANNEX D-16

(c)    Each of the Company and the Company Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.2    Authorization. The Company has full power and authority to execute this Agreement and the Additional Agreements to which it is, or will be, a party and to consummate the transactions contemplated hereby and thereby. The Company has taken all actions required to authorize the execution and delivery of this Agreement and the Additional Agreement to which it is, or will be, a party and to authorize the consummation of the transactions contemplated hereby and thereby. The Company has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Additional Agreement to which it will be a party, and, assuming due and valid countersigning by any other applicable party thereto, this Agreement constitutes, and each Additional Agreement to which it will be a party will constitute, the Company’s legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Remedies Exception”).

3.3    Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is, or is will be, a party requires any Consent by or in respect of, or registration, declaration or filing with, any Authority other than (a) compliance with any applicable requirements of the Exchange Act or the Securities Act, (b) the appropriate filings and approvals under the rules of Nasdaq, (c) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (d) any applicable Consent by or registration, declaration or filing with, the FAA or the TSA, and (e) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the Company’s ability to consummate the transactions contemplated hereunder (each of the foregoing clauses (a) through (d), a “Company Governmental Approval”).

3.4    Non-Contravention. Except as set forth on Schedule 3.4, the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is, or will be, a party does not and will not (a) contravene or conflict with the Organizational Documents of the Company, (b) assuming all of the Company Governmental Approvals are obtained and any applicable waiting periods referred to herein have expired, violate any provision of any Law binding upon or applicable to the Company or any of the Company Subsidiaries, (c) result in any violation or breach of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, the Contracts or any contract that is material to the Company and the Company Subsidiaries (taken as a whole), (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Common Units, or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the material assets of the Company or the Company Subsidiaries, except, in the cases of (b) through (e), except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

ANNEX D-17

3.5    Capital Structure.

(a)    As of the date of this Agreement, the authorized and outstanding capital of the Company is set forth in Schedule 3.5(a). Other than as provided for in the Company’s Organizational Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any units or other Securities of the Company. As of the date of this Agreement, (i) no Existing Company Units are held in the Company’s treasury, (ii) all of the issued and outstanding Existing Company Units have been duly authorized and validly issued, are fully paid and non-assessable, and, except as set forth in the Company’s Organizational Documents, are not subject to any preemptive rights or have been issued in violation of any preemptive or similar rights of any Person, and (iii) all of the issued and outstanding Existing Company Units are owned legally and of record by the Persons and in the amounts set forth on Schedule 3.5(a). The Company does not own or have any rights to acquire any shares or other Securities of any Person.

(b)    Schedule 3.5(b) contains a true, accurate and complete list of the Company Subsidiaries as of the date of this Agreement. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from such Company Subsidiary any units or other Securities of such Company Subsidiary. As of the date of this Agreement, (i) no units or equity interests are held in the applicable Company Subsidiary’s treasury, (ii) all of the issued and outstanding units or equity interests of a Company Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and, except as set forth in such Company Subsidiary’s Organizational Documents, are not subject to any preemptive rights or have been issued in violation of any preemptive or similar rights of any Person, and (iii) all of the issued and outstanding units or equity interests of such Company Subsidiary are owned legally and of record by the Company or another Company Subsidiary. No Company Subsidiary owns or has any rights to acquire any shares or other Securities of any Person.

ANNEX D-18

3.6    Financial Statements.

(a)    Attached as Schedule 3.6(a) are true and complete copies of the audited consolidated balance sheets and consolidated statements of operations, comprehensive loss, members’ equity and cash flows of the Company as of and for the years ended December 31, 2020 and December 31, 2019, together with the auditor’s reports thereon (the “Financial Statements”).

(b)    Except as set forth on Schedule 3.6(b), the Financial Statements (i) fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries, as at the respective dates thereof, and the consolidated results of operations, incomes, changes in members’ equity and their cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved, (iii) were prepared from, and are in accordance in all material respects with, the Books and Records of the Company and (iv) when delivered by the Company for inclusion in the Closing 8-K, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c)    Except for liabilities or obligations of a similar nature and in similar amounts incurred in the ordinary course of business December 31, 2020 (the “Balance Sheet Date”), as of the date of this Agreement, there are no material liabilities or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unassisted or otherwise) that would be required to be set forth on a balance sheet of the Company (in accordance with U.S. GAAP), except for liabilities or obligations (i) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (ii) that have arisen since the Balance Sheet Date in the ordinary course of business of the Company or any of the Company Subsidiaries, (iii) that will be discharged or paid off prior to or at the Closing, (iv) arising under this Agreement or the performance by the Company of its obligations hereunder, (v) that are disclosed in the Disclosure Schedules or (vi) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)    Except for the indebtedness to be refinanced with the proceeds to be obtained from the Bond Financing, the Company is not a guarantor or indemnitor of any indebtedness of any other Person.

3.7    Absence of Certain Changes. Since the Balance Sheet Date through and including the date of this Agreement, no Company Material Adverse Effect has occurred.

ANNEX D-19

3.8    Properties. Other than as set forth on Schedule 3.8, the property and assets that the Company and the Company Subsidiaries own are free and clear of all Liens (other than Permitted Liens). With respect to the property and assets they respectively lease, except as set forth on Schedule 3.8, the Company and the Company Subsidiaries are in material compliance with such leases and holds a valid leasehold interest free and clear of all Liens (other than Permitted Liens). None of the Company and the Company Subsidiaries owns, nor has ever owned, any real property.

3.9    Litigation. As of the date hereof, there is no material Action pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, or any of their respective officers, directors or key employees, in each case in their capacity as such or, to the knowledge of the Company, which Actions would materially adversely impact the reputation or goodwill of the Company or any such subsidiary. To the knowledge of the Company, there are no investigations pending or threatened by any Authority against the Company or any of the Company Subsidiaries, or any of their respective officers, directors or key employees, in each case in their capacity as such, or, to the knowledge of the Company, which Actions would materially adversely impact the reputation or goodwill of the Company or any such subsidiary. There is no Action or investigation by the Company or any Company Subsidiary pending or which the Company or any Company Subsidiary intends to initiate.

3.10    Contracts.

(a)    Except for this Agreement, the Additional Agreements and other than as set forth on Schedule 3.10(a), there are no Contracts to which the Company or any of the Company Subsidiaries is a party or by which they are bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of the Company Subsidiaries in excess of $100,000, (ii) the license of any Intellectual Property right to or from the Company or any of the Company Subsidiaries, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell the Company’s or any of the Company Subsidiaries’ products to any other Person that limit the Company’s or any of the Company Subsidiaries’ exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company or any of the Company Subsidiaries with respect to infringements of Intellectual Property rights.

(b)    As of the date hereof, other than as set forth on Schedule 3.10(b), the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its units (other than “Tax Distributions” (as defined in the Existing Company LLCA)), (ii) incurred any Indebtedness or incurred any other liabilities individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of (a) and (b) of this Section 3.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions in effect involving the same Person (including Persons the Company or any Company Subsidiary has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

ANNEX D-20

(c)    As of the date hereof, no material uncured default, event of default, or breach by the Company or the Company Subsidiaries exists under the Contracts, and to the Knowledge of the Company, no facts or circumstances exist that, with the passage of time, will or could constitute a material default, event of default, or breach under the Contracts.

3.11    Licenses and Permits. The Company and the Company Subsidiaries have all franchises, permits, licenses, determinations and any similar authority (collectively, the “Licenses and Permits”) necessary for the conduct of their respective businesses. Neither the Company nor any of the Company Subsidiaries is in default under any of such franchises, permits, licenses or other similar authority. Schedule 3.11 lists all material Licenses and Permits held by the Company or its Subsidiaries, and with respect to each, the licensee name, description of the license and current expiration date. The Licenses and Permits are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired. There is no pending or, to the Company’s knowledge, threatened action by or before any Authority to revoke, suspend, cancel, rescind or modify any of the Licenses or Permits, and there is no order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by or before any Authority with respect to any of the Licenses and Permits. Each member of the Company Group is in compliance in all respects with the Licenses and Permits applicable to such member, and all applicable laws and the applicable rules, regulations and policies of the issuing Authority. Schedule 3.11 lists all material applications, waivers, petitions and requests filed by the Company Group (the “Pending Applications”) that are pending at any Authority as of the date hereof. To the Company’s knowledge, there are no facts or circumstances relating to the Company or its Subsidiaries that would reasonably be expected to, under applicable federal law and the existing rules, regulations and policies of the applicable Authority, (i) result in the Authority’s refusal to grant any of the Pending Applications, or (ii) materially delay obtaining the grants of the Pending Applications.

3.12    Compliance with Laws. Each of the Company and the Company Subsidiaries is in compliance in all material respects with and is not in default under or in violation of any Laws applicable to the Company or such Company Subsidiary or any of their respective properties or assets.

ANNEX D-21

3.13    Intellectual Property.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary owns and possesses all right, title and interest in and to, or has licenses or other rights to use, all Intellectual Property used or held for use by the Company and the Company Subsidiaries in the conduct of the business of the Company and the Company Subsidiaries as currently conducted and as presently proposed to be conducted.

(b)    Except as disclosed on Schedule 3.13(b), the Company has not received any communications alleging that the Company or any Company Subsidiary has violated, or by conducting its business, would violate any Intellectual Property rights of any other Person. To the knowledge of the Company, no product or service marketed or sold (or proposed to be marketed or sold) by the Company or any of the Company Subsidiaries violates or will violate any Intellectual Property rights of any other Person.

(c)    The Company or a Company Subsidiary has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that the Company and the Company Subsidiaries own or lease or that it has otherwise provided to its employees for their use in connection with its business.

(d)    Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or any Company Subsidiary’s Intellectual Property, nor is the Company or any Company Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(e)    There are no employees or consultants of the Company or any of the Company Subsidiaries that own any Intellectual Property rights related to the Company’s or such Company Subsidiary’s business as now conducted and as presently proposed to be conducted. To the knowledge of the Company, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or any of the Company Subsidiaries, including prior employees or consultants.

ANNEX D-22

(f)    Schedule 3.13(f) lists all patents, patent applications, registered trademarks, registered trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company or any Company Subsidiary.

3.14    Employees.

(a)    To the knowledge of the Company, none of its or any of the Company Subsidiaries’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any Order, that would materially interfere with such employee’s ability to promote the interest of the Company or such Company Subsidiary or that would conflict with the Company’s or such Company Subsidiary’s business. Neither the execution or delivery of this Agreement and the Additional Agreements, nor the carrying on of the Company’s or any of the Company Subsidiaries’ businesses by their respective employees, nor the conduct of their respective businesses as now conducted and as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b)    Except as set forth on Schedule 3.14(b), neither the Company nor any of the Company Subsidiaries is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company and each Company Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity Laws and other Laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company or a Company Subsidiary has withheld and paid to the appropriate Authority or is holding for payment not yet due to such Authority all amounts required to be withheld from their respective employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

ANNEX D-23

(c)    To the knowledge of the Company, no Key Employee intends to terminate employment with the Company or the applicable Company Subsidiary or is otherwise likely to become unavailable to continue as a Key Employee. Neither the Company nor any of the Company Subsidiaries has a present intention to terminate the employment of any Key Employee. The employment of each employee of the Company or any of the Company Subsidiaries is terminable at the will of the Company or such Company Subsidiary. Except as required by Law, upon termination of the employment of any employees of the Company or any of the Company Subsidiaries, no severance or other payments will become due. Neither the Company nor any Company Subsidiary has a policy, practice, plan or program of paying severance in connection with the termination of employment services. For purposes of this Section 3.14, “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Intellectual Property.

(d)    Schedule 3.14(d) sets forth each Employee Benefit Plan. The Company or the applicable Company Subsidiary has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable Laws for any such employee benefit plan.

(e)    Neither the Company nor any Company Subsidiary has made any representations regarding future equity incentives to any officer, employee, manager or consultant.

(f)    Each former Key Employee whose employment was terminated by the Company or any Company Subsidiary has entered into an agreement with the Company or such Company Subsidiary providing for the full release of any claims against the Company or such Company Subsidiary or any related party arising out of such employment.

(g)    Neither the Company nor any Company Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any Contract with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company or any of the Company Subsidiaries. There is no strike or other labor dispute involving the Company or any Company Subsidiary pending, or to the knowledge of the Company, threatened, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, nor to the knowledge of the Company is there any labor organization activity involving its employees.

ANNEX D-24

(h)    Each current and former employee of the Company or Company Subsidiary has executed an agreement with the Company or a Company Subsidiary regarding confidentiality and proprietary information, substantially in the form or forms delivered to Buyer or their respective counsel (the “Employee Confidential Information Agreements”) prior to the date hereof. No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Employee Confidential Information Agreement. To the knowledge of the Company, no Key Employees are in violation of his or her Employee Confidential Information Agreement.

3.15    Tax Matters. (a) There are no material Taxes due and payable by the Company or any Company Subsidiary that has not been timely paid, (b) there are no accrued and unpaid Taxes of the Company or any Company Subsidiary that are due, whether or not assessed or disputed, (c) there have been no examinations or audits of any Tax Returns by any Authority, (d) the Company has duly and timely filed all material Tax Returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year, and (e) the Company has at all times since its formation been treated as a partnership or disregarded entity under Treasury Regulations Section 301.7701-3.

3.16    Environmental Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the Company and the Company Subsidiaries is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or the Company Subsidiaries; (c) there have been no Hazardous Substances generated by the Company or any Company Subsidiary that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Authority in the United States; (d) there are no underground storage tanks located on, no polychlorinated biphenyls or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or any Company Subsidiary, except for the storage of hazardous waste in compliance with Environmental Laws; and (e) the Company and the Company Subsidiaries have received no notice from any governmental agency of any violation of any Environmental Laws.

3.17    Finders’ Fees. Except as set forth in Schedule 3.17, the Company has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with this Agreement, the Additional Agreements or upon consummation of the transactions contemplated hereby or thereby.

3.18    Insurance. The Company and the Company Subsidiaries have in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company and the Company Subsidiaries, reasonably sufficient in amount.

ANNEX D-25

3.19    Affiliate Arrangements. Except for indemnification agreements, employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business and transactions entered into on arms-length terms, there are no Contracts between the Company or any Company Subsidiary, on the one hand, and any directors, executive officers or other Affiliate of the Company or their immediate family members, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the Exchange Act (any such Contracts, “Company Affiliate Arrangement”).

3.20    Information Supplied. The Company has made available to Buyer all of the information that Buyer has requested for deciding whether to enter into this Agreement and acquire the Common Units under Section 2.1 hereof, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). None of the information supplied or to be supplied by the Company specifically in writing for inclusion in the Proxy Statement will, at the date on which the Proxy Statement is first mailed to Buyer’s stockholders or at the time of the Buyer Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Buyer or its Affiliates. The Business Plan was prepared in good faith based on the Books and Records of the Company and the Company Subsidiaries; however, the Company does not warrant that it will achieve any results projected in the Business Plan and the Buyer acknowledges that the Company has no obligation to update any information contained in the Business Plan.

3.21    No Other Representations. Except as provided in this ARTICLE III neither the Company, the Company Subsidiaries, the Existing Equityholders nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the Company or its business.

ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company as follows:

4.1    Corporate Existence and Power. Buyer is validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite power and authority to own or otherwise hold the assets held by it and to carry on its business as now being conducted.

4.2    Corporate Authorization. Buyer has full power and authority to execute this Agreement and the Additional Agreements to which it is, or will be, a party and to consummate the transactions contemplated hereby and thereby. Buyer has taken all actions required to authorize the execution and delivery of this Agreement and the Additional Agreement to which it is, or will be, a party and to authorize the consummation of the transactions contemplated hereby and thereby other than the Required Buyer Stockholder Approval. Buyer has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Additional Agreement to which it will be a party, and, assuming due and valid countersigning by any other applicable parties thereto, this Agreement constitutes, and each Additional Agreement to which it will be a party will constitute, Buyer’s legal, valid and binding obligation, enforceable against it in accordance with its respective terms, subject to the Remedies Exception.

ANNEX D-26

4.3    Governmental Authorization. Neither the execution, delivery nor performance by Buyer of this Agreement or any Additional Agreements to which it is, or will be, a party requires any Consent by or in respect of, or registration, declaration or filing with, any Authority other than (a) compliance with any applicable requirements of the Exchange Act or the Securities Act, (b) the appropriate filings and approvals under the rules of Nasdaq, (c) compliance with any applicable requirements of the HSR Act or any act or regulation of the FAA or any other licensing or permitting authority required in connection with the Transaction and (d) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay Buyer’s ability to consummate the transactions contemplated hereunder (a “Buyer Impairment Effect”) (each of the foregoing clauses (a) through (d), a “Buyer Governmental Approval” and together with the Company Governmental Approvals, the “Governmental Approvals”).

4.4    Non-Contravention. The execution, delivery or performance by Buyer of this Agreement or any Additional Agreements to which it is, or will be, a party does not and will not (a) contravene or conflict with the Organizational Documents of Buyer, (b) assuming all of the Buyer Governmental Approvals are obtained and any applicable waiting periods referred to herein have expired, violate any provision of any Law binding upon or applicable to Buyer, (c) result in any violation or breach of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, any contract that is material to Buyer, or (d) result in the creation or imposition of any Lien on any of Buyer’s assets (including the Trust Account), except, in each case of clauses (b) through (d), for any contravention or conflicts that would not reasonably be expected to be material to Buyer or to have a Buyer Impairment Effect.

4.5    Finders’ Fees. Other than Wells Fargo, N.A., Buyer has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with this Agreement, the Additional Agreements or upon consummation of the transactions contemplated hereby or thereby.

4.6    Issuance of Stock. PubCo Class B Common Stock, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable and free of preemptive rights, subscription rights or any similar right under any provision of Law, Buyer’s Organizational Documents or any Contract to which Buyer is a party or by which Buyer is bound and will be capable of effectively vesting in the Existing Equityholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Laws).

ANNEX D-27

4.7    Capitalization.

(a)    As of the date hereof, the authorized capital stock of Buyer consists of (i) 200,000,000 shares of Buyer Class A Common Stock, (ii) 20,000,000 shares of Buyer Class B Common Stock, and (iii) 1,000,000 shares of preferred stock, of which 13,598,898 shares of Buyer Class A Common Stock and 3,399,724 shares of Buyer Class B Common Stock are issued and outstanding as of the Effective Date. 14,519,228 shares of Buyer Class A Common Stock are reserved for issuance with respect to Buyer Warrants and 14,519,228 Buyer Warrants are issued and outstanding as of the date of this Agreement. No other shares of capital stock or other Securities of Buyer are issued, reserved for issuance or outstanding. All issued and outstanding shares of Buyer Common Stock and the Buyer Warrants (A) have been duly authorized, validly issued, fully paid and nonassessable, (B) were issued in compliance in all material respects with applicable Law, (C) were not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law, Buyer’s Organizational Documents or any Contract to which Buyer is a party or by which Buyer is bound, and (D) are fully vested. Except as set forth in Buyer’s Organizational Documents, there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any Buyer Common Stock or any other Securities of Buyer. There are no outstanding contractual obligations of Buyer to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b)    Except for this Agreement, the Buyer Warrants, the subscription agreements that may be entered into in connection with the PIPE Investment and the Additional Agreements, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Buyer Common Stock or the equity interests of Buyer, or any other Contracts to which Buyer is a party or by which Buyer is bound obligating Buyer to issue or sell any shares of capital stock of, other equity interests in, or debt securities of, Buyer, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Buyer. There are no outstanding bonds, debentures, notes or other Indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Buyer’s stockholders may vote. Except as disclosed in the Buyer SEC Documents, Buyer is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to Buyer Common Stock or any other equity interests of Buyer. Buyer does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person. There are no securities or instruments issued by or to which Buyer is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated hereby or by the subscription agreements that may be entered into in connection with the PIPE Investment that have not been waived prior to the date hereof.

ANNEX D-28

4.8    Trust Account; Financial Capacity.

(a)    As of the date hereof, Buyer has at least $136,000,000 in the trust fund established by Buyer for the benefit of its public stockholders in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company (the “Trustee”) acting as trustee, and such monies are invested in “government securities” (as such term is defined in the Investment Company Act) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. The Investment Management Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Buyer and to the knowledge of Buyer, the Trustee, enforceable against it and, to the knowledge of Buyer, the Trustee in accordance with its terms, subject to the Remedies Exception. The Investment Management Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by Buyer or, to the knowledge of Buyer, the Trustee. There are no separate Contracts that would cause the description of the Investment Management Trust Agreement in the Buyer SEC Documents to be inaccurate in any material respect or, to the knowledge of Buyer, that would entitle any Person (other than (a) the holders of Securities of Buyer prior to the Closing Date who shall have elected to redeem their Buyer Class A Common Stock pursuant to Buyer’s Organizational Documents or (b) if Buyer fails to complete a “Business Combination”, as such term is defined in Buyer’s Organizational Documents, within the allotted time period and liquidates the Trust Account, subject to the terms of the Investment Management Trust Agreement, Buyer in limited amounts to permit Buyer to pay the expenses of the Trust Account’s liquidation and dissolution, and then Buyer’s public shareholders) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are required to be released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem Buyer Common Stock pursuant to Buyer’s Organizational Documents. Buyer has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Investment Management Trust Agreement or reimbursements for tax liability of Buyer arising from interest income earned on the principal held in the Trust Account as permitted by the Investment Management Trust Agreement). As of the Closing, the obligations of Buyer to dissolve or liquidate pursuant to Buyer’s Organizational Documents shall terminate, and, as of the Closing, Buyer shall have no obligation whatsoever pursuant to Buyer’s Organizational Documents to dissolve and liquidate the assets of Buyer by reason of the consummation of the transactions contemplated hereby. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Buyer, threatened, with respect to the Trust Account.

ANNEX D-29

(b)    As of the date hereof, assuming the accuracy of the representations and warranties of the Company and the compliance by the Company with its obligations hereunder, the Buyer has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or the funds available in the Trust Account will not be available to Buyer on the Closing Date.

(c)    Buyer does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness in excess of $2,500,000.

4.9    Listing. The Buyer Units, Buyer Class A Common Stock and Buyer Warrants are listed on Nasdaq, with trading symbols “YSACU,” “YSAC” and “YSACW.”

4.10    Board Approval. The Buyer Board (including any required committee or subgroup of such board) has, at a meeting thereof duly called and held, unanimously (a) declared the advisability of the transactions contemplated by this Agreement, (b) determined that the transactions contemplated hereby are fair and in the best interests of Buyer and its stockholders, (c) recommended its stockholders to vote in favor of the transactions contemplated hereby; (d) resolved to recommend to the stockholders of Buyer approval of each of the Buyer Stockholder Approval Matters; (e) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less the Deferred Underwriting Commission and Taxes payable on interest earned on the Trust Account) as of the date hereof; and (f) determined that the transactions contemplated hereby constitute a “Business Combination” as such term is defined in Buyer’s Organizational Documents.

ANNEX D-30

4.11    Buyer SEC Documents and Financial Statements; Internal Controls.

(a)    Buyer has filed on a timely basis all forms, reports, schedules, statements and other documents, including any exhibits or annexes thereto, required to be filed or furnished by Buyer with the SEC since Buyer’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Buyer SEC Documents”), and will file all such forms, reports, schedules, statements and other documents required to be filed by it subsequent to the date of this Agreement (the “Additional Buyer SEC Documents”). The Buyer SEC Documents were, and the Additional Buyer SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Buyer SEC Documents did not, and the Additional Buyer SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Buyer SEC Document or Additional Buyer SEC Document has been or is revised or superseded by a later filed Buyer SEC Document or Additional Buyer SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.11, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC through EDGAR.

(b)    The financial statements and notes contained or incorporated by reference in the Buyer SEC Documents and the Additional Buyer SEC Documents (collectively, the “Buyer Financial Statements”) are complete and accurate and fairly present in all material respects, in accordance with GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of Buyer as of the dates thereof and the results of operations of Buyer for the periods reflected therein. The Buyer Financial Statements (i) were prepared from the Books and Records of Buyer and (ii) were audited in accordance with the standards of the Public Company Accounting Oversight Board.

(c)    Except as described in its Annual Report on Form 10-K, as amended by a Form 10-K/A as filed on May 24, 2021 with the SEC (the “Form 10-K/A”), (i) Buyer has established and, since the IPO has maintained, a system of “internal controls” over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and (ii) Buyer has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Buyer is made known to the principal executive officer and principal financial officer by others within Buyer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Buyer maintains and, for all periods covered by Buyer Financial Statements, has maintained Books and Records in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Buyer in all material respects.

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(d)    There are no outstanding loans or other extensions of credit made by Buyer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Buyer. Buyer has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)    Buyer is and, since the IPO has been, in compliance, in all material respects, with all applicable listing and corporate governance rules and regulations of Nasdaq. The Buyer Units, Buyer Class A Common Stock and Buyer Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Action pending or, to the knowledge of Buyer, threatened against Buyer by Nasdaq, the Financial Industry Regulatory Authority or the SEC, respectively, with respect to any intention to deregister Buyer Units, Buyer Class A Common Stock or Buyer Warrants or prohibit or terminate the listing of the Buyer Units, Buyer Class A Common Stock or Buyer Warrants on Nasdaq. None of Buyer nor any of its Affiliates has taken any action that is designed to terminate the registration of Buyer Units, Buyer Class A Common Stock or Buyer Warrants under the Exchange Act.

(f)    Since its incorporation and to the date of this Agreement, and except as described in the Form 10-K/A, Buyer has not become aware of or received, from Buyer’s independent auditors or otherwise, any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the system of internal accounting controls utilized by Buyer or the internal controls over financial reporting of Buyer, (ii) a “material weakness” in the system of internal accounting controls utilized by or internal controls over financial reporting of Buyer, (iii) any fraud, whether or not material, that involves management or other employees of Buyer who have a role in the preparation of financial statements or the internal accounting controls utilized by Buyer, or (iv) any claim or allegation regarding any of the foregoing.

(g)    Except as reflected or reserved against in Buyer Financial Statements, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since Buyer’s formation, there are no material liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unassisted, absolute, determined, determinable or otherwise) of Buyer. All liabilities, debts or obligations, fixed or contingent, which should be included under GAAP on a balance sheet are included in the Buyer Financial Statements.

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(h)    As of the date of this Agreement, to the knowledge of the Buyer, there are no outstanding SEC comments from the SEC with respect to the Buyer SEC Documents. To the knowledge of Buyer, none of the Buyer SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

4.12    Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Buyer, threatened against Buyer that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer. To the knowledge of Buyer, there are no investigations pending or threatened against Buyer by any Authority that would reasonably be expected to have, individually or in the aggregate, a material adverse effect against Buyer.

4.13    Business Activities; Absence of Changes.

(a)    Since its incorporation, Buyer has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreement to which Buyer is a party, the performance of its covenants or agreements in this Agreement or any Additional Agreement to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in Buyer’s Organizational Documents, there is no Contract binding upon Buyer or to which Buyer is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it, the conduct of business by it or as would cause a Buyer Impairment Effect.

(b)    Buyer does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the transactions contemplated hereby, Buyer has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a “Business Combination” as such term is defined in Buyer’s Organizational Documents.

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(c)    Except for (i) this Agreement and the agreements expressly contemplated hereby and (ii) the Deferred Underwriting Commission or with respect to fees and expenses of Buyer’s legal, financial and other advisors or placement agents, Buyer is not, and at no time has been, party to any Contract with any other Person that would require payments by Buyer in excess of $50,000 monthly, $200,000 in the aggregate with respect to any individual Contract or more than $1,000,000 in the aggregate when taken together with all such other Contracts.

(d)    Since the date of Buyer’s incorporation, there has not been any change, development, condition, occurrence, event or effect relating to Buyer that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a material adverse effect on the ability of Buyer to enter into, or perform its obligations under, this Agreement or consummate the transactions contemplated hereby.

4.14    Compliance with Laws. Buyer is in compliance with and is not in default under or in violation of any Laws applicable to Buyer or any of its properties or assets, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer.

4.15    Investment Company Act; JOBS Act. Buyer is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case, within the meaning of the Investment Company Act. Buyer constitutes an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012.

4.16    Tax Matters.

(a)    Buyer has duly and timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, correct, complete, and accurate in all material respects. Buyer has duly and timely paid in full to the appropriate Taxing Authority all material Taxes due and owing by it.

(b)    There is no Action pending, ongoing, or threatened in writing with respect to material Taxes of Buyer that has not been fully resolved.

(c)    No statute of limitations in respect of the assessment or collection of any material Taxes of Buyer for which a Lien (other than a Lien for Taxes not yet due and payable) may be imposed on any of Buyer’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business.

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(d)    Buyer has complied with all applicable Laws relating to the reporting, payment, collection and withholding of material Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all material Taxes required to be withheld or collected by Buyer.

(e)    There is no Lien (other than Liens for Taxes not yet due and payable) for Taxes upon any of the assets of Buyer.

(f)    No claim has been made by a Taxing Authority in a jurisdiction where Buyer has not paid any Tax or filed Tax Returns, asserting that Buyer is or may be subject to Tax in such jurisdiction.

(g)    Buyer is not a party to any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement).

(h)    Buyer is not currently nor has it ever been included in any consolidated, combined, or unitary Tax Return other than a Tax Return that includes only Buyer.

(i)    In the two years prior to the date of this Agreement, Buyer has not been a “distributing corporation” or a “controlled corporation” (as such terms are used in Section 355 of the Code) in a distribution intended or purported to qualify in whole or in part for Tax-deferred treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(j)    Buyer will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or use of an improper, method of accounting for or in respect of a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign law) executed on or prior to the Closing Date, (iii) intercompany transactions occurring, or any excess loss account existing, on or prior to the Closing Date, in each case as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or, (v) prepaid amount or advanced payment received or deferred revenue accrued on or prior to the Closing.

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4.17    Transactions with Affiliate. There are no Contracts between (a) Buyer, on the one hand, and (b) Sponsor or any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of Buyer, on the other hand (each Person identified in this clause (b), a “Buyer Related Party”), other than (i) Contracts with respect to a Buyer Related Party’s employment with, or the provision of services to, Buyer that were entered into in the ordinary course of business (including with regard to benefit plans, indemnification arrangements and other ordinary course compensation matters) or (ii) Contracts with respect to a Buyer Related Party’s status as a holder of Securities of Buyer.

4.18    Proxy Statements. On the dates when first filed in accordance with Regulation 14A of the Exchange Act, the Proxy Statement (or any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Exchange Act. On the date of any filing pursuant to Regulation 14A of the Exchange Act, the date the Proxy Statement is first mailed to the stockholders of Buyer, and at the time of the Buyer Special Meeting, the Proxy Statement (together with any amendments or supplements thereto), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Buyer makes no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to Buyer by or on behalf of the Company specifically for inclusion in the Proxy Statement.

4.19    Takeover Statutes and Charter Provisions. Assuming that none of the Company and the Existing Equityholders holds any Buyer Common Stock, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to Buyer in connection with this Agreement or any of the transactions contemplated hereby. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which Buyer is subject, party or otherwise bound.

4.20    Property. Buyer does not own or lease any real or personal property. Buyer is not a party to any agreement or option to purchase any real property, personal property or other material interest therein.

4.21    Material Contracts; Defaults.

(a)    The Buyer SEC Documents disclose each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, Buyer is a party or by which any of its assets is bound (the “Buyer Material Contracts”).

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(b)    Each Buyer Material Contract was entered into at arm’s length and in the ordinary course of business. Except for any Buyer Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Buyer Material Contract, (i) such Buyer Material Contracts are in full force and effect and represent the legal, valid and binding obligations of Buyer and, to the knowledge of Buyer, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of Buyer, are enforceable by Buyer to the extent a party thereto in accordance with their terms, subject to the Remedies Exception, (ii) neither Buyer nor, to the knowledge of Buyer, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Buyer Material Contract, (iii) since the IPO, Buyer has not received any written or, to the knowledge of Buyer, oral claim or notice of material breach of or material default under any such Buyer Material Contract, (iv) to the knowledge of Buyer, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Buyer Material Contract (in any case, with or without notice or lapse of time or both) and (v) since the IPO through the date hereof, Buyer has not received written notice from any other party to any such Buyer Material Contract that such party intends to terminate or not renew any such Buyer Contract.

4.22    Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company and the Company Subsidiaries and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, Books and Records, and other documents and data of the Company and the Company Subsidiaries for such purpose. Buyer acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (subject to the related portions of the Disclosure Schedules), the Additional Agreements and in any certificate delivered to Buyer pursuant hereto or thereto, and (b) none of the Company, the Company Subsidiaries, the Existing Equityholders or their respective Representatives have made any representation or warranty as to the Company or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Disclosure Schedules), the Additional Agreements and in any certificate delivered to Buyer pursuant hereto or thereto.

4.23    No Other Representations. Except as provided in this ARTICLE IV, neither Buyer nor any other Person has made, or is making, any representation or warranty whatsoever in respect of Buyer.

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ARTICLE V
    COVENANTS OF THE COMPANY AND BUYER

5.1    Conduct of the Business of the Company.

(a)    From the Effective Date through the Closing Date, except (i) as required by this Agreement or applicable Law, (ii) with Buyer’s written consent (not to be unreasonably withheld, conditioned or delayed), (iii) with respect to actions taken, or omitted to be taken, by the Company or any Company Subsidiary required by any COVID-19 Measures or otherwise required to protect the business of the Company and the Company Subsidiaries in response to COVID-19, or (iv) in connection with the Series B Financing pursuant to the Series B Financing Agreement, the Company and the Company Subsidiaries shall use commercially reasonable efforts to conduct their respective business in all material respects in the ordinary course and shall use their commercially reasonable efforts to preserve substantially intact their respective properties, operations and relationships with the applicable Authorities, Key Employees, key suppliers and other Persons (it being understood that no action or failure to act permitted by Section 5.1(b) shall constitute a breach of this sentence).

(b)    Except (i) as otherwise set forth on Schedule 5.1(b), (ii) as required by this Agreement or applicable Law, (iii) with respect to actions taken, or omitted to be taken, by the Company or any Company Subsidiary required by any COVID-19 Measures or otherwise reasonably required to protect the business of the Company and the Company Subsidiaries in response to COVID-19, (iv) in connection with the Series B Financing, or (v) in connection with the Bond Financing, from the Effective Date until and including the Closing Date, without Buyer’s prior consent (not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause the Company Subsidiaries not to:

(i)    amend, modify or supplement the Company’s Organizational Documents other than pursuant to this Agreement or take or authorize any action to wind up the affairs or dissolve the Company or any Company Subsidiary;

(ii)    (A) except with respect to “Tax Distributions” (as defined in the Existing Company LLCA), pay, declare or promise to pay any dividends or other distributions with respect to its Securities, or pay, declare or promise to pay any other payments to any holder of its Securities (other than (x) in the case of any equityholder that is a service provider of the Company, payments of compensation or employee benefits in the ordinary course of business or (y) to the Company or a wholly-owned Company Subsidiary) or (B) issue, sell, grant, redeem or repurchase any Securities or make any changes (by combination, reorganization, reclassification or otherwise) in the capital structure of the Company (other than grants of Company equity awards to service providers of the Company in the ordinary course of business);

(iii)    enter into any Contract or understanding or enter into or carry out any transaction that would be a Company Affiliate Arrangement if entered into prior to the Effective Date;

(iv)    sell, lease, license or otherwise dispose of any of its material assets other than in the ordinary course of business;

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(v)    except as required by applicable Law or as required by the terms of any existing Employee Benefit Plan as in effect on the date hereof, (A) materially increase the amount of any bonus, salary or other compensation or benefits payable or to become payable to any current or former employee, officer, director or individual service provider of the Company or any Company Subsidiary, (B) take any action to accelerate the timing or vesting of any payments or benefits, or the funding of any payments or benefits payable or to become payable to any current or former executive employee, officer, or director of the Company or any Company Subsidiary, (C) grant, or promise to grant, any bonuses, change in control payments, deferred compensation, severance, retention or equity or equity-based rights or other compensatory payments or benefits to any current or former employee, officer, director or other individual service provided of the Company or any Company Subsidiary, or (D) establish, adopt, enter into, commence participation in, terminate, increase the coverage or benefits available under, or amend any Employee Benefit Plan (or any plan or arrangement that would be an Employee Benefit Plan if in effect on the date of this Agreement), in each case, other than as contemplated by Section 5.15 hereof or in the ordinary course of business with respect to non-officer employees of the Company or any Company Subsidiary;

(vi)    (A) negotiate, modify, extend, or enter into any collective bargaining agreement or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or any Company Subsidiary;

(vii)    Implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that could implicate the WARN Act;

(viii)    Terminate without cause any executive officer;

(ix)    (A) obtain or incur any loan or other Indebtedness in excess of $155,000,000 in the aggregate (inclusive of the Bond Financing), (B) forgive, cancel or compromise any material debt or claim, or waive or release any right of material value, or (C) grant any indemnity, bond or other guarantee for the benefit of any other Person, in each case other than in the ordinary course of business;

(x)    Incur any Lien on the Company’s or any Company Subsidiary’s assets or Securities, except for Permitted Liens;

(xi)    merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xii)    extend any loans other than travel or other expense advances to employees in the ordinary course of business;

(xiii)    (A) make, change, or revoke any material Tax election; (B) enter into any settlement or compromise with any Taxing Authority relating to any material Tax matter; (C) abandon or fail to conduct any material audit, examination, or other Action in respect of a material Tax or material Tax Return; (D) file any amended Tax Return in respect of material Taxes; (E) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax or material Tax Return; (F) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement); (G) adopt or change a method of Tax accounting with respect to material Taxes; or (H) change an accounting period with respect to material Taxes;

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(xiv)    commence, pay, discharge, settle or compromise any material Action;

(xv)    assign, sell, transfer, abandon, let lapse, or otherwise dispose of, any Intellectual Property;

(xvi)    disclose any trade secrets (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonably protections of, and preserving all rights of the Company and the Company Subsidiaries in, such trade secrets);

(xvii)    make any change in its accounting methodology, practice or policy other than changes required by GAAP or applicable Law;

(xviii)    waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor; or

(xix)    authorize, agree to or undertake any legally binding obligation to do any of the foregoing.

Nothing in this Section 5.1 is intended to give Buyer, Sponsor or any of their respective Affiliates, directly or indirectly, the right to control or direct the business or operations of the Company or any Company Subsidiary prior to the Closing, and prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ businesses and operations.

5.2    Conduct of the Business of Buyer.

(a)    From the Effective Date through the Closing Date, Buyer shall remain a “blank check company” as defined under the Securities Act, shall keep current and timely file all of its public filings with the SEC, and shall not conduct any business operations or activities other than required in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby.

(b)    Unless required by this Agreement or applicable Law, from the Effective Date until and including the Closing Date, without the Company’s prior consent (not be unreasonably withheld, delayed or conditioned), Buyer shall not:

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(i)    change, modify or amend the Investment Management Trust Agreement, or Buyer’s Organizational Documents, other than (A) to effectuate the A&R Certificate of Incorporation and the Buyer A&R By-laws, (B) to extend its deadline to consummate a Business Combination or (C) otherwise to facilitate the consummate the transactions contemplated hereby;

(ii)    make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of, any of its outstanding capital stock or other equity interests; (B) other than pursuant to the A&R Certificate of Incorporation, split, combine, reclassify or otherwise change any of its capital stock or other equity interests; or (C) other than the redemption of any shares of Buyer Common Stock required by Buyer’s Organizational Documents, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Buyer;

(iii)    (A) make, change, or revoke any material Tax election; (B) enter into any settlement or compromise with any Taxing Authority relating to any material Tax matter; (C) abandon or fail to conduct any material audit, examination, or other Action in respect of a material Tax or material Tax Return; (D) file any amended Tax Return in respect of material Taxes; (E) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax or material Tax Return; (F) enter into any Tax Sharing Agreement (other than any Ordinary Course Tax Sharing Agreement); (G) adopt or change a method of Tax accounting with respect to material Taxes; or (H) change an accounting period with respect to material Taxes;

(iv)    enter into, renew or amend in any material respect, any Contract with a Buyer Related Party;

(v)    enter into, or amend or modify any material term of (in a manner adverse to Buyer), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Buyer Material Contract (or any Contract, that if existing on the date hereof, would have been a Buyer Material Contract);

(vi)    waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) in excess of $1,000,000;

(vii)    incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $2,500,000;

(viii)    (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Buyer or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such capital stock or equity interests, or issue or take any actions that would result in the issuance of any New Buyer Securities to Sponsor, other than (1) in connection with the exercise of any Buyer Warrants outstanding on the date hereof or (2) the transactions contemplated by this Agreement (including the transactions contemplated by the Series B Financing or any PIPE Investment) or (B) amend, modify or waive any of the terms or rights set forth in, any Buyer Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein (other than by operation of its terms);

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(ix)    (A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Buyer (other than the transactions contemplated by this Agreement);

(x)    make any capital expenditures;

(xi)    make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xii)    enter into any new line of business outside of the business currently conducted by Buyer as of the date of this Agreement;

(xiii)    make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(xiv)    voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Buyer and its assets and properties; or

(xv)    authorize, agree to or undertake any legally binding obligation to do any of the foregoing.

(c)    From the Effective Date until and including the Closing Date, Buyer shall use commercially reasonable efforts to continue performing under Buyer’s Organizational Documents, the Investment Management Trust Agreement and all other agreements or Contracts to which Buyer or its Subsidiaries may be a party.

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5.3    No Solicitation; Support. From the Effective Date through the earlier of (x) termination of this Agreement in accordance with ARTICLE VII and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor Buyer, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, directly or indirectly, (i) solicit, initiate, engage, participate in or knowingly encourage negotiations or discussions with any Person concerning, or the making of any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions to which any of Company or its Subsidiaries or Buyer, as applicable, is a party (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction or (2) any sale, lease, license, exchange, transfer or other disposition of the consolidated assets of such Person (other than the sale, the lease, license, transfer or other disposition of assets in the ordinary course of business) or Securities of any the Company or Buyer, as applicable, in a single transaction or series of transactions; provided, that the transactions contemplated by the PIPE Investment shall not constitute an Alternative Transaction. If there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Buyer or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other party to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company shall, and shall cause its Affiliates and Representatives to, immediately discontinue any ongoing communications or negotiations relating to any Alternative Transaction and instruct each other participant in its strategic process to destroy any confidential information of the Company (and terminate access to any data room for each such other participant). The Company and Buyer shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. Buyer shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Alternative Proposal. Any breach of this Section 5.3 by a Representative of a party shall be deemed a breach of this Section 5.3 by such party.

5.4    Access to Information. From the Effective Date until and including the Closing Date, the Company and Buyer shall, to the best of their abilities and to the extent permitted by Law (including COVID-19 Measures), (a) continue to give the other party and its Representatives access to its offices, properties, and Books and Records, (b) furnish to the other party and its Representatives such information relating to the business of the Company (and the Company Subsidiaries) or Buyer as such Persons may reasonably request and (c) cause its respective Representatives to cooperate with the other party in such other party’s investigation of its business; provided, that no investigation pursuant to this Section 5.4 (or any investigation prior to the Effective Date) shall affect any representation or warranty given by the Company or Buyer and, provided, further, that any investigation pursuant to this Section 5.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company (or any Company Subsidiary) or Buyer. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any Contract to which it is a party or to which it is subject or applicable Law; provided, that the non-disclosing party must advise the other party that it is withholding such access or information and the basis on which the access not granted or information not disclosed; provided, further, that the non-disclosing party shall use commercially reasonable efforts to remove such impediment such that the information can be provided and, in the event that such impediment cannot be removed, to provide such information to the extent it would not result in the loss of such privilege or the violation of such Contract or applicable Law (including by providing a redacted version of the applicable document).

ANNEX D-43

5.5    Notices of Certain Events. Each of the Company and Buyer shall promptly notify the other of:

(a)    Any notice of other communication from any Person (including any Authority) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement may give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Securities of the Company or any Company Subsidiary or share capital or capital stock of Buyer, or the assets of the Buyer or the Company or any Company Subsidiary;

(b)    Any Actions commenced, or to such party’s knowledge, threatened in writing against such party that would prevent or delay the consummation of the transactions contemplated by this Agreement or any Additional Agreement; or

(c)    The occurrence of any fact or circumstance to the knowledge of such party which results, or would result in the failure to satisfy the condition to the other party’s obligation to close as set forth in Section 6.2(b) or Section 6.2(c) on the one hand, or Section 6.3(b) on the other hand.

5.6    SEC Filings; Buyer Special Meeting.

(a)    In connection with any filing Buyer makes with the SEC contemplated by this Agreement or the Additional Agreements or otherwise in connection with the transactions contemplated hereby and thereby, the Company will, and will cause the Company Subsidiaries and their respective Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use reasonable best efforts to (i) cooperate with Buyer, (ii) respond to questions about the Company and the Company Subsidiaries required in any filing or requested by the SEC, and (iii) provide any information reasonably requested by Buyer in connection with any filing with the SEC.

ANNEX D-44

(b)    Each of Buyer and the Company agrees to use commercially reasonable efforts to, as promptly as reasonably practical, furnish the other party with such information as shall be reasonably requested concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested for inclusion in (including to be incorporated by reference in) or attachment to the Proxy Statement, the Closing Form 8-K or any other filing required to be made by Buyer with the SEC under the Exchange Act in connection with the transactions contemplated by this Agreement or the Additional Agreements. Each of Buyer and the Company shall ensure that any information provided by it or on its behalf for inclusion in (including to be incorporated by reference in) or attachment to the Proxy Statement, at the earlier of the date it is filed with the SEC or first mailed to the Buyer stockholders, shall be accurate in all material respects and does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and its equityholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. If at any time prior to the Closing, Buyer or the Company becomes aware of (y) the Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (z) any other information which is required to be set forth in an amendment or supplement to the Proxy Statement so that it would not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, the Company or Buyer (as applicable) shall promptly inform Buyer or the Company (as applicable) and each shall cooperate with the other in filing with the SEC or mailing to Buyer’s stockholders an amendment or supplement to the Proxy Statement. Each of the Company and Buyer shall use its commercially reasonable efforts to cause their managers, directors, officers and employees to be reasonably available to Buyer, the Company and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

ANNEX D-45

(c)    As promptly as practicable after the Effective Date, Buyer shall prepare with the assistance and cooperation of the Company, and Buyer shall file with the SEC, a proxy statement in connection with the transactions contemplated hereby and by the Additional Agreements and that has been mutually agreed upon by both Buyer and the Company (such agreement not to be unreasonably withheld or delayed) (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Buyer’s stockholders for the matters to be acted upon at the Buyer Special Meeting and providing the public stockholders of Buyer an opportunity in accordance with Buyer’s Organizational Documents and the IPO Prospectus to have their Buyer Common Stock redeemed in conjunction with the stockholder vote on Buyer Stockholder Approval Matters. Buyer shall provide the Company and its counsel with a reasonable opportunity to review and comment on the Proxy Statement prior to its filing with the SEC or mailing to shareholders and Buyer shall consider any comments by the Company and its counsel in good faith. Buyer shall use its commercially reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to comply with all state “blue sky” Laws applicable to carrying out the transactions contemplated hereby. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Buyer stockholders to vote, at a special general meeting of Buyer’s stockholders to be called and held for such purpose (the “Buyer Special Meeting”), in favor of resolutions approving (i) the approval of the “Business Combination”, as such term is defined in Buyer’s Organizational Documents, and the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby by the holders of Buyer Common Stock in accordance with Buyer’s Organizational Documents, Delaware Law and the rules and regulations of the SEC and Nasdaq, (ii) the approval, for purposes of complying with and to the extent required by applicable Nasdaq listing rules, of the issuance by PubCo, as successor to Buyer, of the PubCo Class A Common Stock and PubCo Class B Common Stock to be issued in connection with the transactions contemplated by this Agreement, (iii) the adoption of the A&R Certificate of Incorporation and approval of each change to Buyer’s existing certificate of incorporation required to be separately approved effective as of the Closing, (iv) the election of directors effective as of the Closing, (v) the adoption and approval of the Equity Incentive Plan (as defined below), (vi) such other matters as the Company and Buyer shall hereafter mutually determine to be necessary or appropriate in order to effect the transactions contemplated by this Agreement, such determination by either party not to be unreasonably withheld, delayed or conditioned, or the Additional Agreements (the approvals described in foregoing clauses (i) through (vi), collectively, the “Buyer Stockholder Approval Matters”), and (vii) the adjournment of the Buyer Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to approve and adopt any of the foregoing proposals. Without the prior written consent of the Company, the Buyer Stockholder Approval Matters shall be the only matters (other than procedural matters) which Buyer shall propose to be acted on by Buyer’s stockholders at the Buyer Special Meeting.

ANNEX D-46

(d)    To the extent not prohibited by Law, Buyer will advise the Company, reasonably promptly after Buyer receives notice thereof, of the time when the Proxy Statement or any supplement or amendment has been filed, of the issuance of any stop Order or the suspension of the qualification of the Buyer Class A Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information. To the extent not prohibited by Law, the Company and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement each time before any such document is filed with the SEC by Buyer and Buyer shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, each of Buyer and the Company shall provide each other and their counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the other parties or their counsel in any discussions or meetings with the SEC.

(e)    The Buyer Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Board Recommendation.

ANNEX D-47

(f)    As promptly as practical, but in no event more than thirty-five (35) days following the date upon which the SEC staff confirms (A) it has no further comments on the Proxy Statement or (B) that it will not review the Proxy Statement (such date, the “Clearance Date”), Buyer Board shall convene and hold the Buyer Special Meeting in accordance with the DGCL. Buyer shall use its commercially reasonable efforts to solicit from its stockholders proxies or votes in favor of the approval of Buyer Stockholder Approval Matters as promptly as practicable following the Clearance Date, and take all other actions reasonably necessary or advisable to obtain the approval of Buyer Stockholder Approval Matters, including, (i) establish the record date (which record date shall be mutually agreed with the Company) for, duly call and give notice of Buyer Special Meeting in accordance with the DGCL, (ii) cause the Proxy Statement to be disseminated to Buyer’s stockholders in compliance with applicable Law no later than five (5) Business Days following the Clearance Date and (iii) solicit proxies from the holders of Buyer Common Stock to vote in accordance with the recommendation of the Buyer Board with respect to each of the Buyer Stockholder Approval Matters. Buyer shall, through the Buyer Board recommend to its stockholders that they approve the Buyer Stockholder Approval Matters (the “Buyer Board Recommendation”) and shall include the Buyer Board Recommendation in the Proxy Statement. Notwithstanding anything to the contrary set forth herein, if on the date for which Buyer Special Meeting is scheduled, Buyer has not received proxies representing a sufficient number of shares to obtain the Required Buyer Stockholder Approval, whether or not a quorum is present, Buyer may make up to one (1) postponement or adjournment of Buyer Special Meeting; provided that (x) the Buyer Special Meeting may not be postponed or adjourned by more than twenty (20) Business Days without the Company’s prior written consent and (y) the Buyer Special Meeting is held no later than five (5) Business Days prior to the Closing Date.

(g)    With respect to any Buyer stockholder outreach in connection with the Buyer Special Meeting, the Company shall use its commercially reasonable efforts to, and shall cause its Representatives to, provide to Buyer all cooperation reasonably requested by Buyer, which commercially reasonable efforts shall include (x) furnishing Buyer with information to be used in the preparation of one or more information packages or marketing materials regarding the business, operations, financial projections or prospects of the Company and (y) causing the Company’s Representatives with appropriate seniority and expertise to participate in a reasonable number of meetings or presentations.

5.7    Trust Account.

(a)    If (i) the amount of cash available in the Trust Account immediately prior to Closing after deducting only the amounts payable to stockholders of Buyer who have validly redeemed their Buyer Common Stock pursuant to the Buyer Stock Redemption (in all cases after taking into account amounts to be paid in respect of (x) the Deferred Underwriting Commission being held in the Trust Account, and (y) any other Transaction Expenses of the Buyer), plus (ii) the total value of the cash and securities comprising the PIPE Financing Amount (including Share Value of any Back-Stop Shares) actually received prior to or substantially concurrently with the Closing (the sum of (i) and (ii), the “Available Buyer Funding”), is valued in an amount that is equal to or greater than $150,000,000 (after taking into account the Share Value of any Back-Stop Shares, the “Minimum Available Buyer Funding Amount”), then the condition set forth in Section 6.3(e) shall be satisfied.

ANNEX D-48

(b)    Prior to the Closing (subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI) Buyer shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (a) all amounts payable to stockholders of Buyer who shall have validly redeemed their Buyer Units or Buyer Common Stock pursuant to the Buyer Stock Redemption, (b) the expenses of Buyer to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to Buyer. Except as otherwise expressly provided in the Investment Management Trust Agreement, Buyer shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.

5.8    PIPE Investment.

(a)    Buyer shall, and shall cause its Affiliates and Representatives to, use commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable (x) to seek executed subscription agreements (such executed subscription agreements, the “Subscription Agreements”), which shall have terms, and be in a form, reasonably acceptable to the Company and the Buyer, from third-party investors (the “PIPE Investors”) pursuant to which the PIPE Investors commit to make private investments in public equity in the form of PubCo Class A Common Stock at a purchase price of $10.00 per share at the Closing (the “PIPE Investment”) in an aggregate amount of at least $95,000,000, and not to exceed $120,000,000, and (y) to cause the PIPE Investors to fund and consummate the PIPE Investment substantially concurrently with the Closing. From the date hereof until the Closing Date, Buyer shall, and shall cause its financial advisors and legal counsel to, keep the Company and its financial advisors and its legal counsel reasonably informed with respect to the PIPE Investment, including by (i) providing regular updates and (ii) consulting and cooperating with, and considering in good faith any feedback or comments from, the Company, its financial advisors and its legal counsel with respect to such matters, including the negotiation of any subscription agreements for the PIPE Investment. For the avoidance of doubt, raising any amount of PIPE Investment is not a condition to Closing (other than solely to the extent necessary to satisfy the condition set forth in Section 6.3(e)).

ANNEX D-49

(b)    Without the prior written consent of the Company and Sponsor, Buyer shall not permit any amendment or modification to be made to, or any waiver (in whole or in part) of any provision or remedy under, or any replacements of, any of the Subscription Agreements. Buyer shall, and shall cause its Affiliates and Representatives to, use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions set forth therein, including maintaining in effect the Subscription Agreements and to: (x) satisfy in all material respects on a timely basis all conditions and covenants applicable to Buyer in the Subscription Agreements; and (y) in the event that all conditions in the Subscription Agreements have been satisfied, consummate the transactions contemplated by the Subscription Agreements at, or substantially simultaneously with, the Closing.

5.9    Directors’ and Officers’ Indemnification and Insurance.

(a)    The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Buyer (the “Buyer D&O Indemnified Persons”) and of the Company and any of the Company Subsidiaries (the “Company D&O Indemnified Persons” and, together with the Buyer D&O Indemnified Persons, the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law) between any D&O Indemnified Person and any of the Company (or any Company Subsidiary) or Buyer (as applicable) in effect on the Effective Date and disclosed in Schedule 5.9(a), shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing Date, PubCo shall cause the Organizational Documents of PubCo and the Company (and any Company Subsidiary) to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of Buyer to the extent permitted by applicable Law.

ANNEX D-50

(b)    For a period of six (6) years from the Closing, PubCo shall, or shall cause its Affiliates or Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering the D&O Indemnified Persons on terms substantially equivalent to, and in any event not less favorable in the aggregate, the terms of such current insurance coverage; provided, that in no event shall PubCo be required to expend for such policies pursuant to this Section 5.9 an aggregate amount in excess of three hundred percent (300%) of the aggregate annual premium payable by the Company or Buyer, as applicable for the last full fiscal year. Notwithstanding the foregoing, Buyer or the Company may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy with respect to claims existing or occurring at or prior to the Closing and (i) if and to the extent such policies have been obtained prior to the Closing with respect to any such Persons, the Company and PubCo shall maintain (and cause their Subsidiaries to maintain) such policies in effect and continue to honor the obligations thereunder, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 5.9(b) shall be continued in respect of such claim until the final disposition thereof.

(c)    The provisions of this Section 9 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and Representatives.

5.10    Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer shall, and shall cause each of its Affiliates to, use its commercially reasonable efforts and the Company will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement and the Additional Agreements (including (i) the receipt of all applicable Governmental Approvals, (ii) satisfying the closing conditions set forth in ARTICLE VI and (iii) consummating the PIPE Investment). The parties shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonably necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to obtain each third party Consent that is required for the consummation of the transactions contemplated by this Agreement and the Additional Agreements. Notwithstanding the foregoing, in no event shall the Company or Buyer be obligated to pay any monetary compensation (for the avoidance of doubt, excluding the payment of administrative, filing, application, processing or similar fees or charges) or grant any concession in connection with obtaining any Consents, authorizations or approvals required in order to consummate the transactions contemplated by this Agreement pursuant to the terms of any Contract to which any is a party. Buyer and the Company shall use commercially reasonable efforts to take all actions as may be requested by any such Authority to obtain all applicable Governmental Approvals.

ANNEX D-51

5.11    Tax Matters.

(a)    All Transfer Taxes shall constitute Transaction Expenses. Unless otherwise required by applicable Law, the Company shall prepare and file, or cause to be prepared and filed, all necessary Tax Returns in respect of such Transfer Taxes and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Existing Equityholders, the Company Group and Buyer shall, and shall cause their respective Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation. The parties shall reasonably cooperate to establish any available exemption from (or reduction in) any such Transfer Taxes.

(b)    The parties acknowledge and agree that for U.S. federal and, as applicable, state and local Tax purposes, it is intended that (i) the payment and contribution of the Closing Date Contribution Amount contemplated by Section 2.1(c) be treated as a contribution of such Closing Date Contribution Amount by Buyer to the Company governed by Section 721(a) of the Code (and any similar applicable state or local provisions of Tax Law) and (ii) the recapitalization of the equity interests of the Company in connection with the execution of the A&R Operating Agreement will be treated as a non-taxable recapitalization of the equity of the Company (clauses (i) and (ii), the “Intended Tax Treatment”). The parties shall, and shall cause each of their respective applicable Affiliates to prepare and file all Tax Returns consistent with the Intended Tax Treatment; take no position in any communication (whether written or unwritten) with any Taxing Authority or any other action inconsistent with the Intended Tax Treatment (unless otherwise required by applicable Law or a determination by a Taxing Authority); promptly inform each other of any challenge by any Taxing Authority to any portion of the Intended Tax Treatment; and consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge to any portion of the Intended Tax Treatment.

(c)    The Company and each relevant Subsidiary of the Company shall have an effective election under Section 754 of the Code in effect for the taxable year that includes the Closing Date.

ANNEX D-52

(d)     Without the prior written consent of Buyer, the Company shall not make or cause or permit there to be made any election under Treasury Regulation Section 301.9100-22 (or any similar provision of state, local, or non-U.S. Laws) with respect to any member of the Company Group. With respect to any audit, examination, or other Tax Action for any Pre-Closing Tax Period relating to a Flow-Thru Tax Return or any member of the Company Group that is a Flow-Thru Entity and for which the election provided for in Section 6226 of the Code (or any similar provision of state, local, or non-U.S. Laws) is available, the Company shall timely make or cause there to be timely made for any member of the Company Group all such available elections in accordance with applicable Laws. From and after the Closing, Buyer shall have the right to participate, at its sole cost and expense, in any Tax Action of any member of the Company Group that is a Flow-Thru Entity for any Pre-Closing Tax Period (or Straddle Period), and no such Tax Action shall be settled or compromised without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed) to the extent the settlement or compromise of any such Tax Action would reasonably be expected to result in any imputed underpayment imposed pursuant to Section 6232 of the Code on any member of the Company Group and for which no election under Section 6226 of the Code is available.

(e)    The Company and each relevant Subsidiary of the Company shall have an effective election under Section 754 of the Code in effect for the taxable year that includes the Closing Date.

(f)    Notwithstanding anything contained in the A&R Operating Agreement, in the event of any conflict between this Section 5.11 and any provisions of the A&R Operating Agreement (other than Section 8.5 of the A&R Operating Agreement), this Section 5.11 shall control.

5.12    Buyer Filings and Nasdaq Listing. From the date hereof through the Closing, Buyer will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities Laws. From the date hereof through the Closing, Buyer shall ensure Buyer remains listed as a public company on, and for shares of Buyer Common Stock to be listed on, Nasdaq.

5.13    Preparation and Delivery of Additional Financial Statements. The Company shall act in good faith to deliver to Buyer, as soon as reasonably practicable following the date hereof, all interim financial statements as required by the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant.

5.14    Reserved.

5.15    Employee Matters.

(a)    Equity Incentive Plan. Prior to the Closing Date, Buyer shall approve and adopt (i) an incentive equity plan the principal terms for which are set forth on Exhibit I and the final form of which shall be agreed to in writing by Buyer and the Company (the “Equity Incentive Plan”). Within two Business Days following the expiration of the 60 day period following the date Buyer has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Buyer shall file an effective registration statement on Form S-8 (or other applicable form, including Form S-3) with respect to the Buyer Common Stock issuable under the Equity Incentive Plan and Buyer shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Equity Incentive Plan remain outstanding.

ANNEX D-53

(b)    Officer Employment Arrangements. Prior to the Closing Date, Buyer shall engage an independent compensation consultant (the “Compensation Consultant”) to recommend customary employment terms (including with respect to salary, bonus, equity compensation, severance, retention and other benefits) for each officer of the Company, including the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and each Senior Vice President or Vice President. Buyer and the Company. The selection and engagement of the Compensation Consultant shall be subject to the consent of the Company, not to be unreasonably withheld, conditioned or delayed.

(c)    No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this Section 5.15 are included for the sole benefit of Buyer and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of Buyer, the Company or their respective Affiliates to amend, terminate or otherwise modify any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

ANNEX D-54

ARTICLE VI
    CONDITIONS TO CLOSING

6.1    Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing and the transactions contemplated by the Additional Agreements are subject to the satisfaction of all the following conditions:

(a)    No applicable Law and no Order shall be in effect that prohibits or prevents the consummation of the Closing or the transactions contemplated by the Additional Agreements.

(b)    Buyer Stockholder Approval Matters that are submitted to the vote of the stockholders of Buyer at Buyer Special Meeting in accordance with Buyer’s Organizational Documents shall have been approved by the requisite vote of the stockholders of Buyer at Buyer Special Meeting in accordance with Buyer’s Organizational Documents (the “Required Buyer Stockholder Approval”).

(c)    Buyer shall have at least $5,000,001 in tangible net assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) as of immediately prior to Closing.

(d)    Buyer shall remain listed on Nasdaq. Buyer shall not have received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied.

6.2    Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing and the transactions contemplated by the Additional Agreements are subject to the satisfaction, or the waiver at Buyer’s sole and absolute discretion, of all the following further conditions:

(a)    The Company shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants).

ANNEX D-55

(b)    (i) All of the representations and warranties of the Company in ARTICLE III (other than Company Fundamental Representations), in each case disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, shall be true and correct at and as of the Closing Date except as provided in the Disclosure Schedules (except that if the representation and warranties speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), except as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect; and (ii) all Company Fundamental Representations, in each case disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Closing Date in all material respects (except that if the representation and warrants speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date).

(c)    Since the date of this Agreement, there shall have been no Company Material Adverse Effect which is continuing and uncured.

(d)    The consummation of the Bond Financing shall have occurred.

(e)    Buyer shall have received a certificate dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company certifying to the effect that the conditions set forth in clauses (a) through (d) of this Section 6.2 have been satisfied.

(f)    Buyer shall have received duly executed counterparts from the Company and the Existing Equityholders, as applicable, of the Additional Agreements.

6.3    Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing and the transactions contemplated by the Additional Agreements are subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a)    Buyer shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants).

(b)    (i) All of the representations and warranties of Buyer contained in ARTICLE IV (other than Buyer Fundamental Representations) in each case disregarding all qualifications and exceptions contained herein relating to materiality, shall be true and correct at and as of the Closing Date (except that if the representation and warranties speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date) other than where the failure of such representations and warranties to be so true and correct taken in the aggregate would not be reasonably expected to have a material adverse effect on Buyer, and (ii) all Buyer Fundamental Representations, in each case, disregarding all qualifications and exceptions contained herein relating to materiality, shall be true and correct as of the Closing Date in all material respects (except that if the representation and warranties speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date).

ANNEX D-56

(c)    The Company shall have received a certificate dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of Buyer certifying to the effect that the conditions set forth in clauses (a) and (b) of this Section 6.3 have been satisfied.

(d)    Company shall have received duly executed counterparts from the Sponsor or Boston Omaha Corporation, as applicable, of the Additional Agreements.

(e)    As of the Closing, the Available Buyer Funding shall be no less than the Minimum Available Buyer Funding Amount; provided that if, at the time of the Closing, the Available Buyer Funding (disregarding clause (z) of the definition of “PIPE Financing Amount”) would be less than the Minimum Available Buyer Funding Amount, then Buyer shall be permitted to deliver to the Company satisfactory evidence that Boston Omaha Corporation has, or has caused one or more of its affiliates to, purchase shares of PubCo Class A Common Stock through a combination (as determined by Boston Omaha Corporation in its discretion) of (x) cash and (y) a number of Back-Stop Shares (free and clear of all Liens) with an aggregate Share Value, (the sum of (x) and (y) being the “Back-Stop Amount”), sufficient to cause Available Buyer Funding to equal the Minimum Available Buyer Funding Amount, in exchange for a number of shares of PubCo Class A Common Stock equal to (1) the Back-Stop Amount, divided by (2) ten (10) (the “Back-Stop Share Transfer”).

(f)    Buyer shall have no Indebtedness in excess of $2,500,000.

ARTICLE VII
TERMINATION

7.1    Termination.

(a)    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual written consent of Buyer and the Company.

ANNEX D-57

(b)    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by written notice by either Buyer or the Company if any Law or Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure by such party (in the case of the Company, Company or any Existing Equityholder) to comply with any provision of this Agreement is the principal cause of the Law or Order or the failure of the Law or Order to be lifted.

(c)    In the event that the Closing of the transactions contemplated hereunder has not occurred by March 31, 2022 (the “Outside Closing Date”), Buyer or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement without liability to the other side; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a party if the failure by such party (in the case of the Company, the Company or any Existing Equityholder) to comply with any provision of this Agreement is the principal cause of the Closing not occurring prior to the Outside Closing Date. Such right may be exercised by Buyer or the Company, as the case may be, by giving written notice to the other at any time after the Outside Closing Date.

(d)    Buyer may terminate this Agreement by giving notice to the Company prior to the Closing if the Company shall have materially breached any of its representations, warranties, agreements or covenants contained herein to be performed at or prior to the Closing and such breach (i) would result in the failure to satisfy any condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, shall not be cured within twenty (20) Business Days following receipt by the Company of a notice describing in reasonable detail the nature of such breach; provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if at such time Buyer is in material breach of this Agreement which would result in a failure to satisfy any condition set forth in Section 6.3(a) or Section 6.3(b).

(e)    The Company may terminate this Agreement by giving notice to Buyer if Buyer shall have materially breached any of its covenants, agreements, representations, or warranties contained herein to be performed at or prior to the Closing and such breach (i) would result in the failure to satisfy any condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, shall not be cured within twenty (20) Business Days following receipt by Buyer of a notice describing in reasonable detail the nature of such breach; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if at such time the Company is in material breach of this Agreement which would result in a failure to satisfy any condition set forth in Section 6.2(a) or Section 6.2(b).

ANNEX D-58

(f)    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by written notice by either Buyer or the Company if the Required Buyer Stockholder Approval is not obtained at a duly convened Buyer Special Meeting (subject to any postponement, adjournment or recess thereof).

7.2    Effect of Termination; Survival. This Agreement may only be terminated in the circumstances described in ARTICLE VII. In the event of the valid termination of this Agreement pursuant to ARTICLE VII, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party, any of their respective Affiliates or any of their and their Affiliates’ respective Representatives, and all rights and obligations of each party shall cease, except that the provisions of ARTICLE I, this ARTICLE VII, ARTICLE VIII and the Confidentiality Agreement shall survive any termination hereof; provided, however, that nothing in this Section 7.2 shall be deemed to release any party from any liability for Fraud prior to such termination.

ARTICLE VIII
    MISCELLANEOUS

8.1    Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is sent electronically without any “bounce back” or similar error message; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Company, to:

Sky Harbour LLC
136 Tower Road, Hangar M, Suite 205

Westchester County Airport

West Harrison, NY 10604
Attention: Tal Keinan
E-mail: tkeinan@skyharbour.group

ANNEX D-59

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019
Attention: Mitchell Presser; Omar Pringle; Aly El-Hamamsy
E-mail: mpresser@mofo.com; opringle@mofo.com; aelhamamsy@mofo.com if to Buyer prior to the Closing, to:

Yellowstone Acquisition Company

1601 Didge Street, Suite 3300

Omaha, Nebraska 68102

Attention: Adam Peterson

Email: adam@bostonomaha.com

with a copy (which shall not constitute notice) to:

Gennari Aronson, LLP

250 First Avenue, Suite 200

Needham, Massachusetts 02494

Attention: Neil Aronson, Esquire

Email: Naronson@galawpartners.com

8.2    Amendments; Waivers; Remedies.

(a)    This Agreement cannot be amended, supplemented or modified, except by a writing signed by each of Buyer and the Company, and cannot be amended, supplemented or modified orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)    Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

ANNEX D-60

(c)    Any party may, at any time prior to the Closing, by action taken by its board of directors (or similar governing body), managing member, general partner or other officers or Persons thereunto duly authorized, (i) extend the time for the performance of the obligations or acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

(d)    Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

8.3    Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

8.4    Publicity. Except as required by Law and except with respect to Buyer SEC Documents and Boston Omaha Corporation SEC Documents and with respect to the Proxy Statement and Closing Form 8-K, the parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior written approval of the other party hereto. If a party is required to make such a disclosure as required by Law, Buyer or the Company (as applicable) will be afforded a reasonable opportunity to review and comment on such public disclosure prior to its issuance (which shall be considered by the Company or Buyer, as applicable, in good faith). The foregoing shall not prohibit disclosure made in connection with the enforcement of any right or remedy relating to this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby.

8.5    Expenses. Unless otherwise specified herein, each party shall bear its own costs and expenses in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby.

ANNEX D-61

8.6    No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of Law, or otherwise, without the written consent of the other parties. Any purported assignment or delegation that does not comply with the immediately preceding sentence shall be void, in addition to constituting a material breach of this Agreement.

8.7    Governing Law. This Agreement and all Related Claims shall be construed and enforced in accordance with and governed by the Laws (both substantive and procedural) of the State of Delaware, without giving effect to the conflict of Laws principles thereof.

8.8    Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8.9    Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and Schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and Schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

8.10    Severability. A determination by a court or other legal Authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal Authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

8.11    Construction of Certain Terms and References; Captions. In this Agreement:

(a)    References to particular Sections and subsections, schedules, and exhibits not otherwise specified are cross-references to Sections and subsections, schedules, and exhibits of this Agreement.

(b)    The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)    Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

ANNEX D-62

(d)    Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered Schedule means the same-numbered Section of the Disclosure Schedules.

(e)    If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day. The word “day” means calendar day unless Business Day is expressly specified.

(f)    Captions are included for convenience only.

(g)    All references in this Agreement to “the knowledge of the Company” or similar terms means the actual knowledge of the individuals set forth on Schedule 8.11(g) hereto under the heading “Company Knowledge Parties” and all references in this Agreement to “the knowledge of Buyer” or similar terms means the actual knowledge of the individuals set forth on Schedule 8.11(g) hereto under the heading “Buyer Knowledge Parties”.

(h)    For the avoidance of doubt, all references in this Agreement to “ordinary course” or “ordinary course,” subject to the Company or Buyer’s consent, means the ordinary course of business consistent with past practice, provided that, for purposes of Sections 5.1 and 5.2, it shall take into account any material event or change in circumstances that occurs following the date of this Agreement.

(i)    References to the “date hereof” mean the date of this Agreement.

(j)    References to “$” or “dollar” or “US$” shall be references to United States dollars.

ANNEX D-63

(k)    The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(l)    The words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(m)    The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(n)    All references to any Law, contract or agreement will be to such Law or Contract as amended, supplemented or otherwise modified from time to time.

(o)    To the extent this Agreement refers to information or documents that have been made available, delivered, furnished or otherwise provided by the Company to Buyer or its Affiliates, such obligation shall be deemed to be satisfied, and such information or documentation shall be deemed to be satisfied, and such information or documentation shall be deemed to have been made available, delivered, furnished or otherwise provided to Buyer or its Affiliates, as applicable, for all purposes under the Agreement, if and to the extent such information or documentation has been posted in the electronic data room maintained by the Company for the purposes of the transactions contemplated by this Agreement no later than forty-eight (48) hours prior to the date of this Agreement. To the extent this Agreement refers to information or documents that have been made available, delivered, furnished or otherwise provided by Buyer to the Company or its Affiliates, such obligation shall be deemed to be satisfied, and such information or documentation shall be deemed to have been made available, delivered, furnished or otherwise provided to the Company or its Affiliates, as applicable, for all purposes under the Agreement, if and to the extent such information or documentation has been filed or furnished by Buyer with the SEC.

(p)    References to any Person include the successors and permitted assigns of that Person.

8.12    Third Party Beneficiaries. Except as set forth in Section 2.1 (which the Existing Equityholders will be third party beneficiaries thereof), Section 5.9, Section 8.14 and Section 8.20, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

ANNEX D-64

8.13    Trust Account Waiver. Reference is made to the final IPO prospectus of Buyer, dated October 21, 2020 (the “Prospectus”). The Company understands that Buyer has established the Trust Account for the benefit of the public stockholders of Buyer and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Buyer may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of Buyer agreeing to enter into this Agreement, the Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and, except for Fraud, hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Buyer. Notwithstanding the foregoing, (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Buyer for legal relief against monies or other assets that are held outside the Trust Account and other than distributions from the Trust Account directly or indirectly to Buyer’s stockholders, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated by this Agreement so long as such claim would not affect Buyer’s ability to fulfill its obligations to effectuate the redemptions of the Buyer Units or Buyer Common Stock or comply with the Investment Management Trust Agreement and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Buyer’s assets or funds that are not held in the Trust Account and other than distributions from the Trust Account directly or indirectly to Buyer’s public stockholders.

8.14    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the parties acknowledge and agree that no recourse under this Agreement or under any Additional Agreements shall be had against any Person that is not a party to this Agreement or such Additional Agreement, as applicable, including any past, present or future director, officer, agent, employee or other Representative of any past, present or future equity holder of any Existing Equityholder or of any Affiliate or successor or assignee thereof (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party in connection with or arising out of this Agreement.

ANNEX D-65

8.15    Submission to Jurisdiction.

(a)    The parties shall submit any dispute, claim, controversy or Action (in each case, whether in contract, tort, equity or otherwise) based upon, arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement), the negotiation, execution performance or any alleged breach thereof (“Related Claim”) to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom), or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (collectively, the “Specified Courts”)), and the parties hereby irrevocably agree that all Related Claims shall be heard and determined in such courts. The parties hereby (i) submit to the exclusive personal and subject matter jurisdiction of any Specified Court any Related Claims and (ii) irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any Specified Court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)    This submission to jurisdiction Section shall survive the termination of this Agreement.

8.16    Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing and (b) this ARTICLE VIII.

8.17    Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

8.18    Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

ANNEX D-66

8.19    Waiver of Jury Trial; Exemplary Damages.

(a)    THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.19(A). NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b)    Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

8.20    Waiver of Conflicts.

(a)    Each party hereby agrees, on its own behalf and on behalf of its directors, managers, officers, owners, employees and Affiliates (including Sponsor) and each of their successors and assigns (all such parties, the “Waiving Parties”), that following the Closing, Gennari Aronson, LLP may represent any Person in connection with any transaction or Action involving or relating to Buyer, the Company or their respective Subsidiaries (any such representation, the “Buyer Post-Closing Representation”) notwithstanding its representation of Buyer in connection with the transactions contemplated by this Agreement. Each of Buyer and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Buyer Post-Closing Representation may be directly adverse to any Waiving Party.

ANNEX D-67

(b)    Each party hereby agrees, on its own behalf and on behalf of its Waiving Parties, that following the Closing, Morrison & Foerster LLP may represent any Person in connection with any transaction or Action involving or relating to the Company, the Company Subsidiaries or the Existing Equityholders (any such representation, the “Existing Equityholder Post-Closing Representation”) notwithstanding its representation of the Company, the Company Subsidiaries and the Existing Equityholders in connection with the transactions contemplated by this Agreement. Each of the Company and the Existing Equityholders, on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Existing Equityholder Post-Closing Representation may be directly adverse to any Waiving Party.

(c)    The parties hereby consent to process being served by any other party in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 8.1 (other than by email) along with a notification that service of process is being served in conformance with this Section 8.20(c). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

(d)    Morrison & Foerster LLP and Gennari Aronson, LLP shall be third party beneficiaries of this Section 8.20.

ANNEX D-68

8.21    Acknowledgements. Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties and has been afforded satisfactory access to the Books and Records, facilities and personnel of the other parties for purposes of conducting such investigation; (ii) the representations and warranties in ARTICLE III constitute the sole and exclusive representations and warranties in respect of the Company; (iii) the representations and warranties in ARTICLE IV constitute the sole and exclusive representations and warranties in respect of Buyer; (iv) except for the representations and warranties in ARTICLE III by the Company, the representations and warranties in ARTICLE IV by Buyer, none of the parties nor any other Person makes, or has made, any other express or implied representation or warranty with respect to any party, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such party or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the transactions contemplated hereby, including meetings, calls or correspondence with management of any party, and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party, or the quality, quantity or condition of any party’s assets) are specifically disclaimed by all parties and all other Persons (including the Representatives and Affiliates of any party); and (vi) none of the parties nor any of their respective Affiliates is relying on any representations and warranties in connection with the transactions contemplated hereby except the representations and warranties in ARTICLE III by the Company, and the representations and warranties in ARTICLE IV by Buyer. The foregoing does not limit any rights of any party (or any other Person party to any Additional Agreements) pursuant to any Additional Agreement against any other party (or any other Person party to any Additional Agreements) pursuant to such Additional Agreement to which it is a party or an express third party beneficiary thereof. Nothing in this Section 8.21 shall relieve any party of liability in the case of Fraud committed by such party.

[The remainder of this page intentionally left blank; signature pages to follow]

ANNEX D-69

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

SKY HARBOUR LLC

By:	/s/ Tal Keinan
Name: Tal Keinan
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

YELLOWSTONE ACQUISITION COMPANY

By:	/s/ Alex B Rozek
Name: Alex B. Rozek
Title: President

ANNEX A

Existing Equityholders

Due West Partners LLC
Center Sky Harbour LLC
Walter Jackson
Joshua Lobel
Haydeh Davoudi
Amodae Capital LLC
Tal Keinan
Francisco Gonzalez
Alexander Saltzman
Tim Herr

EXHIBIT A

Form of Company A&R Operating Agreement

EXHIBIT B

Form of Buyer A&R Certificate of Incorporation

EXHIBIT C

Form of Buyer A&R Bylaws

EXHIBIT D

Form of Tax Receivable Agreement

EXHIBIT E

Form of Stockholders’ Agreement

EXHIBIT F

Form of Lock-Up Agreement

EXHIBIT G

Form of Equityholder Support Agreement

EXHIBIT H

Form of Sponsor Support Agreement

EXHIBIT I

Equity Incentive Plan Term Sheet

ANNEX E

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

SKY HARBOUR GROUP CORPORATION

(Pursuant to Section 242 and 245 of
the General Corporation Law of the State of Delaware)

[●], 2021

Sky Harbour Group Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.         The name of the Corporation is Sky Harbour Group Corporation. The Corporation was incorporated under the name Yellowstone Acquisition Company by the filing of its original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware on August 25, 2020.

2.         This Second Amended and Restated Certificate of Incorporation (this “Amended Certificate of Incorporation”) amends, integrates and restates in its entirety the Corporation’s certificate of incorporation as currently in effect as follows, and has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as from time to time in effect, the “General Corporation Law”).

3.         The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated by this Amended Certificate of Incorporation to read in its entirety as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Yellowstone Acquisition Company has caused this Amended Certificate of Incorporation to be signed by a duly authorized office of the Corporation, on [●], 2021.

YELLOWSTONE ACQUISITION COMPANY, a Delaware corporation

By:
Name:
Title:

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SKY HARBOUR GROUP CORPORATION

1.    Name. The name of the corporation is Sky Harbour Group Corporation (the “Corporation”).

2.    Address; Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is [16192 Coastal Hwy, in the City of Lewes, County of Sussex, State of Delaware, 19958], and the name of the Corporation’s registered agent at such address is [Harvard Business Services, Inc.].

3.    Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”) as it now exists or may hereafter be amended and supplemented.

4.    Number of Shares.

4.1    The total number of shares of all classes of stock that the Corporation shall have authority to issue is [●] shares, consisting of:

(a)    [●] shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”),

(b)    [●] shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and

(c)    [●] shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”).

Upon the filing of this Amended Certificate of Incorporation (the “Effective Time”), each share of Class B common stock, par value $0.0001 per share of the Corporation issued and outstanding immediately prior to the Effective Time shall, automatically without any further action by the Corporation or any stockholder, be reclassified into one fully paid and nonassessable share of Class A Common Stock.

4.2    Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:

ANNEX E-2

(a)    in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable (x) assuming the exchange of all outstanding common units of the OpCo (the “Common Units”) for Class A Common Stock, as a result of Redemptions pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement (including for this purpose any Common Units issuable upon the exercise of any options, warrants or similar rights to acquire Common Units) and (y) in connection with the exercise of all outstanding options, warrants, exchange rights (other than Redemptions pursuant to clause (x)), conversion rights or similar rights for Class A Common Stock; and

(b)    in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock.

5.    Classes of Shares. The designation, relative rights, power and preferences, qualifications, restrictions and limitations of the shares of each class of stock are as follows.

5.1    Common Stock.

(a)    Voting Rights.

(i)    (A) Each share of Class A Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote and (B) each share of Class B Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law.

(ii)    Except as otherwise required in this Amended Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(b)    Dividends; Stock Splits or Combinations.

(i)    Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.

ANNEX E-3

(ii)    Except as provided in Section 5.1(b)(iii) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Class B Common Stock.

(iii)    In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization (each, a “Stock Adjustment”) be declared or made on any class of Common Stock unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing, in which event no such Stock Adjustment need be made for such other class of Common Stock). Notwithstanding the foregoing, the Corporation shall be entitled to (A) declare a stock dividend on the Class A Common Stock only in the event that such stock dividend is made in connection with the issuance of Common Units by OpCo to the Corporation in exchange for additional capital contributions made by the Corporation to OpCo and (B) declare a stock split or stock dividend in connection with the repurchase of shares of Class A Common Stock such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of shares of Class A Common Stock as were outstanding prior to such repurchase and subsequent stock split or stock dividend, in each case (A) and (B), without any corresponding Stock Adjustment to the other classes of Common Stock. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(c)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock held by such holders. The holders of shares of Class B Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d)    Restriction on Issuance of Class B Common Stock. No shares of Class B Common Stock may be issued by the Corporation except to a holder of Common Units, such that after such issuance of Class B Common Stock such holder of Common Units holds an identical number of Common Units, as applicable, and shares of Class B Common Stock.

(e)    Restriction on Transfer of Class B Common Stock. A holder of Class B Common Stock may transfer or assign shares of Class B Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a Permitted Transferee of such holder, and only if such holder also simultaneously transfers an equal number of such holder’s Common Units to such Permitted Transferee in compliance with the OpCo Operating Agreement. Any purported transfer of shares of Class B Common Stock in violation of the preceding sentence shall be null and void and shall not be recognized by the Corporation, the Corporation’s transfer agent or the Secretary of the Corporation.

ANNEX E-4

5.2    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

6.    Certain Provisions Related to Redemption Rights.

6.1    Reservation of Shares of Class A Common Stock for Redemptions. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting any exchanges pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement, the number of shares of Class A Common Stock that are issuable in connection with the exchange of all outstanding Common Units as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement (including for this purpose any Common Units issuable upon the exercise of any options, warrants or similar rights to acquire Common Units), as applicable (without regard to any restrictions on Redemption contained therein and assuming no Redemptions for cash). The Corporation covenants that all the shares of Class A Common Stock that are issued upon any such Redemption or exchange of such Common Units will, upon issuance, be validly issued, fully paid and non-assessable.

ANNEX E-5

6.2    Retirement of Class B Common Stock. In the event that a share of Class A Common Stock is issued as a result of any Redemption or Direct Exchange of a Common Unit outstanding as of the effective date of the OpCo Operating Agreement, pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement, pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement, a share of Class B Common Stock held by the holder of such Common Unit in its sole discretion will automatically and without further action on the part of the Corporation or the holder thereof be transferred to the Corporation for no consideration and thereupon the Corporation shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by the Corporation.

6.3    Taxes. The issuance of shares of Class A Common Stock pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement will be made without charge to the applicable holder of Common Units receiving such shares in redemption or exchange for Common Units for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance.

7.    Board of Directors; Committees.

7.1    Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the by-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Amended Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total authorized number of Directors constituting the entire Board shall not be less than [●] ([●]) and shall not be more than [●] ([●]), with the then-authorized number of Directors being fixed from time to time by the Board within such range (subject to the Stockholder’s Agreement if then in effect), which number shall initially be seven (7).

7.2    Preferred Stock Directors. During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5.2 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then-total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the certificate of designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall automatically be reduced accordingly.

ANNEX E-6

7.3    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under the Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of the remaining Directors then in office, even if less than a quorum of the Board. Any Director so chosen shall hold office until the next election of the Directors in which such Director is included and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.

7.4    Removal of Directors. Except for Preferred Stock Directors and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement, any Director or the entire Board may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

8.    Meetings of Stockholders.

8.1    No Action by Written Consent. The stockholders of the Corporation may not effect any action by written consent.

8.2    Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of the Board. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

9.    General Corporation Law; Section 203 and Business Combinations. The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law.

10.  Limitation of Liability.

10.1    To the fullest extent permitted under the General Corporation Law, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

ANNEX E-7

10.2    Any amendment or repeal of this Article 10 shall not adversely affect any right or protection of a Director hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

11.   Indemnification. The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, Directors, employees and agents and to any person who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

12.   Adoption, Amendment or Repeal of By-laws.

12.1    In furtherance and not in limitation of the powers conferred by law, subject to the Stockholders’ Agreement (for so long as it remains in effect), the Board is expressly authorized to make, alter, amend or repeal the By-laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the By-laws.

12.2    The stockholders of the Corporation also shall have the power to adopt, amend or repeal the By-laws. Notwithstanding the foregoing, any adoption, amendment or repeal of the By-laws of the Corporation may only be done in accordance with the Certificate of Incorporation, the Stockholders’ Agreement and the General Corporation Law.

13.    Adoption, Amendment and Repeal of Certificate. Subject to the Stockholders’ Agreement (for so long as it remains in effect), the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Amended Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation.

14.    Severability. If any provision or provisions of this Amended Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

15.    Definitions. As used in this Amended Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Amended Certificate of Incorporation, the term:

(a)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such stockholder pursuant to the Stockholders’ Agreement (including any representatives of such stockholder serving on the Board).

ANNEX E-8

(b)    “Amended Certificate of Incorporation” means this [Second] Amended and Restated Certificate of Incorporation.

(c)     “Board” means the board of directors of the Corporation.

(d)    “By-laws” is defined in Section 7.1.

(e)    “Class A Common Stock” is defined in Section 4.1.

(f)    “Class B Common Stock” is defined in Section 4.1.

(g)    “Common Stock” is defined in Section 4.1.

(h)    “Common Unit” means a Common Unit of OpCo.

(i)    “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(j)    “Corporation” is defined in the introductory paragraph.

(k)    “Direct Exchange” has the meaning set forth in the OpCo Operating Agreement.

(l)    “Director” is defined in Section 7.1.

(m)    “General Corporation Law” is defined in the recitals.

(n)    “OpCo” means Sky Harbour LLC, a Delaware limited liability company, or any successor thereto.

(o)    “OpCo Operating Agreement” means the Third Amended and Restated Limited Liability Company Operating Agreement of OpCo, dated as of [●], 2021, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(p)    “Permitted Transfer” has the meaning set forth in the OpCo Operating Agreement.

ANNEX E-9

(q)    “Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(r)    “Preferred Stock” is defined in Section 4.1.

(s)    “Preferred Stock Directors” is defined in Section 7.2.

(t)    “Redemption” has the meaning set forth in the OpCo Operating Agreement.

(u)    “Share Settlement” has the meaning set forth in the OpCo Operating Agreement.

(v)    “Stock Adjustment” is defined in Section 5.1(b)(iii).

(w)    “Stock Exchange Rules” means the rules and regulations for listed companies as in effect from time to time of the principal United States national securities exchange on which the Class A Common Stock is listed for trading, which as of the date hereof is The Nasdaq Stock Market LLC.

(x)    “Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [●], 2021, by and among the Corporation and the other Persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

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ANNEX E-10

ANNEX F

SKY HARBOUR GROUP CORPORATION 2022 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Sky Harbour Group Corporation 2022 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Sky Harbour Group Corporation, a Delaware corporation (the “Company”) and Sky Harbour LLC (the “Operating Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company and the Operating Company and their subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Operating Company’s operation is largely dependent.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

2.2    “Affiliate” shall mean the Operating Company and any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company, including any Subsidiary and any Affiliate that is a domestic eligible entity that is disregarded, under Treasury Regulation Section 301-7701-3, as an entity separate from either the Company or any Subsidiary. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities, by contract or otherwise.

2.3    “Aggregate Fully Diluted Shares” means [●].

2.4    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.5    “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.6     “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Incentive Equity Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.7    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8    “Board” shall mean the Board of Directors of the Company.

ANNEX F - 1

2.9    “Change in Control” shall mean

(a)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders (as defined in the Operating Company LLCA)) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, Class B Common Stock, and/or any other class or classes of capital stock of the Company (if any) representing in the aggregate more than 50% of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote;

(b)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets (including a sale of all or substantially all of the assets of the Operating Company); or

(c)    there is consummated a merger or consolidation of the Company with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock, Class B Common Stock, and/or any other class or classes of capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) (it being understood that vesting of the Award may accelerate upon a Change in Control, even if payment or settlement of the Award may not accelerate pursuant to this clause (ii)).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10    “Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

2.11     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.12    “Committee” shall mean the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.13    “Common Stock” shall mean the Class A Common Stock, par value $0.0001 per share, of the Company.

ANNEX F - 2

2.14    “Common Units” means Common Units, as defined in the Operating Company LLCA.

2.15     “Company” shall have the meaning set forth in Article 1.

2.16    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.17    “Director” shall mean a member of the Board, as constituted from time to time.

2.18     “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.19    “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20    “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

2.21    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.22    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Affiliate.

2.23    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)    If the Common Stock is (i) listed on any established securities exchange (such as the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26    “Holder” shall mean a person who has been granted an Award.

ANNEX F - 3

2.27    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28    “Incentive Equity Unit” shall mean, to the extent authorized by the Operating Company LLCA, a class of limited liability company unit in the Operating Company that is granted pursuant to Section 9.7 hereof and is intended to constitute a “profits interest” within the meaning of the Code.

2.29     “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.30    “Operating Company” means shall have the meaning set forth in Article 1.

2.31    “Operating Company LLCA” means the Third Amended and Restated Operating Agreement of the Operating Company, as may be amended and/or restated from time to time.

2.32    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33    “Option Term” shall have the meaning set forth in Section 5.4.

2.34    “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee, and (c) the Operating Company LLCA.

2.35    “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.36     “Performance Goals” shall mean, one or more goals established in writing by the Administrator. The Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or any other methodology as determined appropriate by the Administrator.

2.37    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.38    “Plan” shall have the meaning set forth in Article 1.

2.39    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

ANNEX F - 4

2.40    “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.41    “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.42    “Rule 16b-3” means Rule 16b3 of the Exchange Act and any amendments thereto.

2.43    “SAR Term” shall have the meaning set forth in Section 5.4.

2.44    “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.45    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.46    “Shares” shall mean shares of Common Stock.

2.47    “Share Reserve” shall have the meaning set forth in Section 3.1.

2.48    “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.49    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.50    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.51    “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ANNEX F - 5

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to [●] (the “Share Reserve”). [●] Shares shall also constitute the maximum number of Awards under the Plan that may be granted as Incentive Stock Options. Commencing on January 1, 2023 and on each subsequent anniversary thereof (but not following the Expiration Date), the Share Reserve shall be increased, if and to the extent approved by the Board, by a number of Shares equal to either (i) 0.5% of the Aggregate Fully Diluted Shares as of such date, or (ii) such lesser amount determined by the Board. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market. Subject to Section 12.2, each Incentive Equity Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3.1(a).

(b)    If any Shares are forfeited or expire, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards. Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option and Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award shall also again be available for future grants of Awards. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Reserve and shall not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award and (ii) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

ARTICLE 4.
GRANTING OF AWARDS

4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

ANNEX F - 6

4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.5    Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

ARTICLE 5.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options; provided, however that Options and Stock Appreciation Rights may not be granted with respect to stock that is not “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

 ANNEX F - 7

5.2    Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3    Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4    Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) 10 years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) 5 years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5    Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

ARTICLE 6.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1    Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ANNEX F - 8

6.2    Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;

(c)    In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfer (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7.
AWARD OF RESTRICTED STOCK

7.1    Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2    Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Holder holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes non-forfeitable.

ANNEX F - 9

7.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and any property or cash transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

7.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

7.5    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.
AWARD OF RESTRICTED STOCK UNITS

8.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Goals or other specific criteria.

8.3    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date applicable to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

ARTICLE 9.
AWARD OF OTHER STOCK OR CASH BASED AWARDS, DIVIDEND
EQUIVALENTS AND INCENTIVE EQUITY UNITS

9.1    Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

ANNEX F - 10

9.2    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Notwithstanding the forgoing, Dividend Equivalents with respect to an Award shall only be paid to the Holder to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalents will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes non-forfeitable, unless determined otherwise by the Administrator.

9.3    Incentive Equity Units. The Administrator is authorized to grant Incentive Equity Units (if authorized under the Operating Company LLCA) in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that Incentive Equity Units may only be issued to a Holder for the performance of services to or for the benefit of the Operating Company (a) in the Holder’s capacity as a member of the Operating Company, (b) in anticipation of the Holder becoming a member of the Operating Company, or (c) as otherwise determined by the Administrator, provided that if and to the extent that the Incentive Equity Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191, such Incentive Equity Units shall be granted, administered and interpreted in all respects in accordance with the requirements thereof. The Administrator shall specify the conditions and dates upon which the Incentive Equity Units shall vest and become nonforfeitable. Incentive Equity Units shall be subject to the terms and conditions of the Operating Company LLCA and such other restrictions, including restrictions on transferability, as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

ARTICLE 10.
ADDITIONAL TERMS OF AWARDS

10.1    Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

ANNEX F - 11

10.2    Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3    Transferability of Awards.

(a)    Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)    During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)    Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by applicable law; (iv) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (v) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

ANNEX F - 12

(c)    Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4    Conditions to Issuance of Shares.

(a)    The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)    All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)    The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

ANNEX F - 13

10.5    Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (and any rules or regulations promulgated thereunder) or any other Applicable Law, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6    Repricing. Subject to Section 12.2, the Administrator may not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

10.7    Amendment of Awards. Subject to Applicable Law and Section 10.6, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or settlement. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8    Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.9    Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan, and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ANNEX F - 14

ARTICLE 11.
ADMINISTRATION

11.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, (A) shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board, and (B) may re-vest in itself at any time any authority of the Committee hereunder, and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3    Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

ANNEX F - 15

11.4    Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement, resolve any ambiguities under the Plan or any Award and supply any omissions; and

(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6    Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

11.7    Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

ANNEX F - 16

ARTICLE 12.
MISCELLANEOUS PROVISIONS

12.1    Amendment, Suspension or Termination of the Plan.

(a)    Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)    Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within 12 months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of (i) any equity distribution, extraordinary dividend or other distribution (whether in the form of securities or other property), recapitalization, division of Shares or Common Units, Share or unit split, reverse Share or unit split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or Common Units or other securities of the Company or an Affiliate, as applicable, issuance of warrants or other rights to acquire Shares or Common Units or other securities of the Company or an Affiliate, as applicable, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares or Common Units, or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or an Affiliate, or the financial statements of the Company or an Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Administrator in its sole discretion to be necessary or appropriate, then the Administrator shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)    Adjusting any or all of (A) the number of Shares or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 3 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award or (3) any applicable performance measures;

(ii)    Providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

ANNEX F - 17

(iii)    Cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Administrator (which, if applicable, may be based upon the price per Share received or to be received by other holders of the Shares or same class or series of securities as the securities subject to the Award in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having an exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).

For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 12.2(a) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3, to the extent applicable. The Administrator or its designee shall give each Holder notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b)    Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Administrator may provide in its sole discretion that, with respect to all or any portion of a particular outstanding Award or Awards:

(i)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Holder’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Holder’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(ii)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article III on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(v)    To replace such Award with other rights or property selected by the Administrator; and/or

(vi)    To provide that the Award will terminate for no consideration and cannot vest, be exercised or become payable after the applicable event.

Notwithstanding the foregoing, in the event of a Change in Control: (x) all Performance Goals applicable to an Award shall be deemed satisfied at the greater of target or actual performance at the time of such Change in Control and (y) any unvested Award that is not assumed or substituted under the immediately preceding clause (iii) shall automatically vest and, to the extent applicable, be exercisable as to all Shares covered thereby.

ANNEX F - 18

To the extent practicable, any actions taken by the Administrator under the immediately preceding clauses (i) through (vi) shall occur in a manner and at a time which allows affected Holders the ability to participate in the Change in Control transaction with respect to the Shares subject to their Awards.

12.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse, and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said 12 month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.4    No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and Incentive Equity Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9    Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

ANNEX F - 19

12.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Affiliates is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A (and for clarity, the foregoing shall apply to any Award or other amount that is payable on account of a Holder’s Termination of Service (or similarly defined term) and which relies on an exemption from Section 409A linked to a “separation from service”), and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.12    Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

Annex G

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of [●], 2021, by and among (i) Sky Harbour Group Corporation, a Delaware corporation (the “Company”); (ii) Tal Keinan (“Founder”); (iii) Due West Partners LLC, a Delaware limited liability company (“Due West”); (iv) Center Sky Harbour LLC, a Delaware limited liability company (“Center Sky” and, together with Due West and Founder, the “SH Equityholders”); (v) BOC Yellowstone I LLC, a Delaware limited liability company (“Sponsor I”); and (vi) BOC Yellowstone II LLC, a Delaware limited liability company (“Sponsor II” and, together with Sponsor I, “Sponsor”).

RECITALS

WHEREAS, the Company has entered into that certain Equity Purchase Agreement, dated as of August 1, 2021 (as it may be amended or supplemented from time to time, the “Purchase Agreement”), by and among (i) Sky Harbour LLC, a Delaware limited liability company (“OpCo”) and (ii) Yellowstone Acquisition Company, a Delaware corporation and predecessor to the Company (“Yellowstone”), pursuant to which the parties thereto have agreed to consummate the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”);

WHEREAS, pursuant to the Purchase Agreement, among other things, (i) OpCo issued a number of OpCo Common Units (as defined below) to the Company in exchange for a contribution of cash from Yellowstone, (ii) the Class B common stock of Yellowstone, held by Sponsor, converted into an equivalent number of shares of Class A Common Stock (as defined below) of the Company, and (iii) the Company issued Class B Common Stock (as defined below) to the SH Equityholders;

WHEREAS, in connection with the Transaction, the SH Equityholders and Sponsor (collectively, the “Stockholder Parties”) have agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Transaction (the “Closing”), each of the Stockholder Parties Beneficially Owns (as defined below) the respective number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), of the Company, set forth on Annex A hereto;

WHEREAS, the number of shares of Common Stock Beneficially Owned by each Stockholder Party may change from time to time, in accordance with the terms of (x) the Purchase Agreement, (y) the Amended and Restated Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time (the “Charter”), and (z) the by-laws of the Company, as they may be amended, supplemented and/or restated from time to time (the “By‑laws”);

WHEREAS, the Stockholder Parties desire to maintain a group and to enter into this Agreement to provide for voting agreements, pursuant to which all of the Stockholder Parties’ shares of Common Stock will be voted together with respect to elections of the Company’s board of directors (the “Board”).

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Center Sky Holders” shall mean Center Sky and its Permitted Transferees.

“Closing Date” shall have the meaning given in the Purchase Agreement.

“Competitor” shall mean a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of developing and leasing airport real estate infrastructure in North America but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than ten percent (10%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.

“Confidential Information” shall mean all information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to, or developed or learned by, the Company or any of its Subsidiaries, or a Stockholder Party, as the case may be, in the performance of duties for, or on behalf of, the Company or any of its Subsidiaries or that relates to the business, products, services or research of the Company or any of its Subsidiaries or any of their investors, partners, Affiliates, strategic alliance participants, officers, directors, employees or stockholders or their respective Affiliates, including, without limitation: (i) internal business information of the Company and its Subsidiaries (including, without limitation, information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company or any of its Subsidiaries, its Affiliates, their respective customers and their respective confidential information; (iii) any confidential or proprietary information of any third party that the Company or any Subsidiary of the Company has a duty to maintain confidentiality of, or use only for certain limited purposes; (iv) industry research compiled by, or on behalf of the Company or any of its Subsidiaries, including, without limitation, identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, the Company or any of its Subsidiaries; (v) compilations of data and analyses, processes, methods, track and performance records, data and data bases relating thereto; and (vi) information related to the Company’s Intellectual Property and updates of any of the foregoing; provided that “Confidential Information” shall not include any information that a Stockholder Party can demonstrate has become generally known to and widely available for use other than as a result of the acts or omissions of such Stockholder Party or any Person over which such Stockholder Party has control to the extent such acts or omissions are not authorized by such Stockholder Party in the performance of such Person’s assigned duties for such Stockholder Party.

ANNEX G-2

“Due West Holders” shall mean Due West and its Permitted Transferees.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Founder Holders” shall mean Founder and his Permitted Transferees.

“Law” shall mean any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order.

“Nasdaq” shall mean the Nasdaq Stock Market LLC.

“Necessary Action” shall mean, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Purchase Agreement, the Charter or the By-laws) reasonably necessary and desirable within his, her or its control to cause such result, including, without limitation (i) calling special meetings of the Board and the stockholders of the Company, (ii) voting or providing a proxy with respect to the Voting Shares Beneficially Owned by such party, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the Charter or the By-laws, (iv) requesting members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

“OpCo Common Units” shall mean the “Common Units” of OpCo as defined in the OpCo LLCA.

“OpCo LLCA” shall mean the Third Amended and Restated Limited Liability Company Operating Agreement of OpCo, dated as of [●], 2021, as it may be amended, supplemented, restated and/or modified from time to time.

“Permanent Incapacity” shall mean, with respect to any Person, when a competent medical authority who is treating such Person has given a written opinion to the Company stating that such Person has become permanently incapable of carrying out his or her functions as an officer or member of the Board, as applicable.

“Permitted Transferees” shall mean, with respect to any stockholder of the Company party to this Agreement: (i) the Company, OpCo, or any of their Subsidiaries; (ii) any Person approved in writing in advance by the Board, in its sole discretion; (iii) in the case of Due West, Center Sky and Sponsor, any of their controlled or controlling Affiliates (only for so long as such transferee remains a controlled or controlling Affiliate); and (iv) if the stockholder is a natural Person, any of such stockholder’s controlled Affiliates, or any trust or other estate planning vehicle that is under the control of such stockholder and for the sole benefit of such stockholder and/or such stockholder’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing Persons, in the case of each of clauses (i) through (iv), only if such transferee becomes a party to this Agreement; provided that, notwithstanding the foregoing, in no event will any Person that is a Competitor to the Company be a Permitted Transferee hereunder.

ANNEX G-3

“Person” shall mean individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sponsor Holders” shall mean Sponsor and its Permitted Transferees.

“Stockholder Designating Party” shall mean each of Founder, Due West, Center Sky and Sponsor.

“Stockholder Shares” shall mean all securities of the Company registered in the name of, or Beneficially Owned by the Stockholder Parties, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof.

“Subsidiary” shall mean, with respect to any Person, (i) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by such Person, and (ii) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by such Person or of which such Person or any Subsidiary is a general partner, manager, managing member or the equivalent.

“Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2.    Agreement to Vote. During the term of this Agreement, each Stockholder Party shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) (“Beneficially Owned” or “Beneficial Ownership”) by such Stockholder Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including, without limitation, voting or causing to be voted all Voting Shares Beneficially Owned by such Stockholder Party so that the Board is comprised of the Persons designated pursuant to Section 3. Except as explicitly provided in this Agreement, each Stockholder Party is free to vote or cause to be voted all Voting Shares Beneficially Owned by such Stockholder Party. For the avoidance of doubt, nothing in this Section 2 shall require a Stockholder Party to exercise or convert any security exercisable or convertible for voting securities of the Company.

ANNEX G-4

3.    Board of Directors.

(a)    Board Representation. The Board shall initially consist of seven (7) directors. Subject to the terms and conditions of this Agreement, from and after the date of this Agreement, the Company and each Stockholder Party shall take all Necessary Action to cause, effective beginning immediately following the Closing Date, the Board to be comprised of seven (7) directors who, initially, shall be the Persons identified on Exhibit 3(a).

(b)    Founder Designees.

(i)    Subject to Sections 3(b)(ii) and 3(f), the Founder Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the Stockholder Parties will appoint and vote for, four (4) members of the Board (the “Founder Designees” and each an “Founder Designee”), who are initially designated as set forth as set forth on Exhibit 3(a) hereto and all of which shall thereafter be designated by the Founder Holders by a majority of shares held by them.

(ii)    In the event the Founder Holders cease collectively, as of any date after the Closing Date, to own voting stock of the Company bearing greater than: (A) thirty-three percent (33%) of outstanding voting power of the Company held by them at the Closing, the Founder Holders shall only be entitled to nominate three (3) members of the Board as of the date Founder Holders cease to hold the aforementioned requisite securities of the Company; (B) twenty-five percent (25%) of the outstanding voting power of the Company held by them at the Closing, the Founder Holders shall only be entitled to nominate two (2) members of the Board as of the date Founder Holders cease to hold the aforementioned requisite securities of the Company; (C) fifteen percent (15%) of the outstanding voting power of the Company held by them at the Closing, the Founder Holders shall only be entitled to nominate one (1) member of the Board as of the date Founder Holders cease to hold the aforementioned requisite securities of the Company; and (D) five percent (5%) of the outstanding voting power of the Company held by them at the Closing, the Founder Holders shall no longer be entitled to nominate any members of the Board as of the date the Founder Holders cease to hold the aforementioned requisite securities of the Company. The Stockholder Parties agree that, in the event the size of the Board is increased or decreased, the number of Founder Designees that the Founder Holders are entitled to appoint to the Board shall increase or decrease proportionately to the size of the Board.

(iii)    Notwithstanding the foregoing, for so long as the Founder Holders are entitled to nominate at least four (4) members of the Board, at least one (1) Founder Designee must (x) qualify as an “independent director” under Nasdaq Rules and (y) qualify as an “audit committee financial expert” within the meaning of Regulation S-K of the Securities Act.

ANNEX G-5

(c)    Due West Designee.

(i)    Until the Due West Fall-Away Date, the Due West Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the Stockholder Parties will appoint and vote for, one (1) member of the Board (the “Due West Designee”), who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the Due West Holders. The Due West Designee must at all times qualify as an “independent director” under Nasdaq Rules.

(ii)    The “Due West Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Due West Holders cease to own voting stock of the Company bearing greater than thirty-three percent (33%) of the outstanding voting power of the Company held by them at the Closing; or (B) Due West’s designation rights have been terminated pursuant to Section 3(f).

(d)    Center Sky Designee.

(i)    Until the Center Sky Fall-Away Date, the Center Sky Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the Stockholder Parties will appoint and vote for, one (1) member of the Board (the “Center Sky Designee”), who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the Center Sky Holders. The Center Sky Designee must at all times qualify as an “independent director” under Nasdaq Rules.

(ii)    The “Center Sky Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Center Sky Holders cease to own voting stock of the Company bearing greater than thirty-three percent (33%) of the outstanding voting power of the Company held by them at the Closing; or (B) Center Sky’s designation rights have been terminated pursuant to Section 3(f).

(e)    Sponsor Designee.

(i)    Until the Sponsor Fall-away Date, the Sponsor Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the Stockholder Parties will appoint and vote for, one (1) member of the Board (the “Sponsor Designee” and, together with the Founder Designees, the Due West Designee and the Center Sky Designee, the “Stockholder Designees”), who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the Sponsor Holders. The Sponsor Designee must at all times qualify as an “independent director” under Nasdaq Rules; provided that in the event the Sponsor Designee is either Adam K. Peterson or Alex B. Rozek, and is not at such time considered an “independent director” under Nasdaq Rules, then the number of Founder Designees who must qualify as an “independent director” under Nasdaq Rules pursuant to Section 3(b)(iii) shall, solely for the duration of the period of time during which Mr. Rozek or Mr. Peterson is the Sponsor Designee, increase to two (2).

ANNEX G-6

(ii)    The “Sponsor Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Sponsor Holders cease to own voting stock of the Company bearing greater than thirty-three percent (33%) of the outstanding voting power of the Company held by them at the Closing, or (B) the first date following the Closing upon which Sponsor’s designation rights have been terminated pursuant to Section 3(f).

(f)    Additional Lapse of Designation Rights. Notwithstanding anything to the contrary set forth in this Agreement, the right of any Stockholder Designating Party to designate nominees for appointment to the Board as set forth in Section 3(b), Section 3(c), Section 3(d), or Section 3(e) shall terminate if at any time (A) such Stockholder Designating Party or any of its Affiliates becomes a Competitor of the Company, (B) such Stockholder Designating Party or any of its Affiliates commences any legal proceeding against the Company, its Subsidiaries or any other member of the Board of Directors; or (C) such Stockholder Designating Party or any of its Affiliates has the right (whether exercised or not) to designate or appoint a member of or observer to the board of directors (or similar governing body) of any Competitor.

(g)    Resignation; Removal; Vacancies. Any member of the Board designated pursuant to Section 3(b), Section 3(c), Section 3(d), or Section 3(e) may resign, or may be removed either (i) with or without cause solely at the direction of the Stockholder Designating Party who designated such member of the Board, or (ii) by the affirmative written vote or written consent of a majority of the remaining members of the Board upon death or Permanent Incapacity of such member of the Board. The Stockholder Designating Party who designated such resigned or removed director (or such Stockholder Designating Party’s successors or Permitted Transferees) shall have the exclusive right to designate a replacement for such member of the Board, which individual shall be appointed and approved pursuant to Section 3(b), Section 3(c), Section 3(d), or Section 3(e) as applicable, for so long as such Stockholder Designating Party is entitled to designate such nominee pursuant to such sections.

(h)    Voting. Each of the Company and the Stockholder Parties agrees not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with this Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. Each Stockholder Party, to the extent not prohibited by the Charter, shall vote all Voting Shares held by such Stockholder Party in such manner as may be necessary to elect and/or maintain in office as members of the Board those individuals designated in accordance with this Section 3 and to otherwise effect the intent of the provisions of this Agreement; provided that, notwithstanding the foregoing, each Stockholder Party agrees that, at all times, at least four (4) directors shall be independent under Nasdaq Rules.

(i)    From and after the lapse or termination of a Board designation rights set forth in Section 3(b), Section 3(c), Section 3(d), or Section 3(e) in accordance with the terms of this Agreement, the Board seat that would have been designated pursuant to such designation right had such right not lapsed or terminated will be filled in accordance with the Charter and the By-laws.

ANNEX G-7

(j)    Board Observer Rights. For so long as the Sponsor Holders continue to own voting stock of the Company bearing at least twenty percent (20%) of the outstanding voting power of the Company held by them at the Closing, the Sponsor shall be entitled to designate one individual to receive notice of and to attend Board meetings on a non‑voting basis (a “Board Observer”). Board Observers will receive copies of any materials distributed to members of the Board in connection with any meeting or consent solicitation. The Board may exclude such Board Observer from any portion of the Board meeting or Board materials where, in the exercise of its reasonable discretion, it believes such exclusion is necessary to preserve attorney‑client privilege.

4.    Stockholder Designee Requirements.

(a)    The Company’s and the Stockholder Parties’ obligations with respect to the Stockholder Designees pursuant to this Agreement shall in each case be subject to each Stockholder Designee’s satisfaction of all requirements set forth in this Section 4. Each of the Stockholder Designating Parties agrees that they shall designate only Stockholder Designees that satisfy, and shall cause each of the Stockholder Designees nominated by them to, at all times satisfy, the requirements set forth in this Section 4.

(b)    Each Stockholder Designee shall, at all times, (i) satisfy all requirements regarding service as a director of the Company under applicable Law and the listing rules of Nasdaq (the “Nasdaq Rules”), to the extent such Nasdaq Rules are applicable to such Stockholder Designee as a director.

(c)    Each Stockholder Designating Party shall cause each Stockholder Designee designated by it: (i) to make himself or herself reasonably available for interviews in a manner reasonably consistent as required for all other non-executive directors of the Company; (ii) to consent to such reference and background checks or other investigations as the Board may reasonably request in order to determine such Stockholder Designee meets the requirements to serve as a director of the Company, solely to the extent such checks or investigations have been or will be required from all other non-executive directors of the Company, and (iii) to provide to the Company a completed copy of the directors and officers questionnaire submitted by the Company to its other directors in the ordinary course of business.

(d)    No Stockholder Designee (or any replacement thereof appointed by a Stockholder Designating Party) shall be eligible to serve as a director if he or she (x) has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f), other than Item 401(f)(1), of Regulation S-K of the Securities Act, (y) has been or could be disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act or (z) is subject to any outstanding order, judgment, injunction, ruling, writ or decree of any governmental authority prohibiting service as a director of any public company. In the event that a Stockholder Designee no longer satisfies all the requirements set forth in (1) the immediately preceding sentence and (2) Section 4(b), such Stockholder Designee’s term of office shall immediately terminate in accordance with the Charter and the By-laws, and the vacancy resulting from the termination of such Stockholder Designee’s term of office may be filled as provided by Section 3(g) of this Agreement and the Charter and the By-laws. Each Stockholder Designating Party agrees that, in the event a Stockholder Designee designated by it no longer satisfies the requirements set forth in the immediately preceding sentence, it shall take all Necessary Action to remove or cause the removal of such Stockholder Designee from the Board.

ANNEX G-8

(e)    As a condition to a Stockholder Designee’s designation or election to the Board, pursuant to Section 3, such Stockholder Designee must provide to the Company:

(i)    all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filings in accordance with applicable Law, the Nasdaq Rules or the Charter, the By-laws or other corporate governance guidelines;

(ii)    all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, solely to the extent such information has been or will be required from all other non-executive directors of the Company; and

(iii)    an undertaking in writing by such Stockholder Designee:

(A)    to be subject to, bound by and duly comply with a standard confidentiality agreement in a form acceptable to the Company, the code of conduct and other policies of the Company, in each case, solely to the extent applicable to all other non-executive directors of the Company; and

(B)    at the request of the Board, to recuse himself or herself from any deliberations or discussions of the Board or any committee thereof regarding matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company.

5.    Representations and Warranties of Each Stockholder Party. Each Stockholder Party on its own behalf hereby represents and warrants to the Company and each other Stockholder Party, severally and not jointly, with respect to such Stockholder Party and such Stockholder Party’s ownership of his, her or its Stockholder Shares set forth on Annex A, as of the Closing Date:

(a)    Organization; Authority. If Stockholder Party is a legal entity, Stockholder Party (i) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Stockholder Party is a natural person, Stockholder Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Stockholder Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Stockholder Party. This Agreement constitutes a valid and binding obligation of Stockholder Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

ANNEX G-9

(b)    No Consent. Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any governmental Authority or other Person on the part of Stockholder Party is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a Stockholder Party’s ability to perform his, her or its obligations pursuant to this Agreement. If Stockholder Party is a natural person, no consent of such Stockholder Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Stockholder Party’s obligations hereunder. If Stockholder Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)    No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Stockholder Party is a legal entity, conflict with or violate any provision of the organizational documents of Stockholder Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise, license, notice or Law applicable to Stockholder Party or to Stockholder Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, Stockholder Party’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of a Stockholder Party, threatened, against such Stockholder Party or any of Stockholder Party’s Affiliates or any of their respective assets or properties that would materially interfere with such Stockholder Party’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d)    Ownership of Shares. Stockholder Party Beneficially Owns his, her or its Stockholder Shares free and clear of all Liens. Except pursuant to this Agreement, the Support Agreements, the Letter Agreement, dated as of October 21, 2020, among Sponsor I, Buyer and certain of Buyer’s officers and directors, and the Purchase Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of Stockholder Shares and there are no voting trusts or voting agreements with respect to the Stockholder Shares. Stockholder Party does not Beneficially Own (i) any shares of capital stock of the Company other than the Stockholder Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Annex A (collectively, “Options”).

ANNEX G-10

6.    Covenants of the Company.

(a)    The Company shall: (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement and (ii) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the Stockholder Parties under this Agreement without the prior written consent of the Stockholder Parties.

(b)    The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary, and (ii) cause the Charter and the By-laws to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Company to the fullest extent permitted under applicable Law.

(c)    The Company shall pay all reasonable out-of-pocket expenses incurred by the members of the Board in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each member of the Board.

7.    No Other Voting Trusts or Other Arrangement. Each Stockholder Party shall not (a) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (b) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (c) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

8.    Additional Shares. Each Stockholder Party agrees that all securities of the Company that may vote in the election of the Company’s directors that such Stockholder Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

9.    No Agreement as Director or Officer. Each Stockholder Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Stockholder Party makes any agreement or understanding in this Agreement in such Stockholder Party’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Stockholder Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Stockholder Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Stockholder Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

10.    Confidentiality. Each Stockholder Party agrees, and agrees to cause its Affiliates, to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information; provided, however, that a Stockholder Party may disclose Confidential Information to (a) its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any Affiliate, partner, member, equityholder or wholly-owned Subsidiary of such Stockholder Party in the ordinary course of business; provided that such Stockholder Party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information or (c) as may otherwise be required by law, regulation, rule, court order or subpoena or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system, provided that such Stockholder Party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

ANNEX G-11

11.    Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12.    Termination.

(a)    Following the Closing, with respect to each Stockholder Party, except as set forth in Section 12(b), (a) Sections 2 (Agreement to Vote), 3 (Board of Directors), 4 (Stockholder Designee Requirements), 7 (No Other Voting Trusts or Other Arrangements) and 8 (Additional Shares) of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which such Stockholder Party no longer has the right to designate a director to the Board under this Agreement; and (b) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder Party when such Stockholder Party ceases to Beneficially Own any Stockholder Shares.

(b)    Notwithstanding the foregoing, the obligations set forth in Section 10 (Confidentiality), Section 11 (Specific Enforcement), Section 12 (Termination), Section 13 (Amendments and Waivers), Section 15 (Assignment), Section 18 (Severability), Section 19 (Governing Law), Section 20 (Jurisdiction), and Section 21 (WAIVER OF JURY TRIAL) shall survive termination of this Agreement.

13.    Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Stockholder Party that (i) remains a party to this Agreement at such time and (ii) (x) in the case of any amendment to the rights of any Stockholder Party hereunder, has such right at the time of such amendment and (y) in the case of an amendment to any obligation of a Stockholder Party hereunder, remains subject to such obligation at the time of such amendment. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

ANNEX G-12

14.    Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Stockholder Parties shall become Voting Shares for purposes of this Agreement. During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Stockholder Parties and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Stockholder Parties, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares for purposes of this Agreement.

15.    Assignment.

(a)    Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part.

(b)    No Stockholder Party may assign or delegate such Stockholder Party’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Stockholder Shares by such Stockholder Party to a Permitted Transferee in accordance with the terms of the Lock-Up Agreement among the Company and the Stockholder Parties and this Section 15.

(c)    This Agreement and the provisions hereof shall, subject to Section 15(b), inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of each Stockholder Party, as applicable, including with respect to any of such Stockholder Party’s Stockholder Shares that are transferred to a Permitted Transferee in accordance with the terms of this Agreement and the Lock-Up Agreement among the Company and the Stockholder Parties.

(d)    No assignment in accordance with this Section 15 by any party hereto (including pursuant to a Transfer of any Stockholder Party’s Stockholder Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless and until each of the other parties hereto shall have received (i) written notice of such assignment as provided in Section 23 and (ii) the executed written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. Each Stockholder Party shall not permit the Transfer of any such Stockholder Party’s Stockholder Shares to a Permitted Transferee unless and until the Person to whom such securities are to be transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

(e)    Any transfer or assignment made other than as provided in this Section 15 shall be null and void.

ANNEX G-13

(f)    Notwithstanding anything herein to the contrary, for purposes of determining the number of shares of capital stock of the Company held by each Stockholder Party, the aggregate number of shares so held by such Stockholder Party shall include any shares of capital stock of the Company transferred or assigned to a Permitted Transferee in accordance with the provisions of this Section 15; provided, that any such Permitted Transferee has executed a written agreement agreeing to be bound by the terms and provisions of this Agreement as contemplated by Section 15(d) above, including agreeing to vote or cause to be voted the Voting Shares Beneficially Owned by such Permitted Transferee as required of the applicable transferring Stockholder Party.

16.    Permitted Transferees. In the event any Permitted Transferee to whom any securities of the Company are transferred hereunder ceases to be a Permitted Transferee, such Person shall as promptly as practicable following the date upon which he, she or it ceases to be a Permitted Transferee, Transfer such Company securities to the stockholder from whom such securities were originally received or acquired.

17.    Other Rights. Except as provided by this Agreement, each Stockholder Party shall retain the full rights of a holder of shares of capital stock of the Company with respect to the Stockholder Shares, including the right to vote the Stockholder Shares subject to this Agreement.

18.    Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19.    Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware without reference to its conflicts of laws provisions.

20.    Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such courts.

21.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

22.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

ANNEX G-14

23.    Notices. Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail. Notices provided pursuant to this Agreement shall be provided, (x) if to the Company, in accordance with the terms of the Purchase Agreement, (y) if to any other party hereto, to the address or email address, as applicable, of such party set forth on Annex A hereto, or (z) to any other address or email address, as a party designates in writing to the other parties in accordance with this Section 23.

24.    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

25.    Effectiveness. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be effective upon the Closing. If the Purchase Agreement is terminated in accordance with its terms, this Agreement shall terminate concurrently therewith and shall be of no further force and effect.

[Remainder of page intentionally left blank; signature pages follow]

ANNEX G-15

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

Sky Harbour Group Corporation

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER PARTIES:

Tal Kienan

[Signature Page to Stockholders’ Agreement]

Due West Partners LLC

a [●]

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Center Sky Harbour LLC

a [●]

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

BOC Yellowstone I LLC

a Delaware limited liability company

By:
Name:
Title:

BOC Yellowstone II LLC

a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Annex A

Stockholder Shares

Holder	Address	Shares of Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities

Exhibit 3(a)

Initial Board Designees

1.	The Founder Designees shall initially be:

●	Tal Kienan
●	[●]
●	[●]
●	[●]

2.	The Due West Designee shall initially be [●].

3.	The Center Sky Designee shall initially be [●].

4.	The Sponsor Designee shall initially be [●].